FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-189017-12

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 17, 2015
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

Free Writing Prospectus supplementing the Prospectus dated November 13, 2015

$1,015,375,000 (Approximate)
Citigroup Commercial Mortgage Trust 2015-GC35

as Issuing Entity
Citigroup Commercial Mortgage Securities Inc.
as Depositor
Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.

Rialto Mortgage Finance, LLC

FCRE REL, LLC
as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2015-GC35

The Commercial Mortgage Pass-Through Certificates, Series 2015-GC35 will consist of multiple classes of certificates, including those identified on the table below which are offered pursuant to this free writing prospectus. The Series 2015-GC35 certificates will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2015-GC35. The issuing entity’s main assets will be a pool of 64 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s / Fitch / KBRA)(3)	Rated Final Distribution Date
Class A-1	$30,787,000		[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	November 2048
Class A-2	$111,638,000		[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	November 2048
Class A-3	$200,000,000		[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	November 2048
Class A-4	$386,647,000		[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	November 2048
Class A-AB	$44,547,000		[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	November 2048
Class X-A	$838,548,000	(7)	[__]%	Variable IO(8)	Aa1(sf) / AAAsf / AAA(sf)	November 2048
Class X-B	$59,403,000	(7)	[__]%	Variable IO(8)	A1(sf) / AA-sf / AAA(sf)	November 2048
Class A-S(9)	$64,929,000	(10)	[__]%	(6)	Aa2(sf) / AAAsf / AAA(sf)	November 2048
Class B(9)	$59,403,000	(10)	[__]%	(6)	A1(sf) / AA-sf / AA(sf)	November 2048
Class PEZ(9)	$183,735,000	(10)	(12)	(12)	NR / A-sf / A-(sf)	November 2048
Class C(9)	$59,403,000	(10)	[__]%	(6)	NR / A-sf / A-(sf)	November 2048
Class D	$58,021,000		[__]%	(6)	NR / BBB-sf / BBB-(sf)	November 2048
Class X-D	$58,021,000	(7)	[__]%	Variable IO(8)	NR / BBB-sf / BBB-(sf)	November 2048

(Footnotes to table begin on page 16)

You should carefully consider the risk factors beginning on page 71 of this free writing prospectus and page 19 of the accompanying prospectus.

Neither the Series 2015-GC35 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2015-GC35 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in January 2016. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Drexel Hamilton, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about December 8, 2015.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this free writing prospectus). See also “Legal Investment” in this free writing prospectus.

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners
Deutsche Bank Securities	Drexel Hamilton
Co-Managers

November     , 2015

CITIGROUP COMMERCIAL MORTGAGE TRUST 2013-GC35

Commercial Mortgage Pass-Through Certificates, Series 2013-GC35

Alaska
1 property
$37,926,518
3.4% of total
South Dakota
1 property
$1,033,192
0.1% of total
North Dakota
3 properties
$4,398,238
0.4% of total
Missouri
2 properties
$4,370,688
0.4% of total
Minnesota
2 properties
$6,775,000
0.6% of total
Wisconsin
2 properties
$12,737,707
1.2% of total
Illinois
7 properties
$84,635,823
7.7% of total
Indiana
1 property
$5,850,000
0.5% of total
Pennsylvania
1 property
$4,000,000
0.4% of total
New York
2 properties
$145,500,000
13.2% of total
Massachusetts
3 properties
$83,373,891
7.5% of total
Michigan
2 properties
$9,341,078
0.8% of total
Connecticut
1 property
$1,997,493
0.2% of total
New Jersey
5 properties
$267,473,465
24.2% of total
Utah
1 property
$1,528,263
0.1% of total
West Virginia
2 properties
$7,715,359
0.7% of total
Virginia
4 properties
$44,420,129
4.0% of total
California
7 properties
$84,885,401
7.7% of total
North Carolina
6 properties
$20,081,866
1.8% of total
South Carolina
5 properties
$19,690,351
1.8% of total
Arizona
4 properties
$33,543,827
3.0% of total
Oklahoma
2 properties
$6,654,659
0.6% of total
Georgia
2 properties
$8,986,244
0.8% of total
Mississippi
3 properties
$9,590,000
0.9% of total
Alabama
3 properties
$9,279,927
0.8% of total
Texas
17 properties
$160,106,972
14.5% of total
Tennessee
1 property
$6,664,257
0.6% of total
Florida
3 properties
$22,610,707
2.0% of total
>15.0% of Initial Pool Balance
>10.0 – 15.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
0.1 – 5.0% of Initial Pool Balance

Mortgaged Properties by Property Type
Industrial 3.4%
Manufactured Housing 2.3%
Mixed Use 4.6%
Self Storage 5.0%
Retail 27.9%
Multifamily 9.1%
Hospitality 23.5%
Office 24.2%

CERTIFICATE SUMMARY	16	Performance of the Certificates Will Be
SUMMARY	19	Highly Dependent on the Performance
RISK FACTORS	71	of Tenants and Tenant Leases	84
The Offered Certificates May Not Be a		Concentrations Based on Property Type,
Suitable Investment for You	71	Geography, Related Borrowers and
The Offered Certificates Are Limited		Other Factors May Disproportionately
Obligations	71	Increase Losses	87
The Volatile Economy, Credit Crisis and		Risks Relating to Enforceability of Cross-
Downturn in the Real Estate Market		Collateralization	88
Have Adversely Affected and May		The Performance of a Mortgage Loan and
Continue to Adversely Affect the		Its Related Mortgaged Property
Value of CMBS	71	Depends in Part on Who Controls the
External Factors May Adversely Affect the		Borrower and Mortgaged Property	88
Value and Liquidity of Your		The Borrower’s Form of Entity May Cause
Investment	72	Special Risks	89
The Certificates May Have Limited		A Bankruptcy Proceeding May Result in
Liquidity and the Market Value of the		Losses and Delays in Realizing on the
Certificates May Decline	73	Mortgage Loans	90
The Exchangeable Certificates Are		Mortgage Loans Are Non-Recourse and
Subject to Additional Risks	74	Are Not Insured or Guaranteed	90
Subordination of Exchangeable		Adverse Environmental Conditions at or
Certificates	74	Near Mortgaged Properties May
Limited Information Causes Uncertainty	75	Result in Losses	91
Legal and Regulatory Provisions Affecting		Risks Related to Redevelopment,
Investors Could Adversely Affect the		Expansion and Renovation at
Liquidity of the Offered Certificates	75	Mortgaged Properties	91
Your Yield May Be Affected by Defaults,		Risks Relating to Costs of Compliance
Prepayments and Other Factors	77	with Applicable Laws and Regulations	92
Nationally Recognized Statistical Rating		Litigation Regarding the Mortgaged
Organizations May Assign Different		Properties or Borrowers May Impair
Ratings to the Certificates; Ratings of		Your Distributions	92
the Certificates Reflect Only the Views		Other Financings or Ability to Incur Other
of the Applicable Rating Agencies as		Financings Entails Risk	92
of the Dates Such Ratings Were		A Borrower May Be Unable to Repay Its
Issued; Ratings May Affect ERISA		Remaining Principal Balance on the
Eligibility; Ratings May Be		Maturity Date or Anticipated
Downgraded	80	Repayment Date; Longer Amortization
Commercial, Multifamily and		Schedules and Interest-Only
Manufactured Housing Community		Provisions Increase Risk	93
Lending Is Dependent on Net		Risks Relating to Interest on Advances
Operating Income	82	and Special Servicing Compensation	95
Underwritten Net Cash Flow Could Be		Increases in Real Estate Taxes May
Based on Incorrect or Failed		Reduce Available Funds	95
Assumptions	82	Some Mortgaged Properties May Not Be
The Mortgage Loans Have Not Been		Readily Convertible to Alternative
Reunderwritten by Us; Some		Uses	95
Mortgage Loans May Not Have		Risks Related to Zoning Non-Compliance
Complied with Another Originator’s		and Use Restrictions	96
Underwriting Criteria	83	Risks Relating to Inspections of Properties	97
Static Pool Data Would Not Be Indicative		Earthquake, Flood and Other Insurance
of the Performance of This Pool	83	May Not Be Available or Adequate	97
Appraisals May Not Reflect Current or		Terrorism Insurance May Not Be Available
Future Market Value of Each Property	83	for All Mortgaged Properties	98
		Risks Associated with Blanket Insurance
		Policies or Self-Insurance	99

3

State and Local Mortgage Recording		Combination or “Layering” of Multiple
Taxes May Apply Upon a Foreclosure		Risks May Significantly Increase Risk
or Deed-in-Lieu of Foreclosure and		of Loss	115
Reduce Net Proceeds	99	DESCRIPTION OF THE MORTGAGE POOL	116
The Mortgage Loan Sellers, the Sponsors		General	116
and the Depositor Are Subject to		Certain Calculations and Definitions	117
Bankruptcy or Insolvency Laws That		Statistical Characteristics of the Mortgage
May Affect the Issuing Entity’s		Loans	124
Ownership of the Mortgage Loans	100	Environmental Considerations	139
Interests and Incentives of the Originators,		Litigation Considerations	141
the Sponsors and Their Affiliates May		Redevelopment, Expansion and
Not Be Aligned with Your Interests	101	Renovation	144
Interests and Incentives of the Underwriter		Default History, Bankruptcy Issues and
Entities May Not Be Aligned with Your		Other Proceedings	145
Interests	102	Tenant Issues	146
Potential Conflicts of Interest of the Master		Insurance Considerations	155
Servicer, the Special Servicer, the		Zoning and Use Restrictions	156
Trustee, any Outside Servicer and any		Appraised Value	157
Outside Special Servicer	104	Non-Recourse Carveout Limitations	158
Potential Conflicts of Interest of the		Real Estate and Other Tax Considerations	158
Operating Advisor	105	Certain Terms of the Mortgage Loans	159
Potential Conflicts of Interest of a Directing		The Loan Combinations	169
Holder, any Outside Controlling Class		Significant Obligor	205
Representative and any Companion		Representations and Warranties	205
Loan Holder	106	Sale of Mortgage Loans; Mortgage File
Potential Conflicts of Interest in the		Delivery	205
Selection of the Underlying Mortgage		Cures, Repurchases and Substitutions	207
Loans	107	Additional Information	210
Conflicts of Interest May Occur as a		TRANSACTION PARTIES	211
Result of the Rights of the Controlling		The Sponsors	211
Class Representative, an Outside		Compensation of the Sponsors	222
Controlling Class Representative or a		The Depositor	223
Controlling Note Holder to Terminate		The Originators	224
the Special Servicer of the Related		The Issuing Entity	239
Loan Combination	108	The Trustee	240
Other Potential Conflicts of Interest May		The Certificate Administrator	242
Affect Your Investment	108	Trustee and Certificate Administrator Fee	245
Your Lack of Control Over the Issuing		The Operating Advisor	245
Entity and Servicing of the Mortgage		Servicers	246
Loans Can Create Risks	109	Servicing Compensation, Operating
Rights of the Directing Holder and the		Advisor Compensation and Payment
Operating Advisor Could Adversely		of Expenses	255
Affect Your Investment	111	Certain Affiliations and Certain
Loan Combinations Pose Special Risks	111	Relationships	265
Sponsors May Not Be Able to Make		DESCRIPTION OF THE OFFERED
Required Repurchases or		CERTIFICATES	268
Substitutions of Defective Mortgage		General	268
Loans	113	Exchangeable Certificates	271
Any Loss of Value Payment Made by a		Distributions	272
Sponsor May Prove to Be Insufficient		Subordination	286
to Cover All Losses on a Defective		Appraisal Reduction Amounts	287
Mortgage Loan	114	Voting Rights	292
Book-Entry Registration Will Mean You		Delivery, Form, Transfer and
Will Not Be Recognized as a Holder of		Denomination	294
Record	114	Certificateholder Communication	297
Tax Matters and Changes in Tax Law May		YIELD, PREPAYMENT AND MATURITY
Adversely Impact the Mortgage Loans		CONSIDERATIONS	297
or Your Investment	114	Yield	297

4

Yield on the Class X-A, Class X-B and		MATERIAL FEDERAL INCOME TAX
Class X-D Certificates	300	CONSEQUENCES	383
Weighted Average Life of the Offered		General	383
Certificates	300	Tax Status of Offered Certificates	384
Price/Yield Tables	307	Taxation of the Offered Regular
THE POOLING AND SERVICING		Certificates and the Trust
AGREEMENT	312	Components	384
General	312	Taxation of the Exchangeable Certificates	386
Certain Considerations Regarding the		Changes Made by the Bipartisan Budget
Outside Serviced Loan Combinations	314	Act of 2015	386
Assignment of the Mortgage Loans	314	Further Information	387
Servicing of the Mortgage Loans	315	STATE AND OTHER TAX CONSIDERATIONS .	387
Advances	319	ERISA CONSIDERATIONS	387
Accounts	324	Exempt Plans	391
Application of Penalty Charges and		Further Warnings	391
Modification Fees	325	LEGAL INVESTMENT	392
Withdrawals from the Collection Account	326	CERTAIN LEGAL ASPECTS OF THE
Application of Loss of Value Payments	327	MORTGAGE LOANS	392
Enforcement of “Due-On-Sale” and “Due-		RATINGS	394
On-Encumbrance” Clauses	328	LEGAL MATTERS	396
Inspections	329	INDEX OF CERTAIN DEFINED TERMS	397
Evidence as to Compliance	329
Certain Matters Regarding the Depositor,		ANNEX A – STATISTICAL
the Master Servicer, the Special		CHARACTERISTICS OF THE
Servicer and the Operating Advisor	330	MORTGAGE LOANS	A-1
Servicer Termination Events	332	ANNEX B – STRUCTURAL AND
Rights Upon Servicer Termination Event	334	COLLATERAL TERM SHEET	B-1
Waivers of Servicer Termination Events	335	ANNEX C – MORTGAGE POOL
Termination of the Special Servicer	336	INFORMATION	C-1
Amendment	338	ANNEX D – FORM OF DISTRIBUTION DATE
Realization Upon Mortgage Loans	341	STATEMENT	D-1
Directing Holder	349	ANNEX E-1 – SPONSOR
Operating Advisor	354	REPRESENTATIONS AND
Asset Status Reports	360	WARRANTIES	E-1-1
Rating Agency Confirmations	361	ANNEX E-2 – EXCEPTIONS TO SPONSOR
Termination; Retirement of Certificates	363	REPRESENTATIONS AND
Optional Termination; Optional Mortgage		WARRANTIES	E-2-1
Loan Purchase	363	ANNEX F – CLASS A-AB SCHEDULED
Reports to Certificateholders; Available		PRINCIPAL BALANCE SCHEDULE	F-1
Information	364
Servicing of the Outside Serviced
Mortgage Loans	370

5

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, THE TIME OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE INVESTOR HAS OTHERWISE TAKEN ALL ACTIONS THE INVESTOR MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND HAS THEREFORE ENTERED INTO A CONTRACT OF SALE. ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

6

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it. Any materials we file with the Securities and Exchange Commission will be available for website viewing and printing at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains information we file and other information regarding issuers that file electronically with the Securities and Exchange Commission.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

■ This free writing prospectus begins with two introductory sections describing the Series 2015-GC35 certificates and the issuing entity in abbreviated form:

•	the “Certificate Summary” commencing on page 16 of this free writing prospectus, which sets forth important statistical information relating to the Series 2015-GC35 certificates; and

•	the “Summary” commencing on page 19 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2015-GC35 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page 71 of this free writing prospectus, describes the material risks that apply to the Series 2015-GC35 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus includes cross-references to other sections in this free writing prospectus and to sections in the accompanying prospectus where you can find further related discussions. The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms” commencing on page 397 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Glossary” commencing on page 200 of the prospectus.

■ In this free writing prospectus:

•	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

7

•	references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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

8

PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-D CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS X-D CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES. SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A, CLASS X-B AND CLASS X-D CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

9

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

10

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF certificates. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, with effect from and including the date on which the prospectus directive is implemented in that relevant member state, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM and by any means of SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO decide TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

11

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS FREE WRITING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS FREE WRITING PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS FREE WRITING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS FREE WRITING PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS FREE WRITING PROSPECTUS. THIS FREE WRITING PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE

12

SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED ON FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS FREE WRITING PROSPECTUS IS, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS FREE WRITING PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND

13

REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

14

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus. Forward-looking statements are also found elsewhere in this free writing prospectus and in the prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this free writing prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

15

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2015-GC35 certificates.

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s / Fitch / KBRA)(3)	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$30,787,000		30.000	%(5)	[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	2.59	1/16 – 8/20
Class A-2	$111,638,000		30.000	%(5)	[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	4.90	8/20 – 11/20
Class A-3	$200,000,000		30.000	%(5)	[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	9.72	4/25 – 9/25
Class A-4	$386,647,000		30.000	%(5)	[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	9.85	9/25 – 11/25
Class A-AB	$44,547,000		30.000	%(5)	[__]%	(6)	Aaa(sf) / AAAsf / AAA(sf)	7.24	11/20 – 4/25
Class X-A	$838,548,000	(7)	N/A		[__]%	Variable IO(8)	Aa1(sf) / AAAsf / AAA(sf)	N/A	N/A
Class X-B	$59,403,000	(7)	N/A		[__]%	Variable IO(8)	A1(sf) / AA-sf / AAA(sf)	N/A	N/A
Class A-S(9)	$64,929,000	(10)	24.125%		[__]%	(6)	Aa2(sf) / AAAsf / AAA(sf)	9.92	11/25 – 11/25
Class B(9)	$59,403,000	(10)	18.750%		[__]%	(6)	A1(sf) / AA-sf / AA(sf)	9.92	11/25 – 11/25
Class PEZ(9)	$183,735,000	(10)	13.375	%(11)	(12)	(12)	NR / A-sf / A-(sf)	9.92	11/25 – 11/25
Class C(9)	$59,403,000	(10)	13.375	%(11)	[__]%	(6)	NR / A-sf / A-(sf)	9.92	11/25 – 11/25
Class D	$58,021,000		8.125%		[__]%	(6)	NR / BBB-sf / BBB-(sf)	9.92	11/25 – 11/25
Class X-D	$58,021,000	(7)	N/A		[__]%	Variable IO(8)	NR / BBB-sf / BBB-(sf)	N/A	N/A

Non-Offered Certificates
Class E	$29,011,000		5.500%		[__]%	(6)	NR / BB-sf / BB(sf)	9.92	11/25 – 11/25
Class F	$11,052,000		4.500%		[__]%	(6)	NR / B-sf / B+(sf)	9.92	11/25 – 11/25
Class G	$11,052,000		3.500%		[__]%	(6)	NR / NR / B-(sf)	9.92	11/25 – 11/25
Class H	$38,681,053		0.000%		[__]%	(6)	NR / NR / NR	9.92	11/25 – 11/25
Class R(13)	N/A		N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest-only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus. Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage.

(7)	The Class X-A, Class X-B and Class X-D certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component from time to time. The notional amount of the Class X-D certificates will be equal to the certificate principal amount of the Class D certificates from time to time.

(8)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in this free writing prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on

16

the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this free writing prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class D certificates, as described in this free writing prospectus.

(9)	The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to in this free writing prospectus as “exchangeable certificates.”

(10)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $64,929,000, $59,403,000 and $59,403,000, respectively. The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date. The aggregate certificate principal amount of the offered certificates shown on the cover page and back page of this free writing prospectus includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the closing date, equal to $183,735,000 (subject to a variance of plus or minus 5%).

(11)	The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component.

(12)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

(13)	The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class E, Class F, Class G, Class H and Class R certificates are not offered by this free writing prospectus.

17

(THIS PAGE INTENTIONALLY LEFT BLANK)

18

Summary

The following is only a summary. Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Certain Defined Terms” in this free writing prospectus and “Glossary” in the prospectus for definitions of capitalized terms.

General

Title of the Certificates	The certificates to be issued are known as the Citigroup Commercial Mortgage Trust 2015-GC35, Commercial Mortgage Pass-Through Certificates, Series 2015-GC35.

Mortgage Loans	The certificates will be backed by 64 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,105,171,053. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Transaction Overview	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of December 1, 2015, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. Subject to the discussion under “—Transaction Parties—Companion Loan Holders and Other Parties Related to Loan Combinations” below, the master servicer and, if and when necessary, the special servicer will each service the mortgage loans for which it is responsible in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor in exchange for cash and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

19

Transaction Parties

Issuing Entity	Citigroup Commercial Mortgage Trust 2015-GC35, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, dated as of December 1, 2015, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the operating advisor. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000. See “Transaction Parties—The Depositor” in this free writing prospectus and “Transaction Participants—The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	•	Goldman Sachs Mortgage Company, a New York limited partnership (41.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Citigroup Global Markets Realty Corp., a New York corporation (39.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Rialto Mortgage Finance, LLC, a Delaware limited liability company (13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	•	FCRE REL, LLC, a Delaware limited liability company (5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this free writing prospectus.

20

Originators	The mortgage loans were originated by the entities set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance

Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	6	41.1%
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	19	34.4
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	11	13.7
FCRE REL, LLC	FCRE REL, LLC	17	5.7
RAIT Funding, LLC	Citigroup Global Markets Realty Corp.	11	5.1

Total		64	100.0%

See “Transaction Parties—The Originators” in this free writing prospectus.

Companion Loan Holders and Other
Parties Related to Loan
Combinations	As described under “The Mortgage Loans—Loan Combinations” below, 9 of the mortgage loans, collectively representing approximately 49.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of a split loan structure referred to in this free writing prospectus as a “loan combination”. A loan combination consists of the particular mortgage loan to be included in the issuing entity (a “split mortgage loan”) and one or more “companion loans” that will be held outside the issuing entity. Any holder of a related companion loan would constitute a “companion loan holder”. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related split mortgage loan. In connection therewith:

• If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

• If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

• If a loan combination includes both a pari passu companion loan and a subordinate companion loan, the discussions in this free writing prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a

21

senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this free writing prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the pooling and servicing agreement, trust and servicing agreement or other comparable agreement for a securitization involving a related companion loan or portion thereof. In connection therewith:

•	If a loan combination is serviced under the pooling and servicing agreement, trust and servicing agreement or other comparable agreement for a securitization involving a related companion loan or portion thereof (such agreement, an “outside servicing agreement”), then such loan combination would constitute an “outside serviced loan combination”, the related mortgage loan would constitute an “outside serviced mortgage loan” and any related companion loan would constitute an “outside serviced companion loan”.

•	If a pari passu loan combination is serviced under the pooling and servicing agreement for this securitization transaction, then such pari passu loan combination would constitute a “serviced loan combination” or a “serviced pari passu loan combination”, any related pari passu companion loan would constitute a “serviced companion loan” or a “serviced pari passu companion loan” and any holder of a related pari passu companion loan would constitute a “serviced companion loan holder” or a “serviced pari passu companion loan holder”.

•	If an AB loan combination is serviced under the pooling and servicing agreement for this securitization transaction, then such AB loan combination would constitute a “serviced loan combination” or a “serviced AB loan combination”, the related subordinate companion loan would constitute a “serviced companion loan” or a “serviced subordinate companion loan” and any holder of the related subordinate companion loan would constitute a “serviced companion loan holder” or a “serviced subordinate companion loan holder”.

•	If and for so long as the “controlling note” with respect to any serviced loan combination (regardless of whether such note evidences a pari passu companion loan or a subordinate companion loan) is not included in this securitization transaction, then such serviced loan combination would constitute a “serviced outside controlled loan combination”, the related mortgage loan would constitute a “serviced outside controlled mortgage loan” and the related serviced companion loan would constitute a “serviced outside controlled companion loan”. However, a serviced outside controlled loan combination may cease to be such if, by virtue of any trigger event contemplated by the related co-lender agreement, the

22

promissory note evidencing the related split mortgage loan becomes the controlling note for such loan combination, in which case the discussion in this free writing prospectus regarding “serviced outside controlled loan combinations” will thereafter cease to apply to the subject loan combination.

With respect to any loan combination that is, and only for so long as such loan combination is, a serviced outside controlled loan combination, the “outside controlling note holder” will at any time be the holder of the related controlling note (regardless of whether such note evidences a pari passu companion loan or a subordinate companion loan) or such holder’s designated representative. If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a securitization trust, the pooling and servicing agreement, trust and servicing agreement or other comparable agreement for the relevant securitization will likely designate a particular party associated with that securitization, which may be, among others, a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider, to exercise the rights associated with the related controlling note, although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events.

See “—The Mortgage Loans—The Loan Combinations” and “Description of the Mortgage Pool—The Loan Combinations” below for information regarding the identity of, and certain other information regarding, the loan combinations related to this securitization transaction.

Trustee and Custodian

Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-CGCMT Commercial Mortgage Trust 2015-GC35. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each of the mortgage loans (other than any outside serviced mortgage loan) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this free writing prospectus.

As described under “—GSMS 2015-590M Servicer, Special Servicer, Trustee and Custodian” below, Wilmington Trust, National Association is the trustee for the securitization of the controlling 590 Madison Avenue pari passu companion loan and, accordingly, the mortgagee of record for the 590 Madison Avenue loan combination.

As described under “—GSMS 2015-GS1 Servicer, Special Servicer, Trustee and Custodian” below, Wilmington Trust, National Association is expected to be the trustee for the securitization of each of the controlling South Plains Mall pari passu companion loan and the controlling Westin Boston Waterfront pari passu companion loan, and, accordingly, the mortgagee of record for each of the South Plains Mall loan combination and the Westin Boston Waterfront loan combination.

As described under “—CGCMT 2015-GC33 Servicer, Special Servicer, Trustee and Custodian” below, Deutsche Bank Trust Company Americas is the trustee for the securitization of each of the controlling Illinois

23

Center pari passu companion loan and the controlling Hammons Hotel Portfolio pari passu companion loan, and, accordingly, the mortgagee of record for each of the Illinois Center loan combination and the Hammons Hotel Portfolio loan combination.

As described under “—GSMS 2015-GC34 Servicer, Special Servicer, Trustee and Custodian” below, U.S. Bank National Association is the trustee for the securitization of the controlling 750 Lexington Avenue pari passu companion loan and, accordingly, the mortgagee of record for the 750 Lexington Avenue loan combination.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States. The corporate trust office of the Certificate Administrator responsible for: (i) administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – CGCMT Commercial Mortgage Trust 2015-GC35; and (ii) certificate transfer services and the presentment of Certificates for final payment thereon is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CGCMT Commercial Mortgage Trust 2015-GC35. See “Transaction Parties—The Certificate Administrator” in this free writing prospectus.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC. At any time that a Control Termination Event has occurred and is continuing, the operating advisor will generally review the special servicer’s operational practices in respect of the applicable specially serviced mortgage loan(s) to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of such specially serviced mortgage loan(s). In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the applicable serviced mortgage loan(s) to the extent described in this free writing prospectus and as provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to the applicable specially serviced mortgage loan(s) in general on a platform-level basis. Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any applicable serviced mortgage loan(s) were specially serviced under the pooling and servicing agreement for this securitization transaction during the prior calendar year) to prepare an annual report to be provided to the depositor, the rule 17g-5 information provider, the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of the applicable specially serviced mortgage loan(s). No annual report will be required from the operating advisor with respect to the special servicer if during the prior calendar year no asset status report was prepared by the special servicer in connection with a specially serviced loan or REO property.

24

At any time that a Consultation Termination Event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer with respect to the mortgage loans and any companion loan(s) serviced under the pooling and servicing agreement for this securitization transaction (but not the related outside special servicer with respect to any outside serviced mortgage loan) if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) all payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the operating advisor and its responsibilities, see “Transaction Parties—The Operating Advisor” and “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association. The master servicer will initially service all of the mortgage loans (other than any outside serviced mortgage loan) and any serviced companion loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer”, “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing

25

Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.

The mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan(s)) are sometimes referred to in this free writing prospectus as the “serviced mortgage loans,” and all of the serviced mortgage loans, together with any serviced companion loan(s), are sometimes referred to in this free writing prospectus as the “serviced loans.”

As described under “—GSMS 2015-590M Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association, a national banking association, is the initial servicer for the 590 Madison Avenue loan combination pursuant to the GSMS 2015-590M trust and servicing agreement.

As described under “—GSMS 2015-GS1 Servicer, Special Servicer, Trustee and Custodian” below, Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the initial master servicer for each of the South Plains Mall loan combination and the Westin Boston Waterfront loan combination pursuant to the GSMS 2015-GS1 pooling and servicing agreement.

As described under “—CGCMT 2015-GC33 Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association, a national banking association, is the initial master servicer for each of the Illinois Center loan combination and the Hammons Hotel Portfolio loan combination pursuant to the CGCMT 2015-GC33 pooling and servicing agreement.

As described under “—GSMS 2015-GC34 Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association, a national banking association, is the initial master servicer for the 750 Lexington Avenue loan combination pursuant to the GSMS 2015-GC34 pooling and servicing agreement.

Special Servicer	C-III Asset Management LLC, a Delaware limited liability company, is the initial special servicer with respect to all of the mortgage loans (other than any outside serviced mortgage loan and any excluded special servicer mortgage loan) and any serviced companion loans pursuant to the pooling and servicing agreement. If the special servicer becomes a borrower party (as defined under “—Directing Holder / Controlling Class Representative” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The controlling class representative (prior to the occurrence and continuance of a Control Termination Event) will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such special servicer, an “excluded mortgage loan special servicer”) unless such excluded special servicer mortgage loan is also an excluded mortgage loan (as defined under “—Directing Holder / Controlling Class Representative” below), in which case the largest controlling class certificateholder (by certificate principal amount) that is not an excluded controlling class holder with respect to that mortgage loan will be entitled to appoint the excluded mortgage loan special servicer. (A controlling class certificateholder that is a borrower party with respect to any mortgage loan will be an “excluded controlling class holder” with respect to that mortgage loan.)

26

See “—Directing Holder / Controlling Class Representative” below. Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If neither the controlling class representative nor any controlling class certificateholder is entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan, an excluded mortgage loan special servicer will be appointed in the manner described in this free writing prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to any such mortgage loan or loan combination that, in general, is in default or as to which default is reasonably foreseeable. C-III Asset Management LLC was appointed the special servicer for this securitization transaction at the request of C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC (which is an affiliate of C-III Asset Management LLC), and C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC, or an affiliate thereof, is expected to be the initial controlling class representative and the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction other than any serviced outside controlled loan combinations. C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC, or an affiliate thereof, is expected to purchase, on the closing date, a majority of the Class E, Class F, Class G and Class H certificates (and may also purchase additional classes of certificates). See “—Directing Holder / Controlling Class Representative” below. The primary servicing office of C-III Asset Management LLC is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is (972) 868-5390. See “Transaction Parties—Servicers—The Special Servicer”, “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.

As described under “—GSMS 2015-590M Servicer, Special Servicer, Trustee and Custodian” below, AEGON USA Realty Advisors, LLC, an Iowa limited liability, is the initial special servicer for the 590 Madison Avenue loan combination pursuant to the GSMS 2015-590M pooling and servicing agreement.

As described under “—GSMS 2015-GS1 Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association, a national banking association, is expected to be the initial special servicer for each of the South Plains Mall loan combination and the Westin Boston Waterfront loan combination pursuant to the GSMS 2015-GS1 pooling and servicing agreement.

As described under “—CGCMT 2015-GC33 Servicer, Special Servicer, Trustee and Custodian” below, LNR Partners, LLC, a Florida limited liability company, is the initial special servicer for each of the Illinois Center loan combination and the Hammons Hotel Portfolio loan combination pursuant to the CGCMT 2015-GC33 pooling and servicing agreement.

27

As described under “—GSMS 2015-GC34 Servicer, Special Servicer, Trustee and Custodian” below, Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is the initial special servicer for the 750 Lexington Avenue loan combination pursuant to the GSMS 2015-GC34 pooling and servicing agreement.

The special servicer (but not the outside special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, and a successor special servicer appointed, from time to time, as follows:

•	unless a Control Termination Event has occurred and is continuing, the special servicer may be removed and replaced by the controlling class representative (other than with respect to any serviced outside controlled loan combination or any excluded mortgage loan) with or without cause at any time, upon satisfaction of certain conditions specified in the pooling and servicing agreement;

•	after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (except with respect to any serviced outside controlled loan combination). The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 66-2/3% of a quorum of certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate principal amounts) of the certificates (other than the Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but, for purposes of this clause (b), considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose), vote affirmatively to so replace; and

•	the special servicer may be removed and replaced by the related outside controlling note holder solely with respect to the related serviced outside controlled loan combination with or without cause at any time, upon satisfaction of certain conditions specified in the pooling and servicing agreement and the related co-lender agreement.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer with respect to any serviced loans. In connection with such a recommendation, the special servicer would be replaced with respect to the applicable serviced loans if, within 180 days

28

of the initial request for a vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose), vote affirmatively to so replace.

Further, the special servicer may be removed and replaced based on the occurrence of certain servicer termination events on the part of the special servicer, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this free writing prospectus. In addition, in the case of a serviced loan combination, if a servicer termination event on the part of the special servicer affects only (i) the related serviced companion loan that is part of such serviced loan combination, (ii) the holder of such serviced companion loan or (iii) the rating on a class of securities backed by such serviced companion loan, then, at the direction of the holder of such serviced companion loan, in each case, the trustee will be required to terminate the special servicer solely with respect to that serviced loan combination, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this free writing prospectus.

An outside special servicer may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus. See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus for a discussion of the loan combinations and the companion loans.

GSMS 2015-590M Servicer,
Special Servicer, Trustee and
Custodian	The 590 Madison Avenue loan combination is being serviced pursuant to the trust and servicing agreement (the “GSMS 2015-590M trust and servicing agreement” and also an “outside servicing agreement”) for the commercial mortgage securitization transaction (the “GSMS 2015-590M securitization”) involving the issuance of the GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass Through Certificates, Series 2015-590M, dated as of November 10, 2015. The parties to the GSMS 2015-590M trust and servicing agreement are GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer (the “GSMS 2015-590M servicer” and also an “outside servicer”), AEGON USA Realty Advisors, LLC, as special servicer (the “GSMS 2015-590M special servicer” and also an “outside special servicer”), Wilmington Trust, National Association, as trustee (the “GSMS 2015-590M trustee” and also an “outside trustee”), and Wells Fargo Bank, National Association, as certificate administrator. Accordingly, (i) the 590 Madison Avenue

29

mortgage loan and the related mortgaged property are being serviced and administered by the GSMS 2015-590M servicer and the GSMS 2015-590M special servicer, (ii) the GSMS 2015-590M trustee serves as mortgagee of record with respect to the 590 Madison Avenue mortgage loan, and (iii) in its capacity as custodian under the GSMS 2015-590M trust and servicing agreement, Wells Fargo Bank, National Association serves as a custodian with respect to the mortgage loan file for the 590 Madison Avenue mortgage loan (other than with respect to the promissory note evidencing the 590 Madison Avenue mortgage loan, and any promissory note evidencing any related companion loan not included in the GSMS 2015-590M securitization). None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to the GSMS 2015-590M trust and servicing agreement of its duties thereunder, including with respect to the servicing of the 590 Madison Avenue mortgage loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 590 Madison Avenue Mortgage Loan” in this free writing prospectus.

GSMS 2015-GS1 Servicer,
Special Servicer, Trustee and
Custodian	Each of the South Plains Mall loan combination and the Westin Boston Waterfront loan combination is expected to be serviced pursuant to the pooling and servicing agreement (the “GSMS 2015-GS1 pooling and servicing agreement” and also an “outside servicing agreement”) for the commercial mortgage securitization transaction (the “GSMS 2015-GS1 securitization”) involving the issuance of the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1, expected to be dated as of November 1, 2015. The parties to the GSMS 2015-GS1 pooling and servicing agreement are expected to be GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2015-GS1 servicer” and also an “outside servicer”), Wells Fargo Bank, National Association, as special servicer (the “GSMS 2015-GS1 special servicer” and also an “outside special servicer”), Wilmington Trust, National Association, as trustee (the “GSMS 2015-GS1 trustee” and also an “outside trustee”), Wells Fargo Bank, National Association, as certificate administrator, and Situs Holdings, LLC, as operating advisor (the “GSMS 2015-GS1 operating advisor” and an “outside operating advisor”). Accordingly, (i) each of the South Plains Mall mortgage loan and the related mortgaged property, and the Westin Boston Waterfront mortgage loan and the related mortgaged property are expected to be serviced and administered by the GSMS 2015-GS1 servicer and the GSMS 2015-GS1 special servicer, (ii) the GSMS 2015-GS1 trustee is expected to serve as mortgagee of record with respect to each of the South Plains Mall mortgage loan and the Westin Boston Waterfront mortgage loan, and (iii) in its capacity as custodian under the GSMS 2015-GS1 pooling and servicing agreement, Wells Fargo Bank, National Association is expected to serve as a custodian with respect to the mortgage loan file for each of the South Plains Mall mortgage loan and the Westin Boston Waterfront mortgage loan (other than with respect to the related promissory note evidencing each such mortgage loan and any promissory note evidencing any related companion loan not included in the GSMS 2015-GS1 securitization). None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by

30

any party to the GSMS 2015-GS1 pooling and servicing agreement of its duties thereunder, including with respect to the servicing of each of the South Plains Mall mortgage loan and the Westin Boston Waterfront mortgage loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the South Plains Mall Mortgage Loan and the Westin Boston Waterfront Mortgage Loan” in this free writing prospectus.

CGCMT 2015-GC33 Servicer,
Special Servicer, Trustee and
Custodian	Each of the Illinois Center loan combination and the Hammons Hotel Portfolio loan combination are being serviced pursuant to the pooling and servicing agreement (the “CGCMT 2015-GC33 pooling and servicing agreement” and also an “outside servicing agreement”) for the commercial mortgage securitization transaction (the “CGCMT 2015-GC33 securitization”) involving the issuance of the Citigroup Commercial Mortgage Trust 2015-GC33, Commercial Mortgage Pass-Through Certificates, Series 2015-GC33, dated as of September 1, 2015. The parties to the CGCMT 2015-GC33 pooling and servicing agreement are Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (the “CGCMT 2015-GC33 servicer” and also an “outside servicer”), LNR Partners, LLC, as special servicer (the “CGCMT 2015-GC33 special servicer” and also an “outside special servicer”), Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2015-GC33 trustee” and also an “outside trustee”), Citibank, N.A., as certificate administrator, and Situs Holdings, LLC, as operating advisor (the “CGCMT 2015-GC33 operating advisor” and an “outside operating advisor”). Accordingly, (i) each of the Illinois Center mortgage loan and the related mortgaged properties, and the Hammons Hotel Portfolio mortgage loan and the related mortgaged properties are being serviced and administered by the CGCMT 2015-GC33 servicer and the CGCMT 2015-GC33 special servicer, (ii) the CGCMT 2015-GC33 trustee serves as mortgagee of record with respect to each of the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan, and (iii) in its capacity as custodian under the CGCMT 2015-GC33 pooling and servicing agreement, Deutsche Bank Trust Company Americas serves as a custodian with respect to the mortgage loan file for each of the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan (other than with respect to the related promissory note evidencing each such mortgage loan and any promissory note evidencing any related companion loans not included in the CGCMT 2015-GC33 securitization). None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to the CGCMT 2015-GC33 pooling and servicing agreement of its duties thereunder, including with respect to the servicing of each of the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Illinois Center Mortgage Loan and the Hammons Hotel Portfolio Mortgage Loan” in this free writing prospectus.

31

GSMS 2015-GC34 Servicer,
Special Servicer, Trustee and
Custodian	The 750 Lexington Avenue loan combination is being serviced pursuant to the pooling and servicing agreement (the “GSMS 2015-GC34 pooling and servicing agreement” and also an “outside servicing agreement”) for the commercial mortgage securitization transaction (the “GSMS 2015-GC34 securitization”) involving the issuance of the GS Mortgage Securities Trust 2015-GC34, Commercial Mortgage Pass-Through Certificates, Series 2015-GC34, dated as of October 1, 2015. The parties to the GSMS 2015-GC34 pooling and servicing agreement are GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer (the “GSMS 2015-GC34 servicer” and also an “outside servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “GSMS 2015-GC34 special servicer” and also an “outside special servicer”), U.S. Bank National Association, as trustee (the “GSMS 2015-GC34 trustee” and also an “outside trustee”) and certificate administrator, and Pentalpha Surveillance LLC, as operating advisor (the “GSMS 2015-GC34 operating advisor” and an “outside operating advisor”). Accordingly, (i) the 750 Lexington Avenue mortgage loan and the related mortgaged property are being serviced and administered by the GSMS 2015-GC34 servicer and the GSMS 2015-GC34 special servicer, (ii) the GSMS 2015-GC34 trustee serves as mortgagee of record with respect to the 750 Lexington Avenue mortgage loan, and (iii) in its capacity as custodian under the GSMS 2015-GC34 pooling and servicing agreement, U.S. Bank National Association serves as a custodian with respect to the mortgage loan file for the 750 Lexington Avenue mortgage loan (other than with respect to the promissory note evidencing the 750 Lexington Avenue mortgage loan). None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to the GSMS 2015-GC34 pooling and servicing agreement of its duties thereunder, including with respect to the servicing of the 750 Lexington Avenue mortgage loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 750 Lexington Avenue Mortgage Loan” in this free writing prospectus.

Directing Holder / Controlling Class
Representative	The “directing holder” with respect to any mortgage loan (or, if applicable, loan combination (other than an outside serviced loan combination)) under the pooling and servicing agreement will be:

• with respect to any such mortgage loan (other than an excluded mortgage loan) or loan combination (other than a serviced outside controlled loan combination), the controlling class representative; and

• with respect to any serviced outside controlled loan combination, the related outside controlling note holder.

The controlling class representative under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount). No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

32

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate principal amount) is (i) a borrower, a mortgagor or a manager of a mortgaged property or an affiliate of any of the foregoing (any such person, a “borrower party”) or (ii) a lender under a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, that has accelerated such mezzanine loan or commenced foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person, also a “borrower party”).

The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount, as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then Class E will be the controlling class; provided, however, that (at any time that the aggregate certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components has been reduced to zero without regard to the allocation of appraisal reduction amounts) (a) in the case of any class of the Class E, Class F, Class G and Class H certificates to which the designation of “controlling class” would otherwise shift by operation of this definition, where the certificate principal amount of such class of the Class E, Class F, Class G and Class H certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts) prior to such shift, then designation of “controlling class” shall not shift and shall remain with the class of the Class E, Class F, Class G and Class H certificates currently designated as the controlling class, and (b) in the case of any class of the Class E, Class F, Class G and Class H certificates which is then designated the “controlling class”, if the certificate principal amount of such class of the Class E, Class F, Class G and Class H certificates is reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts), then the designation of “controlling class” shall shift to the class of the Class E, Class F, Class G and Class H certificates that is the most subordinate and that also has a remaining certificate principal amount. The controlling class as of the Closing Date will be the Class H certificates. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The related outside controlling note holder (with respect to each serviced outside controlled loan combination) and, so long as a Control Termination Event does not exist, the controlling class representative (with respect to the other serviced loans) will have certain consent and/or consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to each mortgage loan or, if applicable, loan combination (other than an outside serviced loan combination). In addition, if and to the extent that the holder of the split mortgage loan included in any serviced outside controlled loan combination has consultation rights, the controlling class representative may consult with respect to certain major decisions and other matters with respect to such loan combination so long as a Consultation Termination Event does not exist.

33

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus.

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the pooling and servicing agreement, trust and servicing agreement or comparable agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior two paragraphs with respect to the CGCMT 2015-GC35 controlling class representative.

C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC, or an affiliate thereof, is expected, on the closing date, to (i) purchase a majority of the Class E, Class F, Class G and Class H certificates, and (ii) appoint C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC, or an affiliate thereof, to be the initial controlling class representative (and initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction other than (x) any serviced AB loan combination, with respect to which the initial directing holder will be the holder of the related subordinate companion loan, (y) any serviced outside controlled loan combination, with respect to which the initial directing holder will be the holder of the related pari passu companion loan and (z) any excluded mortgage loan).

The related outside controlling note holder (with respect to each serviced outside controlled loan combination) and, so long as a Control Termination Event does not exist, the controlling class representative (with respect to the other serviced loans) may direct the special servicer to take actions with respect to the servicing of the applicable serviced mortgage loan(s) that could adversely affect the holders of some or all of the classes of certificates, and may remove and replace the special servicer with respect to the applicable serviced mortgage loan(s), with or without cause, upon satisfaction of certain conditions specified in the pooling and servicing agreement and, in the case of any loan combination, the related co-lender agreement.

With respect to any excluded special servicer mortgage loan (that is not also an excluded mortgage loan), if any, the controlling class representative (prior to the occurrence and continuance of a Control Termination Event) will be entitled to appoint an excluded mortgage loan special servicer with respect to such mortgage loan. For so long as a Control Termination Event has occurred and is continuing, the controlling class representative will not have the right to replace an excluded mortgage loan special servicer with respect to an excluded special

34

servicer mortgage loan. See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The controlling class representative and any outside controlling note holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” in this free writing prospectus.

Significant Affiliations
and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations and Certain Relationships—Transaction Party and Related Party Affiliations” in this free writing prospectus, may:

	•	serve in multiple capacities with respect to this securitization transaction;

	•	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, the controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

	•	serve as an outside servicer, outside special servicer, outside trustee or outside operating advisor with respect to any securitization involving a companion loan in an outside serviced loan combination; or

	•	be affiliated with an outside servicer, outside special servicer, outside trustee or outside operating advisor with respect to any securitization involving a companion loan in an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

	•	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Certain Affiliations and Certain Relationships—Warehouse Financing Arrangements” in this free writing prospectus);

	•	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations and Certain Relationships—Interim Servicing Arrangements” in this free writing prospectus);

	•	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to

35

certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations and Certain Relationships—Interim and Other Custodial Arrangements” in this free writing prospectus);

• entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

• performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties–Certain Affiliations and Certain Relationships–Other Arrangements” in this free writing prospectus).

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations and Certain Relationships—Loan Combination and Mezzanine Loan Arrangements” in this free writing prospectus. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Significant Obligor	The mortgaged property identified on Annex A to this free writing prospectus as Paramus Park, securing a mortgage loan representing approximately 10.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended) with respect to this offering. See “Description of the Mortgage Pool—Significant Obligor” in this free writing prospectus and “Structural and Collateral Term Sheet—Paramus Park” in Annex B to this free writing prospectus.

36

Significant Dates, Events and Periods

Cut-off Date	With respect to each mortgage loan, the due date in December 2015 for that mortgage loan.

Closing Date	On or about December 8, 2015.

Distribution Date	The certificate administrator will make distributions on the certificates, to the extent of available funds, on the fourth business day following the related determination date of each month, beginning in January 2016, to the holders of record at the end of the previous calendar month.

Determination Date	The sixth day of each calendar month or, if the sixth day is not a business day, the next business day, beginning in January 2016.

Expected Final Distribution Date	Class A-1	August 2020
	Class A-2	November 2020
	Class A-3	September 2025
	Class A-4	November 2025
	Class A-AB	April 2025
	Class X-A	November 2025
	Class X-B	November 2025
	Class A-S	November 2025
	Class B	November 2025
	Class PEZ	November 2025
	Class C	November 2025
	Class D	November 2025
	Class X-D	November 2025

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A, Class X-B and Class X-D certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates was issued on the closing date and there were no subsequent exchanges of such certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in November 2048.

Collection Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in January 2016, beginning on the day after the cut-off date) and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which the applicable distribution date occurs.

37

Control Termination Event	A “Control Termination Event” will occur when none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount (as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate certificate principal amount of each class of certificates (other than the classes of Class E, Class F, Class G and Class H certificates) (without regard to the allocation of appraisal reduction amounts) has been reduced to zero.

Consultation Termination Event	A “Consultation Termination Event” will occur when none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the allocation of any cumulative appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate certificate principal amount of each class of certificates (other than the classes of Class E, Class F, Class G and Class H certificates) (without regard to the allocation of appraisal reduction amounts) has been reduced to zero.

The Mortgage Loans

General	The issuing entity’s primary assets will be 64 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,105,171,053. The mortgage loans are secured by first liens on 93 commercial, multifamily and manufactured housing community properties located in 28 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold	Eighty-five (85) mortgaged properties, securing approximately 73.2% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Four (4) mortgaged properties, collectively securing approximately 16.1% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of the related mortgaged property.

Four (4) mortgaged properties, collectively securing approximately 10.7% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the related mortgaged property.

38

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in this free writing prospectus.

The Loan Combinations	Each of nine (9) mortgage loans, representing approximately 9.0%, 9.0%, 7.2%, 5.4%, 5.4%, 4.1%, 3.4%, 3.0% and 2.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split loan structure which is comprised of the subject mortgage loan and one or more related pari passu or subordinate companion loans that are held outside the issuing entity.

In the case of a loan combination, the related mortgage loan and companion loan(s) are each evidenced by separate notes but all are secured by the same mortgage(s) and/or deed(s) of trust encumbering the same mortgaged property or portfolio of mortgaged properties.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Holder of Companion Loan(s)	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten NCF DSCR(2)	Loan Combination Cut-off Date Balance

590 Madison Avenue(3)	$100,000,000	9.0%	$269,366,000	$280,634,000	Various(4)	24.6%	43.3%	3.76x	2.14x	$650,000,000
South Plains Mall(5)	$100,000,000	9.0%	$100,000,000	N/A	Various(6)	54.3%	54.3%	2.04x	2.04x	$200,000,000
Westin Boston Waterfront(7)	$79,891,907	7.2%	$124,831,105	N/A	Various(8)	59.3%	59.3%	1.87x	1.87x	$204,723,011
Harbor Pointe Apartments	$60,000,000	5.4%	$50,000,000	N/A	Citigroup Global Markets Realty Corp.	71.4%	71.4%	1.48x	1.48x	$110,000,000
Illinois Center(9)	$60,000,000	5.4%	$200,000,000	N/A	Various(10)	66.7%	66.7%	1.35x	1.35x	$260,000,000
750 Lexington Avenue	$45,500,000	4.1%	$84,500,000	N/A	GSMS 2015-GC34	43.3%	43.3%	1.48x	1.48x	$130,000,000
Anchorage Marriott Downtown	$37,926,518	3.4%	$37,926,518	N/A	Citigroup Global Markets Realty Corp.	69.9%	69.9%	1.76x	1.76x	$75,853,035
Hammons Hotel Portfolio(11)	$32,933,903	3.0%	$216,985,092	N/A	Various(12)	68.0%	68.0%	1.68x	1.68x	$249,918,994
JW Marriott Santa Monica Le Merigot	$31,162,303	2.8%	$31,162,303	N/A	Citigroup Global Markets Realty Corp.	59.9%	59.9%	1.77x	1.77x	$62,324,606

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan.

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan.

(3)	The 590 Madison Avenue companion loans are currently comprised of note A-1, with an outstanding principal balance as of the cut-off date of $169,366,000, the non-controlling note A-2, with an outstanding principal balance as of the cut-off date of $100,000,000, and note B, with an outstanding principal balance as of the cut-off date of $280,634,000 (note B, together with note A-1, the “590M standalone note”). The 590M standalone note is the controlling note for the 590 Madison Avenue loan combination.

39

(4)	Each of the 590 Madison Avenue pari passu companion loan that is evidenced by note A-1 and the 590 Madison Avenue subordinate companion loan that is evidenced by note B was contributed to the GSMS 2015-590M Securitization, and the 590 Madison Avenue pari passu companion loan that is evidenced by the non-controlling note A-2 is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to the GSMS 2015-GS1 Securitization.

(5)	The South Plains Mall pari passu companion loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the cut-off date of $70,000,000, and the non-controlling note A-3, with an outstanding principal balance as of the cut-off date of $30,000,000.

(6)	The South Plains Mall pari passu companion loan that is evidenced by the controlling note A-1 is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to the GSMS 2015-GS1 Securitization, and the South Plains Mall Pari Passu Companion Loan that is evidenced by the non-controlling note A-3 is currently held by Goldman Sachs Mortgage Company and is expected to be included in one or more future commercial mortgage securitization transactions.

(7)	The Westin Boston Waterfront pari passu companion loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the cut-off date of $69,905,419, and the non-controlling note A-3, with an outstanding principal balance as of the cut-off date of $54,925,686.

(8)	The Westin Boston Waterfront pari passu companion loan that is evidenced by the controlling note A-1 is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to the GSMS 2015-GS1 Securitization, and the Westin Boston Waterfront Pari Passu Companion Loan that is evidenced by the non-controlling note A-3 is currently held by Goldman Sachs Mortgage Company and is expected to be included in one or more future commercial mortgage securitization transactions.

(9)	The Illinois Center pari passu companion loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the cut-off date of $100,000,000, and the non-controlling note A-2, with an outstanding principal balance as of the cut-off date of $100,000,000.

(10)	The Illinois Center pari passu companion loan that is evidenced by the controlling note A-1 was contributed to the CGCMT 2015-GC33 Securitization, and the Illinois Center Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 was contributed to the GSMS 2015-GC34 Securitization.

(11)	The Hammons Hotel Portfolio pari passu companion loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the cut-off date of $99,648,722, the non-controlling note A-2, with an outstanding principal balance as of the cut-off date of $72,245,323, and the non-controlling note A-3, with an outstanding principal balance as of the cut-off date of $45,091,047.

(12)	The Hammons Hotel Portfolio pari passu companion loan that is evidenced by the controlling note A-1 was contributed to the CGCMT 2015-GC33 Securitization, the Hammons Hotel Portfolio pari passu companion loan that is evidenced by the non-controlling note A-2 was contributed to the GSMS 2015-GC34 Securitization, and the Hammons Hotel Portfolio pari passu companion loan that is evidenced by the non-controlling note A-3 is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to the GSMS 2015-GS1 Securitization.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

The Harbor Pointe Apartments mortgage loan, the Anchorage Marriott Downtown mortgage loan and the JW Marriott Santa Monica Le Merigot mortgage loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction.

40

The outside serviced mortgage loans will be serviced pursuant to a pooling and servicing agreement, trust and servicing agreement or other servicing arrangement for the securitization of one or more related companion loans. The identity of, and certain other information regarding, the outside serviced mortgage loan(s) are set forth in the following table:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Outside Servicing Agreement	Mortgage Loan as a % of Initial Pool Balance	Outside Master Servicer	Outside Special Servicer	Outside Trustee	Outside Certificate Administrator	Outside Custodian	Directing Holder(1)
590 Madison Avenue	GSMS 2015-590M	9.0%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Prima Capital Advisors LLC

South Plains Mall	GSMS 2015-GS1	9.0%	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund IV, L.P.

Westin Boston Waterfront	GSMS 2015-GS1	7.2%	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund IV, L.P.

Illinois Center	CGCMT 2015-GC33	5.4%	Wells Fargo Bank, National Association	LNR Partners, LLC	Deutsche Bank Trust Company Americas	Citibank, N.A.	Deutsche Bank Trust Company Americas	LNR Securities Holdings, LLC

750 Lexington Avenue	GSMS 2015-GC34	4.1%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association	KKR Real Estate Finance Holdings L.P.

Hammons Hotel Portfolio	CGCMT 2015-GC33	3.0%	Wells Fargo Bank, National Association	LNR Partners, LLC	Deutsche Bank Trust Company Americas	Citibank, N.A.	Deutsche Bank Trust Company Americas	LNR Securities Holdings, LLC

(1) The related transaction documents may provide that the initial directing holder may either be the entity specified or an affiliate thereof.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

There are no serviced outside controlled loan combinations related to this securitization transaction and, therefore, all references in this free writing prospectus to “serviced outside controlled loan combinations” or any related terms should be disregarded.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” and “—Loan Combinations Pose Special Risks” in this free writing prospectus.

For more information regarding the loan combination(s), see “—Transaction Parties—Companion Loan Holders and Other Parties Related to Loan Combinations” above and, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this

41

free writing prospectus. Also, see “Structural and Collateral Term Sheet—Structural Overview” in Annex B to this free writing prospectus.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, scheduled monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

6	0	50	67.7%
1	5(1)	13	25.0
6	3(2)	1	7.2
Total		64	100.0%

(1) One mortgage loan allows for a grace period of the later to occur of two business days following receipt of written notice or 5 days.

(2) One mortgage loan allows for a 3-day grace period once per trailing 12-month period.

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans /
Amortizing Mortgage Loans	Eight (8) of the mortgage loans, representing approximately 37.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their maturity dates or anticipated repayment dates, as applicable. The remaining 56 mortgage loans, representing approximately 62.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining terms to maturity (or terms to anticipated repayment dates) for such mortgage loans. However, 23 of these 56 mortgage loans, representing approximately 32.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 12 months to 96 months following the related origination date.

Balloon Loans / ARD Loans	All of the mortgage loans will have substantial principal payments due on their respective maturity dates unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan; provided, that if any loans with anticipated repayment dates, as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this free writing prospectus, are included in the issuing entity, such mortgage loans will have substantial principal payments due on their respective anticipated repayment dates, unless prepaid earlier. There are no loans with anticipated repayment dates included in the issuing entity and, therefore, all references in this free writing prospectus to “loans with anticipated repayment dates,” “anticipated repayment dates” and “excess interest” should be disregarded.

42

Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

All Mortgage Loans
Initial Pool Balance(1)	$1,105,171,053
Number of Mortgage Loans	64
Number of Mortgaged Properties	93
Average Cut-off Date Mortgage Loan Balance	$17,268,298
Weighted Average Mortgage Loan Rate(2)	4.5151%
Range of Mortgage Loan Rates(2)	3.8150% – 5.7500%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	59.9%
Weighted Average Maturity Date Loan-to-Value
Ratio(2)(3)(5)	53.2%
Weighted Average Cut-off Date Remaining Term to Maturity
Date (months)	112
Weighted Average Cut-off Date DSCR(2)(3)	1.95x
Full-Term Amortizing Balloon Mortgage Loans	29.6%
Partial Interest-Only Balloon Mortgage Loans	32.9%
Interest-Only Balloon Mortgage Loans	37.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each mortgage loan that is part of a loan combination, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)	With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

(4)	In most cases, the Cut-off Date Loan-to-Value Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value. However, in the case of 2 mortgage loans, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using certain adjustments and/or assumptions instead of the related “as-is” appraised value as described in the definitions of “Appraised Value” and/or “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool using only “as-is” appraised values and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus is 60.0%.

(5)	In most cases, the Maturity Date Loan-to-Value Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value. However, in the case of 14 mortgage loans, representing approximately 43.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date Loan-to-Value Ratio was calculated using certain adjustments and/or assumptions instead of the related “as-is” appraised value as described in the definitions of “Appraised Value” and/or “Maturity Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus. The weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool using only “as-is” appraised values and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Maturity Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus is 54.9%.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

43

Modified and Refinanced
Mortgage Loans	One (1) of the mortgage loans, secured by the mortgaged property identified on Annex A to this free writing prospectus as 700 North Sacramento Boulevard, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was a refinancing in whole or in part of a loan that was in maturity default at the time of refinancing (although the related sponsor had obtained a forbearance and was pursuing a forbearance extension while arranging the refinancing, which repaid the prior loan in full).

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to defease and/or prepay the mortgage loan as follows:

• Sixty (60) mortgage loans, representing approximately 78.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower, after a lockout period of at least 2 years following the closing date (or, in the case of a loan combination, the earlier of (a) the second anniversary of the securitization of the last note included in such loan combination and (b) a specified date no earlier than three years from the date of origination of such loan combination) and prior to the related open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one or more of the related mortgaged properties), but the borrower may not prepay the mortgage loan in whole prior to such open prepayment period.

• Two (2) mortgage loans, representing approximately 9.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower, after a lockout period of 23 to 25 payments following the origination date, to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

• One (1) mortgage loan representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower to either (i) prepay the mortgage loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the open prepayment period or (ii) after a lockout period of 2 years following the closing date, substitute U.S. government securities as collateral and obtain a release of the related mortgaged property.

44

• One (1) mortgage loan, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower to either (i) after a lockout period of two years following the origination date, prepay the mortgage loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the open prepayment period or (ii) after a lockout period of the earlier to occur of (a) the second anniversary of the securitization of the last note included in the related loan combination and (b) four years from the origination date of the related loan combination, and prior to the open prepayment period, substitute U.S. government securities as collateral and obtain a release of the related mortgaged property.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Certain Terms of the Mortgage Loans—Voluntary Prepayments” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

Notwithstanding the foregoing restrictions on prepayments, the mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or anticipated repayment date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

4	54	73.3%
7	2	10.9
3	7	10.3
5	1	5.4
Total	64	100.0%

45

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Retail	20	$308,155,165	27.9%
Office	14	267,737,420	24.2
Hospitality	14	260,149,918	23.5
Multifamily	8	100,085,684	9.1
Self Storage	16	55,645,144	5.0
Mixed Use(2)	3	50,565,711	4.6
Industrial	4	37,889,659	3.4
Manufactured Housing Community	14	24,942,352	2.3
Total	93	$1,105,171,053	100.0%

	(1)	Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

	(2)	Each mixed use property includes a combination of office, retail and/or multifamily components.

Property Locations	The mortgaged properties are located in 28 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New Jersey	5	$267,473,465	24.2%
Texas	17	$160,106,972	14.5%
New York	2	$145,500,000	13.2%
California	7	$84,885,401	7.7%
Illinois	7	$84,635,823	7.7%
Massachusetts	3	$83,373,891	7.5%

	(1)	Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Certain Calculations
and Definitions	The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or the companion loan(s) on or prior to the closing date of this securitization transaction and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages

46

represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than 1 mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this free writing prospectus.

With respect to any mortgage loan that is part of a loan combination, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

In addition, for purposes of the presentation of information in this free writing prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date principal balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “—Additional Characteristics of the Mortgage Loans” above, and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

None of the mortgage loans in the issuing entity will be cross-collateralized with any mortgage loan that is not in the issuing entity, except as described in this free writing prospectus with respect to the mortgage loans that constitute part of a loan combination and that are secured by a mortgaged property or portfolio of mortgaged properties that also secure one or more companion loans not included in the issuing entity.

Certain Variances from Underwriting
Standards	Except as indicated in the following paragraph, the mortgage loans were originated substantially in accordance with the respective originators’ underwriting guidelines described under “Transaction Parties—The Originators” in this free writing prospectus.

One (1) mortgage loan, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was originated with an exception to the related originator’s underwriting guidelines. See “Transaction Parties—The Originators—

47

Citigroup Global Markets Realty Corp. and RAIT Funding, LLC—Exceptions to Underwriting Criteria” for a discussion of this exception.

Mortgaged Properties with Limited
or No Operating History	Certain of the mortgage loans have no or limited prior operating history and/or lack historical financial figures and information. For example:

• five (5) of the mortgaged properties, securing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were constructed, substantially renovated, re-positioned or repurposed 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; and

• excluding any mortgaged properties referenced by the previous bullet, 5 of the mortgaged properties, securing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were acquired 12 months or less prior to the cut-off date and, therefore, lack historical financial figures and information.

See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain Mortgage Loans with Material
Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this free writing prospectus for information regarding material lease termination options for the 10 largest tenants by base rent at the Mortgaged Properties securing the largest 20 mortgage loans (considering each crossed group as a single mortgage loan) by aggregate principal balance of the pool of mortgage loans as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans
From the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

48

The Certificates

The Offered Certificates

A.	General	We are offering the following classes of Commercial Mortgage Pass- Through Certificates from the Series 2015-GC35:

		•	Class A-1

		•	Class A-2

		•	Class A-3

		•	Class A-4

		•	Class A-AB

		•	Class X-A

		•	Class X-B

		•	Class A-S

		•	Class B

		•	Class PEZ

		•	Class C

		•	Class D

		•	Class X-D

The Series 2015-GC35 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus: Class E, Class F, Class G, Class H and Class R certificates.

B.	Certificate Principal
	Amounts or Notional Amounts	Subject to the discussion in the following paragraph, each class of the offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of each class of the Class X-A, Class X-B and Class X-D certificates) set forth in the table under “Certificate Summary” in this free writing prospectus, which principal amount (or notional amount) may vary up to 5% on the closing date.

The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table under “Certificate Summary” in this free writing prospectus represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table under “Certificate Summary” in this free writing prospectus is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be

49

issued in an exchange. The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

The aggregate certificate principal amount of any class of principal balance certificates or trust component outstanding at any time represents the maximum amount that its holders (or, in the case of a trust component, the holders of exchangeable certificates evidencing an interest in that trust component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Offered Certificates” section.

See “Description of the Offered Certificates—General” in this free writing prospectus.

C.	Pass-Through Rates	Each class of the offered certificates (other than the Class PEZ certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this free writing prospectus.

For any distribution date, the pass-through rates of the offered certificates (other than the Class PEZ, Class X-A, Class X-B and Class X-D certificates) will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component as described in this free writing prospectus.

The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve

50

30-day months), over (ii) the pass-through rate of the Class D certificates as described in this free writing prospectus.

The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B and Class X-D certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

• the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

• with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

D.	Exchangeable Certificates /
	Exchange Proportions	If you own Class A-S, Class B and Class C certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the Class PEZ certificates, and vice versa. You can exchange your exchangeable certificates by notifying the certificate administrator. If you own Class PEZ certificates, those certificates will entitle you to receive principal and interest in the amounts that would otherwise have been payable on the applicable proportion of Class A-S, Class B and Class C certificates exchangeable for those Class PEZ certificates. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—The Exchangeable Certificates Are Subject to Additional Risks” in this free writing prospectus.

51

Distributions

A.	Amount and Order of
	Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

		(A)	to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

		(B)	to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

		(C)	to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

		(D)	to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

		(E)	to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

		(F)	to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

52

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the

53

Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Seventh: Class D and Class X-D certificates: To pay amounts on the Class D and Class X-D certificates as follows: (a) to interest on the Class D and Class X-D certificates in the amount of, and pro rata in accordance with, their respective interest entitlements; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on the Class D certificates until their certificate principal amount has been reduced to zero; and (c) to reimburse the Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class D certificates, together with interest.

Eighth: Non-offered certificates: in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B.	Interest and Principal
	Entitlements	A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Distributions—Payment Priorities” in this free writing prospectus. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of the related certificate principal amounts of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Distributions—Payment Priorities” in this free writing prospectus.

54

C.	Servicing and Administrative
	Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will be calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each serviced companion loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.0050% to 0.0825% per annum. The master servicing fee rate includes (a) any sub-servicing fee rate and primary servicing fee rate, and (b) with respect to an outside serviced mortgage loan, the servicing fee rate payable to the outside servicer (which is equal to 0.0025% per annum with respect to each outside serviced mortgage loan).

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is calculated based on the stated principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0% applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and (b) workout fees from (and generally calculated at a rate of 1.0% applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The outside special servicer for any outside serviced mortgage loan will be entitled to receive comparable (but not necessarily identical) special servicing fees, liquidation fees and workout fees and other additional fees, and other amounts with respect to that outside serviced mortgage loan pursuant to the terms of the applicable outside servicing agreement, and such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus

55

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.0012% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (“CREFC®”) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0036% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

Also, see “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

D. Prepayment Premiums	The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates,

56

on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

Advances

A.	Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans) but not any companion loan(s), as described below under “—Property Advances on the Outside Serviced Loan Combinations,” if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B.	Property Protection Advances	The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the mortgage loans and any companion loans (other than those that are part of an outside serviced loan combination), unless the advance is determined to be non-recoverable from related loan proceeds. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. The special servicer will have no obligation to make any property protection advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

C.	Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing

57

prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

D.	Property Advances on the
Outside Serviced Loan
	Combinations	With respect to each outside serviced loan combination, the outside servicer under the related outside servicing agreement is required to make property protection advances with respect to the related mortgaged property or properties, unless that outside servicer determines that those advances would not be recoverable from collections on such outside serviced loan combination. If that outside servicer is required to but fails to make a required property protection advance, then (subject to a recoverability determination) the outside trustee will be required to make that property protection advance. The outside servicer and/or the outside trustee, to the extent it makes any property protection advances with respect to an outside serviced loan combination, will be entitled to receive interest on such advances in accordance with the terms of the applicable outside servicing agreement and the related co-lender agreement, which may be reimbursable out of general collections of the issuing entity. The advancing party will also be entitled to reimbursement from general collections on the mortgage loans in the issuing entity for the pro rata share allocable to the applicable outside serviced mortgage loan of any non-recoverable property protection advance made by it on the related outside serviced loan combination and interest on those advances.

No outside servicer is required to advance delinquent monthly mortgage loan payments with respect to the related outside serviced mortgage loan.

Priority of Payments

A.	Subordination / Allocation
	of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3,

58

Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2015-GC35 certificates that are not being offered by this free writing prospectus). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component) and the Class X-D certificates (to the extent such losses are allocated to the Class D certificates), and, therefore, the amount of interest they accrue.

*	Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B and Class X-D certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates, in each case, to the extent such losses reduce the certificate principal amount of a related class of principal balance certificates or a related trust component.

59

**	Distributions and losses allocated to a trust component will be concurrently allocated to the related classes of exchangeable certificates that evidence a percentage interest in such trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

***	Other than the Class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or, in the case of the Class PEZ certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

B.	Shortfalls in Available Funds	In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of: the master servicer’s, the special servicer’s and the trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus); the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer; the rights of any outside servicer, outside trustee and/or outside special servicer to receive payments of interest on unreimbursed property protection advances, servicing and/or special servicing compensation and/or reimbursement of certain amounts with respect to an outside serviced loan combination in accordance with the related co-lender agreement and the applicable outside servicing agreement; a modification of a mortgage loan’s interest rate or principal balance; or other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of the interest payment on such classes of certificates and trust components.

60

Additional Aspects of the Certificates

A.	Information Available to
	Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B.	Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this free writing prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components (and, correspondingly, the Class A-S, Class B, Class C and Class PEZ certificates) and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C.	Required Repurchase or
Substitution of Mortgage
	Loans	Under the circumstances described in this free writing prospectus, the applicable sponsor (or Freedom Mortgage Corporation, as guarantor of the repurchase and substitution obligations of FCRE REL, LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO property) or the interests of the certificateholders in that mortgage loan. Under certain circumstances, the applicable sponsor may elect to make a cash payment (a “loss of value payment”) in lieu of repurchasing or substituting any such mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D.	Sale of Defaulted Mortgage
	Loans and REO Properties	Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans serviced thereunder (or, in the case of such a defaulted mortgage loan that is included in a serviced pari passu loan combination, such defaulted mortgage loan and any related serviced pari passu companion loan(s)) and related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced

61

pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder constituted a single lender).

If a mortgage loan that is part of a serviced pari passu loan combination (if any) becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Pursuant to the co-lender agreement with respect to each serviced AB loan combination, the holder of such subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related serviced pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

62

E.	Registration and
	Denominations	The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A, Class X-B and Class X-D certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-D certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Other Investment Considerations

Potential Conflicts of Interest		The relationships involving the parties to this transaction and/or the securitization of any related companion loan, and the activities of those parties or their affiliates, may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

		•	the ownership of any certificates by the depositor, any sponsor, any originator, any underwriter, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates;

		•	the ownership of, or any interests in, or securities backed by, any companion loans or mezzanine debt by any sponsor, any originator, any underwriter, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates;

		•	the relationships, including financial dealings, of any sponsor, any originator, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

		•	the relationships, including financial dealings, of the sponsors, any originator, the underwriters and their respective affiliates with each other;

		•	the decision or obligation of the special servicer to take actions at the direction or recommendation of the applicable directing holder or the holder of any serviced companion loan or its representative;

		•	the expected initial controlling class representative’s engagement of any party to this securitization transaction as an independent

63

contractor to conduct due diligence with respect to certain underlying mortgage loans;

	•	fee-sharing arrangements between one or more certificateholders or their respective representative and the special servicer;

	•	the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

	•	the opportunity of the initial investor in the majority of the Class E, Class F, Class G and Class H certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

	•	the activities of the master servicer, special servicer, operating advisor, sponsors, originators or any of their respective affiliates in connection with any other transaction and, with respect to any outside serviced loan combination, the activities of any related outside servicer, outside special servicer, outside operating advisor or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Other Potential Conflicts of Interest May Affect Your Investment,” “—Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment,” “—Loan Combinations Pose Special Risks—Realization on the Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder,” and “—Loan Combinations Pose Special Risks—Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment” in this free writing prospectus.

Material Federal Income
Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

	•	The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans (excluding any post-anticipated repayment date excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

64

	•	The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class D, Class X-D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	•	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	•	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	•	Each class of exchangeable certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

	•	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class certificates will be issued with original issue discount, that the Class certificates will be issued with a de minimis amount of original issue discount and that the Class certificates will be issued at a premium.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations

Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or governmental plans (as defined in Section 3(32) of ERISA) and other plans that are subject to any federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or similar law.

65

The U.S. Department of Labor has granted substantially identical administrative exemptions to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Citigroup Global Markets Inc. or Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, so long as certain conditions are met. See “ERISA Considerations” in this free writing prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class of offered certificates receive ratings from Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. (which are the rating agencies engaged by the depositor) no lower than those identified in the table on the cover page of this free writing prospectus.

Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities,

66

and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. to rate certain classes of the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. In the case of Moody’s Investors Service, Inc., the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by Moody’s Investors Service, Inc. for the various classes of the offered certificates. If the depositor had selected Moody’s Investors Service, Inc. to rate the remaining classes of rated certificates not rated by it, its ratings of such certificates may have been different, and potentially lower, than those ratings ultimately assigned to such certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of any outside serviced loan combination, the rating agencies engaged by the depositor for the securitization of the related outside serviced companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. no longer qualifies as a nationally

67

recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A, Class X-B or Class X-D certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A, Class X-B and Class X-D certificates consist only of interest.

The Class X-A, Class X-B and Class X-D certificates are only entitled to interest distributions. If any of the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A, Class X-B and/or Class X-D certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A, Class X-B and Class X-D certificates. The notional amounts of the Class X-A, Class X-B and Class X-D certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A, Class X-B and Class X-D certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A, Class X-B and Class X-D certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates,” “—The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates” and “Yield, Prepayment and Maturity Considerations” in the prospectus.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and

68

sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this free writing prospectus).

69

(THIS PAGE INTENTIONALLY LEFT BLANK)

70

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS

71

that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

72

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

73

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

The Exchangeable Certificates Are Subject to Additional Risks

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this free writing prospectus. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

•	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange, as described under “Description of the Offered Certificates—Exchangeable Certificates—Exchanges” in this free writing prospectus.

•	A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

•	Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

•	Certificates may only be held in authorized denominations.

•	An exchange fee of $5,000 must be paid by the exchanging certificateholder to the certificate administrator in connection with each exchange of exchangeable certificates.

Subordination of Exchangeable Certificates

As described in this free writing prospectus, if you acquire any exchangeable certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class A-S certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S trust component) the holders of the Class PEZ certificates. If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the

74

holders of the Class B certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S and Class B trust components) the holders of the Class PEZ certificates. If you acquire Class PEZ certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to: (a) insofar as the Class PEZ certificates represent an interest in the Class B and Class C trust components, those of the holders of the Class A-S certificates; and (b) insofar as the Class PEZ certificates represent an interest in the Class C trust component, those of the holders of the Class B certificates. See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has

75

established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) will apply from January 1, 2016 to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

•	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

•	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations, which were adopted by the banking regulators in July 2013 and began phasing in on January 1, 2014, implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in CMBS like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

•	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined

76

by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this free writing prospectus and in the prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

77

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus.

In addition, if a sponsor (or, in the case of FCRE REL, LLC, Freedom Mortgage Corporation, as guarantor of the repurchase and substitution obligations of FCRE REL, LLC) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan (if any) or any mezzanine lender (if any) may have the option to

78

purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-D certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A, Class X-B and Class X-D certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amount of the Class B trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component. Because the notional amount of the Class X-D certificates is based upon the outstanding certificate principal amount of the Class D certificates, the yield to maturity on the Class X-D certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class D certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B and/or Class X-D certificates. Investors in the Class X-A, Class X-B and Class X-D certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B and/or Class X-D certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A, Class X-B and Class X-D Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus. Likewise, if the master servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and

79

correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof. A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate principal amount of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate principal amount of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates

80

that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. to rate certain classes of the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. In the case of Moody’s Investors Service, Inc. the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by Moody’s Investors Service, Inc. for the various classes of the offered certificates. If the depositor had selected Moody’s Investors Service, Inc. to rate the remaining classes of rated certificates not rated by it, its ratings of such certificates may have been different, and potentially lower, than those ratings ultimately assigned to such certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions,” “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

81

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this free writing prospectus. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus and Annex A to this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this free writing prospectus, and this would

82

change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied with Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related loan combinations. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by

83

the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this free writing prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is”, “as stabilized” or other values. However, the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” appraised value (or, in certain cases, may reflect the “as stabilized” or other value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is”, “as stabilized” or other values, we cannot assure you that those assumptions are or will be accurate or that the “as-is”, “as stabilized” or other values will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—The Goldman Originator—Origination and Underwriting Process”, “—The Originators—Citigroup Global Markets Realty Corp. and RAIT Funding, LLC—Third Party Reports”, “—The Originators—Rialto Mortgage Finance, LLC—Assessments of Property Condition” and “—The Originators—FCRE REL, LLC—Third Party Reports” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

84

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this free writing prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

85

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in this free writing prospectus for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this free writing prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include office, retail and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related

86

institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality, multifamily and self storage properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool. For a description of the risks relating to the specific property types, see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New Jersey, Texas, New York, California, Illinois and Massachusetts. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at 1 mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

87

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

88

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as tenants-in-common. For example, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Paramus Park, Harbor Pointe Apartments, The Grove at San Angelo, Turtle Cove Apartments, Aerovista Office Park, Commons at Kings Crossing and Dutch Village, representing approximately 19.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers are tenants-in-common.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset. Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these

89

risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common” in this free writing prospectus, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

90

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this free writing prospectus either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when

91

and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

92

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require

93

only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this free writing prospectus. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and

94

Amendments” in this free writing prospectus. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity. These factors have increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer (or, with respect to an outside serviced mortgage loan, the outside special servicer) will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this free writing prospectus for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bowling alleys, restaurants, shopping malls, water parks, theater space, dental or medical offices, health clubs, martial arts studios, gas stations, data centers, parking garages, specialized industrial spaces and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial

95

capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

96

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified

97

percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Eight (8) of the mortgaged properties, securing approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 34%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a

98

borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

99

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by the mortgage loan sellers to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan sellers. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC. If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor. However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be

100

considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, the originators or their affiliates may be the holders of companion loans related to their mortgage loans. For example, Goldman Sachs Mortgage Company, an originator and a sponsor, is the current

101

holder of one of the 590 Madison Avenue pari passu companion loans, the South Plains Mall pari passu companion loans, the Westin Boston Waterfront pari passu companion loans and one of the Hammons Hotel Portfolio pari passu companion loans, and Citigroup Global Markets Realty Corp., an originator and a sponsor, is the current holder of each of the Harbor Pointe Apartments pari passu companion loan, the Anchorage Marriott Downtown pari passu companion loan and the JW Marriott Santa Monica Le Merigot pari passu companion loan. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related serviced loan combination or outside serviced loan combination, as applicable. However, (i) with respect to a serviced loan combination, neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a serviced pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related mortgage loan documents, the pooling and servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code, and (ii) with respect to an outside serviced loan combination, neither the outside servicer nor the outside special servicer will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of an outside serviced companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the outside servicer or the outside special servicer to violate applicable law, the related mortgage loan documents, the outside servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” and “—The Loan Combinations” in this free writing prospectus for more information regarding the rights of any serviced companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties,

102

pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Goldman, Sachs & Co., one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, a sponsor, an originator, and the current holder of one of the 590 Madison Avenue pari passu companion loans, the South Plains Mall pari passu companion loans, the Westin Boston Waterfront pari passu companion loans and one of the Hammons Hotel Portfolio pari passu companion loans. In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Realty Corp., a sponsor, an originator, and the current holder of each of the Harbor Pointe Apartments pari passu companion loan, the Anchorage Marriott Downtown pari passu companion loan and the JW Marriott Santa Monica Le Merigot pari passu companion loan, and Citibank, N.A., the certificate administrator, certificate registrar and paying agent. In addition, Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank Trust Company Americas, the trustee.

See “Transaction Parties—Certain Affiliations and Certain Relationships” in this free writing prospectus and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

103

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

•	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”); or

•	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities from the applicable specially serviced loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders of Series 2015-GC35 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a directing holder, a controlling class certificateholder or other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The

104

master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this free writing prospectus. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” above and “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this free writing prospectus. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer in respect of the applicable specially serviced mortgage loan(s) and/or companion loan(s). Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision with respect to the applicable mortgage loan(s) and/or companion loan(s), to the extent not prohibited by the related mortgage loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders (and, if applicable, any related serviced pari passu companion loan holder) constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC, or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the

105

mortgage loans held by the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder

It is expected that C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC (an affiliate of C-III Asset Management LLC), or an affiliate thereof, will be the initial controlling class representative and the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement (other than any serviced outside controlled loan combination).

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus. Any directing holder may have interests in conflict with those of some or all of the certificateholders. As a result, it is possible that such directing holder (for so long as it is permitted to do so (e.g., in the case of the controlling class representative, for so long as a Control Termination Event does not exist)) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, based on such direction, take actions with respect to the applicable specially serviced mortgage loan(s) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed and replaced with or without cause with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the controlling class representative or other directing holder, as applicable (in the case of the controlling class representative, for so long as a Control Termination Event does not exist, and other than with respect to any serviced outside controlled loan combination or any excluded mortgage loan). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this free writing prospectus.

None of the serviced subordinate companion loan holder(s), any serviced subordinate companion loan holder’s representatives, any holder of a serviced outside controlled companion loan, or any representatives of a holder of a serviced outside controlled companion will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan.

Similarly, the related outside controlling class representative has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and (so long as a Consultation Termination Event does not exist) the controlling class representative for this securitization transaction will have certain consultation rights with respect to such outside serviced loan combination.

Any or all of the controlling class representative for this securitization transaction, an outside controlling class representative, and the outside controlling note holder of a serviced outside controlled loan combination may have interests that are in conflict with those of any or all of the Series 2015-GC35 certificateholders, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

106

The special servicer, at the direction of or upon consultation with, as applicable, a serviced pari passu companion loan holder (or its representative), may take actions with respect to a serviced pari passu loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus. A serviced pari passu companion loan holder (or its representative) does not have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced pari passu companion loan holder (or its representative) may advise (or, if it is the outside controlling note holder of a serviced outside controlled loan combination, may direct) the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the majority of the Class E, Class F, Class G and Class H certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the majority of the Class E, Class F, Class G and Class H certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative and, accordingly, the initial directing holder with respect to the serviced mortgage loans and serviced companion loans other than any serviced outside controlled loan combination and any excluded mortgage loan. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

107

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the controlling class representative, an outside controlling class representative or the outside controlling note holder of a serviced outside controlled loan combination, as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative, an outside controlling class representative, or the outside controlling note holder of a serviced outside controlled companion loan, as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a security backed, in whole or in part, by a companion loan, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and, with respect to any serviced loan combinations, the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

108

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no Control Termination Event exists). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer under the pooling and servicing agreement (except with respect to a serviced outside controlled loan combination). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 66-2/3% of a quorum of certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate principal amounts) of the certificates (other than the Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but, for purposes of this clause (b), considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. With respect to the outside serviced mortgage loans, it is expected that after the occurrence and during continuance of a control termination event or equivalent event under the related outside servicing agreement the certificateholders relating to each outside servicing agreement will have similar rights to remove the outside special servicer. In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement); provided that the operating advisor may not recommend the removal of the special servicer with respect to a serviced outside controlled loan combination without the consent of the related controlling note holder. That recommendation may result in the termination and replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s)) if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

The outside special servicer for any outside serviced loan combination will be subject to removal and replacement by the related outside controlling class representative or in connection with a securityholder vote

109

generally in a manner similar to that contemplated by the preceding two paragraphs, in each case subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In addition, a directing holder will have certain consent and/or consultation rights with respect to the applicable mortgage loan(s) and companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus. Similarly, any outside controlling class representative may have certain consent and consultation rights with respect to the related outside serviced loan combination under the outside servicing agreement and the related co-lender agreement, which (in the case of an outside controlling class representative) it may lose upon the occurrence of certain events specified in the outside servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

In addition, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event and (iv) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal amount (or outstanding notional amount, as applicable), which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

110

Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement (and, in the case of the controlling class representative, for so long as a Control Termination Event does not exist), the special servicer generally will be required to obtain the consent of the related directing holder. After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor; provided that such consultation will occur with respect to a serviced outside controlled loan combination if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. These actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and/or the controlling class representative following the occurrence of a Control Termination Event. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or, in the case of the controlling class representative, in the interests of the holders of the controlling class); (iii) does not have any duties to the holders of any class of certificates (other than, in the case of the controlling class representative, the controlling class); (iv) may take actions that favor its own interests (or, in the case of the controlling class representative, the interests of the holders of the controlling class) over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever (other than, in the case of the controlling class representative, to the related controlling class certificateholder(s)) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder for having so acted.

Loan Combinations Pose Special Risks

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced pari passu loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced pari passu loan combination. Further, given that, pursuant to the co-lender agreement for any such serviced pari passu loan combination (other than any such loan combination that is a serviced outside controlled loan combination), the serviced pari passu companion loan holder is not the directing holder, and the issuing entity as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this free writing prospectus), with respect to any such serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, for so long as a Consultation Termination Event does not exist, the controlling class representative will have non-binding

111

consultation rights with respect to certain servicing decisions involving any serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder or its representative (if it is not otherwise exercising the rights of directing holder) will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) the right of the subordinate companion loan holder to purchase and cure defaults under the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

With respect to any serviced AB loan combination, the holder of the related subordinate companion loan will initially have the right to consent to certain servicing actions by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such serviced AB loan combination).

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

•	An outside controlling class representative may have interests in conflict with those of the holders of some or all of the classes of certificates.

•	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the

112

related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the pooling and servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

There are no serviced outside controlled loan combinations related to this securitization transaction and, therefore, all references in this free writing prospectus to “serviced outside controlled loan combinations” or any related terms should be disregarded.

Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. However, in the case of FCRE REL, LLC, Freedom Mortgage Corporation will guarantee FCRE REL, LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus. Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or, in the case of FCRE REL, LLC, Freedom Mortgage Corporation) will have the financial ability to effect such repurchases or substitutions. In addition, the sponsors (or, in the case of FCRE REL, LLC, Freedom Mortgage Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation, including that a claim for breach of representation or warranty is not made within the applicable statute of limitations. Any mortgage loan that is not repurchased or

113

substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Any Loss of Value Payment Made by a Sponsor May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a Control Termination Event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary discussion of the loss of value payment.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Problems with Book-Entry Registration” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay

114

state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “Risk Factors—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in the prospectus.

State and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this free writing prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

115

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2015-GC35 (the “Issuing Entity”). The assets of the Issuing Entity will consist of a pool (the “Mortgage Pool”) of 64 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of their respective due dates in December 2015 (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,105,171,053 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an retail, office, hospitality, multifamily, self storage, mixed use, industrial or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

As described under “The Trust Fund—Mortgage Loans—Loan Combinations” in the accompanying prospectus and as described in greater detail below, certain of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”) may be part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this free writing prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this free writing prospectus as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this free writing prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this free writing prospectus as an “AB Loan Combination”. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, the discussion in this free writing prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as the rights of the holders of the related Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

All of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan) are also sometimes referred to in this free writing prospectus as the “Serviced Mortgage Loans”. All of the Serviced Mortgage Loans, together with any Serviced Companion Loans, are also sometimes referred to in this free writing prospectus as the “Serviced Loans”.

Of the Mortgage Loans to be included in the Issuing Entity:

•	Six (6) Mortgage Loans (the “GSMC Mortgage Loans”), representing approximately 41.1% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

•	Nineteen (19) Mortgage Loans (together with the RAIT Mortgage Loans (as defined below), the “CGMRC Mortgage Loans”), representing approximately 34.4% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

116

•	Eleven (11) Mortgage Loans (the “Rialto Mortgage Loans”), representing approximately 13.7% of the Initial Pool Balance, were originated by Rialto Mortgage Finance, LLC, a Delaware limited liability company (“Rialto”);

•	Seventeen (17) Mortgage Loans (the “FCRE Mortgage Loans”), representing approximately 5.7% of the Initial Pool Balance, were originated by FCRE REL, LLC, a Delaware limited liability company (“FCRE”); and

•	Eleven (11) Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 5.1% of the Initial Pool Balance, were originated by RAIT Funding, LLC, a Delaware limited liability company (“RAIT”).

GSMC, CGMRC, Rialto, FCRE and RAIT are referred to in this free writing prospectus as the “Originators”. CGMRC has acquired or will acquire the RAIT Mortgage Loans on or prior to the Closing Date. Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from GSMC, CGMRC, Rialto and FCRE (collectively, the “Sponsors”) on or about December 8, 2015 (the “Closing Date”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Series 2015-GC35 pooling and servicing agreement, dated as of December 1, 2015 (the “Pooling and Servicing Agreement”) between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C to this free writing prospectus may not equal the indicated total due to rounding. The information in Annex A, Annex B, and Annex C to this free writing prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its related anticipated repayment date. When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this free writing prospectus. The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this free writing prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this free writing prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount

117

that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this free writing prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of December 2015 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date in January 2016, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of December 2015); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. The appraisals for certain of the Mortgaged Properties may state an “as complete,” “as stabilized,” “prospective market value upon completion,” “as repaired,” “hypothetical,” “prospective as-is” or “as renovated” value (generally in addition to an “as-is” appraised value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property, and such stabilized values may, to the extent indicated, be reflected elsewhere in this free writing prospectus (including on Annex A and Annex B to this free writing prospectus). For such Appraised Values and other values on a property-by-property basis, see Annex A to this free writing prospectus and the related footnotes. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of LTV Ratio at Maturity. With respect to each Mortgaged Property, the Appraised Value set forth in this free writing prospectus (including on Annex A and Annex B to this free writing prospectus) is the “as-is” appraised value unless otherwise specified below, and is in each case as determined by an appraisal made not more than 5 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this free writing prospectus.

In the following cases, the Appraised Value set forth in this free writing prospectus and on Annex A or Annex B to this free writing prospectus is not the “as-is” Appraised Value, but is instead calculated as set forth below:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, representing approximately 3.0% of the Initial Pool Balance, the Appraised Value represents the aggregate “as-is” appraised value of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at three Mortgaged Properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Tractor Supply (Chandler), representing approximately 0.3% of the Initial Pool Balance, the Appraised Value represents the “as stabilized” appraised value which assumes completion of the built-to-suit building for the sole tenant at the Mortgaged Property.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

118

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other, if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties set forth on Annex A to this free writing prospectus, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties;

•	with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, representing approximately 3.0% of the Initial Pool Balance, the Appraised Value (which is also described under the definition of “Appraised Value” above) represents the aggregate “as-is” appraised value of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at three Mortgaged Properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs . The Cut-off Date LTV Ratio for such Mortgage Loan calculated on the basis of the aggregate “as-is” appraised value without taking into account such capital deduction is 68.7%; and

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Courtyard Marriott Lynchburg, representing approximately 0.8% of the Initial Pool Balance, unless otherwise indicated in this free writing prospectus, the Cut-off Date LTV Ratio is calculated based on the “as-is” appraised value of $10,400,000 plus $2,153,600, the estimated cost of the related PIP. The Cut-off Date LTV Ratio for such Mortgage Loan based solely on the unadjusted Cut-off Date Balance is 83.0%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan; and

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

119

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan, unless expressly stated otherwise; and

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Westin Boston Waterfront, representing approximately 7.2% of the Initial Pool Balance, the related property manager established an operating account (and the borrower has pledged its rights in such account to the lender) pursuant to the management agreement into which all receipts are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees and any reserves required under the management agreement, and the property manager will otherwise have unrestricted access to funds in the operating account to the extent and for the purposes set forth in the management agreement until the management agreement has been terminated. However, the Mortgage Loan documents prohibit the borrower or operating lessee from withdrawing or transferring money from such operating account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Westin Boston Waterfront, representing approximately 7.2% of the Initial Pool Balance, see the description of the related lockbox account under the definition of “Hard Lockbox” above.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

120

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date LTV Ratio”, “Maturity Date Loan-to-Value Ratio” or “LTV Ratio at Maturity” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A to this free writing prospectus, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the LTV Ratio at Maturity does not include the principal balance of the related Subordinate Companion Loan;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties; and

•	with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity was calculated using an “as stabilized” Appraised Value, as applicable, as opposed to the related “as-is” Appraised Value:

Mortgaged Property Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
South Plains Mall	9.0%	50.1%	$399,000,000	54.3%	$368,000,000
Westin Boston Waterfront	7.2%	44.8%	$368,000,000	47.8%	$345,000,000
Harbor Pointe Apartments	5.4%	71.0%	$155,000,000	71.4%	$154,000,000
Illinois Center	5.4%	50.6%	$470,000,000	61.0%	$390,000,000
Anchorage Marriott Downtown	3.4%	51.7%	$119,500,000	56.9%	$108,500,000
Hammons Hotel Portfolio(1)	3.0%	55.5%	$371,300,000	56.1%	$367,320,502
Wilshire Catalina	2.4%	59.5%	$43,900,000	61.5%	$42,500,000
Chandler Forum	2.1%	58.6%	$34,000,000	60.4%	$33,000,000
Iron Guard Storage Portfolio TX-AL(2)	1.7%	71.7%	$24,860,000	71.8%	$24,840,000
Cortez Plaza East	1.3%	65.7%	$20,750,000	69.7%	$19,550,000
Courtyard Marriott Lynchburg	0.8%	51.4%	$13,700,000	67.6%	$10,400,000
Kensington Park & Dean Lakes(3)	0.6%	62.2%	$9,360,000	63.4%	$9,190,000
Fairfield Inn Fort Myers	0.5%	56.5%	$9,900,000	65.1%	$8,600,000
White Oak Professional Center	0.5%	50.4%	$9,200,000	54.6%	$8,500,000

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this free writing prospectus as Courtyard by Marriott Dallas/Allen, TX, Renaissance by Marriott Phoenix/Glendale, AZ and Residence Inn by Marriott Kansas City, MO.

(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Property identified on Annex A to this free writing prospectus as Iron Guard Storage Montgomery.

(3)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Property identified on Annex A to this free writing prospectus as Kensington Park.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this free writing prospectus. No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

121

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, manufactured housing community, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Pads or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, at which time the lockbox converts to a Hard Lockbox.

122

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and

123

expected to be signed, additional space that a tenant has committed to take, and in certain cases contractual rent steps generally within 14 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units,” “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads or (d) in the case of a Mortgaged Property operated as a student housing property, the number of beds.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,105,171,053
Number of Mortgage Loans	64
Number of Mortgaged Properties	93
Average Cut-off Date Mortgage Loan Balance	$17,268,298
Weighted Average Mortgage Loan Rate(2)	4.5151%
Range of Mortgage Loan Rates(2)	3.8150% – 5.7500%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	59.9%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(5)	53.2%
Weighted Average Cut-off Date Remaining Term to Maturity Date (months)	112
Weighted Average Cut-off Date DSCR(2)(3)	1.95x
Full-Term Amortizing Balloon Mortgage Loans	29.6%
Partial Interest-Only Balloon Mortgage Loans	32.9%
Interest-Only Balloon Mortgage Loans	37.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any Split Mortgage Loan, any related Pari Passu Companion Loan(s) is/are included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. With respect to any Split Mortgage Loan with a Subordinate Companion Loan, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR with respect to such Split Mortgage Loan is calculated without regard to such Subordinate Companion Loan, unless otherwise indicated. Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)	With respect to Mortgage Loans that are cross-collateralized and cross-defaulted with one or more other Mortgage Loans, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.

124

(4)	In most cases, the Cut-off Date Loan-to-Value Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, in the case of 2 Mortgage Loans, representing approximately 3.8% of the Initial Pool Balance, the respective Cut-off Date Loan-to-Value Ratio was calculated using certain adjustments and/or assumptions instead of the related “as-is” appraised value as described in the definitions of “Appraised Value” and/or “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus. The weighted average Cut-off Date Loan-to-Value Ratio for the Mortgage Pool using only “as-is” appraised values and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus is 60.0%.

(5)	In most cases, the Maturity Date Loan-to-Value Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, in the case of 14 Mortgage Loans, representing approximately 43.6% of the Initial Pool Balance, the respective Maturity Date Loan-to-Value Ratio was calculated using certain adjustments and/or assumptions instead of the related “as-is” appraised value as described in the definitions of “Appraised Value” and/or “Maturity Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus. The weighted average Maturity Date Loan-to-Value Ratio for the Mortgage Pool using only “as-is” appraised values and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Maturity Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus is 54.9%.

See “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or anticipated repayment dates, as applicable. This includes 33 Mortgage Loans, representing approximately 29.6% of the Initial Pool Balance that pay principal and interest for their entire terms, 23 Mortgage Loans, representing approximately 32.9% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and 8 Mortgage Loans, representing approximately 37.5% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or anticipated repayment dates, as applicable.

The Issuing Entity will include 15 Mortgage Loans, representing approximately 31.2% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Twenty (20) retail properties, representing collateral for approximately 27.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 19 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

One (1) of the Mortgaged Properties, representing collateral for approximately 10.9% of the Initial Pool Balance by allocated loan amount, consists of, or is part of, a regional mall. One (1) of the Mortgaged Properties, representing collateral for approximately 9.0% of the Initial Pool Balance by allocated loan amount consists of, or is part of, a super regional mall. Five (5) of the Mortgaged Properties, representing collateral for approximately 4.7% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant.” Nine (9) of the Mortgaged Properties, representing collateral for approximately 2.2% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored.” Four (4) of the Mortgaged Properties, representing collateral for approximately 1.1% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be a “single tenant retail.”

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, physical therapy facilities, emergency room facilities, diagnostic laboratories, fitness centers, health clubs, dry cleaners, classrooms/educational centers, health professional schools, gas stations, schools, daycare facilities, houses of worship, performance studios, night clubs, parking garages, hospitals, animal hospitals, driving schools, hair salons and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and

125

“Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus.

Office Properties

Fourteen (14) office properties, representing collateral for approximately 24.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 12 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, long-term care facilities, restaurants, fitness centers, health clubs, schools/classrooms, concert halls, broadcasting studios, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. Further, certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from such specialty use tenants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

Hospitality Properties

Fourteen (14) hospitality properties, representing collateral for approximately 23.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. Fourteen (14) of the hospitality Mortgaged Properties, representing collateral for approximately 23.5% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

126

The following table shows each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan. Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Mortgage Loan Cut- off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement	Mortgage Loan Maturity Date
Westin Boston Waterfront	$79,891,907	7.2%	12/31/2024	11/6/2025
DoubleTree Jersey City	$60,000,000	5.4%	12/31/2018	10/6/2025
Anchorage Marriott Downtown	$37,926,518	3.4%	12/31/2020	11/6/2025
Courtyard Marriott Lynchburg	$8,634,003	0.8%	2/9/2024	11/6/2025
Embassy Suites Concord, NC	$8,208,526	0.7%	8/12/2020	9/6/2025
Comfort Inn - Salem	$3,612,880	0.3%	5/24/2025(1)	4/6/2025

(1)	The franchise agreement provides for termination rights to either party on the 15th anniversary of the agreement in May 2020.

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Anchorage Marriott Downtown, JW Marriott Santa Monica Le Merigot and Fairfield Inn Fort Myers, representing approximately 3.4%, 2.8% and 0.5%, respectively, of the Initial Pool Balance, require seasonality reserves that were reserved in connection with the origination of such Mortgage Loans and/or that are required on an ongoing basis.

A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

Multifamily Properties

Eight (8) multifamily properties, representing collateral for approximately 9.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as The Grove at San Angelo, representing approximately 1.1% of the Initial Pool Balance, the related Mortgaged Properties are entirely (or nearly entirely) occupied by students.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Independence Village, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property relies, in part, on subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development or a similar state-run program. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrowers to meet their obligations under the related Mortgage Loans. Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Harbor Pointe Apartments, representing approximately 5.4% of the

127

Initial Pool Balance, the Mortgaged Property is required to offer certain affordable rental units under the PILOT Agreement. See “—Real Estate and Other Tax Considerations” in this free writing prospectus for more information.

Self Storage Properties

Sixteen (16) self storage properties, representing collateral for approximately 5.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self Storage Facilities” in the prospectus.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage and/or (g) rent derived from retail operations.

Mixed Use Properties

Three (3) mixed use properties, representing collateral for approximately 4.6% of the Initial Pool Balance by allocated loan amount, secure 3 of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail and/or multifamily components. To the extent a mixed use property has office, retail and/or multifamily components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties”, “—Retail Properties” and “—Multifamily Rental Properties” in the prospectus. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, theaters, parking garages, banks, ballroom event spaces, fitness centers, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Industrial Properties

Four (4) industrial properties, representing collateral for approximately 3.4% of the Initial Pool Balance by allocated loan amount, secure 4 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial Properties” in the prospectus.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Manufactured Housing Community Properties

Fourteen (14) manufactured housing community properties, representing collateral for approximately 2.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties;

128

see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Specialty Use Concentrations

As indicated on Annex A to this free writing prospectus, certain of the Mortgaged Properties have a restaurant as one or more of the 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Commerce Center, Canyon Corners, Collegian Ann Arbor Office, Commons at Kings Crossing and 835 Barrett Parkway, which secure approximately 4.1%, in the aggregate, of the Initial Pool Balance, have a gym, salon, fitness center, spa, martial arts studio or a health club as part of the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Wilshire Catalina, 411 East Franklin Street, Canyon Corners, White Oak Professional Center, Collegian Ann Arbor Office, Commons at Kings Crossing, Dutch Village and Sunrise Plaza, securing in the aggregate approximately 6.3% of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy (including aquatic therapy), emergency rooms, urgent care or veterinary offices and/or facilities, research or diagnostic laboratories or health professional schools as part of the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Property identified on Annex A to this free writing prospectus as Fairfield Bank, which secures approximately 0.2% of the Initial Pool Balance, has a bank or credit union branch as the sole tenant or one of the 5 largest tenants, which tenant is identified on Annex A. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as South Plains Mall and Commerce Center, securing approximately 11.0%, in the aggregate, of the Initial Pool Balance, have a theater as part of the related Mortgaged Property.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account only those Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at each related Mortgaged Property, the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Illinois Center, which secures approximately 5.4% of the Initial Pool Balance, has one or more parking garages or parking decks account for approximately 9.2% of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Canyon Corners, White Oak Professional Center, Commons at Kings Crossing, Elon Town Center and 76 Stirling Road, securing approximately 2.8% of the Initial Pool Balance, have tenants operating as a school or for other educational purposes as one of the 5 largest tenants at the related Mortgaged Property.

129

The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors: (i) changing local demographics; (ii) competition from other schools; increases in tuition and/or reductions in availability of student loans, government grants or scholarships; (iii) reductions in education spending as a result of changes in economic conditions in the area of the school; (iv) poor performance by teachers, administrative staff or students; or (v) mismanagement at the private school.

See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Private Schools and Other Cultural and Educational Institutions” in the prospectus.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Mortgage Loan	$120,000,000	10.9%
Top 5 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$459,891,907	41.6%
Top 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$696,252,327	63.0%
Largest Related-Borrower Concentration(1)	$69,088,821	6.3%
Next Largest Related-Borrower Concentration(1)	$21,168,656	1.9%

(1)	Excludes single-borrower Mortgage Loans and cross-collateralized and cross-defaulted Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loans.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 2.8% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for more information on the largest 20 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 700 North Sacramento Boulevard and 627 North Albany Avenue, representing in the aggregate approximately 1.8% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

130

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 10.1% of the Initial Pool Balance. No group of Mortgage Loans having related borrowers represents more than approximately 6.3% of the Initial Pool Balance.

Related Borrower Loans

Mortgaged Property Name	Cut-off Date Principal Balance	% of Initial Pool Balance

Anchorage Marriott Downtown	$37,926,518	3.4%
JW Marriott Santa Monica Le Merigot	31,162,303	2.8
Sub-Total	$69,088,821	6.3%

700 North Sacramento Boulevard	$16,436,884	1.5%
627 North Albany Avenue	3,486,507	0.3
935 West Randolph Street	1,245,265	0.1
Sub-Total	$21,168,656	1.9%

Terrace Heights Apartments	$4,544,328	0.4%
Baker’s Landing Apartments	3,171,031	0.3
Sub-Total	$7,715,359	0.7%

Ventura Avenue Self Storage	$4,000,000	0.4%
Johnson Drive Self Storage	3,300,000	0.3
Sub-Total	$7,300,000	0.7%

Rite Aid Allentown	$4,000,000	0.4%
Fairfield Bank	1,997,493	0.2
Sub-Total	$5,997,493	0.5%

Total	$111,270,329	10.1%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

New Jersey	5	$267,473,465	24.2%
Texas	17	$160,106,972	14.5%
New York	2	$145,500,000	13.2%
California	7	$84,885,401	7.7%
Illinois	7	$84,635,823	7.7%
Massachusetts	3	$83,373,891	7.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than 1 Mortgaged Property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and

131

concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

•	Mortgaged Properties located in California, Alaska, Arizona and Oklahoma, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

•	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New Jersey, Texas, New York, California, Illinois, Massachusetts, Virginia, Alaska, South Carolina, Florida, North Carolina, Wisconsin, Alabama, Mississippi, Michigan, Georgia, Minnesota, Indiana, Pennsylvania and Connecticut, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located. The damage to the affected areas included, among other things, flooding, wind and water damage, forced evacuation, and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

•	Mortgaged Properties, securing approximately 14.5%, 2.0%, 0.9% and 0.8% of the Initial Pool Balance by allocated loan amount, are located in Texas, Florida, Mississippi and Alabama, respectively, among other places, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

•	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties with Limited Prior Operating History

Five (5) of the Mortgaged Properties, identified on Annex A to this free writing prospectus as Chandler Forum, Oceaneering, Rite Aid Allentown, 835 Barrett Parkway and Tractor Supply (Chandler), securing in the aggregate approximately 5.0% of the Initial Pool Balance, were constructed, substantially renovated, re-positioned or repurposed 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Excluding any Mortgaged Properties referenced by the previous paragraph, 5 of the Mortgaged Properties, identified on Annex A to this free writing prospectus as Walgreens-Mesa, North Lamar MHC, Rolling Hills, Ennis MHC and Walls MHC, securing in the aggregate approximately 0.8% of the Initial Pool Balance by allocated loan amount, were acquired 12 months or less prior to the Cut-off Date and, therefore, lack historical financial figures and information.

132

Tenancies-in-Common and Delaware Statutory Trusts

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Mortgage Loans secured in whole by the Mortgaged Properties identified on Annex A to this free writing prospectus as Paramus Park, Harbor Pointe Apartments, The Grove at San Angelo, Turtle Cove Apartments, Aerovista Office Park, Commons at Kings Crossing and Dutch Village, representing approximately 10.9%, 5.4%, 1.1%, 0.6%, 0.5%, 0.4% and 0.3%, respectively, of the Initial Pool Balance, each of the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Condominium Interests

Two (2) of the Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as DoubleTree Jersey City and Fairfield Bank, collectively representing approximately 5.6% of the Initial Pool Balance, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as DoubleTree Jersey City, representing approximately 5.4% of the Initial Pool Balance, the Mortgaged Property is subject to a condominium regime. The borrower owns the hotel unit (“Hotel Unit”) in a four-unit condominium. The borrower does not control the condominium association, but holds 50.0% of the voting rights as the condominium is managed by a board of trustees which consists of four members, one of which is appointed by the Hotel Unit, one of which is an affiliate of the borrower, and two are independent owners. The consent of the borrower as the Hotel Unit owner and the lender holding a first mortgage on the Hotel Unit are required for any action or decision materially and adversely affecting the use and operation of the Hotel Unit.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairfield Bank, representing approximately 0.2% of the Initial Pool Balance, the Mortgaged Property comprises one of five commercial and 108 residential units in a condominium. The condominium is controlled by a board of five members, four drawn from the residential units and one drawn from the retail units. The related borrower is not represented on the board; however, any action of the board that would affect the rights of the retail unit owners under the condominium declaration requires unanimous approval of the retail unit owners.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Leasehold Interests

For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Four (4) Mortgaged Properties, identified on Annex A to this free writing prospectus as Paramus Park, 750 Lexington Avenue, Embassy Suites Concord, NC and Renaissance by Marriott Phoenix/Glendale, AZ, securing

133

approximately 10.9%, 4.1%, 0.7% and 0.4%, respectively, of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

Four (4) Mortgaged Properties, identified on Annex A to this free writing prospectus as Westin Boston Waterfront, JW Marriott Santa Monica Le Merigot, Elon Town Center and Embassy Suites Huntsville, AL, securing approximately 7.2%, 2.8%, 0.3% and 0.3%, respectively, of the Initial Pool Balance are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, 355 parking spaces at the Mortgaged Property are subject to a ground lease expiring on September 30, 2038 and the ground lease does not contain most of the typical financeability provisions. The parking provided under the ground lease is required for compliance with zoning requirements. Damages arising from a termination of the ground lease are recourse to the borrower sponsor of the Mortgage Loan.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” in the prospectus. See also Sponsor Representations and Warranties No. 34 (Ground Leases) on Annex E-1 to this free writing prospectus and any related exceptions on Annex E-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this free writing prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Commerce Center, representing approximately 1.9% of the Initial Pool Balance, the related borrower is aware of potential future condemnations potentially impacting access to portions of the Mortgaged Property, potential takings of a portion of the parking areas at the related Mortgaged Property, and potential takings of other portions of the Mortgaged Property for the construction of a roadway overpass. At origination, the related borrower represented that it has had discussions with the relevant municipality regarding the potential takings and to its knowledge, (A) the above-described potential takings are not projected to occur prior to 2030, (B) the aforementioned roadway overpass is for pedestrian access only and (C) the above-described potential takings are not projected to (I) involve more than 10% of the above-described parking areas used by the affected tenant or any other material portion of the Mortgaged Property, (II) materially and adversely impact access to any portion of the Mortgaged Property or (III) otherwise have a material adverse effect on the business, profits, prospects, management, operations or condition (financial or otherwise) of the related borrower, related sponsor or the Mortgaged Property or any portion thereof. Any consummation of the potential takings without the lender’s consent is an event of default under the related Mortgage Loan documents. The Mortgage Loan is recourse to the related borrower and related guarantor for (A) losses in connection with (I) any breach of the representations described above and (II) above-described potential takings, the actual and/or threatened consummation thereof and/or any other items or matters related thereto and (B) the full amount of the debt in the event that any above-described potential taking is consummated without the lender’s written consent. Under the related Mortgage Loan documents, the lender has the option of using any condemnation proceeds to pay down the debt in the event that, among other things, an event of default exists under the Mortgage Loan documents, the applicable condemnation materially impairs existing access to the Mortgaged Property, any major tenant terminates its lease in connection with the applicable condemnation or the lender fails to be satisfied that, following any related restoration, fair

134

market value and cash flow of the Mortgaged Property will not be less than the fair market value and cash flow of the Mortgaged Property that existed prior to the applicable condemnation.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

135

Additional Secured Debt. The table below provides certain information with respect to each Split Mortgage Loan and its corresponding Companion Loan(s), that in each case are together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination Interest Rate	Loan Combination Cut-off Date LTV	Loan Combination DSCR	Loan Combination Debt Yield on Underwritten NOI

590 Madison Avenue(1)	$100,000,000	9.0%	$269,366,000	$280,634,000	$650,000,000	3.8150%	43.3%	2.14x	8.3%

South Plains Mall(2)	$100,000,000	9.0%	$100,000,000	N/A	$200,000,000	4.2205%	54.3%	2.04x	9.2%

Westin Boston Waterfront(3)	$79,891,907	7.2%	$124,831,105	N/A	$204,723,011	4.3580%	59.3%	1.87x	12.9%

Harbor Pointe Apartments	$60,000,000	5.4%	$50,000,000	N/A	$110,000,000	4.7600%	71.4%	1.48x	7.2%

Illinois Center(4)	$60,000,000	5.4%	$200,000,000	N/A	$260,000,000	4.4950%	66.7%	1.35x	9.1%

750 Lexington Avenue	$45,500,000	4.1%	$84,500,000	N/A	$130,000,000	4.5500%	43.3%	1.48x	9.7%

Anchorage Marriott Downtown	$37,926,518	3.4%	$37,926,518	N/A	$75,853,035	4.6700%	69.9%	1.76x	12.3%

Hammons Hotel Portfolio(5)	$32,933,903	3.0%	$216,985,092	N/A	$249,918,994	4.9535%	68.0%	1.68x	12.4%

JW Marriott Santa Monica Le Merigot	$31,162,303	2.8%	$31,162,303	N/A	$62,324,606	4.9700%	59.9%	1.77x	13.5%

(1)	The 590 Madison Avenue Companion Loans are currently comprised of note A-1, with an outstanding principal balance as of the Cut-off Date of $169,366,000, the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $100,000,000, and note B, with an outstanding principal balance as of the Cut-off Date of $280,634,000 (note B, together with note A-1, the “590M Standalone Note”). The 590M Standalone Note is the controlling note for the 590 Madison Avenue Loan Combination.

(2)	The South Plains Mall Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $30,000,000.

(3)	The Westin Boston Waterfront Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $69,905,419, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $54,925,686.

(4)	The Illinois Center Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $100,000,000, and the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $100,000,000.

(5)	The Hammons Hotel Portfolio Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $99,648,722, the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $72,245,323, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $45,091,047.

See “—The Loan Combinations” below for more information regarding these Companion Loans. Also see “Structural and Collateral Term Sheet—590 Madison Avenue”, “—South Plains Mall”, “—Westin Boston Waterfront”, “—Harbor Pointe Apartments”, “—Illinois Center”, “—750 Lexington Avenue”, “—Anchorage Marriott Downtown”, “—Hammons Hotel Portfolio” and “—JW Marriott Santa Monica Le Merigot” in Annex B to this free writing prospectus.

Existing Mezzanine Debt. Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

136

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine or subordinate indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan NCF DSCR	Cut-off Date Total Debt NCF DSCR

JW Marriott Santa Monica Le Merigot(1)	$31,162,303	2.8%	$17,000,000	$79,324,606	5.94082%	59.9%	76.3%	1.77x	1.26x

(1)	The related mezzanine loan is initially being held by a third party that is not affiliated with the related Sponsor.

The mezzanine loan related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as JW Marriott Santa Monica Le Merigot, representing approximately 2.8% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the Mortgage Loan that sets forth the relative priorities between the Mortgage Loan and the mezzanine loan. Such intercreditor agreement or the mezzanine loan agreement generally provides, among other things, that (a) all payments due under the mezzanine loan are subordinate after an event of default under the Mortgage Loan to any and all payments required to be made under the Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) following an event of default under the Mortgage Loan, the mezzanine lender may accept payments and prepayments of the mezzanine loan only from non-property-related revenue, (c) the mezzanine lender will have certain rights to receive notice of and cure defaults under the Mortgage Loan prior to any acceleration or enforcement of the Mortgage Loan, (d) the mezzanine lender may amend or modify the mezzanine loan in certain respects without the consent of the mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in the Mortgage Loan borrower, which could result in a change of control with respect to the Mortgage Loan borrower and a change in the management of the Mortgaged Property, (f) if the Mortgage Loan is accelerated or becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the mortgage lender exercises any enforcement action under the Mortgage Loan documents with respect to the Mortgage Loan borrower or the Mortgaged Property, the mezzanine lender has the right to purchase the Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related mortgage lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.

Generally, upon a default under the mezzanine loan described in the preceding paragraph, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt. The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

137

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
590 Madison Avenue	$100,000,000	9.0%	41.17%	2.14x	N/A	Y
Commerce Center	$21,300,000	1.9%	70%	1.40x	8.5%	Y
North Myrtle Beach Self Storage Portfolio	$15,100,000	1.4%	64%	1.62x	N/A	Y
Fairfield Inn Fort Myers	$5,988,404	0.5%	70%	1.40x	N/A	Y

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements. Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, representing approximately 3.0% of the Initial Pool Balance, subject to disputed interpretations, upon the exercise of any right to purchase the properties pursuant to the JDH ROFR, as described in “—Litigation Considerations” below, by Jonathan Eilian or an entity controlled by Jonathan Eilian, the Revocable Trust of John Q. Hammons, dated December 28, 1989, as Amended and Restated (the “JQH Trust”), which is the borrower sponsor, has committed to provide financing for such purchase by taking a preferred equity interest in the parent of the single purpose entity acquiring any such property in an amount equal to 22.5% of the cumulative purchase prices of the properties being purchased. Such preferred equity will be interest only, for a term of 5 years, at an interest rate equal to 30-day LIBOR plus 3.75% for years 1-3, increasing by 0.75% per year thereafter, and will be prepayable at any time, in whole or in part, without penalty. However, the purchasers of the properties must fund as equity in connection with their purchase, an aggregate minimum amount at least equal to 10% of the amount by which the all-in purchase price payable exceeds any initial senior acquisition financing obtained or assumed by the purchaser and in no event may they obtain any new first mortgage financing (excluding assumed loans) in excess of 67.5% of the all-in purchase price. Such preferred equity is required to be subordinate to the Hammons Hotel Portfolio Mortgage Loan, and subject to a customary subordination or recognition agreement.

Permitted Unsecured Debt. There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability to Incur Other Financings Entails Risk” in this free writing prospectus.

138

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date. See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

•	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

•	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

•	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

•	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance,

139

letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Harbor Pointe Apartments, the ESA identifies the Mortgaged Property as being located within the former Military Ocean Terminal, Bayonne (“MOTBY”). MOTBY was, at separate times, utilized by the United States Navy and the United States Army whose various operations caused impacts to the larger MOTBY site. Multiple site investigations of MOTBY identified impacts to soil on various portions of the MOTBY site, including the Mortgaged Property. These impacts were remediated and/or capped by the Bayonne Local Redevelopment Authority. In 2006, the soil remediated and capped areas received a No Further Action letter from the governing authority, which restricted the capped areas, including portions of the Mortgaged Property, to non-residential use. This restriction was later modified in June 2007 to allow for multifamily use. In 2006, the larger MOTBY site, including the Mortgaged Property, also received a NFA from the governing authority related to groundwater, which created a groundwater classification exception area and well restriction area. The City of Bayonne has assumed the responsibilities associated with groundwater monitoring and reporting for the larger MOTBY site.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Commerce Center, representing approximately 1.9% of the Initial Pool Balance, the ESA identifies groundwater impacts associated with an historic onsite dry-cleaning operation as a REC for the Mortgaged Property. The latest round of groundwater sampling in July 2015 indicated that active remediation will not be required. Groundwater monitoring and natural attenuation have been proposed as a remedy for the Mortgaged Property. An environmental reserve of $49,628 was established at origination of the Mortgage Loan, which equates to 150% of the cost estimated by the ESA consultant to address the known groundwater impacts.

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Kensington Park, securing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the ESA identifies an historic dry cleaner located in the eastern-center portion of the Mortgaged Property. Historic records were unclear as to whether this dry cleaner may have operated only as a drop-off facility or included an onsite dry-cleaning plant. To mitigate any potential issues associated with this historic dry cleaner, the borrower is required to have a sub-slab venting system installed at the 7630 Lyndale Avenue building located on the Mortgaged Property within 90 days of origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Elon Town Center, representing approximately 0.3% of the Initial Pool Balance, the Phase I report noted a dry cleaner was located approximately 50 feet south of the Mortgaged Property from approximately 1948 to 1968. The dry cleaner represents a REC and potential vapor encroachment concern. In lieu of additional testing borrower has agreed to install a vapor mitigation system within 60 days of origination of the Mortgage Loan.

140

Litigation Considerations

Below are descriptions of certain material current litigation matters relating to certain Mortgage Loans. Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, representing approximately 3.0% of the Initial Pool Balance, each Mortgaged Property is indirectly owned by the Revocable Trust of John Q. Hammons, dated December 28, 1989, as Amended and Restated (the “JQH Trust”). In 2005, the JQH Trust reached an agreement with an entity controlled by Jonathan Eilian (“Eilian”) to take private a public company in which JQH Trust owned a substantial interest, with the JQH Trust (for tax purposes) receiving a preferred equity interest in exchange for its ownership interest (the “Preferred Equity Interest”) in a new entity, Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.) (“Atrium LP”), which indirectly owns the hotels that were owned by the public company, with a liquidation preference at that time of no less than $335 million. In connection with taking the public company private, the JQH Trust gave a right of first refusal (the “JDH ROFR”) to JD Holdings, LLC (“JD Holdings”), an entity controlled by Eilian, with respect to certain enumerated properties owned by the JQH Trust and additional properties developed by the JQH Trust (the “JQH Hotels”). Although subject to dispute by JQH Trust, the JDH ROFR purported to give JD Holdings the right to match any bona fide sale price in the event the JQH Trust sold any JQH Hotels. Additionally, and also subject to dispute by JQH Trust, the JDH ROFR provided that the JQH Trust and related affiliates were required upon the death of John Q. Hammons (“JQH”), to sell all of the JQH Hotels no later than the later to occur of (a) two (2) years after the date of JQH’s demise, and (b) full redemption or other permitted disposition by JQH and his affiliates of all of his and their Preferred Equity Interest. Further, and subject to dispute by JQH Trust, the agreement governing the JDH ROFR provided that JD Holdings would have the right to exercise the JDH ROFR at a 20% discount off the purchase price of any property ultimately determined to be subject to the right of first refusal as to which a material breach of the JDH ROFR is established. Additionally, the partnership agreement of Atrium LP provides that if the Preferred Equity Interest had not been redeemed before JQH’s death, then Atrium LP was required to begin liquidating its assets on or before a date that is eighteen months after the first business day after the earlier to occur of (i) Hammons’s death or (ii) one month after the seventh anniversary of the effective date of the partnership agreement if a liquidation notice has been received (October 16, 2018). JQH died in May of 2013.

There is ongoing litigation that commenced prior to the death of JQH between JD Holdings and certain affiliated entities and JQH Trust and certain of its affiliates (including one or more borrowers under the Hammons Hotel Portfolio Mortgage Loan) disputing the interpretation of the JDH ROFR and the terms of the Atrium LP partnership agreement. Among the matters in dispute are the validity of the JDH ROFR, the required timing of the sale of the JQH Hotels, whether a liquidation of Atrium LP constitutes a disposition by JQH or his affiliates, the calculation of the redemption price of the Preferred Equity Interest and which assets are subject to the JDH ROFR. In October 2014, the Court of Chancery of the State of Delaware issued a Memorandum Opinion granting in part JD Holdings’ Motion for Judgment on the Pleadings. While some claims are still outstanding, the majority of the claims were decided in favor of JD Holdings and the JQH Trust has indicated that it intends to appeal the ruling on the Motion for Judgment on the Pleadings once a final order is entered. Although the litigation was temporarily stayed in April 2015 pending the completion of the liquidation of Atrium LP which JD Holdings and its affiliates contend is ongoing, the stay was lifted in October 2015 following JQH Trust’s receipt on September 23, 2015 of notice that a certificate of cancellation was filed with the Delaware Secretary of State for Atrium LP on September 21, 2015 indicating that Atrium LP has purportedly liquidated its assets. On October 28, 2015 the Court of Chancery of the State of Delaware ordered the JQH Trust not to take action outside the ordinary course of business as to any of the properties or assets alleged to be subject to the JDH ROFR without providing at least five (5) business days’ prior written notice to JD Holdings. The JQH Trust intends to dispute the validity of this purported liquidation. While the exact amount of any Preferred Equity Interest held by the JQH Trust and Hammons, Inc. (the “Hammons Limited Partners”) is subject to dispute by JQH Trust, the ultimate amount paid to the Hammons Limited Partners in respect of the Preferred Equity Interest may be zero. Even if a payment in respect of the Preferred Equity Interest is ultimately made, it may be substantially less than the value that JQH Trust believes it is owed. This may have an adverse effect on the net worth of JQH Trust. Note: the issue of material adverse impact is subjective and the JQH Trust does not agree that it will have an adverse impact.

The JQH Trust (through John Q. Hammons Hotels Development, LLC (the “iStar Borrower”)) also received a $275 million line of credit (the “Line of Credit”) from Atrium Lendco, LLC (“Atrium Lendco”), an entity controlled by

141

Eilian (and utilizing funds provided by iStar Financial Inc. (“iStar”), in connection with the above described transactions in 2005. The servicing of the Line of Credit was subsequently assigned back to an affiliate of iStar. iStar has a minority ownership interest in Atrium LP. To date, $110,000,000 has been drawn against the line of credit and $37,000,000 of accrued interest has been capitalized (for a total outstanding balance of approximately $147,000,000). The line of credit has an interest rate of LIBOR, subject to a floor of 3.22%, plus 1%, and matures on March 15, 2021. The iStar Borrower is the direct owner of the borrowers owning the Mortgaged Properties identified on Annex A to this free writing prospectus as Embassy Suites Concord, NC, Renaissance by Marriott Phoenix/Glendale, AZ, Embassy Suites Huntsville, AL, and Embassy Suites Murfreesboro, TN. The line of credit is also secured by additional collateral other than the equity in the 4 borrowers, including the Preferred Equity Interest. Any proceeds from the redemption or liquidation of the Preferred Equity Interest, if any, is required to be applied to the outstanding balance of the Line of Credit. The Line of Credit has been guaranteed by the JQH Trust. As additional collateral for the Line of Credit, the JQH Trust has pledged its equity interest in the iStar Borrower.

iStar brought an action against the JQH Trust in 2013 seeking a declaratory judgment as to an alleged default under the loan agreement on the basis of an alleged breach of a net worth covenant by the JQH Trust, and accelerated the line of credit and commenced a UCC foreclosure sale of the Preferred Equity Interest collateral securing the line of credit. The court denied a motion for partial summary judgment brought by iStar, and granted the JQH Trust defendants a temporary restraining order barring iStar from non-judicially foreclosing on the Preferred Equity Interest and other collateral. Fact discovery for these proceedings is ongoing, and is subject to a court-ordered completion deadline of December 11, 2015, which may be extended. We cannot assure you that this litigation will not be settled or determined in favor of iStar. However, a foreclosure by iStar would be (a) a transfer that is not permitted under the Mortgage Loan documents if done without the consent of the lender under the Hammons Hotel Portfolio Mortgage Loan and (b) though subject to disputed interpretations, a “disposition” of the Preferred Equity Interest as discussed above that could trigger the sale of the JQH Hotels and the JDH ROFR.

In the event JD Holdings exercises its right to purchase the properties under the JDH ROFR, the related Mortgage Loan documents pre-approved the assumption of the Mortgage Loan by Eilian or an Eilian controlled affiliate, subject to approval of the financial statements of the replacement carveout guarantor. Additionally, the sale of any JQH Hotels that are Mortgaged Properties could result in a release of the properties from the lien of the loan and a prepayment as described under “—Certain Terms of the Mortgage Loans—Partial Releases” in this free writing prospectus.

On November 4, 2015, iStar brought an additional action against the iStar Borrower and the JQH Trust as guarantor of the Line of Credit seeking a monetary judgment in favor of iStar in an amount equal to the Line of Credit, plus default interest, costs, expenses, and attorneys’ fees on the grounds that (a) JQH allegedly failed to pay down the iStar Line of Credit with any proceeds received by JQH from the redemption or liquidation of the Preferred Equity Interest, allegedly triggering an event of default under the Line of Credit loan documents, (b) the entering into of the Hammons Hotel Portfolio Mortgage Loan by the borrowers owning the Mortgaged Properties identified on Annex A to this free writing prospectus as Embassy Suites Concord, NC, Renaissance by Marriott Phoenix/Glendale, AZ, Embassy Suites Huntsville, AL, and Embassy Suites Murfreesboro, TN (collectively, the “iStar Properties”) allegedly violated the terms of the Line of Credit as the Hammons Hotel Portfolio Mortgage Loan was not “permitted indebtedness” in accordance with the terms of the Line of Credit because the mortgage encumbering each Mortgaged Property secures the entire $250,800,000 original principal balance of the Hammons Hotel Portfolio Loan Combination, which allegedly results in a violation of the definition of “permitted indebtedness” under the Line of Credit that requires individual property level loan-to-value ratio of no more than 70.0% and (c) the “cash out” received by JQH Trust and/or its subsidiaries totaling approximately $20,000,000 as proceeds of the Hammons Hotel Portfolio Mortgage Loan were allegedly required to be used to pay down the Line of Credit as a result of the alleged existence of an event of default under the Line of Credit. The Cut-off Date LTV Ratio for the Hammons Hotel Portfolio Loan Combination calculated on the basis of the aggregate “as-is” appraised values of the respective Mortgaged Properties is 68.7%. The iStar Borrower and JQH Trust dispute these claims and intend to defend such claims, however we cannot assure you that this litigation will be settled or that it will be determined in favor of the iStar Borrower and the JQH Trust. If iStar prevails on the claim, we cannot assure you that the iStar Borrower and/or the JQH Trust would have sufficient assets to satisfy any related judgment, which may result in a foreclosure on the collateral securing the Line of Credit, including the equity in the iStar Properties. Any such foreclosure could be an event of default under the Hammons Hotel Portfolio Mortgage Loan unless certain requirements under the loan documents related to change of control are met or the related

142

Mortgaged Properties are released from the lien of the Hammons Hotel Portfolio Mortgage Loan in accordance with the terms of the loan documents.

We cannot assure you that (i) the above described litigations will not be ongoing, (ii) either of such litigations will be determined in favor of JQH Trust and its affiliates and subsidiaries, (iii) Atrium LP was properly liquidated, (iv) JQH will receive any money in respect of the Preferred Equity Interest to satisfy all or a portion of the Line of Credit in connection with any liquidation of Atrium LP, or in fact any amounts at all in redemption of the Preferred Equity Interest, (v) the JQH Hotels will or will not be marketed for sale or (vi) the JDH ROFR will or will not be exercised.

We cannot assure you that any such litigation would not have an adverse effect on, or provide any indication of the future performance of the obligors or non-recourse carveout guarantors under, the related Mortgage Loans.

For additional information, see Sponsor Representations and Warranties Nos. (6) Permitted Liens; Title Insurance, (13) Actions Concerning Mortgage Loan and (30) Due on Sale or Encumbrance on Annex E-1 to this free writing prospectus and any related exceptions with respect to the Hammons Hotel Portfolio Mortgage Loan on Annex E-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this free writing prospectus).

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Anchorage Marriott Downtown and JW Marriott Santa Monica Le Merigot, collectively representing approximately 6.3% of the Initial Pool Balance, one of the related sponsors acquired an unrelated entity that owned certain casinos. The unrelated entity was denied a gaming license with respect to one casino and the related sponsor was unable to operate the property. As a result, the related sponsor placed the casino-owning entity into Chapter 11 bankruptcy and defaulted on the loan used to acquire the entity. The entity’s assets were sold out of bankruptcy to unaffiliated parties. The sponsor is currently a defendant in litigation relating to the acquisition of the casino-owning entity; the plaintiffs, bondholders in the transaction, allege breaches of fiduciary duty, contract, and the implied covenant of good faith and fair dealing.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 411 East Franklin Street, representing approximately 1.0% of the Initial Pool Balance, the sponsor, Norman Jemal, and his father Douglas Jemal along with two other executives of Douglas Development Corporation, an active participant in revitalization projects in Washington D.C., were charged in the U.S. District Court for the District of Columbia in 2004 with multiple offenses including bribery, conspiracy, tax evasion and wire fraud. Norman Jemal was acquitted of all charges.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Green Bay Packing Facility, representing approximately 1.0% of the Initial Pool Balance, the prior affiliated owner of the Mortgaged Property, Spire Freezers Limited has a CAD $866,057.93 (US $660,074.95) judgment against it in Ontario relating to a lease dispute at the Mortgaged Property. The lender reserved US $660,074.95 to be disbursed upon a final resolution of the judgment and certain additional conditions pursuant to the loan agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 76 Stirling Road, representing approximately 0.6% of the Initial Pool Balance, the related sponsor is a managing general partner of Centrock, a commercial real estate brokerage and investment company, that indirectly invested in a condominium project in New Jersey. The project successfully sold 12 of its 18 units, however, the project was substantially completed at the end of 2007 and due to the presence of extreme adverse market conditions the remainder of the units could not be sold at a price level that would pay off the loan balance. The developer abandoned the project. Mitos Overseas Corp., a related party to Centrock, hired a former banker to negotiate on its behalf for the purchase of the balance of the note from the lender for approximately $2,800,000.00.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

143

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment, expansion and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Plains Mall, representing approximately 9.0% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a $24,000,000 renovation program that is anticipated to be completed by mid-2016 and is expected to include new mall entrances, common area upgrades, new mall signage, skylights, kiosks and public restroom additions/renovations.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Courtyard Marriott Lynchburg, representing approximately 0.8% of the Initial Pool Balance, a $2,153,600 PIP was commenced at the origination of the Mortgage Loan with the related borrower’s acquisition of the Mortgaged Property. At origination, $2,118,960 was reserved in connection with the PIP and a $250,000 holdback related to the PIP held by the escrow agent at origination was collaterally assigned to the lender, together representing 110% of the outstanding cost of the PIP.

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Courtyard by Marriott Dallas/Allen, TX, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, there are planned renovations and capital improvements including new flooring and wall vinyl for common areas and guestrooms, totaling approximately $1,944,314 (for which the borrower has reserved $1,940,000).

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Renaissance by Marriott Phoenix/Glendale, AZ, securing approximately 0.4% of the Initial Pool Balance by allocated loan amount, there are planned renovations and capital improvements in 2016 totaling approximately $650,000 and a full property renovation in 2017 which will include new flooring for all common areas and guestrooms (for which the borrower has reserved $5,000,000).

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Residence Inn by Marriott Kansas City, MO, representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, there are planned renovations and capital improvements, including guestroom updates and new flooring and wall vinyl for common areas, totaling approximately $976,188 (for which the borrower has reserved $950,000).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairfield Inn Fort Myers, representing approximately 0.5% of the Initial Pool Balance, the related franchisor required an approximately $1.62 million PIP when the borrower acquired the Mortgaged Property, which PIP commenced in July 2014. The PIP requires upgrades to the guestrooms, common areas of the hotel including the lobby, breakfast and seating area, and business center. A market pantry will be installed as well as the addition of office meeting space. At Mortgage Loan closing, the borrower reserved $628,177.50 (which amount is approximately 125% of the remaining cost to the complete the PIP upgrade ($502,542)). The borrower has until December 31, 2015 to complete the PIP.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for additional information on the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

144

Default History, Bankruptcy Issues and Other Proceedings

One (1) of the Mortgage Loans, secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 700 North Sacramento Boulevard, representing approximately 1.5% of the Initial Pool Balance by allocated loan amount, was a refinancing in whole or in part of a loan that was in maturity default at the time of refinancing (although the related sponsor had obtained a forbearance and was pursuing a forbearance extension while arranging the refinancing, which repaid the prior loan in full).

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, in addition to any bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, with respect to the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship) and other than as set forth above:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, General Growth Properties, Inc., the non-recourse carveout guarantor, filed for Chapter 11 bankruptcy on April 16, 2009. General Growth Properties, Inc. emerged from bankruptcy on November 8, 2010.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Anchorage Marriott Downtown and JW Marriott Santa Monica Le Merigot, collectively representing approximately 6.3% of the Initial Pool Balance, one of the related sponsors acquired an entity that owned certain casinos. The unrelated entity was denied a gaming license with respect to one casino and the related sponsor was unable to operate the property. As a result, the related sponsor placed the casino-owning entity into Chapter 11 bankruptcy and defaulted on the loan used to acquire the entity. The entity’s assets were sold out of bankruptcy to unaffiliated parties. The sponsor is currently a defendant in litigation relating to the acquisition of the casino-owning entity; the plaintiffs, bondholders in the transaction, allege breaches of fiduciary duty, contract, and the implied covenant of good faith and fair dealing. The related sponsor also acquired an unrelated portfolio of hotel properties financed by an unrelated $1,100,000,000 loan. The loan matured in 2010 with an outstanding balance of $1,030,000,000, and the sponsor agreed to a deed in lieu of foreclosure with respect to the properties. The sponsor also had a maturity default with respect to the related Mortgaged Property in 2010; the unrelated lender issued, but did not enforce, a default notice, and approximately one month later financing was secured to pay off the defaulted loan in full.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Wilshire Catalina, representing approximately 2.4% of the Initial Pool Balance, the related sponsor has been involved in three unrelated real estate transactions which have resulted in the foreclosure of the real property collateral securing such transactions, and several transactions involving loans that were or are in special servicing or involved workouts of the unrelated loans.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cortez Plaza East, representing approximately 1.3% of the Initial Pool Balance, one of the guarantors, Michael Lembo Jr. (“Lembo”), was the guarantor of two commercial loans, each secured by a property located in Tucson, Arizona. The related loans went into default in December 2011, and Lembo gave each of the properties to the related bank via a deed-in-lieu of foreclosure. The outstanding balances at the time of the related deeds-in-lieu of foreclosure were approximately $429,887 and $231,468. Additionally, Lembo is subject to a Chapter 13 bankruptcy proceeding filed on January 17, 2012 in the District of Arizona U.S. Bankruptcy Court. According to bankruptcy counsel for Lembo, the bankruptcy plan was confirmed on October 28, 2013.

145

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this free writing prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

•	Seven (7) of the Mortgaged Properties, securing 7 Mortgage Loans, and representing in the aggregate approximately 6.1% of the Initial Pool Balance by allocated loan amount, are each leased to a single tenant.

•	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 2.1% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations. See Annex A to this free writing prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan.

146

Identified below are certain lease expirations or concentrations of lease expirations with respect to retail, office, industrial and mixed use Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Chandler Forum	2.1%	2/28/2022(1)	11/6/2025
Green Bay Packing Facility	1.0%	8/10/2025	10/1/2025
Fairfield Bank	0.2%	11/30/2022	11/6/2025

(1) The sole tenant, AmeriCredit Financial Services, may terminate its lease on November 30, 2020 upon 12 months’ notice and payment of a termination fee.

•	With respect to the Mortgaged Properties identified in the table below, one or more tenant leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire in a single calendar year that is prior to or the same year as the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
South Plains Mall	9.0%	52.4%	2017	11/6/2025
Aerovista Office Park	0.5%	69.8%	2021	11/6/2025
Collegian Ann Arbor Office	0.5%	62.6%	2024	11/6/2025
100 & 200 Foxborough Boulevard	0.3%	56.1%	2018	8/6/2025
835 Barrett Parkway	0.3%	68.0%	2025	11/6/2025
Heights Corner II	0.2%	52.9%	2020	11/6/2025

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations. Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

147

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

(xiv) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or at least 20% of its leased net rentable square footage) upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are discussed further below):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 590 Madison Avenue, representing approximately 9.0% of the Initial Pool Balance, the largest tenant, IBM, representing approximately 11.7% of the net rentable square footage of the Mortgaged Property, has the option at any time after July 1, 2022 to surrender any entire floor of its premises, except for the 3rd floor.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 111 East Wacker Drive, representing approximately 3.1% of the Initial Pool Balance by allocated loan amount, the second-largest tenant, Combined Insurance Company, representing 9.7% of the net rentable area at the related Mortgaged Property, may terminate all of its leased premises on July 14, 2018 with at least 12 months’ notice and payment of a termination fee.

148

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chandler Forum, representing approximately 2.1% of the Initial Pool Balance, the sole tenant, AmeriCredit Financial Services, may terminate its lease on November 30, 2020 upon 12 months’ notice and payment of a termination fee.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 700 North Sacramento Boulevard, representing approximately 1.5% of the Initial Pool Balance, Kaleidoscope, representing 21.7% of the net rentable area at the related Mortgaged Property, may terminate its lease on June 30, 2019 upon 6 months’ notice and payment of a termination fee.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, the fifth largest tenant, Express, representing approximately 2.7% of the net rentable square footage of the related Mortgaged Property, has a termination option based on failure to meet certain sales targets.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to the free writing prospectus as 627 North Albany Avenue, representing approximately 0.3% of the Initial Pool Balance, Milk & Honey Granola, representing 22.8% of the net rentable area at the related Mortgaged Property, may terminate its lease upon 6 months’ notice if the tenant ceases operations from the premises or sells its business.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, the five largest tenants, collectively representing approximately 19.5% of the net rentable square footage of the related Mortgaged Property, may pay reduced rent or terminate its lease if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for more information on material lease termination options relating to the largest 20 Mortgage Loans.

149

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the largest 20 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Commerce Center, representing approximately 1.9% of the Initial Pool Balance, the third-largest tenant, CVS/Hook Superx, representing approximately 7.0% of the net rentable square footage at the Mortgaged Property, has the right to go dark at any time with a landlord right of recapture.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that (i) have these types of risks, and (ii) relate to a tenant that individually represents more than 5% of the base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such property could also have these types of risks.

	% of Initial		% of Net
	Pool		Rentable	% of Base
Mortgaged Property Name	Balance	Tenant	Area	Rent
Aerovista Office Park	0.5%	State Water Resources Control Board(1)	69.8%	67.0%
627 North Albany Avenue	0.3%	City of Chicago (Dept. of Internal Affairs)(2)	23.7%	38.4%

(1)	The tenant may terminate its lease any time on or after October 31, 2018 upon 90 days’ written notice.

(2)	The tenant may terminate its lease any time after October 1, 2012 upon 180 days’ written notice.

Other Tenant Termination Issues

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 590 Madison Avenue, representing approximately 9.0% of the Initial Pool Balance, the second largest tenant, Crowell & Moring, representing approximately 9.7% of the net rentable area of the Mortgaged Property, subleases a portion of its space.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Plains Mall, representing approximately 9.0% of the Initial Pool Balance, the largest tenant, JCPenney, representing approximately 22.2% of the net rentable area of

150

the Mortgaged Property, has subleased part of its space to a third party, Firestone Tire, through the lease expiration date.

Tenants Not Yet in Occupancy or Paying Rent, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent or may be in the process of negotiating such lease. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 590 Madison Avenue, representing approximately 9.0% of the Initial Pool Balance, the third largest tenant, Aspen Insurance, representing approximately 7.0% of the net rentable area of the Mortgaged Property, is anticipated to vacate 5,507 square feet and is anticipated to take occupancy of 72,327 square feet (7.0% of the net rentable area) in March 2016. Moreover, the fifth largest tenant, Bonhams, representing approximately 4.0% of the net rentable area of the Mortgaged Property, is anticipated to take occupancy of 4,568 square feet of storage space on December 1, 2015. We cannot assure you that either tenant will take occupancy or begin paying rent as expected or at all.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Sunrise Plaza, representing approximately 0.2% of the Initial Pool Balance, the third largest tenant, Great Clips, representing approximately 7.7% of the net rentable area of the Mortgaged Property, will not commence paying rent until January 2016.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. In addition, certain of the Mortgage Loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Tenants in Financial Distress or Affiliated with a Parent or Related to a Chain That Is in Financial Distress

In addition, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, or may be part of a chain that is in financial distress as a whole, may have filed for bankruptcy, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

151

For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties or certain tenants at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	On July 7, 2015, Sears Holdings Corp. (“Sears”) announced that it closed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust. In the transaction, Sears sold 235 Sears branded and Kmart branded stores to Seritage along with Sears’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company (the “Joint Ventures”), which together hold an additional 31 Sears Holdings properties. In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the Joint Ventures, back to Sears, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears, Seritage and the Joint Ventures have the right to recapture space from Sears, allowing them to reconfigure and rent the recaptured space to third party tenants over time. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Paramus Park and South Plains Mall, representing approximately 10.9% and 9.0%, respectively, of the Initial Pool Balance, Sears is an anchor at the mall but is not part of the collateral for the related Mortgage Loan. We cannot assure you that under the terms of the master leases among Seritage, Sears and the Joint Ventures, such Sears store will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On June 15, 2015, Gap, Inc. (“Gap”) announced plans to close approximately 175 stores, approximately 140 stores will close this year in an effort to reduce store locations. Although specific properties have not been identified by the company, we cannot assure you that Mortgaged Properties having such tenants will not be adversely affected. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, Gap, GapKids, babyGap and Old Navy (which is also a subsidiary of Gap) are tenants at such Mortgaged Property. We cannot assure you that Gap, or its subsidiaries, will remain open for business or that the closing of any other Gap, Banana Republic or Old Navy store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 8, 2015, Macy’s announced that it will be closing 14 stores. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, Macy’s is an anchor at the shopping mall but is not part of the collateral for the related Mortgage Loan. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if Macy’s terminates its lease or goes dark. We cannot assure you that Macy’s will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other Macy’s stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, the underwritten occupancy figures include the tenant Brookstone, which leases 3,371 square feet and has filed for bankruptcy, but affirmed its lease in 2014. We cannot assure you that Brookstone will remain in occupancy or continue paying rent as anticipated or at all.

•	On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. In the case of the Mortgage Loans, secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Plains Mall, representing approximately 9.0% of the Initial Pool Balance, Best Buy is a tenant at the related Mortgaged Property. We cannot assure you that Best Buy will remain open for business or that the closing of any Best Buy store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

152

•	On January 5, 2015, J. C. Penney Company, Inc. (“JCPenney”) notified impacted non-management associates at affected store locations of its plan to close approximately 40 underperforming JCPenney department stores in fiscal 2015 and expects to substantially complete the store closings by April 2015. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Plains Mall, representing approximately 9.0%, of the Initial Pool Balance, JCPenney is an anchor at the mall and is part of the collateral for the related Mortgage Loan. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JCPenney terminates its lease or goes dark. We cannot assure you that JCPenney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JCPenney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On March 6, 2014, Staples, Inc. (“Staples”) announced that its board of directors had approved the closure of up to 225 retail stores in North America as well as a cost savings plan to generate annualized pre-tax savings of approximately $500 million by the end of fiscal year 2015. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Wilshire Catalina, representing approximately 2.4% of the Initial Pool Balance, Staples is a tenant at the Mortgaged Property. We cannot assure you that Staples will remain open for business or that the closing of any other Staples store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On October 20, 2014, Walgreen Co. (“Walgreens”) announced it closed 67 stores during fiscal year 2014 and is pursuing a cost reduction initiative with the goal of realizing $1 billion in cost savings by fiscal year 2017. On April 9, 2015, Walgreens announced plans to close 200 stores as part of a $500 million cost-cutting measure. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens-Mesa, representing approximately 0.2% of the Initial Pool Balance, Walgreens is the sole tenant at the Mortgaged Property. We cannot assure you that Walgreens will remain open for business or that the closing of any other Walgreens store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

Not For Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Wilshire Catalina, representing approximately 2.4% of the Initial Pool Balance, the largest tenant, Pathways LA, representing approximately 8.2% of net rentable area at the related Mortgaged Property, and the fourth-largest tenant, Educating Young Minds, representing approximately 4.5% of net rentable area at the related Mortgaged Property, are each a not-for-profit entity.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Canyon Corners, representing approximately 1.0% of the Initial Pool Balance, the second largest tenant, Goodwill, representing approximately 10.5% of the net rentable area at the Mortgaged Property, is a not-for-profit entity.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for more information on other tenant matters relating to the largest 20 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

153

See the footnotes to Annex A to this free writing prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, representing approximately 3.0% of the Initial Pool Balance, JD Holdings, L.L.C. has (i) a right of first refusal to purchase the Mortgaged Properties if there is a proposed transfer of such Mortgaged Properties and (ii) a right to purchase the Mortgaged Properties upon the redemption (or other disposition) of the preferred interest of the John Q. Hammons Revocable Trust in the Hotel Limited Partnership, which redemption is subject to litigation described above under “—Litigation Considerations” in this free writing prospectus. In addition, Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgaged Property identified as Renaissance Glendale, AZ if there is a proposed transfer of such Mortgaged Property to a competitor.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Oceaneering, representing approximately 1.9% of the Initial Pool Balance, pursuant to its lease, the tenant doing business as Oceaneering has a right of first refusal (the “ROFR”) to purchase the premises. However, pursuant to a subordination and non-disclosure agreement entered into for the benefit of the lender, such ROFR is subordinated to the Mortgage Loan, and the ROFR will not be exercisable in connection with a foreclosure sale made pursuant to the lender’s mortgage, any deed in lieu of such foreclosure and, to the extent the lender obtains title pursuant to such foreclosure or deed in lieu of foreclosure, the lender’s subsequent transfer thereof to a purchaser for value.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cortez Plaza East, representing approximately 1.3% of the Initial Pool Balance, one of the tenants, Twistee Treat (“Twistee Treat”), has a right of first refusal to acquire the building in which its premises is located. The borrower is required to provide Twistee Treat with a copy of any bona fide offer it desires to accept, and Twistee Treat has 30 days to accept or decline the offer. The borrower must resubmit the offer to the tenant if, after the tenant declines the offer, there is a material change in the offer (e.g. price changes by more than 2% or dates change by more than 29 days). Pursuant to a subordination agreement executed by Twistee Treat, Twistee Treat waived its right of first refusal in connection with a foreclosure, deed in lieu or similar transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Green Bay Packing Facility, representing approximately 1.0% of the Initial Pool Balance, Versacold USA, Inc., the sole tenant, has a right of first offer to purchase the Mortgaged Property should the borrower desire to offer the Mortgaged Property for sale. Pursuant to a subordination agreement executed by Versacold USA, Inc., Versacold USA, Inc.’s right of first offer does not apply to a foreclosure or a deed in lieu of foreclosure, nor does the right of first offer apply to the first subsequent transfer of the property following such enforcement action, so long as such transfer is to an affiliate of the lender or the foreclosing party.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Tractor Supply (Chandler), representing approximately 0.3% of the Initial Pool Balance, Tractor Supply Company, the sole tenant, has a right of first refusal to purchase all or any portion of the Mortgaged Property should the borrower receive a bona fide offer from a third party to purchase the Mortgaged Property. Pursuant to a subordination agreement executed by Tractor Supply Company, Tractor Supply Company’s right of first refusal is subject and subordinate to the Mortgage Loan and does not apply to a foreclosure or a deed in lieu of foreclosure, nor does it apply to the first subsequent transfer of the property following such enforcement action.

154

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens-Mesa, representing approximately 0.2% of the Initial Pool Balance, Walgreens, the sole tenant, has a right of first refusal to purchase the Mortgaged Property should the borrower receive a bona fide offer from a third party to purchase the Mortgaged Property. Pursuant to a subordination agreement executed by Walgreens, Walgreens’ right of first refusal does not apply to a purchase in foreclosure, deed in lieu of foreclosure or any enforcement action under the Mortgage Loan documents.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 935 West Randolph Street, representing approximately 0.1% of the Initial Pool Balance, one of the guarantors of the Mortgage Loan leases approximately 2,500 square feet at the Mortgaged Property, representing approximately 36.3% of the net rentable area at the Mortgaged Property.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 50 Mortgaged Properties, which secure, in whole or in part, 35 Mortgage Loans, representing approximately 79.9% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Oceaneering, representing approximately 1.9% of the Initial Pool Balance, the borrower may rely on the insurance provided by the Oceaneering tenant for its leased premises so long as such insurance is maintained in compliance with the term of its lease and satisfies the other requirements set forth in the Mortgage Loan documents.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Green Bay Packing Facility, representing approximately 1.0% of the Initial Pool Balance, Versacold USA, Inc., the sole tenant, maintains property, casualty, rental income and general liability insurance. The borrower and the lender are named as loss payees under such insurance coverage.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Tractor Supply (Chandler), representing approximately 0.3% of the Initial Pool Balance, Tractor Supply Company, the sole tenant, maintains property insurance. Tractor Supply Company also has the right to self-insure so long as its net worth is greater than $100,000,000. So long as the Tractor Supply Company fulfills certain requirements under to its lease, the lender has waived Borrower’s obligation to provide property insurance, other than general commercial liability insurance and excess liability insurance.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

155

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate” in this free writing prospectus.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain uses may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. Other Mortgaged Properties may be subject to restrictions relating to their current use or have other zoning issues. For example, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). The related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as JW Marriott Santa Monica Le Merigot, representing approximately 2.8% of the Initial Pool Balance, the related Mortgaged Property is located in an area currently zoned as residential with limited commercial use, and its current use as a hospitality property is considered legal non-conforming. Following a casualty, the borrower has the right to continue to use the Mortgaged Property as a hotel (provided that such use is not abandoned or expanded) and, subject to the satisfaction of certain local zoning processes and approvals relating to the reconstruction, rebuild the hotel to the same specifications as existed immediately prior to such casualty.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Reynolds MHC Portfolio 4, nine of the related properties (Willows, North Lamar MHC, Oak Grove, Apple Acres, Rolling Hills, Green Meadows, North Star, Walls MHC, and Midway Village), representing approximately 1.4% of the Initial Pool Balance by allocated loan amount, the existing manufactured housing communities are legal, pre-existing nonconforming uses. Following a casualty, the borrower is permitted to rebuild to the current use subject to the satisfaction of certain local zoning provisions and, in some instances, approvals of local zoning officials. For additional information regarding pre-existing nonconforming uses, see Sponsor Representations and Warranties Nos. (24) Local Law Compliance; Title Insurance on Annex E-1 to this free writing prospectus and any related exceptions with respect to the Reynolds MHC Portfolio 4 Mortgage Loan on Annex E-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this free writing prospectus).

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as North Myrtle Beach Self Storage Portfolio, representing approximately 1.4% of the Initial Pool Balance, one of the Mortgaged Properties, Guardian Self Storage, is a legal, preexisting nonconforming use with respect to its use as a self-storage facility and the manager’s on-site residence, as the property is currently zoned for commercial forest agriculture. Following a casualty, the borrower is permitted to rebuild the Mortgaged Property to its current use subject to the satisfaction of certain local zoning provisions. To the extent a 100% casualty has occurred, the borrower would be required to request approval or a variance to continue the current use. The Mortgage Loan documents provide for recourse to the borrower and the guarantor for any losses resulting from the loss of the ability to restore the property to its current use.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Great Value Portfolio, representing approximately 0.9% of the Initial Pool Balance, each of the related Mortgaged Properties is considered legal nonconforming as a result of its current use as a storage facility. Use as a storage facility (as well as use as a manager’s residence in the Uncle Bob’s Self Storage - Flowood and Uncle Bob’s Self Storage – Brandon properties) are not permitted uses. Under current zoning laws, following a casualty to more than 50% of the structure, or if the structure is abandoned for more than six (6) consecutive months (or 18 months in any three-year period), a special use permit is required in order to be rebuilt to such use. The Mortgage Loan is recourse to the borrower and the guarantor for losses resulting from the

156

inability of any individual property to be rebuilt as a self-storage facility in compliance with the then-current zoning code and all applicable legal requirements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Baker’s Landing Apartments, representing approximately 0.3% of the Initial Pool Balance, the related Mortgaged Property’s current use as apartments/multifamily is considered legal non-conforming as it is not a permitted use. Law and ordinance coverage has been obtained. Upon a whole or partial casualty, if the borrower restores the Mortgaged Property within 12 months and has no greater coverage and contains no greater content (measured by cubic feet) than before the casualty, then the Mortgaged Property can continue to be used for the current legal nonconforming use. The Mortgage Loan documents require the borrower to preserve the Mortgaged Property’s legal nonconforming status, and to restore within the time periods required under the applicable zoning code.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus. See also the Sponsor representation and warranty set forth in paragraph (24) (Local Law Compliance) on Annex E-1 to this free writing prospectus and any related exceptions on Annex E-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this free writing prospectus).

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” appraised values, although the Appraised Value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” appraised value, which may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

•	With respect to the loan-to-value ratios at maturity of 14 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in the definitions of “LTV Ratio at Maturity” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus, the related LTV Ratio at Maturity reflected in this free writing prospectus is calculated using an “as stabilized” appraised value.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, representing approximately 3.0% of the Initial Pool Balance, the Appraised Value represents the aggregate “as-is” appraised value of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at three Mortgaged Properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Tractor Supply (Chandler), representing approximately 0.3% of the Initial Pool Balance, the Appraised Value represents the “as stabilized” appraised value which assumes completion of the built-to-suit building for the sole tenant at the Mortgaged Property.

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus, including, without limitation:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Comfort Inn - Salem, representing approximately 0.3% of the Initial Pool Balance, the “as-is” appraised value of the Mortgaged Property assumes that a $250,000 PIP renovation will be completed during year one of the projection period of the appraisal. Accordingly, $250,000 was deducted from the discounted cash flow analysis. The PIP improvements have been completed.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

157

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this free writing prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” in this free writing prospectus. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, recourse for a transfer of the Mortgaged Property in violation of the Mortgage Loan documents is limited to actual damages.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 590 Madison Avenue, representing approximately 9.0% of the Initial Pool Balance, the Mortgage Loan will be recourse to the borrowing entity only; there will be no recourse to the borrower sponsor.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Plains Mall, representing approximately 9.0% of the Initial Pool Balance, to the extent that an environmental insurance policy acceptable to the lender covers the Mortgaged Property, the lender is required to use commercially reasonable efforts to collect under such policy prior to making a claim for environmental matters under the recourse carveout guaranty.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Harbor Pointe Apartments, representing approximately 5.4% of the Initial Pool Balance, the related Mortgaged Property is subject to a payment-in-lieu-of-taxes agreement with the City of Bayonne (“PILOT Agreement”) whereby the related borrower makes payments in lieu of real estate taxes. These payments are lower than what real estate taxes would likely be if the Mortgaged Property were not subject to the PILOT Agreement. The PILOT Agreement may be transferred to a successor owner (including a mortgagee in foreclosure) only upon the satisfaction of certain conditions, which include, among other things: (1) the transferee does not own or lease any other project subject to long term tax exemption at the time of transfer; (2) the transferee is formed and eligible to operate under New Jersey’s Long Term Tax Exemption Law; (3) the related borrower is not in default under the PILOT Agreement or the Long Term Tax Exemption Law; (4) the related borrower’s obligations under the PILOT Agreement are fully assumed by the transferee; (5) the transferee agrees to abide by all terms and conditions of the PILOT Agreement; and (6) the principal owners of the transferee possess the same business reputation, financial qualifications and credit worthiness as the related borrower and

158

are otherwise reputable. We cannot assure you that a similar program would be available in the event of foreclosure or transfer in lieu of foreclosure to a subsequent owner not meeting the transfer requirements of the PILOT Agreement. Additionally, the related borrower is required to offer 13 units as affordable rental units under the PILOT Agreement.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days		Number of Mortgage Loans	% of Initial Pool Balance
6	0		50	67.7%
1	5	(1)	13	25.0
6	3	(2)	1	7.2
Total			64	100.0%

(1)	One Mortgage Loan allows for a grace period of the later to occur of two business days following receipt of written notice or 5 days.

(2)	One Mortgage Loan allows for a 3-day grace period once per trailing 12-month period.

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Eight (8) of the Mortgage Loans, representing approximately 37.5% of the Initial Pool Balance, provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 56 Mortgage Loans, representing approximately 62.5%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal and interest based on amortization schedules significantly longer than the remaining terms to maturity for such Mortgage Loans (those 56 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Twenty-three (23) of these 56 Mortgage Loans referenced in the preceding sentence, representing approximately 32.9%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 96 months following the related origination date and then amortize for the remainder of their loan term. The remaining 33 of these 56 Mortgage Loans, representing approximately 29.6%, in the aggregate, of the Initial Pool Balance, amortize for their entire loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Loan Rate (the

159

“Initial Rate”) for such Mortgage Loan. Annex A to this free writing prospectus will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

After the related Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable (other than Excess Interest) under the related Mortgage Loan documents and certain budgeted or non-budgeted expenses approved by the related lender be applied toward the payment of principal (without payment of any yield maintenance charge or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any certificates evidencing an interest in such Excess Interest (if applicable). Additionally, if there are any ARD Loans included in the Issuing Entity, an account was established in connection with the origination of each ARD Loan into which rents or other revenues from the related Mortgaged Property are required to be deposited, although the related borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this free writing prospectus to ARD Loans, Anticipated Repayment Dates, Excess Interest and Excess Interest Distribution Account, should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we

160

cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Loan Combination, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the related maturity date or Anticipated Repayment Date, as applicable. See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this free writing prospectus and “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for more information on reserves relating to the largest 20 Mortgage Loans.

161

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each Rating Agency;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be applied as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that (a) with respect to Specially Serviced Loans, the Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard, and (b) with respect to non-Specially Serviced Loans, the Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process and determine (subject to the consent of the Special Servicer) in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt

162

Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 60 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 78.9% of the Initial Pool Balance, permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of a Loan Combination, the earlier of (a) the second anniversary of the securitization of the last note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Westin Boston Waterfront, representing approximately 7.2% of the Initial Pool Balance, provided no event of default under the related Loan Combination is then continuing, at any time after the Defeasance Lock-Out Period, the borrower is permitted to defease the Mortgage Loan only to the extent necessary to cause the debt yield (as calculated under the related Mortgage Loan documents) for the related trailing twelve-month period (ending on the last day of any fiscal quarter) to be greater than 7.0%, subject to the satisfaction of certain conditions set forth in the related Mortgage Loan documents, including among others: (i) delivery of Rating Agency Confirmation with respect to such defeasance; and (ii) delivery of a REMIC opinion. Notwithstanding the foregoing, no release of the Mortgaged Property is permitted in connection with a partial defeasance of the Mortgage Loan.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-

163

2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Two (2) Mortgage Loans, representing approximately 9.2% of the Initial Pool Balance, permit the related borrower, after a lockout period of 23 to 25 payments following the origination date, to prepay the Mortgage Loan in whole or, in some cases, in connection with a partial release of a Mortgaged Property, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 590 Madison Avenue representing approximately 9.0% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to either (i) prepay the Mortgage Loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the open prepayment period or (ii) after a lockout period of the second anniversary of the Closing Date, and prior to the open prepayment period, substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as JW Marriott Santa Monica Le Merigot, representing approximately 2.8% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to either (i) after a lockout period of two years following the origination date, prepay the Mortgage Loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the open prepayment period or (ii) after a lockout period of the earlier to occur of (a) the second anniversary of the securitization of the last note included in the related Loan Combination and (b) four years from the origination date of the related Loan Combination, and prior to the open prepayment period, substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus applicable yield maintenance. See “—Partial Releases” below.

164

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	54	73.3%
7	2	10.9
3	7	10.3
5	1	5.4
Total	64	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, representing approximately 3.0% of the Initial Pool Balance, provided no monetary event of default under the related Loan Combination is then continuing, at any time prior to the first due date following the earlier to occur of (a) the third anniversary of the origination date of the Loan Combination and (b) the second anniversary of the closing date of the securitization into which the last piece of the Loan Combination is deposited, the borrowers may obtain the release of one or more of the related Mortgaged Properties from the lien of the Mortgage Loan documents in connection with a bona fide third-party sale of such Mortgaged Property or Mortgaged Properties, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) prepayment in an amount equal to 115% of the allocated loan amount for each Mortgaged Property being released and a prepayment fee equal to the greater of (a) a yield maintenance charge calculated based on the excess, if any, of the present values of the remaining scheduled principal and interest payments, over the outstanding principal balance of the Hammons Hotel Portfolio Loan Combination, and (b) 1% of the principal amount being prepaid; (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release; (iii) delivery of Rating Agency Confirmation with respect to such partial release; and (iv) the satisfaction of certain REMIC requirements. See “—Litigation Considerations” above for more information.

Property Releases; Partial Defeasance

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, representing approximately 3.0% of the Initial Pool Balance, provided no monetary event of default under the related Loan Combination is then continuing, at any time on or after the first due date following the earlier to occur of (a) the third anniversary of the origination date of the Loan Combination and (b) the second anniversary of the closing date of the securitization into which the last piece of the Loan Combination is deposited, the borrowers may obtain the release of one or more of the Mortgaged Properties from the lien of the Mortgage Loan documents, subject to the satisfaction of certain

165

conditions set forth in the Mortgage Loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (A) 115% of the allocated loan amount for each Mortgaged Property being released and (B) the outstanding principal balance of the Loan Combination, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release; (iii) delivery of Rating Agency Confirmation with respect to such defeasance; and (iv) the satisfaction of certain REMIC requirements. In addition, at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date of the Hammons Hotel Portfolio Loan Combination and (b) the second anniversary of the closing date of the securitization into which the last piece of the Hammons Hotel Portfolio Loan Combination is deposited, in connection with a partial defeasance of the Hammons Hotel Portfolio Loan Combination, the borrower is permitted to prepay the outstanding principal balance of the Hammons Hotel Portfolio Loan Combination only to the extent necessary to cause the debt service coverage ratio (as calculated under the related Mortgage Loan documents) for the related trailing 12-month period (ending on the last day of any fiscal quarter) to be no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release and which prepayment is required to include the applicable yield maintenance premium (as described under the related Mortgage Loan documents).

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Iron Guard Storage Portfolio TX-AL, representing approximately 1.7% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of up to three individual Mortgaged Properties in connection with a partial defeasance after the second anniversary of the Closing Date, subject to the satisfaction of certain conditions, including that: (i) the related borrower delivers a Rating Agency Confirmation; (ii) as of the date of any notice of partial defeasance and the date of consummation of the partial defeasance, after giving effect to the release of the lien of the related mortgage, the debt service coverage ratio with respect to the remaining Mortgaged Properties encumbered by the lien of the mortgage is greater than the greater of (a) the debt service coverage ratio of all the Mortgaged Properties immediately prior to the notice and consummation of the release and (b) 1.35x; (iii) as of the date of any notice of partial defeasance and the date of consummation of the partial defeasance, after giving effect to the release of the lien of the related mortgage, the debt yield with respect to the remaining Mortgaged Properties encumbered by the lien of the mortgage is greater than the greater of (a) the debt yield of all Mortgaged Properties immediately prior to the notice and consummation of the release and (b) 8.33%; (iv) as of the date of any notice of partial defeasance and the date of consummation of the partial defeasance, after giving effect to the release of the lien of the related mortgage, the loan-to-value ratio with respect to the remaining Mortgaged Properties encumbered by the lien of the mortgage is no greater than the lesser of (a) the loan-to-value ratio of all Mortgaged Properties immediately prior to each of the notice and the consummation of the release and (b) 74.32%; and (v) the satisfaction of certain REMIC requirements.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Reynolds MHC Portfolio 4, representing approximately 1.9% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of an individual property provided, among other conditions, (i) the borrower makes a payment in an amount equal to 125% of the allocated loan amount with respect to the parcel to be released; (ii) following such release, the loan-to-value ratio of the remaining property is not greater than the lesser of (A) 71.8% and (B) the loan to value ratio immediately prior to the release; (iii) the debt service coverage ratio with respect to the remaining individual properties immediately following the release is not less than the greater of (A) 1.45x and (B) the debt service coverage ratio of the remaining individual properties immediately prior to the release; (v) the borrower delivers an opinion of counsel that the Issuing Entity will not fail to maintain its status as a REMIC trust as a result of the release; and (vi) the lender receives Rating Agency Confirmation in connection with the partial release.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as North Myrtle Beach Self Storage Portfolio, representing approximately 1.4% of the Initial Pool Balance, the related Mortgage Loan documents permit the

166

borrower to obtain the release of an individual Mortgaged Property that is collateral for the Mortgage Loan; subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the borrower makes a payment in an amount equal to 115% of the allocated loan amount with respect to the parcel to be released; (ii) following such release, the loan-to-value ratio of the remaining property is not greater than the lesser of (A) 64.0% and (B) the loan-to-value ratio immediately prior to the release; (iii) the debt service coverage ratio immediately following the release is not less than the greater of (A) 1.62x and (B) the debt service coverage ratio of the remaining Mortgaged Properties immediately prior to the release; (v) the borrower delivers an opinion of counsel that the Issuing Entity will not fail to maintain its status as a REMIC trust as a result of the release; and (vi) the lender receives a Rating Agency Confirmation in connection with the partial release.

Property Releases; Free Releases

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a vacant, non-income producing parcel from the lien of the Mortgage Loan documents, without the payment of a release price and to substitute such parcels for newly acquired parcels of land, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) a determination that certain REMIC requirements will be met, (iii) delivery of an endorsement to the title policy relating to the Mortgaged Property, to the extent that the release would reasonably be expected to adversely affect the lender’s rights under such title insurance policy, (iv) delivery of evidence that the release will not have a material adverse effect on the ability of the borrower to perform, or the lender to enforce, any material provision of any loan document, the enforceability of any material provision of any loan document, or the value, net operating income, use or possession of the Mortgaged Property, and (v) delivery of Rating Agency Confirmation.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Plains Mall, representing approximately 9.0% of the Initial Pool Balance, provided no event of default under the related Mortgage Loan is then continuing, at any time following the Closing Date, the borrower may obtain a partial release of a vacant, unimproved parcel from the lien of the Mortgage Loan documents, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the payment of a $15,000 processing fee and (ii) delivery of a REMIC opinion.

Substitutions

The following Mortgage Loan provides for the substitution of real property for the Mortgaged Property:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion, (iii) delivery of either a title policy or an endorsement to the existing title policy relating to the substitute parcel, (iv) delivery of evidence that the substitution will not have a material adverse effect on the ability of the borrower to perform, or lender to enforce, any material provision of any loan document, the enforceability of any material provision of any loan document, or the value, net operating income, use or possession of the Mortgaged Property, (v) the substitute property must be reasonably equivalent in use, value and condition to the parcel being substituted, (vi) delivery of an environmental report, (vii) if the parcel is improved upon, an engineering report, and (viii) delivery of Rating Agency Confirmation.

167

Additions

The following Mortgage Loan provides for the addition of real property to the Mortgaged Property:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, representing approximately 10.9% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to acquire certain parcels of land to be added to the Mortgaged Property, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion, (iii) delivery of either a title policy or an endorsement to the existing title policy relating to the acquired parcel, (iv) delivery of an officer’s certificate stating that the expansion will not have a material adverse effect on the ability of the borrower to perform, or lender to enforce, any material provision of any loan document, the enforceability of any material provision of any loan document, or the value, net operating income, use or possession of the Mortgaged Property, (v) delivery of an environmental report, (vi) if the parcel is improved upon, an engineering report, and (vii) delivery of Rating Agency Confirmation.

Escrows

Fifty-five (55) Mortgage Loans, representing approximately 57.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-seven (57) Mortgage Loans, representing approximately 70.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty (30) Mortgage Loans, representing approximately 58.4% of that portion of the Initial Pool Balance secured by retail, office, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, mixed use, retail and industrial properties only.

Fifty-three (53) Mortgage Loans, representing approximately 45.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this free writing prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus. For certain additional information regarding the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

168

The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note and all of which are secured by the same Mortgages encumbering the same Mortgaged Property or portfolio of Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 590 Madison Avenue, which has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.0% of the Initial Pool Balance (the “590 Madison Avenue Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the 590 Madison Avenue Mortgage Loan (each a “590 Madison Avenue Pari Passu Companion Loan”, and collectively, the “590 Madison Avenue Pari Passu Companion Loans”) and one (1) other loan that is subordinate in right of payment with the 590 Madison Avenue Mortgage Loan (the “590 Madison Avenue Subordinate Companion Loan” and, together with the 590 Madison Avenue Pari Passu Companion Loans, the “590 Madison Avenue Companion Loans”, and, collectively with the 590 Madison Avenue Mortgage Loan, the “590 Madison Avenue Loan Combination”). Both the 590 Madison Avenue Pari Passu Companion Loan that is evidenced by note A-1 (which has an outstanding principal balance as of the Cut-off Date of $169,366,000) and the 590 Madison Avenue Subordinate Companion Loan, which is evidenced by note B (which has an outstanding principal balance as of the Cut-off Date of $280,634,000) (note B, together with note A-1, the “590M Standalone Note”), were contributed to the commercial mortgage securitization transaction (the “GSMS 2015-590M Securitization”) involving the issuance of the GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass Through Certificates, Series 2015-590M. The 590M Standalone Note is the controlling note for the 590 Madison Avenue Loan Combination. The 590 Madison Avenue Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 (which has an outstanding principal balance as of the Cut-off Date of $100,000,000) is currently held by GSMC and is expected to be contributed by GSMC to the commercial mortgage securitization transaction (the “GSMS 2015-GS1 Securitization”) involving the issuance of the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1. The 590 Madison Avenue Loan Combination is being serviced pursuant to the trust and servicing agreement for the GSMS 2015-590M Securitization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as South Plains Mall, which has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.0% of the Initial Pool Balance (the “South Plains Mall Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the South Plains Mall Mortgage Loan (each a “South Plains Mall Pari Passu Companion Loan” and, collectively, the “South Plains Mall Pari Passu Companion Loans” and, together with the South Plains Mall Mortgage Loan, the “South Plains Mall Loan Combination”). The South Plains Mall Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $70,000,000) is currently held by GSMC and is expected to be contributed by GSMC to the GSMS 2015-GS1 Securitization. The South Plains Mall Pari Passu Companion Loan that is evidenced by the non-controlling note A-3 (which has an outstanding principal balance as of the Cut-off Date of $30,000,000) is currently held by GSMC and is expected to be included in one or more future commercial mortgage securitization transactions. The South Plains Mall Loan Combination is expected to be serviced pursuant to the pooling and servicing agreement for the GSMS 2015-GS1 Securitization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Westin Boston Waterfront, which has an outstanding principal balance as of the Cut-off Date of $79,891,907 and represents approximately 7.2% of the Initial Pool Balance (the “Westin Boston Waterfront Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the Westin Boston Waterfront Mortgage Loan (each a “Westin Boston Waterfront Pari Passu Companion Loan” and, collectively, the “Westin

169

Boston Waterfront Pari Passu Companion Loans” and, together with the Westin Boston Waterfront Mortgage Loan, the “Westin Boston Waterfront Loan Combination”). The Westin Boston Waterfront Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $69,905,419) is currently held by GSMC and is expected to be contributed by GSMC to the GSMS 2015-GS1 Securitization. The Westin Boston Waterfront Pari Passu Companion Loan that is evidenced by the non-controlling note A-3 (which has an outstanding principal balance as of the Cut-off Date of $54,925,686) is currently held by GSMC and is expected to be included in one or more future commercial mortgage securitization transactions. The Westin Boston Waterfront Loan Combination is expected to be serviced pursuant to the pooling and servicing agreement for the GSMS 2015-GS1 Securitization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Harbor Pointe Apartments, which has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.4% of the Initial Pool Balance (the “Harbor Pointe Apartments Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Harbor Pointe Apartments Mortgage Loan (the “Harbor Pointe Apartments Pari Passu Companion Loan” and, together with the Harbor Pointe Apartments Mortgage Loan, the “Harbor Pointe Apartments Loan Combination”). The Harbor Pointe Apartments Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $50,000,000. The Harbor Pointe Apartments Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2, is currently held by CGMRC and is expected to be included in one or more future commercial mortgage securitization transactions. The Harbor Pointe Apartments Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Illinois Center, which has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.4% of the Initial Pool Balance (the “Illinois Center Mortgage Loan”), the related Mortgaged Properties also secure two (2) other loans that are pari passu in right of payment with the Illinois Center Mortgage Loan (each an “Illinois Center Pari Passu Companion Loan” and, collectively, the “Illinois Center Pari Passu Companion Loans” and, together with the Illinois Center Mortgage Loan, the “Illinois Center Loan Combination”). The Illinois Center Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $100,000,000) was contributed by CGMRC to the commercial mortgage securitization transaction (the “CGCMT 2015-GC33 Securitization”) relating to the issuance of the Citigroup Commercial Mortgage Trust 2015-GC33, Commercial Mortgage Pass-Through Certificates, Series 2015-GC33. The Illinois Center Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 (which has an outstanding principal balance as of the Cut-off Date of $100,000,000) was contributed by CGMRC to the commercial mortgage securitization transaction (the “GSMS 2015-GC34 Securitization”) relating to the issuance of the GS Mortgage Securities Trust 2015-GC34, Commercial Mortgage Pass-Through Certificates, Series 2015-GC34. The Illinois Center Loan Combination is being serviced pursuant to the pooling and servicing agreement for the CGCMT 2015-GC33 Securitization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 750 Lexington Avenue, which has an outstanding principal balance as of the Cut-off Date of $45,500,000 and represents approximately 4.1% of the Initial Pool Balance (the “750 Lexington Avenue Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the 750 Lexington Avenue Mortgage Loan (the “750 Lexington Avenue Pari Passu Companion Loan” and, together with the 750 Lexington Avenue Mortgage Loan, the “750 Lexington Avenue Loan Combination”). The 750 Lexington Avenue Pari Passu Companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $84,500,000, was contributed by CGMRC to the GSMS 2015-GC34 Securitization. The 750 Lexington Avenue Loan Combination is being serviced pursuant to the GSMS 2015-GC34 Securitization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Anchorage Marriott Downtown, which has an outstanding principal balance as of the Cut-off Date of $37,926,518 and represents approximately 3.4% of the Initial Pool Balance (the “Anchorage Marriott Downtown Mortgage Loan”), the related Mortgaged Property also secures

170

one (1) other loan that is pari passu in right of payment with the Anchorage Marriott Downtown Mortgage Loan (the “Anchorage Marriott Downtown Pari Passu Companion Loan” and, together with the Anchorage Marriott Downtown Mortgage Loan, the “Anchorage Marriott Downtown Loan Combination”). The Anchorage Marriott Downtown Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $37,926,518. The Anchorage Marriott Downtown Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2, is currently held by CGMRC and is expected to be included in one or more future commercial mortgage securitization transactions. The Anchorage Marriott Downtown Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hammons Hotel Portfolio, which has an outstanding principal balance as of the Cut-off Date of $32,933,903 and represents approximately 3.0% of the Initial Pool Balance (the “Hammons Hotel Portfolio Mortgage Loan”), the related Mortgaged Properties also secure three (3) other loans that are pari passu in right of payment with the Hammons Hotel Portfolio Mortgage Loan (each a “Hammons Hotel Portfolio Pari Passu Companion Loan” and, collectively, the “Hammons Hotel Portfolio Pari Passu Companion Loans” and, together with the Hammons Hotel Portfolio Mortgage Loan, the “Hammons Hotel Portfolio Loan Combination”). The Hammons Hotel Portfolio Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $99,648,722) was contributed by GSMC to the CGCMT 2015-GC33 Securitization. The Hammons Hotel Portfolio Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 (which has an outstanding principal balance as of the Cut-off Date of $72,245,323) was contributed by GSMC to the GSMS 2015-GC34 Securitization. The Hammons Hotel Portfolio Pari Passu Companion Loan that is evidenced by the non-controlling note A-3 (which has an outstanding principal balance as of the Cut-off Date of $45,091,047) is currently held by GSMC and is expected to be contributed by GSMC to the GSMS 2015-GS1 Securitization. The Hammons Hotel Portfolio Loan Combination is being serviced pursuant to the pooling and servicing agreement for the CGCMT 2015-GC33 Securitization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as JW Marriott Santa Monica Le Merigot, which has an outstanding principal balance as of the Cut-off Date of $31,162,303 and represents approximately 2.8% of the Initial Pool Balance (the “JW Marriott Santa Monica Le Merigot Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the JW Marriott Santa Monica Le Merigot Mortgage Loan (the “JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan” and, together with the JW Marriott Santa Monica Le Merigot Mortgage Loan, the “JW Marriott Santa Monica Le Merigot Loan Combination”). The JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $31,162,303. The JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2, is currently held by CGMRC and is expected to be included in one or more future commercial mortgage securitization transactions. The JW Marriott Santa Monica Le Merigot Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement.

Additionally, in connection with each Loan Combination, the following statements, concepts and definitions apply for the purposes of this free writing prospectus with respect to certain servicing and control matters:

•	because each of (i) the Harbor Pointe Apartments Loan Combination, (ii) the Anchorage Marriott Downtown Loan Combination and (iii) the JW Marriott Santa Monica Le Merigot Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement, each of (i) the Harbor Pointe Apartments Pari Passu Companion Loan, (ii) the Anchorage Marriott Downtown Pari Passu Companion Loan and (iii) the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan will be referred to as a “Serviced Companion Loan”, and each of (i) the Harbor Pointe Apartments Loan Combination, (ii) the Anchorage Marriott Downtown Loan Combination and (iii) the JW Marriott Santa Monica Le Merigot Loan Combination will sometimes be referred to in this free writing prospectus as a “Serviced Loan Combination”;

•	because (i) the 590 Madison Avenue Loan Combination will be serviced pursuant to the trust and servicing agreement for the GSMS 2015-590M Securitization (the “GSMS 2015-590M Trust and Servicing Agreement”), (ii) the South Plains Mall Loan Combination is expected to be serviced

171

pursuant to the pooling and servicing agreement for the GSMS 2015-GS1 Securitization (the “GSMS 2015-GS1 Pooling and Servicing Agreement”), (iii) the Westin Boston Waterfront Loan Combination is expected to be serviced pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement, (iv) the Illinois Center Loan Combination is being serviced pursuant to the pooling and servicing agreement for the CGCMT 2015-GC33 Securitization (the “CGCMT 2015-GC33 Pooling and Servicing Agreement”), (v) the 750 Lexington Avenue Loan Combination is being serviced pursuant to the pooling and servicing agreement for the GSMS 2015-GC34 Securitization (the “GSMS 2015-GC34 Pooling and Servicing Agreement”) and (vi) the Hammons Hotel Portfolio Loan Combination is being serviced pursuant to the CGCMT 2015-GC33 Pooling and Servicing Agreement, each of (i) the 590 Madison Avenue Mortgage Loan, (ii) the South Plains Mall Mortgage Loan, (iii) the Westin Boston Waterfront Mortgage Loan, (iv) the Illinois Center Mortgage Loan, (v) the 750 Lexington Avenue Mortgage Loan and (vi) the Hammons Hotel Portfolio Mortgage Loan will sometimes be referred to in this free writing prospectus as an “Outside Serviced Mortgage Loan”, each of (i) the 590 Madison Avenue Companion Loans, (ii) the South Plains Mall Pari Passu Companion Loans, (iii) the Westin Boston Waterfront Pari Passu Companion Loans, (iv) the Illinois Center Pari Passu Companion Loans, (v) the 750 Lexington Avenue Pari Passu Companion Loan and (vi) the Hammons Hotel Portfolio Pari Passu Companion Loans will sometimes be referred to in this free writing prospectus as an “Outside Serviced Companion Loan”, and each of (i) the 590 Madison Avenue Loan Combination, (ii) the South Plains Mall Loan Combination, (iii) the Westin Boston Waterfront Loan Combination, (iv) the Illinois Center Loan Combination, (v) the 750 Lexington Avenue Loan Combination and (vi) the Hammons Hotel Portfolio Loan Combination will sometimes be referred to in this free writing prospectus as an “Outside Serviced Loan Combination”;

•	each of the GSMS 2015-590M Trust and Servicing Agreement, the GSMS 2015-GS1 Pooling and Servicing Agreement, the CGCMT 2015-GC33 Pooling and Servicing Agreement and the GSMS 2015-GC34 Pooling and Servicing Agreement is sometimes referred to in this free writing prospectus as an “Outside Servicing Agreement”;

•	each of the GSMS 2015-590M Securitization, the GSMS 2015-GS1 Securitization, the CGCMT 2015-GC33 Securitization and the GSMS 2015-GC34 Securitization is sometimes referred to in this free writing prospectus as an “Outside Securitization”;

•	the issuing entity of the GSMS 2015-590M Securitization is referred to as the “GSMS 2015-590M Issuing Entity”; the issuing entity of the GSMS 2015-GS1 Securitization is referred to as the “GSMS 2015-GS1 Issuing Entity”; the issuing entity of the CGCMT 2015-GC33 Securitization is referred to as the “CGCMT 2015-GC33 Issuing Entity”; and the issuing entity of the GSMS 2015-GC34 Securitization is referred to in this free writing prospectus as the “GSMS 2015-GC34 Issuing Entity”;

•	the servicer for the GSMS 2015-590M Securitization, which is the servicer of the 590 Madison Avenue Loan Combination under the GSMS 2015-590M Trust and Servicing Agreement, is referred to in this free writing prospectus as the “GSMS 2015-590M Servicer”; the master servicer for the GSMS 2015-GS1 Securitization, which is the servicer of each of the South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination under the GSMS 2015-GS1 Pooling and Servicing Agreement, is referred to in this free writing prospectus as the “GSMS 2015-GS1 Servicer”; the master servicer for the CGCMT 2015-GC33 Securitization, which is the servicer of each of the Illinois Center Loan Combination and the Hammons Hotel Portfolio Loan Combination under the CGCMT 2015-GC33 Pooling and Servicing Agreement, is referred to in this free writing prospectus as the “CGCMT 2015-GC33 Servicer”; the master servicer for the GSMS 2015-GC34 Securitization, which is the servicer of the 750 Lexington Avenue Loan Combination under the GSMS 2015-GC34 Pooling and Servicing Agreement, is referred to in this free writing prospectus as the “GSMS 2015-GC34 Servicer”; and each of the GSMS 2015-590M Servicer, the GSMS 2015-GS1 Servicer, the CGCMT 2015-GC33 Servicer and the GSMS 2015-GC34 Servicer is referred to in this free writing prospectus as an “Outside Servicer”;

•	the special servicer for the GSMS 2015-590M Securitization, which is the special servicer of the 590 Madison Avenue Loan Combination under the GSMS 2015-590M Trust and Servicing Agreement, is referred to in this free writing prospectus as the “GSMS 2015-590M Special Servicer”; the special servicer for the GSMS 2015-GS1 Securitization, which is the special servicer of each of the South

172

Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination under the GSMS 2015-GS1 Pooling and Servicing Agreement, is referred to in this free writing prospectus as the “GSMS 2015-GS1 Special Servicer”; the special servicer for the CGCMT 2015-GC33 Securitization, which is the special servicer of each of the Illinois Center Loan Combination and the Hammons Hotel Portfolio Loan Combination under the CGCMT 2015-GC33 Pooling and Servicing Agreement, is referred to in this free writing prospectus as the “CGCMT 2015-GC33 Special Servicer”; the special servicer for the GSMS 2015-GC34 Securitization, which is the special servicer of the 750 Lexington Avenue Loan Combination under the GSMS 2015-GC34 Pooling and Servicing Agreement, is referred to in this free writing prospectus as the “GSMS 2015-GC34 Special Servicer”; and each of the GSMS 2015-590M Special Servicer, the GSMS 2015-GS1 Special Servicer, the CGCMT 2015-GC33 Special Servicer and the GSMS 2015-GC34 Special Servicer is referred to in this free writing prospectus as an “Outside Special Servicer”;

•	the trustee for the GSMS 2015-590M Securitization is referred to in this free writing prospectus as the “GSMS 2015-590M Trustee”; the trustee for the GSMS 2015-GS1 Securitization is referred to in this free writing prospectus as the “GSMS 2015-GS1 Trustee”; the trustee for the CGCMT 2015-GC33 Securitization is referred to in this free writing prospectus as the “CGCMT 2015-GC33 Trustee”; the trustee for the GSMS 2015-GC34 Securitization is referred to in this free writing prospectus as the “GSMS 2015-GC34 Trustee”; and each of the GSMS 2015-590M Trustee, the GSMS 2015-GS1 Trustee, the CGCMT 2015-GC33 Trustee and the GSMS 2015-GC34 Trustee is sometimes referred to in this free writing prospectus as an “Outside Trustee”;

•	the operating advisor (or equivalent party) under each of the GSMS 2015-GS1 Pooling and Servicing Agreement, the CGCMT 2015-GC33 Pooling and Servicing Agreement and the GSMS 2015-GC34 Pooling and Servicing Agreement is referred to in this free writing prospectus (with respect to each applicable Outside Serviced Mortgage Loan) as an “Outside Operating Advisor”; and

•	the controlling class representative (or equivalent party) under the GSMS 2015-590M Trust and Servicing Agreement is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loan) as the “GSMS 2015-590M Controlling Class Representative”; the controlling class representative (or equivalent party) under the GSMS 2015-GS1 Pooling and Servicing Agreement is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loans) as the “GSMS 2015-GS1 Controlling Class Representative”; the controlling class representative (or equivalent party) under the CGCMT 2015-GC33 Pooling and Servicing Agreement is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loans) as the “CGCMT 2015-GC33 Controlling Class Representative”; the controlling class representative (or equivalent party) under the GSMS 2015-GC34 Pooling and Servicing Agreement is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loan) as the “GSMS 2015-GC34 Controlling Class Representative”; and each of the GSMS 2015-590M Controlling Class Representative, the GSMS 2015-GS1 Controlling Class Representative, the CGCMT 2015-GC33 Controlling Class Representative and the GSMS 2015-GC34 Controlling Class Representative is referred to in this free writing prospectus as an “Outside Controlling Class Representative”.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-collateralized and cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity.

173

Set forth in the charts below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance
590 Madison Avenue(1)	$100,000,000	9.0%	$269,366,000	$280,634,000	$650,000,000
South Plains Mall(2)	$100,000,000	9.0%	$100,000,000	N/A	$200,000,000
Westin Boston Waterfront(3)	$79,891,907	7.2%	$124,831,105	N/A	$204,723,011
Harbor Pointe Apartments	$60,000,000	5.4%	$50,000,000	N/A	$110,000,000
Illinois Center(4)	$60,000,000	5.4%	$200,000,000	N/A	$260,000,000
750 Lexington Avenue	$45,500,000	4.1%	$84,500,000	N/A	$130,000,000
Anchorage Marriott Downtown	$37,926,518	3.4%	$37,926,518	N/A	$75,853,035
Hammons Hotel Portfolio(5)	$32,933,903	3.0%	$216,985,092	N/A	$249,918,994
JW Marriott Santa Monica Le Merigot	$31,162,303	2.8%	$31,162,303	N/A	$62,324,606

(1)	The 590 Madison Avenue Companion Loans are currently comprised of note A-1, with an outstanding principal balance as of the Cut-off Date of $169,366,000, the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $100,000,000, and note B, with an outstanding principal balance as of the Cut-off Date of $280,634,000 (which note B, together with note A-1, comprise the 590M Standalone Note). The 590M Standalone Note is the controlling note for the 590 Madison Avenue Loan Combination.

(2)	The South Plains Mall Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $30,000,000.

(3)	The Westin Boston Waterfront Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $69,905,419, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $54,925,686.

(4)	The Illinois Center Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $100,000,000, and the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $100,000,000.

(5)	The Hammons Hotel Portfolio Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $99,648,722, the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $72,245,323, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $45,091,047.

174

Mortgaged Property Name	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten NCF DSCR(2)

590 Madison Avenue	GSMS 2015-590M	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	24.6%	43.3%	3.76x	2.14x

South Plains Mall	GSMS 2015-GS1	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	54.3%	54.3%	2.04x	2.04x

Westin Boston Waterfront	GSMS 2015-GS1	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	59.3%	59.3%	1.87x	1.87x

Harbor Pointe Apartments	CGCMT 2015-GC35	Midland Loan Services, a Division of PNC Bank, National Association	C-III Asset Management LLC	71.4%	71.4%	1.48x	1.48x

Illinois Center	CGCMT 2015-GC33	Wells Fargo Bank, National Association	LNR Partners, LLC	66.7%	66.7%	1.35x	1.35x

750 Lexington Avenue	GSMS 2015-GC34	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	43.3%	43.3%	1.48x	1.48x

Anchorage Marriott Downtown	CGCMT 2015-GC35	Midland Loan Services, a Division of PNC Bank, National Association	C-III Asset Management LLC	69.9%	69.9%	1.76x	1.76x

Hammons Hotel Portfolio	CGCMT 2015-GC33	Wells Fargo Bank, National Association	LNR Partners, LLC	68.0%	68.0%	1.68x	1.68x

JW Marriott Santa Monica Le Merigot	CGCMT 2015-GC35	Midland Loan Services, a Division of PNC Bank, National Association	C-III Asset Management LLC	59.9%	59.9%	1.77x	1.77x

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(2)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things, (i) that one of the holders will be the “controlling note holder” (the “Controlling Note Holder”) entitled to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination, and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause; (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first to any related Subordinate Companion Loan (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding

175

the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus. Also, see “Structural and Collateral Term Sheet—590 Madison Avenue”, “—South Plains Mall”, “—Westin Boston Waterfront”, “—Illinois Center”, “—750 Lexington Avenue” and “—Hammons Hotel Portfolio” in Annex B to this free writing prospectus.

The 590 Madison Avenue Loan Combination

Servicing

The 590 Madison Avenue Loan Combination and any related REO Property will be serviced and administered in accordance with the GSMS 2015-590M Trust and Servicing Agreement, dated as of November 10, 2015, between GS Mortgage Securities Corporation II, as depositor (the “GSMS 2015-590M Depositor”), Wells Fargo Bank, National Association, as servicer (the “GSMS 2015-590M Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (the “GSMS 2015-590M Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (the “GSMS 2015-590M Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “GSMS 2015-590M Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued, by the GSMS 2015-590M Servicer and the GSMS 2015-590M Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the 590 Madison Avenue Loan Combination, the servicing standard set forth in the GSMS 2015-590M Trust and Servicing Agreement will require the GSMS 2015-590M Servicer and the GSMS 2015-590M Special Servicer to take into account the interests of the Certificateholders and the holders of the 590 Madison Avenue Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the 590 Madison Avenue Mortgage Loan pursuant to the related Co-Lender Agreement, net of certain fees and expenses on the 590 Madison Avenue Loan Combination, will be included in the available distribution amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holders of the 590 Madison Avenue Pari Passu Companion Loans and the 590 Madison Avenue Subordinate Companion Loan will be distributed to such holders net of certain fees and expenses on the 590 Madison Avenue Pari Passu Companion Loans and the 590 Madison Avenue Subordinate Companion Loan as set forth in the related Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the 590 Madison Avenue Mortgage Loan, the holders of the 590 Madison Avenue Pari Passu Companion Loans (which, together with the 590 Madison Avenue Mortgage Loan, are sometimes referred to as “A Notes” or “Notes”) and the holder of the 590 Madison Avenue Subordinate Companion Loan (which is sometimes referred to as “Note B” or a “Note”) with respect to distributions of funds received in respect of the 590 Madison Avenue Loan Combination, and provides, in general, that:

•	amounts received in respect of the 590 Madison Avenue Loan Combination, after payment of certain fees and expenses will be allocated first as interest on each of the A Notes and Note B, in that order, in each case up to the accrued and unpaid interest on the related note and then as principal on each of the A Notes and Note B, in that order, in each case up to the outstanding principal balance of the related Note, as further described below, provided, however, all P&I advances will be reimbursed pro rata among the Notes without regard to the subordination of Note B:

○	each monthly payment amount made on the 590 Madison Avenue Loan Combination will be applied, first, to the Issuing Entity as holder of the 590 Madison Avenue Mortgage Loan and the holders of the 590 Madison Avenue Pari Passu Companion Loans, pro rata, based on outstanding and accrued interest of their respective notes (i.e., to the payment of interest due and payable on each of the A Notes, pro rata, based on outstanding and accrued interest); and then, to the holder of the 590 Madison Avenue Subordinate Companion Loan;

176

○	all payments, proceeds and other recoveries on or in respect of the 590 Madison Avenue Loan Combination will be applied, first, to the Issuing Entity as the holder of the 590 Madison Avenue Mortgage Loan and the holder of each 590 Madison Avenue Pari Passu Companion Loan, pro rata (i.e., first, to the reduction of the outstanding principal balance of each of the A Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero); and then, to the holder of the 590 Madison Avenue Subordinate Companion Loan in sequential order (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the GSMS 2015-590M Servicer, the GSMS 2015-590M Special Servicer, the GSMS 2015-590M Certificate Administrator, the GSMS 2015-590M Depositor and the GSMS 2015-590M Trustee), in accordance with the terms of the related Co-Lender Agreement and the GSMS 2015-590M Trust and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the 590 Madison Avenue Loan Combination will, in general, be allocated, first, to the holder of the 590 Madison Avenue Subordinate Companion Loan and then, to the Issuing Entity as holder of the 590 Madison Avenue Mortgage Loan and the holders of the 590 Madison Avenue Pari Passu Companion Loans, pro rata, in reverse sequential order, in accordance with the terms of the related Co-Lender Agreement and the GSMS 2015-590M Trust and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 590 Madison Avenue Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, will be reimbursed from collections on the 590 Madison Avenue Loan Combination on a pro rata and pari passu basis without regard to the subordination of Note B.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the 590 Madison Avenue Loan Combination, as of any date of determination, will be the issuing entity formed pursuant to the GSMS 2015-590M Trust and Servicing Agreement as holder of the 590 Madison Avenue Companion Loans under the GSMS 2015-590M Trust and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the GSMS 2015-590M Trust and Servicing Agreement, the 590 Madison Avenue controlling class certificateholder (or the 590 Madison Avenue directing certificateholder on its behalf) (the “590 Madison Avenue Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the 590 Madison Avenue Loan Combination. The 590 Madison Avenue Directing Certificateholder will be entitled to exercise rights as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 590 Madison Avenue Mortgage Loan” with respect to the 590 Madison Avenue Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the 590 Madison Avenue Loan Combination will require the GSMS 2015-590M Special Servicer to consult with the 590 Madison Avenue Directing Certificateholder in a manner substantially similar to that described herein under “The Pooling and Servicing Agreement—Directing Holders” in this free writing prospectus.

In addition, pursuant to the terms of the related Co-Lender Agreement, the holder of the 590 Madison Avenue Mortgage Loan (or its representative, which will be the Controlling Class Representative or any other party assigned the rights to exercise the rights of the holder of the 590 Madison Avenue Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will have the right to receive copies of all notices, information and reports that the GSMS 2015-590M Servicer or the GSMS 2015-590M Special Servicer, as applicable, is required to provide to the 590 Madison Avenue Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the 590 Madison Avenue Directing Certificateholder under the GSMS 2015-590M Trust and Servicing Agreement).

Similarly, such rights as described in the paragraph above are held by the holder of the non-controlling note A-2 (or its representative).

Neither the GSMS 2015-590M Servicer nor the GSMS 2015-590M Special Servicer will be permitted to follow any advice or consultation provided by the 590 Madison Avenue Directing Certificateholder (or its representative) that would require or cause the GSMS 2015-590M Servicer or the GSMS 2015-590M Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the

177

servicing standard under the GSMS 2015-590M Trust and Servicing Agreement, require or cause the GSMS 2015-590M Servicer or the GSMS 2015-590M Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the GSMS 2015-590M Trust and Servicing Agreement, require or cause the GSMS 2015-590M Servicer or the GSMS 2015-590M Special Servicer, as applicable, to violate the terms of the 590 Madison Avenue Loan Combination, or materially expand the scope of any of the GSMS 2015-590M Servicer’s or the GSMS 2015-590M Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the 590 Madison Avenue Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 590 Madison Avenue Mortgage Loan and the 590 Madison Avenue Companion Loans by the amount necessary to reimburse the GSMS 2015-590M Servicer, the GSMS 2015-590M Trustee, the GSMS 2015-590M Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GSMS 2015-590M Trust and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the 590 Madison Avenue Mortgage Loan and the 590 Madison Avenue Companion Loans by the amount necessary to pay the Master Servicer, the Trustee, the GSMS 2015-590M Servicer and the GSMS 2015-590M Trustee and the master servicer and the trustee for any securitization of any other 590 Madison Avenue Companion Loans, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2015-590M Trust and Servicing Agreement or other pooling and servicing agreement governing the securitization of a 590 Madison Avenue Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GSMS 2015-590M Trust and Servicing Agreement or other pooling and servicing agreement governing the securitization of a 590 Madison Avenue Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 590 Madison Avenue Mortgage Loan and the 590 Madison Avenue Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2015-590M Trust and Servicing Agreement) incurred with respect to the 590 Madison Avenue Loan Combination (as specified in the GSMS 2015-590M Trust and Servicing Agreement) and, finally, in the case of the remaining amount of Penalty Charges allocable to the 590 Madison Avenue Mortgage Loan and the 590 Madison Avenue Companion Loans, be paid to the GSMS 2015-590M Servicer and/or the GSMS 2015-590M Special Servicer as additional servicing compensation as provided in the GSMS 2015-590M Trust and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the 590 Madison Avenue Loan Combination becomes a defaulted mortgage loan, and if the 590 Madison Avenue Directing Certificateholder (or the GSMS 2015-590M Special Servicer acting on its behalf) determines to sell the 590 Madison Avenue Pari Passu Companion Loan identified as Note A-1 in accordance with the GSMS 2015-590M Trust and Servicing Agreement, then the GSMS 2015-590M Special Servicer will be required to sell the 590 Madison Avenue Pari Passu Companion Loans and the 590 Madison Avenue Subordinate Companion Loan together with the 590 Madison Avenue Mortgage Loan as one Loan Combination. In connection with any such sale, the GSMS 2015-590M Special Servicer will be required to follow the procedures contained in the GSMS 2015-590M Trust and Servicing Agreement. All offers must be in writing and be accompanied by a refundable deposit of cash in the amount of 5% of the offer amount (subject to a cap of $2,500,000).

Notwithstanding the foregoing, the GSMS 2015-590M Special Servicer will not be permitted to sell the 590 Madison Avenue Loan Combination if it becomes a defaulted mortgage loan under the GSMS 2015-590M Trust and Servicing Agreement without the written consent of the Issuing Entity (or its representative), as holder of the 590 Madison Avenue Mortgage Loan, or the holders of the other 590 Madison Avenue Companion Loans unless the GSMS 2015-590M Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 590 Madison Avenue Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2015-590M Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 590 Madison Avenue Loan Combination, and any documents in the servicing file reasonably requested by such holder (or its representative), that are material to the price of the 590 Madison Avenue Loan Combination;

178

and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the 590 Madison Avenue Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2015-590M Servicer or the GSMS 2015-590M Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) or the holders of the other 590 Madison Avenue Companion Loans may each waive (as to itself) any of the delivery or timing requirements set forth in this sentence. The Issuing Entity (or its representative) or the holders of the other 590 Madison Avenue Companion Loans will be permitted to bid at any sale of the 590 Madison Avenue Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the GSMS 2015-590M Trust and Servicing Agreement, the directing holder with respect to the 590 Madison Avenue Loan Combination (or its representative) with respect to the 590 Madison Avenue Loan Combination (which will be the 590 Madison Avenue Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the 590 Madison Avenue Loan Combination and appoint a replacement special servicer in lieu of such special servicer without the consent of the holder of the 590 Madison Avenue Mortgage Loan. The 590 Madison Avenue Directing Certificateholder (prior to a control event under the GSMS 2015-590M Trust and Servicing Agreement), and the applicable certificateholders under the GSMS 2015-590M Trust and Servicing Agreement with the requisite percentage of voting rights (after a control event under the GSMS 2015-590M Trust and Servicing Agreement) will have the right, with or without cause, to replace the GSMS 2015-590M Special Servicer and appoint a replacement special servicer in lieu thereof in accordance with the GSMS 2015-590M Trust and Servicing Agreement, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

The South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination

Servicing

The South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination (collectively, the “GS1 Loan Combinations”) (including the related Outside Serviced Mortgage Loans) are expected to be serviced in accordance with the GSMS 2015-GS1 Pooling and Servicing Agreement, dated as of November 1, 2015, among GS Mortgage Securities Corporation II, as depositor, Situs Holdings, LLC, as operating advisor (the “GSMS 2015-GS1 Operating Advisor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2015-GS1 Servicer”), Wells Fargo Bank, National Association, as special servicer (in such capacity, the “GSMS 2015-GS1 Special Servicer”), Wilmington Trust, National Association, as trustee (the “GSMS 2015-GS1 Trustee”), and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “GSMS 2015-GS1 Certificate Administrator”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, by the GSMS 2015-GS1 Servicer and the GSMS 2015-GS1 Special Servicer, and subject to the servicing standard provided for in the GSMS 2015-GS1 Pooling and Servicing Agreement, which standard is substantially similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of each GS1 Loan Combination pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The Co-Lender Agreement with respect to each of the GS1 Loan Combinations sets forth the respective rights of the holder of the related Mortgage Loan and each related Companion Loan Holder with respect to distributions of funds received in respect of such GS1 Loan Combinations, and provides, in general, that:

179

•	the Mortgage Loan and the related Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of such GS1 Loan Combination or the related Mortgaged Property will be applied to the Mortgage Loan and the related Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2015-GS1 Servicer, the GSMS 2015-GS1 Special Servicer, the GSMS 2015-GS1 Operating Advisor, the GSMS 2015-GS1 Certificate Administrator and the GSMS 2015-GS1 Trustee) in accordance with the terms of such Co-Lender Agreement and the GSMS 2015-GS1 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to such GS1 Loan Combinations will be allocated, on a pro rata and pari passu basis, to the Mortgage Loan and the related Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any Mortgage Loan that is part of a GS1 Loan Combination, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loans.

Certain costs and expenses (such as a pro rata share of a property advance) allocable to an Outside Serviced Mortgage Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on that GS1 Loan Combination. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Co-Lender Agreements, the directing holder with respect to each GS1 Loan Combination, as of any date of determination, will be the trustee under the GSMS 2015-GS1 Pooling and Servicing Agreement as holder of the related Companion Loan that is evidenced by the controlling note A-1; provided that, unless a control termination event exists under the GSMS 2015-GS1 Pooling and Servicing Agreement, the GSMS 2015-GS1 controlling class representative will be entitled to exercise the rights of the directing holder with respect to the GS1 Loan Combinations. In its capacity as representative of the directing holder under the related Co-Lender Agreements, the GSMS 2015-GS1 controlling class representative will be entitled to exercise all of the rights of the GSMS 2015-GS1 controlling class representative (which rights are substantially similar to, but not necessarily identical to the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus) with respect to each GS1 Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to a GS1 Loan Combination will require the approval of the GSMS 2015-GS1 controlling class representative (which approval rights are substantially similar to, but not necessarily identical to those rights described in this free writing prospectus under “The Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports”). Pursuant to the terms of the GSMS 2015-GS1 Pooling and Servicing Agreement, the GSMS 2015-GS1 controlling class representative will have the same consent and/or consultation rights with respect to the GS1 Loan Combinations as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2015-GS1 trust.

In addition, pursuant to the terms of each Co-Lender Agreement, the Issuing Entity as holder of the related Outside Serviced Mortgage Loan will have a right to receive copies of all notices, information and reports that the GSMS 2015-GS1 Servicer or GSMS 2015-GS1 Special Servicer, as applicable, is required to provide to the GSMS 2015-GS1 controlling class representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2015-GS1 controlling class representative under the GSMS 2015-GS1 Pooling and Servicing Agreement without regard to the occurrence of a control termination event under the GSMS 2015-GS1 Pooling and Servicing Agreement or consultation termination event under the GSMS 2015-GS1 Pooling and Servicing Agreement) with respect to any GSMS 2015-GS1 “major decisions” (which are substantially similar to, but not necessarily identical to the Major Decisions defined below under “The Pooling and Servicing Agreement— Directing Holder”) to be taken with respect to the subject GS1 Loan Combination or the implementation of any recommended action outlined in an asset status report relating to

180

such GS1 Loan Combination and have the right to be consulted on a strictly non-binding basis with respect to any GSMS 2015-GS1 “major decisions” to be taken with respect to such GS1 Loan Combination or the implementation of any recommended action outlined in an asset status report relating to such GS1 Loan Combination. The consultation right of the Issuing Entity will be exercised by the Controlling Class Representative (for so long as no Control Termination Event has occurred and is continuing) but will not be exercised by the Operating Advisor if a Control Termination Event has occurred and is continuing. This right to consult will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Controlling Class Representative has responded within such period; provided that if the GSMS 2015-GS1 Servicer (or GSMS 2015-GS1 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the GSMS 2015-GS1 Servicer or GSMS 2015-GS1 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Companion Loan and such Outside Serviced Mortgage Loan. Neither the GSMS 2015-GS1 Servicer nor the GSMS 2015-GS1 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Controlling Class Representative.

Similarly, such rights as described in the paragraph above are held by the holder of each Companion Loan that is evidenced by each non-controlling note A-3 (or its representative) relating to a GS1 Loan Combination.

Neither the GSMS 2015-GS1 Servicer nor the GSMS 2015-GS1 Special Servicer may follow any advice or consultation provided by the Controlling Class Representative (for so long as a Control Termination Event has not occurred) on behalf of the Issuing Entity, as holder of the related Outside Serviced Mortgage Loan that would require or cause the GSMS 2015-GS1 Servicer or the GSMS 2015-GS1 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the GSMS 2015-GS1 Pooling and Servicing Agreement, require or cause the GSMS 2015-GS1 Servicer or the GSMS 2015-GS1 Special Servicer, as applicable, to violate provisions of the applicable Co-Lender Agreement or the GSMS 2015-GS1 Pooling and Servicing Agreement, require or cause the GSMS 2015-GS1 Servicer or the GSMS 2015-GS1 Special Servicer, as applicable, to violate the terms of the applicable GS1 Loan Combination, or materially expand the scope of any of the GSMS 2015-GS1 Servicer’s or the GSMS 2015-GS1 Special Servicer’s, as applicable, responsibilities under the applicable Co-Lender Agreement.

In addition to the consultation rights of the Controlling Class Representative (if no Control Termination Event has occurred or is continuing) the Controlling Class Representative on behalf of the Issuing Entity, as holder of the related Outside Serviced Mortgage Loan described above, will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2015-GS1 Servicer or GSMS 2015-GS1 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2015-GS1 Servicer or GSMS 2015-GS1 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the related GS1 Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Application of Penalty Charges

Each Co-Lender Agreement provides that, penalty charges paid on the related GS1 Loan Combination must first, be used to reduce, on a pro rata basis, the amounts payable on each of the related Outside Serviced Mortgage Loan and the related Companion Loans by the amount necessary to reimburse the GSMS 2015-GS1 Servicer, the GSMS 2015-GS1 Trustee or the GSMS 2015-GS1 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GSMS 2015-GS1 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Outside Serviced Mortgage Loan and the related Companion Loans by the amount necessary to pay the Master Servicer and the Trustee and the GSMS 2015-GS1 Servicer and the GSMS 2015-GS1 Trustee, for any interest accrued on any P&I Advance (or analogous P&I Advance made pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GSMS 2015-GS1 Pooling and Servicing Agreement), third, be used to reduce, on a pro rata basis, the amounts payable on each of the related Outside Serviced Mortgage Loan and the related Companion Loans by the amount necessary to pay additional trust fund expenses (other than GSMS 2015-GS1 special servicing fees, unpaid GSMS 2015-GS1 workout fees and GSMS 2015-GS1 liquidation fees, each as provided in the GSMS 2015-GS1 Pooling and Servicing Agreement) incurred with respect to the

181

applicable GS1 Loan Combination (as specified in the GSMS 2015-GS1 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the related Outside Serviced Mortgage Loan and the related Companion Loans, be paid to the GSMS 2015-GS1 Servicer and/or the GSMS 2015-GS1 Special Servicer as additional servicing compensation as provided in the GSMS 2015-GS1 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of each Co-Lender Agreement, if the related GS1 Loan Combination becomes a defaulted mortgage loan under the GSMS 2015-GS1 Pooling and Servicing Agreement, and if the GSMS 2015-GS1 Special Servicer determines to sell the related Companion Loan that has become a defaulted mortgage loan in accordance with the GSMS 2015-GS1 Pooling and Servicing Agreement, then the GSMS 2015-GS1 Special Servicer will be required to sell the related Outside Serviced Mortgage Loan together with each such Companion Loan as one loan combination. In connection with any such sale, the GSMS 2015-GS1 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to those procedures set forth below under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the GSMS 2015-GS1 Special Servicer will not be permitted to sell a GS1 Loan Combination if it becomes a defaulted mortgage loan under the GSMS 2015-GS1 Pooling and Servicing Agreement, without the written consent of the Issuing Entity (or its representative), as holder of the related Outside Serviced Mortgage Loan, or any subsequent holder of the Outside Serviced Mortgage Loan (provided that such consent is not required if such holder is the borrower or an affiliate of the borrower) or any other holder of a related GS1 Companion Loan not held by the GSMS-GS1 securitization, unless the GSMS 2015-GS1 Special Servicer has delivered to each such holder (or their representatives): (a) at least 15 business days prior written notice of any decision to attempt to sell such GS1 Loan Combination (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2015-GS1 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such GS1 Loan Combination, and any documents in the servicing file reasonably requested by such Outside Serviced Mortgage Loan holder that are material to the price of the GS1 Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2015-GS1 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2015-GS1 Servicer or the GSMS 2015-GS1 Special Servicer in connection with the proposed sale; provided that the Issuing Entity (or its representative), as holder of the related Outside Serviced Mortgage Loan, and any subsequent holder, or such other GS1 Companion Loan holder may waive any of the delivery or timing requirements set forth in this sentence. The Issuing Entity, as holder of the related Outside Serviced Mortgage Loan will be permitted to submit an offer at any sale of a GS1 Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to each Co-Lender Agreement, the directing holder with respect to each GS1 Loan Combination (which, as of any date of determination, will be the GSMS 2015-GS1 Trustee as holder of the related Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2015-GS1 Special Servicer then acting with respect to the subject GS1 Loan Combination and appoint a replacement GSMS 2015-GS1 Special Servicer without the consent of the Issuing Entity as holder of the related Outside Serviced Mortgage Loan. The GSMS 2015-GS1 controlling class representative, as representative of the GSMS 2015-GS1 directing holder (prior to a GSMS 2015-GS1 control termination event), and the applicable GSMS 2015-GS1 certificateholders with the requisite percentage of voting rights (after a GSMS 2015-GS1 control termination event) will have the right, with or without cause, to replace the GSMS 2015-GS1 Special Servicer then acting with respect to each GS1 Loan Combination and appoint a replacement GSMS 2015-GS1 Special Servicer, upon similar circumstances as those described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

182

The Harbor Pointe Apartments Loan Combination

Servicing

The Harbor Pointe Apartments Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Harbor Pointe Apartments Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Harbor Pointe Apartments Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holders net of certain fees and expenses on the Harbor Pointe Apartments Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Harbor Pointe Apartments Mortgage Loan and the holder of the Harbor Pointe Apartments Pari Passu Companion Loan with respect to distributions of funds received in respect of the Harbor Pointe Apartments Loan Combination, and provides, in general, that:

•	the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Harbor Pointe Apartments Loan Combination or the related Mortgaged Property will be applied to the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Harbor Pointe Apartments Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Harbor Pointe Apartments Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Harbor Pointe Apartments Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Harbor Pointe Apartments Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a property advance) allocable to the Harbor Pointe Apartments Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Harbor Pointe Apartments Pari Passu Companion Loan or from general collections with respect to the securitization of the Harbor Pointe Apartments Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

183

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Harbor Pointe Apartments Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Mortgage Loan; provided, that, unless a Control Termination Event exists or the Harbor Pointe Apartments Loan Combination is an Excluded Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Harbor Pointe Apartments Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus with respect to the Harbor Pointe Apartments Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Harbor Pointe Apartments Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Harbor Pointe Apartments Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Harbor Pointe Apartments Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Harbor Pointe Apartments Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Harbor Pointe Apartments Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Harbor Pointe Apartments Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Controlling Class Representative, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Harbor Pointe Apartments Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Harbor Pointe Apartments Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special

184

Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Harbor Pointe Apartments Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Harbor Pointe Apartments Loan Combination shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Harbor Pointe Apartments Mortgage Loan and Harbor Pointe Apartments Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Harbor Pointe Apartments Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Harbor Pointe Apartments Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the Harbor Pointe Apartments Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Harbor Pointe Apartments Mortgage Loan and the Harbor Pointe Apartments Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Harbor Pointe Apartments Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Harbor Pointe Apartments Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Harbor Pointe Apartments Pari Passu Companion Loan, be paid, (x) prior to the securitization of the Harbor Pointe Apartments Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Harbor Pointe Apartments Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Harbor Pointe Apartments Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Harbor Pointe Apartments Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Harbor Pointe Apartments Pari Passu Companion Loan together with the Harbor Pointe Apartments Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Harbor Pointe Apartments Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Harbor Pointe Apartments Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Harbor Pointe Apartments Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Harbor Pointe Apartments Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Harbor Pointe Apartments

185

Loan Combination unless the related Companion Loan Holder is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Harbor Pointe Apartments Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Harbor Pointe Apartments Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the Harbor Pointe Apartments Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). The Controlling Class Representative (prior to a Control Termination Event and provided that the Harbor Pointe Apartments Loan Combination is not an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Harbor Pointe Apartments Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus. The related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the Harbor Pointe Apartments Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

The Illinois Center Loan Combination

Servicing

The Illinois Center Loan Combination and any related REO Property will be serviced and administered pursuant to the CGCMT 2015-GC33 Pooling and Servicing Agreement, dated as of September 1, 2015, among Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (the “CGCMT 2015-GC33 Servicer”), LNR Partners, LLC, as special servicer (the “CGCMT 2015-GC33 Special Servicer”), Situs Holdings, LLC, as operating advisor (the “CGCMT 2015-GC33 Operating Advisor”), Citibank, N.A., as certificate administrator (the “CGCMT 2015-GC33 Certificate Administrator”), and Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2015-GC33 Trustee”), by the CGCMT 2015-GC33 Servicer and the CGCMT 2015-GC33 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Illinois Center Mortgage Loan” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Illinois Center Loan Combination, the servicing standard set forth in the CGCMT 2015-GC33 Pooling and Servicing Agreement will require the CGCMT 2015-GC33 Servicer and the CGCMT 2015-GC33 Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holders as a collective whole.

Amounts payable to the Issuing Entity as holder of the Illinois Center Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Illinois Center Mortgage Loan and the holders of the Illinois Center Pari Passu Companion Loans with respect to distributions of funds received in respect of the Illinois Center Loan Combination, and provides, in general, that:

•	the Illinois Center Mortgage Loan and the Illinois Center Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Illinois Center Loan Combination or the related Mortgaged Property will be applied to the Illinois Center Mortgage Loan

186

and the Illinois Center Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2015-GC33 Servicer, the CGCMT 2015-GC33 Special Servicer, the CGCMT 2015-GC33 Operating Advisor, the CGCMT 2015-GC33 Certificate Administrator and the CGCMT 2015-GC33 Trustee) in accordance with the terms of the related Co-Lender Agreement and the CGCMT 2015-GC33 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Illinois Center Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Illinois Center Mortgage Loan and the Illinois Center Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Illinois Center Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Illinois Center Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Illinois Center Pari Passu Companion Loans. Similarly, P&I advances on the Illinois Center Pari Passu Companion Loans are not reimbursable out of payments or other collections on the Illinois Center Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property protection advance) allocable to the Illinois Center Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2015-GC33 Securitization, subject to the CGCMT 2015-GC33 Issuing Entity’s right to reimbursement from future payments and other collections on the Illinois Center Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Illinois Center Loan Combination, as of any date of determination, will be the CGCMT 2015-GC33 Trustee on behalf of the CGCMT 2015-GC33 Issuing Entity as holder of the controlling Illinois Center Pari Passu Companion Loan; provided, that, unless a control termination event exists under the CGCMT 2015-GC33 Pooling and Servicing Agreement or the Illinois Center Loan Combination is an “excluded loan” under the CGCMT 2015-GC33 Pooling and Servicing Agreement, the CGCMT 2015-GC33 Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Illinois Center Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the CGCMT 2015-GC33 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Holder set forth under “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Illinois Center Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Illinois Center Loan Combination will require the approval of the CGCMT 2015-GC33 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “The Pooling and Servicing Agreement—Asset Status Reports” in this free writing prospectus). Pursuant to the terms of the CGCMT 2015-GC33 Pooling and Servicing Agreement, the CGCMT 2015-GC33 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Illinois Center Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the CGCMT 2015-GC33 Issuing Entity (other than any “excluded loan” under the CGCMT 2015-GC33 Pooling and Servicing Agreement) that are serviced under the CGCMT 2015-GC33 Pooling and Servicing Agreement and do not have companion loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Illinois Center Mortgage Loan (or its representative) and the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, is required to provide to the CGCMT 2015-GC33 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2015-GC33 Controlling Class Representative under the CGCMT 2015-GC33 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with

187

respect to the Illinois Center Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Illinois Center Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Illinois Center Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Illinois Center Loan Combination. The consultation rights of the Issuing Entity (or its representative) and the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) will, in each case, expire 10 business days following the delivery thereto of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CGCMT 2015-GC33 Controlling Class Representative, whether or not the Issuing Entity (or its representative) or the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) has responded within such period; provided, that if the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, is permitted to make a “major decision” (as defined under the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Illinois Center Loan Combination. Neither the CGCMT 2015-GC33 Servicer nor the CGCMT 2015-GC33 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative) or the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative).

Neither the CGCMT 2015-GC33 Servicer nor the CGCMT 2015-GC33 Special Servicer may take or refrain from taking any action pursuant to instructions from the Issuing Entity (or its representative) or the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) that would cause the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, to violate applicable law, the terms of the Illinois Center Loan Combination, the related Co-Lender Agreement, the CGCMT 2015-GC33 Pooling and Servicing Agreement, including the servicing standard under the CGCMT 2015-GC33 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CGCMT 2015-GC33 Servicer, the CGCMT 2015-GC33 Special Servicer, the CGCMT 2015-GC33 Depositor, a mortgage loan seller with respect to the CGCMT 2015-GC33 Securitization, the CGCMT 2015-GC33 Issuing Entity, the CGCMT 2015-GC33 Trustee, the CGCMT 2015-GC33 Operating Advisor, the CGCMT 2015-GC33 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2015-GC33 Servicer’s or the CGCMT 2015-GC33 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the certificateholders of the CGCMT 2015-GC33 Securitization.

In addition to the consultation rights of the Issuing Entity (or its representative) and the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) and the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable) with the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, in which servicing issues related to the Illinois Center Loan Combination are discussed. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of penalty charges paid on the Illinois Center Loan Combination will first be used to reduce, on a pro rata basis, the amounts payable on each of the Illinois Center Mortgage Loan and the Illinois Center Pari Passu Companion Loans by the amount necessary to pay the CGCMT 2015-GC33 Servicer, the CGCMT 2015-GC33 Trustee or the CGCMT 2015-GC33 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the CGCMT 2015-GC33 Pooling and Servicing Agreement,

188

second, be used to reduce the respective amounts payable on each of the Illinois Center Mortgage Loan and the Illinois Center Pari Passu Companion Loans by the amount necessary to pay the Master Servicer and the Trustee, the CGCMT 2015-GC33 Servicer and the CGCMT 2015-GC33 Trustee and the GSMS 2015-GC34 Servicer and the GSMS 2015-GC34 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2015-GC33 Pooling and Servicing Agreement or the GSMS 2015-GC34 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the CGCMT 2015-GC33 Pooling and Servicing Agreement or the GSMS 2015-GC34 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Illinois Center Mortgage Loan and the Illinois Center Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2015-GC33 Pooling and Servicing Agreement) incurred with respect to the Illinois Center Loan Combination (as specified in the CGCMT 2015-GC33 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the Illinois Center Mortgage Loan and the Illinois Center Pari Passu Companion Loans, be paid to the CGCMT 2015-GC33 Servicer and/or the CGCMT 2015-GC33 Special Servicer as additional servicing compensation as provided in the CGCMT 2015-GC33 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Illinois Center Loan Combination becomes a defaulted mortgage loan under the CGCMT 2015-GC33 Pooling and Servicing Agreement, and if the CGCMT 2015-GC33 Special Servicer determines to sell the controlling Illinois Center Pari Passu Companion Loans in accordance with the CGCMT 2015-GC33 Pooling and Servicing Agreement, then the CGCMT 2015-GC33 Special Servicer will be required to sell all the Illinois Center Pari Passu Companion Loans together with the Illinois Center Mortgage Loan as a single whole loan in accordance with the procedures set forth under the CGCMT 2015-GC33 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the CGCMT 2015-GC33 Special Servicer will not be permitted to sell the Illinois Center Loan Combination if it becomes a defaulted mortgage loan under the CGCMT 2015-GC33 Pooling and Servicing Agreement without the written consent of each of the Issuing Entity (or its representative), as holder of the Illinois Center Mortgage Loan, and the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) (provided that such consent is not required from the Issuing Entity or such holder, as applicable, if such person is the related borrower or an affiliate of the related borrower), unless the CGCMT 2015-GC33 Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Illinois Center Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2015-GC33 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Illinois Center Loan Combination, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Illinois Center Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2015-GC33 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) or the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) may waive as to itself any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the CGCMT 2015-GC33 Pooling and Servicing Agreement, the Issuing Entity (or its representative) and the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) will be permitted to bid at any sale of the Illinois Center Loan Combination unless such person is the related borrower or an agent or affiliate of the related borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the CGCMT 2015-GC33 Pooling and Servicing Agreement, the directing holder with respect to the Illinois Center Loan Combination (which, as of any date of

189

determination, will be the CGCMT 2015-GC33 Trustee on behalf of the CGCMT 2015-GC33 Issuing Entity as holder of the controlling Illinois Center Pari Passu Companion Loans, or its representative which, prior to a control termination event under the CGCMT 2015-GC33 Pooling and Servicing Agreement, and unless the Illinois Center Loan Combination is an “excluded loan” under the CGCMT 2015-GC33 Pooling and Servicing Agreement, will be the CGCMT 2015-GC33 Controlling Class Representative) will have the right to terminate the CGCMT 2015-GC33 Special Servicer then acting with respect to the Illinois Center Loan Combination for cause or without cause at any time, provided that prior to a control termination event under the CGCMT 2015-GC33 Pooling and Servicing Agreement, the CGCMT 2015-GC33 Controlling Class Representative may only terminate and replace the CGCMT 2015-GC33 Special Servicer without cause if either (i) LNR Partners, LLC or its affiliate is no longer the CGCMT 2015-GC33 Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then-controlling class of certificates of the CGCMT 2015-GC33 Securitization, and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative). While a control termination event exists under the CGCMT 2015-GC33 Pooling and Servicing Agreement, the applicable certificateholders of the CGCMT 2015-GC33 Securitization with the requisite percentage of voting rights (after a control termination event under the CGCMT 2015-GC33 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the CGCMT 2015-GC33 Special Servicer then acting with respect to the Illinois Center Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) in accordance with the CGCMT 2015-GC33 Pooling and Servicing Agreement. The Issuing Entity (or its representative) and the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) will each be permitted to direct the CGCMT 2015-GC33 Trustee to terminate the CGCMT 2015-GC33 Special Servicer (solely with respect to the Illinois Center Loan Combination) upon a servicer termination event under the CGCMT 2015-GC33 Pooling and Servicing Agreement with respect to the CGCMT 2015-GC33 Special Servicer that affects the Issuing Entity as the holder of the Illinois Center Mortgage Loan or the holder of the Illinois Center Pari Passu Companion Loan evidenced by the non-controlling note A-2, as applicable.

The 750 Lexington Avenue Loan Combination

Servicing

The 750 Lexington Avenue Loan Combination and any related REO Property will be serviced and administered pursuant to the GSMS 2015-GC34 Pooling and Servicing Agreement, dated as of October 1, 2015, among GS Mortgage Securities Corporation II, as depositor (the “GSMS 2015-GC34 Depositor”), Wells Fargo Bank, National Association, as master servicer (the “GSMS 2015-GC34 Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “GSMS 2015-GC34 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “GSMS 2015-GC34 Operating Advisor”) and U.S. Bank National Association, as certificate administrator (the “GSMS 2015-GC34 Certificate Administrator”), and as trustee (the “GSMS 2015-GC34 Trustee”), by the GSMS 2015-GC34 Servicer and the GSMS 2015-GC34 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 750 Lexington Avenue Mortgage Loan” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the 750 Lexington Avenue Loan Combination, the servicing standard set forth in the GSMS 2015-GC34 Pooling and Servicing Agreement will require the GSMS 2015-GC34 Servicer and the GSMS 2015-GC34 Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the 750 Lexington Avenue Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the 750 Lexington Avenue Mortgage Loan and the holder of the 750 Lexington Avenue Pari Passu Companion Loan with respect to distributions of funds received in respect of the 750 Lexington Avenue Loan Combination, and provides, in general, that:

190

•	the 750 Lexington Avenue Mortgage Loan and the 750 Lexington Avenue Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 750 Lexington Avenue Loan Combination or the related Mortgaged Property will be applied to the 750 Lexington Avenue Mortgage Loan and the 750 Lexington Avenue Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2015-GC34 Servicer, the GSMS 2015-GC34 Special Servicer, the GSMS 2015-GC34 Operating Advisor, the GSMS 2015-GC34 Certificate Administrator and the GSMS 2015-GC34 Trustee) in accordance with the terms of the related Co-Lender Agreement and the GSMS 2015-GC34 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the 750 Lexington Avenue Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the 750 Lexington Avenue Mortgage Loan and the 750 Lexington Avenue Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 750 Lexington Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 750 Lexington Avenue Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the 750 Lexington Avenue Pari Passu Companion Loan. Similarly, P&I advances on the 750 Lexington Avenue Pari Passu Companion Loan are not reimbursable out of payments or other collections on the 750 Lexington Avenue Mortgage Loan.

Certain costs and expenses (such as a pro rata share of a property protection advance) allocable to the 750 Lexington Avenue Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2015-GC34 Securitization, subject to the GSMS 2015-GC34 Issuing Entity’s right to reimbursement from future payments and other collections on the 750 Lexington Avenue Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the 750 Lexington Avenue Loan Combination, as of any date of determination, will be the GSMS 2015-GC34 Trustee on behalf of the GSMS 2015-GC34 Issuing Entity as holder of the related Companion Loan; provided, that, unless a control termination event exists under the GSMS 2015-GC34 Pooling and Servicing Agreement or the 750 Lexington Avenue Loan Combination is an “excluded loan” under the GSMS 2015-GC34 Pooling and Servicing Agreement, the GSMS 2015-GC34 Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the 750 Lexington Avenue Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the GSMS 2015-GC34 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Holder set forth under “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus) with respect to the 750 Lexington Avenue Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to any “major decision” (as defined under the related Co-Lender Agreement) to be taken with respect to the 750 Lexington Avenue Loan Combination will require the approval of the GSMS 2015-GC34 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “The Pooling and Servicing Agreement—Asset Status Reports” in this free writing prospectus). Pursuant to the terms of the GSMS 2015-GC34 Pooling and Servicing Agreement, the GSMS 2015-GC34 Controlling Class Representative will have the same consent and/or consultation rights with respect to the 750 Lexington Avenue Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2015-GC34 Issuing Entity (other than any “excluded loan” under the GSMS 2015-GC34 Pooling and Servicing Agreement) that are serviced under the GSMS 2015-GC34 Pooling and Servicing Agreement and do not have companion loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the 750 Lexington Avenue Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer, as

191

applicable, is required to provide to the GSMS 2015-GC34 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2015-GC34 Controlling Class Representative under the GSMS 2015-GC34 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the 750 Lexington Avenue Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 750 Lexington Avenue Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the 750 Lexington Avenue Loan Combination or the implementation of any recommended actions outlined in an asset status report relating to the 750 Lexington Avenue Loan Combination. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the GSMS 2015-GC34 Controlling Class Representative, whether or not the Issuing Entity (or its representative) has responded within such period; provided, that if the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the Issuing Entity’s (or its representative’s) consultation rights described above, the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, is permitted to make a “major decision” (as defined under the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 750 Lexington Avenue Loan Combination. Neither the GSMS 2015-GC34 Servicer nor the GSMS 2015-GC34 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

Neither the GSMS 2015-GC34 Servicer nor the GSMS 2015-GC34 Special Servicer may take or refrain from taking any action pursuant to instructions from the Issuing Entity (or its representative) that would cause the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, to violate applicable law, the terms of the 750 Lexington Avenue Loan Combination, the related Co-Lender Agreement, the GSMS 2015-GC34 Pooling and Servicing Agreement, including the servicing standard under the GSMS 2015-GC34 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the GSMS 2015-GC34 Servicer, the GSMS 2015-GC34 Special Servicer, the GSMS 2015-GC34 Depositor, a mortgage loan seller with respect to the GSMS 2015-GC34 Securitization, the GSMS 2015-GC34 Issuing Entity, the GSMS 2015-GC34 Trustee, the GSMS 2015-GC34 Operating Advisor, the GSMS 2015-GC34 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2015-GC34 Servicer’s or the GSMS 2015-GC34 Special Servicer’s responsibilities, or (iii) cause the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the certificateholders of the GSMS 2015-GC34 Securitization.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer, as applicable) with the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, in which servicing issues related to the 750 Lexington Avenue Loan Combination are discussed. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of penalty charges paid on the 750 Lexington Avenue Loan Combination will first be used to reduce, on a pro rata basis, the amounts payable on each of the 750 Lexington Avenue Mortgage Loan and the 750 Lexington Avenue Pari Passu Companion Loan by the amount necessary to pay the GSMS 2015-GC34 Servicer, the GSMS 2015-GC34 Trustee or the GSMS 2015-GC34 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the GSMS 2015-GC34 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the 750 Lexington Avenue Mortgage Loan and the 750 Lexington Avenue Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee, and the GSMS 2015-GC34 Servicer and the GSMS 2015-GC34 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2015-GC34

192

Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GSMS 2015-GC34 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 750 Lexington Avenue Mortgage Loan and the 750 Lexington Avenue Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2015-GC34 Pooling and Servicing Agreement) incurred with respect to the 750 Lexington Avenue Loan Combination (as specified in the GSMS 2015-GC34 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the 750 Lexington Avenue Mortgage Loan and the 750 Lexington Avenue Pari Passu Companion Loan, be paid to the GSMS 2015-GC34 Servicer and/or the GSMS 2015-GC34 Special Servicer as additional servicing compensation as provided in the GSMS 2015-GC34 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the 750 Lexington Avenue Loan Combination becomes a defaulted mortgage loan under the GSMS 2015-GC34 Pooling and Servicing Agreement, and if the GSMS 2015-GC34 Special Servicer determines to sell the 750 Lexington Avenue Pari Passu Companion Loan in accordance with the GSMS 2015-GC34 Pooling and Servicing Agreement, then the GSMS 2015-GC34 Special Servicer will be required to sell the 750 Lexington Avenue Pari Passu Companion Loan together with the 750 Lexington Avenue Mortgage Loan as a single whole loan in accordance with the procedures set forth under the GSMS 2015-GC34 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the GSMS 2015-GC34 Special Servicer will not be permitted to sell the 750 Lexington Avenue Loan Combination if it becomes a defaulted mortgage loan under the GSMS 2015-GC34 Pooling and Servicing Agreement without the written consent of the Issuing Entity (or its representative), as holder of the 750 Lexington Avenue Mortgage Loan (provided that such consent is not required if the Issuing Entity is the borrower or an affiliate of the borrower), unless the GSMS 2015-GC34 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 750 Lexington Avenue Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2015-GC34 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 750 Lexington Avenue Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) that are material to the price of the 750 Lexington Avenue Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2015-GC34 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2015-GC34 Servicer or the GSMS 2015-GC34 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the GSMS 2015-GC34 Pooling and Servicing Agreement, the Issuing Entity (or its representative) will be permitted to submit an offer at any sale of the 750 Lexington Avenue Loan Combination unless the Issuing Entity is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the GSMS 2015-GC34 Pooling and Servicing Agreement, the directing holder with respect to the 750 Lexington Avenue Loan Combination (which, as of any date of determination, will be the GSMS 2015-GC34 Trustee on behalf of the GSMS 2015-GC34 Issuing Entity as holder of the 750 Lexington Avenue Pari Passu Companion Loan, or its representative which, prior to a control termination event under the GSMS 2015-GC34 Pooling and Servicing Agreement, will be the GSMS 2015-GC34 Controlling Class Representative) will have the right, at any time, with or without cause, to replace the GSMS 2015-GC34 Special Servicer then acting with respect to the 750 Lexington Avenue Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The GSMS 2015-GC34 Controlling Class Representative (prior to a control termination event under the GSMS 2015-GC34 Pooling and Servicing Agreement and provided that the 750 Lexington Loan Combination is not an “excluded loan” under the GSMS 2015-GC34 Pooling and Servicing Agreement, and the applicable

193

certificateholders of the GSMS 2015-GC34 Securitization with the requisite percentage of voting rights (after a control termination event under the GSMS 2015-GC34 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the GSMS 2015-GC34 Special Servicer then acting with respect to the 750 Lexington Avenue Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The Issuing Entity (or its representative) will be permitted to direct the GSMS 2015-GC34 Trustee to terminate the GSMS 2015-GC34 Special Servicer (solely with respect to the 750 Lexington Avenue Loan Combination) upon a servicer termination event under the GSMS 2015-GC34 Pooling and Servicing Agreement with respect to the GSMS 2015-GC34 Special Servicer that affects the Issuing Entity as the holder of the 750 Lexington Avenue Mortgage Loan.

The Anchorage Marriott Downtown Loan Combination

Servicing

The Anchorage Marriott Downtown Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Anchorage Marriott Downtown Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Anchorage Marriott Downtown Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holders net of certain fees and expenses on the Anchorage Marriott Downtown Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Anchorage Marriott Downtown Mortgage Loan and the holder of the Anchorage Marriott Downtown Pari Passu Companion Loan with respect to distributions of funds received in respect of the Anchorage Marriott Downtown Loan Combination, and provides, in general, that:

•	the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Anchorage Marriott Downtown Loan Combination or the related Mortgaged Property will be applied to the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Anchorage Marriott Downtown Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Anchorage Marriott Downtown Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Anchorage Marriott Downtown Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Anchorage Marriott Downtown Pari Passu Companion Loan.

194

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Anchorage Marriott Downtown Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Anchorage Marriott Downtown Pari Passu Companion Loan or from general collections with respect to the securitization of the Anchorage Marriott Downtown Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Anchorage Marriott Downtown Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Mortgage Loan; provided, that, unless a Control Termination Event exists or the Anchorage Marriott Downtown Loan Combination is an Excluded Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Anchorage Marriott Downtown Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus with respect to the Anchorage Marriott Downtown Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Anchorage Marriott Downtown Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Anchorage Marriott Downtown Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Anchorage Marriott Downtown Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Anchorage Marriott Downtown Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Anchorage Marriott Downtown Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Anchorage Marriott Downtown Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Controlling Class Representative, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Anchorage Marriott Downtown Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Anchorage Marriott Downtown Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the

195

Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Anchorage Marriott Downtown Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Anchorage Marriott Downtown Loan Combination shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Anchorage Marriott Downtown Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Anchorage Marriott Downtown Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the Anchorage Marriott Downtown Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Anchorage Marriott Downtown Mortgage Loan and the Anchorage Marriott Downtown Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Anchorage Marriott Downtown Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Anchorage Marriott Downtown Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Anchorage Marriott Downtown Pari Passu Companion Loan, be paid, (x) prior to the securitization of the Anchorage Marriott Downtown Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Anchorage Marriott Downtown Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Anchorage Marriott Downtown Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Anchorage Marriott Downtown Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Anchorage Marriott Downtown Pari Passu Companion Loan together with the Anchorage Marriott Downtown Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Anchorage Marriott Downtown Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Anchorage Marriott Downtown Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Anchorage Marriott Downtown Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the

196

Anchorage Marriott Downtown Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Anchorage Marriott Downtown Loan Combination unless the related Companion Loan Holder is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Anchorage Marriott Downtown Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Anchorage Marriott Downtown Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the Anchorage Marriott Downtown Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). The Controlling Class Representative (prior to a Control Termination Event and provided that the Anchorage Marriott Downtown Loan Combination is not an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Anchorage Marriott Downtown Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus. The related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the Anchorage Marriott Downtown Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

The Hammons Hotel Portfolio Loan Combination

Servicing

The Hammons Hotel Portfolio Loan Combination and any related REO Property will be serviced and administered in accordance with the CGCMT 2015-GC33 Pooling and Servicing Agreement, dated as of September 1, 2015, among Citigroup Commercial Mortgage Securities Inc. (the “CGCMT 2015-GC33 Depositor”), as depositor, Situs Holdings, LLC, as operating advisor (the “CGCMT 2015-GC33 Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (the “CGCMT 2015-GC33 Servicer”), LNR Partners, LLC, as special servicer (the “CGCMT 2015-GC33 Special Servicer”), Citibank, N.A., as certificate administrator (the “CGCMT 2015-GC33 Certificate Administrator”), and Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2015-GC33 Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued, by the CGCMT 2015-GC33 Servicer and the CGCMT 2015-GC33 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Hammons Hotel Portfolio Loan Combination, the servicing standard set forth in the CGCMT 2015-GC33 Pooling and Servicing Agreement will require the CGCMT 2015-GC33 Servicer and the CGCMT 2015-GC33 Special Servicer to take into account the interests of the Certificateholders and the holders of the Hammons Hotel Portfolio Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the Hammons Hotel Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Hammons Hotel Portfolio Mortgage Loan and the holders of the Hammons Hotel Portfolio Companion Loans with respect to

197

distributions of funds received in respect of the Hammons Hotel Portfolio Loan Combination, and provides, in general, that:

•	the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Hammons Hotel Portfolio Loan Combination or the related Mortgaged Property will be applied to the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2015-GC33 Servicer, the CGCMT 2015-GC33 Special Servicer, the CGCMT 2015-GC33 Operating Advisor, the CGCMT 2015-GC33 Certificate Administrator and the CGCMT 2015-GC33 Trustee) in accordance with the terms of the related Co-Lender Agreement and the CGCMT 2015-GC33 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Hammons Hotel Portfolio Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Hammons Hotel Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Hammons Hotel Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Hammons Hotel Portfolio Companion Loans. Similarly, P&I advances on the Hammons Hotel Portfolio Companion Loans are not reimbursable out of payments or other collections on the Hammons Hotel Portfolio Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property advance) allocable to the Hammons Hotel Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2015-GC33 Securitization, subject to the CGCMT 2015-GC33 issuing entity’s right to reimbursement from future payments and other collections on the Hammons Hotel Portfolio Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Hammons Hotel Portfolio Loan Combination, as of any date of determination, will be the CGCMT 2015-GC33 Trustee on behalf of the CGCMT 2015-GC33 issuing entity as holder of the controlling Hammons Hotel Portfolio Companion Loan; provided, that, unless a control termination event exists under the CGCMT 2015-GC33 Pooling and Servicing Agreement, the controlling class representative under the CGCMT 2015-GC33 Pooling and Servicing Agreement (the “CGCMT 2015-GC33 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Hammons Hotel Portfolio Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the CGCMT 2015-GC33 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Hammons Hotel Portfolio Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Hammons Hotel Portfolio Loan Combination will require the approval of the CGCMT 2015-GC33 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this free writing prospectus under “The Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this free writing prospectus). Pursuant to the terms of the CGCMT 2015-GC33 Pooling and Servicing Agreement, the CGCMT 2015-GC33 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Hammons Hotel Portfolio Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the CGCMT 2015-GC33 issuing entity and serviced under the CGCMT 2015-GC33 Pooling and Servicing Agreement.

198

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Hammons Hotel Portfolio Mortgage Loan (or its representative, which, until a Consultation Termination Event occurs, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, is required to provide to the CGCMT 2015-GC33 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2015-GC33 Controlling Class Representative under the CGCMT 2015-GC33 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the CGCMT 2015-GC33 Pooling and Servicing Agreement) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Hammons Hotel Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Hammons Hotel Portfolio Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Hammons Hotel Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Hammons Hotel Portfolio Loan Combination. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its representative) has responded within such period; provided, that if the CGCMT 2015-GC33 Servicer (or the CGCMT 2015-GC33 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hammons Hotel Portfolio Loan Combination. Neither the CGCMT 2015-GC33 Servicer nor the CGCMT 2015-GC33 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

Similarly, such rights of the Issuing Entity as described in the paragraph above are also held by the GSMS 2015-GC34 issuing entity, as holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), and the holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note A-4 (or its representative).

Neither the CGCMT 2015-GC33 Servicer nor the CGCMT 2015-GC33 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the Issuing Entity (or its representative), the GSMS 2015-GC34 issuing entity, as holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or the holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note A-4 (or its representative), that would cause the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, to violate applicable law, the terms of the Hammons Hotel Portfolio Loan Combination, the related Co-Lender Agreement, the CGCMT 2015-GC33 Pooling and Servicing Agreement, including the servicing standard under the CGCMT 2015-GC33 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CGCMT 2015-GC33 Servicer, the CGCMT 2015-GC33 Special Servicer, the CGCMT 2015-GC33 Depositor, a mortgage loan seller with respect to the CGCMT 2015-GC33 transaction, the CGCMT 2015-GC33 issuing entity, the CGCMT 2015-GC33 Trustee, the CGCMT 2015-GC33 Operating Advisor, the CGCMT 2015-GC33 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2015-GC33 Servicer’s or the CGCMT 2015-GC33 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the certificateholders of the CGCMT 2015-GC33 Securitization.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Hammons Hotel Portfolio Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

199

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Hammons Hotel Portfolio Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Companion Loans by the amount necessary to reimburse the CGCMT 2015-GC33 Servicer, the CGCMT 2015-GC33 Trustee or the CGCMT 2015-GC33 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the CGCMT 2015-GC33 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Companion Loans by the amount necessary to pay the Master Servicer, the Trustee, the CGCMT 2015-GC33 Servicer, the CGCMT 2015-GC33 Trustee, the GSMS 2015-GC34 Master Servicer, the GSMS 2015-GC34 Trustee, and the master servicer and the trustee for any securitization of any other Hammons Hotel Portfolio Companion Loans for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2015-GC33 Pooling and Servicing Agreement, the GSMS 2015-GC34 PSA or other pooling and servicing agreement governing the securitization of a Hammons Hotel Portfolio Companion Loan, as applicable) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the CGCMT 2015-GC33 Pooling and Servicing Agreement, the GSMS 2015-GC34 PSA or other pooling and servicing agreement governing the securitization of a Hammons Hotel Portfolio Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2015-GC33 Pooling and Servicing Agreement) incurred with respect to the Hammons Hotel Portfolio Loan Combination (as specified in the CGCMT 2015-GC33 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of Penalty Charges allocable to the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Companion Loans, be paid to the CGCMT 2015-GC33 Servicer and/or the CGCMT 2015-GC33 Special Servicer as additional servicing compensation as provided in the CGCMT 2015-GC33 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Hammons Hotel Portfolio Loan Combination becomes a defaulted mortgage loan under the CGCMT 2015-GC33 Pooling and Servicing Agreement, and if the CGCMT 2015-GC33 Special Servicer determines to sell the controlling Hammons Hotel Portfolio Companion Loan in accordance with the CGCMT 2015-GC33 Pooling and Servicing Agreement, then the CGCMT 2015-GC33 Special Servicer will be required to sell all the Hammons Hotel Portfolio Companion Loans together with the Hammons Hotel Portfolio Mortgage Loan (as well as any note related to Additional Permitted Debt) as one Loan Combination in accordance with the procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the CGCMT 2015-GC33 Special Servicer will not be permitted to sell the Hammons Hotel Portfolio Loan Combination if it becomes a defaulted mortgage loan under the CGCMT 2015-GC33 Pooling and Servicing Agreement without the written consent of the Issuing Entity (or its representative), as holder of the Hammons Hotel Portfolio Mortgage Loan, the GSMS 2015-GC34 issuing entity, as holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or any other holder of a Hammons Hotel Portfolio Companion Loan not held by the CGCMT 2015-GC33 Securitization, unless the CGCMT 2015-GC33 Special Servicer has delivered to each such holder (or their representatives): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hammons Hotel Portfolio Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2015-GC33 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hammons Hotel Portfolio Loan Combination, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Hammons Hotel Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2015-GC33 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2015-GC33 Servicer or the CGCMT 2015-GC33 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative), the GSMS 2015-GC34 issuing entity, as holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note

200

A-2 (or its representative), or such other Hammons Hotel Portfolio Companion Loan Holder, may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Issuing Entity (or its representative), the GSMS 2015-GC34 issuing entity, as holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or such other Hammons Hotel Portfolio Companion Loan Holder will be permitted to bid at any sale of the Hammons Hotel Portfolio Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Hammons Hotel Portfolio Loan Combination (which, as of any date of determination, will be the CGCMT 2015-GC33 Trustee on behalf of the CGCMT 2015-GC33 Issuing Entity, as holder of the controlling Hammons Hotel Portfolio Companion Loan, or its representative which, prior to a CGCMT 2015-GC33 control termination event, will be the CGCMT 2015-GC33 Controlling Class Representative) will have the right, with or without cause, to replace the CGCMT 2015-GC33 Special Servicer then acting with respect to the Hammons Hotel Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative), the GSMS 2015-GC34 Issuing Entity, as holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or any other Hammons Hotel Portfolio Companion Loan Holder. The applicable certificateholders of the CGCMT 2015-GC33 Securitization with the requisite percentage of voting rights (after a control termination event under the CGCMT 2015-GC33 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the CGCMT 2015-GC33 Special Servicer then acting with respect to the Hammons Hotel Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative), the GSMS 2015-GC34 Issuing Entity, as holder of the Hammons Hotel Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or any other Hammons Hotel Portfolio Companion Loan Holder in accordance with the CGCMT 2015-GC33 Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

The JW Marriott Santa Monica Le Merigot Loan Combination

Servicing

The JW Marriott Santa Monica Le Merigot Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the JW Marriott Santa Monica Le Merigot Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the JW Marriott Santa Monica Le Merigot Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holders net of certain fees and expenses on the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the JW Marriott Santa Monica Le Merigot Mortgage Loan and the holder of the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan with respect to distributions of funds received in respect of the JW Marriott Santa Monica Le Merigot Loan Combination, and provides, in general, that:

201

•	the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the JW Marriott Santa Monica Le Merigot Loan Combination or the related Mortgaged Property will be applied to the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the JW Marriott Santa Monica Le Merigot Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the JW Marriott Santa Monica Le Merigot Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the JW Marriott Santa Monica Le Merigot Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan or from general collections with respect to the securitization of the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the JW Marriott Santa Monica Le Merigot Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Mortgage Loan; provided, that, unless a Control Termination Event exists or the JW Marriott Santa Monica Le Merigot Loan Combination is an Excluded Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the JW Marriott Santa Monica Le Merigot Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus with respect to the JW Marriott Santa Monica Le Merigot Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the JW Marriott Santa Monica Le Merigot Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the JW Marriott Santa Monica Le Merigot Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major

202

Decisions to be taken with respect to the JW Marriott Santa Monica Le Merigot Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the JW Marriott Santa Monica Le Merigot Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the JW Marriott Santa Monica Le Merigot Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the JW Marriott Santa Monica Le Merigot Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Controlling Class Representative, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the JW Marriott Santa Monica Le Merigot Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the JW Marriott Santa Monica Le Merigot Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the JW Marriott Santa Monica Le Merigot Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the JW Marriott Santa Monica Le Merigot Loan Combination shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the JW Marriott Santa Monica Le Merigot Mortgage Loan and the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the JW Marriott Santa Monica Le Merigot Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the JW Marriott Santa Monica Le Merigot Mortgage Loan, be paid to the

203

Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan, be paid, (x) prior to the securitization of the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the JW Marriott Santa Monica Le Merigot Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the JW Marriott Santa Monica Le Merigot Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan together with the JW Marriott Santa Monica Le Merigot Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the JW Marriott Santa Monica Le Merigot Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the JW Marriott Santa Monica Le Merigot Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the JW Marriott Santa Monica Le Merigot Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the JW Marriott Santa Monica Le Merigot Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the JW Marriott Santa Monica Le Merigot Loan Combination unless the related Companion Loan Holder is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the JW Marriott Santa Monica Le Merigot Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the JW Marriott Santa Monica Le Merigot Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the JW Marriott Santa Monica Le Merigot Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). The Controlling Class Representative (prior to a Control Termination Event and provided that the JW Marriott Santa Monica Le Merigot Loan Combination is not an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the JW Marriott Santa Monica Le Merigot Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus. The related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the JW Marriott Santa Monica Le Merigot Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

204

Significant Obligor

The Mortgaged Property identified on Annex A to this free writing prospectus as Paramus Park, securing a Mortgage Loan representing approximately 10.9% of the Initial Pool Balance, is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to this offering. See “Structural and Collateral Term Sheet—Paramus Park” in Annex B to this free writing prospectus.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus. Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated as of December 1, 2015 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of FCRE, also against Freedom Mortgage Corporation (“FMC”), as guarantor of the repurchase and substitution obligations of FCRE) as described under “—Cures, Repurchases and Substitutions” below. FMC will guarantee the repurchase and substitution obligations of FCRE under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or, in the case of FCRE, FMC, as guarantor of the repurchase and substitution obligations of FCRE) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See “Risk Factors—Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”): (i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) for each related Serviced Companion Loan, a copy of the executed promissory note for such Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the

205

Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage); (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof. Notwithstanding anything to the contrary contained in this free writing prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the Outside Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee, a custodian on its behalf, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

206

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of—

(i)	the outstanding principal balance of that Mortgage Loan at the time of purchase less any portion of any Loss of Value Payment attributable to that Mortgage Loan and available to reduce the outstanding principal balance; plus

(ii)	all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related Mortgage Loan documents through the due date in the collection period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)	any Liquidation Fee if and to the extent payable in accordance with the terms and provisions of the Pooling and Servicing Agreement.

With respect to the FCRE Mortgage Loans, FMC, the parent of FCRE, will guarantee the repurchase obligations of FCRE under the related Mortgage Loan Purchase Agreement in the event FCRE fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the related Outside Securitization, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related solely to the promissory note for the subject Pari Passu Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

207

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice

208

of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

Notwithstanding the foregoing discussion, in lieu of the applicable Sponsor performing its obligations with respect to any Material Breach or Material Document Defect as described above, to the extent that the applicable Sponsor and the Special Servicer on behalf of the Trust, and with the consent of the Controlling Class Representative (other than with respect to an Excluded Mortgage Loan) prior to the occurrence of a Control Termination Event, are able to agree upon a cash payment payable by the applicable Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the applicable Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment to the Issuing Entity and the amount of such Loss of Value Payment will be deposited into one or more accounts (collectively, the “Loss of Value Reserve Fund”) established by the Special Servicer for the purposes of holding Loss of Value Payments to be applied as described under “The Pooling and Servicing Agreement—Application of Loss of Value Payments” in this free writing prospectus; provided that a Material Document Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Section 860G(a)(3) of the Code, may not be cured by a Loss of Value Payment. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Breach or Material Document Defect in all respects. The making of a Loss of Value Payment will be the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, regarding any Material Breach or Material Document Defect in respect of which such Loss of Value Payment was accepted, and the applicable Sponsor will not be obligated to repurchase or replace the affected Mortgage Loan or otherwise cure such Material Breach or Material Document Defect.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable document defect or breach (as the case may be) will be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) certain debt service coverage ratio and loan-to-value ratio tests for the Other Crossed Loans (as specified in the related Mortgage Loan Purchase Agreement) would be met, and (y) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Master Servicer or the Special Servicer, as applicable, will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Master Servicer or the Special Servicer, as applicable, an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to

209

the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

The cure, repurchase and substitution obligations described above, including any Loss of Value Payment constituting a deemed cure as described above, will constitute the sole remedy available to the Certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of an FCRE Mortgage Loan, FMC, as guarantor of the repurchase and substitution obligations of FCRE) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of an FCRE Mortgage Loan, FMC, as guarantor of the repurchase and substitution obligations of FCRE) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in November 2048.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

210

Transaction Parties

The Sponsors

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, Rialto Mortgage Finance, LLC and FCRE REL, LLC are the sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion and $5.23 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

211

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General. In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the CGMRC Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans. These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

212

Legal Review. CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

•	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

•	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

•	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

•	a description of any material issues with respect to any of the mortgage loans;

•	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

•	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

•	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

•	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

•	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

•	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

•	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

•	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

•	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

•	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

213

•	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

•	whether any borrower is not a special purpose entity;

•	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

•	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

•	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

•	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

•	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

•	a description of any material leasing issues at the related Mortgaged Properties;

•	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

•	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

•	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

•	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

•	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

214

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates. Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp. and RAIT Funding, LLC—Exceptions to Underwriting Criteria” in this free writing prospectus. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 17, 2015. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including October 1, 2012 to and including September 30, 2015, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

215

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor. GSMC is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed- and floating-rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2014, GSMC originated or acquired approximately 2,374 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $78.5 billion. As of December 31, 2014, GSMC had acted as a sponsor and mortgage loan seller on 100 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion and $5.098 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013 and 2014, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

216

Data Comparison and Recalculation. GSMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans. These procedures included:

•	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Paramus Park”, “—590 Madison Avenue”, “—South Plains Mall”, “—Westin Boston Waterfront” and “—Oceaneering” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originator—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Goldman Originator—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originator’s origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originator—Exceptions to Underwriting Criteria” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

217

Repurchase Requests

GSMC most recently filed a Form ABS-15G on November 16, 2015. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2012 to and including September 30, 2015, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2014-GC24 (CIK 0001617957)	X	Cantor Commercial Real Estate Lending, L.P.	14	177,606,169	16.53	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	25	397,577,416	37.01	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
		Goldman Sachs Mortgage Company	14	294,635,235	27.42	1	12,688,635	1.19	0	0	0.00	0	0	0.00	1	12,688,635	1.19	0	0	0.00	0	0	0.00
		Starwood Mortgage Capital LLC	22	204,532,050	19.04	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			75		100%	1	12,688,635	1.19	0	0	0.00	0	0	0.00	1	12,688,635	1.19	0	0	0.00	0	0	0.00

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto”), a Sponsor and an Originator, is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Goldman Sachs Bank USA, an affiliate of GSMC, provides warehouse financing to an affiliate of Rialto through a repurchase facility. All of the Mortgage Loans that Rialto will transfer to the Depositor, with an aggregate principal balance of approximately $151,699,046 as of the Cut-off Date and representing approximately 13.7% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by Rialto in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Rialto’s Securitization Program

As a Sponsor, Rialto originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the Depositor by Rialto (the “Rialto Mortgage Loans”) were originated by Rialto. This is the twenty-fourth commercial real estate debt investment securitization to which Rialto is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto securitized approximately $712 million and $1.49 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013 and 2014, respectively.

Neither Rialto nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for

218

material document defects or material breaches of representations and warranties made by Rialto in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of Rialto Mortgage Loans

Overview. Rialto has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto or one or more of its affiliates (the “Rialto Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto is the Sponsor with respect to eleven (11) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Database. To prepare for securitization, members of the Rialto Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.

A data tape (the “Rialto Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Rialto Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. Rialto engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto, relating to information in this free writing prospectus regarding the Rialto Mortgage Loans. These procedures included:

•	comparing the information in the Rialto Data Tape against various source documents provided by Rialto;

•	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Rialto Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Rialto engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization described in this free writing prospectus, Rialto’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization transaction to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto’s asset summary reports, (ii) the review of the representation and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the

219

completion by the Rialto Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to certain of the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Review Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—The Originators—Rialto Mortgage Finance, LLC—Rialto’s Underwriting Standards and Loan Analysis” below.

Findings and Conclusions. Based on the foregoing review procedures, Rialto determined that the disclosure regarding the Rialto Mortgage Loans in this free writing prospectus is accurate in all material respects. Rialto also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto’s underwriting guidelines and procedures. Rialto attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with a Material Breach or a Material Document Defect. Rialto, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Rialto will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto to render any tax opinion required in connection with the substitution.

Repurchase Requests

Rialto most recently filed a Form ABS-15G on February 6, 2015. Rialto’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2012 to and including September 30, 2015, Rialto does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

FCRE REL, LLC

General

FCRE REL, LLC (“FCRE”) is a Sponsor. FCRE is a Delaware limited liability company organized in 2014 and is a wholly-owned subsidiary of Freedom Mortgage Corporation, a New Jersey corporation. FCRE maintains its principal office at 623 Fifth Avenue, New York, New York 10022, FCRE makes commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither FCRE nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against FCRE for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by FCRE in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

FCRE’s Commercial Mortgage Origination and Securitization Program

FCRE, originates commercial and multifamily mortgage loans throughout the United States. FCRE began originating commercial mortgage loans for securitization in the second quarter of 2014. FCRE sold a total of $17.9 million of its commercial mortgage loans to Citigroup Global Markets Realty Corp., which loans were then included in two separate securitizations. FCRE was a named sponsor in the CGCMT 2015-GC29 securitization, contributing 7 loans with an aggregate principal balance of $29.8 million. The commercial and multifamily mortgage loans originated by FCRE to date consist of fixed rate loans with original principal balances between approximately $1.3 million and $17 million.

220

In connection with the commercial mortgage securitization transactions in which it has indirectly participated, FCRE has sold the subject mortgage loans to a sponsor which in turn transferred those mortgage loans to the depositor for transfer to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issued commercial mortgage pass-through certificates that were backed in part by, and supported by the cash flows generated by, those mortgage assets.

FCRE has not participated in the structuring of any securitization transaction, including this one. FCRE will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates either directly or indirectly. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally FCRE and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of FCRE Mortgage Loans

General. In connection with the preparation of this free writing prospectus, FCRE conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the FCRE Mortgage Loans. No sampling procedures were used in the review process.

Database. First, FCRE created a database of information (the “FCRE Securitization Database”) obtained in connection with the origination of the FCRE Mortgage Loans, including:

•	certain information from the FCRE Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, surveys, zoning reports and other zoning information;

•	bankruptcy and credit searches with respect to the related borrowers; and

•	certain information and other search results obtained by the FCRE deal team for each of the FCRE Mortgage Loans during the underwriting process.

FCRE also included in the FCRE Securitization Database certain updates to such information received by the FCRE securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the FCRE securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the FCRE Securitization Database, FCRE created a Microsoft Excel file (the “FCRE Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the FCRE Mortgage Loans.

Data Comparison and Recalculation. FCRE engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by FCRE, relating to information in this free writing prospectus regarding the FCRE Mortgage Loans. These procedures included:

•	comparing the information in the FCRE Data File against various source documents provided by FCRE that are described above under “—Database”;

•	comparing numerical information regarding the FCRE Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the FCRE Data File; and

221

•	recalculating certain percentages, ratios and other formulae relating to the FCRE Mortgage Loans disclosed in this free writing prospectus.

Legal Review. FCRE also reviewed and responded to a Due Diligence Questionnaire relating to the FCRE Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the FCRE Mortgage Loans and including such information in this free writing prospectus to the extent material. Securitization counsel reviewed the Due Diligence Questionnaire completed by the FCRE deal team.

FCRE also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus. FCRE compiled exceptions to such representations and warranties and provided such exceptions separately to securitization counsel for review and to the Depositor for inclusion on Annex E-2 to this free writing prospectus. In addition, for each FCRE Mortgage Loan, FCRE prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary generally include the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property-level information obtained during the origination process included in each asset summary generally include a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

With respect to each FCRE Mortgage Loan, FCRE reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Findings and Conclusions. Based on the foregoing review procedures, FCRE found and concluded that the disclosure regarding the FCRE Mortgage Loans in this free writing prospectus is accurate in all material respects. FCRE also found and concluded that the FCRE Mortgage Loans were originated in accordance with FCRE’s origination procedures and underwriting criteria. FCRE attributes to itself all findings and conclusions from the foregoing review procedures.

Repurchase Requests

FCRE filed its first Form ABS-15G on August 6, 2015. FCRE’s Central Index Key is 0001636352. With respect to the period from and including October 1, 2012 to and including September 30, 2015, FCRE does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a) the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

222

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-6000.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, an affiliate of Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Trustee any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “Transaction Participants—The Depositor” in the prospectus.

223

The Originators

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, Rialto Mortgage Finance, LLC, FCRE REL, LLC and RAIT Funding, LLC are referred to in this free writing prospectus as the “Originators”.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp. and RAIT Funding, LLC

Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. The RAIT Mortgage Loans, while originated by RAIT, were re-underwritten by CGMRC in accordance with the underwriting criteria described below prior to CGMRC’s acquisition of those Mortgage Loans from RAIT. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens,

224

bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements. CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which

225

may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance. CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

226

•	Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this free writing prospectus. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report. CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

•	Property Condition Report. CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria. Except as disclosed in the following paragraph, none of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Courtyard Marriott Lynchburg, representing approximately 0.8% of the Initial Pool Balance, the Cut-off Date LTV Ratio of 83.0% based on the “as-is” appraised value of the Mortgage Loan is above the maximum loan-to-value ratio of 80.0% generally required by CGMRC’s underwriting standards. However, the Mortgage Loan was structured with a $2,118,960 PIP reserve at origination and a $250,000 holdback related to the PIP held by the escrow agent at origination was collaterally assigned to the lender. The sum of the PIP reserve and the $250,000 holdback is $2,368,960 which is 110% of the outstanding PIP cost of $2,153,600. If the Cut-off Date LTV Ratio is calculated based on the sum of the “as-is” appraised value of the Mortgage Loan and the outstanding cost of the PIP, the resulting Cut-off Date LTV Ratio would be 68.8%. Additionally, if the Cut-off Date LTV Ratio is calculated based on the “as stabilized” appraised value of $13,700,000, the resulting Cut-off Date LTV Ratio would be 63.0%. Based on the foregoing factors and CGMRC’s evaluation of the quality of the Mortgaged Property, CGMRC approved the inclusion of the Mortgage Loan in this securitization transaction.

The Goldman Originator

Overview. GSMC, an Originator, is affiliated with Goldman, Sachs & Co., one of the underwriters. GSMC is referred to as the “Goldman Originator” in this free writing prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial

227

mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1) Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Origination and Underwriting Process. The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this free writing prospectus.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow

228

underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan

229

term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

230

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

231

In the course of originating its Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

•	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria. None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

232

Servicing. Interim servicing for some of the loans originated by the Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originator. Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the Goldman Originator, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Rialto Mortgage Finance, LLC

Rialto’s Underwriting Standards and Loan Analysis

Overview. Rialto is the Sponsor with respect to eleven (11) Mortgage Loans. Rialto or an affiliate originated each of the Rialto Mortgage Loans being deposited into the securitization described in this free writing prospectus. Generally, Rialto performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Process and Loan Analysis. The underwriting process for each Rialto Mortgage Loan is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of Rialto. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by Rialto or a third-party reviewer. The results of these reviews are incorporated into Rialto’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

Rialto also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with Rialto’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by Rialto must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under

233

that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

•	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

234

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto may, subject to certain exceptions, inspect or retain a third party to inspect the property which, depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas and generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties and will in most cases obtain the property reports described below.

Appraisal Report. Rialto will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current

235

law, would in Rialto’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto’s underwriting guidelines as described in this free writing prospectus and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Servicing

Interim servicing for Rialto Mortgage Loans prior to securitization is performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with Rialto, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

Rialto’s Mortgage Loans were not originated with any exceptions to Rialto’s underwriting criteria described above.

FCRE REL, LLC

Overview. FCRE’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.

Process. The credit underwriting process for each FCRE loan is performed by a deal team comprised of real estate professionals which typically includes an originator and an underwriter and the commercial closing group. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be

236

available. Rent rolls and leases would not be examined for certain property types, such as hospitality properties. A member of the FCRE deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The FCRE deal team or one of its agents also performs a review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation, the deal team finalizes its underwriting analysis of the property’s cash flow in accordance with FCRE’s cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to its credit committee that consists of FCRE’s senior management team—which consists of an executive vice president and two senior vice presidents—as well as two of three senior executives of FCRE’s parent, Freedom Mortgage Corporation. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements. FCREs underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.25x and a maximum loan-to-value ratio (LTV) of 75%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and FCRE’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless FCRE determines that information in its possession has become stale.

Amortization Requirements. While FCRE’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. FCRE may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, FCRE may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.

Although escrows are evaluated on a case-by-case basis and are not required for all FCRE commercial mortgage loans. FCRE typically requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

237

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, or (ii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

For a description of the escrows collected with respect to the FCRE Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and FCRE or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this free writing prospectus without any exception that FCRE deems material.

Property Insurance. FCRE requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this free writing prospectus without any exceptions that FCRE deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the FCRE Mortgage Loans, FCRE generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisal. FCRE obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this free writing prospectus. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

238

•	Environmental Report. FCRE obtains a Phase I site assessment for each mortgaged property prepared by an environmental firm approved by FCRE. FCRE or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, FCRE generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this free writing prospectus without any exception that FCRE deems material.

•	Property Condition Report. FCRE obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by FCRE. FCRE or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, FCRE often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all FCRE loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. Servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria. None of the FCRE Mortgage Loans have exceptions to FCRE’s underwriting criteria.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2015-GC35, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—Servicers—The Outside Servicers and the Outside Special Servicers,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and

239

Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) will act as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—CGCMT 2015-GC35, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991. DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and have significant experience in this area.

DBTCA will also act as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the mortgage files in secure, fire-resistant facilities. DBTCA will not physically segregate the mortgage files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each mortgage file and will show that the Mortgage Loan documents are held on behalf of the Issuing Entity.

In its capacity as trustee on commercial mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBTCA, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

DBTCA has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage-backed securities (“RMBS”) trusts. On June 18, 2014, a group of investors (“Plaintiff Investors”) filed a civil action against DBTCA and Deutsche Bank National Trust Company (“DBNTC”) in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DBTCA’s and DBNTC’s alleged failure to perform their obligations as trustees for the trusts (the “NY Derivative Action”). An amended complaint was filed on July 16, 2014, adding Plaintiff Investors and RMBS trusts to the NY Derivative Action. On November 24, 2014, the Plaintiff Investors moved to voluntarily dismiss the NY Derivative Action without prejudice. Also on November 24, 2014, substantially the same group of Plaintiff Investors filed a civil action against DBTCA and DBNTC in the United States District Court for the Southern District of New York (the “SDNY Action”), making substantially the same allegations as the New York Derivative Action with respect to 564 RMBS trusts (542 of which were at issue in the NY Derivative Action). The SDNY Action is styled both as a derivative action on behalf of the named RMBS trusts and, in the alternative, as a putative class action on behalf of holders of RMBS representing interests in those RMBS trusts. DBTCA is vigorously defending the SDNY Action. DBTCA has no pending legal proceedings (including, based on DBTCA’s present evaluation, the litigation disclosed in this paragraph) that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

240

The foregoing information concerning the Trustee has been provided by DBTCA. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Sponsors or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee is required to maintain a rating on its unsecured long term debt of at least (A) “A” by Fitch Ratings, Inc., and (B) “A1” by Moody’s Investors Service, Inc. (“Moody’s”) (or “A2” by Moody’s if the Trustee has a short term debt rating of at least “P-1” from Moody’s; provided, however, that solely with respect to DBTCA as the initial Trustee, for so long as the Master Servicer maintains a rating on its unsecured long term debt of at least “A2” by Moody’s and a short term debt rating of at least “P-1” from Moody’s, the initial Trustee will be deemed to have met these eligibility requirements if it maintains a rating on its unsecured long term debt of at least “Baa2” by Moody’s and a short term debt rating of at least “P-2” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act.

The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee. If no successor Trustee has been appointed and accepted such appointment within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations (including custody of any Mortgage Loan files in its possession) of the Trustee to a successor Trustee. Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify the Trustee (including any capacities in which it serves) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including any capacities in which it serves)(including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee. The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation,

241

reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement. Except in the event of the Trustee’s willful misconduct, bad faith or fraud, in no event will the Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment shall be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this free writing prospectus), the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Certificate Administrator in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) and the paying agent under the Pooling and Servicing Agreement. The corporate trust office of the Certificate Administrator responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust—CGCMT 2015-GC35 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust—CGCMT 2015-GC35.

Citibank is a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the third quarter of 2015, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500

242

corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement-backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2015, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 62 transactions backed by commercial mortgages with an aggregate principal balance of approximately $57.3 billion. The Depositor, the Underwriter Entities, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items. As Certificate Administrator, Citibank is also responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity. In the past three years, the Certificate Administrator has not made material changes to the policies and procedures of its securities administration services for CMBS.

There have been no material changes to Citibank’s policies and procedures with respect to its commercial mortgage-backed trustee function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or certificate administrator with respect to CMBS.

Citibank is acting as Certificate Administrator of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain RMBS transactions. Certain of these Citibank as trustee-related matters are disclosed herein.

On June 18, 2014, a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, asserting claims for purported violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, filed a new civil action against Citibank in the United States District Court for the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiffs’ original state court action. Citibank’s motion to dismiss the federal complaint was fully briefed as of May 13, 2015. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts.

On August 19, 2015, the Federal Deposit Insurance Corporation (FDIC) as Receiver for a financial institution filed a civil action against Citibank in the Southern District of New York. This action relates to one private-label RMBS trust for which Citibank formerly served as trustee. FDIC asserts claims for breach of contract, violation of the Streit Act, and violation of the Trust Indenture Act.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and continues to vigorously defend against these litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this CMBS transaction.

The information set forth under this heading “—The Certificate Administrator” has been provided by Citibank. Citibank is providing such information at the Depositor’s request to assist it with the preparation of this free writing prospectus. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Sponsors or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

243

The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by Fitch Ratings, Inc., and (B) “Baa2” by Moody’s Investors Service, Inc. (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Certificate Administrator. If no successor Certificate Administrator has been appointed and accepted such appointment within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to, among others, the Depositor, the Master Servicer, the Trustee and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination. The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement provided, that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations (including custody of any Mortgage Loan files in its possession) of the Certificate Administrator to a successor Certificate Administrator. Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long-term debt set forth above.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator. The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement. Except in the event of the Certificate Administrator’s willful misconduct, bad faith or fraud, in no event will the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur

244

financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0036% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”. The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Outside Serviced Mortgage Loan) and Serviced Loan Combination. The principal offices of Park Bridge Lender Services are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

245

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2015, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $68.6 billion issued in 63 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading has been provided by Park Bridge Lender Services. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Sponsors, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor” in this free writing prospectus. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third party sub-servicers, with the consent of the Depositor. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders (and any Serviced Companion Loan Holders) for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties, other than in the limited circumstances described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the master servicer (the “Master Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Mortgage Loans and any Serviced Loan Combinations for which it is responsible under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

246

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc. (“Fitch”), and Morningstar Credit Ratings, LLC (“Morningstar”). Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from S&P, Fitch, and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2015, Midland was servicing approximately 29,364 commercial and multifamily mortgage loans with a principal balance of approximately $370 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,276 of such loans, with a total principal balance of approximately $146 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2015, Midland was named the special servicer in approximately 188 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $98 billion. With respect to such transactions as of such date, Midland was administering approximately 90 assets with an outstanding principal balance of approximately $977 million.

247

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)

	2012	2013	2014
CMBS	$115	$141	$157

Other	$167	$167	$179

Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)

	2012	2013	2014

Total	$82	$70	$85

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase securities, including CMBS certificates. Midland and/or its affiliates may review this free writing prospectus and purchase certificates issued in this offering, including in the secondary market. As of the date of this free writing prospectus, Midland and, to its knowledge, its affiliates have not considered making any purchase of certificates issued in this offering and accordingly have made no decision to attempt to purchase any such certificates. However, that position may change after this free writing prospectus is printed. Accordingly, as of the date of this free writing prospectus, Midland and/or its affiliates are unaware whether Midland and/or its affiliates will purchase certificates issued in this offering. Midland and/or its affiliates may review this free writing prospectus and submit a commitment to purchase certificates issued in this offering. However, Midland will not know the nature and amount of such securities, if any, which Midland and/or its affiliates will actually purchase until after pricing of the certificates. If Midland and/or its affiliates agree to purchase certificates issued in this offering at pricing, the nature and amount of such securities will be disclosed in the final version of the prospectus supplement. If Midland and/or its affiliates do not agree to purchase certificates issued in this offering at the time of pricing, but agree to purchases certificates issued in this offering after pricing and before closing, the nature and amount of such securities will be disclosed in the final version of the prospectus supplement or pursuant to a Form 8-K filed by the trust after closing.

Midland will acquire the right to act as Master Servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the Issuing Entity by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

Pursuant to an interim servicing agreement between Midland and GSMC and certain of its affiliates, Midland acts as interim servicer with respect to certain of the Mortgage Loans to be sold to the Depositor by GSMC.

248

Pursuant to an interim servicing agreement between Midland and FCRE and certain of its affiliates, Midland acts as interim servicer with respect to certain of the Mortgage Loans to be sold to the Depositor by FCRE.

Midland is also expected to be the master servicer under the GSMS 2015-GS1 Pooling and Servicing Agreement, which is expected to govern the servicing of each of the South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination.

Midland is also the special servicer under the GSMS 2015-GC34 Pooling and Servicing Agreement, which governs the servicing of the 750 Lexington Avenue Loan Combination.

The foregoing information regarding Midland under the heading “—Servicers—The Master Servicer” has been provided by Midland. None of the Depositor, the underwriters, the Operating Advisor, the Special Servicer, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

C-III Asset Management LLC, a Delaware limited liability company (“C-III AM”), will initially be appointed as the special servicer (in such capacity, the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement. C-III AM’s principal servicing office is located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas, 75039.

C-III AM, a wholly owned subsidiary of C-III Capital Partners LLC, provides primary and special loan servicing for third party portfolio owners, CMBS trusts, CDOs, government agencies and C-III Capital Partners and its affiliates. C-III AM is an established Collateralized Debt Obligation (CDO) Manager and Collateral Administrator. C-III AM has a special servicer rating of CSS1- from Fitch Ratings, Inc. and a rating of MOR CS1 from Morningstar Credit Ratings, LLC. C-III AM is also on Standard & Poor’s Ratings Services (“S&P”) Select Servicer Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P. As of September 30, 2015, C-III AM was the named special servicer in approximately 136 transactions representing approximately 8,734 first mortgage loans, with an aggregate stated principal balance of approximately 97.6 billion. Of those 136 transactions, 127 are commercial mortgage-backed securities transactions representing approximately 8,631 first mortgage loans, with an aggregate stated principal balance of approximately $96.6 billion. The remaining nine transactions are made up of three CDOs and six business lines with affiliates of C-III AM and are third party noteholders. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 456 assets with a stated principal balance of approximately $6.9 billion. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since its inception in 2002 and through September 30, 2015, C-III AM has resolved 3,594 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $42.28 billion.

C-III AM has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under C-III AM servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore C-III AM’s disaster recovery plan is reviewed annually.

C-III AM will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or any Serviced Companion Loan. C-III AM may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans, serviced companion loans or otherwise. To the extent that C-III AM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which C-III AM was acting as special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of C-III AM as special servicer including as a result of C-III AM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

249

From time to time, C-III AM is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. C-III AM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

C-III AM has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 2002. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to C-III AM as special servicer in CMBS transactions from 2012 to 2014.

	Calendar Year End December 31st (Approximate amounts in billions)

Portfolio Size – CMBS Special Servicing	2012	2013	2014

Total	$11.6	$7.3	$6.4

C-III AM may enter into one or more arrangements with a Controlling Class Certificateholder, the Controlling Class Representative, a Companion Loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, C-III AM’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

The foregoing information regarding C-III Asset Management LLC under the heading “—Servicers—The Special Servicer” has been provided by C-III Asset Management LLC. None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (other than any Serviced Outside Controlled Loan Combination), without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (if a Control Termination Event does not exist and except with respect to an Excluded Mortgage Loan). The Special Servicer may be removed and replaced with respect to a Serviced Outside Controlled Loan Combination, with or without cause at any time, at the direction of the related Outside Controlling Note Holder.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Certain duties and obligations of C-III Asset Management LLC as the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reduction Amounts” in this free writing prospectus. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and

250

Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

The Outside Servicers and the Outside Special Servicers

The 590 Madison Avenue Loan Combination is being serviced pursuant to the GSMS 2015-590M Trust and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and AEGON USA Realty Advisors, LLC, as special servicer.

Each of the South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination is expected to be serviced pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, and Wells Fargo Bank, National Association, as special servicer.

Each of the Illinois Center Loan Combination and the Hammons Hotel Portfolio Loan Combination is being serviced pursuant to the CGCMT 2015-GC33 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and LNR Partners, LLC, as special servicer.

The 750 Lexington Avenue Loan Combination is being serviced pursuant to the GSMS 2015-GC34 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as special servicer.

The GSMS 2015-590M Servicer, the CGCMT 2015-GC33 Servicer, the GSMS 2015-GC34 Servicer and the GSMS 2015-GS1 Special Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) is (i) the servicer under the GSMS 2015-590M Trust and Servicing Agreement, pursuant to which the 590 Madison Avenue Loan Combination is being serviced, (ii) the master servicer under the CGCMT 2015-GC33 Pooling and Servicing Agreement, pursuant to which the Illinois Center Loan Combination and the Hammons Hotel Portfolio Loan Combination are being serviced, (iii) the master servicer under the GSMS 2015-GC34 Pooling and Servicing Agreement, pursuant to which the 750 Lexington Avenue Loan Combination is being serviced, and (iv) expected to be the special servicer under the GSMS 2015-GS1 Pooling and Servicing Agreement, pursuant to which the South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination will be serviced (in such capacities, an “Outside Servicer”). The 590 Madison Avenue Mortgage Loan, the Illinois Center Mortgage Loan, the 750 Lexington Avenue Mortgage Loan and the Hammons Hotel Portfolio Mortgage Loan are collectively referred to as the “Outside Master Serviced Loans.” The South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination are collectively referred to as the “Outside Special Serviced Loans” and, the Outside Master Serviced Loans and the Outside Special Serviced Loans are collectively referred to as the “Outside Serviced Loans”. Wells Fargo is the certificate administrator under the GSMS 2015-590M Trust and Servicing Agreement and is expected to be the certificate administrator under the GSMS 2015-GS1 Pooling and Servicing Agreement.

Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer and special servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

251

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 9/30/2015
By Approximate Number:	35,189	33,354	33,590	32,950
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$490.94

Within this portfolio, as of September 30, 2015, are approximately 24,056 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $403.5 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%
Calendar Year 2014	$ 377,947,659,331	$ 1,750,352,607	0.46%
YTD Q3 2015	$ 391,394,556,943	$ 1,652,387,266	0.42%
*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

252

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 9/30/2015
By Approximate Number	69	91	111	121
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$40.2	$58.7	$67.2	$82.9
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$2,256,422,115	$1,047,414,628	$520,064,655	$244,988,412

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificateholders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa1” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the GSMS 2015-590M Trust and Servicing Agreement, the CGCMT 2015-GC33 Pooling and Servicing Agreement, the GSMS 2015-GC34 Pooling and Servicing Agreement (each, an “Outside Master Servicing Agreement”), and the GSMS 2015-GS1 Pooling and Servicing Agreement (together with the Outside Master Servicing Agreements, the “Outside Servicing Agreements”) through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo (in its capacity as Outside Servicer) will remain responsible for its duties under each such Outside Servicing Agreement. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells

253

Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Outside Master Serviced Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Outside Master Serviced Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in the offering documents relating to the Outside Master Servicing Agreements. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Outside Servicer) will not have primary responsibility for custody services of original documents evidencing the Outside Serviced Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Outside Serviced Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer or special servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and GSMC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by GSMC, which may include, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed to this securitization transaction by GSMC.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CGMRC.

254

Pursuant to an interim servicing agreement between Wells Fargo and Rialto, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Rialto, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by Rialto.

Wells Fargo is the purchaser under a repurchase agreement with Rialto, a Sponsor and an Originator, or with a wholly-owned subsidiary or affiliate of Rialto, for the purpose of providing short term warehousing of mortgage loans originated or acquired by Rialto.

The foregoing information regarding the GSMS 2015-590M Servicer, the CGCMT 2015-GC33 Servicer, the GSMS 2015-GC34 Servicer and the GSMS 2015-GS1 Special Servicer set forth in this section “—Servicers—The Outside Servicers and the Outside Special Servicers—The GSMS 2015-590M Servicer, the CGCMT 2015-GC33 Servicer, the GSMS 2015-GC34 Servicer and the GSMS 2015-GS1 Special Servicer” has been provided by Wells Fargo. Neither the Depositor nor any other person other than Wells Fargo makes any representation or warranty as to the accuracy or completeness of such information.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation. The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan and any related Serviced Companion Loan (including any Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan. With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan, and (c) be prorated for partial periods. The Servicing Fee includes (i) all amounts required to be paid to any primary servicer or subservicer, and (ii) (a) with respect to the 590 Madison Avenue Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-590M Servicer, (b) with respect to the South Plains Mall Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-GS1 Servicer, (c) with respect to the Westin Boston Waterfront Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-GS1 Servicer, (d) with respect to the Illinois Center Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the CGCMT 2015-GC33 Servicer, (e) with respect to the 750 Lexington Avenue Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-GC34 Servicer, and (f) with respect to the Hammons Hotel Portfolio Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the CGCMT 2015-GC33 Servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan, any defeasance fee received in connection with the defeasance of a Serviced Loan, and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and

255

Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Serviced Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Serviced Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise) with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Serviced Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

256

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Loan Combination, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, to the extent remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including without limitation Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement for (i) the 590 Madison Avenue Mortgage Loan will be 0.0025% per annum, (ii) the South Plains Mall Mortgage Loan will be 0.0025% per annum, (iii) the Westin Boston Waterfront Mortgage Loan will be 0.0025% per annum, (iv) the Illinois Center Mortgage Loan will be 0.0025% per annum, (v) the 750 Lexington Avenue Mortgage Loan will be 0.0025% per annum, and (vi) the Hammons Hotel Portfolio Mortgage Loan will be 0.0025% per annum, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this free writing prospectus.

Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee

257

Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of Specially Serviced Loan (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of Specially Serviced Loan and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the

258

Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of Specially Serviced Loan and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation or the making of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to Specially Serviced Loans; and (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor (or, in the case of FCRE, FMC, as FCRE’s guarantor) in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.

259

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or related REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Operating Advisor Compensation. An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including any Outside Serviced Mortgage Loan) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.0012% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to

260

pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections
Additional Servicing Compensation(3) / Master Servicer	– a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income

–    100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan

–   100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans from time to time from time to time
	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

261

Type/Recipient	Amount(1)	Frequency	Source of Funds
Special Servicing Fee(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to such Specially Serviced Mortgage Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (in each case, calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections
Workout Fee(6) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
Liquidation Fee(7) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

262

Type/Recipient	Amount(1)	Frequency	Source of Funds
Additional Special Servicing Compensation(3) / Special Servicer	– a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans (other than any Outside Serviced Mortgage Loan)	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0036% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0012% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)	from time to time	paid by related borrower
Property Advances(8) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections
Interest on Property Advances(8) / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

263

Type/Recipient	Amount(1)	Frequency	Source of Funds
P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections
Indemnification Expenses(8) / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans.

(2)	With respect to the Outside Serviced Mortgage Loans, the related Outside Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (a) 0.0025% per annum, with respect to the 590 Madison Avenue Mortgage Loan, (b) 0.0025% per annum with respect to the South Plains Mall Mortgage Loan, (c) 0.0025% per annum with respect to the Westin Boston Waterfront Mortgage Loan, (d) 0.0025% per annum with respect to the Illinois Center Mortgage Loan, (e) 0.0025% per annum with respect to the 750 Lexington Avenue Mortgage Loan and (f) 0.0025% per annum with respect to the Hammons Hotel Portfolio Mortgage Loan.

(3)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Master Servicer and/or Outside Special Servicer, as applicable, will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. The rights to compensation for such parties will be governed by the applicable Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

(4)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus. The allocations between each Outside Master Servicer and each Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(5)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a special servicing fee accruing at a rate equal to (a) with respect to the 590 Madison Avenue Mortgage Loan, 0.25% per annum, (b) with respect to the South Plains Mall Mortgage Loan, the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month, (c) with respect to the Westin Boston Waterfront Mortgage Loan, the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month, (d) with respect to the Illinois Center Mortgage Loan, the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month, (e) with respect to the 750 Lexington Avenue Mortgage Loan, the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month and (f) with respect to the Hammons Hotel Portfolio Mortgage Loan, the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month.

264

(6)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a workout fee accruing at a rate equal to (a) with respect to the 590 Madison Avenue Mortgage Loan, 0.50%, (b) with respect to the South Plains Mall Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000,000, (c) with respect to the Westin Boston Waterfront Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000,000, (d) with respect to the Illinois Center Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000, (e) with respect to the 750 Lexington Avenue Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000 and (f) with respect to the Hammons Hotel Portfolio Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000,000.

(7)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a liquidation fee accruing at a rate equal to (a) with respect to the 590 Madison Avenue Mortgage Loan, 0.50%, (b) with respect to the South Plains Mall Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the GSMS 2015-GS1 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000,000, (c) with respect to the Westin Boston Waterfront Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the GSMS 2015-GS1 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000,000, (d) with respect to the Illinois Center Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the CGCMT 2015-GC33 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000, (e) with respect to the 750 Lexington Avenue Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the GSMS 2015-GC34 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000 and (f) with respect to the Hammons Hotel Portfolio Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the CGCMT 2015-GC33 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000,000.

(8)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Master Servicer, Outside Special Servicer, Outside Operating Advisor (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Certain Affiliations and Certain Relationships

Transaction Party and Related Party Affiliations:

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent. In addition, Citibank, N.A. is the certificate administrator under the CGCMT 2015-GC33 Pooling and Servicing Agreement.

GSMC, a Sponsor and an Originator, and Goldman Sachs & Co., one of the underwriters, are affiliated with each other.

Midland, the Master Servicer, is also expected to be the master servicer under the GSMS 2015-GS1 Pooling and Servicing Agreement, which is expected to govern the servicing of each of the South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination.

Midland, the Master Servicer, is also the special servicer under the GSMS 2015-GC34 Pooling and Servicing Agreement, which governs the servicing of the 750 Lexington Avenue Loan Combination.

C-III Asset Management LLC, the Special Servicer, is affiliated with C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC, which entity, or an affiliate thereof, is expected to own a majority of the Class E, Class F, Class G and Class H Certificates issued in connection with this transaction and appoint itself, or an affiliate thereof, as the Controlling Class Representative.

Deutsche Bank Securities Inc., one of the underwriters, is affiliated with Deutsche Bank Trust Company Americas, the Trustee and the trustee under the CGCMT 2015-GC33 Pooling and Servicing Agreement, which governs the servicing of each of the Illinois Center Loan Combination and the Hammons Hotel Portfolio Loan Combination. In its capacity as the CGCMT 2015-GC33 Trustee, Deutsche Bank Trust Company Americas serves as mortgagee of record with respect to each of the Illinois Center Loan Combination and the Hammons Hotel Portfolio Loan Combination.

Wells Fargo Bank, National Association is (i) the servicer under the GSMS 2015-590M Trust and Servicing Agreement, pursuant to which the 590 Madison Avenue Loan Combination is being serviced, (ii) the master servicer under the CGCMT 2015-GC33 Pooling and Servicing Agreement, pursuant to which the Illinois Center

265

Loan Combination and the Hammons Hotel Portfolio Loan Combination are being serviced, (iii) the master servicer under the GSMS 2015-GC34 Pooling and Servicing Agreement, pursuant to which the 750 Lexington Avenue Loan Combination is being serviced, and (iv) expected to be the special servicer under the GSMS 2015-GS1 Pooling and Servicing Agreement, pursuant to which the South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination will be serviced.

Warehouse Financing Arrangements:

Goldman Sachs Bank USA, an affiliate of GSMC, provides warehouse financing to an affiliate of Rialto through a repurchase facility. All of the Mortgage Loans that Rialto will transfer to the Depositor, with an aggregate principal balance of approximately $151,699,046 as of the Cut-off Date and representing approximately 13.7% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by Rialto in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Citibank, N.A., the Certificate Administrator and an affiliate of the Depositor and of CGMRC, provides warehouse financing to FCRE through a repurchase facility. Sixteen (16) of the FCRE Mortgage Loans, with an aggregate principal balance of approximately $62,079,098 as of the Cut-off Date and representing approximately 5.6% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by FCRE in connection with the sale of the FCRE Mortgage Loans to the Depositor will be applied, among other things, to reacquire the financed FCRE Mortgage Loans and make payments to Citibank, N.A., as the repurchase agreement counterparty.

Wells Fargo, an Outside Servicer and Outside Special Servicer, is the purchaser under a repurchase agreement with Rialto, a Sponsor and an Originator, or with a wholly-owned subsidiary or affiliate of Rialto, for the purpose of providing short term warehousing of mortgage loans originated or acquired by Rialto.

Interim Servicing Arrangements:

Pursuant to an interim servicing agreement between Midland, the Master Servicer, and GSMC, a Sponsor and an Originator, and certain of its affiliates, Midland acts as interim servicer with respect to certain of the Mortgage Loans (with an aggregate principal balance of approximately $320,891,907 as of the Cut-off Date) to be contributed to this securitization transaction by GSMC.

Pursuant to an interim servicing agreement between Midland, the Master Servicer, and FCRE, a Sponsor and an Originator, and certain of its affiliates, Midland acts as interim servicer with respect to certain of the Mortgage Loans (with an aggregate principal balance of approximately $63,324,363 as of the Cut-off Date) to be contributed to this securitization transaction by FCRE.

Pursuant to an interim servicing agreement between Wells Fargo, an Outside Servicer and Outside Special Servicer, and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain of the Mortgage Loans (with an aggregate principal balance of approximately $249,770,317 as of the Cut-off Date) to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo, an Outside Servicer and Outside Special Servicer, and Rialto, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to all of the Mortgage Loans (with an aggregate principal balance of approximately $151,699,046 as of the Cut-off Date) to be contributed to this securitization transaction by Rialto.

Interim and Other Custodial Arrangements:

Wells Fargo, an Outside Servicer and Outside Special Servicer, is also acting as the interim custodian of the loan files for the Mortgage Loans (other than the Outside Serviced Mortgage Loans) to be contributed to this securitization by GSMC, CGMRC, Rialto and FCRE.

266

Loan Combination and Mezzanine Loan Arrangements:

GSMC, an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold one of the 590 Madison Avenue Pari Passu Companion Loans, the South Plains Mall Pari Passu Companion Loans, the Westin Boston Waterfront Pari Passu Companion Loans and one of the Hammons Hotel Portfolio Pari Passu Companion Loans, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

CGMRC, an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold each of the Harbor Pointe Apartments Pari Passu Companion Loan, the Anchorage Marriott Downtown Pari Passu Companion Loan and the JW Marriott Santa Monica Le Merigot Pari Passu Companion Loan, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

Other Arrangements:

The Master Servicer will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

267

Description of the Offered Certificates

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class X-D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class R Certificates (collectively, the “Certificates”). Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates and the Class X-D Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus. The Class X-A Certificates, the Class X-B Certificates and the Class X-D Certificates are referred to as the “Class X Certificates” in this free writing prospectus. The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this free writing prospectus. The Certificates other than the Exchangeable Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Offered Certificates that also constitute Regular Certificates are referred to as the “Offered Regular Certificates” in this free writing prospectus. The Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class R Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Loan Combination, only to the extent of the Issuing Entity’s interest in any related REO Property, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest in such reserve account or lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

268

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B and Class X-D Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount

Class A-1	$30,787,000
Class A-2	$111,638,000
Class A-3	$200,000,000
Class A-4	$386,647,000
Class A-AB	$44,547,000
Class X-A	$838,548,000
Class X-B	$59,403,000
Class A-S(1)(2)(3)	$64,929,000
Class B(1)(2)(3)	$59,403,000
Class PEZ(1)(2)(3)	$183,735,000
Class C(1)(2)(3)	$59,403,000
Class D	$58,021,000
Class X-D	$58,021,000
Class E	$29,011,000
Class F	$11,052,000
Class G	$11,052,000
Class H	$38,681,053

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)	On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances, subject to a variance of plus or minus 5%, of $64,929,000, $59,403,000 and $59,403,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components. Each Class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components. Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.

(3)	The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates. The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange. The actual Certificate Principal Amount of any Class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Principal Amount of that Class and may be zero. The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date. The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation as that Trust Component without regard to any exchange of such Certificates for Class PEZ Certificates. The aggregate Certificate Principal Amount of the Offered Certificates shown on the cover page and back cover of this free writing prospectus includes the maximum Certificate Principal Amount of Exchangeable Certificates that could be outstanding on the Closing Date equal to $183,735,000 (subject to a variance of plus or minus 5%).

The aggregate principal amount (the “Certificate Principal Amount”) of any Class of Principal Balance Certificates or Trust Component outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus. As discussed below, each Class of Exchangeable Certificates will only receive distributions of principal and interest that are distributable with respect to the percentage interests in the Class A-S, Class B and/or Class C Trust Components represented by such Class of Exchangeable Certificates. See “—Distributions” below. The Certificate Principal Amount of each Class of Principal Balance Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such

269

Realized Losses as described under “—Distributions—Realized Losses” below. In addition, amounts determined to constitute recoveries of Non-Recoverable Advances that were previously reimbursed out of collections of principal on the Mortgage Loans may result in increases to the Certificate Principal Amount of a Class of Sequential Pay Certificates or Trust Component, as and to the extent described under “—Distributions—Realized Losses” below. In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of its Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts. Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S Trust Component from time to time. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component from time to time. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component. The Notional Amount of the Class X-D Certificates will equal the Certificate Principal Amount of the Class D Certificates from time to time. The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class D Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be    %.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class A-S Certificates. The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-PEZ Percentage Interest will be    %.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be    %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class B Certificates. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100% minus the Class B Percentage Interest. As of the Closing Date, the Class B-PEZ Percentage Interest will be    %.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be    %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class C Certificates. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the

270

Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100% minus the Class C Percentage Interest. As of the Closing Date, the Class C-PEZ Percentage Interest will be    %.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the Certificate Principal Amount of the Class A-S Trust Component is (and, correspondingly, the Certificate Principal Amount of the Class A-S Certificates and the principal balance of the Class PEZ Component A-S are) reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the portion of the principal amount of the Class PEZ Component with the same letter designation as that Trust Component evidenced by such Certificate) to (b) the Certificate Principal Amount of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date. In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including

271

those resulting from Appraisal Reduction Events) corresponding to the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at ctssfexchanges@citi.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and of the Exchangeable Certificates to be received, the Certificateholder’s DTC participant number and the proposed Exchange Date. After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Certificate Administrator an exchange fee of $5,000 (together with any other expenses related to such exchange (including fees charged by DTC), and such fee (and expenses) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected. The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in January 2016. All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs (or, if such day is not a business day, the immediately preceding business day) (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related

272

Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds. The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)   the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day immediately preceding the related Master Servicer Remittance Date, exclusive of (without duplication) any portion of the foregoing that represents:

(A)          all Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period;

(B)          all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries, together with any Monthly Payments and any balloon payments, that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (ii) of this definition);

(C)          all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)          with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (except in a leap year) or February of each calendar year (commencing in 2016) (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account and held pending transfer to the Interest Reserve Account;

(E)          all amounts representing Excess Interest;

(F)          all yield maintenance charges and prepayment premiums;

(G)          all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(H)          any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)    if and to the extent not already included in clause (i) above, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to the Pooling and Servicing Agreement and the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of such Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(iii)   all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

273

(iv)   for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) any ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date, as applicable, had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to each Outside Serviced Mortgage Loan and including any Mortgaged Property or REO Property securing a Serviced Companion Loan) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of an Outside Serviced Mortgage Loan, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan (including an REO Mortgage Loan) is the period beginning on the day immediately following the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 2016, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in January 2016.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Sequential Pay Certificates and Class X Certificates and each Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and each Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

274

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates or any Trust Component, in general, is the sum of (A) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (B) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates or any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period.

The Pass-Through Rate with respect to any Class of Sequential Pay Certificates or any Trust Component for any Distribution Date will be equal to one of the following: (a) a fixed per annum rate; (b) the WAC Rate for such Distribution Date; (c) a rate equal to the lesser of (i) the WAC Rate for such Distribution Date and (ii) a specified per annum rate; and (d) the WAC Rate for such Distribution Date less a specified number of basis points.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class D Certificates for such Distribution Date.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate on such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year

275

which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, being net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, taking into account the addition of any such Withheld Amounts. Also, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan or Serviced Companion Loan (including any REO Mortgage Loan or REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as stated in the related Mortgage Note in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by any and all amounts (without duplication) described in clauses (a)(1), (a)(2) and (a)(3) of the definition of “Principal Distribution Amount” below that are allocable to such Mortgage Loan for such Distribution Date.

The Stated Principal Balance of each Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Serviced Companion Loan that are received by the holder thereof in the month of such Distribution Date.

The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. If any Mortgage Loan or Serviced Companion Loan is paid in full or such Mortgage Loan or Serviced Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or any Serviced Loan Combination, if applicable) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan, as the case may be, will be zero. The “Stated Principal Balance” of a Serviced Loan Combination, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Serviced Mortgage Loan and Serviced Companion Loan.

276

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)	the sum, without duplication, of:

(1)          the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if and to the extent received by the Master Servicer by the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date) or (other than balloon payments) advanced by the Master Servicer or Trustee in respect of such Distribution Date);

(2)          the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, as of the business day immediately preceding the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)          the Unscheduled Payments with respect to the Mortgage Loans (including the REO Mortgage Loans) with respect to such Distribution Date; and

(4)          the Principal Shortfall, if any, for such Distribution Date, less

(b)	the sum, without duplication, of the amount of any reimbursements of:

(1)          Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed to the Master Servicer, the Special Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)          Workout-Delayed Reimbursement Amounts that are paid or reimbursed to the Master Servicer, the Special Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (or the Issuing Entity’s interest in any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Mortgage Loan) during the applicable one-month period ending on the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of Liquidation Proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer and/or, in the case of an Outside Serviced Mortgage Loan, the Outside Servicer, as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

277

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (including, in the case of the Outside Serviced Mortgage Loans, if the related Mortgaged Property has been acquired through foreclosure or deed-in-lieu of foreclosure under an Outside Servicing Agreement).

An “REO Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)   to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)   to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)  to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)  to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)   to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)  to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount

278

distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

279

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of such Classes;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

280

Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-seventh, to the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-eighth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date on which the aggregate Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and other than the Exchangeable Certificates) and each Trust Component is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders (excluding holders of the Class X-D, Class E, Class F, Class G, Class H and Class R Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates and Trust Components in such YM Group, in the following manner: (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the applicable Classes of Exchangeable

281

Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G, Class H or Class R Certificates. Instead, after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and any related Co-Lender Agreement (and, in the case of an Outside Serviced Mortgage Loan, the provisions of the Outside Servicing Agreement); provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to such Mortgage Loan;

282

Second, as a recovery of any Non-Recoverable Advances related to such Mortgage Loan and any interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate through and including the end of the related Mortgage Loan interest accrual period ending in the applicable one-month period in which such collections are received by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, if applicable, unpaid Excess Interest (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Loan Combination exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Loan Combination in the manner permitted by such REMIC provisions.

283

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, except as otherwise expressly set forth in any related Co-Lender Agreement and, in the case of an Outside Serviced Mortgage Loan, except as otherwise expressly set forth in the Outside Servicing Agreement) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances on the related REO Mortgage Loan or interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the applicable one-month period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan;

Ninth, if the related Mortgage Loan was an ARD Loan, as a recovery of any Excess Interest then due and owing under the related REO Mortgage Loan; and

Tenth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Collections and recoveries with respect to any Loan Combination or any related REO Property are generally to be allocated in accordance with the terms and conditions of (i) (A) with respect to an Outside Serviced Loan Combination, the Outside Servicing Agreement, or (B) with respect to a Serviced Loan Combination, the Pooling and Servicing Agreement, (ii) the related Co-Lender Agreement, and/or (iii) the related Mortgage Loan documents, as applicable. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

284

Realized Losses

The Certificate Principal Amount of each Class of Principal Balance Certificates and each Trust Component will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date. A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances). On each Distribution Date, any Realized Loss for such Distribution Date will be allocated to the following Classes of Principal Balance Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero: first, to the Class H Certificates, second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); seventh, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); eighth, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class D Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer, the Special Servicer or the Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered. Such restoration of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going-forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, items comparable to the foregoing with respect to the Outside Serviced Mortgage Loans, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or a Serviced Pari Passu Companion Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a

285

Mortgage Loan or a Serviced Pari Passu Companion Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of the applicable interest accrual period for the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Excess Interest and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall.” Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans and the Serviced Pari Passu Companion Loan will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans and Serviced Pari Passu Companion Loans (other than a Specially Serviced Loan or a Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.0025% per annum for the related Distribution Date with respect to each Serviced Mortgage Loan (and related REO Mortgage Loan) and Serviced Pari Passu Companion Loan (and related REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and net investment earnings on such Prepayment Interest Excesses; provided that, solely with respect to a Serviced Mortgage Loan, if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the related Serviced Mortgage Loan. No Compensating Interest Payment will be made by the Master Servicer or any Outside Servicer (other than to the extent set forth in the applicable Outside Servicing Agreement) with respect to an Outside Serviced Mortgage Loan, Outside Serviced Companion Loan or Subordinate Companion Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class X-D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class X-D, Class E, Class F, Class G and Class H Certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class X-D, Class E, Class F, Class G and Class H Certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F, Class G and Class H Certificates. The Class D and Class X-D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G and Class H Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and

286

Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses: first to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); seventh, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); eighth, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

•	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

•	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

•	solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

•	the date on which the related Mortgaged Property became an REO Property;

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

287

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

•	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Loan Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Loan Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable, and/or for which funds

288

have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this free writing prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates). See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer with respect to such Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first

289

Determination Date following following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Trust or the original unmodified Mortgage Loan.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer) , plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reduction Amounts will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the applicable Classes of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount thereof until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Principal Amount thereof until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, and then to the Class E Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the

290

occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determination the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event or Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred if an event has occurred or as to which a Collateral Deficiency Amount exists at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer

291

reasonably required to calculate or recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the respective Classes of the Class X Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Certificates (other than the Class X and Class R Certificates), a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Certificates (other than the Class X or Class R Certificates) (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”. Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a “Class” of Certificates determined as described in the proviso to the preceding sentence. The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests. In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a “Class” of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely

292

for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any person known to a responsible officer of the Certificate Registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), (b) solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained, and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above).

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing or, in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is not a Borrower Party or (2) such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or an agent of any borrower or (2) such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

293

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A, Class X-B and Class X-D Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-D Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received in such exchange) will be required to be in denominations of at least $10,000 initial Certificate Principal Amount, and the Class PEZ Certificates exchanged will be required to equal the aggregate Certificate Principal Amount of the Class A-S, Class B and Class C Certificates being exchanged therefor (i.e. in excess of $30,000 initial Certificate Principal Amount).

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

294

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States

295

dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

296

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of (a) any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or (b) the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Principal Amount or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. See, however, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus, for a discussion of certain Mortgage Loans that do not have a lockout period for prepayment. In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (or that otherwise result in the reduction of the Notional Amount of the Class X-A, Class X-B or Class X-D Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or, in the case of FCRE, by FMC, the guarantor of FCRE’s repurchase and substitution obligations) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the

297

maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates). Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, the Special Servicer or the Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or a Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Class X Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the

298

greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates). See “Description of the Offered Certificates—Distributions” in this free writing prospectus. Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal

299

Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A, Class X-B and Class X-D Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-D Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class D Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. Investors in the Class X-A, Class X-B and Class X-D Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A, Class X-B and/or Class X-D Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A Certificates, the Class X-B Certificates, the Class X-D Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A, Class X-B or Class X-D Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

300

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A (together with the footnotes thereto) to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) there are no property releases requiring payment of a yield maintenance charge or other prepayment premium, (vi) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vii) no Mortgage Loan is required to be repurchased from the Issuing Entity, (viii) the Administrative Fee Rate is the respective rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan, (ix) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any class of Certificates, (x) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in January 2016, (xi) the Certificates will be issued on December 8, 2015, (xii) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class PEZ Certificates) and Trust Component is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xiii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiv) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount, (xvi) the initial Certificate Principal Amounts or Notional Amounts of the Certificates and Trust Components (or, in the case of the Exchangeable Certificates, the maximum Certificate Principal Amounts of such Certificates) are as set forth in the table (together with the footnotes thereto) under “Certificate Summary” of this free writing prospectus, and (xvii) no Exchangeable Certificates have been exchanged, except with respect to the decrement table and price/yield table below and the expected final distribution date (set forth in the Summary to this free writing prospectus) relating to the Class PEZ Certificates, in which case we assume that the maximum Certificate Principal Amount of the Class PEZ Certificates was issued on the Closing Date.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A, Class X-B or Class X-D Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A, Class X-B or Class X-D Certificate, reduce the Notional Amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A, Class X-B and Class X-D Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

301

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	84%	84%	84%	84%	84%
December 10, 2017	65%	65%	65%	65%	65%
December 10, 2018	42%	42%	42%	42%	42%
December 10, 2019	16%	16%	16%	16%	16%
December 10, 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.59	2.59	2.59	2.59	2.58
First Principal Payment Date	January 2016	January 2016	January 2016	January 2016	January 2016
Last Principal Payment Date	August 2020	July 2020	July 2020	June 2020	May 2020

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.90	4.89	4.88	4.86	4.69
First Principal Payment Date	August 2020	July 2020	July 2020	June 2020	May 2020
Last Principal Payment Date	November 2020	November 2020	November 2020	November 2020	November 2020

302

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024	100%	100%	100%	100%	100%
December 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.72	9.68	9.63	9.56	9.36
First Principal Payment Date	April 2025	January 2025	January 2025	January 2025	January 2025
Last Principal Payment Date	September 2025	September 2025	September 2025	August 2025	June 2025

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024	100%	100%	100%	100%	100%
December 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.85	9.83	9.81	9.78	9.57
First Principal Payment Date	September 2025	September 2025	September 2025	August 2025	June 2025
Last Principal Payment Date	November 2025	November 2025	November 2025	October 2025	August 2025

303

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	98%	98%	98%	98%	98%
December 10, 2021	77%	77%	77%	77%	77%
December 10, 2022	56%	56%	56%	56%	56%
December 10, 2023	33%	33%	33%	33%	33%
December 10, 2024	7%	7%	7%	7%	7%
December 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.24	7.24	7.24	7.24	7.24
First Principal Payment Date	November 2020	November 2020	November 2020	November 2020	November 2020
Last Principal Payment Date	April 2025	April 2025	April 2025	April 2025	April 2025

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024	100%	100%	100%	100%	100%
December 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.87	9.67
First Principal Payment Date	November 2025	November 2025	November 2025	October 2025	August 2025
Last Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025

304

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024	100%	100%	100%	100%	100%
December 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.67
First Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025
Last Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024	100%	100%	100%	100%	100%
December 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.91	9.67
First Principal Payment Date	November 2025	November 2025	November 2025	October 2025	August 2025
Last Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025

305

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024	100%	100%	100%	100%	100%
December 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.67
First Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025
Last Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025

 Percentages of the Initial Certificate Principal Amount of
the Class D Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024	100%	100%	100%	100%	100%
December 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.67
First Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025
Last Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025

306

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including December 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

307

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

308

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

309

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

310

Pre-Tax Yield to Maturity (CBE) for the Class D Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-D Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

311

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of December 1, 2015 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (as defined below) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loan and any related REO Properties. The information in this free writing prospectus supplements any information set forth in the prospectus.

In connection with the servicing of the Loan Combinations, the following definitions apply:

•	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement (excluding any Outside Serviced Loan Combination). Each of (i) the Harbor Pointe Apartments Loan Combination, (ii) the Anchorage Marriott Downtown Loan Combination and (iii) the JW Marriott Santa Monica Le Merigot Loan Combination will sometimes be referred to in this free writing prospectus as a Serviced Pari Passu Loan Combination.

•	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement (excluding any Outside Serviced Loan Combination).

•	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

•	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

•	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

•	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

•	“Companion Loan Holder” means the holder of a Companion Loan.

•	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

•	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

•	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

•	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

312

•	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

•	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not included in this securitization transaction (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this free writing prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination.

•	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination.

•	“Serviced Outside Controlled Companion Loan” means the Companion Loan that is part of a Serviced Outside Controlled Loan Combination.

•	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related controlling note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related pooling and servicing agreement, trust and servicing agreement or other comparable agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

•	“Outside Serviced Companion Loan” means each of (i) the 590 Madison Avenue Companion Loans, (ii) the South Plains Mall Pari Passu Companion Loans, (iii) the Westin Boston Waterfront Pari Passu Companion Loans, (iv) the Illinois Center Pari Passu Companion Loans, (v) the 750 Lexington Avenue Pari Passu Companion Loan and (vi) the Hammons Hotel Portfolio Pari Passu Companion Loans.

•	“Outside Serviced Loan Combination” means each of (i) the 590 Madison Avenue Loan Combination, (ii) the South Plains Mall Loan Combination, (iii) the Westin Boston Waterfront Loan Combination, (iv) the Illinois Center Loan Combination, (v) the 750 Lexington Avenue Loan Combination and (vi) the Hammons Hotel Portfolio Loan Combination.

•	“Outside Serviced Mortgage Loan” means each of (i) the 590 Madison Avenue Mortgage Loan, (ii) the South Plains Mall Mortgage Loan, (iii) the Westin Boston Waterfront Mortgage Loan, (iv) the Illinois Center Mortgage Loan, (v) the 750 Lexington Avenue Mortgage Loan and (vi) the Hammons Hotel Portfolio Mortgage Loan.

•	“Outside Servicing Agreement” means each of the GSMS 2015-590M Trust and Servicing Agreement, the GSMS 2015-GS1 Pooling and Servicing Agreement, the CGCMT 2015-GC33 Pooling and Servicing Agreement and the GSMS 2015-GC34 Pooling and Servicing Agreement.

•	“Outside Securitization” means the securitization with respect to the Outside Serviced Companion Loan.

•	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Operating Advisor” and “Outside Controlling Class Representative” mean the master servicer, the special servicer, the trustee, the operating advisor and the controlling class representative, respectively, under the applicable Outside Servicing Agreement.

313

There are no Serviced Outside Controlled Loan Combinations related to this securitization transaction and, therefore, all references in this free writing prospectus to “Serviced Outside Controlled Loan Combinations” or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this free writing prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

As used in this free writing prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loan. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close

314

of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Trustee, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Trustee (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Trustee, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the related Mortgage Loan. In the case of FCRE, the parent of FCRE, FMC, is guaranteeing the repurchase and substitution obligations of FCRE under the related Mortgage Loan Purchase Agreement in the event that FCRE fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach. This substitution or purchase obligation (and such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers, with the consent of the Depositor. The Master Servicer will be responsible for paying the servicing fees of any such sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator and the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

•         the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

315

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Serviced Loans;

•          with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.      in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

•          without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

316

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

•         which is not a Specially Serviced Loan; or

•         that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

•      except in the case of a Serviced Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

•      solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Serviced Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, must promptly deliver a copy thereof to the other such servicer), a written and fully executed or otherwise binding commitment (subject only to customary closing conditions) for refinancing from an acceptable lender reasonably satisfactory in form and substance to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration of the related Serviced Loan without the application of a grace period under the terms of the Serviced Loan documents; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Serviced Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

317

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the related Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

•	with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•	with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

318

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing of certain matters related to non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) due or deemed due on a Mortgage Loan (including the Outside Serviced Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received as of the close of business on the related Determination Date (without regard to any grace period). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar

319

proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, a Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Non-Recoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

320

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•      if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•      if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Non-Recoverable Advance:

•      neither the Master Servicer, the Special Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

•      the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance or that any

321

outstanding Advance is a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

•      although the Special Servicer may determine whether an outstanding Advance is a Non-Recoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Non-Recoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Non-Recoverable Advance, as described in the preceding bullet;

•      any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

•      notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties, the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event) and, in the case of a Property Advance with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to the recoverability or the nonrecoverability notwithstanding any determination of the recoverability or the nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer under an Outside Servicing Agreement will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including (solely in the case of the Master Servicer or the Trustee) all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from

322

amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Non-Recoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (or, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder) (unless, if the Controlling Class Representative is the consenting party, a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

323

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Account”). With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable one-month period ending on the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper Tier Distribution Account for distribution on the Certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2016) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Mortgage Loan Rate (net of the related Administrative Fee Rate) on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the applicable one-month period ending on the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess

324

Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates or Trust Components after application of the Available Funds for such Distribution Date. However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account. Amounts distributed with respect to a Trust Component are to be deposited in the Exchangeable Distribution Account and then withdrawn and distributed in the appropriate proportions to the holders of the applicable Classes of Exchangeable Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties and the Loss of Value Reserve Fund.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, the Excess Interest Distribution Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and any Loan Combination Custodial Account will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Serviced Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement), during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including

325

unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable one-month period ending on the related Determination Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any,(C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a

326

mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below, (x) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (xi) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer, the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)      to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Non-Recoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)      to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer with respect to such Mortgage Loan or any related REO Property;

327

(iii)     to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)     following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i) to (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)      on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, additional expenses of the Issuing Entity or any Non-Recoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus, the Special Servicer (with respect to Specially Serviced Loans) and the Master Servicer (with respect to Serviced Mortgage Loans and Serviced Loan Combinations that are non-Specially Serviced Loans and subject to the Special Servicer’s consent) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Serviced Mortgage Loan or Serviced Loan Combination may have under a due-on-sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Mortgage Loan or Serviced Loan Combination. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Serviced Mortgage Loan has a principal balance less than $10,000,000).

Due-On-Encumbrance

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus, the Special Servicer (with respect to Specially Serviced Loans) and the Master Servicer (with respect to Serviced Mortgage Loans and Serviced Loan Combinations that are non-Specially Serviced Loans and subject to the Special Servicer’s consent) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Serviced Mortgage Loan or Serviced Loan Combination may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Mortgage Loan or Serviced Loan Combination. However, neither the Master Servicer nor the Special Servicer, as applicable, may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

328

•	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2016; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

329

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and only after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee shall have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. Except as otherwise provided below with respect to the Operating Advisor, the Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would

330

have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates. Notwithstanding the foregoing, the Operating Advisor may resign, without payment of any penalty, cost, or expense, at any time (i) the aggregate principal balance of the mortgage loans is equal to or less than 1% of the Initial Pool Balance or (ii) after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates have been reduced to zero. In such circumstance, no replacement Operating Advisor will be required to be appointed.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the

331

Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee and the certificate administrator, the operating advisor and the depositor under the Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) shall be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the operating advisor under the Outside Servicing Agreement, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party shall be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the certificate administrator under the Outside Servicing Agreement or the Outside Securitization, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration such Outside Serviced Loan Combination as to which the Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)     (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)     any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)     any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a

332

Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)     any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)      either of Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)     the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(h)     the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing

333

Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Loan Combination only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the related Outside Controlling Note Holder will have the right to approve a successor Special Servicer with respect to any Serviced Outside Controlled Loan Combination, and prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative will have the right to approve a successor Special Servicer with respect to the other Serviced Loans. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative (and, if a Serviced Outside Controlled Loan Combination is affected, the Trustee will be required to consult with the related Outside Controlling Note Holder) prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then

334

the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

335

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)     if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced as Special Servicer at any time with or without cause with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan) at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)     if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than Class R Certificates) evidencing at least 66-2/3% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose); and

(c)     the Special Servicer may be removed and replaced at any time with or without cause solely with respect to a Serviced Outside Controlled Loan Combination at the direction of the related Outside Controlling Note Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including delivery of a Rating Agency Confirmation) and the related Co-Lender Agreement.

Notwithstanding the foregoing, if the Special Servicer is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Principal Amount) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer. If neither the Controlling Class Representative nor any Controlling Class Certificateholder is entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan, a replacement special servicer will be appointed in the manner described below and as specified in the Pooling and Servicing Agreement.

If a Consultation Termination Event has occurred and is continuing, upon resignation of the Special Servicer with respect to an Excluded Special Servicer Mortgage Loan, at the expense of the Issuing Entity, the Certificate Administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website and the Excluded Mortgage Loan Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 20% of the Voting Rights of the Certificates exercise their right to vote). If such Excluded Mortgage Loan Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the Special Servicer has provided its written notice of resignation, the Certificate Administrator will provide written notice to the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will appoint such Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related

336

Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the special servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than Class R Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 66-2/3% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the written direction (as evidenced by votes cast) of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such written

337

direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Principal Amounts of the Certificates) of all Certificates (other than the Class R Certificates), on an aggregate basis.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)     to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)     to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)     to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)     to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations” in the prospectus), or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)     to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

338

(g)     to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)     in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. December 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If the American Fidelity Assurance Company case is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. In addition, if the Supreme Court grants certiorari in the Retirement Bd. of the Policemen’s Annuity case and reverses the Second Circuit decision, the Pooling and Servicing Agreement may be required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the

339

Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Trustee is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Trustee is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

340

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, any related Outside Controlling Note Holder and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the

341

related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Serviced Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in

342

the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any related Outside Controlling Note Holder and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Pari Passu Loan Combination (other than any such Loan Combination that is a Serviced Outside Controlled Loan Combination), pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Sale of

343

Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder and/or the holder of any related Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this free writing prospectus.

With respect to any Serviced Pari Passu Loan Combination that is a Serviced Outside Controlled Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Pari Passu Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by the Controlling Class Representative and the related Outside Controlling Note Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence.  The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.  See “Description of the Mortgage Pool—The Loan Combinations” above in this free writing prospectus.

344

With respect to any Serviced AB Loan Combination, pursuant to the terms of the Pooling and Servicing Agreement, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be permitted to sell the related Serviced Subordinate Companion Loan together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan as a single whole loan, provided that the Special Servicer has received prior written consent from the holder of such Subordinate Companion Loan.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The 590 Madison Avenue Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The Illinois Center Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The 750 Lexington Avenue Loan Combination—Sale of Defaulted Loan Combination”, and “—The Loan Combinations—The Hammons Hotel Portfolio Loan Combination—Sale of Defaulted Loan Combination” in this free writing prospectus.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists or a Serviced Outside Controlled Loan Combination is involved) and any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Loan Combination, the related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Consultation Termination Event exists)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage

345

Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is not a Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent and/or consultation rights of the related Directing Holder (if any) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

The consent of the Special Servicer is required with respect to any Special Servicer Decisions and Major Decisions with respect to any Serviced Loan that is not a Specially Serviced Loan, and the Master Servicer will process and consent to or refuse consent to, as applicable, all such Special Servicer Decisions and Major Decisions with respect to non-Specially Serviced Loans, in each case subject to the consent of the Special Servicer. The Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—Directing Holder” and “—Operating Advisor” in this free writing prospectus.

For purposes of the foregoing and this free writing prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision”:

(a) approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan Documents;

(b) approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c) approving annual budgets for the related Mortgaged Property that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d) approving easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan;

(e) agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

346

(f) in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g) any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h) in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral; or (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not a Major Decision; and

(i) any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Serviced Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision), and prior to taking any action with respect to any Special Servicer Decision, will be required to refer the request to the Special Servicer and obtain the consent of the Special Servicer, and the Master Servicer will be required to process such request subject to the consent of the Special Servicer. The Master Servicer will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision or a Special Servicer Decision.

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or any action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights,

347

duties and obligations of the Special Servicer will be permitted without the prior written consent of the Special Servicer.

When the Special Servicer’s consent is required under the Pooling and Servicing Agreement with respect to any modification, waiver or amendment of a non-Specially Serviced Loan that the Master Servicer is processing, such consent will be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the related Controlling Note Holder (to the extent set forth in the related Co-Lender Agreement if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist), as applicable, which consent will be deemed given if such related Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Trustee or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any related Serviced Companion Loan Holder, the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions

348

under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan, by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative except if a Control Termination Event has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist), as applicable, will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

The Controlling Class Representative will not be permitted to exercise any of its rights in such capacity with respect to an Excluded Mortgage Loan.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event exists, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the related Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that (i) if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, the related Directing Holder will be deemed to have approved such action and (ii) the consent of the Controlling Class Representative will not be required in connection with a Major Decision with respect to an Excluded Mortgage Loan) (each of the following, a “Major Decision”):

(A)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)          any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)          any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)          any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)          any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

349

(F)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)          any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent or approve under the related Serviced Loan documents with respect to Mortgage Loans with a principal balance greater than $5 million;

(H)          releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)           any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)          the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)         following a default or an event of default with respect to a Serviced Loan, or initiation of judicial, bankruptcy or similar proceedings under the related Serviced Loan documents or with respect to the related borrower or Mortgaged Property, other than a foreclosure action or the exercise of customary remedies set forth in the Mortgage Loan documents;

(L)          any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Loan, or a judicial action to enforce rights with respect thereto;

(M)         any determination of an Acceptable Insurance Default;

(N)          any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)          any approval of any casualty insurance settlements or condemnation settlements in the event of a casualty or taking of greater than 50% of any Mortgaged Property, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property to the extent that the lender has discretion under the terms of the Mortgage Loan documents;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

Notwithstanding the foregoing, if the Controlling Class Representative is the related Directing Holder, the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be

350

required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that such consultation is not binding on the Special Servicer. Notwithstanding the foregoing, the Controlling Class Representative shall have no consent or consultation rights with respect to Major Decisions with respect to any Excluded Mortgage Loan under the Pooling and Servicing Agreement.

In addition, each of (x) the Controlling Class Representative (with respect to each Serviced Loan other than (i) a Serviced Outside Controlled Loan Combination and (ii) an Excluded Mortgage Loan, and provided that a Control Termination Event does not exist) and (y) the related Outside Controlling Note Holder (with respect to a Serviced Outside Controlled Loan Combination) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Serviced Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” will be: (a) with respect to all of the Serviced Loans other than a Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan, the Controlling Class Representative; and (b) with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by the Controlling Class Certificateholders representing more than 50% of the Certificate Principal Amount of the Controlling Class, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class, as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC, a Delaware limited liability company, or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates; provided, however, that (at any time that the aggregate Certificate Principal Amount of the

351

Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (a) in the case of any Class of Control Eligible Certificates to which the designation of “Controlling Class” would otherwise shift by operation of this definition, where the Certificate Principal Amount of such Class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “Controlling Class” shall not shift and shall remain with the Class of Control Eligible Certificates currently designated as the Controlling Class, and (b) in the case of any Class of Control Eligible Certificates which is then designated the “Controlling Class”, if the Certificate Principal Amount of such Class of Control Eligible Certificates is reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts), then the designation of “Controlling Class” shall shift to the Class of Control Eligible Certificates that is the most subordinate and that also has a remaining Certificate Principal Amount. The Controlling Class as of the Closing Date will be the Class H Certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

A “Control Termination Event” will occur when none of the Classes of Class E, Class F, Class G and Class H Certificates has an outstanding Certificate Principal Amount (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class of Certificates; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate Certificate Principal Amount of each Class of Certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur when none of the Classes of Class E, Class F, Class G and Class H Certificates has an outstanding Certificate Principal Amount, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Principal Amount of that Class of Certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate Certificate Principal Amount of each Class of Certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Principal Amount) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party” means either (i) a borrower, a mortgagor or a manager of a Mortgaged Property or any affiliate of any of the foregoing, or (ii) a lender under a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) that has accelerated such mezzanine loan or commenced foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan or any affiliate of such accelerating or foreclosing mezzanine lender. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the ownership interests in such specified person.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the applicable Serviced Loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to any Serviced AB Loan Combination while any related Serviced Subordinate Companion Loan Holder is the related Outside Controlling Note Holder.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan

352

Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder. However, the Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the pooling and servicing agreement, trust and servicing agreement or comparable agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative or an Outside Controlling Note Holder, as applicable, has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder of the Controlling Class (or its designee) or one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Amount. If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class

353

Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c) does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d) may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e) will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of the applicable Specially Serviced Loan(s) to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of such Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with

354

regard to certain matters with respect to the servicing of the applicable Specially Serviced Loan(s) to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific applicable Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and the applicable Specially Serviced Loan(s) and (ii) each related Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loan under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each related Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Notwithstanding the foregoing, the Operating Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

355

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount with respect to, and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of, a Specially Serviced Loan to the Operating Advisor after they have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the related Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders (and, with respect to any Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s)) constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement and/or any related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the related Directing Holder and/or related Serviced Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (if any other Serviced Loan(s) (other than any Excluded Mortgage Loan) are involved), as applicable, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations with respect to a Specially Serviced Loan to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and

356

support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, in no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action. It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any applicable Serviced Mortgage Loan(s) were Specially Serviced Loan(s) during the prior calendar year) prepare an annual report to be provided to the Depositor, the Rule 17g-5 information provider (which is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of such Specially Serviced Loan(s) and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year. No annual report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property. Only as used in connection with the Operating Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the Controlling Class Representative (if a Serviced Loan other than a Serviced Outside Controlled Loan Combination is addressed and a Consultation Termination Event does not exist); and (c) the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is addressed). The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of the applicable Specially Serviced Loan(s) based on the limited review required in the Pooling and Servicing Agreement. Each

357

annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer with respect to the Serviced Loan(s) in the manner described under “—Termination of the Special Servicer” above, subject to any related Outside Controlling Note Holder’s right to consent, as described under “—Termination of the Special Servicer” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)          any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)          any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)          any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)          the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)          the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

358

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor operating advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor. The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. and/or Morningstar Credit Ratings, LLC, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. and/or Morningstar Credit Ratings, LLC has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer or any Directing Holder or an affiliate of the Special Servicer or any Directing Holder and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of

359

Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only prior to the occurrence and continuance of a Consultation Termination Event and only if it does not relate to an Excluded Mortgage Loan), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), the Certificate Administrator (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder) and (ii) made available to the Rating Agencies. If any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist), as applicable, does not disapprove of a related asset status report within 10 business days of receipt, the related Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the related Directing Holder may object to any asset status report within 10 business days of receipt (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist); provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the related Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the related Directing Holder disapproves such asset status report within 10 business days of receipt (and, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event does not exist) and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until the related Directing Holder fails to disapprove such revised asset status report as described above (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist) or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). If the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist), provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by (a) the Operating Advisor or (b) the Controlling Class Representative, as applicable. With respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any

360

related Serviced Pari Passu Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report; provided that, in the case of a Serviced Outside Controlled Loan Combination, a related Serviced Pari Passu Companion Loan Holder (or its representative) may be the related Outside Controlling Note Holder. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (during the continuance of a Control Termination Event) and, with respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the related Directing Holder may have.

Notwithstanding the foregoing, the Controlling Class Representative will not have any approval or consultation rights with respect to an asset status report that relates to an Excluded Mortgage Loan.

Also, notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the related Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

For the avoidance of doubt, with respect to any Excluded Controlling Class Mortgage Loan, any Controlling Class Certificateholder that is a Borrower Party, or the Controlling Class Representative if it is a Borrower Party, will be prohibited from accessing Excluded Information related to any Excluded Controlling Class Mortgage Loan for which it is a related Borrower Party. The Pooling and Servicing Agreement will require the Controlling Class Representative and the Controlling Class Certificateholders to certify that they acknowledge and agree that they are prohibited from accessing and reviewing (and they will agree not to access and review) any Excluded Information with respect to such Excluded Controlling Class Mortgage Loans for which it is a related Borrower Party (other than such information that is aggregated with information of other Mortgage Loans at a pool level to which the Controlling Class Representative and the Controlling Class Certificateholders are entitled to access).

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation or providing a Rating Agency Declination, then:

(x)          with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special

361

Servicer (with respect to Specially Serviced Loans, REO Properties and non-Specially Serviced Loans, if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) will be required to determine (with the consent of the related Directing Holder, unless, in the case of the Controlling Class Representative, a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if the related Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Properties and non-Specially Serviced Loans, if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Properties and non-Specially Serviced Loans, if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)          with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)  the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act as the master servicer or special servicer, as applicable, on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)  the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)  KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)          with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

362

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing

363

Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components (and, correspondingly, the Class A-S, Class B, Class C and Class PEZ Certificates) and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)	a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

364

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, any Outside Servicer, any Outside Special Servicer or other similar party under any Outside Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file; and

•	a CREFC® loan periodic update file.

In addition, the Master Servicer or the Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

•	Within 30 days after receipt of a quarterly operating statement, if any, for each calendar quarter, commencing with the calendar quarter ending March 31, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this free writing prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer or the Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the operating statement analysis upon request.

•	Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual

365

operating statement for each calendar year commencing with the calendar year ending December 31, 2015, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and Serviced Companion Loan Holders who are Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, the Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public, and provided further that (except as described below with respect to the Special Servicer, any Controlling Class Certificateholder and the Controlling Class Representative) any Privileged Person that is a Borrower Party will only be entitled to access Public Documents), via the Certificate Administrator’s website:

(A)         the following “deal documents”:

•	the prospectus and the final prospectus supplement;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file, delivered to the Certificate Administrator by the Master Servicer;

(B)         the following “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)         the following “periodic reports”:

•	the Distribution Date statements;

•	the CREFC® bond level files;

•	the CREFC® collateral summary files;

•	the CREFC® Reports (other than the CREFC® loan setup file), provided they are received by the Certificate Administrator; and

•	the annual reports prepared by the Operating Advisor;

366

(D)        the following “additional documents”:

•	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)        the following “special notices”:

•	all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

•	notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer, any Outside Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	notice of the termination of the Issuing Entity;

•	notice of the occurrence and continuance of a Control Termination Event;

•	notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance delivered to the Certificate Administrator; and

•	any Attestation Reports delivered to the Certificate Administrator;

(F)        the “Investor Q&A Forum”; and

(G)        solely to Certificateholders and Certificate Owners, the “Investor Registry”.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) solely with respect to such related Excluded Controlling Class Mortgage Loan. The Pooling and Servicing Agreement will require each Excluded Controlling

367

Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.sf.citidirect.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on the Certificate Administrator’s website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim

368

responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-422-2066.

“Privileged Person” means the Depositor, the underwriters, the initial purchasers, the Master Servicer, the Special Servicer, the Excluded Mortgage Loan Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any Serviced Companion Loan Holder that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a borrower, manager of a Mortgaged Property, affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

The Controlling Class Representative, each Controlling Class Certificateholder and the Special Servicer will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information.

Other Information

The Certificate Administrator (or, in the case of the Mortgage Files, the Trustee) will make available at its offices (or, in the case of the Trustee, at the offices of a custodian appointed by it), during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are prepared by or delivered to the Certificate Administrator (or the Trustee or a custodian appointed by it, as applicable):

•	the prospectus and the final prospectus supplement;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

•	the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•	the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer, the Special Servicer, any Outside Servicer or any Outside Special Servicer and delivered to the Trustee or a custodian appointed by it;

369

•	the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee);

•	notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator will provide copies of the items described above upon reasonable written request. The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties), annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Outside Serviced Mortgage Loans

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make servicing advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the

370

Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to their non-recoverability determination. The servicing arrangements under the Outside Servicing Agreements differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, except as expressly addressed in the Pooling and Servicing Agreement, with respect to each Outside Serviced Mortgage Loan:

•	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make property protection advances with respect to such Outside Serviced Mortgage Loan. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

•	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event has occurred and is continuing and such Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) or to the Special Servicer (if a Control Termination Event has occurred and is continuing or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), and the Controlling Class Representative or the Special Servicer, as applicable, will be required to exercise such consent or consultation right; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise any consent right without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

•	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee will be required to obtain the consent of the Controlling Class Representative prior to granting any such consent.

•	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the

371

applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

•	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Servicing of the 590 Madison Avenue Mortgage Loan

The 590 Madison Avenue Mortgage Loan and any related REO Properties are being serviced under the GSMS 2015-590M Trust and Servicing Agreement. The servicing arrangements under the GSMS 2015-590M Trust and Servicing Agreement are expected to generally be similar to those under the Pooling and Servicing Agreement. In that regard, in the case of the GSMS 2015-590M Trust and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the GSMS 2015-590M Trust and Servicing Agreement and the Pooling and Servicing Agreement:

•	The GSMS 2015-590M Servicer (or primary servicer) will earn a primary servicing fee with respect to the 590 Madison Avenue Mortgage Loan that is to be calculated at 0.0025% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the GSMS 2015-590M Trust and Servicing Agreement are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement, subject to similar caps and offsets.

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the 590 Madison Avenue Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the 590 Madison Avenue Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

•	The GSMS 2015-590M Servicer is obligated to make property protection advances with respect to the 590 Madison Avenue Loan Combination. If the GSMS 2015-590M Servicer determines that a property protection advance it made with respect to the 590 Madison Avenue Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from collections on, and proceeds of, the 590 Madison Avenue Subordinate Companion Loan until the

372

balance of such loan is reduced to zero, and then to the 590 Madison Avenue Mortgage Loan and the 590 Madison Avenue Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to the 590 Madison Avenue Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GSMS 2015-590M Servicer and the GSMS 2015-590M Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The GSMS 2015-590M Special Servicer will be required to take actions with respect to the 590 Madison Avenue Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

•	With respect to the 590 Madison Avenue Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	There is no requirement of the GSMS 2015-590M Servicer to make compensating interest payments in respect of the 590 Madison Avenue Mortgage Loan.

•	The GSMS 2015-590M Servicer and GSMS 2015-590M Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the 590 Madison Avenue Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the 590 Madison Avenue Mortgage Loan.

•	Penalty Charges with respect to the 590 Madison Avenue Loan Combination will be allocated in accordance with the related Co-Lender Agreement.

•	The rating agencies rating the securities issued under the GSMS 2015-590M Trust and Servicing Agreement vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the GSMS 2015-590M Trust and Servicing Agreement than under the Pooling and Servicing Agreement.

•	The specific types of actions constituting major decisions under the GSMS 2015-590M Trust and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the related other controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the GSMS 2015-590M Trust and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the 590 Madison Avenue Loan Combination will be maintained under the GSMS 2015-590M Trust and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Loan Combinations under the Pooling and Servicing Agreement,

373

provided that rating requirements for accounts and permitted investments may vary under the Pooling and Servicing Agreement and the GSMS 2015-590M Trust and Servicing Agreement.

•	The provisions of the GSMS 2015-590M Trust and Servicing Agreement may also vary from the Pooling and Servicing Agreement with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2015-590M Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The 590 Madison Avenue Loan Combination” in this free writing prospectus.

The GSMS 2015-590M Depositor, the GSMS 2015-590M Servicer, the GSMS 2015-590M Special Servicer, the GSMS 2015-590M Certificate Administrator and the GSMS 2015-590M Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The 590 Madison Avenue Loan Combination” in this free writing prospectus.

Prospective investors are encouraged to review the full provisions of the GSMS 2015-590M Trust and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the South Plains Mall Mortgage Loan and the Westin Boston Waterfront Mortgage Loan

Each of the South Plains Mall Mortgage Loan and the Westin Boston Waterfront Mortgage Loan and any related REO Property are expected to be serviced under the GSMS 2015-GS1 Pooling and Servicing Agreement. Accordingly, the GSMS 2015-GS1 Servicer will generally make property protection advances and remit collections on the related Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the related Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the holders of the related Mortgage Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the related Mortgage Loan, subject to any non-recoverability determination.

The servicing arrangements with respect to loan combinations serviced under the GSMS 2015-GS1 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements with respect to Loan Combinations serviced under the Pooling and Servicing Agreement. In that regard, in the case of the GSMS 2015-GS1 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the GSMS 2015-GS1 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the related Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Special Servicing Compensation” in this free writing prospectus.

•	The GSMS 2015-GS1 Servicer (or a primary servicer) will earn a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.0025% per annum.

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the related Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on such Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

374

•	The GSMS 2015-GS1 Servicer is obligated to make property protection advances with respect to the related Loan Combination. If the GSMS 2015-GS1 Servicer determines that a property protection advance it made with respect to the related Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Mortgage Loan and the related Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the GSMS 2015-GS1 Issuing Entity and from general collections on the mortgage loans included in any securitization of any related non-controlling Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	The GSMS 2015-GS1 Special Servicer will be required to take actions with respect to the related Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

•	With respect to the related Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the GSMS 2015-GS1 Servicer to make compensating interest payments in respect of the Outside Serviced Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The GSMS 2015-GS1 Servicer and GSMS 2015-GS1 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the GSMS 2015-GS1 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the GSMS 2015-GS1 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the related Loan Combination will be maintained under the GSMS 2015-GS1 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The GSMS 2015-GS1 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2015-GS1 Special Servicer may be removed at any time, with or without cause, by the applicable holders of the GSMS 2015-GS1 Certificates if a control termination event with respect to the applicable outside controlling class representative has occurred and is continuing under the GSMS 2015-GS1 Pooling and Servicing Agreement. For so long as such a control termination event does not exist, the GSMS 2015-GS1 Special Servicer may be replaced without cause at the direction of the applicable outside controlling class representative subject to certain conditions described under “Description of the Mortgage Pool—The Loan Combinations—The

375

South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination—Special Servicer Appointment Rights” in this free writing prospectus. The GSMS 2015-GS1 Special Servicer may also resign under the GSMS 2015-GS1 Pooling and Servicing Agreement in certain circumstances.

The GSMS 2015-GS1 Servicer and the GSMS 2015-GS1 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The South Plains Mall Loan Combination and the Westin Boston Waterfront Loan Combination” in this free writing prospectus.

Prospective investors are encouraged to review the full provisions of the GSMS 2015-GS1 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Illinois Center Mortgage Loan

The Illinois Center Mortgage Loan and any related REO Property will be serviced under the CGCMT 2015-GC33 Pooling and Servicing Agreement.

The servicing arrangements under the CGCMT 2015-GC33 Pooling and Servicing Agreement are expected to be generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement. In that regard, in the case of the CGCMT 2015-GC33 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the CGCMT 2015-GC33 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the CGCMT 2015-GC33 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Illinois Center Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Special Servicing Compensation” in this free writing prospectus.

•	The CGCMT 2015-GC33 Servicer will earn a primary servicing fee with respect to the Illinois Center Mortgage Loan that is to be calculated at 0.0025% per annum.

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Illinois Center Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the Illinois Center Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

•	The CGCMT 2015-GC33 Servicer is obligated to make property protection advances with respect to the Illinois Center Loan Combination. If the CGCMT 2015-GC33 Servicer determines that a property protection advance it made with respect to the Illinois Center Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Illinois Center Mortgage Loan and the Illinois Center Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the CGCMT 2015-GC33 Issuing Entity, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to the Illinois Center Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CGCMT 2015-GC33 Master Servicer and the CGCMT 2015-GC33 Special Servicer in proportions that are different from the proportions allocated

376

between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The CGCMT 2015-GC33 Special Servicer will be required to take actions with respect to the Illinois Center Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

•	With respect to the Illinois Center Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the CGCMT 2015-GC33 Servicer to make compensating interest payments in respect of the Illinois Center Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The CGCMT 2015-GC33 Servicer and CGCMT 2015-GC33 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the Illinois Center Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Illinois Center Mortgage Loan.

•	Penalty Charges with respect to the Illinois Center Loan Combination will be allocated in accordance with the related Co-Lender Agreement.

•	The rating agencies rating the securities issued under the CGCMT 2015-GC33 Pooling and Servicing Agreement vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the CGCMT 2015-GC33 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

•	The specific types of actions constituting major decisions under the CGCMT 2015-GC33 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the CGCMT 2015-GC33 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Illinois Center Loan Combination will be maintained under the CGCMT 2015-GC33 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The CGCMT 2015-GC33 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and

377

special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CGCMT 2015-GC33 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The Illinois Center Loan Combination—Special Servicer Appointment Rights” in this free writing prospectus.

The CGCMT 2015-GC33 Depositor, the CGCMT 2015-GC33 Servicer, the CGCMT 2015-GC33 Special Servicer, the CGCMT 2015-GC33 Certificate Administrator, the CGCMT 2015-GC33 Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Illinois Center Loan Combination” in this free writing prospectus.

Prospective investors are encouraged to review the full provisions of the CGCMT 2015-GC33 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the 750 Lexington Avenue Mortgage Loan

The 750 Lexington Avenue Mortgage Loan and any related REO Property will be serviced under the GSMS 2015-GC34 Pooling and Servicing Agreement.

The servicing arrangements under the GSMS 2015-GC34 Pooling and Servicing Agreement are expected to be generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement. In that regard, in the case of the GSMS 2015-GC34 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the GSMS 2015-GC34 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the GSMS 2015-GC34 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 750 Lexington Avenue Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Special Servicing Compensation” in this free writing prospectus.

•	The GSMS 2015-GC34 Servicer will earn a primary servicing fee with respect to the 750 Lexington Avenue Mortgage Loan that is to be calculated at 0.0025% per annum.

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the 750 Lexington Avenue Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the 750 Lexington Avenue Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

•	The GSMS 2015-GC34 Servicer is obligated to make property protection advances with respect to the 750 Lexington Avenue Loan Combination. If the GSMS 2015-GC34 Servicer determines that a property protection advance it made with respect to the 750 Lexington Avenue Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the 750 Lexington Avenue Mortgage Loan and the 750 Lexington Avenue Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the GSMS 2015-GC34 Issuing Entity, on a pro rata basis (based on each such loan’s outstanding principal balance).

378

•	Items with respect to the 750 Lexington Avenue Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GSMS 2015-GC34 Master Servicer and the GSMS 2015-GC34 Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The GSMS 2015-GC34 Special Servicer will be required to take actions with respect to the 750 Lexington Avenue Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

•	With respect to the 750 Lexington Avenue Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the GSMS 2015-GC34 Servicer to make compensating interest payments in respect of the 750 Lexington Avenue Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The GSMS 2015-GC34 Servicer and GSMS 2015-GC34 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the 750 Lexington Avenue Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the 750 Lexington Avenue Mortgage Loan.

•	Penalty Charges with respect to the 750 Lexington Avenue Loan Combination will be allocated in accordance with the related Co-Lender Agreement.

•	The rating agencies rating the securities issued under the GSMS 2015-GC34 Pooling and Servicing Agreement vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the GSMS 2015-GC34 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

•	The specific types of actions constituting major decisions under the GSMS 2015-GC34 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the GSMS 2015-GC34 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the 750 Lexington Avenue Loan Combination will be maintained under the GSMS 2015-GC34 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

379

•	The GSMS 2015-GC34 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2015-GC34 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The 750 Lexington Avenue Loan Combination—Special Servicer Appointment Rights” in this free writing prospectus.

The GSMS 2015-GC34 Depositor, the GSMS 2015-GC34 Servicer, the GSMS 2015-GC34 Special Servicer, the GSMS 2015-GC34 Certificate Administrator, the GSMS 2015-GC34 Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The 750 Lexington Avenue Loan Combination” in this free writing prospectus.

Prospective investors are encouraged to review the full provisions of the GSMS 2015-GC34 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Hammons Hotel Portfolio Mortgage Loan

The Hammons Hotel Portfolio Mortgage Loan and any related REO Properties are being serviced under the CGCMT 2015-GC33 Pooling and Servicing Agreement. The servicing arrangements under the CGCMT 2015-GC33 Pooling and Servicing Agreement are expected to generally be similar to those under the Pooling and Servicing Agreement. In that regard, in the case of the CGCMT 2015-GC33 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the CGCMT 2015-GC33 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	The CGCMT 2015-GC33 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the Hammons Hotel Portfolio Mortgage Loan that is to be calculated at 0.0025% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the CGCMT 2015-GC33 Pooling and Servicing Agreement are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement, subject to similar caps and offsets.

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Hammons Hotel Portfolio Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the Hammons Hotel Portfolio Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

•	The CGCMT 2015-GC33 Master Servicer is obligated to make property protection advances with respect to the Hammons Hotel Portfolio Loan Combination. If the CGCMT 2015-GC33 Master Servicer determines that a property protection advance it made with respect to the Hammons Hotel Portfolio Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the CGCMT 2015-GC33 issuing entity, on a pro rata basis

380

(based on the respective outstanding principal balances of the Hammons Hotel Portfolio Mortgage Loan and the Hammons Hotel Portfolio Companion Loans).

•	Items with respect to the Hammons Hotel Portfolio Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CGCMT 2015 GC33 Master Servicer and the CGCMT 2015 GC33 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The CGCMT 2015-GC33 Special Servicer will be required to take actions with respect to the Hammons Hotel Portfolio Mortgage Loan, if the Hammons Hotel Portfolio Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

•	With respect to the Hammons Hotel Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the CGCMT 2015-GC33 Master Servicer to make compensating interest payments in respect of the Hammons Hotel Portfolio Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The CGCMT 2015-GC33 Master Servicer and CGCMT 2015-GC33 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the Hammons Hotel Portfolio Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Hammons Hotel Portfolio Mortgage Loan.

•	Penalty Charges with respect to the Hammons Hotel Portfolio Loan Combination will be allocated in accordance with the related Co-Lender Agreement.

•	The rating agencies rating the securities issued under the CGCMT 2015-GC33 Pooling and Servicing Agreement vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the CGCMT 2015-GC33 Pooling and Servicing Agreement than they are under the Pooling and Servicing Agreement.

•	The specific types of actions constituting major decisions under the CGCMT 2015-GC33 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the CGCMT 2015-GC33 Controlling Class Representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the CGCMT 2015-GC33 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Hammons Hotel Portfolio Loan Combination will be maintained under the CGCMT 2015-GC33 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided

381

that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The provisions of the CGCMT 2015 GC33 Pooling and Servicing Agreement may also vary from the Pooling and Servicing Agreement with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CGCMT 2015-GC33 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The Hammons Hotel Portfolio Loan Combination” in this free writing prospectus.

The CGCMT 2015 GC33 Depositor, the CGCMT 2015-GC33 Master Servicer, the CGCMT 2015 GC33 Special Servicer, the CGCMT 2015-GC33 Certificate Administrator and the CGCMT 2015-GC33 Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Hammons Hotel Portfolio Loan Combination—Special Servicer Appointment Rights” in this free writing prospectus.

382

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates, and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest), the proceeds of the Mortgage Loans and any foreclosure property (including the Issuing Entity’s interest in any real property acquired in respect of the Outside Serviced Mortgage Loans) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement, (3) the continued qualification of each REMIC formed under each Outside Servicing Agreement, and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence ownership of the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (a “Grantor Trust”), (ii) the Class A-S Certificates will represent undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

383

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. The Offered Certificates will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Holders of the Offered Certificates should consult their own tax advisors regarding the extent to which their Certificates will qualify for this treatment. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3) if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. See “Material Federal Income Tax Consequences—REMICs” in the prospectus.

Taxation of the Offered Regular Certificates and the Trust Components

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates. Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income. The total amount of original issue discount on an Offered Certificate (other than the Exchangeable Certificates) or a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price.” The issue price of a class of Offered

384

Regular Certificates or Trust Components is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components. The stated redemption price at maturity of an Offered Regular Certificate or Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Regular Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A, Class X-B and Class X-D Certificates) and Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class     Certificates will be issued with original issue discount and that the Class     Certificates will be issued with a de minimis amount of original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A, Class X-B and Class X-D Certificates as having no qualified stated interest. Accordingly, each such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A, Class X-B or Class X-D Certificate may be entitled to a loss deduction, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus. It is anticipated that the Class     Certificates and the Class     Trust Component will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance

385

charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a Grantor Trust, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided, proportionate beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate). Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component, will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this free writing prospectus.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component. The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this free writing prospectus. See “—Taxation of the Offered Regular Certificates and the Trust Components” above. A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEZ Certificate, the holder of such Class PEZ Certificate must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

For further information regarding federal income tax reporting requirements relating to the Grantor Trust, see “Material Federal Income Tax Consequences—Grantor Trusts—Grantor Trust Reporting” and “—Backup Withholding” in the prospectus.

Changes Made by the Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a TMP’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under current rules.

386

The parties responsible for the tax administration of the REMICs described herein will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that a REMIC’s residual interest holders, to the fullest extent possible, rather than the REMIC itself, will be liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. The new rules are complex and likely will be clarified and possibly revised before going into effect. Residual interest holders should discuss with their own tax advisors the possible effect of the new rules on them.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—REMICs” and “—Taxation of Classes of Exchangeable Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA Considerations

An investor who is—

•	a fiduciary of a plan subject to ERISA or Section 4975 of the Code (collectively, “Plans”), or

•	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code. See “ERISA Considerations” in the prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “ERISA Considerations—Plan Asset Regulations” in the prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by

387

Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the issuing entity’s underlying assets. However, if any of the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with

388

respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged real property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

389

•	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

•	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the issuing entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each class of certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

•	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

390

•	providing services to the Plan,

•	having a specified relationship to this person, or

•	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Prospective investors should note that the State Teachers Retirement System of Ohio, which is a governmental pension plan, owns a 100% indirect interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 590 Madison Avenue, representing approximately 9.0% of the Initial Pool Balance. Persons who have an ongoing relationship with the State Teachers Retirement System of Ohio should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

391

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions. See “Legal Investment” in the prospectus.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains a summary of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New Jersey, Texas and New York, and representing approximately 24.2%, 14.5% and 13.2%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

New Jersey. In New Jersey, the action is commenced by the filing of a complaint naming as defendants all parties having an interest in the real property or in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage, and when it is desired to foreclose. If a lease predates the mortgage and the lease does not provide it is subordinate to all future mortgages, or the tenant, at the time of the loan, does not enter into a subordination agreement, that lease cannot be foreclosed in the action. Leases that are subordinate to the mortgage, either because they postdate the mortgage, or have been subordinated, can be terminated by the lender by joining the tenant as a defendant in the action unless the lender has entered into a non-disturbance and attornment agreement with the tenant. Each defendant must then be served with a copy of the complaint and given in most cases no less than 35 days to respond. Delays in prosecution of the foreclosure may occasionally result from difficulties in locating necessary parties for service of the complaint. If an answer or other responsive pleading is filed raising defenses to the foreclosure the case will be deemed a contested matter

392

and handled like any other civil action in the county where the property is located. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming, involving depositions, motions and perhaps a trial. After the legal issues involved in the contest are resolved, if the mortgagee prevails, the court refers the matter to the “Office of Foreclosure” located in the Office of Foreclosure in the office of the Superior Court Clerk in Trenton, which administers the foreclosure action if it is uncontested, or after the contest has been resolved in the lender’s favor. The Office of Foreclosure will then, upon application of the lender, process a judgment in favor of the lender containing the amounts due to the lender, and will issue a writ of execution to the sheriff of the county in which the property is located directing the sheriff to arrange for a public auction for the property to raise the amount adjudged to be owed to the lender. This can take time depending upon the workload in the Office of Foreclosure, which also handles a heavy volume of home foreclosures. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 60 days after entry of judgment. However, the actual time is subject to the number of sales being processed and can take as long as six months in some counties. During that time, the sheriff must advertise the sale at least once a week for four weeks. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending upon the local sheriff’s procedures). Notice of the sheriff’s sale must be provided to all the defendants, and to the New Jersey Division of Taxation under New Jersey’s Bulk Sale Act. For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against a borrower or guarantor, when the loan is recourse to the borrower, or a guarantor, the lender must commence a separate action in Law Division of the Superior Court on the Note and/or any guaranty. This action can be commenced at any time and is not required to await completion of the foreclosure. However, that court will usually wait until the foreclosure has been completed to calculate the defendant’s liability, giving credit for the amounts raised at the sheriff’s sale, and in no event less than the fair market value of the property based on evidence presented as to the value of the real property in the Law Division action. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Like the general rule, if the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at foreclosure will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. New Jersey law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender, and the commission due the sheriff. At the sheriff’s sale, an auction takes place and the lender is entitled to bid against any members of the public in attendance. The lender, however, is not required to put up any money unless and until the bids exceed the amounts due to the lender under the foreclosure judgment.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law,

393

the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two (2) years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Other Aspects. See the discussion under “Certain Legal Aspects of the Mortgage Loans” in the prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that such Class is rated no lower than as set forth on the cover page of this free writing prospectus by Moody’s, Fitch and KBRA (each, a “Rating Agency” and, collectively, the “Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result

394

of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-AB Certificates and/or the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component. The Notional Amount of the Class X-D Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class D Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A, Class X-B and Class X-D Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate certain Classes of the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. In the case of Moody’s, the Depositor has requested ratings for only certain classes of the Offered Certificates, due in part to the initial subordination levels provided by Moody’s for the various classes of the Offered Certificates. If the Depositor had selected Moody’s to rate the remaining Classes of rated Certificates not rated by it, its ratings of such Certificates may have been different, and potentially lower, than those ratings ultimately assigned to such Certificates by the other NRSROs engaged to rate such Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

395

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

396

INDEX OF CERTAIN DEFINED TERMS

2010 PD Amending Directive	11
2015 Budget Act	386
590 Madison Avenue Companion Loans	169
590 Madison Avenue Directing
Certificateholder	177
590 Madison Avenue Loan Combination	169
590 Madison Avenue Mortgage Loan	169
590 Madison Avenue Pari Passu
Companion Loan	169
590 Madison Avenue Pari Passu
Companion Loans	169
590 Madison Avenue Subordinate
Companion Loan	169
590M Standalone Note	136, 169
750 Lexington Avenue Loan
Combination	170
750 Lexington Avenue Mortgage Loan	170
750 Lexington Avenue Pari Passu
Companion Loan	170
A Notes	176
AB Loan Combination	116
AB Modified Loan	290
Acceptable Insurance Default	318
Accredited Investor	13
Actual/360 Basis	159
Administrative Fee Rate	245, 276
ADR	117
Advance Rate	321
Advances	320
Affected Investor	75
AIFMD	76
Allocated Cut-off Date Loan Amount	117
Anchorage	171
Anchorage Marriott Downtown Loan
Combination	171
Anchorage Marriott Downtown Mortgage
Loan	170
Ancillary Fees	257
Annual Debt Service	118
Anticipated Repayment Date	159
Appraisal Date	118
Appraisal Reduction Amount	288
Appraisal Reduction Event	287
Appraised Value	118
Appraised-Out Class	291
Appraiser	289
ARD	118
ARD Loan	159
Assessment of Compliance	330
Assumption Fees	257
Atrium Lendco	141
Atrium LP	141
Attestation Report	330
Available Funds	273
Balloon Balance	118
Balloon Mortgage Loans	159
Bankruptcy Code	72

Base Interest Fraction	282
Beds	124
Borrower Delayed Reimbursements	256
Borrower Party	352
B-Piece Buyer	107
CBE	307
CDI 202.01	339
Certificate Administrator	242
Certificate Owners	295
Certificate Principal Amount	269
Certificate Registrar	294
Certificate Summary	7
Certificateholder	292
Certificateholder Quorum	338
Certificates	268
Certifying Certificateholder	297
CGCMT 2015-GC33 Certificate
Administrator	186, 197
CGCMT 2015-GC33 Controlling Class
Representative	173, 198
CGCMT 2015-GC33 Depositor	197
CGCMT 2015-GC33 Issuing Entity	172
CGCMT 2015-GC33 Operating Advisor	186, 197
CGCMT 2015-GC33 Pooling and
Servicing Agreement	172
CGCMT 2015-GC33 Securitization	170
CGCMT 2015-GC33 Servicer	172, 186, 197
CGCMT 2015-GC33 Special Servicer	173, 186, 197
CGCMT 2015-GC33 Trustee	173, 186, 197
CGMRC	116, 211
CGMRC Data File	212
CGMRC Mortgage Loans	116
CGMRC Securitization Database	212
C-III AM	249
Citibank	242
Class	268
Class A-AB Scheduled Principal
Balance	278
Class A-S Percentage Interest	270
Class A-S Trust Component	270
Class A-S-PEZ Percentage Interest	270
Class B Percentage Interest	270
Class B Trust Component	270
Class B-PEZ Percentage Interest	270
Class C Percentage Interest	270
Class C Trust Component	270
Class C-PEZ Percentage Interest	271
Class PEZ Component	271
Class PEZ Component A-S	271
Class PEZ Component B	271
Class PEZ Component C	271
Class X Certificates	268
Class X Strip Rate	275
Clearstream	294
Clearstream Participants	295
Closing Date	117
CMBS	71

397

Code	383
Co-Lender Agreement	175
Collateral Deficiency Amount	290
Collection Account	324
Collection Period	274
Collective Investment Scheme	10
Companion Loan	116
Companion Loan Holder	312
Companion Loan Rating Agency	334
Compensating Interest Payment	286
Condemnation Proceeds	274
Consent Fees	256
Consultation Termination Event	352
Control Eligible Certificates	292, 352
Control Termination Event	352
Controlling Class	351
Controlling Class Certificateholder	351
Controlling Class Representative	351
Controlling Note Holder	175
Corrected Loan	318
CPR	301
CREFC®	364
CREFC® Intellectual Property Royalty
License Fee	276
CREFC® Reports	364
Cross Over Date	281
Crossed Group	119
CRR	75
Cumulative Appraisal Reduction Amount	290
Custodian	240, 348
Cut-off Date	116
Cut-off Date Balance	116
Cut-off Date DSCR	120
Cut-off Date Loan-to-Value Ratio	119
Cut-off Date LTV Ratio	119
DBNTC	240
DBTCA	240
Debt Service Coverage Ratio	120
Debt Yield on Underwritten NCF	119
Debt Yield on Underwritten Net Cash
Flow	119
Debt Yield on Underwritten Net
Operating Income	120
Debt Yield on Underwritten NOI	120
Defaulted Mortgage Loan	259
Defeasance	E-1-9
Defeasance Deposit	163
Defeasance Loans	163
Defeasance Lock Out Period	163
Defeasance Option	163
Defective Mortgage Loan	209
Definitive Certificate	294
Depositaries	294
Depositor	117, 223
Determination Date	274
Directing Holder	351
Disclosable Special Servicer Fees	260
Distribution Account	324
Distribution Date	272

Dodd-Frank Act	76
DSCR	120
DTC	294
DTC Participants	294
Due Date	159
Due Diligence Questionnaire	213
Due Diligence Requirement	75
EEA	75
Eilian	141
Eligible Operating Advisor	359
Environmental Condition	E-1-12
ESA	139, E-1-12
Euroclear	294
Euroclear Operator	296
Euroclear Participants	296
Excess Interest	160
Excess Interest Distribution Account	324
Excess Liquidation Proceeds Reserve
Account	324
Excess Modification Fees	256
Excess Penalty Charges	257
Excess Prepayment Interest Shortfall	286
Exchange Act	210
Exchange Date	272
Exchangeable Certificates	268
Exchangeable Distribution Account	325
Exchangeable Proportion	271
Excluded Controlling Class Holder	367
Excluded Controlling Class Mortgage
Loan	352
Excluded Information	368
Excluded Mortgage Loan	352
Excluded Mortgage Loan Special
Servicer	336
Excluded Special Servicer Mortgage
Loan	336
Exemption Rating Agency	388
FCRE	117, 220
FCRE Data File	221
FCRE Mortgage Loans	117
FCRE Securitization Database	221
FDIA	100
FDIC	100
FDIC Safe Harbor	100
FETL	14
FIEL	14
Final Asset Status Report	356
Financial Promotion Order	10
Fitch	247, 253, 333
FMC	205
Form 8-K	210
FPO Persons	10
FSCMA	14
FSMA	10
Goldman Originator	227
Grantor Trust	383
Ground Lease	E-1-10
GS Bank	100
GS1 Loan Combinations	179

398

GSMC	116, 216
GSMC Data Tape	216
GSMC Deal Team	216
GSMC Mortgage Loans	116
GSMS 2015-590M Certificate
Administrator	176
GSMS 2015-590M Controlling Class
Representative	173
GSMS 2015-590M Depositor	176
GSMS 2015-590M Issuing Entity	172
GSMS 2015-590M Securitization	169
GSMS 2015-590M Servicer	172, 176
GSMS 2015-590M Special Servicer	172, 176
GSMS 2015-590M Trust and Servicing
Agreement	171
GSMS 2015-590M Trustee	173, 176
GSMS 2015-GC34 Certificate
Administrator	190
GSMS 2015-GC34 Controlling Class
Representative	173
GSMS 2015-GC34 Depositor	190
GSMS 2015-GC34 Issuing Entity	172
GSMS 2015-GC34 Operating Advisor	190
GSMS 2015-GC34 Pooling and
Servicing Agreement	172
GSMS 2015-GC34 Securitization	170
GSMS 2015-GC34 Servicer	172, 190
GSMS 2015-GC34 Special Servicer	173, 190
GSMS 2015-GC34 Trustee	173, 190
GSMS 2015-GS1 Certificate
Administrator	179
GSMS 2015-GS1 Controlling Class
Representative	173
GSMS 2015-GS1 Issuing Entity	172
GSMS 2015-GS1 Operating Advisor	179
GSMS 2015-GS1 Pooling and Servicing
Agreement	172
GSMS 2015-GS1 Securitization	169
GSMS 2015-GS1 Servicer	172, 179
GSMS 2015-GS1 Special Servicer	173, 179
GSMS 2015-GS1 Trustee	179
GSMS 2015-GS1 Trustee	173
Hammons Hotel Portfolio Loan
Combination	171
Hammons Hotel Portfolio Mortgage
Loan	171
Hammons Hotel Portfolio Pari Passu
Companion Loan	171
Hammons Hotel Portfolio Pari Passu
Companion Loans	171
Hammons Limited Partners	141
Harbor	170
Harbor Pointe Apartments Loan
Combination	170
Harbor Pointe Apartments Mortgage
Loan	170
Hard Lockbox	120
High Net Worth Companies,
Unincorporated Associations, Etc.	10

Hotel Unit	133
Illinois Center Loan Combination	170
Illinois Center Mortgage Loan	170
Illinois Center Pari Passu Companion
Loan	170
Illinois Center Pari Passu Companion
Loans	170
Indirect Participants	294
Initial Pool Balance	116
Initial Rate	160
In-Place Cash Management	120
Institutional Investor	13
Insurance Rating Requirements	E-1-4
Interest Accrual Amount	274
Interest Accrual Period	274
Interest Distribution Amount	274
Interest Only Mortgage Loans	159
Interest Reserve Account	324
Interest Shortfall	275
Interested Person	345
Investment Company Act	1
Investor Certification	293
Investor Q&A Forum	367
Investor Registry	367, 368
Issuing Entity	116
iStar	142
iStar Borrower	141
iStar Properties	142
JD Holdings	141
JDH ROFR	141
JQH	141
JQH Hotels	141
JQH Trust	138, 141
JW Marriott Santa Monica Le Merigot
Loan Combination	171
JW Marriott Santa Monica Le Merigot
Mortgage Loan	171
JW Marriott Santa Monica Le Merigot
Pari Passu Companion Loan	171
KBRA	333
Largest Tenant	120
Largest Tenant Lease Expiration	121
Lembo	145
Line of Credit	141
Liquidation Fee	258
Liquidation Fee Rate	259
Liquidation Proceeds	259
Loan Combination	116
Loan Combination Custodial Account	324
Loan Per Unit	121
Loss of Value Payment	209
Loss of Value Reserve Fund	209
Lower-Tier Distribution Account	324
Lower-Tier Regular Interests	383
Lower-Tier REMIC	383
LTV Ratio at Maturity	121
LUST	139
MAI	288, E-1-13
Major Decision	349

399

MAS	12
Master Servicer	246
Master Servicer Remittance Date	319
Material Breach	207
Material Document Defect	208
Maturity Date Loan-to-Value Ratio	121
Maturity Date LTV Ratio	121
Midland	246
Modeling Assumptions	301
Modification Fees	256
Monthly Payment	274
Moody’s	241, 253, 333
Morningstar	247
Mortgage	116
Mortgage File	205
Mortgage Loan Purchase Agreement	205
Mortgage Loan Rate	276
Mortgage Loan Schedule	314
Mortgage Loans	116
Mortgage Note	116
Mortgage Pool	116
Mortgaged Property	116
Mortgagee	E-1-13
Most Recent NOI	122
MOTBY	140
Net Cash Flow	123
Net Condemnation Proceeds	274
Net Mortgage Loan Rate	275
Non-Recoverable Advance	321
Non-Reduced Certificates	292
Note	176
Note B	176
Notes	176
Notional Amount	270
NRSRO	392
NY Derivative Action	240
Occupancy	122
Occupancy Date	122
Offered Certificates	268
Offered Regular Certificates	268
OID Regulations	384
OLA	100
Operating Advisor	245
Operating Advisor Consulting Fee	260
Operating Advisor Fee	260
Operating Advisor Fee Rate	260
Operating Advisor Standard	356
Operating Advisor Termination Event	358
Original Balance	122
Originators	117, 224
Other Crossed Loans	209
Outside Controlling Class
Representative	313
Outside Controlling Note Holder	313
Outside Master Serviced Loans	251
Outside Master Servicing Agreement	253
Outside Operating Advisor	313
Outside Securitization	313
Outside Serviced Companion Loan	313

Outside Serviced Loan Combination	313
Outside Serviced Loans	251
Outside Serviced Mortgage Loan	313
Outside Servicer	251, 313
Outside Servicing Agreement	253, 313
Outside Special Serviced Loans	251
Outside Special Servicer	313
Outside Trustee	313
P&I	252
P&I Advance	319
Pads	124
Pari Passu Companion Loan	116
Pari Passu Indemnified Items	332
Pari Passu Indemnified Parties	332
Pari Passu Loan Combination	116
Park Bridge Financial	245
Park Bridge Lender Services	245
Participants	294
Pass-Through Rate	275
PCIS Persons	10
PCO	156
PCR	227, 232, 239
Penalty Charges	257
Percentage Interest	272
Permitted Encumbrances	E-1-3
Permitted Special Servicer/Affiliate Fees	260
Phase I	139
Phase II	139
PILOT	95
PILOT Agreement	158
PIPs	91, 144
Plaintiff Investors	240
Plan Asset Regulations	387
Plans	387
PML	232
Pooling and Servicing Agreement	117, 312
PPA	252
PRC	12
Preferred Equity Interest	141
Prepayment Assumption	385
Prepayment Interest Excess	285
Prepayment Interest Shortfall	286
Prepayment Penalty Description	122
Prepayment Provision	122
Prime Rate	321
Principal Balance Certificates	269
Principal Distribution Amount	277
Principal Shortfall	277
Privileged Information	356
Privileged Information Exception	356
Privileged Person	369
Professional Investors	12
Promotion of Collective Investment
Schemes Exemptions Order	10
Property Advances	320
Prospectus	12
Prospectus Directive	11
PTE	388
Public Documents	366

400

Qualification Criteria	220
Qualified Investor	11
Qualified Investors	11
Qualified Substitute Mortgage Loan	208
RAIT	117
RAIT Mortgage Loans	117
Rated Final Distribution Date	210
Rating Agencies	394
Rating Agency	394
Rating Agency Confirmation	363
Rating Agency Declination	363
Realized Loss	285
REC	139
Recognized Collective Investment
Scheme	10
Record Date	272
Regular Certificates	268
Regulation AB	205
Related Group	122
Release Date	163
Relevant Member State	11
Relevant Person	13
Relevant Persons	10
REMIC	383
REO Account	268
REO Companion Loan	278
REO Mortgage Loan	278
REO Property	268
Repurchase Price	207
Requesting Holders	291
Requesting Party	361
Restricted Group	389
Restricted Party	356
Retention Requirement	75
Revised Rate	159
RevPAR	122
Rialto	117, 218
Rialto Data Tape	219
Rialto Mortgage Loans	117, 218
Rialto Review Team	219
Risk Factors	7
RMBS	240
ROFR	154
Rooms	124
Rule 17g-5	339
Rules	295
S&P	247, 249, 253
SDNY Action	240
SEC	210
SEC EDGAR filings	366
Securities Act	205, 370
SEL	232, E-1-5
Sequential Pay Certificates	269
Serviced AB Loan Combination	312
Serviced Companion Loan	312
Serviced Companion Loan Holder	312
Serviced Companion Loan Securities	334
Serviced Loan Combination	312
Serviced Loans	116, 313

Serviced Mortgage Loans	116, 312
Serviced Outside Controlled Companion
Loan	313
Serviced Outside Controlled Loan
Combination	313
Serviced Outside Controlled Mortgage
Loan	313
Serviced Pari Passu Companion Loan	312
Serviced Pari Passu Companion Loan
Holder	312
Serviced Pari Passu Loan Combination	312
Serviced Subordinate Companion Loan	312
Serviced Subordinate Companion Loan
Holder	312
Servicer Termination Events	332
Servicing Fee	255
Servicing Fee Rate	255
Servicing Function Participant	330
Servicing Standard	315
Servicing Transfer Event	317
SFA	12
Similar Law	391
Similar Requirements	76
Single-Purpose Entity	E-1-9
Soft Lockbox	122
Soft Springing Lockbox	122
Solvency II	76
South Plains Mall Loan Combination	169
South Plains Mall Mortgage Loan	169
South Plains Mall Pari Passu
Companion Loan	169
South Plains Mall Pari Passu
Companion Loans	169
Special Servicer	249
Special Servicer Decision	346
Special Servicing Fee	257
Special Servicing Fee Rate	257
Specially Serviced Loan	317
Split Mortgage Loan	116
Sponsors	117, 211
Springing Cash Management	123
Springing Lockbox	123
Standard Qualifications	E-1-1
Stated Principal Balance	276
Structured Product	12
Subordinate Companion Loan	116
Summary	7
tax matters persons	386
TCO	156
Terms and Conditions	296
Terrorism Cap Amount	E-1-8
Third Party Report	117
TIA	339
TIA Applicability Determination	339
Title Exception	E-1-2
Title Policy	E-1-2
TMPs	386
Trailing 12 NOI	122
Tranche Percentage Interest	271

401

TRIA	E-1-8
TRIPRA	98
Trust Component	271
Trust REMICs	383
Trustee	240
Trustee/Certificate Administrator Fee	245
Trustee/Certificate Administrator Fee
Rate	245
Twistee Treat	154
Underwriter Entities	102
Underwriter Exemption	388
Underwritten EGI	123
Underwritten Expenses	123
Underwritten NCF	123
Underwritten NCF DSCR	120
Underwritten Net Cash Flow	123
Underwritten Net Operating Income	123
Underwritten NOI	123
Underwritten Revenues	123
Units	124
Unscheduled Payments	277
UPB	252
Updated Appraisal	341
Upper Tier Distribution Account	324
Upper-Tier REMIC	383

UST	139
Volcker Rule	76
Voting Rights	292
WAC Rate	275
Wachovia	251
Weighted Average Mortgage Loan Rate	124
Wells Fargo	251
Westin Boston Waterfront Loan
Combination	170
Westin Boston Waterfront Mortgage
Loan	169
Westin Boston Waterfront Pari Passu
Companion Loan	169
Westin Boston Waterfront Pari Passu
Companion Loans	170
Withheld Amounts	324
Workout Fee	257
Workout Fee Rate	258
Workout-Delayed Reimbursement
Amount	323
YM Group A	281
YM Group B	281
YM Groups	281
Zoning Regulations	E-1-7

402

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type
1	Loan		GSMC	GSMC	Paramus Park	NAP	NAP	700 Paramus Park	Paramus	New Jersey	07652	Retail
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	NAP	NAP	590 Madison Avenue	New York	New York	10022	Office
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	NAP	NAP	5702 and 6002 Slide Road	Lubbock	Texas	79414	Retail
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	NAP	NAP	425 Summer Street	Boston	Massachusetts	02210	Hospitality
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	NAP	NAP	302 Constitution Avenue	Bayonne	New Jersey	07002	Multifamily
6	Loan		RMF	RMF	DoubleTree Jersey City	NAP	NAP	455 Washington Boulevard	Jersey City	New Jersey	07310	Hospitality
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	NAP	NAP
7.01	Property				111 East Wacker Drive			111 East Wacker Drive	Chicago	Illinois	60601	Office
7.02	Property				233 North Michigan Avenue			233 North Michigan Avenue	Chicago	Illinois	60601	Office
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	NAP	NAP	750 Lexington Avenue	New York	New York	10022	Mixed Use
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	Group 1	NAP	820 West 7th Avenue	Anchorage	Alaska	99501	Hospitality
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	NAP	NAP
10.01	Property				Embassy Suites Concord, NC			5400 John Q Hammons Drive Northwest	Concord	North Carolina	28027	Hospitality
10.02	Property				Embassy Suites Murfreesboro, TN			1200 Conference Center Boulevard	Murfreesboro	Tennessee	37129	Hospitality
10.03	Property				Embassy Suites Norman, OK			2501 Conference Drive	Norman	Oklahoma	73069	Hospitality
10.04	Property				Courtyard by Marriott Dallas/Allen, TX			210 East Stacy Road	Allen	Texas	75002	Hospitality
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ			9495 West Coyotes Boulevard, 6633 North 95th Street, 9460 Coyotes Street and 9494 West Maryland Avenue	Glendale	Arizona	85305	Hospitality
10.06	Property				Embassy Suites Huntsville, AL			800 Monroe Street Southwest	Huntsville	Alabama	35801	Hospitality
10.07	Property				Residence Inn by Marriott Kansas City, MO			10300 North Ambassador Drive	Kansas City	Missouri	64153	Hospitality
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	Group 1	NAP	1740 Ocean Avenue	Santa Monica	California	90401	Hospitality
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	NAP	NAP	3325 Wilshire Boulevard	Los Angeles	California	90010	Office
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	NAP	NAP	1975 South Price Road	Chandler	Arizona	85286	Office
14	Loan		CGMRC	CGMRC	Commerce Center	NAP	NAP	2201-2241 Route 1	North Brunswick	New Jersey	08902	Retail
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	NAP	NAP
15.01	Property				Willows			776 Willow Oak Drive	Fenton	Missouri	63026	Manufactured Housing
15.02	Property				North Lamar MHC			8105 Research Boulevard	Austin	Texas	78758	Manufactured Housing
15.03	Property				Midway Village			6909 North County Road M	Evansville	Wisconsin	53536	Manufactured Housing
15.04	Property				Pitcher Park & Pitcher North			224 Pitcher Park Southeast	Devils Lake	North Dakota	58301	Manufactured Housing
15.05	Property				Oak Grove			41 Dixie Circle	Greenville	South Carolina	29605	Manufactured Housing
15.06	Property				Apple Acres			975 East 1775 South	Fruit Heights	Utah	84037	Manufactured Housing
15.07	Property				Rolling Hills			202 South 193rd East Avenue	Tulsa	Oklahoma	74108	Manufactured Housing
15.08	Property				North Star			2101 3rd Street Northwest	Minot	North Dakota	58703	Manufactured Housing
15.09	Property				Green Meadows			115 Batson Drive	Greenville	South Carolina	29617	Manufactured Housing
15.10	Property				Ennis MHC			2700 North Interstate Highway 45	Ennis	Texas	75119	Manufactured Housing
15.11	Property				Grafton			1590 Stewart Drive	Grafton	North Dakota	58237	Manufactured Housing
15.12	Property				Cimarron Park			4835 Sturgis Road	Rapid City	South Dakota	57702	Manufactured Housing
15.13	Property				Walls MHC			110 Jones Street	Hamlet	North Carolina	28345	Manufactured Housing
16	Loan	35	GSMC	GSMC	Oceaneering	NAP	NAP	2155 Steppingstone Square	Chesapeake	Virginia	23320	Industrial
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	Group 2	Group A	700 North Sacramento Boulevard	Chicago	Illinois	60612	Office
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	Group 2	Group A	627 North Albany Avenue	Chicago	Illinois	60612	Industrial
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	NAP	NAP
19.01	Property				Iron Guard Storage Del Valle			4405 Highway 71 East	Del Valle	Texas	78617	Self Storage
19.02	Property				Iron Guard Storage Tomball			16920 FM 2920 Road	Tomball	Texas	77377	Self Storage
19.03	Property				Iron Guard Storage Montgomery			4176 and 4141 Troy Highway	Montgomery	Alabama	36116	Self Storage
19.04	Property				Iron Guard Storage Conroe			4215 North Frazier Street	Conroe	Texas	77303	Self Storage
19.05	Property				Iron Guard Storage Canyon			5622 FM 2673	Canyon Lake	Texas	78133	Self Storage

A-1

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type
19.06	Property				Iron Guard Storage Donna			1015 West Expressway 83	Donna	Texas	78537	Self Storage
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	NAP	NAP
20.01	Property				High Ground Self Storage			100 Highway 17 and 4347 Sea Mountain Highway	Little River	South Carolina	29566	Self Storage
20.02	Property				Guardian Self Storage			9221 Highway 90	Longs	South Carolina	29568	Self Storage
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	NAP	NAP	619-900 Cortez Road	Bradenton	Florida	34207	Retail
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	NAP	NAP	4225 South Jackson Street	San Angelo	Texas	76903	Multifamily
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	NAP	NAP	411 East Franklin Street	Richmond	Virginia	23219	Office
24	Loan	41	RMF	RMF	Canyon Corners	NAP	NAP	100-120 American Canyon Road	American Canyon	California	94503	Retail
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	NAP	NAP	1725 Morrow Street, 1710-1750 Morrow Street and 145 North Henry Street	Green Bay	Wisconsin	54302	Industrial
26	Loan		RMF	RMF	Great Value Portfolio	NAP	NAP
26.01	Property				Uncle Bob’s Self Storage - Flowood			111 North Layfair Drive	Flowood	Mississippi	39232	Self Storage
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg			2033 Oak Grove Road	Hattiesburg	Mississippi	39402	Self Storage
26.03	Property				Uncle Bob’s Self Storage - Brandon			1661 West Government Cove	Brandon	Mississippi	39042	Self Storage
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	NAP	NAP	4640 Murray Place	Lynchburg	Virginia	24502	Hospitality
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	NAP	NAP
28.01	Property				Kensington Park			7610-7644 Lyndale Avenue South	Richfield	Minnesota	55423	Retail
28.02	Property				Dean Lakes			4041-4061 Dean Lakes Boulevard	Shakopee	Minnesota	55379	Retail
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	NAP	NAP	76 Stirling Road	Warren	New Jersey	07059	Office
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	NAP	NAP	1600 North 9th Street	Midlothian	Texas	76065	Multifamily
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	NAP	NAP	4700 South Virginia Street, Suite 303	Amarillo	Texas	79109	Multifamily
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	NAP	NAP	895 Aerovista Place	San Luis Obispo	California	93401	Office
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	NAP	NAP	7090 Cypress Terrace	Fort Myers	Florida	33907	Hospitality
34	Loan		RMF	RMF	The Landings at Southgate	NAP	NAP	1020-1039 Landings Court	Brazil	Indiana	47834	Multifamily
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	NAP	NAP	1575-1635 Highway 34 East	Newnan	Georgia	30265	Office
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	NAP	NAP	333 Maynard Street	Ann Arbor	Michigan	48104	Office
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	Group 3	NAP	2760 University Avenue	Morgantown	West Virginia	26505	Multifamily
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	Group 4	NAP	2255-2261 North Ventura Avenue	Ventura	California	93001	Self Storage
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	Group 5	NAP	6822 Hamilton Boulevard	Allentown	Pennsylvania	18106	Retail
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	NAP	NAP	2714 West Lake Houston Parkway	Humble	Texas	77339	Retail
41	Loan		RMF	RMF	White Birch Village	NAP	NAP	2421 East Birch Drive	Kawkawlin	Michigan	48631	Manufactured Housing
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	NAP	NAP	130 North Williamson Avenue	Elon	North Carolina	27244	Mixed Use
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	NAP	NAP	2898 Keagy Road	Salem	Virginia	24153	Hospitality
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	NAP	NAP
44.01	Property				100 Foxborough Boulevard			100 Foxborough Boulevard	Foxborough	Massachusetts	02035	Office
44.02	Property				200 Foxborough Boulevard			200 Foxborough Boulevard	Foxborough	Massachusetts	02035	Office
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	Group 4	NAP	2630 Johnson Drive	Ventura	California	93003	Self Storage
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	NAP	NAP	835 Barrett Parkway	Kennesaw	Georgia	30144	Retail
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	NAP	NAP	25606 South Arizona Avenue	Chandler	Arizona	85248	Retail
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	Group 3	NAP	1607 Van Voorhis Road	Morgantown	West Virginia	26508	Multifamily
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	NAP	NAP	17400 Spring Cypress Road	Cypress	Texas	77429	Retail
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	NAP	NAP	10100 Park Cedar Drive	Pineville	North Carolina	28210	Industrial
51	Loan		CGMRC	CGMRC	Dutch Village	NAP	NAP	2531 East Lyon Station Road	Creedmoor	North Carolina	27522	Retail
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	NAP	NAP	2811 East Broadway Road	Mesa	Arizona	85204	Retail
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	NAP	NAP	4625 Donnelly Avenue	Fort Worth	Texas	76107	Retail
54	Loan		RMF	RMF	Aliso Creek Office Park	NAP	NAP	27372 Aliso Creek Road	Aliso Viejo	California	92656	Office
55	Loan		RMF	RMF	Alabama Center	NAP	NAP	1045 North Brindlee Mountain Parkway	Arab	Alabama	35016	Retail
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	NAP	NAP	3000 West Marquette Road	Chicago	Illinois	60629	Multifamily
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	NAP	NAP	1820 58th Avenue	Vero Beach	Florida	32966	Retail

A-2

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	NAP	NAP	19526 Kuykendahl Road	Houston	Texas	77379	Self Storage
59	Loan		CGMRC	CGMRC	Fairfield Bank	Group 5	NAP	850 East Main Street, Unit C-1	Stamford	Connecticut	06902	Retail
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	NAP	NAP	1101 West Main Street	League City	Texas	77573	Retail
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	NAP	NAP	230 Mulberry Street	Shallotte	North Carolina	28470	Self Storage
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	NAP	NAP	1260 East Butler Road	Greenville	South Carolina	29607	Self Storage
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	Group 2	NAP	935 West Randolph Street	Chicago	Illinois	60607	Mixed Use
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	NAP	NAP	5328 Main Street	Lisle	Illinois	60532	Retail

A-3

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)
1	Loan		GSMC	GSMC	Paramus Park	Regional Mall	1974	2002	308,871	SF	388.51	Fee Simple/Leasehold	120,000,000	120,000,000	120,000,000
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	CBD	1981	2014	1,035,003	SF	356.87	Fee Simple	100,000,000	100,000,000	100,000,000
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	Super Regional Mall	1972	2015	983,517	SF	203.35	Fee Simple	100,000,000	100,000,000	100,000,000
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	Full Service	2006	NAP	793	Rooms	258,162.69	Leasehold	80,000,000	79,891,907	79,891,907
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	Mid-Rise	2009-2010	NAP	544	Units	202,205.88	Fee Simple	60,000,000	60,000,000	60,000,000
6	Loan		RMF	RMF	DoubleTree Jersey City	Full Service	1998	2009	198	Rooms	303,030.30	Fee Simple	60,000,000	60,000,000	60,000,000
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center				2,091,889	SF	124.29		60,000,000	60,000,000	60,000,000
7.01	Property				111 East Wacker Drive	CBD	1969	2011-2014	1,018,462	SF		Fee Simple			33,863,822
7.02	Property				233 North Michigan Avenue	CBD	1972	2011-2014	1,073,427	SF		Fee Simple			26,136,178
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	Office/Retail	1986	NAP	382,256	SF	340.09	Fee Simple/Leasehold	45,500,000	45,500,000	45,500,000
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	Full Service	2000	2012	392	Rooms	193,502.64	Fee Simple	37,975,000	37,926,518	37,926,518
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio				1,869	Rooms	133,718.03		33,050,000	32,933,903	32,933,903
10.01	Property				Embassy Suites Concord, NC	Full Service	2007	NAP	308	Rooms		Fee Simple/Leasehold			8,208,526
10.02	Property				Embassy Suites Murfreesboro, TN	Full Service	2008	NAP	283	Rooms		Fee Simple			6,664,257
10.03	Property				Embassy Suites Norman, OK	Full Service	2008	NAP	283	Rooms		Fee Simple			5,162,271
10.04	Property				Courtyard by Marriott Dallas/Allen, TX	Limited Service	2010	NAP	228	Rooms		Fee Simple			4,098,079
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ	Full Service	2007	NAP	320	Rooms		Fee Simple/Leasehold			3,943,827
10.06	Property				Embassy Suites Huntsville, AL	Full Service	2006	NAP	295	Rooms		Leasehold			3,327,532
10.07	Property				Residence Inn by Marriott Kansas City, MO	Extended Stay	2007	2015	152	Rooms		Fee Simple			1,529,411
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	Full Service	1999	2013-2014	175	Rooms	356,140.61	Leasehold	31,200,000	31,162,303	31,162,303
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	CBD	1951	NAP	226,165	SF	119.38	Fee Simple	27,000,000	27,000,000	27,000,000
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	General Suburban	2003	2015	149,863	SF	158.14	Fee Simple	23,700,000	23,700,000	23,700,000
14	Loan		CGMRC	CGMRC	Commerce Center	Anchored	1988, 1992, 1998, 1999, 2003	NAP	156,412	SF	136.18	Fee Simple	21,300,000	21,300,000	21,300,000
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4				1,119	Pads	18,812.58		21,075,000	21,051,274	21,051,274
15.01	Property				Willows	Manufactured Housing	1988	NAP	121	Pads		Fee Simple			2,841,277
15.02	Property				North Lamar MHC	Manufactured Housing	1968	NAP	69	Pads		Fee Simple			2,252,931
15.03	Property				Midway Village	Manufactured Housing	1975	NAP	69	Pads		Fee Simple			2,123,782
15.04	Property				Pitcher Park & Pitcher North	Manufactured Housing	1972	NAP	149	Pads		Fee Simple			1,779,386
15.05	Property				Oak Grove	Manufactured Housing	1989	NAP	91	Pads		Fee Simple			1,600,012
15.06	Property				Apple Acres	Manufactured Housing	1960	NAP	45	Pads		Fee Simple			1,528,263
15.07	Property				Rolling Hills	Manufactured Housing	1968	NAP	101	Pads		Fee Simple			1,492,388
15.08	Property				North Star	Manufactured Housing	1960	NAP	78	Pads		Fee Simple			1,478,037
15.09	Property				Green Meadows	Manufactured Housing	1966	NAP	114	Pads		Fee Simple			1,456,512
15.10	Property				Ennis MHC	Manufactured Housing	1970	NAP	92	Pads		Fee Simple			1,384,763
15.11	Property				Grafton	Manufactured Housing	1975	NAP	61	Pads		Fee Simple			1,140,815
15.12	Property				Cimarron Park	Manufactured Housing	1988	NAP	48	Pads		Fee Simple			1,033,192
15.13	Property				Walls MHC	Manufactured Housing	1965	NAP	81	Pads		Fee Simple			939,917
16	Loan	35	GSMC	GSMC	Oceaneering	Flex	2015	NAP	153,894	SF	136.46	Fee Simple	21,000,000	21,000,000	21,000,000
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	CBD	1898	2000	149,585	SF	109.88	Fee Simple	16,500,000	16,436,884	16,436,884
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	Flex	1930	2005	67,650	SF	51.54	Fee Simple	3,500,000	3,486,507	3,486,507
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL				450,864	SF	41.14		18,550,000	18,550,000	18,550,000
19.01	Property				Iron Guard Storage Del Valle	Self Storage	2005-2012	NAP	67,188	SF		Fee Simple			4,231,867
19.02	Property				Iron Guard Storage Tomball	Self Storage	2004	NAP	73,700	SF		Fee Simple			3,731,732
19.03	Property				Iron Guard Storage Montgomery	Self Storage	1972, 1995, 2000	NAP	134,850	SF		Fee Simple			3,455,455
19.04	Property				Iron Guard Storage Conroe	Self Storage	2010, 2014	NAP	59,513	SF		Fee Simple			3,087,406
19.05	Property				Iron Guard Storage Canyon	Self Storage	2008-2011	NAP	57,500	SF		Fee Simple			2,706,255

A-4

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)
19.06	Property				Iron Guard Storage Donna	Self Storage	2002	NAP	58,113	SF		Fee Simple			1,337,285
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio				219,204	SF	68.89		15,100,000	15,100,000	15,100,000
20.01	Property				High Ground Self Storage	Self Storage	1978, 1993	1993	112,374	SF		Fee Simple			8,100,000
20.02	Property				Guardian Self Storage	Self Storage	2001	NAP	106,830	SF		Fee Simple			7,000,000
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	Anchored	1968, 1971, 1972	1983	176,164	SF	81.17	Fee Simple	14,300,000	14,300,000	14,300,000
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	Student Housing	2009	NAP	504	Beds	23,859.13	Fee Simple	12,025,000	12,025,000	12,025,000
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	CBD	1987	NAP	140,040	SF	79.79	Fee Simple	11,200,000	11,173,246	11,173,246
24	Loan	41	RMF	RMF	Canyon Corners	Anchored	2006	NAP	49,959	SF	215.93	Fee Simple	10,787,500	10,787,500	10,787,500
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	Warehouse	1916, 1934, 1936, 1948, 1950, 1952, 1965, 1973, 1975, 1985	NAP	715,487	SF	14.83	Fee Simple	10,650,000	10,613,924	10,613,924
26	Loan		RMF	RMF	Great Value Portfolio				238,445	SF	40.22		9,590,000	9,590,000	9,590,000
26.01	Property				Uncle Bob’s Self Storage - Flowood	Self Storage	1986	2006	84,340	SF		Fee Simple			3,539,077
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg	Self Storage	1994	2003	76,755	SF		Fee Simple			3,119,187
26.03	Property				Uncle Bob’s Self Storage - Brandon	Self Storage	1986	2003	77,350	SF		Fee Simple			2,931,736
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	Select Service	1998	2010	90	Rooms	95,933.37	Fee Simple	8,645,000	8,634,003	8,634,003
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes				36,057	SF	187.90		6,775,000	6,775,000	6,775,000
28.01	Property				Kensington Park	Unanchored	2004	NAP	28,135	SF		Fee Simple			5,274,000
28.02	Property				Dean Lakes	Unanchored	2005	NAP	7,922	SF		Fee Simple			1,501,000
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	General Suburban	2004	NAP	41,707	SF	148.02	Fee Simple	6,200,000	6,173,465	6,173,465
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	Garden	2000	2015	96	Units	63,750.00	Fee Simple	6,120,000	6,120,000	6,120,000
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	Garden	1980	NAP	150	Units	40,000.00	Fee Simple	6,000,000	6,000,000	6,000,000
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	General Suburban	2002	NAP	50,059	SF	119.69	Fee Simple	6,000,000	5,991,748	5,991,748
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	Limited Service	1998	2014	104	Rooms	57,580.81	Fee Simple	6,000,000	5,988,404	5,988,404
34	Loan		RMF	RMF	The Landings at Southgate	Garden	2007, 2009, 2011	NAP	112	Units	52,232.14	Fee Simple	5,850,000	5,850,000	5,850,000
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	Medical	1996	NAP	60,209	SF	94.44	Fee Simple	5,700,000	5,686,244	5,686,244
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	General Suburban	2003	NAP	26,293	SF	207.28	Fee Simple	5,450,000	5,450,000	5,450,000
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	Garden	1966	2000, 2007, 2013	63	Units	72,132.19	Fee Simple	4,550,000	4,544,328	4,544,328
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	Self Storage	2002	NAP	75,964	SF	52.66	Fee Simple	4,000,000	4,000,000	4,000,000
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	Single Tenant Retail	2002	2014	13,824	SF	289.35	Fee Simple	4,000,000	4,000,000	4,000,000
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	Unanchored	1995	NAP	22,147	SF	179.48	Fee Simple	3,975,000	3,975,000	3,975,000
41	Loan		RMF	RMF	White Birch Village	Manufactured Housing	1970	NAP	311	Pads	12,511.51	Fee Simple	3,900,000	3,891,078	3,891,078
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	Office/Retail	2011	NAP	19,768	SF	193.26	Leasehold	3,825,000	3,820,446	3,820,446
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	Limited Service	1997	2015	78	Rooms	46,318.98	Fee Simple	3,650,000	3,612,880	3,612,880
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard				123,399	SF	28.22		3,500,000	3,481,984	3,481,984
44.01	Property				100 Foxborough Boulevard	General Suburban	1988	2004	64,319	SF		Fee Simple			1,814,907
44.02	Property				200 Foxborough Boulevard	General Suburban	1988	2004	59,080	SF		Fee Simple			1,667,077
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	Self Storage	1985	2004	62,360	SF	52.92	Fee Simple	3,300,000	3,300,000	3,300,000
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	Unanchored	1994	2014	15,869	SF	207.95	Fee Simple	3,300,000	3,300,000	3,300,000
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	Single Tenant Retail	2015	NAP	21,702	SF	147.45	Fee Simple	3,200,000	3,200,000	3,200,000
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	Garden	2004	NAP	34	Units	93,265.62	Fee Simple	3,175,000	3,171,031	3,171,031
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	Unanchored	2003	NAP	12,000	SF	237.21	Fee Simple	2,850,000	2,846,531	2,846,531
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	Flex	1986	2013	54,018	SF	51.64	Fee Simple	2,800,000	2,789,227	2,789,227
51	Loan		CGMRC	CGMRC	Dutch Village	Anchored	1983	2014	58,200	SF	47.68	Fee Simple	2,775,000	2,775,000	2,775,000
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	Single Tenant Retail	1995	NAP	15,525	SF	173.91	Fee Simple	2,700,000	2,700,000	2,700,000
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	Unanchored	2004	NAP	15,073	SF	176.58	Fee Simple	2,665,000	2,661,522	2,661,522
54	Loan		RMF	RMF	Aliso Creek Office Park	General Suburban	2001	NAP	14,037	SF	188.35	Fee Simple	2,650,000	2,643,849	2,643,849
55	Loan		RMF	RMF	Alabama Center	Anchored	1978	2004	72,980	SF	34.21	Fee Simple	2,500,000	2,496,940	2,496,940
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	Garden	1927	2014	85	Units	27,945.01	Fee Simple	2,381,250	2,375,326	2,375,326
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	Unanchored	2008	NAP	16,460	SF	141.09	Fee Simple	2,325,000	2,322,303	2,322,303

A-5

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	Self Storage	2004	NAP	38,700	SF	52.26	Fee Simple	2,025,000	2,022,567	2,022,567
59	Loan		CGMRC	CGMRC	Fairfield Bank	Single Tenant Retail	2008	NAP	4,000	SF	499.37	Fee Simple	2,000,000	1,997,493	1,997,493
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	Unanchored	1988	NAP	19,382	SF	83.89	Fee Simple	1,630,000	1,626,034	1,626,034
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	Self Storage	2005	NAP	57,725	SF	26.83	Fee Simple	1,548,750	1,548,750	1,548,750
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	Self Storage	1999	2004	42,150	SF	36.39	Fee Simple	1,537,500	1,533,827	1,533,827
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	Retail/Office/Multifamily	1925	2012	6,889	SF	180.76	Fee Simple	1,250,000	1,245,265	1,245,265
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	Unanchored	1988	NAP	18,123	SF	60.25	Fee Simple	1,100,000	1,091,841	1,091,841

A-6

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method
1	Loan		GSMC	GSMC	Paramus Park	10.9%	120,000,000	4.0735%	0.01030%	4.0632%	413,007.64	4,956,091.68			Interest Only	Actual/360
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	9.0%	100,000,000	3.8150%	0.01030%	3.8047%	322,332.18	3,867,986.16	868,253.29	10,419,039.48	Interest Only	Actual/360
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	9.0%	100,000,000	4.2205%	0.01030%	4.2102%	356,593.17	4,279,118.04	356,593.17	4,279,118.04	Interest Only	Actual/360
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	7.2%	64,365,083	4.3580%	0.01030%	4.3477%	398,626.45	4,783,517.40	622,853.83	7,474,245.96	Amortizing	Actual/360
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	5.4%	60,000,000	4.7600%	0.01030%	4.7497%	241,305.56	2,895,666.72	201,087.96	2,413,055.50	Interest Only	Actual/360
6	Loan		RMF	RMF	DoubleTree Jersey City	5.4%	58,264,222	4.9550%	0.01030%	4.9447%	320,444.87	3,845,338.44			Interest Only, Then Amortizing	Actual/360
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	5.4%	54,899,915	4.4950%	0.01030%	4.4847%	303,832.96	3,645,995.52	1,012,776.53	12,153,318.36	Interest Only, Then Amortizing	Actual/360
7.01	Property				111 East Wacker Drive
7.02	Property				233 North Michigan Avenue
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	4.1%	41,668,871	4.5500%	0.01030%	4.5397%	231,895.54	2,782,746.48	430,663.14	5,167,957.68	Interest Only, Then Amortizing	Actual/360
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	3.4%	30,882,451	4.6700%	0.01030%	4.6597%	196,268.54	2,355,222.48	196,268.54	2,355,222.48	Amortizing	Actual/360
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	3.0%	27,132,824	4.9535%	0.01030%	4.9432%	176,481.49	2,117,777.88	1,162,748.72	13,952,984.64	Amortizing	Actual/360
10.01	Property				Embassy Suites Concord, NC
10.02	Property				Embassy Suites Murfreesboro, TN
10.03	Property				Embassy Suites Norman, OK
10.04	Property				Courtyard by Marriott Dallas/Allen, TX
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ
10.06	Property				Embassy Suites Huntsville, AL
10.07	Property				Residence Inn by Marriott Kansas City, MO
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	2.8%	28,764,615	4.9700%	0.01030%	4.9597%	166,916.77	2,003,001.24	166,916.77	2,003,001.24	Amortizing	Actual/360
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	2.4%	26,136,957	4.4400%	0.01030%	4.4297%	135,844.15	1,630,129.80			Interest Only, Then Amortizing	Actual/360
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	2.1%	19,924,679	4.8600%	0.01030%	4.8497%	125,206.66	1,502,479.92			Interest Only, Then Amortizing	Actual/360
14	Loan		CGMRC	CGMRC	Commerce Center	1.9%	19,518,427	4.5900%	0.01030%	4.5797%	109,065.99	1,308,791.88			Interest Only, Then Amortizing	Actual/360
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	1.9%	17,523,671	5.3500%	0.01030%	5.3397%	117,685.69	1,412,228.28			Amortizing	Actual/360
15.01	Property				Willows
15.02	Property				North Lamar MHC
15.03	Property				Midway Village
15.04	Property				Pitcher Park & Pitcher North
15.05	Property				Oak Grove
15.06	Property				Apple Acres
15.07	Property				Rolling Hills
15.08	Property				North Star
15.09	Property				Green Meadows
15.10	Property				Ennis MHC
15.11	Property				Grafton
15.12	Property				Cimarron Park
15.13	Property				Walls MHC
16	Loan	35	GSMC	GSMC	Oceaneering	1.9%	21,000,000	4.4780%	0.03030%	4.4477%	79,453.40	953,440.80			Interest Only	Actual/360
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	1.5%	13,350,115	4.5200%	0.01030%	4.5097%	83,799.27	1,005,591.24			Amortizing	Actual/360
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	0.3%	2,827,949	4.4800%	0.01030%	4.4697%	17,692.42	212,309.04			Amortizing	Actual/360
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	1.7%	17,829,928	4.6300%	0.04030%	4.5897%	95,428.40	1,145,140.80			Interest Only, Then Amortizing	Actual/360
19.01	Property				Iron Guard Storage Del Valle
19.02	Property				Iron Guard Storage Tomball
19.03	Property				Iron Guard Storage Montgomery
19.04	Property				Iron Guard Storage Conroe
19.05	Property				Iron Guard Storage Canyon

A-7

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method
19.06	Property				Iron Guard Storage Donna
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	1.4%	13,278,360	4.7000%	0.01030%	4.6897%	78,314.31	939,771.72			Interest Only, Then Amortizing	Actual/360
20.01	Property				High Ground Self Storage
20.02	Property				Guardian Self Storage
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	1.3%	13,635,716	5.5900%	0.01030%	5.5797%	82,003.14	984,037.68			Interest Only, Then Amortizing	Actual/360
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	1.1%	11,036,925	4.6900%	0.05780%	4.6322%	62,293.94	747,527.28			Interest Only, Then Amortizing	Actual/360
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	1.0%	9,133,414	4.7500%	0.01030%	4.7397%	58,424.50	701,094.00			Amortizing	Actual/360
24	Loan	41	RMF	RMF	Canyon Corners	1.0%	9,520,143	4.8600%	0.01030%	4.8497%	56,990.16	683,881.92			Interest Only, Then Amortizing	Actual/360
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	1.0%	7,876,320	4.7000%	0.01030%	4.6897%	60,411.62	724,939.44			Amortizing	Actual/360
26	Loan		RMF	RMF	Great Value Portfolio	0.9%	9,018,624	5.0900%	0.01030%	5.0797%	52,009.97	624,119.64			Interest Only, Then Amortizing	Actual/360
26.01	Property				Uncle Bob’s Self Storage - Flowood
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg
26.03	Property				Uncle Bob’s Self Storage - Brandon
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	0.8%	7,035,133	4.6900%	0.01030%	4.6797%	44,784.29	537,411.48			Amortizing	Actual/360
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	0.6%	5,822,780	4.7400%	0.05780%	4.6822%	35,300.78	423,609.36			Interest Only, Then Amortizing	Actual/360
28.01	Property				Kensington Park
28.02	Property				Dean Lakes
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	0.6%	5,744,356	5.2990%	0.01030%	5.2887%	34,425.04	413,100.48			Amortizing	Actual/360
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	0.6%	5,602,900	4.5300%	0.01030%	4.5197%	31,118.33	373,419.96			Interest Only, Then Amortizing	Actual/360
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	0.5%	6,000,000	4.5400%	0.01030%	4.5297%	23,015.28	276,183.33			Interest Only	Actual/360
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	0.5%	4,810,823	4.2600%	0.01030%	4.2497%	29,551.53	354,618.36			Amortizing	Actual/360
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	0.5%	5,594,741	5.7500%	0.01030%	5.7397%	35,014.37	420,172.44			Amortizing	Actual/360
34	Loan		RMF	RMF	The Landings at Southgate	0.5%	5,008,269	4.5900%	0.01030%	4.5797%	29,954.74	359,456.88			Interest Only, Then Amortizing	Actual/360
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	0.5%	4,640,443	4.7000%	0.05780%	4.6422%	29,562.36	354,748.32			Amortizing	Actual/360
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	0.5%	4,592,286	4.7200%	0.01030%	4.7097%	28,331.31	339,975.72			Interest Only, Then Amortizing	Actual/360
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	0.4%	3,716,391	4.8000%	0.08780%	4.7122%	23,872.27	286,467.24			Amortizing	Actual/360
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	0.4%	4,000,000	4.0300%	0.01030%	4.0197%	13,619.91	163,438.92			Interest Only	Actual/360
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	0.4%	3,421,563	4.5600%	0.01030%	4.5497%	20,410.26	244,923.12			Interest Only, Then Amortizing	Actual/360
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	0.4%	3,489,124	4.6200%	0.01030%	4.6097%	20,425.15	245,101.80			Interest Only, Then Amortizing	Actual/360
41	Loan		RMF	RMF	White Birch Village	0.4%	3,202,635	4.9600%	0.01030%	4.9497%	20,840.81	250,089.72			Amortizing	Actual/360
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	0.3%	3,150,049	5.0500%	0.06780%	4.9822%	20,650.47	247,805.64			Amortizing	Actual/360
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	0.3%	2,951,453	4.5000%	0.01030%	4.4897%	18,494.01	221,928.12			Amortizing	Actual/360
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	0.3%	2,820,311	4.4000%	0.01030%	4.3897%	17,526.63	210,319.56			Amortizing	Actual/360
44.01	Property				100 Foxborough Boulevard
44.02	Property				200 Foxborough Boulevard
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	0.3%	3,300,000	4.2600%	0.01030%	4.2497%	11,877.71	142,532.52			Interest Only	Actual/360
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	0.3%	2,819,785	4.5200%	0.01030%	4.5097%	16,759.85	201,118.20			Interest Only, Then Amortizing	Actual/360
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	0.3%	2,936,518	4.6800%	0.01030%	4.6697%	16,557.96	198,695.52			Interest Only, Then Amortizing	Actual/360
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	0.3%	2,592,007	4.7850%	0.06780%	4.7172%	16,629.35	199,552.20			Amortizing	Actual/360
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	0.3%	2,337,899	4.9300%	0.01030%	4.9197%	15,177.72	182,132.64			Amortizing	Actual/360
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	0.3%	2,263,138	4.4900%	0.01030%	4.4797%	14,170.56	170,046.72			Amortizing	Actual/360
51	Loan		CGMRC	CGMRC	Dutch Village	0.3%	2,378,111	4.6300%	0.01030%	4.6197%	14,275.68	171,308.16			Interest Only, Then Amortizing	Actual/360
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	0.2%	2,324,560	4.8050%	0.01030%	4.7947%	14,174.13	170,089.56			Interest Only, Then Amortizing	Actual/360
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	0.2%	2,158,434	4.5500%	0.01030%	4.5397%	13,582.45	162,989.40			Amortizing	Actual/360
54	Loan		RMF	RMF	Aliso Creek Office Park	0.2%	2,171,134	4.8900%	0.01030%	4.8797%	14,048.16	168,577.92			Amortizing	Actual/360
55	Loan		RMF	RMF	Alabama Center	0.2%	2,048,761	4.9000%	0.01030%	4.8897%	13,268.17	159,218.04			Amortizing	Actual/360
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	0.2%	1,928,750	4.5500%	0.01030%	4.5397%	12,136.29	145,635.48			Amortizing	Actual/360
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	0.2%	1,923,409	5.1900%	0.01030%	5.1797%	12,752.47	153,029.64			Amortizing	Actual/360

A-8

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	0.2%	1,867,784	5.0000%	0.01030%	4.9897%	10,870.64	130,447.68			Amortizing	Actual/360
59	Loan		CGMRC	CGMRC	Fairfield Bank	0.2%	1,631,942	4.7700%	0.01030%	4.7597%	10,457.07	125,484.84			Amortizing	Actual/360
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	0.1%	1,325,212	4.6600%	0.01030%	4.6497%	8,414.65	100,975.80			Amortizing	Actual/360
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	0.1%	1,318,061	4.3700%	0.01030%	4.3597%	7,728.11	92,737.32			Interest Only, Then Amortizing	Actual/360
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	0.1%	1,253,805	4.7500%	0.01030%	4.7397%	8,020.33	96,243.96			Amortizing	Actual/360
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	0.1%	1,013,106	4.5700%	0.01030%	4.5597%	6,385.66	76,627.92			Amortizing	Actual/360
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	0.1%	893,127	4.6200%	0.01030%	4.6097%	5,652.24	67,826.88			Amortizing	Actual/360

A-9

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date
1	Loan		GSMC	GSMC	Paramus Park	3	120	117	120	117	0	0	9/1/2015	1	10/1/2015	9/6/2025
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	2	120	118	120	118	0	0	9/23/2015	1	11/1/2015	10/6/2025
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	1	120	119	120	119	0	0	10/23/2015	6	12/6/2015	11/6/2025
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	1	0	0	120	119	360	359	10/27/2015	6	12/6/2015		12/6/2015
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	1	120	119	120	119	0	0	10/21/2015	6	12/6/2015	11/6/2025
6	Loan		RMF	RMF	DoubleTree Jersey City	2	96	94	120	118	360	360	10/6/2015	6	11/6/2015	10/6/2023	11/6/2023
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	4	60	56	120	116	360	360	8/4/2015	6	9/6/2015	8/6/2020	9/6/2020
7.01	Property				111 East Wacker Drive
7.02	Property				233 North Michigan Avenue
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	2	60	58	120	118	360	360	9/10/2015	6	11/6/2015	10/6/2020	11/6/2020
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	1	0	0	120	119	360	359	10/7/2015	6	12/6/2015		12/6/2015
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	3	0	0	120	117	360	357	8/13/2015	6	10/6/2015		10/6/2015
10.01	Property				Embassy Suites Concord, NC
10.02	Property				Embassy Suites Murfreesboro, TN
10.03	Property				Embassy Suites Norman, OK
10.04	Property				Courtyard by Marriott Dallas/Allen, TX
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ
10.06	Property				Embassy Suites Huntsville, AL
10.07	Property				Residence Inn by Marriott Kansas City, MO
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	1	0	0	60	59	360	359	10/7/2015	6	12/6/2015		12/6/2015
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	1	36	35	60	59	360	360	10/15/2015	6	12/6/2015	11/6/2018	12/6/2018
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	1	12	11	120	119	360	360	11/5/2015	6	12/6/2015	11/6/2016	12/6/2016
14	Loan		CGMRC	CGMRC	Commerce Center	1	60	59	120	119	360	360	10/13/2015	6	12/6/2015	11/6/2020	12/6/2020
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	1	0	0	120	119	360	359	10/30/2015	6	12/6/2015		12/6/2015
15.01	Property				Willows
15.02	Property				North Lamar MHC
15.03	Property				Midway Village
15.04	Property				Pitcher Park & Pitcher North
15.05	Property				Oak Grove
15.06	Property				Apple Acres
15.07	Property				Rolling Hills
15.08	Property				North Star
15.09	Property				Green Meadows
15.10	Property				Ennis MHC
15.11	Property				Grafton
15.12	Property				Cimarron Park
15.13	Property				Walls MHC
16	Loan	35	GSMC	GSMC	Oceaneering	1	120	119	120	119	0	0	10/30/2015	6	12/6/2015	11/6/2025
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	3	0	0	120	117	360	357	8/10/2015	6	10/6/2015		10/6/2015
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	3	0	0	120	117	360	357	8/10/2015	6	10/6/2015		10/6/2015
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	1	30	29	60	59	360	360	10/16/2015	6	12/6/2015	5/6/2018	6/6/2018
19.01	Property				Iron Guard Storage Del Valle
19.02	Property				Iron Guard Storage Tomball
19.03	Property				Iron Guard Storage Montgomery
19.04	Property				Iron Guard Storage Conroe
19.05	Property				Iron Guard Storage Canyon

A-10

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date
19.06	Property				Iron Guard Storage Donna
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	1	36	35	120	119	360	360	10/30/2015	6	12/6/2015	11/6/2018	12/6/2018
20.01	Property				High Ground Self Storage
20.02	Property				Guardian Self Storage
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	1	18	17	60	59	360	360	10/16/2015	6	12/6/2015	5/6/2017	6/6/2017
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	2	60	58	120	118	360	360	9/10/2015	6	11/6/2015	10/6/2020	11/6/2020
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	2	0	0	120	118	360	358	9/21/2015	1	11/1/2015		11/1/2015
24	Loan	41	RMF	RMF	Canyon Corners	1	36	35	120	119	360	360	10/21/2015	6	12/6/2015	11/6/2018	12/6/2018
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	2	0	0	120	118	300	298	9/22/2015	1	11/1/2015		11/1/2015
26	Loan		RMF	RMF	Great Value Portfolio	2	12	10	60	58	360	360	9/18/2015	6	11/6/2015	10/6/2016	11/6/2016
26.01	Property				Uncle Bob’s Self Storage - Flowood
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg
26.03	Property				Uncle Bob’s Self Storage - Brandon
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	1	0	0	120	119	360	359	10/8/2015	6	12/6/2015		12/6/2015
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	1	24	23	120	119	360	360	10/27/2015	6	12/6/2015	11/6/2017	12/6/2017
28.01	Property				Kensington Park
28.02	Property				Dean Lakes
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	4	0	0	60	56	360	356	7/14/2015	1	9/1/2015		9/1/2015
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	2	60	58	120	118	360	360	9/9/2015	6	11/6/2015	10/6/2020	11/6/2020
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	2	120	118	120	118	0	0	10/1/2015	1	11/1/2015	10/1/2025
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	1	0	0	120	119	360	359	10/16/2015	6	12/6/2015		12/6/2015
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	2	0	0	60	58	360	358	9/28/2015	6	11/6/2015		11/6/2015
34	Loan		RMF	RMF	The Landings at Southgate	2	24	22	120	118	360	360	9/29/2015	6	11/6/2015	10/6/2017	11/6/2017
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	2	0	0	120	118	360	358	9/24/2015	6	11/6/2015		11/6/2015
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	1	15	14	120	119	360	360	10/28/2015	6	12/6/2015	2/6/2017	3/6/2017
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	1	0	0	120	119	360	359	10/21/2015	1	12/1/2015		12/1/2015
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	2	120	118	120	118	0	0	10/1/2015	6	11/6/2015	10/6/2025
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	1	24	23	120	119	360	360	10/19/2015	6	12/6/2015	11/6/2017	12/6/2017
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	1	36	35	120	119	360	360	10/22/2015	6	12/6/2015	11/6/2018	12/6/2018
41	Loan		RMF	RMF	White Birch Village	2	0	0	120	118	360	358	10/8/2015	6	11/6/2015		11/6/2015
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	1	0	0	120	119	360	359	10/30/2015	1	12/1/2015		12/1/2015
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	8	0	0	120	112	360	352	3/26/2015	6	5/6/2015		5/6/2015
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	4	0	0	120	116	360	356	7/10/2015	6	9/6/2015		9/6/2015
44.01	Property				100 Foxborough Boulevard
44.02	Property				200 Foxborough Boulevard
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	1	120	119	120	119	0	0	10/26/2015	6	12/6/2015	11/6/2025
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	1	24	23	120	119	360	360	10/16/2015	6	12/6/2015	11/6/2017	12/6/2017
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	1	60	59	120	119	360	360	10/21/2015	1	12/1/2015	11/1/2020	12/1/2020
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	1	0	0	120	119	360	359	10/8/2015	1	12/1/2015		12/1/2015
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	1	0	0	120	119	360	359	10/8/2015	1	12/1/2015		12/1/2015
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	3	0	0	120	117	360	357	9/1/2015	6	10/6/2015		10/6/2015
51	Loan		CGMRC	CGMRC	Dutch Village	1	24	23	120	119	360	360	10/8/2015	6	12/6/2015	11/6/2017	12/6/2017
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	2	24	22	120	118	360	360	9/24/2015	1	11/1/2015	10/1/2017	11/1/2017
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	1	0	0	120	119	360	359	10/20/2015	6	12/6/2015		12/6/2015
54	Loan		RMF	RMF	Aliso Creek Office Park	2	0	0	120	118	360	358	9/28/2015	6	11/6/2015		11/6/2015
55	Loan		RMF	RMF	Alabama Center	1	0	0	120	119	360	359	10/21/2015	6	12/6/2015		12/6/2015
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	2	0	0	120	118	360	358	9/29/2015	6	11/6/2015		11/6/2015
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	1	0	0	120	119	360	359	10/29/2015	1	12/1/2015		12/1/2015

A-11

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	1	0	0	60	59	360	359	10/23/2015	6	12/6/2015		12/6/2015
59	Loan		CGMRC	CGMRC	Fairfield Bank	1	0	0	120	119	360	359	10/28/2015	6	12/6/2015		12/6/2015
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	2	0	0	120	118	360	358	10/2/2015	6	11/6/2015		11/6/2015
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	3	24	21	120	117	360	360	8/20/2015	6	10/6/2015	9/6/2017	10/6/2017
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	2	0	0	120	118	360	358	9/30/2015	6	11/6/2015		11/6/2015
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	3	0	0	120	117	360	357	8/10/2015	6	10/6/2015		10/6/2015
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	6	0	0	120	114	360	354	5/7/2015	6	7/6/2015		7/6/2015

A-12

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)
1	Loan		GSMC	GSMC	Paramus Park	9/6/2025	No		5	5	Lockout/27_Defeasance/89_0%/4	N/A	N/A
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	10/6/2025	No		5	Later to occur of two business days following receipt of written notice or 5 days	Lockout/0_>YM or 1%/26_Defeasance or >YM or 1%/87_0%/7	97,021,048	39,451,731
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	11/6/2025	No		5	0	Lockout/25_>YM or 1%/91_0%/4	22,750,319	7,183,616
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	11/6/2025	No		3 days grace, once per trailing 12-month period	3 days grace, once per trailing 12-month period	Lockout/25_Defeasance/91_0%/4	72,798,497	55,676,392
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	12,354,923	5,398,995
6	Loan		RMF	RMF	DoubleTree Jersey City	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	13,808,784	7,168,878
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	8/6/2025	No		0	0	Lockout/28_Defeasance/87_0%/5	N/A	N/A
7.01	Property				111 East Wacker Drive							N/A	N/A
7.02	Property				233 North Michigan Avenue							N/A	N/A
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	24,865,562	15,359,314
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	11/6/2025	No		0	0	Lockout/25_Defeasance/92_0%/3	18,321,500	10,143,655
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	9/6/2025	No		0	0	Lockout/27_Defeasance/89_0%/4	92,396,782	65,109,709
10.01	Property				Embassy Suites Concord, NC							21,507,773	13,910,582
10.02	Property				Embassy Suites Murfreesboro, TN							15,666,374	9,897,067
10.03	Property				Embassy Suites Norman, OK							13,909,748	10,264,220
10.04	Property				Courtyard by Marriott Dallas/Allen, TX							8,783,575	5,670,326
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ							17,712,531	14,953,077
10.06	Property				Embassy Suites Huntsville, AL							10,612,656	7,283,540
10.07	Property				Residence Inn by Marriott Kansas City, MO							4,204,125	3,130,897
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	11/6/2020	No		0	0	Lockout/23_>YM or 1%/2_Defeasance or >YM or 1%/32_0%/3	20,116,318	13,775,400
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	11/6/2020	No		5 days grace, once per calendar year	0	Lockout/25_Defeasance/31_0%/4	2,767,395	1,069,897
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
14	Loan		CGMRC	CGMRC	Commerce Center	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	3,271,989	1,190,645
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
15.01	Property				Willows							512,127	172,163
15.02	Property				North Lamar MHC							N/A	N/A
15.03	Property				Midway Village							217,932	100,215
15.04	Property				Pitcher Park & Pitcher North							224,806	118,655
15.05	Property				Oak Grove							192,799	36,755
15.06	Property				Apple Acres							231,759	120,562
15.07	Property				Rolling Hills							N/A	N/A
15.08	Property				North Star							225,163	118,115
15.09	Property				Green Meadows							N/A	N/A
15.10	Property				Ennis MHC							N/A	N/A
15.11	Property				Grafton							112,310	37,505
15.12	Property				Cimarron Park							N/A	N/A
15.13	Property				Walls MHC							N/A	N/A
16	Loan	35	GSMC	GSMC	Oceaneering	11/6/2025	No		0	0	Lockout/25_Defeasance/88_0%/7	N/A	N/A
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	9/6/2025	No		0	0	Lockout/27_Defeasance/89_0%/4	2,340,858	864,784
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	9/6/2025	No		0	0	Lockout/27_Defeasance/89_0%/4	540,781	107,799
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	11/6/2020	No		0	0	Lockout/25_Defeasance/32_0%/3	1,167,031	623,196
19.01	Property				Iron Guard Storage Del Valle							295,575	135,026
19.02	Property				Iron Guard Storage Tomball							348,853	152,238
19.03	Property				Iron Guard Storage Montgomery							N/A	N/A
19.04	Property				Iron Guard Storage Conroe							132,606	127,202
19.05	Property				Iron Guard Storage Canyon							158,771	85,093

A-13

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)
19.06	Property				Iron Guard Storage Donna							231,226	123,637
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	1,660,045	298,215
20.01	Property				High Ground Self Storage							923,334	152,197
20.02	Property				Guardian Self Storage							736,711	146,018
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	11/6/2020	No		0	0	Lockout/25_Defeasance/31_0%/4	1,586,768	462,739
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	2,680,335	1,250,870
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	10/1/2025	No		5	5	Lockout/26_Defeasance/90_0%/4	1,950,391	861,947
24	Loan	41	RMF	RMF	Canyon Corners	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	984,460	187,273
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	10/1/2025	No		5	5	Lockout/26_Defeasance/90_0%/4	1,289,820	37,305
26	Loan		RMF	RMF	Great Value Portfolio	10/6/2020	No		0	0	Lockout/26_Defeasance/30_0%/4	1,189,258	501,621
26.01	Property				Uncle Bob’s Self Storage - Flowood							487,010	195,515
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg							453,156	179,123
26.03	Property				Uncle Bob’s Self Storage - Brandon							249,092	126,983
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	11/6/2025	No		0	0	Lockout/25_Defeasance/92_0%/3	2,766,994	1,763,841
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	11/6/2025	No		0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A
28.01	Property				Kensington Park							N/A	N/A
28.02	Property				Dean Lakes							N/A	N/A
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	8/1/2020	No		5	5	Lockout/28_Defeasance/28_0%/4	1,079,562	430,347
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	984,272	439,756
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	10/1/2025	No		5	5	Lockout/26_Defeasance/90_0%/4	N/A	N/A
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	870,458	359,634
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	10/6/2020	No		0	0	Lockout/26_Defeasance/30_0%/4	N/A	N/A
34	Loan		RMF	RMF	The Landings at Southgate	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	631,926	138,366
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	10/6/2025	No		0	0	Lockout/26_Defeasance/91_0%/3	967,211	270,601
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	11/6/2025	No		0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	11/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	670,087	450,839
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	789,661	373,266
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	432,437	167,565
41	Loan		RMF	RMF	White Birch Village	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	737,643	196,497
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	11/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	406,404	59,028
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	4/6/2025	No		0	0	Lockout/32_Defeasance/84_0%/4	779,163	357,168
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	8/6/2025	No		0	0	Lockout/28_Defeasance/88_0%/4	1,721,963	977,811
44.01	Property				100 Foxborough Boulevard							1,059,667	570,131
44.02	Property				200 Foxborough Boulevard							662,296	407,680
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	699,795	256,234
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	11/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	N/A	N/A
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	11/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	415,677	112,801
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	11/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	332,653	103,461
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	9/6/2025	No		0	0	Lockout/27_Defeasance/89_0%/4	465,906	152,081
51	Loan		CGMRC	CGMRC	Dutch Village	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	395,580	119,664
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	10/1/2025	No		5	5	Lockout/26_Defeasance/90_0%/4	N/A	N/A
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	420,883	134,358
54	Loan		RMF	RMF	Aliso Creek Office Park	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	335,735	113,929
55	Loan		RMF	RMF	Alabama Center	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	341,791	69,458
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	11/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	260,357	63,589

A-14

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	11/6/2020	No		0	0	Lockout/25_Defeasance/31_0%/4	N/A	N/A
59	Loan		CGMRC	CGMRC	Fairfield Bank	11/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	10/6/2025	No		0	0	Lockout/23_>YM or 1%/93_0%/4	322,010	107,993
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	9/6/2025	No		0	0	Lockout/27_Defeasance/89_0%/4	289,329	101,968
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	10/6/2025	No		0	0	Lockout/26_Defeasance/90_0%/4	240,607	104,727
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	9/6/2025	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	6/6/2025	No		0	0	Lockout/30_Defeasance/86_0%/4	345,659	105,041

A-15

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months
1	Loan		GSMC	GSMC	Paramus Park	N/A	20,247,132	7,947,343	12,299,789	20,098,702	7,328,950	12,769,752	20,486,187	6,992,256	13,493,931	7/31/2015	12
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	57,569,317	99,075,588	41,995,639	57,079,949	93,991,978	43,787,753	50,204,226	90,258,372	46,241,535	44,016,837	7/31/2015	12
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	15,566,703	24,226,187	7,442,358	16,783,830	25,296,906	7,662,895	17,634,011	25,677,070	7,387,822	18,289,248	8/31/2015	12
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	17,122,105	76,074,555	57,340,080	18,734,475	84,594,882	60,923,030	23,671,852	91,507,426	63,653,982	27,853,444	9/30/2015	12
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	6,955,928	12,710,589	5,254,098	7,456,491	12,339,437	5,691,150	6,648,287	12,492,265	4,964,156	7,528,110	8/31/2015	12
6	Loan		RMF	RMF	DoubleTree Jersey City	6,639,906	14,226,828	7,620,230	6,606,599	14,348,760	7,582,545	6,766,215	14,665,323	8,091,404	6,573,919	9/30/2015	12
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	N/A	47,484,142	28,440,999	19,043,143	43,196,152	28,850,838	14,345,314	43,942,782	29,089,569	14,853,213	6/30/2015	12
7.01	Property				111 East Wacker Drive	N/A	22,527,445	14,181,679	8,345,766	20,471,737	14,331,413	6,140,324	21,274,645	14,886,558	6,388,088	6/30/2015	12
7.02	Property				233 North Michigan Avenue	N/A	24,956,697	14,259,320	10,697,377	22,724,414	14,519,425	8,204,989	22,668,137	14,203,011	8,465,126	6/30/2015	12
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	9,506,248	25,201,019	15,570,103	9,630,916	28,667,776	16,176,995	12,490,781	29,289,167	16,100,015	13,189,151	3/31/2015	12
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	8,177,845	20,142,514	10,630,839	9,511,675	20,819,085	11,029,555	9,789,531	21,884,808	11,324,503	10,560,305	8/31/2015	12
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	27,287,073	97,727,685	68,053,370	29,674,315	102,778,243	72,019,072	30,759,171	108,129,754	73,864,423	34,265,331	6/30/2015	12
10.01	Property				Embassy Suites Concord, NC	7,597,191	21,993,910	14,947,792	7,046,118	23,514,114	15,643,129	7,870,985	24,492,975	16,068,835	8,424,140	6/30/2015	12
10.02	Property				Embassy Suites Murfreesboro, TN	5,769,307	17,379,671	10,398,911	6,980,760	18,348,896	11,782,797	6,566,099	18,643,322	12,103,907	6,539,415	6/30/2015	12
10.03	Property				Embassy Suites Norman, OK	3,645,528	15,341,156	11,032,041	4,309,115	15,784,351	11,447,393	4,336,958	15,944,720	11,193,839	4,750,881	6/30/2015	12
10.04	Property				Courtyard by Marriott Dallas/Allen, TX	3,113,249	9,352,489	5,915,768	3,436,721	9,643,192	6,209,620	3,433,572	9,848,311	6,234,058	3,614,253	6/30/2015	12
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ	2,759,454	18,670,171	14,957,743	3,712,428	19,550,208	15,618,805	3,931,403	23,484,205	17,058,085	6,426,120	6/30/2015	12
10.06	Property				Embassy Suites Huntsville, AL	3,329,116	10,310,602	7,438,316	2,872,286	10,909,534	7,690,323	3,219,211	10,765,161	7,621,411	3,143,750	6/30/2015	12
10.07	Property				Residence Inn by Marriott Kansas City, MO	1,073,228	4,679,686	3,362,799	1,316,887	5,027,948	3,627,005	1,400,943	4,951,060	3,584,288	1,366,772	6/30/2015	12
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	6,340,918	23,679,978	15,344,481	8,335,496	25,589,767	16,061,572	9,528,195	25,647,276	15,910,243	9,737,032	8/31/2015	12
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	1,697,499	2,382,689	936,211	1,446,478	2,586,012	969,546	1,616,466	2,968,281	1,036,055	1,932,226	6/30/2015	12
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan		CGMRC	CGMRC	Commerce Center	2,081,344	3,318,297	1,290,440	2,027,857	3,501,766	1,391,949	2,109,817	3,477,339	1,344,879	2,132,460	6/30/2015	12
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,802,201	1,590,658	2,211,543	Various	Various
15.01	Property				Willows	339,964	540,668	232,812	307,856	485,505	227,460	258,045	491,565	154,669	336,896	8/31/2015	7
15.02	Property				North Lamar MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	332,481	122,082	210,399	9/30/2015	9
15.03	Property				Midway Village	117,718	253,076	102,364	150,712	314,487	108,427	206,060	324,266	102,871	221,395	8/31/2015	12
15.04	Property				Pitcher Park & Pitcher North	106,151	288,250	154,271	133,980	326,373	168,456	157,917	362,982	171,274	191,708	8/31/2015	12
15.05	Property				Oak Grove	156,044	194,689	45,815	148,874	211,200	47,887	163,313	200,904	52,105	148,799	9/30/2015	6
15.06	Property				Apple Acres	111,197	225,640	115,592	110,049	191,114	140,795	50,319	238,464	67,209	171,255	9/30/2015	7
15.07	Property				Rolling Hills	N/A	N/A	N/A	N/A	N/A	N/A	N/A	347,093	114,171	232,922	8/31/2015	9
15.08	Property				North Star	107,048	241,230	146,938	94,292	298,248	153,152	145,096	378,648	134,575	244,073	9/30/2015	1
15.09	Property				Green Meadows	N/A	246,200	152,745	93,455	235,977	151,177	84,800	258,876	N/A	258,876	9/30/2015	1
15.10	Property				Ennis MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	305,369	158,114	147,255	9/30/2015	10
15.11	Property				Grafton	74,805	157,051	50,146	106,906	190,590	58,198	132,392	189,870	64,258	125,612	8/31/2015	12
15.12	Property				Cimarron Park	N/A	224,472	86,304	138,168	187,443	89,637	97,806	229,304	76,711	152,593	9/30/2015	8
15.13	Property				Walls MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	142,378	67,871	74,506	9/30/2015	7
16	Loan	35	GSMC	GSMC	Oceaneering	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	1,476,074	2,355,158	853,966	1,501,192	2,314,471	989,273	1,325,198	2,517,517	1,033,561	1,483,955	6/30/2015	12
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	432,982	551,498	123,141	428,357	572,063	133,825	438,238	568,242	110,486	457,756	6/30/2015	12
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	543,835	1,432,961	712,147	720,814	2,393,916	1,029,704	1,364,212	2,678,050	1,111,894	1,566,156	Various	12
19.01	Property				Iron Guard Storage Del Valle	160,549	369,052	158,540	210,512	491,171	193,107	298,064	556,896	205,581	351,315	9/30/2015	12
19.02	Property				Iron Guard Storage Tomball	196,615	402,230	195,746	206,484	485,791	227,139	258,652	519,659	236,288	283,371	9/30/2015	12
19.03	Property				Iron Guard Storage Montgomery	N/A	N/A	N/A	N/A	523,279	191,175	332,104	510,825	194,796	316,029	8/31/2015	12
19.04	Property				Iron Guard Storage Conroe	5,404	210,140	132,779	77,361	347,976	165,771	182,205	443,850	182,956	260,894	9/30/2015	12
19.05	Property				Iron Guard Storage Canyon	73,678	228,282	93,680	134,602	303,764	107,318	196,446	382,710	144,739	237,971	9/30/2015	12

A-16

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months
19.06	Property				Iron Guard Storage Donna	107,589	223,257	131,402	91,855	241,935	145,194	96,741	264,110	147,534	116,576	9/30/2015	12
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	1,361,830	1,805,551	314,289	1,491,262	1,957,473	326,199	1,631,274	2,073,415	336,058	1,737,357	9/30/2015	12
20.01	Property				High Ground Self Storage	771,136	970,908	166,984	803,924	1,028,222	170,508	857,715	1,103,692	175,165	928,527	9/30/2015	12
20.02	Property				Guardian Self Storage	590,693	834,643	147,305	687,338	929,251	155,691	773,560	969,723	160,894	808,830	9/30/2015	12
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	1,124,030	1,648,322	497,291	1,151,031	1,695,077	444,199	1,250,878	1,697,707	446,159	1,251,548	8/31/2015	12
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	1,429,465	2,850,219	1,276,226	1,573,993	2,987,245	1,208,856	1,778,389	3,052,209	1,195,768	1,856,441	6/30/2015	12
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	1,088,444	2,294,147	1,003,240	1,290,907	1,972,507	904,106	1,068,401	1,827,409	919,079	908,330	6/30/2015	12
24	Loan	41	RMF	RMF	Canyon Corners	797,187	907,702	162,779	744,923	1,072,760	231,721	841,039	1,172,782	269,487	903,295	7/31/2015	12
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	1,252,516	1,289,820	39,659	1,250,161	1,289,820	26,220	1,263,600	1,289,820	31,155	1,258,665	6/30/2015	12
26	Loan		RMF	RMF	Great Value Portfolio	687,637	1,440,263	579,661	860,603	1,543,372	612,274	931,098	1,575,061	631,934	943,127	6/30/2015	12
26.01	Property				Uncle Bob’s Self Storage - Flowood	291,495	550,664	200,790	349,874	569,569	214,359	355,210	572,325	213,501	358,824	6/30/2015	12
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg	274,033	506,750	203,487	303,264	515,646	207,310	308,336	521,396	219,485	301,911	6/30/2015	12
26.03	Property				Uncle Bob’s Self Storage - Brandon	122,109	382,849	175,384	207,465	458,157	190,605	267,552	481,340	198,948	282,392	6/30/2015	12
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	1,003,153	3,002,423	1,885,871	1,116,552	3,160,125	2,035,408	1,124,717	3,091,103	2,009,892	1,081,211	7/31/2015	11
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	N/A	947,173	487,083	460,090	976,981	480,351	496,630	1,096,389	483,469	612,920	Various	Various
28.01	Property				Kensington Park	N/A	777,527	388,725	388,802	775,204	371,945	403,259	809,351	379,694	429,657	8/31/2015	12
28.02	Property				Dean Lakes	N/A	169,646	98,358	71,288	201,777	108,406	93,371	287,038	103,775	183,263	9/30/2015	9
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	649,215	696,450	250,168	446,282	865,143	246,113	619,030	N/A	N/A	N/A	N/A	N/A
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	544,516	1,030,185	461,969	568,216	1,038,333	466,966	571,367	1,061,974	440,562	621,412	6/30/2015	12
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	N/A	1,370,420	689,532	680,889	1,384,441	715,393	669,048	1,393,262	731,892	661,370	8/31/2015	12
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	510,824	894,265	368,591	525,673	866,787	360,020	506,767	891,939	358,233	533,706	6/30/2015	12
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	N/A	1,912,972	1,590,876	322,096	1,960,812	1,252,013	708,799	1,828,176	1,142,570	685,607	8/31/2015	12
34	Loan		RMF	RMF	The Landings at Southgate	493,560	769,980	184,913	585,067	780,597	231,190	549,407	849,513	233,334	616,180	8/31/2015	12
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	696,610	854,711	223,900	630,810	948,319	263,077	685,242	964,327	279,117	685,211	7/31/2015	12
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	N/A	883,098	358,832	524,266	886,632	397,411	489,221	899,605	387,203	512,402	7/31/2015	12
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	219,248	710,021	468,133	241,888	774,109	238,829	535,280	754,820	261,778	493,041	6/30/2015	12
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	416,395	913,253	360,657	552,596	927,938	353,764	574,174	919,120	364,235	554,885	7/31/2015	12
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	264,873	520,001	176,154	343,847	541,731	184,906	356,825	576,907	171,982	404,925	8/31/2015	12
41	Loan		RMF	RMF	White Birch Village	541,147	726,435	267,183	459,252	755,013	284,078	470,936	786,970	281,013	505,957	8/31/2015	12
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	347,376	416,867	82,465	334,402	433,711	77,141	356,570	443,657	78,088	365,569	5/31/2015	5
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	421,995	919,049	383,613	535,436	992,280	404,211	588,069	1,075,081	417,673	657,408	6/30/2015	12
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	744,152	1,932,364	1,140,899	791,465	1,950,173	1,065,587	884,586	N/A	N/A	N/A	N/A	N/A
44.01	Property				100 Foxborough Boulevard	489,536	1,185,657	681,818	503,839	1,248,803	628,402	620,401	N/A	N/A	N/A	N/A	N/A
44.02	Property				200 Foxborough Boulevard	254,616	746,707	459,081	287,626	701,370	437,185	264,185	N/A	N/A	N/A	N/A	N/A
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	443,562	738,514	299,498	439,016	731,759	285,361	446,398	756,537	279,182	477,355	7/31/2015	12
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	302,877	395,880	109,211	286,669	415,011	117,943	297,069	429,364	130,815	298,549	7/31/2015	12
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	229,191	282,710	93,114	189,596	276,301	60,635	215,666	N/A	N/A	N/A	N/A	N/A
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	313,825	469,269	162,871	306,398	557,404	174,006	383,398	574,926	166,624	408,302	5/31/2015	12
51	Loan		CGMRC	CGMRC	Dutch Village	275,916	385,417	115,303	270,114	399,109	111,747	287,362	412,874	111,431	301,443	7/31/2015	12
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	286,525	450,049	155,277	294,772	483,928	154,339	329,589	490,647	156,537	334,110	8/31/2015	12
54	Loan		RMF	RMF	Aliso Creek Office Park	221,806	334,582	118,614	215,968	362,049	114,213	247,836	342,498	105,812	236,686	7/31/2015	12
55	Loan		RMF	RMF	Alabama Center	272,333	348,167	73,552	274,615	372,009	79,552	292,457	383,059	74,587	308,473	7/31/2015	12
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	N/A	N/A	N/A	N/A	586,849	307,889	278,960	630,084	291,207	338,877	6/30/2015	12
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	196,767	243,251	75,783	167,468	293,504	89,214	204,290	318,792	101,528	217,264	9/30/2015	12

A-17

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	N/A	288,804	114,226	174,578	308,699	121,436	187,263	316,759	115,896	200,863	5/31/2015	12
59	Loan		CGMRC	CGMRC	Fairfield Bank	N/A	N/A	N/A	N/A	N/A	N/A	N/A	207,786	4,000	203,786	8/31/2015	12
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	214,017	302,153	118,862	183,291	243,186	97,232	145,954	212,942	100,269	112,673	7/31/2015	12
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	187,361	298,387	107,019	191,368	311,504	113,678	197,825	313,059	113,211	199,848	3/31/2015	12
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	135,880	245,710	107,589	138,121	271,814	103,512	168,302	284,426	110,036	174,391	7/31/2015	12
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	N/A	53,809	24,422	29,387	122,179	43,480	78,699	N/A	N/A	N/A	N/A	N/A
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	240,619	315,156	108,105	207,051	324,173	124,704	199,469	333,180	120,940	212,240	2/28/2015	12

A-18

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)
1	Loan		GSMC	GSMC	Paramus Park	Trailing 12	22,123,604	8,473,747	13,649,857	11.4%	83,395	273,385	13,293,076	2.68	11.1%
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	Trailing 12	100,780,523	46,811,636	53,968,887	14.6%	248,401	0	53,720,486	3.76	14.5%
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	Trailing 12	26,228,590	7,820,045	18,408,546	9.2%	374,056	597,152	17,437,338	2.04	8.7%
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	Trailing 12	91,507,426	65,021,727	26,485,700	12.9%	3,534,282	0	22,951,418	1.87	11.2%
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	Trailing 12	12,490,995	4,518,686	7,972,309	7.2%	108,800	0	7,863,509	1.48	7.1%
6	Loan		RMF	RMF	DoubleTree Jersey City	Trailing 12	14,665,323	8,056,862	6,608,460	11.0%	586,613	0	6,021,847	1.57	10.0%
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	Trailing 12	53,299,974	29,752,726	23,547,248	9.1%	418,378	1,795,184	21,333,686	1.35	8.2%
7.01	Property				111 East Wacker Drive	Trailing 12	28,328,615	15,154,544	13,174,071		203,692	929,710	12,040,669
7.02	Property				233 North Michigan Avenue	Trailing 12	24,971,359	14,598,182	10,373,177		214,685	865,474	9,293,017
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	Trailing 12	30,029,402	17,373,051	12,656,351	9.7%	76,451	798,252	11,781,648	1.48	9.1%
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	Trailing 12	21,884,808	12,519,868	9,364,940	12.3%	1,094,240	0	8,270,700	1.76	10.9%
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	Trailing 12	104,481,960	73,369,148	31,112,812	12.4%	4,179,278	0	26,933,534	1.68	10.8%
10.01	Property				Embassy Suites Concord, NC	Trailing 12	24,560,400	16,285,563	8,274,837		982,416	0	7,292,421
10.02	Property				Embassy Suites Murfreesboro, TN	Trailing 12	18,694,613	12,240,655	6,453,957		747,785	0	5,706,173
10.03	Property				Embassy Suites Norman, OK	Trailing 12	15,988,462	11,403,522	4,584,940		639,538	0	3,945,402
10.04	Property				Courtyard by Marriott Dallas/Allen, TX	Trailing 12	9,875,219	6,309,439	3,565,780		395,009	0	3,170,771
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ	Trailing 12	19,603,815	15,773,194	3,830,620		784,153	0	3,046,468
10.06	Property				Embassy Suites Huntsville, AL	Trailing 12	10,794,777	7,722,079	3,072,698		431,791	0	2,640,907
10.07	Property				Residence Inn by Marriott Kansas City, MO	Trailing 12	4,964,674	3,634,695	1,329,979		198,587	0	1,131,392
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	Trailing 12	25,647,276	17,260,703	8,386,572	13.5%	1,282,364	0	7,104,208	1.77	11.4%
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	Trailing 12	3,500,207	1,156,147	2,344,060	8.7%	44,963	186,256	2,112,841	1.30	7.8%
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	Not Available	2,478,607	94,486	2,384,121	10.1%	29,973	179,272	2,174,877	1.45	9.2%
14	Loan		CGMRC	CGMRC	Commerce Center	Trailing 12	3,249,505	1,331,455	1,918,049	9.0%	23,462	105,469	1,789,119	1.37	8.4%
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	Various	3,825,759	1,680,390	2,145,369	10.2%	62,850	0	2,082,519	1.47	9.9%
15.01	Property				Willows	Annualized	486,098	223,569	262,529		6,050	0	256,479
15.02	Property				North Lamar MHC	Annualized	335,295	162,722	172,573		3,450	0	169,123
15.03	Property				Midway Village	Trailing 12	332,841	121,208	211,633		10,350	0	201,283
15.04	Property				Pitcher Park & Pitcher North	Trailing 12	380,960	186,449	194,511		7,450	0	187,061
15.05	Property				Oak Grove	Annualized	224,724	69,885	154,839		4,550	0	150,289
15.06	Property				Apple Acres	Annualized	241,155	81,413	159,742		2,250	0	157,492
15.07	Property				Rolling Hills	Annualized	319,269	144,041	175,228		5,050	0	170,178
15.08	Property				North Star	Annualized	293,556	135,031	158,525		3,900	0	154,625
15.09	Property				Green Meadows	Annualized	324,198	181,587	142,611		5,700	0	136,911
15.10	Property				Ennis MHC	Annualized	322,377	156,647	165,730		4,600	0	161,130
15.11	Property				Grafton	Trailing 12	188,948	69,841	119,107		3,050	0	116,057
15.12	Property				Cimarron Park	Annualized	221,890	87,267	134,623		2,400	0	132,223
15.13	Property				Walls MHC	Annualized	154,448	60,730	93,718		4,050	0	89,668
16	Loan	35	GSMC	GSMC	Oceaneering	Not Available	2,128,899	68,124	2,060,774	9.8%	15,389	61,763	1,983,622	2.08	9.4%
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	Trailing 12	2,728,282	971,706	1,756,577	10.8%	37,396	85,350	1,633,831	1.61	9.8%
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	Trailing 12	530,087	142,683	387,405	10.8%	25,339	33,875	328,191	1.61	9.8%
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	Trailing 12	2,678,050	1,063,140	1,614,910	8.7%	45,086	0	1,569,824	1.37	8.5%
19.01	Property				Iron Guard Storage Del Valle	Trailing 12	556,896	200,010	356,886		6,719	0	350,168
19.02	Property				Iron Guard Storage Tomball	Trailing 12	519,659	212,032	307,627		7,370	0	300,257
19.03	Property				Iron Guard Storage Montgomery	Trailing 12	510,825	168,263	342,562		13,485	0	329,077
19.04	Property				Iron Guard Storage Conroe	Trailing 12	443,850	180,544	263,306		5,951	0	257,355
19.05	Property				Iron Guard Storage Canyon	Trailing 12	382,710	152,319	230,391		5,750	0	224,641

A-19

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)
19.06	Property				Iron Guard Storage Donna	Trailing 12	264,110	149,971	114,139		5,811	0	108,327
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	Trailing 12	2,108,272	568,520	1,539,752	10.2%	6,632	0	1,533,121	1.63	10.2%
20.01	Property				High Ground Self Storage	Trailing 12	1,129,947	305,435	824,512		4,495	0	820,017
20.02	Property				Guardian Self Storage	Trailing 12	978,325	263,085	715,240		2,137	0	713,103
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	Trailing 12	1,924,334	589,198	1,335,137	9.3%	26,425	82,934	1,225,778	1.25	8.6%
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	Trailing 12	2,888,973	1,418,435	1,470,538	12.2%	75,600	0	1,394,938	1.87	11.6%
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	Trailing 12	2,096,206	948,686	1,147,520	10.3%	28,008	140,000	979,512	1.40	8.8%
24	Loan	41	RMF	RMF	Canyon Corners	Trailing 12	1,207,675	290,393	917,282	8.5%	7,494	37,469	872,319	1.28	8.1%
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	Trailing 12	2,148,351	930,422	1,217,929	11.5%	100,168	143,097	974,663	1.34	9.2%
26	Loan		RMF	RMF	Great Value Portfolio	Trailing 12	1,561,234	668,097	893,137	9.3%	35,767	0	857,370	1.37	8.9%
26.01	Property				Uncle Bob’s Self Storage - Flowood	Trailing 12	572,325	219,310	353,015		12,651	0	340,364
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg	Trailing 12	507,569	223,365	284,204		11,513	0	272,690
26.03	Property				Uncle Bob’s Self Storage - Brandon	Trailing 12	481,340	225,423	255,917		11,603	0	244,315
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	Annualized	3,091,103	2,047,727	1,043,376	12.1%	123,644	0	919,732	1.71	10.7%
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	Various	1,141,987	470,879	671,109	9.9%	7,220	53,983	609,906	1.44	9.0%
28.01	Property				Kensington Park	Trailing 12	868,545	366,270	502,275		6,190	42,100	453,985
28.02	Property				Dean Lakes	Annualized	273,442	104,609	168,834		1,030	11,883	155,921
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	Not Available	980,321	317,103	663,218	10.7%	8,341	62,547	592,330	1.43	9.6%
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	Trailing 12	1,058,317	479,681	578,636	9.5%	28,800	0	549,836	1.47	9.0%
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	Trailing 12	1,364,956	775,598	589,359	9.8%	40,650	0	548,709	1.99	9.1%
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	Trailing 12	964,569	324,283	640,286	10.7%	10,012	88,034	542,240	1.53	9.0%
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	Trailing 12	2,202,042	1,362,591	839,452	14.0%	88,082	0	751,370	1.79	12.5%
34	Loan		RMF	RMF	The Landings at Southgate	Trailing 12	819,345	258,917	560,427	9.6%	28,000	0	532,427	1.48	9.1%
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	Trailing 12	809,363	265,911	543,453	9.6%	12,042	55,504	475,907	1.34	8.4%
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	Trailing 12	881,130	370,961	510,169	9.4%	6,836	31,532	471,800	1.39	8.7%
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	Trailing 12	741,510	304,178	437,332	9.6%	24,000	0	413,332	1.44	9.1%
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	Trailing 12	914,248	366,753	547,495	13.7%	20,456	0	527,039	3.22	13.2%
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	Not Available	455,726	19,872	435,855	10.9%	2,074	15,692	418,089	1.71	10.5%
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	Trailing 12	582,737	198,911	383,826	9.7%	9,523	23,473	350,830	1.43	8.8%
41	Loan		RMF	RMF	White Birch Village	Trailing 12	799,550	322,774	476,776	12.3%	33,800	0	442,976	1.77	11.4%
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	Annualized	476,111	125,945	350,166	9.2%	3,954	21,938	324,274	1.31	8.5%
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	Trailing 12	1,070,936	486,062	584,874	16.2%	55,586	0	529,288	2.38	14.7%
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	Not Available	1,710,087	1,080,724	629,364	18.1%	32,646	104,585	492,132	2.34	14.1%
44.01	Property				100 Foxborough Boulevard	Not Available	N/A	N/A	N/A		N/A	0	N/A
44.02	Property				200 Foxborough Boulevard	Not Available	N/A	N/A	N/A		N/A	0	N/A
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	Trailing 12	780,196	314,758	465,438	14.1%	18,099	0	447,339	3.14	13.6%
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	Not Available	510,941	107,618	403,322	12.2%	2,380	13,603	387,340	1.93	11.7%
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	Not Available	300,675	6,014	294,661	9.2%	3,255	0	291,406	1.47	9.1%
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	Trailing 12	408,342	108,541	299,801	9.5%	10,762	0	289,039	1.45	9.1%
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	Not Available	391,470	115,833	275,637	9.7%	1,800	18,000	255,837	1.40	9.0%
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	Trailing 12	568,015	164,352	403,663	14.5%	10,804	50,779	342,080	2.01	12.3%
51	Loan		CGMRC	CGMRC	Dutch Village	Trailing 12	436,219	130,604	305,615	11.0%	17,460	30,697	257,458	1.50	9.3%
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	Not Available	223,600	10,256	213,344	7.9%	2,329	0	211,015	1.24	7.8%
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	Trailing 12	466,446	180,644	285,802	10.7%	5,577	23,154	257,071	1.58	9.7%
54	Loan		RMF	RMF	Aliso Creek Office Park	Trailing 12	377,820	142,118	235,702	8.9%	3,509	15,075	217,118	1.29	8.2%
55	Loan		RMF	RMF	Alabama Center	Trailing 12	362,218	77,134	285,084	11.4%	10,947	28,088	246,049	1.55	9.9%
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	Trailing 12	653,547	334,081	319,465	13.4%	25,500	0	293,965	2.02	12.4%
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	Trailing 12	343,834	95,274	248,560	10.7%	3,621	17,605	227,334	1.49	9.8%

A-20

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	Trailing 12	361,400	136,390	225,010	11.1%	7,740	0	217,270	1.67	10.7%
59	Loan		CGMRC	CGMRC	Fairfield Bank	Trailing 12	204,245	17,395	186,850	9.4%	600	5,975	180,275	1.44	9.0%
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	Trailing 12	310,041	120,991	189,050	11.6%	3,876	15,800	169,374	1.68	10.4%
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	Trailing 12	333,505	114,378	219,126	14.1%	11,545	0	207,581	2.24	13.4%
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	Trailing 12	305,389	129,183	176,206	11.5%	8,430	0	167,776	1.74	10.9%
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	Not Available	161,810	29,383	132,427	10.6%	8,129	5,259	119,039	1.55	9.6%
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	Trailing 12	368,110	136,225	231,884	21.2%	4,047	27,277	200,561	2.96	18.4%

A-21

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant
1	Loan		GSMC	GSMC	Paramus Park	210,000,000	7/28/2015	NAP	NAP	57.1%	57.1%	94.9%	7/31/2015	NAP	NAP	Old Navy
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	1,500,000,000	8/17/2015	NAP	NAP	24.6%	24.6%	77.9%	8/26/2015	NAP	NAP	IBM
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	368,000,000	9/7/2015	399,000,000	9/1/2016	54.3%	50.1%	96.6%	9/30/2015	NAP	NAP	JCPenney
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	345,000,000	10/16/2015	368,000,000	11/1/2018	59.3%	44.8%	76.1%	9/30/2015	242.74	184.65	NAP
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	154,000,000	7/16/2015	155,000,000	12/15/2015	71.4%	71.0%	91.2%	8/10/2015	NAP	NAP	NAP
6	Loan		RMF	RMF	DoubleTree Jersey City	94,000,000	8/20/2015	NAP	NAP	63.8%	62.0%	83.8%	9/30/2015	215.54	180.62	NAP
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	390,000,000	6/24/2015	470,000,000	7/1/2017	66.7%	50.6%	72.3%		NAP	NAP
7.01	Property				111 East Wacker Drive	220,114,840	6/24/2015	265,266,602	7/1/2017			79.3%	6/29/2015	NAP	NAP	Bankers Life and Casualty
7.02	Property				233 North Michigan Avenue	169,885,160	6/24/2015	204,733,398	7/1/2017			65.7%	6/29/2015	NAP	NAP	Department of Health & Human Services (GSA)
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	300,000,000	6/1/2015	NAP	NAP	43.3%	39.7%	100.0%	5/1/2015	NAP	NAP	Locke Lord
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	108,500,000	9/1/2015	119,500,000	9/1/2017	69.9%	51.7%	68.5%	8/31/2015	171.98	117.73	NAP
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	367,320,502	Various	371,300,000	Various	68.0%	55.5%	74.8%		130.39	97.59
10.01	Property				Embassy Suites Concord, NC	89,300,000	6/11/2015	NAP	NAP			75.5%	6/30/2015	147.60	111.43	NAP
10.02	Property				Embassy Suites Murfreesboro, TN	72,500,000	6/9/2015	NAP	NAP			78.0%	6/30/2015	134.42	104.82	NAP
10.03	Property				Embassy Suites Norman, OK	54,600,000	6/11/2015	NAP	NAP			74.3%	6/30/2015	118.40	87.99	NAP
10.04	Property				Courtyard by Marriott Dallas/Allen, TX	43,344,314	6/11/2015	45,000,000	6/11/2017			77.9%	6/30/2015	115.61	90.01	NAP
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ	55,200,000	6/8/2015	57,200,000	6/8/2016			63.8%	6/30/2015	163.99	104.66	NAP
10.06	Property				Embassy Suites Huntsville, AL	36,200,000	6/9/2015	NAP	NAP			78.2%	6/30/2015	114.52	89.55	NAP
10.07	Property				Residence Inn by Marriott Kansas City, MO	16,176,188	6/10/2015	16,500,000	6/10/2016			80.9%	6/30/2015	106.41	86.03	NAP
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	104,000,000	9/1/2015	NAP	NAP	59.9%	55.3%	97.5%	8/31/2015	316.92	309.02	NAP
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	42,500,000	7/24/2015	43,900,000	8/1/2016	63.5%	59.5%	72.9%	10/1/2015	NAP	NAP	Pathways LA
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	33,000,000	8/17/2015	34,000,000	2/1/2016	71.8%	58.6%	100.0%	11/5/2015	NAP	NAP	AmeriCredit Financial Services
14	Loan		CGMRC	CGMRC	Commerce Center	32,500,000	7/16/2015	NAP	NAP	65.5%	60.1%	89.1%	6/1/2015	NAP	NAP	Regal Cinema
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	29,390,000	Various	NAP	NAP	71.6%	59.6%	92.1%		NAP	NAP
15.01	Property				Willows	3,960,000	7/17/2015	NAP	NAP			95.9%	9/15/2015	NAP	NAP	NAP
15.02	Property				North Lamar MHC	3,190,000	7/8/2015	NAP	NAP			100.0%	9/15/2015	NAP	NAP	NAP
15.03	Property				Midway Village	2,960,000	7/14/2015	NAP	NAP			95.7%	9/15/2015	NAP	NAP	NAP
15.04	Property				Pitcher Park & Pitcher North	2,480,000	7/10/2015	NAP	NAP			71.1%	9/15/2015	NAP	NAP	NAP
15.05	Property				Oak Grove	2,230,000	7/8/2015	NAP	NAP			100.0%	9/15/2015	NAP	NAP	NAP
15.06	Property				Apple Acres	2,130,000	7/14/2015	NAP	NAP			88.9%	9/15/2015	NAP	NAP	NAP
15.07	Property				Rolling Hills	2,080,000	7/6/2015	NAP	NAP			94.1%	9/15/2015	NAP	NAP	NAP
15.08	Property				North Star	2,060,000	7/10/2015	NAP	NAP			100.0%	9/15/2015	NAP	NAP	NAP
15.09	Property				Green Meadows	2,030,000	7/9/2015	NAP	NAP			100.0%	6/1/2015	NAP	NAP	NAP
15.10	Property				Ennis MHC	1,930,000	7/2/2015	NAP	NAP			79.3%	9/15/2015	NAP	NAP	NAP
15.11	Property				Grafton	1,590,000	6/10/2015	NAP	NAP			93.4%	9/15/2015	NAP	NAP	NAP
15.12	Property				Cimarron Park	1,440,000	7/13/2015	NAP	NAP			100.0%	9/15/2015	NAP	NAP	NAP
15.13	Property				Walls MHC	1,310,000	7/8/2015	NAP	NAP			96.3%	9/15/2015	NAP	NAP	NAP
16	Loan	35	GSMC	GSMC	Oceaneering	30,000,000	10/8/2015	NAP	NAP	70.0%	70.0%	100.0%	10/1/2015	NAP	NAP	Oceaneering
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	23,000,000	6/18/2015	NAP	NAP	70.7%	57.4%	90.0%	10/29/2015	NAP	NAP	US Marshal Service
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	5,200,000	6/18/2015	NAP	NAP	70.7%	57.4%	100.0%	9/1/2015	NAP	NAP	City of Chicago (Department of Internal Affairs)
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	24,840,000	Various	24,860,000	Various	74.7%	71.7%	77.0%		NAP	NAP
19.01	Property				Iron Guard Storage Del Valle	5,300,000	9/17/2015	NAP	NAP			87.3%	9/28/2015	NAP	NAP	NAP
19.02	Property				Iron Guard Storage Tomball	4,650,000	9/17/2015	NAP	NAP			80.1%	9/16/2015	NAP	NAP	NAP
19.03	Property				Iron Guard Storage Montgomery	4,340,000	9/16/2015	4,360,000	9/16/2016			71.2%	9/21/2015	NAP	NAP	NAP
19.04	Property				Iron Guard Storage Conroe	4,200,000	9/17/2015	NAP	NAP			83.9%	9/28/2015	NAP	NAP	NAP
19.05	Property				Iron Guard Storage Canyon	4,150,000	9/17/2015	NAP	NAP			86.0%	9/28/2015	NAP	NAP	NAP

A-22

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant
19.06	Property				Iron Guard Storage Donna	2,200,000	9/14/2015	NAP	NAP			58.6%	9/28/2015	NAP	NAP	NAP
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	23,600,000	9/15/2015	NAP	NAP	64.0%	56.3%	89.2%		NAP	NAP
20.01	Property				High Ground Self Storage	12,400,000	9/15/2015	NAP	NAP			89.4%	10/15/2015	NAP	NAP	NAP
20.02	Property				Guardian Self Storage	11,200,000	9/15/2015	NAP	NAP			89.0%	10/15/2015	NAP	NAP	NAP
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	19,550,000	6/5/2015	20,750,000	6/1/2016	73.1%	65.7%	90.1%	8/31/2015	NAP	NAP	Service Merchandise (Bed Bath & Beyond / Michael’s Sublease)
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	21,050,000	8/17/2015	NAP	NAP	57.1%	52.4%	87.7%	9/3/2015	NAP	NAP	NAP
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	16,200,000	7/9/2015	NAP	NAP	69.0%	56.4%	77.8%	7/1/2015	NAP	NAP	Spotts Fain, P.C.
24	Loan	41	RMF	RMF	Canyon Corners	14,480,000	8/2/2015	NAP	NAP	74.5%	65.7%	97.2%	9/18/2015	NAP	NAP	In-Shape Fitness
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	15,000,000	8/14/2015	NAP	NAP	70.8%	52.5%	100.0%	9/1/2015	NAP	NAP	Versacold USA, Inc
26	Loan		RMF	RMF	Great Value Portfolio	12,790,000	7/31/2015	NAP	NAP	75.0%	70.5%	89.2%		NAP	NAP
26.01	Property				Uncle Bob’s Self Storage - Flowood	4,720,000	7/31/2015	NAP	NAP			89.3%	7/1/2015	NAP	NAP	NAP
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg	4,160,000	7/31/2015	NAP	NAP			87.7%	7/1/2015	NAP	NAP	NAP
26.03	Property				Uncle Bob’s Self Storage - Brandon	3,910,000	7/31/2015	NAP	NAP			90.8%	7/1/2015	NAP	NAP	NAP
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	10,400,000	8/31/2015	13,700,000	10/1/2018	68.8%	51.4%	74.8%	7/31/2015	116.80	87.32	NAP
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	9,190,000	Various	9,360,000	Various	73.7%	62.2%	89.3%		NAP	NAP
28.01	Property				Kensington Park	7,100,000	8/17/2015	7,270,000	8/1/2016			86.3%	8/7/2015	NAP	NAP	Chipotle
28.02	Property				Dean Lakes	2,090,000	8/11/2015	NAP	NAP			100.0%	8/11/2015	NAP	NAP	Siriouthay’s Deli & Grocery
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	8,300,000	5/18/2015	NAP	NAP	74.4%	69.2%	91.0%	1/31/2015	NAP	NAP	The Learning Experience
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	8,500,000	5/11/2015	NAP	NAP	72.0%	65.9%	99.0%	8/31/2015	NAP	NAP	NAP
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	9,650,000	8/10/2015	NAP	NAP	62.2%	62.2%	96.7%	9/7/2015	NAP	NAP	NAP
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	8,200,000	8/21/2015	NAP	NAP	73.1%	58.7%	100.0%	7/31/2015	NAP	NAP	State Water Resources Control Board
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	8,600,000	6/4/2015	9,900,000	7/1/2017	69.6%	56.5%	70.5%	8/31/2015	85.47	60.25	NAP
34	Loan		RMF	RMF	The Landings at Southgate	8,610,000	7/7/2015	NAP	NAP	67.9%	58.2%	100.0%	9/16/2015	NAP	NAP	NAP
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	8,500,000	6/17/2015	9,200,000	7/1/2016	66.9%	50.4%	68.1%	8/1/2015	NAP	NAP	Milton Hall Practice
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	7,250,000	8/20/2015	NAP	NAP	75.2%	63.3%	100.0%	6/1/2015	NAP	NAP	Douglas J. Institute (Aveda)
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	6,100,000	8/17/2015	NAP	NAP	74.5%	60.9%	95.2%	8/15/2015	NAP	NAP	NAP
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	7,100,000	8/20/2015	NAP	NAP	56.3%	56.3%	83.0%	8/26/2015	NAP	NAP	Sarkis Abulhai (Smoke and Newspaper)
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	6,765,000	7/17/2015	NAP	NAP	59.1%	50.6%	100.0%	7/9/2015	NAP	NAP	Rite Aid
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	5,500,000	9/10/2015	NAP	NAP	72.3%	63.4%	100.0%	9/1/2015	NAP	NAP	The Little Gym
41	Loan		RMF	RMF	White Birch Village	5,620,000	5/21/2015	NAP	NAP	69.2%	57.0%	68.2%	10/2/2015	NAP	NAP	NAP
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	5,150,000	8/20/2015	NAP	NAP	74.2%	61.2%	100.0%	10/1/2015	NAP	NAP	Elon University Retail
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	5,200,000	3/1/2015	NAP	NAP	69.5%	56.8%	66.5%	6/30/2015	72.23	48.03	NAP
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	12,750,000	5/19/2015	NAP	NAP	27.3%	22.1%	69.3%		NAP	NAP
44.01	Property				100 Foxborough Boulevard	6,645,656	5/19/2015	NAP	NAP			91.5%	7/8/2015	NAP	NAP	Iconics
44.02	Property				200 Foxborough Boulevard	6,104,344	5/19/2015	NAP	NAP			45.0%	7/8/2015	NAP	NAP	Paychex
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	6,100,000	8/20/2015	NAP	NAP	54.1%	54.1%	95.4%	10/9/2015	NAP	NAP	NAP
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	6,000,000	8/31/2015	NAP	NAP	55.0%	47.0%	100.0%	9/30/2015	NAP	NAP	Spa Sydell
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	5,200,000	10/15/2015	NAP	NAP	61.5%	56.5%	100.0%	9/7/2015	NAP	NAP	Tractor Supply Company
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	4,250,000	8/17/2015	NAP	NAP	74.6%	61.0%	100.0%	7/30/2015	NAP	NAP	NAP
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	4,080,000	8/7/2015	NAP	NAP	69.8%	57.3%	100.0%	8/1/2015	NAP	NAP	Chipotle
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	4,600,000	6/25/2015	NAP	NAP	60.6%	49.2%	89.8%	8/31/2015	NAP	NAP	Collins Research
51	Loan		CGMRC	CGMRC	Dutch Village	3,840,000	9/10/2015	NAP	NAP	72.3%	61.9%	89.7%	9/1/2015	NAP	NAP	Food Lion
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	3,700,000	8/9/2015	NAP	NAP	73.0%	62.8%	100.0%	7/21/2015	NAP	NAP	Walgreens
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	4,350,000	9/10/2015	NAP	NAP	61.2%	49.6%	100.0%	9/30/2015	NAP	NAP	Plato’s Closet
54	Loan		RMF	RMF	Aliso Creek Office Park	3,950,000	8/26/2015	NAP	NAP	66.9%	55.0%	100.0%	9/28/2015	NAP	NAP	Harcourts Pacific, LLC
55	Loan		RMF	RMF	Alabama Center	3,900,000	5/12/2015	NAP	NAP	64.0%	52.5%	100.0%	7/22/2015	NAP	NAP	Marvins
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	3,180,000	8/13/2015	NAP	NAP	74.7%	60.7%	90.6%	9/1/2015	NAP	NAP	NAP
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	3,400,000	9/10/2015	NAP	NAP	68.3%	56.6%	92.3%	9/1/2015	NAP	NAP	Solantic Corp. (CareSpace)

A-23

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	2,710,000	8/6/2015	NAP	NAP	74.6%	68.9%	93.0%	7/29/2015	NAP	NAP	NAP
59	Loan		CGMRC	CGMRC	Fairfield Bank	3,600,000	9/9/2015	NAP	NAP	55.5%	45.3%	100.0%	9/1/2015	NAP	NAP	Fairfield County Bank
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	2,430,000	8/20/2015	NAP	NAP	66.9%	54.5%	87.1%	8/31/2015	NAP	NAP	Pawsh Grooming & Boarding
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	2,075,000	7/1/2015	NAP	NAP	74.6%	63.5%	94.5%	8/1/2015	NAP	NAP	NAP
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	2,050,000	8/26/2015	NAP	NAP	74.8%	61.2%	96.2%	8/21/2015	NAP	NAP	NAP
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	2,000,000	6/18/2015	NAP	NAP	62.3%	50.7%	100.0%	7/1/2015	NAP	NAP	M37, LLC d/b/a/ The Coop
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	2,400,000	3/26/2015	NAP	NAP	45.5%	37.2%	87.1%	4/1/2015	NAP	NAP	Passero’s Pizza

A-24

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
1	Loan		GSMC	GSMC	Paramus Park	16,281	7/31/2020	L.L. Bean	14,877	11/30/2021	Gap/Gap Kids/Baby Gap	11,730	5/31/2019
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	121,055	6/30/2025	Crowell & Moring	100,120	2/29/2024	Aspen Insurance	72,327	2/29/2032
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	218,518	7/31/2017	Dillard’s Women	162,755	1/31/2017	Dillard’s Men’s & Children	93,949	1/31/2017
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront			NAP			NAP
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments			NAP			NAP
6	Loan		RMF	RMF	DoubleTree Jersey City			NAP			NAP
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center
7.01	Property				111 East Wacker Drive	139,252	8/31/2023	Combined Insurance Company	99,204	7/14/2021	Taft Stettinius & Hollister	69,298	5/31/2025
7.02	Property				233 North Michigan Avenue	184,042	11/30/2020	Clear Channel Broadcasting	73,353	7/31/2024	Young & Rubicam, Inc.	69,292	11/30/2018
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	119,350	6/30/2016	EIM Management	22,700	10/31/2018	Scientific Games Corp	22,700	4/30/2018
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown			NAP			NAP
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio
10.01	Property				Embassy Suites Concord, NC			NAP			NAP
10.02	Property				Embassy Suites Murfreesboro, TN			NAP			NAP
10.03	Property				Embassy Suites Norman, OK			NAP			NAP
10.04	Property				Courtyard by Marriott Dallas/Allen, TX			NAP			NAP
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ			NAP			NAP
10.06	Property				Embassy Suites Huntsville, AL			NAP			NAP
10.07	Property				Residence Inn by Marriott Kansas City, MO			NAP			NAP
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot			NAP			NAP
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	18,613	8/31/2019	Chase Executive Suite	16,341	11/30/2019	Marian Health	13,262	5/31/2017
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	149,863	2/28/2022	NAP			NAP
14	Loan		CGMRC	CGMRC	Commerce Center	75,785	3/31/2024	Chutney Partners	11,544	3/31/2017	CVS/Hook Superx	10,880	1/31/2026
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4
15.01	Property				Willows			NAP			NAP
15.02	Property				North Lamar MHC			NAP			NAP
15.03	Property				Midway Village			NAP			NAP
15.04	Property				Pitcher Park & Pitcher North			NAP			NAP
15.05	Property				Oak Grove			NAP			NAP
15.06	Property				Apple Acres			NAP			NAP
15.07	Property				Rolling Hills			NAP			NAP
15.08	Property				North Star			NAP			NAP
15.09	Property				Green Meadows			NAP			NAP
15.10	Property				Ennis MHC			NAP			NAP
15.11	Property				Grafton			NAP			NAP
15.12	Property				Cimarron Park			NAP			NAP
15.13	Property				Walls MHC			NAP			NAP
16	Loan	35	GSMC	GSMC	Oceaneering	153,894	4/30/2030	NAP			NAP
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	43,644	6/30/2019	Kaleidoscope	32,399	6/30/2024	Pioneer Environmental	7,100	9/30/2017
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	16,065	9/30/2027	Milk & Honey Granola	15,446	12/31/2017	The Metraflex Company	12,524	8/31/2017
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL
19.01	Property				Iron Guard Storage Del Valle			NAP			NAP
19.02	Property				Iron Guard Storage Tomball			NAP			NAP
19.03	Property				Iron Guard Storage Montgomery			NAP			NAP
19.04	Property				Iron Guard Storage Conroe			NAP			NAP
19.05	Property				Iron Guard Storage Canyon			NAP			NAP

A-25

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
19.06	Property				Iron Guard Storage Donna			NAP			NAP
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio
20.01	Property				High Ground Self Storage			NAP			NAP
20.02	Property				Guardian Self Storage			NAP			NAP
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	53,243	2/28/2019	Ross Dress for Less	28,800	1/31/2019	Party City	15,275	1/31/2019
22	Loan		CGMRC	CGMRC	The Grove at San Angelo			NAP			NAP
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	29,752	4/1/2020	MMG, LLC (Hourigan Const.)	24,353	12/31/2021	VCUHS Communications	16,057	12/31/2017
24	Loan	41	RMF	RMF	Canyon Corners	18,140	8/31/2023	Goodwill	5,259	2/29/2024	Montessori School	4,362	3/31/2017
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	715,487	8/10/2025	NAP			NAP
26	Loan		RMF	RMF	Great Value Portfolio
26.01	Property				Uncle Bob’s Self Storage - Flowood			NAP			NAP
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg			NAP			NAP
26.03	Property				Uncle Bob’s Self Storage - Brandon			NAP			NAP
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg			NAP			NAP
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes
28.01	Property				Kensington Park	3,077	11/17/2024	Potbelly	2,611	11/30/2019	Noodles & Co.	2,452	12/31/2019
28.02	Property				Dean Lakes	2,920	9/30/2019	Shakopee Wine Cellars	2,524	7/31/2024	Qdoba	2,478	6/30/2021
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	14,001	8/1/2019	Mt. Bethel Senior Daycare Center	7,667	6/30/2020	Sun Edison	4,931	3/11/2017
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments			NAP			NAP
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village			NAP			NAP
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	34,960	10/31/2021	Earth Systems Services, Inc.	7,387	8/31/2016	San Luis Obispo ENT Specialists	4,016	2/25/2020
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers			NAP			NAP
34	Loan		RMF	RMF	The Landings at Southgate			NAP			NAP
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	8,220	7/31/2023	GVRA	6,787	6/30/2016	Mark Chastain M.D.	5,000	1/31/2018
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	16,467	12/31/2024	TIAA	8,500	12/31/2017	Kraus and Associates	1,326	8/31/2017
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments			NAP			NAP
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	1,575	2/29/2016	D Jango’s Masud Ahmed Coffee Shop	1,064	12/31/2017	NAP
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	13,824	8/28/2028	NAP			NAP
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	3,065	8/31/2017	Rapid Refill Ink	2,335	11/30/2018	ARCH Educational Services	2,200	4/30/2019
41	Loan		RMF	RMF	White Birch Village			NAP			NAP
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	14,741	7/31/2026	Pandora’s Pies	2,951	10/31/2018	Guy Carpenter	1,932	5/31/2019
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem			NAP			NAP
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard
44.01	Property				100 Foxborough Boulevard	19,192	6/30/2018	Crossmark	11,812	7/31/2018	Weston & Sampson Engineers	9,460	4/30/2018
44.02	Property				200 Foxborough Boulevard	13,609	10/31/2018	Global Experience Specialists	7,372	1/31/2018	AEMC Instruments	5,624	9/30/2016
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage			NAP			NAP
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	8,899	9/30/2025	The Mattress Firm	5,080	8/31/2024	Firehouse Subs	1,890	8/31/2025
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	21,702	9/30/2030	NAP			NAP
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments			NAP			NAP
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	3,000	10/1/2024	Firehouse Subs	1,800	9/30/2020	Donut Factory	1,435	11/30/2020
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	11,425	7/31/2021	Armstrong & Associates	4,800	10/31/2018	Bropac Enterprises (DPI/Alpha Graphics)	4,800	3/31/2016
51	Loan		CGMRC	CGMRC	Dutch Village	30,720	4/11/2026	Dollar Tree	6,000	9/30/2016	Black Belt World	3,600	12/31/2016
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	15,525	9/30/2055	NAP			NAP
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	5,690	10/31/2020	Sushi Axiom	4,105	10/31/2016	Baja Sun	2,288	8/31/2020
54	Loan		RMF	RMF	Aliso Creek Office Park	5,265	9/27/2020	Preferred Group Properties	3,970	9/27/2020	Emerald Bay	1,815	9/27/2021
55	Loan		RMF	RMF	Alabama Center	35,000	12/30/2022	Tractor Supply Company	26,980	1/31/2020	Dollar Tree	11,000	7/31/2019
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments			NAP			NAP
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	3,798	9/30/2018	Banyan Dental	2,005	8/31/2018	Batteries Plus Bulbs	1,795	9/30/2018

A-26

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center			NAP			NAP
59	Loan		CGMRC	CGMRC	Fairfield Bank	4,000	11/30/2022	NAP			NAP
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	2,750	4/30/2019	Main Street Tax Advisors	2,100	4/30/2019	Domino’s Pizza	1,682	2/9/2017
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage			NAP			NAP
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage			NAP			NAP
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	2,500	6/30/2020	Floyd’s 99 Barbershop	1,889	6/30/2022	NAP
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	3,460	4/30/2017	La Tan	3,226	10/31/2017	Clean & Fresh Laundry	3,226	5/31/2016

A-27

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N
1	Loan		GSMC	GSMC	Paramus Park	Abercrombie & Fitch	8,980	1/31/2020	Express	8,212	1/31/2023	8/11/2015	No
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	Morgan Stanley	47,996	7/31/2025	Bonhams	41,237	1/31/2025	8/27/2015	No
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	Premiere Cinemas	61,796	4/30/2032	Bealls (GL)	40,000	1/31/2022	9/1/2015	No
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	NAP			NAP			10/21/2015	No
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	NAP			NAP			7/3/2015	No
6	Loan		RMF	RMF	DoubleTree Jersey City	NAP			NAP			8/21/2015	No
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center
7.01	Property				111 East Wacker Drive	Zenith Media Services, Inc.	66,768	7/31/2019	State Boards of Nursing	35,174	4/30/2022	8/4/2015	No
7.02	Property				233 North Michigan Avenue	American Health Information	34,780	10/31/2024	Burrell Communications Group	34,508	12/31/2023	8/4/2015	No
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	J. Choo USA	20,000	1/31/2021	Keryx Biopharmaceuticals	18,460	9/30/2016	5/21/2015	No
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	NAP			NAP			7/22/2015	No
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio
10.01	Property				Embassy Suites Concord, NC	NAP			NAP			6/25/2015	No
10.02	Property				Embassy Suites Murfreesboro, TN	NAP			NAP			6/24/2015	No
10.03	Property				Embassy Suites Norman, OK	NAP			NAP			6/24/2015	No
10.04	Property				Courtyard by Marriott Dallas/Allen, TX	NAP			NAP			6/24/2015	No
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ	NAP			NAP			6/25/2015	No
10.06	Property				Embassy Suites Huntsville, AL	NAP			NAP			6/25/2015	No
10.07	Property				Residence Inn by Marriott Kansas City, MO	NAP			NAP			6/25/2015	No
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	NAP			NAP			7/20/2015	No
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	Educating Young Minds	10,098	5/31/2017	Hollywood Enterprises	8,040	6/30/2016	8/7/2015	No
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	NAP			NAP			8/19/2015	No
14	Loan		CGMRC	CGMRC	Commerce Center	Perfect Foods / Rupee Room	10,061	8/31/2020	Buffalo Wild Wings	7,440	10/31/2019	7/15/2015	No
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4
15.01	Property				Willows	NAP			NAP			7/21/2015	No
15.02	Property				North Lamar MHC	NAP			NAP			7/21/2015	No
15.03	Property				Midway Village	NAP			NAP			7/22/2015	No
15.04	Property				Pitcher Park & Pitcher North	NAP			NAP			7/29/2015	No
15.05	Property				Oak Grove	NAP			NAP			7/21/2015	No
15.06	Property				Apple Acres	NAP			NAP			7/21/2015	No
15.07	Property				Rolling Hills	NAP			NAP			7/21/2015	No
15.08	Property				North Star	NAP			NAP			7/21/2015	No
15.09	Property				Green Meadows	NAP			NAP			7/21/2015	No
15.10	Property				Ennis MHC	NAP			NAP			7/21/2015	No
15.11	Property				Grafton	NAP			NAP			7/21/2015	No
15.12	Property				Cimarron Park	NAP			NAP			7/21/2015	No
15.13	Property				Walls MHC	NAP			NAP			7/21/2015	No
16	Loan	35	GSMC	GSMC	Oceaneering	NAP			NAP			10/9/2015	No
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	Little City Foundation	6,310	11/30/2017	The Children’s Place	5,904	11/30/2018	9/25/2015	No
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	US Compliance	9,893	4/30/2018	Pioneer Environmental	5,175	9/30/2017	9/25/2015	No
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL
19.01	Property				Iron Guard Storage Del Valle	NAP			NAP			9/17/2015	No
19.02	Property				Iron Guard Storage Tomball	NAP			NAP			9/17/2015	No
19.03	Property				Iron Guard Storage Montgomery	NAP			NAP			9/17/2015	No
19.04	Property				Iron Guard Storage Conroe	NAP			NAP			9/17/2015	No
19.05	Property				Iron Guard Storage Canyon	NAP			NAP			9/17/2015	No

A-28

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N
19.06	Property				Iron Guard Storage Donna	NAP			NAP			9/17/2015	No
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio
20.01	Property				High Ground Self Storage	NAP			NAP			9/30/2015	No
20.02	Property				Guardian Self Storage	NAP			NAP			9/23/2015	No
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	Hancock Fabrics	11,250	12/31/2018	Dollar Tree	10,400	8/30/2018	6/15/2015	No
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	NAP			NAP			8/14/2015	No
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	US Navy	11,632	12/31/2021	Brenner, Evans & Milliman, P.C.	6,954	7/31/2016	7/14/2015	Yes
24	Loan	41	RMF	RMF	Canyon Corners	Mia Zacatecas	4,149	5/31/2019	Junction Brewery	3,409	10/31/2019	9/15/2015	No
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	NAP			NAP			8/19/2015	No
26	Loan		RMF	RMF	Great Value Portfolio
26.01	Property				Uncle Bob’s Self Storage - Flowood	NAP			NAP			8/4/2015	No
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg	NAP			NAP			8/4/2015	No
26.03	Property				Uncle Bob’s Self Storage - Brandon	NAP			NAP			8/4/2015	No
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	NAP			NAP			9/14/2015	No
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes
28.01	Property				Kensington Park	Sprint	2,089	12/31/2017	Labor Ready	1,987	9/30/2020	8/25/2015	No
28.02	Property				Dean Lakes	NAP			NAP			8/24/2015	No
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	The Watchung Pediatric Group	4,369	6/13/2019	Complete Health & Fitness	2,500	8/31/2016	6/1/2015	No
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	NAP			NAP			5/18/2015	No
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	NAP			NAP			9/14/2015	No
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	SLO Cognitive Behavioral Treatment Center	2,315	9/30/2019	Murphy Bank	1,381	11/18/2018	10/26/2015	No
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	NAP			NAP			6/15/2015	No
34	Loan		RMF	RMF	The Landings at Southgate	NAP			NAP			8/12/2015	No
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	LDI	4,713	3/31/2019	U.S. Rep. Lynn Westmoreland	2,641	1/2/2017	6/22/2015	No
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	NAP			NAP			8/5/2015	Yes
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	NAP			NAP			8/25/2015	No
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	NAP			NAP			10/19/2015	No
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	NAP			NAP			7/8/2015	No
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	Texsun Pools	2,054	10/31/2016	Dr. Lois Chu	1,921	12/31/2021	9/4/2015	Yes
41	Loan		RMF	RMF	White Birch Village	NAP			NAP			5/26/2015	No
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	Wells Fargo (ATM)	144	7/31/2026	NAP			10/7/2015	No
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	NAP			NAP			4/2/2015	No
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard
44.01	Property				100 Foxborough Boulevard	Gloves Galeton	7,769	7/31/2018	Energyne	5,982	3/31/2019	9/25/2015	No
44.02	Property				200 Foxborough Boulevard	NAP			NAP			9/25/2015	No
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	NAP			NAP			11/3/2015	No
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	NAP			NAP			9/15/2015	No
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	NAP			NAP			8/28/2015	No
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	NAP			NAP			8/24/2015	No
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	Marble Slab	1,365	11/30/2018	Great Clips	1,200	2/28/2019	8/24/2015	No
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	Charlotte Walls & Ceilings	4,752	12/31/2016	Carolina Weekly Newspaper	3,449	8/31/2016	9/15/2015	No
51	Loan		CGMRC	CGMRC	Dutch Village	Subway	2,100	12/31/2018	El Rio Mexican Restaurant	2,100	6/30/2019	9/15/2015	No
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	NAP			NAP			8/7/2015	No
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	Bombay Grill	1,750	11/30/2019	Realty Ventures	1,240	6/1/2018	11/3/2015	No
54	Loan		RMF	RMF	Aliso Creek Office Park	Taylor Escrow	1,537	9/27/2019	Tom Gorski Insurance Agency	1,450	5/31/2020	9/2/2015	No
55	Loan		RMF	RMF	Alabama Center	NAP			NAP			7/7/2015	No
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	NAP			NAP			10/16/2015	No
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	Vero Beach Cat Hospital	1,266	9/30/2018	Sake Nail	1,266	8/31/2019	9/24/2015	No

A-29

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	NAP			NAP			11/3/2015	No
59	Loan		CGMRC	CGMRC	Fairfield Bank	NAP			NAP			9/15/2015	No
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	Gulf Coast Compounding Pharmacy	1,600	6/30/2020	The Final Touch Hair Salon	1,350	5/31/2017	10/26/2015	No
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	NAP			NAP			9/17/2015	No
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	NAP			NAP			10/14/2015	No
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	NAP			NAP			8/28/2015	No
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	Brumley Veterinarian	2,346	6/30/2016	Hair Cuttery	1,173	2/28/2017	5/14/2015	No

A-30

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)
1	Loan		GSMC	GSMC	Paramus Park	NAP	8/7/2015	NAP	NAP	No	0	0	0	0	0	0
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	NAP	9/2/2015	NAP	NAP	No	0	0	0	0	0	0
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	NAP	10/19/2015	NAP	NAP	No	0	0	0	0	517,000	0
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	NAP	10/21/2015	NAP	NAP	No	0	0	0	0	0	0
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	NAP	8/17/2015	NAP	NAP	No	178,371	89,186	33,867	16,934	0	9,067
6	Loan		RMF	RMF	DoubleTree Jersey City	NAP	8/14/2015	NAP	NAP	No	0	0	0	0	0	48,263
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center					No	1,922,899	961,450	0	0	0	34,865
7.01	Property				111 East Wacker Drive	NAP	7/20/2015	NAP	NAP	No
7.02	Property				233 North Michigan Avenue	NAP	7/20/2015	NAP	NAP	No
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	NAP	5/19/2015	NAP	NAP	No	2,724,550	544,910	0	0	0	6,371
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	NAP	7/22/2015	7/22/2015	13%	No	245,311	61,328	58,129	29,064	0	91,187
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio					No	3,172,482	358,585	0	0	0	360,433
10.01	Property				Embassy Suites Concord, NC	NAP	6/24/2015	NAP	NAP	No
10.02	Property				Embassy Suites Murfreesboro, TN	NAP	6/24/2015	NAP	NAP	No
10.03	Property				Embassy Suites Norman, OK	NAP	6/24/2015	NAP	NAP	No
10.04	Property				Courtyard by Marriott Dallas/Allen, TX	NAP	6/24/2015	NAP	NAP	No
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ	NAP	6/24/2015	NAP	NAP	No
10.06	Property				Embassy Suites Huntsville, AL	NAP	6/24/2015	NAP	NAP	No
10.07	Property				Residence Inn by Marriott Kansas City, MO	NAP	6/24/2015	NAP	NAP	No
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	NAP	7/22/2015	7/22/2015	12%	No	533,964	66,746	70,120	23,373	0	106,864
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	NAP	8/10/2015	8/10/2015	34%	Yes	152,451	19,053	15,414	7,707	0	3,747
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	NAP	8/19/2015	NAP	NAP	No	42,654	21,327	18,573	3,096	0	2,498
14	Loan		CGMRC	CGMRC	Commerce Center	NAP	7/14/2015	NAP	NAP	No	73,598	73,598	48,199	6,025	0	1,955
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4					No	189,552	21,061	0	10,940	0	5,238
15.01	Property				Willows	NAP	7/29/2015	NAP	NAP	No
15.02	Property				North Lamar MHC	NAP	7/27/2015	NAP	NAP	No
15.03	Property				Midway Village	NAP	7/27/2015	NAP	NAP	No
15.04	Property				Pitcher Park & Pitcher North	NAP	7/29/2015	NAP	NAP	No
15.05	Property				Oak Grove	NAP	7/21/2015	NAP	NAP	No
15.06	Property				Apple Acres	NAP	7/27/2015	NAP	NAP	No
15.07	Property				Rolling Hills	NAP	7/22/2015	NAP	NAP	No
15.08	Property				North Star	NAP	7/21/2015	NAP	NAP	No
15.09	Property				Green Meadows	NAP	7/21/2015	NAP	NAP	No
15.10	Property				Ennis MHC	NAP	7/22/2015	NAP	NAP	No
15.11	Property				Grafton	NAP	10/22/2015	NAP	NAP	No
15.12	Property				Cimarron Park	NAP	7/29/2015	NAP	NAP	No
15.13	Property				Walls MHC	NAP	7/23/2015	NAP	NAP	No
16	Loan	35	GSMC	GSMC	Oceaneering	NAP	10/14/2015	NAP	NAP	No	0	17,565	6,371	3,186	0	0
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	NAP	10/14/2015	NAP	NAP	No	25,417	24,417	34,943	2,254	3,116	3,116
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	NAP	8/21/2015	NAP	NAP	No	1,856	1,856	11,299	1,027	2,112	2,112
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL					No	272,837	27,284	30,012	3,751	0	3,757
19.01	Property				Iron Guard Storage Del Valle	NAP	9/17/2015	NAP	NAP	No
19.02	Property				Iron Guard Storage Tomball	NAP	9/17/2015	NAP	NAP	No
19.03	Property				Iron Guard Storage Montgomery	NAP	9/17/2015	NAP	NAP	No
19.04	Property				Iron Guard Storage Conroe	NAP	9/17/2015	NAP	NAP	No
19.05	Property				Iron Guard Storage Canyon	NAP	9/17/2015	NAP	NAP	No

A-31

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)
19.06	Property				Iron Guard Storage Donna	NAP	9/17/2015	NAP	NAP	No
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio					No	74,113	6,417	7,031	3,348	0	2,740
20.01	Property				High Ground Self Storage	NAP	9/30/2015	NAP	NAP	No
20.02	Property				Guardian Self Storage	NAP	9/30/2015	NAP	NAP	No
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	NAP	6/15/2015	NAP	NAP	No	32,073	15,273	61,409	14,621	0	2,202
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	NAP	8/14/2015	NAP	NAP	No	167,426	16,743	44,934	3,456	0	6,300
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	9/9/2015	7/14/2015	NAP	NAP	No	86,891	14,482	25,619	803	0	2,334
24	Loan	41	RMF	RMF	Canyon Corners	NAP	9/11/2015	9/21/2015	9%	No	76,678	9,128	6,322	2,007	0	624
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	NAP	8/21/2015	NAP	NAP	No	49,163	12,291	99,978	12,497	275,000	8,347
26	Loan		RMF	RMF	Great Value Portfolio					No	89,149	8,490	36,706	4,370	0	2,981
26.01	Property				Uncle Bob’s Self Storage - Flowood	NAP	8/4/2015	NAP	NAP	No
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg	NAP	8/4/2015	NAP	NAP	No
26.03	Property				Uncle Bob’s Self Storage - Brandon	NAP	8/4/2015	NAP	NAP	No
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	NAP	9/10/2015	NAP	NAP	No	57,789	8,256	9,318	3,106	0	10,305
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes					No	39,053	19,526	1,742	871	0	602
28.01	Property				Kensington Park	NAP	8/25/2015	NAP	NAP	No
28.02	Property				Dean Lakes	NAP	8/25/2015	NAP	NAP	No
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	NAP	5/29/2015	NAP	NAP	No	16,977	8,489	5,295	1,765	0	695
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	NAP	5/18/2015	NAP	NAP	No	79,855	13,309	8,979	2,245	2,400	2,400
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	NAP	8/19/2015	NAP	NAP	No	76,953	6,996	14,100	2,350	0	3,388
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	NAP	10/26/2015	10/26/2015	8%	No	43,768	5,471	6,792	2,264	834	834
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	NAP	6/16/2015	NAP	NAP	No	36,939	4,397	16,513	2,621	0	7,069
34	Loan		RMF	RMF	The Landings at Southgate	NAP	8/12/2015	NAP	NAP	No	38,072	6,043	4,208	2,004	0	2,333
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	NAP	6/22/2015	NAP	NAP	No	85,544	7,129	3,106	1,553	0	1,004
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	8/4/2015	7/23/2015	NAP	NAP	No	86,894	14,482	1,356	452	0	570
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	NAP	8/24/2015	NAP	NAP	No	24,503	6,126	10,854	3,618	50,000	4,000
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	NAP	10/19/2015	8/26/2015	10%	No	4,825	4,825	900	900	1,705	1,705
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	NAP	7/8/2015	NAP	NAP	No	0	0	0	0	0	0
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	9/4/2015	9/15/2015	NAP	NAP	No	115,295	10,481	9,231	1,154	0	794
41	Loan		RMF	RMF	White Birch Village	NAP	5/22/2015	NAP	NAP	No	19,553	3,724	18,422	1,949	0	2,817
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	NAP	10/7/2015	NAP	NAP	No	11,489	2,872	883	442	0	329
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	NAP	4/2/2015	NAP	NAP	No	17,452	3,491	939	939	3,355	3,355
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard					No	15,680	15,680	19,104	1,737	0	0
44.01	Property				100 Foxborough Boulevard	NAP	9/25/2015	NAP	NAP	No
44.02	Property				200 Foxborough Boulevard	NAP	9/25/2015	NAP	NAP	No
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	NAP	11/3/2015	8/27/2015	8%	No	5,424	5,424	2,552	2,552	1,508	1,508
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	NAP	9/15/2015	NAP	NAP	No	4,610	2,305	5,278	440	0	198
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	NAP	9/18/2015	NAP	NAP	No	0	0	0	0	0	271
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	NAP	8/25/2015	NAP	NAP	No	9,346	2,336	18,667	1,697	0	897
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	NAP	8/24/2015	NAP	NAP	No	44,283	4,026	11,295	941	35,000	150
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	NAP	9/15/2015	NAP	NAP	No	4,367	4,367	5,640	627	1,490	1,490
51	Loan		CGMRC	CGMRC	Dutch Village	NAP	9/15/2015	NAP	NAP	No	14,885	3,721	4,104	1,368	0	1,455
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	NAP	8/7/2015	NAP	NAP	No	0	0	3,037	506	50,000	194
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	NAP	11/3/2015	NAP	NAP	No	7,530	7,530	2,244	2,244	465	465
54	Loan		RMF	RMF	Aliso Creek Office Park	NAP	9/4/2015	9/3/2015	10%	No	25,667	3,492	4,953	363	0	292
55	Loan		RMF	RMF	Alabama Center	NAP	7/7/2015	NAP	NAP	No	18,615	1,612	3,516	1,674	0	912
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	NAP	10/16/2015	NAP	NAP	No	9,826	4,913	2,242	2,242	2,125	2,125
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	NAP	9/24/2015	NAP	NAP	No	3,005	3,005	5,099	1,020	0	301

A-32

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	NAP	11/3/2015	NAP	NAP	No	49,066	4,907	1,494	1,494	649	649
59	Loan		CGMRC	CGMRC	Fairfield Bank	NAP	9/15/2015	NAP	NAP	No	0	0	0	0	0	0
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	NAP	10/26/2015	NAP	NAP	No	19,312	2,414	20,530	2,933	533	533
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	NAP	9/17/2015	NAP	NAP	No	11,100	1,386	742	742	962	962
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	NAP	10/14/2015	NAP	NAP	No	16,265	1,807	615	615	703	703
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	NAP	8/28/2015	NAP	NAP	No	842	842	2,205	200	680	680
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	NAP	5/14/2015	NAP	NAP	No	22,972	5,743	0	1,043	337	337

A-33

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
1	Loan		GSMC	GSMC	Paramus Park	77,218	0	0	308,871	0	0	0	0	0	0	0
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	0	19,000,000	0	0	0	0	0	0	0	0	32,111,456
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	127,068	0	0	508,298	0	0	0	0	0	0	0
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	0	0	0	0	0	0	300,000	0	0	0	3,500,000
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	0	0	0	0	0	0	54,835	0	0	0	0
6	Loan		RMF	RMF	DoubleTree Jersey City	0	0	0	0	0	0	0	0	0	0	0
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	0	12,500,000	0	15,000,000	0	0	819,250	0	0	0	17,363,373
7.01	Property				111 East Wacker Drive
7.02	Property				233 North Michigan Avenue
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	0	0	32,232	1,933,920	0	0	0	0	0	0	8,446,960
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	0	0	0	0	0	0	1,875	0	0	0	365,104
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	0	0	0	0	0	0	0	0	0	0	8,562,974
10.01	Property				Embassy Suites Concord, NC
10.02	Property				Embassy Suites Murfreesboro, TN
10.03	Property				Embassy Suites Norman, OK
10.04	Property				Courtyard by Marriott Dallas/Allen, TX
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ
10.06	Property				Embassy Suites Huntsville, AL
10.07	Property				Residence Inn by Marriott Kansas City, MO
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	0	0	0	0	0	0	0	0	0	0	10,546,162
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	0	0	18,847	1,130,823	0	0	24,938	0	0	0	67,651
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	0	0	0	0	0	0	0	0	0	0	957,268
14	Loan		CGMRC	CGMRC	Commerce Center	0	0	10,417	250,000	0	0	41,250	0	49,628	0	153,000
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	0	0	0	0	0	0	203,163	0	0	0	1,485,000
15.01	Property				Willows
15.02	Property				North Lamar MHC
15.03	Property				Midway Village
15.04	Property				Pitcher Park & Pitcher North
15.05	Property				Oak Grove
15.06	Property				Apple Acres
15.07	Property				Rolling Hills
15.08	Property				North Star
15.09	Property				Green Meadows
15.10	Property				Ennis MHC
15.11	Property				Grafton
15.12	Property				Cimarron Park
15.13	Property				Walls MHC
16	Loan	35	GSMC	GSMC	Oceaneering	46,168	0	0	0	0	0	20,000	0	0	0	0
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	0	7,706	7,706	125,000	0	0	0	0	0	0	660,000
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	0	3,326	3,326	50,000	0	0	13,500	0	0	0	129,000
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	90,172	0	0	0	0	0	131,156	0	0	0	0
19.01	Property				Iron Guard Storage Del Valle
19.02	Property				Iron Guard Storage Tomball
19.03	Property				Iron Guard Storage Montgomery
19.04	Property				Iron Guard Storage Conroe
19.05	Property				Iron Guard Storage Canyon

A-34

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
19.06	Property				Iron Guard Storage Donna
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	0	0	0	0	0	0	3,125	0	0	0	0
20.01	Property				High Ground Self Storage
20.02	Property				Guardian Self Storage
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	0	0	6,951	0	0	0	254,850	0	0	0	1,044,135
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	0	0	0	0	0	0	0	0	0	0	0
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	0	850,000	0	850,000	0	0	85,000	0	0	0	443,162
24	Loan	41	RMF	RMF	Canyon Corners	22,482	150,000	0	149,880	0	0	19,325	0	0	0	104,167
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	0	0	11,925	429,292	0	0	69,375	0	0	0	835,075
26	Loan		RMF	RMF	Great Value Portfolio	0	0	0	0	0	0	88,908	0	0	0	0
26.01	Property				Uncle Bob’s Self Storage - Flowood
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg
26.03	Property				Uncle Bob’s Self Storage - Brandon
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	0	0	0	0	0	0	0	0	0	0	2,118,960
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	0	0	4,499	269,915	0	0	0	0	0	0	49,840
28.01	Property				Kensington Park
28.02	Property				Dean Lakes
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	0	52,071	5,213	0	0	0	3,750	0	0	0	15,813
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	0	0	0	0	0	0	55,750	0	0	0	0
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	112,500	0	0	0	35,433	0	7,800	0	0	0	0
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	0	175,000	7,300	0	0	0	243,750	0	0	0	112,255
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	0	0	0	0	0	0	0	0	0	0	728,178
34	Loan		RMF	RMF	The Landings at Southgate	56,000	0	0	0	0	0	0	0	0	0	0
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	36,126	150,000	5,017	180,627	0	0	0	0	0	0	0
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	20,508	63,750	2,191	0	0	0	0	0	0	0	0
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	0	0	0	0	0	0	59,750	0	0	0	0
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	0	0	0	0	0	0	0	0	0	0	0
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	0	0	0	0	0	0	0	0	0	0	0
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	0	0	1,955	66,441	0	0	4,437	0	0	0	0
41	Loan		RMF	RMF	White Birch Village	0	0	0	0	0	0	22,281	0	0	0	2,100
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	0	50,000	0	50,000	0	0	20,000	0	0	0	0
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	0	0	0	0	0	0	0	0	0	0	312,500
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	0	8,715	8,715	250,000	0	0	0	0	0	0	0
44.01	Property				100 Foxborough Boulevard
44.02	Property				200 Foxborough Boulevard
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	0	0	0	0	0	0	13,500	0	0	0	0
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	0	50,000	0	50,000	0	0	7,500	0	0	0	101,644
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	9,766	0	0	0	0	0	0	0	0	0	0
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	0	0	0	0	0	0	0	0	0	0	0
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	0	0	1,500	90,000	0	0	0	0	0	0	49,107
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	0	75,000	0	75,000	0	0	0	0	0	0	0
51	Loan		CGMRC	CGMRC	Dutch Village	100,000	29,100	2,425	100,000	0	0	41,813	0	0	0	0
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	0	0	0	0	0	0	4,750	0	0	0	0
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	0	65,000	1,884	100,000	0	0	0	0	0	0	0
54	Loan		RMF	RMF	Aliso Creek Office Park	0	0	1,256	0	0	0	19,625	0	0	0	0
55	Loan		RMF	RMF	Alabama Center	0	0	1,825	0	0	0	9,375	0	0	0	0
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	0	0	0	0	0	0	35,750	0	0	0	0
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	0	100,000	0	100,000	0	0	0	0	0	0	23,980

A-35

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	0	0	0	0	0	0	0	0	0	0	0
59	Loan		CGMRC	CGMRC	Fairfield Bank	0	0	0	0	0	0	0	0	0	0	0
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	0	1,454	1,454	0	0	0	0	0	0	0	8,362
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	0	0	0	0	0	0	7,963	0	0	0	0
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	0	0	0	0	0	0	4,813	0	0	0	0
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	0	574	574	35,000	0	0	4,219	0	0	0	32,000
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	0	75,000	0	75,000	0	0	0	0	0	0	8,065

A-36

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Other Reserve ($)	Other Reserve Description	Borrower Name
1	Loan		GSMC	GSMC	Paramus Park	0		Paramus Park Shopping Center Limited Partnership
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	0	Unfunded Obligations Reserve	590 Madison Avenue, LLC
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	0		Macerich South Plains LP
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	62,500	Plaza Reserves Holdback ($3,000,000), Ground Rent Holdback ($500,000), Monthly Ground Rent Reserve ($62,500)	DiamondRock Boston Owner, LLC and DiamondRock Boston Retail Owner, LLC
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	0		CL Cityview Urban Renewal LLC, RS Bayonne Urban Renewal LLC and Verbena Bayonne Urban Renewal LLC
6	Loan		RMF	RMF	DoubleTree Jersey City	0		JC Grandview Hotel, L.L.C.
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	0	Rent Concessions Reserve ($9,522,057.69); Unfunded Obligations ($7,841,314.87)	IC 233 Building Company LLC and IC 111 Building Company LLC
7.01	Property				111 East Wacker Drive
7.02	Property				233 North Michigan Avenue
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	348,480	Locke Lorde Reserve ($7,750,000); Upfront Ground Rent Reserve ($696,960); Monthly Ground Rent Reserve ($348,480)	International Plaza Associates, L.P.
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	0	Seasonality Reserve ($362,604); Comfort Letter Reserve ($2,500)	Columbia Properties Anchorage, L.P.
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	98,159	PIP Reserve ($5,000,000 Renaissance Glendale, AZ, $1,940,000 Courtyard Allen, TX, $950,000 Residence Inn Kansas City, MO); Upfront Ground Rent Reserve ($672,974) and Monthly Ground Rent Reserve ($98,159)	JQH-Allen Development, LLC, JQH-Concord Development, LLC, JQH-Glendale, AZ Development, LLC, Hammons of Huntsville, LLC, JQH-Kansas City Development, LLC, JQH-Murfreesboro Development, LLC and JQH-Norman Development, LLC
10.01	Property				Embassy Suites Concord, NC
10.02	Property				Embassy Suites Murfreesboro, TN
10.03	Property				Embassy Suites Norman, OK
10.04	Property				Courtyard by Marriott Dallas/Allen, TX
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ
10.06	Property				Embassy Suites Huntsville, AL
10.07	Property				Residence Inn by Marriott Kansas City, MO
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	136,125	Ground Rent Reset Economic Holdback ($9,881,593.11); Seasonality Reserve ($389,819); Ground Lease Reserve ($272,250) and Monthly Ground Lease Reserve ($136,125); Comfort Letter Reserve ($2,500)	CW Hotel Limited Partnership
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	0	Free Rent Reserve	Wilshire Catalina Plaza, LLC
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	0	Unfunded Obligations Reserve Account ($601,835) and Free Rent Reserve ($355,433.44)	Chandler Forum Building LLC
14	Loan		CGMRC	CGMRC	Commerce Center	0	Perfect Foods Rent Reserve ($90,000); Parking Repair Reserve ($63,000)	Commerce Center NB, LLC
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	0	Borrower Owned Home Reserve	Minot MHP, LLC, Fruit Heights MHP, LLC, Grafton MHP, LLC, Evansville MV MHP, LLC, Devils Lake MHP, LLC, Rapid City MHP, LLC, Meadows Greenville MHP, LLC, Oak Grove Greenville MHP, LLC, Willows MHP, LLC, Hamlet MHP, LLC, Ennis MHP, LLC, NL Austin MHP, LLC and Tulsa MHP, LLC
15.01	Property				Willows
15.02	Property				North Lamar MHC
15.03	Property				Midway Village
15.04	Property				Pitcher Park & Pitcher North
15.05	Property				Oak Grove
15.06	Property				Apple Acres
15.07	Property				Rolling Hills
15.08	Property				North Star
15.09	Property				Green Meadows
15.10	Property				Ennis MHC
15.11	Property				Grafton
15.12	Property				Cimarron Park
15.13	Property				Walls MHC
16	Loan	35	GSMC	GSMC	Oceaneering	0		LCN OCN Chesapeake (VA) LLC
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	0	GSA Lease Reserve	700 Sacramento Portfolio LLC
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	0	Lease Termination Reserve	627 Albany Portfolio LLC
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	0		Lucky 7 Equity IV, LLC, Conroe Mini Storage, LLC, Donna Mini Storage, LLC, Tomball Storage, LLC, Del Valle Storage, LLC, Canyon Lake Storage, LLC and Troy Mini Storage, LLC
19.01	Property				Iron Guard Storage Del Valle
19.02	Property				Iron Guard Storage Tomball
19.03	Property				Iron Guard Storage Montgomery
19.04	Property				Iron Guard Storage Conroe
19.05	Property				Iron Guard Storage Canyon

A-37

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Other Reserve ($)	Other Reserve Description	Borrower Name
19.06	Property				Iron Guard Storage Donna
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	0		Prime High Ground, LLC and Prime Guardian, LLC
20.01	Property				High Ground Self Storage
20.02	Property				Guardian Self Storage
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	0	Five Below TI Reserve Funds (Upfront: $657,769); Five Below Rent Reserve Funds (Upfront: $148,157); Twistee Treat TI Reserve Funds (Upfront: $134,158); Roof Warranty Funds (Upfront: $89,895); Twistee Treat Rent Reserve Funds (Upfront: $14,156)	Bradenton Associates Company, LLC
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	0		MIMG LXXX San Angelo Sub, LLC and FREG Town Park San Angelo Sub, LLC
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	0	Free Rent Reserve (214,129.71); Outstanding TI Holdback (120,000); Supplemental TI/LC Reserve (109,032.07)	Jemal’s 411 L.L.C.
24	Loan	41	RMF	RMF	Canyon Corners	0	Goodwill TI Loan Fund ($104,166.80)	Canyon Corners, LLC
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	0	Litigation Reserve (660,074.95); Capital Expense Reserve (175,000)	Purple Rose (GB) Limited Partnership
26	Loan		RMF	RMF	Great Value Portfolio	0		WC Mississippi Storage Portfolio I, LLC
26.01	Property				Uncle Bob’s Self Storage - Flowood
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg
26.03	Property				Uncle Bob’s Self Storage - Brandon
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	0	PIP Reserve	Hotel Acquisitions I LLC
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	0	Labor Ready Unfunded Obligations ($34,840), Chipotle Unfunded Obligations ($15,000)	Kensington Retail Center, LLC and Dean Lakes Retail Center, LLC
28.01	Property				Kensington Park
28.02	Property				Dean Lakes
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	0	Rent Concession Reserve	76SR, LLC
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	0		Wahoo Property Corporation and Emerald Point LTD.
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	0		Independence Amarillo Senior Housing
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	0	Water Board Tenant Improvement Reserve	Sloport Investors II, L.P. and AP Sandman-895, LLC
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	0	Property Improvement Funds ($628,177.50); Seasonality Fund ($100,000)	OM Capital FM, LLC
34	Loan		RMF	RMF	The Landings at Southgate	0		The Landings at Southgate I, LLC
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	0		White Oak Holdings, LLC
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	0		Collegian Venture, L.L.C.
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	0		Terrace Heights LLC
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	0		Ventura Avenue Self-Storage Associates, L.P.
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	0		6822 Hamilton Developers Corp
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	0		KLCL Kingwood Commons, LLC and Village Green Kingwood Commons, LLC
41	Loan		RMF	RMF	White Birch Village	0	Borrower Owned Home Titling Reserve	White Birch SPE, LLC
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	0		NMS - Elon Town Center, LLC
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	0	PIP Reserve	Core Hospitality, LLC
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	0		100 & 200 Foxborough Boulevard Limited Partnership
44.01	Property				100 Foxborough Boulevard
44.02	Property				200 Foxborough Boulevard
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	0		Shelby Sucar, L.P.
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	0	Designated Tenant Reserve	Cobb Opportunity Investors, LLC
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	0		Balaban Chandler, LLC
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	0		Bakers Landing, LLC
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	0	Association Fees Reserve (25,106.51); Chipotle Abatement Reserve (24,000)	Epiphany Group, LP
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	0		Park Cedar Associates Limited Partnership
51	Loan		CGMRC	CGMRC	Dutch Village	0		JP-DV Ventures, LLC, Dutch SML, LLC and Dutch PBL, LLC
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	0		Pacific WAG-Mesa LLC
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	0		4625 Donnelly LLC
54	Loan		RMF	RMF	Aliso Creek Office Park	0		Parker Plano 4625, LLC
55	Loan		RMF	RMF	Alabama Center	0		JK Arab LLC
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	0		3000 W. Marquette, LP
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	0	Great Clips TI/LC Reserve (19,622.76); Great Clips Rent Concession Reserve (4,357.36)	Sunrise Plaza Vero, LLC

A-38

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Other Reserve ($)	Other Reserve Description	Borrower Name
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	0		Bouldin Ventures VI-A LLC
59	Loan		CGMRC	CGMRC	Fairfield Bank	0		850 East Developers, Inc.
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	0	Rent Abatement Reserve	Wat-Penn Developers, LLC
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	0		Mulberry Street Storage, LLC
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	0		1260 E Butler Road Self-Storage, LLC
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	0	Rent Abatement Reserve	Meridian Midwest 935 Randolph LLC
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	0	Lease Termination Reserve	5328 Main LLC

A-39

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution (7) ($)	Subordinate Debt ($)
1	Loan		GSMC	GSMC	Paramus Park	No	GGP Limited Partnership	Refinance	120,000,000	0	0
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	No	None	Refinance	369,366,000	0	280,634,000
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	No	Pacific Premier Retail Trust LLC	Recapitalization	200,000,000	0	0
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	No	DiamondRock Hospitality Limited Partnership	Recapitalization	205,000,000	0	0
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	No	Elie Rieder and Sol Werdiger	Acquisition	110,000,000	38,916,309	0
6	Loan		RMF	RMF	DoubleTree Jersey City	No	Hartz Financial Corp.	Refinance	60,000,000	0	0
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	No	Michael Karfunkel	Acquisition	260,000,000	139,713,237	0
7.01	Property				111 East Wacker Drive
7.02	Property				233 North Michigan Avenue
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	No	Charles Steven Cohen	Refinance	130,000,000	0	0
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	No	Columbia Sussex Corporation and CSC Holdings, LLC	Refinance	75,950,000	0	0
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	No	Revocable Trust of John Q. Hammons, Dated December 28, 1989, as Amended and Restated	Refinance	250,800,000	0	0
10.01	Property				Embassy Suites Concord, NC
10.02	Property				Embassy Suites Murfreesboro, TN
10.03	Property				Embassy Suites Norman, OK
10.04	Property				Courtyard by Marriott Dallas/Allen, TX
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ
10.06	Property				Embassy Suites Huntsville, AL
10.07	Property				Residence Inn by Marriott Kansas City, MO
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	No	Columbia Sussex Corporation and CSC Holdings, LLC	Refinance	62,400,000	0	17,000,000
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	No	David Y. Lee	Refinance	27,000,000	0	0
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	No	H25A, LLC	Acquisition	23,700,000	11,581,141	0
14	Loan		CGMRC	CGMRC	Commerce Center	No	Sam Shalem	Refinance	21,300,000	0	0
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	No	David H. Reynolds	Refinance	21,075,000	0	0
15.01	Property				Willows
15.02	Property				North Lamar MHC
15.03	Property				Midway Village
15.04	Property				Pitcher Park & Pitcher North
15.05	Property				Oak Grove
15.06	Property				Apple Acres
15.07	Property				Rolling Hills
15.08	Property				North Star
15.09	Property				Green Meadows
15.10	Property				Ennis MHC
15.11	Property				Grafton
15.12	Property				Cimarron Park
15.13	Property				Walls MHC
16	Loan	35	GSMC	GSMC	Oceaneering	No	LCN North American Fund REIT	Acquisition	21,000,000	9,364,601	0
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	No	Gregory A. Gienko and Randall B. Kuhn	Refinance	16,500,000	0	0
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	No	Gregory A. Gienko and Randall B. Kuhn	Refinance	3,500,000	1,728,851	0
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	No	Chad D. Ross, David T. Ross, Kurtus A. Ross, Tyrrell G. Ross, Kimberly K. Michael	Acquisition	18,550,000	5,747,958	0
19.01	Property				Iron Guard Storage Del Valle
19.02	Property				Iron Guard Storage Tomball
19.03	Property				Iron Guard Storage Montgomery
19.04	Property				Iron Guard Storage Conroe
19.05	Property				Iron Guard Storage Canyon

A-40

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution (7) ($)	Subordinate Debt ($)
19.06	Property				Iron Guard Storage Donna
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	No	Robert Moser and Robert Morgan	Acquisition	15,100,000	4,015,543	0
20.01	Property				High Ground Self Storage
20.02	Property				Guardian Self Storage
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	No	Camille Mohaupt and Michael Lembo, Jr.	Refinance	14,300,000	0	0
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	No	C. Robert Nicolls, II	Acquisition	12,025,000	5,181,130	0
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	No	Norman Jemal	Refinance	11,200,000	0	0
24	Loan	41	RMF	RMF	Canyon Corners	No	Richard H. Hess and Jack A. Campbell	Refinance	10,787,500	0	0
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	No	Patrick A. Gouveia	Refinance	10,650,000	0	0
26	Loan		RMF	RMF	Great Value Portfolio	No	Natin Paul	Acquisition	9,590,000	3,056,971	0
26.01	Property				Uncle Bob’s Self Storage - Flowood
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg
26.03	Property				Uncle Bob’s Self Storage - Brandon
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	No	Richard C. Pietrafesa, Jr., Peter Murphy, Cambridge Capital Family Partnership, LP, Sailaja Malireddy and Sharvani Mididaddi	Acquisition	8,645,000	3,524,770	0
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	No	Patrick Hart, Charlie Traeger, Jay Scott and Steve Johnson	Acquisition	6,775,000	2,273,723	0
28.01	Property				Kensington Park
28.02	Property				Dean Lakes
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	No	Eldad M. Levy	Acquisition	6,200,000	1,718,291	0
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	No	David L. Buchanan	Refinance	6,120,000	0	0
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	No	Lou E. Mellman and Gary Collett	Refinance	6,000,000	0	0
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	No	PFH Holdings, LLC	Refinance	6,000,000	0	0
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	No	Dipesh Patel	Refinance	6,000,000	157,836	0
34	Loan		RMF	RMF	The Landings at Southgate	No	Bradley J. Emmert and Kimberly A. Emmert-O’Dell	Refinance	5,850,000	0	0
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	No	Robert L. Ward, Sr. and Louis A. Christina	Refinance	5,700,000	0	0
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	No	Patricia M. Fix and Hanson Investment, LLC	Acquisition	5,450,000	1,699,856	0
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	No	Gregg S. Metheny and Heidi Metheny	Refinance	4,550,000	35,000	0
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	No	Carlo Sarmiento and William B. Kendall	Refinance	4,000,000	0	0
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	No	Dmitry Volkov	Acquisition	4,000,000	3,268,559	0
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	No	David C. Hetherington and Kenneth D. Lawrence	Acquisition	3,975,000	1,289,547	0
41	Loan		RMF	RMF	White Birch Village	No	Gregg L. Orley	Acquisition	3,900,000	1,417,190	0
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	No	Roy M. Warren, William C. Fowler and Robert S. Kramer	Acquisition	3,825,000	1,552,486	0
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	No	Dharmendra Patel	Refinance	3,650,000	0	0
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	No	Charles E. Harlfinger	Refinance	3,500,000	5,970,963	0
44.01	Property				100 Foxborough Boulevard
44.02	Property				200 Foxborough Boulevard
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	No	Carlo Sarmiento, Susan Sarmiento, Glynne C. Couvillion and Gillian K. Couvillion	Refinance	3,300,000	0	0
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	No	Jeffrey B. Kerker and Jan R. Saperstein	Refinance	3,300,000	0	0
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	No	Michael Balaban, Carolyn Balaban and The Michael and Carolyn Balaban Family Trust	Acquisition	3,200,000	2,502,830	0
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	No	Gregg S. Metheny and Heidi Metheny	Refinance	3,175,000	0	0
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	No	Diana Le Tran	Refinance	2,850,000	0	0
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	No	K. Martin Waters III	Refinance	2,800,000	0	0
51	Loan		CGMRC	CGMRC	Dutch Village	No	Steven M. Levy, Peter B. Levy and Andrea L. Plotkin	Acquisition	2,775,000	1,339,222	0
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	No	David S. Rosen	Acquisition	2,700,000	160,639	0
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	No	Loc Van Nguyen, Bay Thi Le, Phil Nguyen and Tawny Nguyen	Acquisition	2,665,000	1,880,978	0
54	Loan		RMF	RMF	Aliso Creek Office Park	No	Douglas Dwyer O’Donnell	Acquisition	2,650,000	1,466,547	0
55	Loan		RMF	RMF	Alabama Center	No	Jakob Kaiser and Charles Wachsler	Refinance	2,500,000	0	0
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	No	Hadar Goldman	Acquisition	2,381,250	948,814	0
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	No	Lawrence W. Maxwell	Refinance	2,325,000	84,963	0

A-41

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution (7) ($)	Subordinate Debt ($)
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	No	Jeff Markey and Todd Erickson	Acquisition	2,025,000	834,798	0
59	Loan		CGMRC	CGMRC	Fairfield Bank	No	Dmitry Volkov	Recapitalization	2,000,000	0	0
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	No	Jerome J. Pennington, Bill J. Chen and Lynn B. Watkins	Refinance	1,630,000	54,729	0
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	No	Michael B. Burnette and G. Thomas Minton, III	Acquisition	1,548,750	605,910	0
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	No	Paul E. Walker, Jr. and Franklin F. Adams	Acquisition	1,537,500	684,574	0
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	No	Gregory A. Gienko and Scott R. Maesel	Refinance	1,250,000	60,821	0
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	No	Louis Wolf Descendants Trust	Refinance	1,100,000	26,834	0

A-42

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan		GSMC	GSMC	Paramus Park	0	120,000,000	90,823,311	0	613,478	0	28,563,211	0	120,000,000	Hard	Springing
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	0	650,000,000	371,034,528	0	11,689,121	51,111,456	216,164,895	0	650,000,000	Hard	Springing
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	0	200,000,000	0	0	1,495,593	517,000	197,987,407	0	200,000,000	Hard	Springing
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	0	205,000,000	0	0	1,083,811	3,800,000	200,116,189	0	205,000,000	Hard	In Place
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	1,058,059	149,974,368	0	147,500,000	2,207,295	267,073	0	0	149,974,368	Springing	Springing
6	Loan		RMF	RMF	DoubleTree Jersey City	100,000	60,100,000	48,288,979	0	383,715	0	11,427,306	0	60,100,000	Hard	Springing
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	15,081,343	414,794,580	0	376,000,000	6,189,058	32,605,522	0	0	414,794,580	Hard	Springing
7.01	Property				111 East Wacker Drive
7.02	Property				233 North Michigan Avenue
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	115,000	130,115,000	71,547,059	0	2,616,056	11,171,510	44,336,230	444,144	130,115,000	Hard	Springing
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	100,000	76,050,000	46,113,191	0	627,362	670,419	28,639,029	0	76,050,000	Hard	Springing
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	0	250,800,000	214,972,179	0	3,627,650	11,735,456	20,464,715	0	250,800,000	Hard	Springing
10.01	Property				Embassy Suites Concord, NC
10.02	Property				Embassy Suites Murfreesboro, TN
10.03	Property				Embassy Suites Norman, OK
10.04	Property				Courtyard by Marriott Dallas/Allen, TX
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ
10.06	Property				Embassy Suites Huntsville, AL
10.07	Property				Residence Inn by Marriott Kansas City, MO
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	185,000	79,585,000	34,658,321	0	776,615	11,150,246	32,999,819	0	79,585,000	Hard	In Place
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	50,000	27,050,000	17,698,302	0	421,017	260,454	8,670,227	0	27,050,000	Hard	Springing
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	37,451	35,318,592	0	33,900,000	400,096	1,018,496	0	0	35,318,592	Hard	Springing
14	Loan		CGMRC	CGMRC	Commerce Center	60,000	21,360,000	17,365,492	0	489,890	365,675	3,138,942	0	21,360,000	Hard	Springing
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	205,000	21,280,000	12,271,283	0	899,313	1,877,715	6,231,690	0	21,280,000	Springing	Springing
15.01	Property				Willows
15.02	Property				North Lamar MHC
15.03	Property				Midway Village
15.04	Property				Pitcher Park & Pitcher North
15.05	Property				Oak Grove
15.06	Property				Apple Acres
15.07	Property				Rolling Hills
15.08	Property				North Star
15.09	Property				Green Meadows
15.10	Property				Ennis MHC
15.11	Property				Grafton
15.12	Property				Cimarron Park
15.13	Property				Walls MHC
16	Loan	35	GSMC	GSMC	Oceaneering	0	30,364,601	0	30,000,000	338,230	26,371	0	0	30,364,601	Hard	In Place
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	23,200	16,523,200	9,208,640	0	200,941	731,183	6,382,436	0	16,523,200	Soft	Springing
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	25,550	5,254,401	5,029,029	0	64,280	161,093	0	0	5,254,401	Soft	Springing
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	736,832	25,034,789	0	24,125,000	475,785	434,005	0	0	25,034,789	Springing	Springing
19.01	Property				Iron Guard Storage Del Valle
19.02	Property				Iron Guard Storage Tomball
19.03	Property				Iron Guard Storage Montgomery
19.04	Property				Iron Guard Storage Conroe
19.05	Property				Iron Guard Storage Canyon

A-43

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
19.06	Property				Iron Guard Storage Donna
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	0	19,115,543	0	18,500,000	531,274	84,269	0	0	19,115,543	Springing	Springing
20.01	Property				High Ground Self Storage
20.02	Property				Guardian Self Storage
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	35,000	14,335,000	9,855,129	0	655,521	1,392,467	2,431,884	0	14,335,000	Springing	Springing
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	1,777,924	18,984,054	0	18,500,000	271,694	212,359	0	0	18,984,054	Springing	Springing
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	0	11,200,000	6,019,306	0	249,442	1,490,672	3,440,580	0	11,200,000	Hard	Springing
24	Loan	41	RMF	RMF	Canyon Corners	35,000	10,822,500	8,833,803	0	648,118	356,492	984,087	0	10,822,500	Springing	Springing
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	0	10,650,000	2,938,850	0	2,079,339	1,328,590	4,303,220	0	10,650,000	Springing	Springing
26	Loan		RMF	RMF	Great Value Portfolio	45,000	12,691,971	0	12,200,000	277,209	214,763	0	0	12,691,971	Springing	Springing
26.01	Property				Uncle Bob’s Self Storage - Flowood
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg
26.03	Property				Uncle Bob’s Self Storage - Brandon
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	395,104	12,564,874	0	10,000,000	378,806	2,186,067	0	0	12,564,874	Hard	Springing
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	347,141	9,395,865	0	9,030,248	274,983	90,634	0	0	9,395,865	Hard	Springing
28.01	Property				Kensington Park
28.02	Property				Dean Lakes
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	0	7,918,291	0	7,300,000	524,384	93,907	0	0	7,918,291	Springing	Springing
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	20,300	6,140,300	5,215,467	0	241,728	146,984	536,120	0	6,140,300	Soft	Springing
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	0	6,000,000	2,434,629	0	140,015	134,287	3,291,070	0	6,000,000	Springing	Springing
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	34,000	6,034,000	4,448,381	0	92,015	582,400	911,204	0	6,034,000	Soft	Springing
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	40,000	6,197,836	5,225,088	0	191,119	781,629	0	0	6,197,836	Hard	Springing
34	Loan		RMF	RMF	The Landings at Southgate	35,000	5,885,000	4,696,863	0	114,051	42,281	1,031,805	0	5,885,000	Springing	Springing
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	29,220	5,729,220	5,285,983	0	131,401	238,650	73,186	0	5,729,220	Hard	Springing
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	322,543	7,472,399	0	6,925,000	395,400	152,000	0	0	7,472,399	Hard	Springing
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	0	4,585,000	4,219,445	0	220,448	145,107	0	0	4,585,000	Springing	Springing
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	32,000	4,032,000	3,193,481	0	699,149	7,429	131,940	0	4,032,000	Soft	Springing
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	41,547	7,310,106	0	6,765,000	545,106	0	0	0	7,310,106	Springing	Springing
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	293,015	5,557,562	0	5,300,000	128,599	128,963	0	0	5,557,562	Springing	Springing
41	Loan		RMF	RMF	White Birch Village	40,000	5,357,190	0	5,190,000	104,834	62,356	0	0	5,357,190	Springing	Springing
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	0	5,377,486	0	5,100,000	195,113	82,372	0	0	5,377,486	Springing	Springing
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	25,000	3,675,000	2,465,254	0	116,099	334,247	759,400	0	3,675,000	Soft	Springing
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	25,000	9,495,963	9,338,926	0	113,538	43,499	0	0	9,495,963	Soft	Springing
44.01	Property				100 Foxborough Boulevard
44.02	Property				200 Foxborough Boulevard
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	31,000	3,331,000	2,037,234	0	124,309	22,985	1,146,472	0	3,331,000	Soft	Springing
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	36,000	3,336,000	2,861,335	0	128,700	169,032	176,934	0	3,336,000	Springing	Springing
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	0	5,702,830	0	5,448,000	254,830	0	0	0	5,702,830	Springing	Springing
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	0	3,175,000	2,694,042	0	155,417	28,012	297,529	0	3,175,000	Springing	Springing
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	0	2,850,000	2,120,579	0	133,238	139,684	456,499	0	2,850,000	Springing	Springing
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	24,750	2,824,750	2,626,011	0	102,939	86,497	9,303	0	2,824,750	Soft	Springing
51	Loan		CGMRC	CGMRC	Dutch Village	35,000	4,149,222	0	3,636,660	422,659	89,902	0	0	4,149,222	Springing	Springing
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	0	2,860,639	0	2,710,000	92,853	57,787	0	0	2,860,639	Springing	Springing
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	24,000	4,569,978	0	4,300,000	194,740	75,239	0	0	4,569,978	Soft	Springing
54	Loan		RMF	RMF	Aliso Creek Office Park	25,000	4,141,547	0	3,950,000	141,302	50,245	0	0	4,141,547	Springing	Springing
55	Loan		RMF	RMF	Alabama Center	55,000	2,555,000	2,162,005	0	128,209	31,506	233,280	0	2,555,000	Hard	Springing
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	15,000	3,345,064	0	3,175,000	120,121	49,943	0	0	3,345,064	Soft	Springing
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	0	2,409,963	2,160,987	0	116,892	132,084	0	0	2,409,963	Springing	Springing

A-44

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	25,000	2,884,798	0	2,700,000	133,589	51,208	0	0	2,884,798	Soft	Springing
59	Loan		CGMRC	CGMRC	Fairfield Bank	34,000	2,034,000	0	0	60,365	0	1,973,635	0	2,034,000	Springing	Springing
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	29,000	1,713,729	1,595,850	0	67,690	50,190	0	0	1,713,729	Soft	Springing
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	26,000	2,180,660	0	2,065,000	94,893	20,767	0	0	2,180,660	Soft	Springing
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	30,000	2,252,074	0	2,050,000	179,679	22,395	0	0	2,252,074	Soft	Springing
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	18,850	1,329,671	1,250,000	0	39,151	40,520	0	0	1,329,671	Soft	Springing
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	24,450	1,151,284	977,531	0	67,379	106,374	0	0	1,151,284	Soft	Springing

A-45

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)
1	Loan		GSMC	GSMC	Paramus Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x, (iii) failure to deliver financial statements as required in the Loan Agreement	Yes	9/30/2038	31,000
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement	No			280,634,000	3.8150%
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x	No
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.00%, (iii) failure to deliver financial statements as required in the Loan Agreement	Yes	5/26/2099	750,000
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
6	Loan		RMF	RMF	DoubleTree Jersey City	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Affiliated Manager, (iii) DSCR is less than 1.10x	No
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
7.01	Property				111 East Wacker Drive		No
7.02	Property				233 North Michigan Avenue		No
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	Yes	12/31/2041	4,181,760
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Franchise Agreement Trigger Event, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) Bankruptcy Action of Manager, (vi) Debt Yield is less than 8.25%	No
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Franchise Trigger Event, (v) failure of Sponsor to maintain net worth and liquidity above the respective thresholds
10.01	Property				Embassy Suites Concord, NC		Yes	12/9/2059	0
10.02	Property				Embassy Suites Murfreesboro, TN		No
10.03	Property				Embassy Suites Norman, OK		No
10.04	Property				Courtyard by Marriott Dallas/Allen, TX		No
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ		Yes	1/29/2063	1,419,741
10.06	Property				Embassy Suites Huntsville, AL		Yes	2/15/2104	224,595
10.07	Property				Residence Inn by Marriott Kansas City, MO		No
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.25%, (iii) the occurrence of a Franchise Agreement Trigger Event, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) Bankruptcy action of the Manager	Yes	10/15/2086	1,316,000
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
14	Loan		CGMRC	CGMRC	Commerce Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Manager Bankruptcy Event, (iv) the occurrence of a Specified Tenant Trigger Period	No
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x
15.01	Property				Willows		No
15.02	Property				North Lamar MHC		No
15.03	Property				Midway Village		No
15.04	Property				Pitcher Park & Pitcher North		No
15.05	Property				Oak Grove		No
15.06	Property				Apple Acres		No
15.07	Property				Rolling Hills		No
15.08	Property				North Star		No
15.09	Property				Green Meadows		No
15.10	Property				Ennis MHC		No
15.11	Property				Grafton		No
15.12	Property				Cimarron Park		No
15.13	Property				Walls MHC		No
16	Loan	35	GSMC	GSMC	Oceaneering	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of an Oceaneering Tenant Trigger Event, (v) failure of Sponsor to maintain net worth and liquidity above the respective thresholds	No
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x	No
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x	No
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
19.01	Property				Iron Guard Storage Del Valle		No
19.02	Property				Iron Guard Storage Tomball		No
19.03	Property				Iron Guard Storage Montgomery		No
19.04	Property				Iron Guard Storage Conroe		No
19.05	Property				Iron Guard Storage Canyon		No

A-46

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)
19.06	Property				Iron Guard Storage Donna		No
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x
20.01	Property				High Ground Self Storage		No
20.02	Property				Guardian Self Storage		No
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Critical Tenant Trigger Event	No
22	Loan		CGMRC	CGMRC	The Grove at San Angelo	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Hourigan Construction Trigger Period, (iv) the occurrence of a Spotts Fain Trigger Period	No
24	Loan	41	RMF	RMF	Canyon Corners	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.10x	No
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No
26	Loan		RMF	RMF	Great Value Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x
26.01	Property				Uncle Bob’s Self Storage - Flowood		No
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg		No
26.03	Property				Uncle Bob’s Self Storage - Brandon		No
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) Bankruptcy action of the Manager	No
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
28.01	Property				Kensington Park		No
28.02	Property				Dean Lakes		No
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x	No
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Franchise Agreement Trigger Event	No
34	Loan		RMF	RMF	The Landings at Southgate	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x	No
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.60x	No
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
41	Loan		RMF	RMF	White Birch Village	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	Yes	2/28/2031	3,270
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem	(i) an Event of Default, (ii) DSCR is less than 1.85x, (iii) the occurrence of an Event of Default under the Franchise Agreement, (iv) notice or actual termination of the Franchise Agreement, or (iv) Bankruptcy of the Borrower, Guarantor and/or Property Manager	No
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is equal to or less than 1.50x
44.01	Property				100 Foxborough Boulevard		No
44.02	Property				200 Foxborough Boulevard		No
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.55x	No
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.80x	No
51	Loan		CGMRC	CGMRC	Dutch Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x	No
54	Loan		RMF	RMF	Aliso Creek Office Park	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Critical Tenant Trigger Event	No
55	Loan		RMF	RMF	Alabama Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Critical Tenant Trigger Event	No
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.65x	No
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No

A-47

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x	No
59	Loan		CGMRC	CGMRC	Fairfield Bank	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x	No
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 2.00x	No
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x	No
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x	No
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 2.00x	No

A-48

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan		GSMC	GSMC	Paramus Park			Yes	1
2	Loan	8, 10, 11	GSMC	GSMC	590 Madison Avenue			Yes	2
3	Loan	9, 12, 13	GSMC	GSMC	South Plains Mall			Yes	3
4	Loan	9, 14, 15, 16	GSMC	GSMC	Westin Boston Waterfront			Yes	4
5	Loan	9, 17	CGMRC	CGMRC	Harbor Pointe Apartments			Yes	5
6	Loan		RMF	RMF	DoubleTree Jersey City			Yes	6
7	Loan	9, 18, 19, 20	CGMRC	CGMRC	Illinois Center			Yes	7
7.01	Property				111 East Wacker Drive			Yes	7.01
7.02	Property				233 North Michigan Avenue			Yes	7.02
8	Loan	21, 22	CGMRC	CGMRC	750 Lexington Avenue			Yes	8
9	Loan	9, 23	CGMRC	CGMRC	Anchorage Marriott Downtown			Yes	9
10	Loan	9, 24, 25, 26, 27, 28	GSMC	GSMC	Hammons Hotel Portfolio			Yes	10
10.01	Property				Embassy Suites Concord, NC			Yes	10.01
10.02	Property				Embassy Suites Murfreesboro, TN			Yes	10.02
10.03	Property				Embassy Suites Norman, OK			Yes	10.03
10.04	Property				Courtyard by Marriott Dallas/Allen, TX			Yes	10.04
10.05	Property				Renaissance by Marriott Phoenix/Glendale, AZ			Yes	10.05
10.06	Property				Embassy Suites Huntsville, AL			Yes	10.06
10.07	Property				Residence Inn by Marriott Kansas City, MO			Yes	10.07
11	Loan	29, 30	CGMRC	CGMRC	JW Marriott Santa Monica Le Merigot	17,000,000	9.5000%	Yes	11
12	Loan	9	CGMRC	CGMRC	Wilshire Catalina			Yes	12
13	Loan	9, 31, 32	CGMRC	CGMRC	Chandler Forum			Yes	13
14	Loan		CGMRC	CGMRC	Commerce Center			Yes	14
15	Loan	33, 34	RMF	RMF	Reynolds MHC Portfolio 4			Yes	15
15.01	Property				Willows			Yes	15.01
15.02	Property				North Lamar MHC			Yes	15.02
15.03	Property				Midway Village			Yes	15.03
15.04	Property				Pitcher Park & Pitcher North			Yes	15.04
15.05	Property				Oak Grove			Yes	15.05
15.06	Property				Apple Acres			Yes	15.06
15.07	Property				Rolling Hills			Yes	15.07
15.08	Property				North Star			Yes	15.08
15.09	Property				Green Meadows			Yes	15.09
15.10	Property				Ennis MHC			Yes	15.10
15.11	Property				Grafton			Yes	15.11
15.12	Property				Cimarron Park			Yes	15.12
15.13	Property				Walls MHC			Yes	15.13
16	Loan	35	GSMC	GSMC	Oceaneering			Yes	16
17	Loan	36	FCRE REL, LLC	FCRE REL, LLC	700 North Sacramento Boulevard			Yes	17
18	Loan	36	FCRE REL, LLC	FCRE REL, LLC	627 North Albany Avenue			Yes	18
19	Loan	9	CGMRC	CGMRC	Iron Guard Storage Portfolio TX-AL			Yes	19
19.01	Property				Iron Guard Storage Del Valle			Yes	19.01
19.02	Property				Iron Guard Storage Tomball			Yes	19.02
19.03	Property				Iron Guard Storage Montgomery			Yes	19.03
19.04	Property				Iron Guard Storage Conroe			Yes	19.04
19.05	Property				Iron Guard Storage Canyon			Yes	19.05

A-49

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
19.06	Property				Iron Guard Storage Donna			Yes	19.06
20	Loan		RMF	RMF	North Myrtle Beach Self Storage Portfolio			Yes	20
20.01	Property				High Ground Self Storage			Yes	20.01
20.02	Property				Guardian Self Storage			Yes	20.02
21	Loan	9, 37, 38, 39	RMF	RMF	Cortez Plaza East			Yes	21
22	Loan		CGMRC	CGMRC	The Grove at San Angelo			Yes	22
23	Loan	40	CGMRC	RAIT Funding, LLC	411 East Franklin Street			Yes	23
24	Loan	41	RMF	RMF	Canyon Corners			Yes	24
25	Loan	42	CGMRC	RAIT Funding, LLC	Green Bay Packing Facility			Yes	25
26	Loan		RMF	RMF	Great Value Portfolio			Yes	26
26.01	Property				Uncle Bob’s Self Storage - Flowood			Yes	26.01
26.02	Property				Uncle Bob’s Self Storage - Hattiesburg			Yes	26.02
26.03	Property				Uncle Bob’s Self Storage - Brandon			Yes	26.03
27	Loan	9, 43, 44	CGMRC	CGMRC	Courtyard Marriott Lynchburg			Yes	27
28	Loan	9	CGMRC	CGMRC	Kensington Park & Dean Lakes			Yes	28
28.01	Property				Kensington Park			Yes	28.01
28.02	Property				Dean Lakes			Yes	28.02
29	Loan		CGMRC	RAIT Funding, LLC	76 Stirling Road			Yes	29
30	Loan		FCRE REL, LLC	FCRE REL, LLC	Turtle Cove Apartments			Yes	30
31	Loan	45	CGMRC	RAIT Funding, LLC	Independence Village			Yes	31
32	Loan		FCRE REL, LLC	FCRE REL, LLC	Aerovista Office Park			Yes	32
33	Loan	9	RMF	RMF	Fairfield Inn Fort Myers			Yes	33
34	Loan		RMF	RMF	The Landings at Southgate			Yes	34
35	Loan	9	CGMRC	CGMRC	White Oak Professional Center			Yes	35
36	Loan		CGMRC	CGMRC	Collegian Ann Arbor Office			Yes	36
37	Loan		CGMRC	RAIT Funding, LLC	Terrace Heights Apartments			Yes	37
38	Loan	46	FCRE REL, LLC	FCRE REL, LLC	Ventura Avenue Self Storage			Yes	38
39	Loan	47	CGMRC	CGMRC	Rite Aid Allentown			Yes	39
40	Loan		CGMRC	CGMRC	Commons at Kings Crossing			Yes	40
41	Loan		RMF	RMF	White Birch Village			Yes	41
42	Loan	48, 49, 50	CGMRC	RAIT Funding, LLC	Elon Town Center			Yes	42
43	Loan		FCRE REL, LLC	FCRE REL, LLC	Comfort Inn - Salem			Yes	43
44	Loan	51	FCRE REL, LLC	FCRE REL, LLC	100 & 200 Foxborough Boulevard			Yes	44
44.01	Property				100 Foxborough Boulevard			Yes	44.01
44.02	Property				200 Foxborough Boulevard			Yes	44.02
45	Loan		FCRE REL, LLC	FCRE REL, LLC	Johnson Drive Self Storage			Yes	45
46	Loan	52	CGMRC	CGMRC	835 Barrett Parkway			Yes	46
47	Loan	53, 54	CGMRC	RAIT Funding, LLC	Tractor Supply (Chandler)			Yes	47
48	Loan		CGMRC	RAIT Funding, LLC	Baker’s Landing Apartments			Yes	48
49	Loan		CGMRC	RAIT Funding, LLC	Cypress Mill Plaza			Yes	49
50	Loan	55	FCRE REL, LLC	FCRE REL, LLC	Park Cedar Business Park			Yes	50
51	Loan		CGMRC	CGMRC	Dutch Village			Yes	51
52	Loan		CGMRC	RAIT Funding, LLC	Walgreens-Mesa			Yes	52
53	Loan		FCRE REL, LLC	FCRE REL, LLC	Heights Corner II			Yes	53
54	Loan		RMF	RMF	Aliso Creek Office Park			Yes	54
55	Loan		RMF	RMF	Alabama Center			Yes	55
56	Loan		FCRE REL, LLC	FCRE REL, LLC	3000 West Marquette Road Apartments			Yes	56
57	Loan	56	CGMRC	RAIT Funding, LLC	Sunrise Plaza			Yes	57

A-50

CGCMT 2015-GC35 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
58	Loan		FCRE REL, LLC	FCRE REL, LLC	Local Storage Center			Yes	58
59	Loan		CGMRC	CGMRC	Fairfield Bank			Yes	59
60	Loan		FCRE REL, LLC	FCRE REL, LLC	Calder Center			Yes	60
61	Loan		FCRE REL, LLC	FCRE REL, LLC	Access Self Storage			Yes	61
62	Loan		FCRE REL, LLC	FCRE REL, LLC	Pac Rat Self Storage			Yes	62
63	Loan		FCRE REL, LLC	FCRE REL, LLC	935 West Randolph Street			Yes	63
64	Loan	57	FCRE REL, LLC	FCRE REL, LLC	Maple Square			Yes	64

A-51

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Principal Balance of $100,000,000 represents the non-controlling note A-3 of a $650,000,000 loan combination evidenced by three senior pari passu notes and one subordinate note B. The related companion loans are evidenced by the note A-1, the non-controlling note A-2 and the subordinate note B. Note A-1 ($169,366,000) and note B ($280,634,000)(collectively, the “590M Standalone Note”) with an aggregate outstanding principal balance of $450,000,000 as of the Cut-off Date, was contributed to the GSMS 2015-590M transaction and note A-2, with an outstanding principal balance of $100,000,000 as of the Cut-off Date, is expected to be contributed to the GSMS 2015-GS1 transaction. The 590M Standalone Note is the controlling note for the 590 Madison Loan Combination. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the 590 Madison Senior Companion Loans. Based on the 590 Madison Whole Loan the Cut-off Date and Maturity Date LTV Ratios are both 43.3%, the DSCR Based on Underwritten NOI / NCF are 2.15x / 2.14x and the Debt Yield Based on Underwritten NOI / NCF are both 8.3%.

(9)	The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity/ARD is calculated on the basis of the “As Stabilized” Appraised Value.

(10)	Two of the five largest tenants, Aspen Insurance and Bonhams, representing approximately 11.0% of the net rentable area, have signed leases but are not yet in occupancy or paying rent. We cannot assure you that either of these tenants will take occupancy and/or begin paying rent as expected or at all.

(11)	For tenants with multiple lease expirations, the expiration date associated with the largest square footage is shown.

A-52

(12)	The Cut-off Date Principal Balance of $100,000,000 represents the non-controlling note A-2 of a $200,000,000 loan combination evidenced by three pari passu notes. The controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000 is expected to be contributed to the GSMS 2015-GS1 transaction and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $30,000,000 is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $200,000,000.

(13)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2015. For the purposes of this Free Writing Prospectus, the assumed lockout period of 25 payment dates is based on the expected CGCMT 2015-GC35 securitization closing date of December 2015. The actual lockout period may be longer.

(14)	The Cut-off Date Principal Balance of $79,891,907 represents the non-controlling note A-2 of a $205,000,000 loan combination evidenced by three pari passu notes. The controlling note A-1, with an aggregate principal balance as of the Cut-off Date of $69,905,419 is expected to be contributed to the GSMS 2015-GS1 transaction, and the non-controlling note A-3, with an aggregate principal balance as of the Cut-off Date of $54,925,686 is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $205,000,000.

(15)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2015. For the purposes of this Free Writing Prospectus, the assumed lockout period of 25 payment dates is based on the expected CGCMT 2015-GC35 securitization closing date of December 2015. The actual lockout period may be longer.

(16)	Ongoing ground lease reserve funds do not show percentage rent, which will begin escrowing in July 2016, estimated to be $77,881.85 monthly.

(17)	The Cut-off Date Balance of $60,000,000 represents the note A-1 of a $110,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by note A-2 has a principal balance of $50,000,000 as of the Cut-off Date and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $110,000,000.

(18)	The Cut-off Date Balance of $60,000,000 represents the note A-3 of a $260,000,000 loan combination evidenced by three pari passu notes. The companion loans, evidenced by note A-1 and note A-2, have an aggregate principal balance of $200,000,000. The controlling A-1 note ($100,000,000) was contributed to the CGCMT 2015-GC33 transaction and the non-controlling A-2 note ($100,000,000) was contributed to the GSMS 2015-GC34 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $260,000,000.

(19)	On the origination date, the borrower deposited $12,500,000 into the TI/LC Reserve. The borrowers are not required to make an ongoing TI/LC Reserve payment unless the TI/LC Reserve account falls below a minimum balance (initially, $7,500,000), after which the borrowers must pay the ongoing TI/LC Reserve amount (initially $174,324) until the TI/LC Reserve equals or exceeds the Leasing Reserve cap (initially, $15,000,000). If the property achieves a debt yield of 10% for two consecutive calendar quarters, the TI/LC Reserve cap will be reduced to

A-53

$6,000,000 and the minimum balance will be reduced to $2,500,000. If for two consecutive calendar quarters (i) the property achieves a debt yield of 13% and (ii) the physical occupancy rate for the property equals or exceeds 95%, the TI/LC Reserve cap will be reduced to $2,500,000, the minimum balance will be reduced to $0, and the ongoing TI/LC Reserve amount will be reduced to $87,162.

(20)	The appraiser prepared only one appraisal for both properties secured by the mortgage loan. The “as is” appraised value and “as stabilized” appraised value presented for each property are allocated based upon the percentage of Underwritten Net Cash Flow for that respective property out of the total of Underwritten Net Cash Flow for both proeprties securing the mortgage loan.

(21)	The Cut-off Date Balance of $45,500,000 represents the note A-2 of a $130,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by the controlling note A-1 has a principal balance of $84,500,000 as of the Cut-off Date and was contributed to the GSMS 2015-GC34 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $130,000,000.

(22)	The current annual rent due under the ground lease is $4,181,760 through December 2017. In January 2018 and for each successive 12-year period, the ground rent resets again to the greater of the prior periods’ rent or 110% of 9% of the fair market value of the Land, with a fixed 10% increase after year six of each reset. On each due date prior to the maturity date, the borrower is required to pay to the lender one-twelfth of the then annual amount due for ground lease payments.

(23)	The Cut-off Date Balance of $37,926,518 represents the note A-1 of a $75,950,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by note A-2 has a principal balance of $37,926,518 as of the Cut-off Date and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $75,853,035.

(24)	The Cut-off Date Principal Balance of $32,933,903 represents the non-controlling note A-4 of a $250,800,000 loan combination evidenced by four pari passu notes. The related companion loans are respectively evidenced by the controlling note A-1 with an outstanding principal balance of $99,648,722 as of the Cut-off Date, which was contributed to the Citigroup Commercial Mortgage Trust 2015-GC33, Commercial Mortgage Pass-Through Certificates, Series 2015-GC33 (“CGCMT 2015-GC33”) transaction, a non-controlling note A-2 with an outstanding principal balance of $72,245,323 as of the Cut-off Date, which was contributed to the GS Mortgage Securities Trust 2015-GC34, Commercial Mortgage Pass-Through Certificates Series 2015-GC34 (“GSMS 2015-GC34”) and note A-3 with an outstanding principal balance of $45,091,047, which is expected to be contributed to the GSMS 2015-GS1 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $249,918,994.

(25)	The Appraised Value represents the aggregate “As-Is” Appraised value of the Hammons Hotel Portfolio Properties of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at the three Marriott Mortgaged Properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs. The Cut-off Date LTV Ratio calculated on the basis of the aggregate “As-Is” Appraised value without adding the capital deduction is 68.7%. The LTV Ratio at Maturity is calculated on the basis of the “As Stabilized” Appraised Value.

A-54

(26)	Monthly FF&E Reserve is equal to: (a) on each due date from October 2015 through and including September 2016, $360,433, (b) beginning on the due date in October 2016, the greater of (1) the monthly amount required to be reserved for each Hammons Hotel Portfolio Mortgaged Property pursuant to the applicable franchise agreement for the replacement of furniture, fixtures and equipment and (2) one-twelfth of 4% of the operating income for each Hammons Hotel Portfolio Mortgaged Property (or, in the case of the Renaissance by Marriott Phoenix/Glendale, AZ Mortgaged Property beginning on the due date in October 2017, one-twelfth of 5% of the operating income) for the previous 12-month period (as determined on August 31 of each year).

(27)	Beginning November 21, 2022, Annual Ground Lease Payment shall be 0.25% of adjusted room sales for the previous calendar year (estimated $27,188).

(28)	Annual Ground Lease Payment for the Borrower’s space lease interest in the convention center, expo hall and parking garage is calculated based on the trailing 12 months as of June 30, 2015. The rent payment is calculated using a fixed component of $985,725 plus a variable component tied to revenue generated from the parking garage and expo hall.

(29)	The Cut-off Date Balance of $31,162,303 represents the note A-1 of a $62,400,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by note A-2 has a principal balance of $31,162,303 as of the Cut-off Date and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $62,324,606.

(30)	The JW Marriott Ground Lease Payment is an annual fixed amount payable per year. Per the ground lease, the payment is the greater of (i) the prior year annual base rent or (ii) 9% of the fair market rate. The Ground Lease Payment field assumes that the amount is not based off the fair market value.

(31)	Borrower shall not be required to deposit the Leasing Reserve monthly deposit on each monthly payment date occurring prior to the monthly payment date in December, 2019. Borrower is required to make monthly deposits in the amount of $12,488.58.

(32)	The amount on deposit in the Leasing Reserve account shall not exceed $299,726 (the “Leasing Reserve Cap”). Upon reaching the Leasing Reserve Cap, borrower may cease making monthly deposits to the Leasing Reserve account. If at any time thereafter the Leasing Reserve funds are below the leasing Reserve Cap, then borrower shall recommence and continue making monthly deposits to the Leasing Reserve account in the amount of $12,488.58.

(33)	The collateral for the loan includes a total of 1,119 MHC pads which includes the 108 borrower-owned homes.

(34)	Apple Acres is located in seismic zone 3 however a seismic report was not completed.

(35)	Commencing on the first payment date following the fifth anniversary of the loan origination date, an Ongoing Replacement Reserve of $1,282.45 will be collected, capped at 3 years worth of deposits.

(36)	With respect to the 700 North Sacramento Boulevard and 627 North Albany Avenue Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Underwritten NOI DSCR, Debt

A-55

Yield on Underwritten Net Cash Flow, Cut-off Date LTV Ratio and the LTV Ratio at Maturity of the Mortgage Loans are presented in the aggregate.

(37)	The 176,164 SF Cortez Plaza East Mortgaged Property includes the existing 168,208 SF and 7,956 SF of space being added to the property.

(38)	Service Merchandise subleases approximately its entire space to Bed Bath & Beyond and Michael’s. Service Merchandise has been a tenant since 1998 and is under an approximately 20-year lease at a rental rate of $4.32 per SF expiring February 28, 2019, with four, 5-year renewal options. Bed Bath & Beyond (NR/Baa1/A-) has subleased 25,395 SF since 2002 under an approximately 15-year sublease expiring January 31, 2018, at a base rent of $5.80 per SF with three, 5-year renewal options at $6.50, $7.00, and $7.50 per SF remaining. Michael’s (NR/B2/NR) has subleased approximately 28,243 SF since 2003 under an initial approximately 10-year sublease, which has been extended once. The current expiration date of the Michael’s sublease is February 28, 2019 with a base rent of $7.50 per SF. Michael’s has two, 5-year renewal options at a base rent of $8.50 and $9.50 per SF remaining.

(39)	Party City, the Third-Largest Tenant, has 12,000 SF of retail space and 3,275 SF of storage space. The lease on the storage space may be terminated with 7 days notice.

(40)	Borrower shall not be required to make Ongoing TI/LC Reserve deposits after the balance in the TI/LC Reserve account exceeds $850,000 (the “TI/LC Reserve Cap”) unless (i) at least 85% of the rentable square footage of the Property is leased to Tenants that are not Affiliates of Borrower, (ii) such Tenants under such Leases are in actual, physical occupancy of, and open to the public for business in, the space demised under such Leases, are paying the full amount of rent then due under such Leases and are not in default thereunder, (iii) all tenant improvement allowances and leasing commissions then payable by Borrower under or in connection with the Leases described in the foregoing clause have been paid in full and (iv) no Event of Default is then in existence (collectively, the “Leasing Reserve Cap Reduction Conditions”), at which time Borrower shall not be required to make Ongoing TI/LC Reserve deposits after the balance in the TI/LC Reserve account exceeds $500,000.

(41)	A Monthly TI/LC Reserve collection of $3,122.50 shall be collected when the rollover reserve balance falls below the $149,880 cap.

(42)	Ongoing Replacement Reserves are waived beginning with the first monthly payment date and continuing through and including the due date occurring in November 2020. Beginning on the due date occurring in December 2020, so long as no event of default has occured, the borrower is required to begin making monthly payments of $8,347.35, subject to the Replacement Reserve Cap of $200,336.

(43)	Ongoing FF&E Reserve payments are waived for the first monthly payment. Commencing on the 2nd monthly payment, the borrower is required to deposit into the FF&E Reserve an amount equal to the greater of (i) the amount of the deposit required by Franchisor on account of FF&E under the Franchise Agreement or (ii) one-twelfth of 4% of gross income from operations for the preceding calendar year, which shall be (a) $10,304.67 per month and (b) adjusted annually by lender based on the foregoing on the monthly payment date occurring in January of each calendar year commencing with January, 2017.

(44)	The Cut-off Date LTV Ratio is calculated using the appraisal’s “As-Is” Appraised Value of $10,400,000 plus the amount of PIP required under the franchise agreement ($2,153,600). The Cut-off Date LTV Ratio calculated using solely the “As-Is” Appraised Value is 83.0%.

(45)	The borrower is required to fund an Ongoing Replacement Reserve in the amount of $3,387.50 on each monthly payment date until such time that the reserve balance equals $112,500. In the event the reserve is less than $37,500 and/or an event of default exists, the borrower’s

A-56

obligation to make monthly deposits recommences until the reserve balance equals $112,500 or such event of default is cured.

(46)	The unit mix includes retail space totaling 5,563 SF which contributes approximately 4.4% of the underwritten base rent.

(47)	If the cost of any individual Replacement exceeds $25,045, borrower shall not be required to deposit sums to the Replacement Reserve account. If the Trigger Period occurs, or other requirements detailed in the Loan Agreement, then the monthly reserve of $185.16 is required until the cap of $25,045 has been reached.

(48)	The Largest Tenant at the Elon Town Center Mortgaged Property, Elon University Retail, has a total SF of 14,741 comprised of 7,730 sq. ft. of office space and 7,011 of retail space.

(49)	The Annual Ground Lease Payment will be $3,270 through February 2017. Beginning March 2017 and on the first day of each third lease year thereafter until February 2076, the previous period’s ground lease payment will be increased by 9%, assuming options to extend are allowed to automatically renew beginning in year 21 of the lease.

(50)	The borrower is required to fund an Ongoing TI/LC Reserve in the amount of $2,471 on each monthly payment date until such time that the reserve balance equals or exceeds $50,000. In the event the reserve is less than $50,000 and/or an event of default exists, the borrower’s obligation to make monthly deposits recommences until the reserve balance equals or exceeds $50,000 or such event of default is cured.

(51)	Appraisal Value and Loan Amount are allocated based on SF.

(52)	There is an initial TI/LC reserve amount of $50,000. If the reserves fall below the cap of $50,000 a month, then a monthly reserve of $661.21 will be made.

(53)	The Cut-off Date LTV Ratio is calculated based upon the property’s “As Stabilized” Appraised Value. The “As Stabilized” Appraised Value assumes the completion of the built-to-suit building as of October 15, 2015. The appraiser concluded to an “As-Is” Appraised Value of $3,740,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As- Is” Appraised Value are 61.5% and 56.5%, respectively.

(54)	The borrower is required to fund an Ongoing Replacement Reserve in the amount of $271.30 on each monthly payment date until such time that the reserve balance equals $9,765.90. In the event the reserve is less than $6,510.60 and/or an event of default exists, the borrower’s obligation to make monthly deposits recommences until the reserve balance equals $9,765.90 or such event of default is cured.

(55)	Ongoing TI/LC Reserves of $4,726.58 will be collected on each due date following the balance of the Reserve account falling below the cap of $75,000.

(56)	The borrower is required to fund an Ongoing TI/LC Reserve in the amount of $1,464.17 on each monthly payment date until such time that the reserve balance equals or exceeds $100,000. In the event the reserve is less than $25,000 and/or an event of default exists, the borrower’s obligation to make monthly deposits recommences until the reserve balance equals or exceeds $100,000 or such event of default is cured.

(57)	Ongoing TI/LC Reserves of $2,089.08 will be collected on each due date following the balance of the TI/LC Reserve account falling below the cap of $75,000.

A-57

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

November 17, 2015

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,105,171,053

(Approximate Mortgage Pool Balance)

$1,015,375,000

(Offered Certificates)

Citigroup Commercial Mortgage Trust 2015-GC35

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2015-GC35

Goldman Sachs Mortgage Company

Citigroup Global Markets Realty Corp.

Rialto Mortgage Finance, LLC

FCRE REL, LLC

As Sponsors

Citigroup	Goldman, Sachs & Co.

Co-Lead Managers and Joint Bookrunners

Deutsche Bank Securities	Drexel Hamilton
Co-Managers

B-1

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$30,787,000		30.000	%(5)	[ ]%	(6)	2.59	1/16 – 8/20
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$111,638,000		30.000	%(5)	[ ]%	(6)	4.90	8/20 – 11/20
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$200,000,000		30.000	%(5)	[ ]%	(6)	9.72	4/25 – 9/25
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$386,647,000		30.000	%(5)	[ ]%	(6)	9.85	9/25 – 11/25
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$44,547,000		30.000	%(5)	[ ]%	(6)	7.24	11/20 – 4/25
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$838,548,000	(7)	N/A		[ ]%	Variable IO(8)	N/A	N/A
Class X-B	A1(sf) / AA-sf / AAA(sf)	$59,403,000	(7)	N/A		[ ]%	Variable IO(8)	N/A	N/A
Class A-S(9)	Aa2(sf) / AAAsf / AAA(sf)	$64,929,000	(10)	24.125%		[ ]%	(6)(11)	9.92	11/25 – 11/25
Class B(9)	A1(sf) / AA-sf / AA(sf)	$59,403,000	(10)	18.750%		[ ]%	(6)(11)	9.92	11/25 – 11/25
Class PEZ(9)	NR / A-sf / A-(sf)	$183,735,000	(10)	13.375	%(12)	NA(11)	(11)	9.92	11/25 – 11/25
Class C(9)	NR / A-sf / A-(sf)	$59,403,000	(10)	13.375	%(12)	[ ]%	(6)(11)	9.92	11/25 – 11/25
Class D	NR / BBB-sf / BBB-(sf)	$58,021,000		8.125%		[ ]%	(6)	9.92	11/25 – 11/25
Class X-D	NR / BBB-sf / BBB-(sf)	$58,021,000	(7)	N/A		[ ]%	Variable IO(8)	N/A	N/A

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount(2)	Approximate Initial Credit Support	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class E	NR / BB-sf / BB(sf)	$29,011,000	5.500%	[ ]%	(6)	9.92	11/25 – 11/25
Class F	NR / B-sf / B+(sf)	$11,052,000	4.500%	[ ]%	(6)	9.92	11/25 – 11/25
Class G	NR / NR / B-(sf)	$11,052,000	3.500%	[ ]%	(6)	9.92	11/25 – 11/25
Class H	NR / NR / NR	$38,681,053	0.000%	[ ]%	(6)	9.92	11/25 – 11/25
Class R(13)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the Closing Date.

(4)	Determined assuming no prepayments prior to the maturity date of each mortgage loan and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage.

(7)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component from time to time. The notional amount of the Class X-D certificates will be equal to the certificate principal amount of the Class D certificates from time to time.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-2

CERTIFICATE SUMMARY (continued)

(8)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class B trust component, as described in the Free Writing Prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class D certificates, as described in the Free Writing Prospectus.

(9)	The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(10)	On the Closing Date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $64,929,000, $59,403,000 and $59,403,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of Exchangeable Certificates issued on the Closing Date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the Closing Date. The aggregate certificate principal amount of the offered certificates shown on the cover page of this Term Sheet includes the maximum certificate principal amount of Exchangeable Certificates that could be outstanding on the Closing Date, equal to $183,735,000 (subject to a variance of plus or minus 5%).

(11)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

(12)	The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component.

(13)	The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Free Writing Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-3

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)

Initial Pool Balance(2)	$1,105,171,053
Number of Mortgage Loans	64
Number of Mortgaged Properties	93
Average Cut-off Date Mortgage Loan Balance	$17,268,298
Weighted Average Mortgage Interest Rate	4.5151%
Weighted Average Remaining Term to Maturity (months)	112
Weighted Average Remaining Amortization Term (months)(3)	358
Weighted Average Cut-off Date LTV Ratio(4)	59.9%
Weighted Average Maturity Date LTV Ratio(5)	53.2%
Weighted Average Underwritten Debt Service Coverage Ratio(6)	1.95x
Weighted Average Debt Yield on Underwritten NOI(7)	10.9%
% of Mortgage Loans with Subordinate Debt(8)	11.9%
% of Mortgaged Properties with Single Tenants	6.1%

(1)	The 590 Madison Avenue, South Plains Mall, Westin Boston Waterfront, Harbor Pointe Apartments, Illinois Center, 750 Lexington Avenue, Anchorage Marriott Downtown, Hammons Hotel Portfolio and JW Marriott Santa Monica Le Merigot mortgage loans each have one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per room/SF/unit calculations presented in this Term Sheet include the related pari passu companion loans unless otherwise indicated. The 590 Madison Avenue mortgage loan also has a related subordinate companion loan, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per room/SF/unit calculations presented in this Term Sheet do not include the related subordinate companion loan unless otherwise indicated. Additionally, with respect to the 700 North Sacramento Boulevard and 627 North Albany Avenue mortgage loans, which are cross-collateralized and cross-defaulted with each other, the loan-to-value ratio, debt service coverage ratio and debt yield are presented in the aggregate unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Excludes mortgage loans that are interest only for the entire term.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 2 mortgage loans, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date LTV Ratio was calculated using an “as-is” appraised value plus related capital deductions or property improvement plan costs which were reserved for at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any of the adjustments described above is 60.0%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of the Cut-off Date LTV Ratio.

(5)	Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 14 mortgage loans, representing approximately 43.6% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” or “prospective value upon stabilization” appraised value. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 54.9%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(6)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for descriptions of Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF.

(8)	The 590 Madison Avenue mortgage loan has a subordinate companion loan that is generally subordinate in right of payment to the 590 Madison Avenue mortgage loan (the “590 Madison Avenue Subordinate Companion Loan”). The 590 Madison Avenue Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of approximately $280,634,000 and was contributed to the GSMS 2015-590M securitization transaction. See “Description of the Mortgage Pool—The Loans Combinations” and “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-4

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.

Co-Managers:	Deutsche Bank Securities Inc. Drexel Hamilton, LLC

Depositor:	Citigroup Commercial Mortgage Securities Inc.

Initial Pool Balance:	$1,105,171,053

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	C-III Asset Management LLC

Certificate Administrator:	Citibank, N.A.

Trustee:	Deutsche Bank Trust Company Americas

Operating Advisor:	Park Bridge Lender Services LLC

Closing Date:	December 8, 2015

Cut-off Date:	For each mortgage loan, the related due date for such mortgage loan in December 2015

Determination Date:	The 6th day of each month or, if such 6th day is not a business day, the next business day, commencing in January 2016

Distribution Date:	The 4th business day after the Determination Date, commencing in January 2016

Interest Accrual:	The preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Free Writing Prospectus

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	November 2048

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A, Class X-B and Class X-D: $1,000,000 minimum); $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-5

TRANSACTION HIGHLIGHTS

■  $1,105,171,053 (Approximate) New-Issue Multi-Borrower CMBS:

—  Overview: The mortgage pool consists of 64 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,105,171,053 (the “Initial Pool Balance”), have an average Cut-off Date mortgage loan balance of $17,268,298 and are secured by 93 mortgaged properties located throughout 28 states

—  LTV: 59.9% weighted average Cut-off Date LTV Ratio

—  DSCR: 1.95x weighted average Underwritten Debt Service Coverage Ratio

—  Debt Yield: 10.9% weighted average Debt Yield on Underwritten NOI

—  Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■  Loan Structural Features:

—  Amortization: 62.5% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–   29.6% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–   32.9% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—  Hard Lockboxes: 73.0% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—  Cash Traps: 100.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—   Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–   Real Estate Taxes: 55 mortgage loans representing 57.3% of the Initial Pool Balance

–   Insurance: 53 mortgage loans representing 45.0% of the Initial Pool Balance

–   Replacement Reserves (Including FF&E Reserves): 57 mortgage loans representing 70.1% of the Initial Pool Balance

–   Tenant Improvements / Leasing Commissions: 30 mortgage loans representing 58.4% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and    industrial properties

—  Predominantly Defeasance: 81.8% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■  Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—  Retail: 27.9% of the mortgaged properties by allocated Initial Pool Balance are retail properties (24.6% are anchored or shadow anchored retail properties)

—  Office: 24.2% of the mortgaged properties by allocated Initial Pool Balance are office properties

—  Hospitality: 23.5% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—  Multifamily: 9.1% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—  Self Storage: 5.0% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

■  Geographic Diversity: The 93 mortgaged properties are located throughout 28 states with only three states having greater than 10.0% of the allocated Initial Pool Balance: New Jersey (24.2%), Texas (14.5%) and New York (13.2%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-6

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	6	12	$453,825,809	41.1%
Citigroup Global Markets Realty Corp.	30	37	436,321,835	39.5
Rialto Mortgage Finance, LLC	11	26	151,699,046	13.7
FCRE REL, LLC	17	18	63,324,363	5.7
Total	64	93	$1,105,171,053	100.0%

Ten Largest Mortgage Loans

#	Mortgage Loan Name	Mortgage Loan Seller	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size Rooms / SF / Units	Cut-off Date Balance Per Room / SF / Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
1	Paramus Park	GSMC	$120,000,000	10.9%	Retail	308,871	$389	2.68x	11.4%	57.1%
2	590 Madison Avenue	GSMC	100,000,000	9.0	Office	1,035,003	$357	3.76x	14.6%	24.6%
3	South Plains Mall	GSMC	100,000,000	9.0	Retail	983,517	$203	2.04x	9.2%	54.3%
4	Westin Boston Waterfront	GSMC	79,891,907	7.2	Hospitality	793	$258,163	1.87x	12.9%	59.3%
5	Harbor Pointe Apartments	CGMRC	60,000,000	5.4	Multifamily	544	$202,206	1.48x	7.2%	71.4%
6	DoubleTree Jersey City	RMF	60,000,000	5.4	Hospitality	198	$303,030	1.57x	11.0%	63.8%
7	Illinois Center	CGMRC	60,000,000	5.4	Office	2,091,889	$124	1.35x	9.1%	66.7%
8	750 Lexington Avenue	CGMRC	45,500,000	4.1	Mixed Use	382,256	$340	1.48x	9.7%	43.3%
9	Anchorage Marriott Downtown	CGMRC	37,926,518	3.4	Hospitality	392	$193,503	1.76x	12.3%	69.9%
10	Hammons Hotel Portfolio	GSMC	32,933,903	3.0	Hospitality	1869	$133,718	1.68x	12.4%	68.0%
	Top 10 Total / Wtd. Avg.		$696,252,327	63.0%				2.16x	11.1%	55.2%
	Remaining Total / Wtd. Avg.		408,918,726	37.0				1.59x	10.6%	67.8%
	Total / Wtd. Avg.		$1,105,171,053	100.0%				1.95x	10.9%	59.9%

Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans	Pari Passu Companion Loan Cut- off Date Balance	Subordinate Companion Loan Cut- off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement (“Controlling PSA”)(1)	Master Servicer	Special Servicer
590 Madison Avenue(2)	$100,000,000	9.0%	2	$269,366,000	$280,634,000	$650,000,000	GSMS 2015-590M	Wells Fargo	AEGON
South Plains Mall	$100,000,000	9.0%	2	$100,000,000	—	$200,000,000	GSMS 2015-GS1	Midland	Wells Fargo
Westin Boston Waterfront	$79,891,907	7.2%	2	$124,831,105	—	$204,723,011	GSMS 2015-GS1	Midland	Wells Fargo
Harbor Pointe Apartments	$60,000,000	5.4%	1	$50,000,000	—	$110,000,000	CGCMT 2015-GC35	Midland	C-III
Illinois Center	$60,000,000	5.4%	2	$200,000,000	—	$260,000,000	CGCMT 2015-GC33	Wells Fargo	LNR
750 Lexington Avenue	$45,500,000	4.1%	1	$84,500,000	—	$130,000,000	GSMS 2015-GC34	Wells Fargo	Midland
Anchorage Marriott Downtown	$37,926,518	3.4%	1	$37,926,518	—	$75,853,035	CGCMT 2015-GC35	Midland	C-III
Hammons Hotel Portfolio	$32,933,903	3.0%	3	$216,985,092	—	$249,918,994	CGCMT 2015-GC33	Wells Fargo	LNR
JW Marriott Santa Monica Le Merigot	$31,162,303	2.8%	1	$31,162,303	—	$62,324,606	CGCMT 2015-GC35	Midland	C-III

(1)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative under the related Controlling PSA (or such other party as is designated under the related Controlling PSA) will be entitled to exercise the rights of controlling note holder for the subject loan combination.
(2)	The 590 Madison Avenue mortgage loan has two pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $269,366,000 and one subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $280,634,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-7

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
JW Marriott Santa Monica Le Merigot	$31,162,303	$31,162,303	$17,000,000	$79,324,606	5.94082%	59.9%	76.3%	1.77x	1.26x

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-8

COLLATERAL OVERVIEW (continued)
Previously Securitized Mortgaged Properties(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Paramus Park	GSMC	Paramus	NJ	Retail	$120,000,000	10.9%	BACM 2005-6
590 Madison Avenue	GSMC	New York	NY	Office	$100,000,000	9.0%	GCCFC 2007-GG9
Harbor Pointe Apartments	CGMRC	Bayonne	NJ	Multifamily	$60,000,000	5.4%	CSMC 2007-C2
DoubleTree Jersey City	RMF	Jersey City	NJ	Hospitality	$60,000,000	5.4%	BSCMS 2007-T26
111 East Wacker Drive	CGMRC	Chicago	IL	Office	$33,863,822	3.1%	WBCMT 2006-C27
233 North Michigan Avenue	CGMRC	Chicago	IL	Office	$26,136,178	2.4%	COMM 2001-J2A
750 Lexington Avenue	CGMRC	New York	NY	Mixed Use	$45,500,000	4.1%	BSCMS 2006-PW14
Anchorage Marriott Downtown	CGMRC	Anchorage	AK	Hospitality	$37,926,518	3.4%	DBUBS 2011-LC3A
JW Marriott Santa Monica Le Merigot	CGMRC	Santa Monica	CA	Hospitality	$31,162,303	2.8%	DBUBS 2011-LC3A
Ennis MHC	RMF	Ennis	TX	Manufactured Housing	$1,384,763	0.1%	JPMCC 2004-C3
700 North Sacramento Boulevard	FCRE REL, LLC	Chicago	IL	Office	$16,436,884	1.5%	WBCMT 2005-C17
Cortez Plaza East	RMF	Bradenton	FL	Retail	$14,300,000	1.3%	CD 2006-CD2
Kensington Park	CGMRC	Richfield	MN	Retail	$5,274,000	0.5%	BACM 2006-6
76 Stirling Road	CGMRC	Warren	NJ	Office	$6,173,465	0.6%	WBCMT 2004-C12
Turtle Cove Apartments	FCRE REL, LLC	Midlothian	TX	Multifamily	$6,120,000	0.6%	MLCFC 2007-8
Aerovista Office Park	FCRE REL, LLC	San Luis Obispo	CA	Office	$5,991,748	0.5%	CD 2005-CD1
Fairfield Inn Fort Myers	RMF	Fort Myers	FL	Hospitality	$5,988,404	0.5%	CSFB 2005-C5
Ventura Avenue Self Storage	FCRE REL, LLC	Ventura	CA	Self Storage	$4,000,000	0.4%	GECMC 2005-C4
100 Foxborough Boulevard	FCRE REL, LLC	Foxborough	MA	Office	$1,814,907	0.2%	CD 2005-CD1
200 Foxborough Boulevard	FCRE REL, LLC	Foxborough	MA	Office	$1,667,077	0.2%	CD 2005-CD1
Johnson Drive Self Storage	FCRE REL, LLC	Ventura	CA	Self Storage	$3,300,000	0.3%	JPMCC 2006-CB14
Cypress Mill Plaza	CGMRC	Cypress	TX	Retail	$2,846,531	0.3%	GSMS 2004-GG2
Park Cedar Business Park	FCRE REL, LLC	Pineville	NC	Industrial	$2,789,227	0.3%	JPMCC 2005-CB13
Dutch Village	CGMRC	Creedmoor	NC	Retail	$2,775,000	0.3%	BACM 2004-5
Heights Corner II	FCRE REL, LLC	Fort Worth	TX	Retail	$2,661,522	0.2%	BSCMS 2006-T22
Alabama Center	RMF	Arab	AL	Retail	$2,496,940	0.2%	JPMCC 2006-LDP6, MEZZ 2006-C4
Sunrise Plaza	CGMRC	Vero Beach	FL	Retail	$2,322,303	0.2%	RAITF 2014-FL3

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.
(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-9

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	20	$308,155,165	27.9%	2.11x	59.3%	10.2%
Regional Mall	1	120,000,000	10.9	2.68x	57.1%	11.4%
Super Regional Mall	1	100,000,000	9.0	2.04x	54.3%	9.2%
Anchored	5	51,659,440	4.7	1.33x	69.8%	9.2%
Unanchored	9	24,598,232	2.2	1.60x	67.0%	10.9%
Single Tenant Retail	4	11,897,493	1.1	1.49x	62.3%	9.5%
Office	14	$267,737,420	24.2%	2.29x	51.4%	11.6%
CBD	6	214,610,130	19.4	2.49x	47.1%	11.8%
General Suburban	7	47,441,047	4.3	1.51x	69.2%	10.7%
Medical	1	5,686,244	0.5	1.34x	66.9%	9.6%
Hospitality	14	$260,149,918	23.5%	1.75x	63.8%	12.4%
Full Service	9	236,287,140	21.4	1.74x	63.2%	12.3%
Limited Service	3	13,699,363	1.2	1.91x	69.1%	14.1%
Select Service	1	8,634,003	0.8	1.71x	68.8%	12.1%
Extended Stay	1	1,529,411	0.1	1.68x	68.0%	12.4%
Multifamily	8	$100,085,684	9.1%	1.57x	69.3%	8.6%
Mid-Rise	1	60,000,000	5.4	1.48x	71.4%	7.2%
Garden	6	28,060,684	2.5	1.62x	70.0%	9.9%
Student Housing	1	12,025,000	1.1	1.87x	57.1%	12.2%
Self Storage	16	$55,645,144	5.0%	1.72x	69.3%	10.2%
Mixed Use	3	$50,565,711	4.6%	1.47x	46.1%	9.7%
Office/Retail	2	49,320,446	4.5	1.47x	45.7%	9.7%
Retail/Office/Multifamily	1	1,245,265	0.1	1.55x	62.3%	10.6%
Industrial	4	$37,889,659	3.4%	1.82x	69.6%	10.7%
Flex	3	27,275,734	2.5	2.01x	69.1%	10.4%
Warehouse	1	10,613,924	1.0	1.34x	70.8%	11.5%
Manufactured Housing	14	$24,942,352	2.3%	1.52x	71.2%	10.5%
Total / Wtd. Avg.	93	$1,105,171,053	100.0%	1.95x	59.9%	10.9%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-10

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New Jersey	5	$267,473,465	24.2%	$498,800,000	11.1%	$30,811,893	12.3%
Texas	17	160,106,972	14.5	495,234,314	11.0	27,582,836	11.0
New York	2	145,500,000	13.2	1,800,000,000	40.0	66,625,238	26.5
California	7	84,885,401	7.7	186,330,000	4.1	13,536,835	5.4
Illinois	7	84,635,823	7.7	425,780,000	9.5	26,375,006	10.5
Massachusetts	3	83,373,891	7.5	357,750,000	8.0	27,115,064	10.8
Virginia	4	44,420,129	4.0	61,800,000	1.4	4,836,544	1.9
Alaska	1	37,926,518	3.4	108,500,000	2.4	9,364,940	3.7
Arizona	4	33,543,827	3.0	97,100,000	2.2	6,722,746	2.7
Florida	3	22,610,707	2.0	31,550,000	0.7	2,423,149	1.0
North Carolina	6	20,081,866	1.8	106,275,000	2.4	9,647,125	3.8
South Carolina	5	19,690,351	1.8	29,910,000	0.7	2,013,408	0.8
Wisconsin	2	12,737,707	1.2	17,960,000	0.4	1,429,562	0.6
Mississippi	3	9,590,000	0.9	12,790,000	0.3	893,136	0.4
Michigan	2	9,341,078	0.8	12,870,000	0.3	986,945	0.4
Alabama	3	9,279,927	0.8	44,440,000	1.0	3,700,344	1.5
Georgia	2	8,986,244	0.8	14,500,000	0.3	946,775	0.4
West Virginia	2	7,715,359	0.7	10,350,000	0.2	737,133	0.3
Minnesota	2	6,775,000	0.6	9,190,000	0.2	671,109	0.3
Tennessee	1	6,664,257	0.6	72,500,000	1.6	6,453,957	2.6
Oklahoma	2	6,654,659	0.6	56,680,000	1.3	4,760,168	1.9
Indiana	1	5,850,000	0.5	8,610,000	0.2	560,427	0.2
North Dakota	3	4,398,238	0.4	6,130,000	0.1	472,143	0.2
Missouri	2	4,370,688	0.4	20,136,188	0.4	1,592,508	0.6
Pennsylvania	1	4,000,000	0.4	6,765,000	0.2	435,855	0.2
Connecticut	1	1,997,493	0.2	3,600,000	0.1	186,850	0.1
Utah	1	1,528,263	0.1	2,130,000	0.0	159,742	0.1
South Dakota	1	1,033,192	0.1	1,440,000	0.0	134,623	0.1
Total	93	$1,105,171,053	100.0%	$4,499,120,502	100.0%	$251,176,060	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-11

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1,091,841 - 4,999,999	29	$82,459,731	7.5%
5,000,000 - 14,999,999	16	131,158,534	11.9
15,000,000 - 24,999,999	7	137,138,158	12.4
25,000,000 - 34,999,999	3	91,096,206	8.2
35,000,000 - 44,999,999	1	37,926,518	3.4
45,000,000 - 54,999,999	1	45,500,000	4.1
55,000,000 - 64,999,999	3	180,000,000	16.3
65,000,000 - 120,000,000	4	399,891,907	36.2
Total	64	$1,105,171,053	100.0%

Distribution of Underwritten DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.24 - 1.29	4	$30,431,349	2.8%
1.30 - 1.49	25	370,410,285	33.5
1.50 - 1.69	12	146,776,371	13.3
1.70 - 1.89	9	185,053,041	16.7
1.90 - 2.09	6	135,464,552	12.3
2.10 - 2.29	1	1,548,750	0.1
2.30 - 2.49	2	7,094,864	0.6
2.50 - 3.76	5	228,391,841	20.7
Total	64	$1,105,171,053	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	8	$414,300,000	37.5%
Interest Only, Then Amortizing(2)	23	363,546,250	32.9
Amortizing (30 Years)	32	316,710,879	28.7
Amortizing (25 Years)	1	10,613,924	1.0
Total	64	$1,105,171,053	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 96 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	21	$806,618,467	73.0%
Springing	26	235,228,223	21.3
Soft	17	63,324,363	5.7
Total	64	$1,105,171,053	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24.6 - 39.9	2	$103,481,984	9.4%
40.0 - 49.9	2	46,591,841	4.2
50.0 - 54.9	2	103,300,000	9.3
55.0 - 59.9	8	256,376,703	23.2
60.0 - 64.9	9	120,492,954	10.9
65.0 - 69.9	15	206,434,993	18.7
70.0 - 75.2	26	268,492,577	24.3
Total	64	$1,105,171,053	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
22.1 - 39.9	4	$150,073,825	13.6%
40.0 - 49.9	5	90,640,149	8.2
50.0 - 54.9	12	247,553,928	22.4
55.0 - 59.9	20	342,390,911	31.0
60.0 - 64.9	14	125,968,708	11.4
65.0 - 69.9	5	39,403,532	3.6
70.0 - 71.7	4	109,140,000	9.9
Total	64	$1,105,171,053	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	36	$639,136,819	57.8%
Acquisition	25	284,144,834	25.7
Recapitalization	3	181,889,400	16.5
Total	64	$1,105,171,053	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.815- 4.249	4	$324,000,000	29.3%
4.250 - 4.499	10	208,490,124	18.9
4.500 - 4.749	26	251,830,441	22.8
4.750 - 4.999	16	255,582,029	23.1
5.000 - 5.249	4	17,755,316	1.6
5.250 - 5.750	4	47,513,143	4.3
Total	64	$1,105,171,053	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-12

Distribution of Debt Yield on Underwritten NOI(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance
7.2 - 7.9	2	$62,700,000	5.7%
8.0 - 8.9	4	58,981,349	5.3
9.0 - 9.9	20	331,126,073	30.0
10.0 - 10.9	12	113,342,214	10.3
11.0 - 11.9	8	201,068,293	18.2
12.0 - 12.9	7	178,602,409	16.2
13.0 - 13.9	3	37,537,629	3.4
14.0 - 17.9	6	117,239,261	10.6
18.0 - 21.2	2	4,573,825	0.4
Total	64	$1,105,171,053	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance
7.1 - 7.9	3	$89,700,000	8.1%
8.0 - 8.9	13	267,276,285	24.2
9.0 - 9.9	23	205,959,216	18.6
10.0 - 10.9	9	163,776,852	14.8
11.0 - 11.9	6	250,270,289	22.6
12.0 - 13.9	6	20,001,707	1.8
14.0 - 14.9	3	107,094,864	9.7
15.0 - 18.4	1	1,091,841	0.1
Total	64	$1,105,171,053	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
			% of
Original Partial	Number of		Initial
Interest Only	Mortgage		Pool
Period (months)	Loans	Cut-off Date Balance	Balance
12	2	$33,290,000	3.0%
15	1	$5,450,000	0.5%
18	1	$14,300,000	1.3%
24	7	$26,948,750	2.4%
30	1	$18,550,000	1.7%
36	4	$56,862,500	5.1%
69	6	$148,145,000	13.4%
96	1	$60,000,000	5.4%

Distribution of Original Terms to Maturity
	Number of		% of Initial
Original Term to	Mortgage	Cut-off Date	Pool
Maturity (months)	Loans	Balance	Balance
60	8	$114,786,739	10.4%
120	56	990,384,314	89.6
Total	64	$1,105,171,053	100.0%

Distribution of Remaining Terms to Maturity
			% of
Range of Remaining	Number of		Initial
Terms to Maturity	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
56 - 59	8	$114,786,739	10.4%
112 - 116	4	68,186,705	6.2
117 - 119	52	922,197,609	83.4
Total	64	$1,105,171,053	100.0%

Distribution of Original Amortization Terms(1)
			% of
Original	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	8	$414,300,000	37.5%
300	1	10,613,924	1.0
360	55	680,257,129	61.6
Total	64	$1,105,171,053	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of			% of
Remaining	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	8	$414,300,000	37.5%
298	1	10,613,924	1.0
352 - 356	4	14,360,170	1.3
357 - 360	51	665,896,959	60.3
Total	64	$1,105,171,053	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
	Number		% of
	of		Initial
	Mortgage	Cut-off Date	Pool
Prepayment Provision	Loans	Balance	Balance
Defeasance	60	$872,382,716	78.9%
Yield Maintenance or Defeasance	2	131,162,303	11.9
Yield Maintenance	2	101,626,034	9.2
Total	64	$1,105,171,053	100.0%

Distribution of Escrow Types
	Number		% of
	of		Initial
	Mortgage		Pool
Escrow Type	Loans	Cut-off Date Balance	Balance
Replacement Reserves(1)	57	$774,799,669	70.1%
Real Estate Tax	55	$633,381,653	57.3%
Insurance	53	$497,647,751	45.0%
TI/LC(2)	30	$387,750,462	58.4%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-13

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
JW Marriott Santa Monica Le Merigot	Hospitality	$31,162,303	2.8%	59	1.77x	13.5%	59.9%
Wilshire Catalina	Office	$27,000,000	2.4%	59	1.30x	8.7%	63.5%
Iron Guard Storage Portfolio TX-AL	Self Storage	$18,550,000	1.7%	59	1.37x	8.7%	74.7%
Cortez Plaza East	Retail	$14,300,000	1.3%	59	1.25x	9.3%	73.1%
Great Value Portfolio	Self Storage	$9,590,000	0.9%	58	1.37x	9.3%	75.0%
76 Stirling Road	Office	$6,173,465	0.6%	56	1.43x	10.7%	74.4%
Fairfield Inn Fort Myers	Hospitality	$5,988,404	0.5%	58	1.79x	14.0%	69.6%
Local Storage Center	Self Storage	$2,022,567	0.2%	59	1.67x	11.1%	74.6%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-14

STRUCTURAL OVERVIEW

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

	1.	Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

	2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Free Writing Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above. However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

	3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest at their respective pass-through rates.

	4.	Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

	5.	Class B and Class PEZ certificates: (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-15

STRUCTURAL OVERVIEW (continued)

Distributions (continued)	6.	Class C and Class PEZ certificates: (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

	7.	Class D and Class X-D certificates: (i) first, to interest on Class D and Class X-D certificates in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that class, together with interest at its pass-through rate.

	8.	Class E certificates: (i) first, to interest on Class E certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components), to principal on Class E certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class E certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that class, together with interest at its pass-through rate.

	9.	After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ, Class C, Class D, Class X-D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F, Class G and Class H certificates sequentially in that order in a manner analogous to the Class E certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses	The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); seventh, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); eighth, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amount of the Class D certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-16

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges	On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class X-B certificates, the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X and Exchangeable Certificates) and trust components (and, therefore, the applicable classes of Exchangeable Certificates) in each YM Group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G, Class H or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-17

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the serviced loans, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any property protection advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make a property protection advance and will be entitled to reimbursement from the master servicer for such advance.

Serviced Mortgage Loans / Outside Serviced Mortgage Loans	Each of (i) the 590 Madison Avenue loan combination, (ii) the South Plains Mall loan combination, (iii) the Westin Boston Waterfront loan combination, (iv) the Illinois Center loan combination, (v) the 750 Lexington Avenue loan combination and (vi) the Hammons Hotel Portfolio loan combination constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.” Each outside serviced mortgage loan will be serviced under a pooling and servicing agreement other than the CGCMT 2015-GC35 pooling and servicing agreement (such other pooling and servicing agreement, an “outside servicing agreement”) as reflected in the “Companion Loan Summary” table above. All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” or the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2015-GC35 pooling and servicing agreement). See “—Loan Combinations” below.

Appraisal Reduction Amounts

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan (up to the outstanding principal balance thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement (as discussed under “—Loan Combinations” below). As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates and Class R certificates) and/or trust components then outstanding (i.e., first to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced companion loan(s) as one loan combination.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-18

STRUCTURAL OVERVIEW (continued)

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2015-GC35 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Directing Holder	The “Directing Holder” with respect to any mortgage loan serviced under the CGCMT 2015-GC35 pooling and servicing agreement will be the Controlling Class Representative.

Controlling Class Representative

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders (by certificate principal amount). The “controlling class” is the most subordinate class of the Control Eligible Certificates that has an outstanding certificate principal amount as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class; provided, however, that (at any time that the aggregate certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (A) in the case of any class of Control Eligible Certificates to which the designation of “controlling class” would otherwise shift by operation of this definition, where the certificate principal amount of such class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “controlling class” shall not shift and shall remain with the class of Control Eligible Certificates currently designated as the controlling class, and (B) in the case of any class of Control Eligible Certificates which is then designated the “controlling class”, if the certificate principal amount of such class of Control Eligible Certificates is reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts), then the designation of “controlling class” shall shift to the class of Control Eligible Certificates that is the most subordinate and that also has a remaining certificate principal amount. The “Control Eligible Certificates” consist of the Class E, Class F, Class G and Class H certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

It is anticipated that C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC (an affiliate of C-III Asset Management LLC), or an affiliate thereof, will purchase the controlling class of certificates, and C-III High Yield Real Estate Debt Fund IV TIER Holdings LLC, or an affiliate thereof, is expected to be the initial Controlling Class Representative.

Cumulative Appraisal Reduction Amounts

A “Cumulative Appraisal Reduction Amount”, as of any date of determination for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) shall be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-19

STRUCTURAL OVERVIEW (continued)

Control Termination Event

A “Control Termination Event” will occur when no class of the Control Eligible Certificates has an outstanding certificate principal amount (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class) that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate certificate principal amount of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero.

The holders of Certificates representing the majority of the certificate principal amount of any class of Control Eligible Certificates whose aggregate certificate principal amount is notionally reduced to less than 25% of the initial certificate principal amount of that class as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, in respect of such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Free Writing Prospectus.

Consultation Termination Event

A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has an outstanding certificate principal amount, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate certificate principal amount of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero.

Control/Consultation Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CGCMT 2015-GC35 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the controlling class of certificates (by certificate principal amount) is a borrower, mortgagor or manager of a related mortgaged property or an affiliate of any of the foregoing (any such mortgage loan, an “excluded mortgage loan”).

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the CGCMT 2015-GC35 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans other than any excluded mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificateholder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CGCMT 2015-GC35 pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to an outside serviced loan combination, the Controlling Class Representative (prior to the occurrence of a Control Termination Event) may have limited consent and/or consultation rights, and the applicable outside controlling class representative pursuant to, and subject to the limitations set forth in, the related outside servicing agreement will have consent, consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Free Writing Prospectus.

Loan Combinations	The 590 Madison Avenue mortgage loan (evidenced by note A-3), which represents a non-controlling interest in the 590 Madison Avenue Loan Combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.0% of the Initial Pool Balance. The related companion loans consist of: (i) one pari passu companion loan (evidenced by note A-1), with an outstanding principal balance as of the Cut-off Date of $169,366,000, which was contributed to the GSMS 2015-590M securitization transaction, (ii) one pari passu companion loan (evidenced by the non-controlling note A-2), with an outstanding principal balance as of the Cut-off Date of $100,000,000, which is currently held by Goldman Sachs Mortgage Company outside the issuing entity and is expected to be contributed to the GSMS 2015-GS1

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-20

STRUCTURAL OVERVIEW (continued)

Loan Combinations	securitization transaction and (iii) one subordinate companion loan (evidenced by note B), with an outstanding principal balance as of the Cut-off Date of $280,634,000, which was contributed to the GSMS 2015-590M securitization transaction (note B, together with note A-1, the “590M Standalone Note“). The 590M Standalone Note is the controlling note for the 590 Madison Avenue Loan Combination. Each pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and an “outside serviced companion loan” and the subordinate companion loan described above in this paragraph is referred to in this Term Sheet as a “subordinate companion loan”, a “companion loan” and an “outside serviced companion loan”. The 590 Madison Avenue mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other, and the related subordinate companion loan is generally subordinate in right of payment to the 590 Madison Avenue mortgage loan and the related pari passu companion loans to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in the Free Writing Prospectus and are collectively referred to in this Term Sheet as the “590 Madison Avenue loan combination”, a “loan combination” and an “outside serviced loan combination”. The 590 Madison Avenue mortgage loan and the related companion loans will be serviced pursuant to the GSMS 2015-590M trust and servicing agreement.

The South Plains Mall mortgage loan (evidenced by note A-2), which represents a non-controlling interest in the South Plains Mall loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000, and represents approximately 9.0% of the Initial Pool Balance. The related companion loans evidenced by (i) the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000, is currently held by Goldman Sachs Mortgage Company outside the issuing entity and is expected to be contributed to the GSMS 2015-GS1 securitization transaction and (ii) the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $30,000,000, is currently held by Goldman Sachs Mortgage Company outside the issuing entity and is expected to be contributed to one more future securitization transactions. The South Plains Mall mortgage loan and the related companion loans are expected to be serviced pursuant to the GSMS 2015-GS1 pooling and servicing agreement.

The Westin Boston Waterfront mortgage loan (evidenced by note A-2), which represents a non-controlling interest in the Westin Boston Waterfront loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $79,891,907, and represents approximately 7.2% of the Initial Pool Balance. The related companion loans evidenced by (i) the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $69,905,419, is currently held by Goldman Sachs Mortgage Company outside the issuing entity and is expected to be contributed to the GSMS 2015-GS1 securitization transaction and (ii) the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $54,925,686, is currently held by Goldman Sachs Mortgage Company outside the issuing entity and is expected to be contributed to one more future securitization transactions. The Westin Boston Waterfront mortgage loan and the related companion loans are expected to be serviced pursuant to the GSMS 2015-GS1 pooling and servicing agreement.

The Harbor Pointe Apartments mortgage loan (evidenced by note A-1), which represents the controlling interest in the Harbor Pointe Apartments loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $60,000,000, and represents approximately 5.4% of the Initial Pool Balance. The related companion loan, evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $50,000,000, is currently held by Citigroup Global Markets Realty Corp. outside the issuing entity and is expected to be contributed to one or more future securitization transactions. The Harbor Pointe Apartments mortgage loan and the related companion loan are expected to be serviced pursuant to the CGCMT 2015-GC35 pooling and servicing agreement.

The Illinois Center mortgage loan (evidenced by note A-3), which represents a non-controlling interest in the Illinois Center loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.4% of the Initial Pool Balance. The related companion loans represent (i) the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $100,000,000, which was contributed to the CGCMT 2015-GC33 securitization transaction and (ii) the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $100,000,000, which was contributed to the GSMS 2015-GC34 securitization transaction. The Illinois Center mortgage loan and the related companion loans will be serviced pursuant to the CGCMT 2015-GC33 pooling and servicing agreement.

The 750 Lexington Avenue mortgage loan (evidenced by note A-2), which represents the non-controlling interest in the 750 Lexington Avenue loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $45,500,000 and represents approximately 4.1% of the Initial Pool Balance. The related companion loan represents the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $84,500,000 and was contributed to the GSMS 2015-GC34 securitization transaction. The 750 Lexington Avenue mortgage loan and the related companion loan will be serviced pursuant to the GSMS 2015-GC34 pooling and servicing agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-21

STRUCTURAL OVERVIEW (continued)

Loan Combinations	The Anchorage Marriott Downtown mortgage loan (evidenced by note A-1), which represents the controlling interest in Anchorage Marriott Downtown loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $37,926,518 and represents approximately 3.4% of the Initial Pool Balance. The related companion loan represents the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $37,926,518, and is currently held by Citigroup Global Markets Realty Corp. outside the issuing entity and is expected to be contributed to one or more future securitization transactions. The Anchorage Marriott Downtown mortgage loan and the related companion loan will be serviced pursuant to the CGCMT 2015-GC35 pooling and servicing agreement.

The Hammons Hotel Portfolio mortgage loan (evidenced by note A-4), which represents a non-controlling interest in the Hammons Hotel Portfolio loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $32,933,903 and represents approximately 3.0% of the Initial Pool Balance. The related companion loans represent (i) the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $99,648,722, which was contributed to the CGCMT 2015-GC33 securitization transaction, (ii) the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $72,245,323, which was contributed to the GSMS 2015-GC34 securitization transaction and (iii) the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $45,091,047, which is currently held by Goldman Sachs Mortgage Company outside the issuing entity and is expected to be contributed to the GSMS 2015-GS1 securitization transaction. The Hammons Hotel Portfolio mortgage loan and the related companion loans will be serviced pursuant to the CGCMT 2015-GC33 pooling and servicing agreement.

The JW Marriott Santa Monica Le Merigot mortgage loan (evidenced by note A-1), which represents the controlling interest in JW Marriott Santa Monica Le Merigot loan combination, will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $31,162,303 and represents approximately 2.8% of the Initial Pool Balance. The related companion loan represents the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $31,162,303, and is currently held by Citigroup Global Markets Realty Corp. outside the issuing entity and is expected to be contributed to one or more future securitization transactions. The JW Marriott Santa Monica Le Merigot mortgage loan and the related companion loan will be serviced pursuant to the CGCMT 2015-GC35 pooling and servicing agreement.

Servicing Standard	Each of the serviced loans will be serviced by the master servicer and the special servicer pursuant to the terms of the CGCMT 2015-GC35 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means: for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer	Prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) at any time with or without cause, in each case, upon satisfaction of certain conditions specified in the CGCMT 2015-GC35 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a Certificateholder Quorum, or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account realized losses and the application of any Appraisal Reduction Amounts to notionally reduce the certificate principal amounts) of all certificates (other than the Class R Certificates), on an aggregate basis.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CGCMT 2015-GC35 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-22

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer	the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

The related outside special servicer under each outside servicing agreement generally may be replaced by the related outside controlling class representative or the vote of the requisite holders of certificates issued under that outside servicing agreement (depending on whether or not a control termination event or a consultation termination event exists under that outside servicing agreement) in a manner similar to the manner in which the special servicer may be replaced under the CGCMT 2015-GC35 pooling and servicing agreement as described in the three preceding paragraphs.

If the special servicer becomes a “borrower party” (as described in the Free Writing Prospectus) with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Free Writing Prospectus, the Controlling Class Representative (so long as it is not itself a borrower party and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative or any other certificateholder of the controlling class is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CGCMT 2015-GC35 pooling and servicing agreement.

Servicing Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-23

STRUCTURAL OVERVIEW (continued)

Servicing Compensation	Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps.

Operating Advisor	Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any related final asset status report but will not have any approval or consultation rights. After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions with respect to the serviced loan(s) and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:
— all special notices delivered
— summaries of final asset status reports
— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
— an “Investor Q&A Forum” and a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-24

CERTAIN DEFINITIONS

■     “ADR”: For any hospitality property, average daily rate.

■     “Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such mortgaged property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than six (6) months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties may state an “as complete,” “as stabilized,” “prospective market value upon completion,” “as repaired,” “hypothetical,” “prospective as-is” or ”as renovated” value (generally in addition to an “as-is” appraised value) for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to each mortgaged property, the Appraised Value set forth in this Term Sheet and the Free Writing Prospectus (including on Annex A thereto) is the “as-is” appraised value unless otherwise specified below and under “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Free Writing Prospectus. With respect to the Hammons Hotel Portfolio mortgage loan, the Appraised Value represents the aggregate “as-is” appraised value of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at three mortgaged properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs. With respect to the Tractor Supply (Chandler) mortgage loan, the Appraised Value represents the “as stabilized” appraised value which assumes completion of the built-to-suit building for the sole tenant at the mortgaged property. For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

■     “Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■     “FF&E”: Furniture, fixtures and equipment.

■     “GLA”: Gross leasable area.

■     “Hard Lockbox”: The borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender. With respect to the Westin Boston Waterfront mortgage loan, the property manager established an operating account (and the borrower has pledged its rights in such account to the lender) pursuant to the management agreement into which all receipts are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees and any reserves required under the management agreement, and the property manager will otherwise have unrestricted access to funds in the operating account to the extent and for the purposes set forth in the management agreement until the management agreement has been terminated. However, the loan documents prohibit the borrower or operating lessee from withdrawing or transferring money from such operating account.

■     “Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■     “Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■     “Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■     “Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates)(considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■     “Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■     “Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■     “Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral for the related mortgage loan.

■     “Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-25

CERTAIN DEFINITIONS (continued)

■     “Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units, pads or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units, pads or beds in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as assumptions that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■     “Owned Outparcel(s)”: Freestanding tenants that occupy space at the mortgaged property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■     “Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■     “Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable rating agency engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■     “RevPAR”: With respect to any hospitality property, revenues per available room.

■     “SF”: Square feet.

■     “Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■     “Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the related loan documents, at which time the lockbox converts to a Hard Lockbox.

■     “Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related loan documents.

■     “Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units, pads or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units, pads or beds at the mortgaged property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■     “TRIPRA”: Terrorism Risk Insurance Program Reauthorization Act of 2015.

■     “TTM”: Trailing twelve months.

■     “Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■     “Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-26

CERTAIN DEFINITIONS (continued)

■     “Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. The Underwritten NOI for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the mortgaged property to differ materially from the Underwritten NOI set forth in this Term Sheet.

■     “Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material, and in certain cases contractual rent steps generally within 14 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-27

PARAMUS PARK

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-28

PARAMUS PARK

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-29

PARAMUS PARK

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-30

PARAMUS PARK

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Paramus, New Jersey	Cut-off Date Principal Balance	$120,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$388.51
Size (SF)(1)	308,871	Percentage of Initial Pool Balance	10.9%
Total Occupancy as of 7/31/2015(1)(2)	97.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2015(2)	94.9%	Type of Security(3)	Fee Simple / Leasehold
Year Built / Latest Renovation	1974 / 2002	Mortgage Rate	4.0735%
Appraised Value	$210,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$22,123,604
Underwritten Expenses	$8,473,747	Escrows(4)
Underwritten Net Operating Income (NOI)	$13,649,857	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,293,076	Taxes	$0	$0
Cut-off Date LTV Ratio	57.1%	Insurance	$0	$0
Maturity Date LTV Ratio	57.1%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.75x / 2.68x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.4% / 11.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$120,000,000	100.0%	Loan Payoff	$90,823,311	75.7%
Principal Equity Distribution	28,563,211	23.8
Closing Costs	613,478	0.5

Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	Size (SF) does not include 459,057 SF for Macy’s (289,423 SF) and Sears (169,634 SF) which are not part of the collateral (total SF inclusive of these tenants is 767,928 SF). Size (SF) includes 692 SF of kiosk and 1,542 SF of storage space.
(2)	Total Occupancy and Owned Occupancy include four tenants totaling 6,420 SF (Garage: 4,236 SF, T-Mobile: 1,499 SF, Verizon Wireless: 605 SF and Hickory Farms: 80 SF) that have executed leases but are not yet in occupancy or have not yet begun paying rent. We cannot assure you that these tenants will take occupancy or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy also include Brookstone (3,371 SF) which has filed for bankruptcy, but affirmed its lease in 2014. We cannot assure you that Brookstone will remain in occupancy or continue paying rent as anticipated or at all. Total Occupancy and Owned Occupancy also include Men’s Wearhouse & Tux (1,060 SF) which has vacated its space on September 30, 2015. Total Occupancy and Owned Occupancy excluding these six tenants are 96.5% and 91.4%, respectively.
(3)	355 parking spaces are subject to a ground lease expiring on September 30, 2038. See “—Ground Lease” below.
(4)	See “—Escrows” below.

■	Mortgage Loan. The mortgage loan (the “Paramus Park Loan”) is evidenced by a note in the original principal amount of $120,000,000 secured by a first mortgage encumbering the borrower’s fee and leasehold interests in a retail property located in Paramus, New Jersey (the “Paramus Park Property”). The Paramus Park Loan was originated by Goldman Sachs Mortgage Company on September 1, 2015 and represents approximately 10.9% of the Initial Pool Balance. The note evidencing the Paramus Park Loan has an original principal balance of $120,000,000 and an interest rate of 4.0735% per annum. The borrower utilized the proceeds of the Paramus Park Loan to refinance the Paramus Park Property, pay closing costs and provide equity to the borrower sponsor.

The Paramus Park Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Paramus Park Loan requires monthly payments of interest only during its term. The scheduled maturity date of the Paramus Park Loan is the due date in September 2025. Voluntary prepayment of the Paramus Park Loan is prohibited prior to the due date in June 2025. Provided that no event of default under the Paramus Park Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Paramus Park Property consists of approximately 308,871 SF of an approximately 767,928 SF regional mall located in Paramus, New Jersey. The Paramus Park Property is located between the Garden State Parkway and Route 17, two major roadways in northern New Jersey. The Paramus Park Property was constructed in 1974 and was renovated in 2002. The Paramus Park Property generates in-line, less than 10,000 SF comparable tenant (tenants that report sales and have been in occupancy for a minimum of two Januaries) sales of approximately $381 per SF and an occupancy cost of 17.0% as of July 31, 2015. As of July 31, 2015, the Total Occupancy at the Paramus Park Property was 97.9% and Owned Occupancy was 94.9%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-31

PARAMUS PARK

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Paramus Park Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
Anchors
Macy’s	BBB+ / Baa2 / BBB+	289,423	37.7%	No	$57,783	$0.20	NA	$180	0.1%	NA
Sears	C / Caa3 / CCC+	169,634	22.1	No	115,515	0.68	NA	$130	0.4%	NA
Total Anchors		459,057	59.8%		$173,298	$0.38

Jr. Anchors
Old Navy	BBB- / Baa2 / BBB-	16,281	2.1%	Yes	$765,044	$46.99	7/31/2020	$426	11.0%	NA
L.L. Bean(4)	NR / NR / NR	14,877	1.9	Yes	646,883	43.48	11/30/2021	$401	10.8%	1, 5-year option
Gap / GapKids / babyGAP	BBB- / Baa2 / BBB-	11,730	1.5	Yes	635,681	54.19	5/31/2019	$186	25.4%	NA
Total Jr. Anchors		42,888	5.6%		$2,047,608	$47.74

Occupied In-line		249,427	32.5%
Occupied Kiosk and Storage		692	0.1%
Occupied Storage		80	0.0%
Occupied Other		0	0.0%
Vacant Spaces		15,784	2.1%
Total Owned SF		308,871	40.2%
Total SF		767,928	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales for Macy’s and Sears are estimates for the trailing 12-months ending December 31, 2014. Jr. Anchor Sales are for the trailing 12-months ending July 31, 2015. Tenant Sales per SF is calculated as follows: tenant sales provided by the tenant to the borrower as of July 31, 2015 divided by the applicable tenant’s GLA from the July 31, 2015 rent roll. The borrower represents that the tenant sales listed on this schedule accurately reflect the tenant sales as reported by tenants to the borrower as of July 31, 2015. Neither the borrower nor any of borrower’s affiliates makes any representations or warranties as to or provides any indemnities related to the accuracy or completeness of this information, except as provided in the immediately preceding sentence.
(3)	Occupancy cost is calculated as the ratio of the sum of base rent, common area maintenance, real estate taxes, insurance reimbursements and overage rent over total sales.
(4)	The L.L. Bean renewal option only applies if tenant sales are greater than $8.0 million per year in lease years 8 through 10.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Paramus Park Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS /S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
Old Navy	BBB- / Baa2 / BBB-	16,281	5.3%	$670,614	5.4%	$41.19	7/31/2020	$426	11.0%	NA
L.L. Bean(4)	NR / NR / NR	14,877	4.8	646,703	5.2	43.47	11/30/2021	$401	10.8%	1, 5-year option
Chico’s	NR / NR / NR	5,987	1.9	507,937	4.1	84.84	5/31/2017	$504	16.8%	NA
Gap / GapKids / babyGAP	BBB- / Baa2 / BBB-	11,730	3.8	485,036	3.9	41.35	5/31/2019	$186	25.4%	NA
Limited	NR / NR / NR	4,828	1.6	340,712	2.8	70.57	1/31/2022	$209	33.8%	NA
Hollister	NR / NR / NR	5,612	1.8	295,556	2.4	52.66	1/31/2016	$317	16.6%	NA
Victoria’s Secret	NR / NR / NR	7,981	2.6	282,926	2.3	35.45	1/31/2023	$726	9.9%	NA
Champs Sports	NR / NR / NR	6,131	2.0	276,018	2.2	45.02	1/31/2023	$277	18.6%	NA
Aeropostale	NR / NR / NR	4,414	1.4	251,289	2.0	56.93	1/31/2021	$283	20.1%	NA
Abercrombie & Fitch	NR / NR / BB-	8,980	2.9	240,933	2.0	26.83	1/31/2020	$265	10.4%	NA
Ten Largest Owned Tenants		86,821	28.1%	$3,997,724	32.4%	$46.05
Remaining Owned Tenants		206,266	66.8	8,323,123	67.6	40.35
Vacant Spaces (Owned Space)		15,784	5.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		308,871	100.0%	$12,320,847	100.0%	$42.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales figures are for the trailing 12-months ending July 31, 2015. Tenant Sales per SF is calculated as follows: tenant sales provided by the tenant to the borrower as of July 31, 2015 divided by the applicable tenant’s GLA from the July 31, 2015 rent roll. The borrower represents that the tenant sales listed on this schedule accurately reflect the tenant sales as reported by tenants to the borrower as of July 31, 2015. Neither the borrower nor any of the borrower’s affiliates makes any representations or warranties as to nor provides any indemnities related to the accuracy or completeness of this information, except as provided in the immediately preceding sentence.
(3)	Occupancy cost is calculated as the ratio of the sum of base rent, common area maintenance, real estate taxes, insurance reimbursements and overage rent over total sales.
(4)	The L.L. Bean renewal option only applies if tenant sales are greater than $8.0 million per year in lease years 8 through 10.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-32

PARAMUS PARK

The following table presents general descriptions and renewal options of the five largest Owned Tenants based on underwritten base rent at the Paramus Park Property:

Tenant Name	Description	Renewal / Extension Options
Old Navy	Old Navy is an American clothing and accessories retailer owned by the American multinational corporation Gap Inc. See below for further description of Gap Inc.	NA

L.L. Bean	L.L. Bean, an American privately held company, is a mail order, online and retail company founded in 1912. The company is headquartered in Freeport, Maine, and operates several stores nationally and internationally. In 2014, annual net sales were $1.61 billion. Additionally, it produced over 50 separate catalog titles that were distributed to customers in all 50 U.S. states and over 170 countries. L.L.Bean also operates 10 outlets.	1, 5-year option

Chico’s	Chico’s FAS, Inc. (“Chico’s”), a publicly traded company on the NYSE under the ticker symbol “CHS”, is a retailer of private label women’s apparel, accessories and related products. The brand portfolio consists of four brands: Chico’s, White House | Black Market, Soma Intimates and Boston Proper. As of January 31, 2015, it operated 1,547 stores across 48 states, Puerto Rico, the U.S. Virgin Islands and Canada, and sold merchandise through 19 franchise locations in and around Mexico City. As of year-end 2014, net sales, operating income and net income were $2,675.2 million, $116.3 million and $64.6 million, respectively.	NA

Gap / Gap Kids / Baby GAP	Gap Inc., a publicly traded company on the NYSE under the ticker symbol “GPS”, is a retailer offering clothing, accessories and personal care products for men, women and children under the Gap, Banana Republic, Old Navy, Athleta and Intermix brands. The company operates stores in the United States, Canada, the United Kingdom, France, Ireland, Japan, Italy, China, Hong Kong, and as of March 2014, Taiwan. As of January 31, 2015, it had 3,280 company operated stores, which aggregated to approximately 38.1 million SF. As of year-end 2014, net sales, operating income and net income were $16,435 million, $2,087 million and $1,262 million, respectively.	NA

Limited	The Limited (“Limited”) is a privately held American fashion retailer that offers private-label apparel for women. Limited was founded in 1963 in Columbus, OH as a mall-based specialty retailer. Limited was the foundation brand for Limited Brands, Inc., and remained part of that enterprise until August 2007 when it was acquired by the investment firm Sun Capital Partners, Inc. Sun Capital is a private investment firm focused on leveraged buyouts, private equity, debt and other investments.	NA

The following table presents certain information relating to the lease rollover schedule at the Paramus Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	9	0.0%	0.0%	$15,000	0.1%	$1,666.67	1
2015(2)	3,980	1.3	1.3%	286,170	2.3	71.90	4
2016	28,707	9.3	10.6%	1,600,358	13.0	55.75	13
2017	35,627	11.5	22.1%	1,562,913	12.7	43.87	13
2018	27,712	9.0	31.1%	942,884	7.7	34.02	9
2019	25,328	8.2	39.3%	1,168,481	9.5	46.13	8
2020	40,680	13.2	52.5%	1,548,918	12.6	38.08	11
2021	42,950	13.9	66.4%	1,867,159	15.2	43.47	11
2022	26,704	8.6	75.0%	1,225,789	9.9	45.90	9
2023	30,726	9.9	85.0%	1,131,866	9.2	36.84	6
2024	1,845	0.6	85.6%	97,389	0.8	52.79	2
2025	28,819	9.3	94.9%	873,920	7.1	30.32	7
2026 & Thereafter	0	0.0	94.9%	0	0.0	0.00	0
Vacant	15,784	5.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	308,871	100.0%		$12,320,847	100.0%	$42.04	94

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.
(2)	Includes Men’s Wearhouse & Tux and Taco Bell, the leases for which expired as of September 30, 2015 and June 30, 2015, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-33

PARAMUS PARK

The following table presents certain information relating to historical leasing at the Paramus Park Property:

Historical Leased %(1)

	2010	2011	2012	2013	2014
Owned Occupancy	95.6%	92.3%	95.4%	96.6%	96.1%

(1)	As provided by the borrower and represents collateral occupancy as of December 31, for the indicated year. Includes signed not opened tenants, and excludes non-GLA kiosk and storage space.

The following table presents certain information relating to the historical base and total rent per SF at the Paramus Park Property:

Historical Average Rent per SF(1)

	2012	2013	2014	TTM 7/31/2015
Base Rent per SF	$13.62	$14.55	$14.49	$14.94
Total Rent per SF	$22.51	$24.23	$23.70	$24.14

(1)	Per SF rents based on occupied total property SF at the end of each period per the borrower’s rent roll, inclusive of non-collateral SF and SNO tenants, but exclusive of non-GLA kiosk and storage space. The total occupied SF for 2012, 2013, 2014 and the 7/31/2015 TTM period are 752,256 SF, 756,159 SF, 754,645 SF and 758,483 SF, respectively. Total Rent per SF includes base rental revenue, overage/percentage rent and all tenant reimbursements.
(2)	Base Rent per SF includes percent in lieu rent.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Paramus Park Property:

Cash Flow Analysis(1)(2)

	2013	2014	TTM 7/31/2015	Underwritten(3)	Underwritten $ per SF
Base Rent	$10,999,052	$10,931,978	$11,328,080	$12,320,847	$39.89
Overage Rent	380,054	305,279	273,281	253,225	0.82
Other Rental Revenue(4)	1,578,087	1,425,024	1,319,896	1,362,599	4.41
Gross Up Vacancy	0	0	0	749,134	2.43
Total Rent	$12,957,193	$12,662,281	$12,921,256	$14,685,804	$47.55
Total Reimbursable	6,942,469	6,646,858	6,704,908	7,513,234	24.32
Other Income	534,653	726,917	775,355	673,699	2.18
Vacancy & Credit Loss	(187,183)	62,646	84,667	(749,134)	(2.43)
Effective Gross Income	$20,247,132	$20,098,702	$20,486,187	$22,123,604	$71.63

Total Operating Expenses(5)	$7,947,343	$7,328,950	$6,992,256	$8,473,747	$27.43

Net Operating Income	$12,299,789	$12,769,752	$13,493,931	$13,649,857	$44.19
TI/LC	0	0	0	273,385	0.89
Capital Expenditures	0	0	0	83,395	0.27
Net Cash Flow	$12,299,789	$12,769,752	$13,493,931	$13,293,076	$43.04

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical financials include prior year adjustments related to real estate tax expenses, real estate tax reimbursements as well as nonrecurring charges related to lease termination income and insurance loss, among other prior year adjustments and one-time adjustments. If the nonrecurring charges were excluded and the prior year charges had been adjusted to reflect the year in which they applied, the cash flow line items would be as follows: Total Reimbursable of $6,761,631, $6,922,457 and $7,116,289 for 2013, 2014 and TTM 7/31/2015, respectively; Other Income of $533,594, $624,832 and $579,525 for 2013, 2014 and TTM 7/31/2015, respectively; Total Operating expenses of $7,942,796, $8,690,776 and $8,355,133 for 2013, 2014 and TTM 7/31/2015, respectively.
(3)	Underwritten net cash flow based on the July 31, 2015 rent roll with rent steps through December 31, 2016. The Underwritten NOI DSCR and Underwritten NCF DSCR excluding Brookstone and Men’s Wearhouse & Tux are 2.70x and 2.63x, respectively.
(4)	Inclusive of kiosk, temporary tenant, specialty leasing and other miscellaneous income.
(5)	The Paramus Park Property is self-managed and no management fee was recorded historically. The underwritten cash flows include a pro forma historical and underwritten management fee of 2.5% of Effective Gross Income based on the conclusion of the appraisal.

■	Appraisal. According to the appraisal, the Paramus Park Property had an “as-is” appraised value of $210,000,000 as of July 28, 2015.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-34

PARAMUS PARK

■	Environmental Matters. According to a Phase I environmental report, dated August 11, 2015, there are no recognized environmental conditions or recommendations for further action at the Paramus Park Property other than (i) a recommendation that the hydraulic oil leak from the passenger elevator be cleaned and repaired. (ii) continued implementation of the existing asbestos operations and maintenance plan and (iii) identifying and repairing the source of the moisture or water intrusion identified in the passenger elevator mechanical room and the removal of all water or mold impacted materials, which should be replaced by a licensed contractor.

■	Market Overview and Competition. The Paramus Park Property is located between Route 17 and the Garden State Parkway in northern New Jersey. The Paramus Park Property is surrounded by a population of over 850,000 people with an average household income of over $106,000 in the seven-mile surrounding radius as of 2014. The dominant mall in the trade area is Westfield Garden State Plaza which is located approximately 3.0 miles south of the Paramus Park Property and is approximately 98% occupied. Westfield Garden State Plaza is anchored by JCPenney, Lord & Taylor, Macy’s, Neiman Marcus and Nordstrom, and generates mall shop sales of approximately $750 per SF. The Outlets at Bergen Town Center, an open-air center outlet center approximately 3.0 miles from the Paramus Park Property, and The Shops at Riverside, approximately 4.0 miles from the Paramus Park Property, generate mall shop sales of approximately $560 per SF and $615 per SF, respectively. Other competition is derived from various neighborhood and community centers including freestanding stores and/or off-price or discount-oriented big box users. The largest new development, the American Dream Project, will be located approximately 8.0 miles south of the Paramus Park Property. The American Dream Project is anticipated to have a different mix of tenants and target consumer and is expected to compete indirectly with the Paramus Park Property.

The following table presents certain information relating to the primary competition for the Paramus Park Property:

Competitive Set(1)

	Paramus Park	Westfield Garden State Plaza	The Outlets at Bergen Town Center	The Shops at Riverside	Willowbrook Mall
Distance from Subject	-	3.0 miles	3.0 miles	4.0 miles	11.0 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	1974 / 2002	1957 / 2007	1957 / 2011	1977 / 2008	1969 / 1988
Total GLA	767,928	2,183,198	1,001,936	771,000	1,522,949
Total Occupancy	97.9%	98%	80%	91%	97%
Major Tenants	Macy’s, Sears, Old Navy, L.L. Bean, Gap	JC Penney, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom	Bloomingdale’s Outlet, Century 21, Homegoods, Marshall’s, Nordstrom Rack, Off 5th, Target, Whole Foods	Bloomingdale’s	Bloomingdale’s, Lord & Taylor, Macy’s, Sears

(1)	Source: Appraisal.

■	The Borrower. The borrower is Paramus Park Shopping Center Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Paramus Park Loan. The non-recourse carveout guarantor under the Paramus Park Loan is GGP Limited Partnership, an indirect owner of the borrower.

General Growth Properties, Inc. (“GGP”), the indirect owner of GGP Limited Partnership, is a self-administered REIT focused on owning, managing, leasing and redeveloping regional malls throughout the United States. As of November 11, 2015, GGP had an equity capitalization of approximately $24 billion and an enterprise value of approximately $38 billion.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-35

PARAMUS PARK

■	Escrows. On the origination date, no reserves were funded. On each due date during the continuance of a Paramus Park Trigger Period, the Paramus Park Loan documents require (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period (but excluding any payments in respect of taxes to be made directly by a third party); provided, however, that reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the Paramus Park Loan documents, there is no continuing event of default and the borrower delivered satisfactory evidence to the lender as required under the related loan documents, (ii) a ground lease rent reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay ground rent over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve in the amount of $25,739, subject to a cap of $308,871 and (iv) a capital expenditure reserve in the amount of $6,435, subject to a cap of $77,218.

A “Paramus Park Trigger Period” means any period (i) commencing upon the debt service coverage ratio (as calculated under the Paramus Park Loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below 1.50x and ending at the conclusion of a fiscal quarter for which the debt service coverage ratio is greater than or equal to 1.50x and (ii) during the continuance of an event of default under the Paramus Park Loan, but prior to the occurrence of foreclosure proceedings, the exercise of a power of sale or proceedings for the appointment of a receiver, or any judicial action in respect of the Paramus Park Loan initiated by the lender and ending upon the affirmative written waiver of such event of default under the Paramus Park Loan by the lender.

■	Lockbox and Cash Management. The Paramus Park Loan is structured with a hard lockbox and springing cash management. The Paramus Park Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all credit card receivables be remitted directly into the lockbox account and that all cash revenues relating to the Paramus Park Property and all other money received by the borrower or the property manager with respect to the Paramus Park Property (other than extraneous income and tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the third business day following receipt. For so long as no Paramus Park Trigger Period or event of default under the Paramus Park Loan has occurred and is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a weekly basis. During the continuance of a Paramus Park Trigger Period or event of default under the Paramus Park Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a weekly basis. On each due date during the continuance of a Paramus Park Trigger Period or, at the lender’s discretion, during an event of default under the Paramus Park Loan, the Paramus Park Loan documents require that all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses be reserved in an excess cash flow reserve account.

■	Property Management. The Paramus Park Property is currently self-managed by the borrower. Under the Paramus Park Loan documents, the Paramus Park Property is required to either (i) remain self-managed by the borrower (if and so long as GGP owns no less than 35% interest in the borrower) or (ii) any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The borrower may from time to time replace (or if the Paramus Park Property is then self-managed by the borrower, appoint) a lender approved property manager to manage the Paramus Park Property. To the extent that the Paramus Park Property is not self-managed, the lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Paramus Park Loan, (ii) upon the occurrence of a material default by the property manager or (iii) if the property manager files for or is the subject of a petition in bankruptcy. In addition, in the event that the Paramus Park Property is self-managed, during the continuance of a monetary or other material event of default under the Paramus Park Loan, the lender has the right to require that the borrower terminate any agreement between the borrower and an affiliate of the borrower.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-36

PARAMUS PARK

■	Sears Structure. On March 31, 2015, a $330 million joint venture was formed between GGP and Sears, which includes 12 Sears locations at malls owned by GGP including the Paramus Park Property. GGP tentatively plans to redevelop a portion of the Sears space at the Paramus Park Property into in-line space and the balance of the space will remain open as a two-story Sears store. Pursuant to the Paramus Park Loan documents, the borrower is prohibited from terminating or consenting to the termination of a lease other than (i) Regal Cinemas’ lease, (ii) temporary leases and (iii) leases with less than six months remaining on their lease terms, prior to its natural expiration for the purpose of relocating a tenant from the Paramus Park Property to the Sears parcel unless additional terms are met, including but not limited to, the execution of a master lease.

■	Congen Structure. Congen Properties, Inc. (“Congen”) has a capital interest in the borrower. Pursuant to such investment, any unauthorized refinancing may trigger an obligation for the borrower, the borrower sponsor or one of their affiliates to make payments to Congen, which, if required but not made, could give Congen the right to sell the Paramus Park Property. In connection with the origination of the Paramus Park Loan, GGP provided a recourse carveout guarantee for all actual damages arising from a failure to make payments to Congen. Additionally, any and all rights of Congen to take any action with respect to the borrower or the Paramus Park Property are subject in all respects to the terms of the Paramus Park Loan documents. The borrower represented to the lender that the Paramus Park Loan will not trigger any obligation for the borrower, the borrower sponsor or any of their affiliates.

■	TIC Structure. A portion of the ring road surrounding the Paramus Park Property and certain undeveloped parcels are held in a tenant-in-common (“TIC”) structure with the borrower, Sears and Macy’s. Sears and Macy’s are not part of the collateral securing the Paramus Park Loan. In connection with the TIC structure, (i) the affected parcels are improved only by paving, landscaping or utilities, (ii) the other TIC owners are Sears and Macy’s, which are anchors of the Paramus Park Property, (iii) any actual damages resulting from or arising out of the holding by the borrower of title to any portion of the Paramus Park Property as a TIC is recourse to the borrower, and (iv) the relative rights and liabilities of the TIC owners are governed by a reciprocal easement agreement.

■	Ground Lease. 355 parking spaces are subject to a ground lease expiring on September 30, 2038 and the ground lease does not contain most of the typical financeability provisions. Parking under the ground lease is required for compliance with zoning requirements. Damages arising from a termination of the ground lease are recourse to GGP Limited Partnership.

■	Release, Substitution and Addition of Collateral. The borrower may (a) substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land, (b) acquire certain parcels of land, including the parcel currently occupied by Macy’s, to be added to the Paramus Park Property and (c) obtain the release of certain vacant, non-income producing and unimproved parcels in connection with a partial defeasance or (after the lockout period) a partial prepayment, in each case subject to certain conditions including among others: (i) no event of default continuing under the Paramus Park Loan; (ii) delivery of a REMIC opinion or other determination that certain REMIC requirements will be met; and (iii) delivery of Rating Agency Confirmation.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-37

PARAMUS PARK

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Paramus Park Property (plus rental loss and/or business interruption coverage for the period from the date of any casualty to the date that the Paramus Park Property is repaired or replaced and operations are resumed (regardless of the length of such period) plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Paramus Park Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance will not have a deductible in excess of 3% of the total insurable value of the Paramus Park Property. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Paramus Park Property are separately allocated to the Paramus Park Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-38

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-39

590 MADISON AVENUE

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-40

590 MADISON AVENUE

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-41

590 MADISON AVENUE

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-42

590 MADISON AVENUE

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-43

590 MADISON AVENUE

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-44

590 MADISON AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(4)	$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)	$356.87
Size (SF)	1,035,003	Percentage of Initial Pool Balance	9.0%
Total Occupancy as of 8/26/2015(1)	77.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/26/2015(1)	77.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1981 / 2014	Mortgage Rate	3.8150%
Appraised Value	$1,500,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues(2)	$100,780,523
Underwritten Expenses(2)	$46,811,636	Escrows
Underwritten Net Operating Income (NOI)(2)	$53,968,887	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(2)	$53,720,486	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	24.6%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	24.6%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	3.78x / 3.76x	TI/LC(5)	$19,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(3)	14.6% / 14.5%	Other(6)	$32,111,456	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Companion Loan Amount	$369,366,000	56.8%	Retire Extant Debt	$350,000,000	53.8%
Subordinate Companion Loan Amount	280,634,000	43.2	Return Cash to Borrower Sponsor	216,164,895	33.3
Unfunded Obligations Reserve	32,111,456	4.9
Defeasance Costs	21,034,528	3.2
Leasing Reserve	19,000,000	2.9
Title Fees / Mortgage Recording Tax	9,823,308	1.5
Other Closing Costs	1,865,813	0.3
Total Sources	$650,000,000	100.0%	Total Uses	$650,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy represent leased occupancy which includes four tenants that are signed but not open (Aspen Insurance, NASCAR, DW Investment Management and Bonhams).

(2)	Underwritten cash flows presented represent the underwritten in-place numbers as presented under “—Operating History and Underwritten Net Cash Flow” below.

(3)	Calculated based on the aggregate outstanding principal balance of the 590 Madison Pari Passu Companion Loans. Based on the 590 Madison Loan Combination the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are both 43.3%, the DSCR Based on Underwritten NOI / NCF are 2.15x / 2.14x and the Debt Yield Based on Underwritten NOI / NCF are both 8.3%.

(4)	The Cut-off Date Principal Balance of $100,000,000 represents the non-controlling note A-3 of a $650,000,000 loan combination evidenced by three senior pari passu notes and one subordinate note B. The related companion loans are evidenced by note A-1, the non-controlling note A-2 and subordinate note B. Note A-1 ($169,366,000) and note B ($280,634,000), with an aggregate outstanding principal balance of $450,000,000 as of the Cut-off Date, are expected to be contributed to the GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass-Through Certificates, Series 2015-590M (“GSMS 2015-590M”) transaction and note A-2, with an outstanding principal balance of $100,000,000 as of the Cut-off Date, is expected to be contributed to the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (“GSMS 2015-GS1”) transaction.

(5)	Upfront TI/LC reserve represents a leasing reserve for future tenant allowances and leasing commissions associated with new leases at 590 Madison. See “—Escrows” below.

(6)	Upfront other reserve ($32,111,456) consists of tenant improvements of $19,708,984, leasing commissions of $3,397,471, and free rent of $9,005,002. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “590 Madison Loan”) is part of a loan combination (the “590 Madison Loan Combination”) comprised of three senior pari passu notes (note A-1, note A-2 and note A-3) with an aggregate outstanding principal balance of $369,366,000 (the “590 Madison Pari Passu Companion Loans”) and one subordinate note B with an outstanding principal balance of $280,634,000 (the “590 Madison Subordinate Companion Loan” and, together with the 590 Madison Pari Passu Companion Loans, the “590 Madison Companion Loans” and together with note A-1, the “590M Standalone Note”). The 590M Standalone Note is the controlling note for the 590 Madison Loan Combination. The 590 Madison Loan Combination has an aggregate outstanding principal balance of $650,000,000 and is secured by (i) the borrower’s fee simple interest in 590 Madison Avenue, an office and retail property located in New York, New York (“590 Madison”), (ii) a 78-car tenant-only parking facility, (iii) a 15,000 SF glass-enclosed atrium, and (iv) the borrower’s fee simple interest in a portion of the collateral located immediately west of 590 Madison Avenue (collectively, the “590 Madison Property”). The 590 Madison Loan (evidenced by note A-3), which represents a non-controlling interest in the 590 Madison Loan Combination, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.0% of the Initial Pool Balance. The related 590 Madison Companion Loans have an aggregate outstanding principal balance as of the Cut-off Date of $550,000,000 and are evidenced by two of the 590 Madison Pari Passu Companion Loans (note A-1: $169,366,000, and note A-2: $100,000,000) and the 590 Madison Subordinate Companion Loan ($280,634,000) and are held outside of the Issuing Entity. Note A-1 and the 590 Madison Subordinate Companion Loan are expected to be contributed to the GSMS 2015-590M transaction and note A-2 is expected to be contributed to the GSMS 2015-GS1 transaction. The 590 Madison Loan Combination was originated by Goldman Sachs Mortgage Company on September 23, 2015 and each note

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-45

590 MADISON AVENUE

of the 590 Madison Loan Combination has an initial interest rate of 3.8150% per annum. The borrower utilized the proceeds of the 590 Madison Loan Combination to defease the existing debt on the 590 Madison Property, pay defeasance costs, fund reserves, pay origination costs and return equity to the borrower sponsor. For purposes of this Term Sheet, all calculations relating to the 590 Madison Loan are calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 590 Madison Pari Passu Companion Loans. The 590 Madison Loan has received a credit assessment of Aa1 by Moody’s, AAA by Fitch and AAA by KBRA.

The 590 Madison Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 590 Madison Loan requires interest only payments during its term. The scheduled maturity date of the 590 Madison Loan is the due date in October 2025. The borrower may prepay the 590 Madison Loan, in whole or in part, (i) on or after the due date in April 2025, without the payment of the applicable yield maintenance premium or (ii) prior to the due date in April 2025, with a payment equal to the greater of (a) the applicable yield maintenance premium and (b) a prepayment premium of 1% of the amount prepaid. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the second anniversary of the securitization Closing Date, the 590 Madison Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

■	The Mortgaged Property. 590 Madison is a 1,035,003 SF, Class A office tower located in Manhattan’s Plaza District submarket. 590 Madison encompasses the entire westerly block-front on Madison Avenue between East 56th Street and East 57th Street. The 42-story building consists of 39 floors (973,177 SF) of Class A office space, 42,194 SF of retail space and 19,632 SF of concourse/storage space. The office portion of 590 Madison is leased to a large tenant roster consisting of investment grade tenants such as International Business Machines Corporation (“IBM”), Aspen Insurance U.S. Services Inc. (“Aspen Insurance”), Morgan Stanley Smith Barney Financing LLC (“Morgan Stanley”) and UBS Financial Services Inc. (“UBS”), and the retail portion is leased to Bonhams & Butterfields Auctioneers Corporation (“Bonhams”) and Tourneau, LLC (“Tourneau”). In addition to the office and retail space, the collateral for the 590 Madison Loan Combination also includes a 78-car tenant-only parking facility, a 15,000 SF glass-enclosed atrium and the borrower’s fee simple interest in a portion of the parcel located immediately west of 590 Madison, running through the block from East 56th Street to East 57th Street under a portion of the NikeTown store and that the borrower leases to an unaffiliated tenant pursuant to a ground lease. As of August 26, 2015, Total Occupancy and Owned Occupancy for 590 Madison are both 77.9%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-46

590 MADISON AVENUE

The following table presents certain information relating to office and retail tenants at 590 Madison:

590 Madison Major Office and Retail Tenants

Category	Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Total Occ. %	% of Total SF	UW Total Rent	% of UW Total Rent	UW Total Rent per SF	Lease Expiration	Renewal/ Extension Options
	Major Office Tenants (>25,000 SF)
	Crowell & Moring(2)	NR / NR / NR	100,120		9.7%	$13,837,016	14.8%	$138.20	2/29/2024	2, 5 year options
	IBM(3)	A+ / Aa3 / AA-	121,055		11.7	9,970,868	10.7	82.37	6/30/2025	2, 5 year options
	Aspen Insurance(4)	NR / Baa2 / BBB+	72,327		7.0	6,220,118	6.7	86.00	2/29/2032	2, 5 year options
	Bain Capital	NR / NR / NR	25,125		2.4	5,579,947	6.0	222.09	3/31/2019	1, 5 year option
	Delphi Capital Management(5)	NR / NR / NR	36,367		3.5	5,164,203	5.5	142.00	5/31/2027	1, 5 year option
	Pine River Capital Management(6)	NR / NR / NR	34,059		3.3	4,336,348	4.7	127.32	4/02/2022	1, 5 year option
	Corbin(7)	NR / NR / NR	25,125		2.4	4,190,571	4.5	166.79	2/28/2018	1, 5 year option
	Morgan Stanley(8)	A / A3 / A-	47,996		4.6	3,983,668	4.3	83.00	7/31/2025	(8)
	UBS	NR / NR / BBB+	32,429		3.1	3,423,013	3.7	105.55	11/30/2016	2, 5 year options
	HQ Global(9)	NR / NR / NR	25,030		2.4	2,608,742	2.8	104.22	11/30/2022	1, 5 year option
	Total Major Office Tenants		519,633		50.2%	$59,314,494	63.7%	$114.15
	Remaining Occupied Office Tenants(10)		236,799		22.9	24,698,547	26.5	104.30
	Total Occupied Office Tenants		756,432	77.7%	73.1%	$84,013,041	90.2%	$111.06
	Retail Tenants
	Bonhams(11)	NR / NR / NR	27,692		2.7%	$4,435,033	4.8%	$160.16	1/31/2025	1, 10 year option
	Tourneau(12)	NR / NR / NR	14,501		1.4	3,310,510	3.6	228.30	1/31/2018	NA
	Obicà(13)	NR / NR / NR	1		0.0	131,724	0.1	131,723.84	7/31/2021	NA
	Total Retail Tenants		42,194	100.0%	4.1%	$7,877,267	8.5%	$186.69
	Occupied Storage		8,096	41.2%	0.8%	$1,292,894	1.4%	$159.70
	Vacant SF		228,281		22.1%	$0	0.0%	$0.00
	Total / Weighted Average		1,035,003	77.9%	100.0%	$93,183,202	100.0%	$115.51

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Crowell & Moring subleases a portion of its space.

(3)	IBM has the option at any time after July 1, 2022 to surrender any entire floor of its premises, except for the 3rd floor. The option to surrender is limited to no more than 2 floors of its space and requires 12 months’ prior notice along with a surrender payment of unamortized landlord costs, which landlord costs include: (i) a tenant improvement contribution of up to $3,026,375, (ii) rent abatement provided to tenant, (iii) brokerage fees and (iv) legal fees.

(4)	Aspen Insurance currently occupies 5,507 SF but is expected to vacate its current premises upon completion of the build-out of 72,327 SF on floors 6, 7 and 8 currently leased to Hogan Lovells. Aspen Insurance executed a 16-year lease on the 72,327 SF, which is anticipated to commence March 1, 2016 (48,218 SF) and April 1, 2016 (24,109 SF) with a base annual rent of $86.00 per SF. Aspen Insurance has a one-time right to terminate its lease with respect to any floor or the entire premise on February 28, 2027, subject to fees equal to the cost of landlord work, landlord’s contribution, free rent, legal fees, brokerage fees, and the equivalent of six months fully escalated rent.

(5)	Delphi Capital Management has executed a lease renewal with a commencement date of December 1, 2016 and a rent commencement date of June 1, 2017. Base rent steps down to $125.00 per SF at the rent commencement date.

(6)	Pine River Capital Management has a one-time right to terminate its lease on the 7th year anniversary (April 2019 for 25,125 SF on floor 38 and January 2022 for 8,934 SF on floor 36). Subject to unamortized fees of landlord work, rent concessions/brokerage fees and four months fully escalated rent and interest.

(7)	Corbin subleases a portion of its space.

(8)	Morgan Stanley has the option to elect for one lease renewal of 10 years or two consecutive lease renewals of 5 years each.

(9)	HQ Global has a one-time right to terminate its lease on November 30, 2019, subject to a termination payment of 3 months rent and other fees.

(10)	Remaining Occupied Office Tenants include National Association for Stock Car Auto Racing, Inc. (“NASCAR”) and DW Investment Management which have each executed leases but have not yet taken occupancy or begun paying rent. NASCAR (14,077 SF, $140.00 base rent per SF) is currently building out its space and is anticipated to take occupancy by March 2016 and begin paying rent in July 2016; DW Investment Management (16,031 SF, $86.00 base rent per SF) is currently building out its space and is anticipated to take occupancy in February 2016 and begin paying rent 9 months thereafter. We cannot assure you these tenants will take occupancy or begin paying rent as expected or at all.

(11)	Bonhams currently leases 27,692 SF of retail space and has renewed its lease to expand to a total of 28,726 SF (additional 1,034 SF of store front). The additional 1,034 SF is not included in underwritten occupancy, as the timing for such expansion is unknown. Bonhams also occupies 8,594 SF of office space and 383 SF of storage space, and has signed a lease for an additional 4,568 SF of storage space. Bonhams is anticipated to take occupancy of the storage space and begin paying rent in December 2015. Bonhams total occupied square footage at 590 Madison is 41,237 SF.

(12)	Tourneau square footage excludes 226 SF of storage space.

(13)	Obicà is a restaurant kiosk tenant located at the 590 Madison Property in the glass atrium adjacent to 590 Madison. Obicà pays percentage rent in addition to the base rent shown above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-47

590 MADISON AVENUE

The following table presents certain information relating to the top twenty tenants by UW Total Rent at 590 Madison. The top twenty tenants comprise 66.7% of building’s net rentable area by SF and contribute 86.9% of UW Total Rent.

Twenty Largest Tenants Based on Underwritten Total Rent

Tenant	Credit Rating(1) (Fitch/MIS/S&P)	Tenant SF	% of SF	UW Total Rent ($)	% of UW Total Rent	UW Total Rent per SF	Current Lease Start Date	Lease Expiration	Renewal / Extension Options
Crowell & Moring(2)	NR / NR / NR	100,120	9.7%	$13,837,016	14.8%	$138.20	11/1/2008	2/29/2024	2, 5 year options
IBM(3)	A+ / Aa3 / AA-	121,055	11.7	9,970,868	10.7	82.37	9/1/2014	6/30/2025	2, 5 year options
Aspen Insurance(4)	NR / Baa2 / BBB+	72,327	7.0	6,220,118	6.7	86.00	3/1/2016	2/29/2032	2, 5 year options
Bain Capital	NR / NR / NR	25,125	2.4	5,579,947	6.0	222.09	11/1/2008	3/31/2019	1, 5 year option
Bonhams(5)	NR / NR / NR	41,237	4.0	5,272,572	5.7	127.86	Various	1/31/2025	1, 10 year option
Delphi Capital Management(6)	NR / NR / NR	36,367	3.5	5,164,203	5.5	142.00	12/1/2016	5/31/2027	1, 5 year option
Pine River Capital Management(7)	NR / NR / NR	34,059	3.3	4,336,348	4.7	127.32	Various	4/2/2022	1, 5 year option
Corbin(8)	NR / NR / NR	25,125	2.4	4,190,571	4.5	166.79	8/28/2007	2/28/2018	1, 5 year option
Morgan Stanley(9)	A / A3 / A-	47,996	4.6	3,983,668	4.3	83.00	8/1/2015	7/31/2025	(9)
UBS	NR / NR / BBB+	32,429	3.1	3,423,013	3.7	105.55	12/1/2006	11/30/2016	2, 5 year options
Tourneau(10)	NR / NR / NR	14,727	1.4	3,310,510	3.6	224.79	Various	1/31/2018	NA
HQ Global(11)	NR / NR / NR	25,030	2.4	2,608,742	2.8	104.22	12/1/2012	11/30/2022	1, 5 year option
NASCAR(12)	NR / NR / NR	14,077	1.4	1,970,780	2.1	140.00	7/15/2015	6/30/2026	2, 5 year options
Cemex	BB- / NR / B+	13,331	1.3	1,885,618	2.0	141.45	10/1/2006	9/30/2021	1, 5 year option
Odyssey Partners	NR / NR / NR	14,230	1.4	1,859,622	2.0	130.68	7/18/2014	5/31/2025	2, 5 year options
Brevan Howard(13)	NR / NR / NR	19,313	1.9	1,734,695	1.9	89.82	Various	1/31/2019	1, 3 year option
SPH Services(14)	NR / NR / NR	15,660	1.5	1,722,600	1.8	110.00	7/1/2015	12/31/2025	1, 5 year option
TravelZoo(15)	NR / NR / NR	13,500	1.3	1,416,736	1.5	104.94	3/17/2014	9/17/2024	1, 5 year option
DW Investment Management(16)	NR / NR / NR	16,031	1.5	1,378,666	1.5	86.00	2/1/2016	1/31/2026	1, 5 year option
TwoHarbors	NR / NR / NR	8,744	0.8	1,120,480	1.2	128.14	6/4/2012	8/3/2017	1, 5 year option
Top Twenty Tenants		690,483	66.7%	$80,986,773	86.9%	$117.29
Remaining Tenants		116,239	11.2	12,196,428	13.1	104.93
Vacant Spaces		228,281	22.1	0	0.0	0.00
Total All Tenants		1,035,003	100.0%	$93,183,202	100.0%	$115.51

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Crowell & Moring subleases a portion of its space.

(3)	IBM has the option at any time after July 1, 2022 to surrender any entire floor of its premises, except for the 3rd floor. The option to surrender is limited to no more than 2 floors of its space and requires 12 months’ prior notice along with a surrender payment of unamortized landlord costs, which landlord costs include: (i) a tenant improvement contribution of up to $3,026,375, (ii) rent abatement provided to tenant, (iii) brokerage fees and (iv) legal fees.

(4)	Aspen Insurance currently occupies 5,507 SF, but is expected to vacate its current premises upon completion of the build-out of 72,327 SF on floors 6, 7, and 8 currently leased to Hogan Lovells. Aspen Insurance executed a 16-year lease on the 72,327 SF, which is anticipated to commence March 1, 2016 (48,218 SF) and April 1, 2016 (24,109 SF) with a base annual rent of $86.00 per SF. Aspen Insurance has a one-time right to terminate its lease with respect to any floor or the entire premise on February 28, 2027, subject to fees equal to the cost of landlord work, landlord’s contribution, free rent, legal fees, brokerage fees, and the equivalent of six months fully escalated rent.

(5)	Bonhams currently leases 27,692 SF of retail space and has renewed its lease to expand to a total of 28,726 SF (additional 1,034 SF of store front). The additional 1,034 SF is not included in underwritten occupancy as the timing for such expansion is unknown. Bonhams also occupies 8,594 SF of office space and 383 SF of storage space, and has signed a lease for additional 4,568 SF of storage space. Bonhams is anticipated to take occupancy of the storage space and begin paying rent in December 2015. Bonhams total occupied square footage at 590 Madison is 41,237 SF.

(6)	Delphi Capital Management has executed a lease renewal with a commencement date of December 1, 2016 and a rent commencement date of June 1, 2017. Base rent steps down to $125.00 per SF at the rent commencement date.

(7)	Pine River Capital Management has a one-time right to terminate its lease on the 7th year anniversary (April 2019 for 25,125 SF on floor 38 and January 2022 for 8,934 SF on floor 36). Subject to unamortized fees of unamortized landlord work, rent concessions/brokerage fees and four months fully escalated rent and interest.

(8)	Corbin subleases a portion of its space.

(9)	Morgan Stanley has the option to either renew its lease for a 10 year period or two subsequent 5 year options.

(10)	Tourneau UW Total Rent per SF includes 226 SF of storage space.

(11)	HQ Global has a one-time right to terminate its lease on November 30, 2019, subject to a termination payment of 3 months rent and other fees.

(12)	NASCAR is currently building out its space and is anticipated to take occupancy in March 2016 and begin paying rent in July 2016. We cannot assure you NASCAR will take occupancy or begin paying rent as expected or at all.

(13)	Brevan Howard subleases a portion of its space.

(14)	SPH Services has a one-time right to terminate its lease on the 7th year anniversary of the renewal commencement date (January 2023) subject to fees of $814,026 and six months of fully escalated rent.

(15)	TravelZoo has a one-time right to terminate its lease on the 7th year anniversary of the rent commencement date (September 2021) subject to fees of $858,965 for free rent/landlord work, interest and 6 months fully escalated fixed rent.

(16)	DW Investment Management is currently building out its space and is anticipated to take occupancy in February 2016 and begin paying rent 9 months thereafter. We cannot assure you it will take occupancy or begin paying rent as expected or at all. DW Investment Management has a one-time right to terminate its lease on the 5th anniversary of its rent commencement date with 12 months’ notice and a fee of $2,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-48

590 MADISON AVENUE

The following table presents certain information relating to certain tenants at 590 Madison:

Tenant Name	Description
Crowell & Moring

–   Crowell & Moring was founded in 1979 by 53 lawyers who left a large national firm to create their own law firm. Since its foundation, the firm has grown to 500 lawyers throughout Washington D.C., New York, San Francisco, Los Angeles, Orange County, Anchorage, Cheyenne, London, Brussels and affiliate offices in Cairo and Riyadh.

–   Crowell & Moring is known for its work in antitrust, litigation, and government contracts.

IBM

–   IBM was incorporated in June 1911 and is a publicly traded company that provides computer solutions through the use of advanced information technology, including technologies, systems, products, services, software and financing. IBM operates in more than 150 countries across the globe and derives a majority of its revenue internationally.

–   IBM owned and occupied the entire building before downsizing its space after the building was acquired by STRS Ohio in 1994; 590 Madison serves as home to IBM’s New York City headquarters. While IBM is headquartered in Armonk, NY, 590 Madison serves as an essential urban corporate location and is the main office for a large portion of its consulting practice. IBM recently renewed its lease for its occupied suites throughout the lower portion of the building.

Aspen Insurance

–   Aspen Insurance Holdings Limited has almost 1,000 employees throughout eight countries. At year-end 2014, the firm’s assets were recorded at $10.7 billion. Founded in 2002, Aspen Insurance has been listed on the New York Stock Exchange since 2003 (NYSE: AHL).

–  Aspen Insurance will be expanding at 590 Madison, taking over three floors (72,327 SF) from Hogan Lovells in the first half of 2016.

Bain Capital

–  Bain Capital is a global alternative investment firm based in Boston, Massachusetts. It specializes in private equity, venture capital, credit products and absolute return investments. Bain Capital invests across a range of industry sectors and geographic regions. As of June 2014, the firm managed more than $75 billion of investor capital across its various investment platforms.

–  Bain Capital leases the entire top floor (42nd) at 590 Madison.

Bonhams

–   Bonhams is a privately owned British auction house and one of the world’s oldest and largest auctioneers of fine art and antiques. It was formed by the merger in November 2001 of Bonhams & Brooks and Phillips Son & Neale.

–  Bonhams leases the Madison Avenue ground floor retail suite at 590 Madison and utilizes it as a showroom space. Bonhams also leases a small office portion. Bonhams recently renewed its lease at 590 Madison and intends to implement a 1,034 SF storefront expansion.

Pine River Capital Management

–  Pine River Capital Management LP (“Pine River”) was founded in 2002 by Brian Taylor with colleagues Jeff Stolt, Aaron Yeary and Nikhil Mankodi. The firm manages solutions for qualified investors spanning hedge funds, separate accounts and listed investment vehicles. Pine River has offices in New York, London, Beijing, Hong Kong, Shenzhen, San Francisco, Austin and Luxembourg.

–  590 Madison serves as the firm’s New York City headquarters and Pine River occupies the entire 38th floor at 590 Madison (with additional space on the 36th). TwoHarbors, a subsidiary of Pine River, also occupies space at 590 Madison.

Morgan Stanley

–  Morgan Stanley (NYSE: MS), founded in 1935, is a global financial services company that provides its products and services to a range of clients and customers, including corporations, governments, financial institutions and individuals.

–  A portion of the firm’s Global Wealth Management Group, formally Morgan Stanley Smith Barney Financing LLC, operates out of 590 Madison Avenue and recently renewed its lease for its occupied space.

Tourneau

–  Tourneau is a luxury watch retailer established in 1900 and based in the United States. Tourneau is America’s largest retailer for luxury watches, with 30 stores throughout the country. The company specializes in men’s, women’s and second-hand watches.

–  Tourneau occupies the East 57th Street ground floor retail space at 590 Madison and has built out the space with a customized exterior indicative of the company’s focus on luxury watches.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-49

590 MADISON AVENUE

The following table presents certain information relating to the lease rollover schedule based on initial lease expirations at 590 Madison as of August 26, 2015:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned SF	% of Owned SF	Cumulative % of Owned SF	UW Total Rent	UW Total Rent $ per SF	% of UW Total Rent	Cumulative % of UW Total Rent
MTM	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2015	0	0.0	0.0%	0	0.00	0.0	0.0%
2016	35,655	3.4	3.4%	3,809,893	106.85	4.1	4.1%
2017	39,094	3.8	7.2%	4,239,522	108.44	4.5	8.6%
2018	55,136	5.3	12.5%	8,942,587	162.19	9.6	18.2%
2019	57,241	5.5	18.1%	8,551,275	149.39	9.2	27.4%
2020	13,825	1.3	19.4%	1,217,263	88.05	1.3	28.7%
2021	25,214	2.4	21.9%	3,160,781	125.36	3.4	32.1%
2022	72,685	7.0	28.9%	8,064,988	110.96	8.7	40.8%
2023	0	0.0	28.9%	0	0.00	0.0	40.8%
2024	113,620	11.0	39.9%	15,253,753	134.25	16.4	57.1%
2025	255,449	24.7	64.5%	24,078,721	94.26	25.8	83.0%
2026 & Thereafter	138,803	13.4	77.9%	15,864,420	114.29	17.0	100.0%
Vacant	228,281	22.1	100.0%	0	0.00	0.0	100.0%
Total/Wtd. Avg.	1,035,003	100.0%		$93,183,202	$115.51	100.0%

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at 590 Madison:

Historical Leased %(1)

2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
98.9%	98.0%	98.9%	83.9%	98.1%	97.6%	100.0%	100.0%	95.1%	87.8%	90.9%	89.9%	85.9%	84.5%

(1)	As provided by the borrower.

The following table presents certain information relating to historical base rent at 590 Madison:

Historical Average Base Rent per SF(1)

2012	2013	2014
$92.36	$94.86	$96.55

(1)	As provided by the borrower and represents total base rental income for occupied SF (including storage SF) divided by average occupied SF for the indicated year (net of building management SF).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-50

590 MADISON AVENUE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten In-Place Net Cash Flow and Underwritten Stabilized Net Cash Flow at the 590 Madison Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 7/31/2015(1)	Underwritten In-Place(2)			Underwritten Stabilized(3)(4)
Revenue and Expense Category	$	$	$	$	$	%	$ per SF	$	%	$ per SF
Base Rental Revenue	$83,614,206	$83,478,784	$83,615,869	$87,105,510	$87,084,435	68.2%	$84.14	$87,084,435	67.6%	$84.14
Contractual Rent Steps	0	0	0	0	1,166,965	0.9	1.13	1,166,965	0.9	1.13
Overage / Percentage Rent	161,993	102,582	115,507	118,118	113,113	0.1	0.11	113,113	0.1	0.11
Ground Lease Revenue	1,464,969	1,508,918	1,554,185	1,581,342	2,687,152	2.1	2.60	2,687,152	2.1	2.60
Total Reimbursement Revenue	9,792,907	10,702,013	11,244,651	9,792,517	6,098,766	4.8	5.89	6,098,766	4.7	5.89
Market Revenue from Vacant Units	0	0	0	0	26,896,180	21.1	25.99	26,896,180	20.9	25.99
Parking Revenue	351,660	363,649	345,924	371,199	371,199	0.3	0.36	371,199	0.3	0.36
Other Revenue	3,563,622	4,002,034	3,791,762	3,408,390	3,258,892	2.6	3.15	4,360,381	3.4	4.21
Gross Revenue	$98,949,357	$100,157,980	$100,667,898	$102,377,076	$127,676,703	100.0%	$123.36	$128,778,192	100.0%	$124.42
Vacancy Loss	(1,928,309)	(1,082,392)	(6,675,919)	(12,118,704)	(26,896,180)	(21.1)	(25.99)	(6,003,969)	(4.7)	(5.80)
Credit Loss	0	0	0	0	0	0.0	0.00	0	0.0	0.00
Effective Gross Revenue	$97,021,048	$99,075,588	$93,991,978	$90,258,372	$100,780,523	100.0%	$97.37	$122,774,223	100.0%	$118.62
Real Estate Taxes	22,548,468	24,787,448	26,222,466	29,045,587	29,217,043	29.0	28.23	29,217,043	23.8	28.23
Insurance	528,209	521,862	534,073	412,106	560,751	0.6	0.54	560,751	0.5	0.54
Utilities	5,003,469	5,527,595	5,639,370	5,033,655	5,033,655	5.0	4.86	6,135,144	5.0	5.93
Repairs & Maintenance	2,969,470	2,599,967	2,748,765	2,883,321	2,883,321	2.9	2.79	2,883,321	2.3	2.79
Janitorial	3,362,837	3,385,253	3,409,251	3,465,687	3,465,687	3.4	3.35	3,465,687	2.8	3.35
Management Fee	750,000	750,000	750,000	750,000	1,000,000	1.0	0.97	1,000,000	0.8	0.97
Payroll (Office, Security)	3,912,504	3,939,879	4,088,071	4,266,720	4,266,720	4.2	4.12	4,266,720	3.5	4.12
Advertising	24,594	126,570	21,779	18,222	18,222	0.0	0.02	18,222	0.0	0.02
Professional Fees	144,520	147,089	160,379	172,451	172,451	0.2	0.17	172,451	0.1	0.17
Other Expenses	207,660	209,976	213,599	193,786	193,786	0.2	0.19	193,786	0.2	0.19
Total Operating Expenses	$39,451,731	$41,995,639	$43,787,753	$46,241,535	$46,811,636	46.4%	$45.23	$47,913,125	39.0%	$46.29
Net Operating Income	$57,569,317	$57,079,949	$50,204,226	$44,016,837	$53,968,887	53.6%	$52.14	$74,861,098	61.0%	$72.33
Tenant Improvements	0	0	0	0	0	0.0	0.00	983,253	0.8	0.95
Leasing Commissions	0	0	0	0	0	0.0	0.00	983,253	0.8	0.95
Replacement Reserves	0	0	0	0	248,401	0.2	0.24	248,401	0.2	0.24
Net Cash Flow	$57,569,317	$57,079,949	$50,204,226	$44,016,837	$53,720,486	53.3%	$51.90	$72,646,191	59.2%	$70.19

(1)	The historical cash flows have been adjusted to remove lease termination income, tenant allowance reimbursements, tenant late charges and other non-recurring items. Additionally, in historical periods, Vacancy Loss represents income loss from office rent abatements.

(2)	Underwritten In-Place Base Rental Revenue includes (a) annualized base rent for executed leases as of August 26, 2015, (b) annualized contractual base rent steps through December 31, 2016 totaling $1,509,314, and (c) revenue from four tenants that are signed but not open (Aspen Insurance, NASCAR, DW Investment Management and Bonhams). Underwritten In-Place Contractual Rent Steps reflects the net present value of future contractual rent steps for two investment grade tenants, IBM and Aspen Insurance, through the end of their lease terms (excluding any rent steps already captured in Underwritten In-Place Base Rental Revenue), using a discount rate of 7.0%.

(3)	Underwritten Stabilized Cash Flow analysis grosses up the vacant space at the appraisal’s concluded market rents (included in the “Market Revenue from Vacant Units” line item). The target economic occupancy in this scenario is 95.0% (reflected in the Vacancy Loss line item). This adjustment results in approximately $20,892,211 of incremental revenue. Additional Underwritten Stabilized Cash Flow assumptions are as follows: Underwritten Stabilized Other Revenue includes an additional $1,101,489 in tenant sub-metered electric income calculated through proportional increase in utilities expense; Underwritten Stabilized Utilities reflects the July 31, 2015 TTM expense with an additional proportional increase in utilities expense for increased occupancy, which totals $1,101,489; Underwritten Stabilized Tenant Improvements reflects $1.00 per SF of normalized tenant improvements, adjusted for vacancy of 5%; and Underwritten Stabilized Leasing Commissions reflects $1.00 per SF of normalized leasing commissions, adjusted for vacancy of 5%.

(4)	For the 590 Madison Loan the DSCR Based on Underwritten Stabilized NOI / NCF are 5.24x / 5.08x and the Debt Yield Based on Underwritten Stabilized NOI / NCF are 20.3% / 19.7%. For the 590 Madison Loan Combination the DSCR Based on Underwritten Stabilized NOI / NCF are 2.98x / 2.89x and the Debt Yield Based on Underwritten Stabilized NOI / NCF are 11.5% / 11.2%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-51

590 MADISON AVENUE

■	Ground Leased Parcel. The collateral for the 590 Madison Loan Combination includes the borrower’s fee simple interest in land adjacent to 590 Madison that is currently ground leased to The Trump Organization (the “Ground Lessee”). The demised premises under the ground lease includes the building at 8-10 East 57th Street (the “North Space”) and portions of the building at 9-11 East 56th Street (the “South Space”). The Ground Lessee subsequently sub-leased the premises to Nike Retail Services, Inc. (“Nike”), whose store is located in the North Space, the upper floors of the South Space, and a building adjacent to the North Space (4-6 East 57th Street). Portions of the South Space were retained by the borrower under the ground lease (i.e., were not leased to the Ground Lessee), including most of the cellar level and the truck dock on the street level.

The term of the ground lease extends until January 31st, 2094. The rent payable to the borrower under the ground lease in 2015 is approximately $1.6 million. Ground rent under the ground lease increases annually by 3% other than in 2020, when it increases by 16%. The borrower receives tax reimbursement income for 100% of the taxes associated with the portion of the ground leased land referred to as the North Space and 78% of the taxes associated with the portion of the ground leased land referred to as the South Space.

SITE PLAN
57TH STREET
50'
195'
Tiffany & Co.
Niketown
Leased Fee Interest
590 Madison Avenue
200.83'
Trump Tower
FIFTH AVENUE
MADISON AVENUE
56TH STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-52

590 MADISON AVENUE

■	Appraisal. According to the appraisal, the 590 Madison Property had an “as-is” appraised value of $1,500,000,000 as of August 17, 2015, which assumes the renewal of Bonhams’ lease, which has since occurred, as well as the pending future expansion of retail space on the grade and mezzanine levels.

■	Environmental Matters. According to a Phase I environmental report, dated August 27, 2015, there are no recognized environmental conditions or recommendations for further action at the 590 Madison Property.

■	Market Overview and Competition. The 590 Madison Property is located in the Plaza District of Midtown Manhattan, generally defined as being the area from East 54th Street to the south, East 61st Street to the north, Park Avenue to the east and Sixth Avenue to the west. This area is improved with commercial office buildings and ancillary uses such as hotels, cultural institutions and residential development. The 590 Madison Property is surrounded by some of New York’s well-known landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by the presence of major transportation hubs. Historically, the Plaza District has evidenced the highest rents in Midtown due to the demand generated by its premier location and quality space. The Plaza District is home to a diverse array of office tenants, including banking, legal services, advertising, and communications companies. Buildings commonly see average office rents of $100 per SF or more in this area, while the surrounding retail properties have average rents in excess of $1,000 per SF for some spaces according to the appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-53

590 MADISON AVENUE

The appraisal identified the following office leases as comparable to the office space at 590 Madison:

Property	Date	Tenant	SF	Floor	Term	Actual Base Rent	Free Rent	TI per SF	Effective Rent per SF
65 East 55th Street	Jul-15	Avista Capital (Renewal)	16,101	18th floor	5.0	$125.00	4.0 mos.	$10.00	$114.67
9 West 57th Street
	Jul-15	Qatar Investment Authority	6,000	34th floor	5.0	$192.00	5.0 mos.	$0.00	$176.37
	Feb-15	Veritas Capital	15,385	29th floor	5.0	$184.00	4.0 mos.	$70.00	$176.37
280 Park Avenue
	Jul-15	Harvest Partners (Renewal)	38,885	25th and 26th floors	12.8	$113.00	11.0 mos.	$0.00	$104.91
	Jul-15	PJT Capital (Expansion)	42,849	17th floor	11.0	$117.00	12.0 mos.	$0.00	$106.36
	May-15	Govt of Singapore Investment Corp	41,830	9th floor	5.9	$90.00	11.0 mos.	$0.00	$90.79
	Sep-14	Blue Mountain Capital (Expansion)	28,000	14th floor	5.0	$120.00	10.0 mos.	$65.00	$108.50
	Sep-14	Thayer Street Partners	7,560	3rd floor	2.0	$85.00	6.0 mos.	$0.00	$81.07
375 Park Avenue
	May-15	Perez Llorca	1,927	38th floor	5.3	$170.00	3.0 mos.	$0.00	$169.27
	May-15	Centerbridge Capital (Expansion)	45,092	11th-13th floors	5.7	$145.00	8.0 mos.	$60.00	$135.00
717 Fifth Avenue
	Apr-15	Berchwood Partners (Renewal)	4,177	14th floor	3.0	$95.00	4.0 mos.	$5.00	$82.78
	Oct-14	Federal Insurance	8,451	14th floor	5.3	$90.00	3.0 mos.	$80.00	$70.48
660 Madison Avenue
	Apr-15	Corcoran Group, Inc.	48,437	11th, 12th, 18th floors	5.0	$109.00	0.0 mos.	$0.00	$109.00
	Jun-14	Ironbark Investments, LLC	3,214	16th floor	6.2	$118.00	6.0 mos.	$85.00	$94.66
10 E 53rd Street
	Mar-15	Apex Partners (Renewal)	31,000	53rd floor	5.3	$120.00	4.0 mos.	$30.00	$118.06
	Feb-15	Blackstone Group (Expansion)	29,989	17th floor	5.0	$85.00	10.0 mos.	$65.00	$73.42
	Jan-15	OEP Capital Advisors	17,850	26th and 27th floors	6.0	$95.00	12.0 mos.	$75.00	$83.18
535 Madison Avenue	Feb-15	Banco do Brasil, S.A.	12,275	33rd floor	5.0	$122.00	11.0 mos.	$75.00	$117.36
500 Park Avenue	Feb-15	Friedland Properties	14,772	11th floor	6.9	$112.00	11.0 mos.	$67.50	$103.94
510 Madison Avenue
	Feb-15	Jay Goldman & Co. (Expansion)	4,597	24th floor	6.5	$125.00	3.0 mos.	$30.00	$115.58
	Jan-15	OEP Capital Advisors	11,500	19th floor	5.0	$116.00	5.0 mos.	$95.00	$107.14
767 Fifth Avenue	Jan-15	Glenview Capital Management (Renew)	41,000	44th floor	5.8	$185.00	10.0 mos.	$75.00	$169.84
499 Park Avenue	Nov-14	Lippincott (Expansion/Renew)	31,727	18th-20th floors	5.0	$113.00	7.0 mos.	$55.00	$108.92

Source: Appraiser rent comparables report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-54

590 MADISON AVENUE

The appraisal considered eight comparable building sales to be direct comparables to 590 Madison in terms of building classification, rentable office area, and current occupancy:

Office Sales Comparables(1)

	Property Address	Sale Date	Year Built / Renovated	Office Area (NRA)	Sale Price	Price/SF	Occupancy(2)	NOI/SF(3)
	590 Madison Avenue		1981/2014	973,177			77.9%	$55.46
1	229 West 43rd Street	Aug-15	1912/2014	479,000	$516,000,000	$1,077	90.3%	$46.32
2	230 Park Avenue	May-15	1929/2005	1,406,650	$1,200,000,000	$853	90.0%	$35.44
3	717 Fifth Avenue	May-15	1958/NAP	352,941	$415,000,000	$1176	92.2%	$49.44
4	11 Times Square	Feb-15	2007/NAP	1,110,602	$1,400,000,000	$1,261	84.0%	$37.82
5	1095 Ave of Americas	Jan-15	1970/2007	1,179,522	$2,200,000,000	$1,865	95.0%	$84.50
6	65 East 55th Street	Jul-14	1986/NAP	619,631	$750,000,000	$1,210	96.0%	$49.63
7	601 Lexington Avenue	Oct-14	1977/2007	1,643,942	$2,470,700,000	$1,503	99.5%	$56.26
8	450 Park Avenue	May-14	1972/NAP	334,722	$575,000,000	$1,718	93.0%	$55.94
	Weighted Average(4)					$1,337	92.9%	$52.35

(1)	Source: Appraisal.
(2)	590 Madison’s occupancy of 77.9% is inclusive of the office, retail and storage space, totaling 1,035,003 SF. Office occupancy is 77.7%. Retail occupancy is 100%.

(3)	Represents Underwritten NOI/SF for 590 Madison, other NOI/SF values based on the appraisal.

(4)	Excludes the 590 Madison Property.

■	The Borrower. The borrower is 590 Madison Avenue, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 590 Madison Loan Combination. The borrower is 100% indirectly owned and controlled by The Board of the State Teachers Retirement System of Ohio (“STRS Ohio”). Other than the borrower, no person or entity guarantees the non-recourse carveouts with respect to the 590 Madison Loan Combination.

STRS Ohio employs approximately 575 associates and is responsible for more than 482,000 active, inactive, and retired Ohio educators. As of August 31, 2015, the STRS Ohio real estate portfolio was valued at $7.7 billion, which represents 10.8% of the total investment portfolio of $71.3 billion. STRS Ohio’s real estate investments are located across the country in states including Ohio, Virginia, New York, Maryland, Illinois, Georgia, Washington, and California. STRS Ohio owns a variety of apartment, retail, office, and industrial properties.

■	Escrows. On the origination date, the borrower funded (i) a tenant improvements and leasing commissions reserve of $19,000,000 to be used to fund future tenant allowances and leasing commissions in connection with leasing the vacant space at 590 Madison and (ii) an unfunded obligation reserve of $32,111,456 consisting of tenant improvements of $19,708,983, leasing commissions of $3,397,470 and free rent of $9,005,002. Such reserve amounts are not required to be replenished and are expected to be disbursed upon request of the borrower and satisfaction of certain requirements under the related loan documents.

On each due date during the continuance of a 590 Madison Trigger Period, the 590 Madison Loan documents require (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) a tenant improvement and leasing commission reserve equal to $215,625 if the tenant improvement and leasing commission reserve amount is less than $2,000,000 and (iii) a capital expenditure reserve equal to $21,563 if the capital expenditure reserve amount is less than $200,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-55

590 MADISON AVENUE

A “590 Madison Trigger Period” means any period (i) commencing upon the debt service coverage ratio (as calculated under the related loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below 1.25x until the debt service coverage ratio is greater than or equal to 1.25x for two consecutive fiscal quarters or (ii) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other 590 Madison Trigger Period is ongoing.

■	Lockbox and Cash Management. The 590 Madison Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all credit card receivables to be remitted directly into the lockbox account and all cash revenues relating to the 590 Madison Property and all other money received by the borrower or the property manager with respect to the 590 Madison Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. For so long as no 590 Madison Trigger Period or event of default under the 590 Madison Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a 590 Madison Trigger Period or event of default (if the lender so elects, only with respect to the continuance of an event of default) under the 590 Madison Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis. On each due date during the continuance of a 590 Madison Trigger Period or, at the lender’s discretion, during an event of default under the 590 Madison Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The 590 Madison Property is currently managed by Edward J. Minskoff Equities, Inc. Under the 590 Madison Loan documents, the 590 Madison Property is required to remain managed by any management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the 590 Madison Loan, (ii) upon the occurrence of a material default by the property manager or (iii) if the property manager files for or is the subject of a petition in bankruptcy.

■	Mezzanine or Secured Subordinate Indebtedness. The 590 Madison Loan documents permit future mezzanine financing, subject to satisfaction of certain conditions set forth in the 590 Madison Loan documents, including among others: (i) no event of default under the 590 Madison Loan is ongoing; (ii) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and any Rating Agency; (iii) the mezzanine loan together with the 590 Madison Loan has a combined loan-to-value ratio (as calculated under the 590 Madison Loan documents) of no greater than 41.17%; (iv) the debt service coverage ratio (as calculated under the 590 Madison Loan documents and taking into account the mezzanine loan and the 590 Madison Loan) is at least 2.14x; (v) the mezzanine loan is subordinate to the 590 Madison Loan; (vi) such future mezzanine debt is required to be either coterminous with the 590 Madison Loan or freely pre-payable without premium or penalty after any applicable lockout or spread maintenance period (or the equivalent) that expires prior to the maturity date; (vii) such debt will be current-pay only, with no accrual, “pay-in-kind” or similar features; (viii) if the permitted mezzanine debt bears a floating rate of interest, such debt is required to acquire and maintain an interest rate cap agreement from any counterparty that has and maintains (a) either (i) a long-term unsecured debt rating or counterparty rating of A- or higher from S&P, or (ii) a short-term unsecured debt rating of A-1 or higher from S&P, and (b) a long-term unsecured debt rating of A3 or higher from Moody’s, in a notional amount that is not less than the outstanding principal balance of the permitted mezzanine debt; and (ix) receipt of a Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-56

590 MADISON AVENUE

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the 590 Madison Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the 590 Madison Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $500,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 590 Madison Property are separately allocated to the 590 Madison Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-57

SOUTH PLAINS MALL

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-58

SOUTH PLAINS MALL

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-59

SOUTH PLAINS MALL

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-60

SOUTH PLAINS MALL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Lubbock, Texas	Cut-off Date Principal Balance(5)		$100,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(3)		$203.35
Size (SF)(1)	983,517	Percentage of Initial Pool Balance		9.0%
Total Occupancy as of 9/30/2015(1)(2)	97.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2015(2)	96.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2015	Mortgage Rate		4.2205%
Appraised Value	$368,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$26,228,590
Underwritten Expenses	$7,820,045	Escrows(6)
Underwritten Net Operating Income (NOI)	$18,408,546		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$17,437,338	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	54.3%	Insurance	$0	$0
Maturity Date LTV Ratio(3)(4)	50.1%	Replacement Reserve	$517,000	$0
DSCR Based on Underwritten NOI / NCF(3)	2.15x / 2.04x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	9.2% / 8.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$200,000,000	100.0%	Principal Equity Distribution(7)	$197,987,407	99.0%
			Closing Costs	1,495,593	0.7
			Reserves	517,000	0.3

Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)	Size (SF) does not include 143,700 SF for Sears which is not part of the collateral (SF inclusive of Sears is 1,127,217 SF). Home Depot (not part of the collateral) is also excluded from Size (SF) and Total Occupancy as it is a free-standing box with limited available information. Home Depot pays the borrower for common area maintenance, and the borrower does not own the related fee simple or leasehold interest.

(2)	Total Occupancy and Owned Occupancy include 1,284 SF for Spring Mobile, AT&T Authorized Retailer, which has executed a lease, but has not yet opened for business or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding this tenant are 96.9% and 96.4%, respectively.

(3)	Calculated based on the aggregate outstanding principal balance of the South Plains Mall Loan Combination.

(4)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $399,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 54.3%. See ”—Appraisal” below.

(5)	The Cut-off Date Principal Balance of $100,000,000 represents the non-controlling note A-2 of a $200,000,000 loan combination evidenced by three pari passu notes. The controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000 is expected to be contributed to the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (“GSMS 2015-GS1”) transaction and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $30,000,000 is expected to be contributed to one or more future securitization transactions.

(6)	See “—Escrows” below.

(7)	At origination, the South Plains Mall Property was unencumbered, and the proceeds from the South Plains Mall Loan Combination were used to recapitalize the borrower sponsor. The borrower repaid senior debt related to the South Plains Mall Property of approximately $77.7 million in November 2014 and mezzanine debt of $27.3 million related to the South Plains Mall Property in February 2014.

■	The Mortgage Loan. The mortgage loan (the “South Plains Mall Loan”) is part of a loan combination structure (the ”South Plains Mall Loan Combination”) comprised of three pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Lubbock, Texas (the ”South Plains Mall Property”). The South Plains Mall Loan (evidenced by note A-2), which represents a non-controlling interest in the South Plains Mall Loan Combination, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.0% of the Initial Pool Balance. The related companion loans (the “South Plains Mall Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and are evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000, which is expected to be contributed to the GSMS 2015-GS1 transaction, and the non-controlling note A-3 with an outstanding principal balance as of the Cut-off Date of $30,000,000, which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. The South Plains Mall Loan Combination was originated by Goldman Sachs Mortgage Company on October 23, 2015. The South Plains Mall Loan Combination has an original principal balance of $200,000,000 and each note has an interest rate of 4.2205% per annum. The borrower utilized the proceeds of the South Plains Mall Loan Combination to recapitalize the borrower sponsor, fund reserves and pay loan origination costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-61

SOUTH PLAINS MALL

The South Plains Mall Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The South Plains Mall Loan requires interest only payments during its term. The scheduled maturity date of the South Plains Mall Loan is the due date in November 2025. The South Plains Mall Loan may be voluntarily prepaid on or after the due date in January 2018 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the South Plains Mall Loan is permitted on and after August 6, 2025 without payment of any yield maintenance or prepayment premium.

■	The Mortgaged Property. The South Plains Mall Property is a 983,517 SF of an approximately 1.1 million SF super regional mall located in Lubbock, Texas. The South Plains Mall Property is located along the Loop 289 Freeway, approximately six miles southwest of the Lubbock Central Business District and five miles south of Texas Tech University which has approximately 35,000 enrolled students as of the Fall 2014 academic semester. The South Plains Mall Property was constructed in 1972 and is currently undergoing a $24 million renovation program that is anticipated to be completed by mid-2016 and is expected to include new mall entrances, common area upgrades, new mall signage, skylights, kiosks and public restroom additions/renovations. The South Plains Mall Property is anchored by Dillard’s Women, Dillard’s Men’s & Children, JCPenney, Barnes & Noble, Premiere Cinemas, Bealls, Sears (not included in the collateral) and a free-standing Home Depot (not included in the collateral). Collateral for the South Plains Mall Loan includes three ground leased tenants (Bealls (GL), Olive Garden and Raising Cane’s Chicken Fingers), for which the borrower owns the land and the tenants own their boxes. Per the borrower, the South Plains Mall Property generates sales of approximately $472 per SF for tenants occupying less than 10,000 SF for a period of at least 12 months and an occupancy cost of 14.4% as of September 30, 2015. As of September 30, 2015, the Total Occupancy (excluding Home Depot) was 97.0% and Owned Occupancy (excluding Home Depot and Sears) was 96.6%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-62

SOUTH PLAINS MALL

The following table presents certain information relating to the anchor and junior anchor tenants (of which, certain tenants may have co-tenancy provisions) at the South Plains Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Anchors
Premiere Cinemas(4)	NR / NR / NR	61,796	5.5%	Yes	$1,270,651	$20.56	4/30/2032	$362,654	20.0%	NA
Dillard’s Women	BBB- / Baa3 / BBB-	162,755	14.4	Yes	$1,131,623	$6.95	1/31/2017	$227.47	2.5%	3, 5-year options
JCPenney(5)	B- / NR / CCC+	218,518	19.4	Yes	$996,846	$4.56	7/31/2017	$100.66	3.7%	2, 5-year options
Barnes & Noble	NR / NR / NR	33,411	3.0	Yes	$692,074	$20.71	1/31/2020	$200.26	9.4%	2, 5-year options
Dillard’s Men’s & Children	BBB- / Baa3 / BBB-	93,949	8.3	Yes	$648,733	$6.91	1/31/2017	$183.02	3.3%	3, 5-year options
Bealls (GL)(6)	NR / NR / NR	40,000	3.5	Yes	$347,997	$8.70	1/31/2022	$100.27	7.8%	NA
Sears	C / Caa3 / CCC+	143,700	12.7	No	$171,188	$1.19	6/30/2046	$103.69	0.1%	NA
Home Depot(7)	A / A2 / A	NA	NA	No	$11,200	NA	12/31/2040	NA	NA	NA
Total Anchors		754,129	66.9%

Jr. Anchors
Forever 21	NR / NR / NR	15,419	1.4%	Yes	$773,779	$50.18	2/28/2018	$221.72	20.6%	NA
A’GACI	NR / NR / NR	14,427	1.3	Yes	$594,513	$41.21	1/31/2024	$143.75	27.1%	NA
Boot Barn	NR / NR / NR	19,071	1.7	Yes	$352,840	$18.50	7/31/2024	$104.89	16.3%	2, 5-year options
Shoe Dept. Encore	NR / NR / NR	16,616	1.5	Yes	$224,876	$13.53	3/31/2023	$138.83	8.6%	NA
Party City	NR / NR / NR	10,500	0.9	Yes	$224,166	$21.35	10/31/2017	$293.88	6.5%	NA
Total Jr. Anchors		76,033	6.7%

In-Line(8)		251,378	22.3%	Yes	$15,127,495	$60.18
Food Court		10,605	0.9%	Yes	$1,111,389	$104.80
Kiosks		1,306	0.1%	Yes	$697,194	$533.84
Storage		NA	NA	Yes	$18,737	NA
Vacant		33,766	3.0%	NA	$0	$0.00

Total Owned SF		983,517	87.3%
Total SF		1,127,217	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the South Plains Mall Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. Because sales information is self-reported, such information is not independently verified by the borrower.

(3)	Sales for Premiere Cinemas are on per screen basis; the theater has 16 screens. Sales for Sears are an estimate based upon information provided to the borrower by the tenant. Sales figures presented are on a trailing-12 month basis as of August 31, 2015.

(4)	Premiere Cinemas lease permits the tenant to request rent reduction if the occupancy cost exceeds 20.0%. Based on the Trailing 12-months sales as of August 31, 2015, the tenant has an occupancy cost of 22.3% which exceeds the threshold for rent reduction. The total underwritten cash flow has been reduced by ($133,354) to account for the possible rent reduction for this tenant.

(5)	JCPenney subleases a portion of its space to Firestone Tire.

(6)	Bealls is a ground lease tenant. The borrower owns the land and the tenant owns its box.

(7)	Home Depot is a free-standing box with limited available information. The borrower does not own the related fee simple or leasehold interest.

(8)	Includes 1,284 SF for Spring Mobile, AT&T Authorized Retailer, which has executed a lease, but has not yet opened for business or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-63

SOUTH PLAINS MALL

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the South Plains Mall Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Premiere Cinemas(4)	NR / NR / NR	61,796	6.3%	$865,785	6.2%	$14.01	4/30/2032	$362,654.00	20.0%	NA
Barnes & Noble	NR / NR / NR	33,411	3.4	585,000	4.2	17.51	1/31/2020	$200.26	9.4%	2, 5-year options
A’GACI	NR / NR / NR	14,427	1.5	562,869	4.0	39.02	1/31/2024	$143.75	27.1%	NA
JCPenney(5)	B- / NR / CCC+	218,518	22.2	404,945	2.9	1.85	7/31/2017	$100.66	3.7%	2, 5-year options
Kay Jewelers	NR / NR / NR	1,505	0.2	360,706	2.6	239.67	12/31/2024	$2,737.92	9.9%	NA
Zales	NR / NR / NR	1,597	0.2	338,215	2.4	211.78	5/31/2018	$2,294.71	10.5%	NA
Dillard’s Women(6)	BBB- / Baa3 / BBB-	162,755	16.5	325,510	2.3	2.00	1/31/2017	$227.47	2.5%	3, 5-year options
Forever 21	NR / NR / NR	15,419	1.6	301,996	2.2	19.59	2/28/2018	$221.72	20.6%	NA
Victoria’s Secret	NR / NR / NR	7,695	0.8	291,833	2.1	37.93	1/31/2025	$586.94	10.8%	NA
Journeys	NR / NR / NR	2,323	0.2	273,107	2.0	117.57	6/30/2023	$881.51	16.8%	NA
Ten Largest Owned Tenants		519,446	52.8%	$4,309,967	30.8%	$8.30
Remaining Owned Tenants(7)		430,305	43.8	9,684,892	69.2	22.51
Vacant Spaces (Owned Space)		33,766	3.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		983,517	100.0%	$13,994,859	100.0%	$14.74

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the South Plains Mall Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. Because sales information is self-reported, such information is not independently verified by the borrower.

(3)	Sales for Premiere Cinemas are on a per screen basis; the theater has 16 screens. Sales for Sears are an estimate based upon information provided to the borrower by the tenant. Sales figured presented are on a trailing-12 month basis as of August 31, 2015.

(4)	Premiere Cinemas lease permits the tenant to request rent reduction if the occupancy cost exceeds 20.0%. Based on the Trailing 12-months sales as of August 31, 2015, the tenant has an occupancy cost of 22.3% which exceeds the threshold for rent reduction. The total underwritten cash flow has been reduced by $133,354 to account for the possible rent reduction for this tenant.

(5)	JCPenney subleases a portion of its space to Firestone Tire.

(6)	In additional to Dillard’s Women, Dillard’s Men’s & Children occupies a separate box for 93,949 SF which expires on January 31, 2017 with a base rent of $2.42 per SF.

(7)	Includes 1,284 SF for Spring Mobile, AT&T Authorized Retailer, which has executed a lease, but has not yet opened for business or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

The following table presents certain information relating to the lease rollover schedule at the South Plains Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	11,655	1.2	1.2%	293,091	2.1	25.15	5
2016	54,373	5.5	6.7%	1,334,959	9.5	24.55	26
2017	514,914	52.4	59.1%	2,541,648	18.2	4.94	16
2018	45,123	4.6	63.7%	1,699,615	12.1	37.67	14
2019	18,559	1.9	65.5%	1,084,033	7.7	58.41	11
2020	69,751	7.1	72.6%	1,461,452	10.4	20.95	8
2021(2)	13,161	1.3	74.0%	542,413	3.9	41.21	8
2022	54,105	5.5	79.5%	839,507	6.0	15.52	6
2023	32,821	3.3	82.8%	755,415	5.4	23.02	4
2024	38,250	3.9	86.7%	1,352,914	9.7	35.37	6
2025	32,519	3.3	90.0%	1,152,526	8.2	35.44	6
2026 & Thereafter	64,520	6.6	96.6%	937,285	6.7	14.53	2
Vacant	33,766	3.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	983,517	100.0%		$13,994,859	100.0%	$14.74	112

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Includes 1,284 SF for Spring Mobile, AT&T Authorized Retailer, which has executed a lease, but has not yet opened for business or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-64

SOUTH PLAINS MALL

The following table presents certain information relating to historical leasing at the South Plains Mall Property:

Historical Leased %(1)

	2012	2013	2014
Owned Space	95.3%	94.4%	97.7%

(1)	As provided by the borrower, and represents in place occupancy including tenants with executed leased but have not yet opened for business as of December 31 for the indicated year, and excluding Home Depot and Sears.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the South Plains Mall Property:

Cash Flow Analysis(1)

	2013(2)(3)	2014(2)(3)	TTM 8/31/2015(2)(3)	Underwritten(4)(5)	Underwritten $ per SF
Base Rent	$12,462,233	$13,320,001	$13,865,909	$13,994,859	$14.23
Overage Rent	1,074,864	1,065,653	1,025,600	978,757	1.00
Kiosk/ Temp/ Specialty Rent	1,641,451	1,459,381	1,311,668	1,311,668	1.33
Other Rental Revenue(4)	379,931	432,311	488,456	488,456	0.50
Total Reimbursement Revenue	8,776,364	9,134,025	9,015,231	9,421,686	9.58
Gross Up Vacancy	0	0	0	2,741,110	2.79
Other Income	102,377	135,655	33,165	33,165	0.03
Gross Revenue	$24,437,219	$25,547,026	$25,740,028	$28,969,700	$29.46

Vacancy & Credit Loss	(211,032)	(250,120)	(62,958)	(2,741,110)	(2.79)
Effective Gross Income	$24,226,187	$25,296,906	$25,677,070	$26,228,590	$26.67

Total Operating Expenses	$7,442,358	$7,662,895	$7,387,822	$7,820,045	$7.95

Net Operating Income	$16,783,830	$17,634,011	$18,289,248	$18,408,546	$18.72
TI/LC	0	0	0	597,152	0.61
Capital Expenditures	0	0	0	374,056	0.38
Net Cash Flow	$16,783,830	$17,634,011	$18,289,248	$17,437,338	$17.73

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Vacancy and credit loss line item for 2013, 2014 and TTM 8/31/2015 represents reserves for bad debt and tenant rent abatements. Historical capital expenditures, tenant improvements and leasing costs for years 2013, 2014 and the TTM 8/31/2015 have been excluded for presentation purposes.

(3)	Historical presentation and the underwritten cash flow exclude income and expenses on the Premiere Cinemas pad related to a ground lease previously in place that was collapsed at origination.

(4)	Underwritten Base Rent is based on contractual rents as of September 30, 2015 and rent steps through December 31, 2016. Underwritten Base Rent also includes the Base Rent for Spring Mobile, AT&T Authorized Retailer that has executed lease but is not yet open for business or begun paying rent. We cannot assure this tenant will take occupancy or begin paying rent as anticipated or at all.

(5)	Premiere Cinemas lease permits the tenant to request rent reduction if the occupancy cost exceeds 20.0%. Based on the Trailing 12-months sales as of August 31, 2015, the tenant has an occupancy cost of 22.3% which exceeds the threshold for rent reduction. The total underwritten cash flow has been reduced by $133,354 to account for the possible rent reduction for this tenant.

■	Appraisal. According to the appraisal, the South Plains Mall Property had an “as-is” appraised value of $368,000,000 as of September 7, 2015 and a “prospective market value upon stabilization” appraised value of $399,000,000 as of September 1, 2016, after “modest lease up” and renovation completion over the next 12 months.

■	Environmental Matters. According to a Phase I environmental report, dated September 2015, there are no recognized environmental conditions or recommendations for further action at the South Plains Mall Property.

■	Market Overview and Competition. The South Plains Mall Property is located in the city of Lubbock in the West Texas Panhandle. The South Plains Mall Property’s primary trade area spans 25 miles; however, the South Plains Mall Property draws from up to 50 miles due to its regional accessibility and limited competition. As of 2014, the population within the trade area of South Plains Mall Property was estimated to be approximately 305,892, with an average household income of $61,121. The South Plains Mall is the only enclosed mall within a 100-mile plus radius, and the closest regional malls are located in Amarillo, Midland and Odessa. Local competition consists of power centers and lifestyle centers.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-65

SOUTH PLAINS MALL

The following table presents certain information relating to the primary competition for the South Plains Mall Property:

Competitive Set(1)

	South Plains Mall	Central Plaza	South Plains Crossing	Canyon West Shopping Center	Lubbock Parkade	South Plains Plaza	Kingsgate Center North
Distance from Subject	-	0.2 miles	0.2 miles	2.5 miles	1.0 miles	0.2 miles	1.5 miles
Property Type	Super Regional Mall	Power Center	Power Center	Power Center	Power Center	Power Center	Lifestyle Center
Year Built	1972	1979	1996	2006	1985	1994	1986
Total GLA	1,127,217	151,351	162,996	781,822	182,241	155,351	143,825
Total Occupancy	97.0%	100%	100%	100%	97%	95%	100%
Notable Tenants	Sears, Dillard’s Women, Dillard’s Men’s & Children, JCPenney and Bealls	Bed Bath & Beyond, Old Navy, Staples and Shoe Carnival	Hobby Lobby, Spec’s Liquor, Red Raider Outfitters and Eyemart Express	Target, Ross Dress for Less, Burlington Coat Factory and Sam’s Club	SteinMart, Mardel, TJ Maxx and Hancock Fabrics	PetsMart, Office Max, Michael’s and Rooms-to-Go	Talbots, Sprouts, Malouf’s and Rooms-to-Go

(1)	Source: Appraisal.

■	The Borrower. The borrower is Macerich South Plains LP, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the South Plains Mall Loan. Pacific Premier Retail Trust LLC, an indirect owner of the borrower, is the non-recourse carveout guarantor under the South Plains Mall Loan.

Pacific Premier Retail Trust LLC is 60% indirectly owned by The Macerich Company (“Macerich”) (NYSE: MAC) and 40% indirectly owned by RPM JV LLC, a subsidiary of GIC. Macerich is a publicly traded real estate investment trust headquartered in Santa Monica, California. Macerich is an S&P 500 company and the third-largest owner by market value and operator of shopping centers in the United States. Macerich’s portfolio includes 51 regional shopping centers and eight community/power shopping centers aggregating approximately 55 million SF of GLA. As of September 30, 2015, the portfolio was 95.4% occupied and had sales of $630 per SF. Macerich was founded in 1972. Macerich had an equity market capitalization of $13 billion and enterprise value/total market capitalization of approximately $20.5 billion as of the third quarter of 2015. GIC is a global investment firm with over $100 billion in assets under management. GIC has investments in over 40 countries and has been investing in emerging markets for more than two decades. Headquartered in Singapore, GIC employs over 1,200 people across 10 offices in key financial cities worldwide.

■	Escrows. On the origination date of the South Plains Mall Loan, the borrower funded an escrow reserve in the amount of $517,000 for replacement reserves.

In addition, on each due date, the borrower will be required to fund (i) a tax reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period unless no South Plains Mall Trigger Period is then in effect and the borrower provides evidence that taxes continue to be timely paid, (ii) an insurance reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay the insurance premiums over the then succeeding 12-month period unless no event of default is occurring and the insurance is maintained under a blanket policy, and (iii) during a South Plains Mall Trigger Period, (a) a tenant improvements and leasing commissions reserve in an amount equal to $42,358 (capped at $508,298) and (b) a replacement reserve in an amount equal to $10,589 (capped at $127,068).

A “South Plains Mall Trigger Period” means any period (i) commencing upon the debt service coverage ratio (as calculated under the South Plains Mall Loan documents) for the trailing 12-month period (as of the last day of any calendar quarter) falling below 1.40x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is greater than 1.40x or (ii) commencing upon the occurrence of an event of default under the South Plains Mall Loan and ending when such event of default is no longer continuing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-66

SOUTH PLAINS MALL

■	Lockbox and Cash Management. The South Plains Mall Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account. So long as no South Plains Mall Trigger Period is continuing, the borrower will have access to the funds deposited into the lockbox account and may utilize the lockbox account as its operating account. Upon the occurrence and during the continuance of a South Plains Mall Trigger Period, the borrower will have no further access to funds in the lockbox account, and such funds (less any minimum peg balance, not to exceed $50,000) are required to be swept on a weekly basis and on the second business day preceding each due date into the lender-controlled cash management account. On each due date during a South Plains Mall Trigger Period, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The South Plains Mall Property is currently managed by Macerich Management Company. Under the South Plains Mall Loan documents, the South Plains Mall Property is required to remain managed by certain managers meeting financial and experience criteria set forth in the related loan documents or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the South Plains Mall Loan, (ii) upon the occurrence of a material default by the property manager or (iii) if the property manager files for or is the subject of a petition in bankruptcy.

■	Release of Collateral. The borrower is permitted to obtain the release of a non-income producing vacant portion of the South Plains Mall Property at any time, subject to the satisfaction of certain conditions, including that: (i) no event of default under the South Plains Mall Loan is then continuing and the release will not cause an event of default to occur and (ii) the borrower delivers a REMIC opinion.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the South Plains Mall Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the South Plains Mall Property is completed or the expiration of 24 months, whichever first occurs). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the South Plains Mall Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the annual the insurance premium that is payable at that time in respect of the property, loss of rents/business interruption, general liability and umbrella liability insurance required under the related loan documents. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the South Plains Mall Property are separately allocated to the South Plains Mall Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-67

WESTIN BOSTON WATERFRONT

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-68

WESTIN BOSTON WATERFRONT

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-69

WESTIN BOSTON WATERFRONT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Boston, Massachusetts	Cut-off Date Principal Balance(3)		$79,891,907
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$258,162.69
Size (Rooms)	793	Percentage of Initial Pool Balance		7.2%
Total TTM Occupancy as of 9/30/2015	76.1%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 9/30/2015	76.1%	Type of Security	Leasehold
Year Built / Latest Renovation	2006 / NAP	Mortgage Rate		4.3580%
Appraised Value	$345,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP

Underwritten Revenues	$91,507,426
Underwritten Expenses	$65,021,727
Underwritten Net Operating Income (NOI)	$26,485,700	Escrows
Underwritten Net Cash Flow (NCF)	$22,951,418		Upfront	Monthly
Cut-off Date LTV Ratio(1)	59.3%	Taxes	$0	$0
Maturity Date LTV Ratio(1)(2)	44.8%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.16x / 1.87x	FF&E	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.9% / 11.2%	Other(4)	$3,800,000	$62,500

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$205,000,000	100.0%	Principal Equity Distribution	$200,116,189	97.6%
			Reserves	3,800,000	1.9
			Closing Costs	1,083,811	0.5

Total Sources	$205,000,000	100.0%	Total Uses	$205,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Westin Boston Waterfront Loan Combination.

(2)	The Maturity Date LTV is calculated utilizing the “as stabilized” appraised value of $368,000,000. The Maturity Date LTV Ratio calculated on the basis of the aggregate “as-is” appraised value is 47.8%. See “—Appraisal” below.

(3)	The Cut-off Date Principal Balance of $79,891,907 represents the non-controlling note A-2 of a $205,000,000 loan combination evidenced by three pari passu notes. The controlling note A-1, with an aggregate principal balance as of the Cut-off Date of $69,905,419 is expected to be contributed to the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (“GSMS 2015-GS1”) transaction, and the non-controlling note A-3, with an aggregate principal balance as of the Cut-off Date of $54,925,686 is expected to be contributed to one or more future securitization transactions.

(4)	Other reserve represents $3,000,000 for plaza repairs, an upfront $500,000 initial base ground lease reserve ($62,500 monthly) and an upfront $300,000 deferred maintenance reserve. The $62,500 in monthly reserves for base ground rent do not include additional amounts based on percentage rent which the borrowers are required to begin escrowing in July 2016, will be added to the monthly ground lease amount, and which are subject to incremental increases during 10-year periods for the life of the ground lease. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Westin Boston Waterfront Loan”) is part of a loan combination structure (the “Westin Boston Waterfront Loan Combination”) comprised of three pari passu notes that are secured by a first mortgage encumbering the borrowers’ leasehold interest in a full service hotel property located in Boston, Massachusetts (the ”Westin Boston Waterfront Property”). The Westin Boston Waterfront Loan (evidenced by note A-2), which represents a non-controlling interest in the Westin Boston Waterfront Loan Combination, has an outstanding principal balance as of the Cut-off Date of $79,891,907 and represents approximately 7.2% of the Initial Pool Balance. The related companion loans (the “Westin Boston Waterfront Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $124,831,105 and are evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $69,905,419, which is expected to be contributed to the GSMS 2015-GS1 transaction, and the non-controlling note A-3 with an outstanding principal balance as of the Cut-off Date of $54,925,686, which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. The Westin Boston Waterfront Loan Combination was originated by Goldman Sachs Mortgage Company on October 27, 2015. The Westin Boston Waterfront Loan Combination has an original principal balance of $205,000,000 and each note has an interest rate of 4.3580% per annum. The borrowers utilized the proceeds of the Westin Boston Waterfront Loan to recapitalize the borrower sponsor, fund reserves and pay closing costs.

The Westin Boston Waterfront Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Westin Boston Waterfront Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Westin Boston Waterfront Loan is the due date in November 2025. Voluntary prepayment of the Westin Boston

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-70

WESTIN BOSTON WATERFRONT

Waterfront Loan is prohibited prior to the due date in August 2025. Provided that no event of default under the Westin Boston Waterfront Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date of the Westin Boston Waterfront Loan Combination and (b) the second anniversary of the closing date of the securitization into which the last piece of the Westin Boston Waterfront Loan Combination is deposited.

■	The Mortgaged Property. The Westin Boston Waterfront Property is a 793-room full-service hotel located in the Seaport submarket of Boston, Massachusetts. The Westin Boston Waterfront Property was constructed in 2006 and is located at 425 Summer Street, between Avenue D and the Boston Convention & Exhibition Center. The Westin Boston Waterfront Property features approximately 89,000 SF of meeting space, five food and beverage outlets, a fitness center, business center, concierge and valet service. The hotel at the Westin Boston Waterfront Property is operated by an affiliate of Starwood Hotels under a long-term management agreement. The borrower’s interest in the Westin Boston Waterfront Property is pursuant to a ground lease with 84 years remaining.

The 1,090,200 SF Westin Boston Waterfront Property is located on a 4.18 acre parcel. The Westin Boston Waterfront Property is 16-stories with 4 subgrade levels.

The following table presents certain information relating to the 2014 demand analysis with respect to the Westin Boston Waterfront Property based on market segmentation, as provided in the appraisal for the Westin Boston Waterfront Property:

2014 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial
Westin Boston Waterfront	64.0%	17.0%	19.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Westin Boston Waterfront Property and various market segments, as provided in a September 2015 travel research report for the Westin Boston Waterfront Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM September 2015	94.9%	100.7%	95.5%
TTM September 2014	96.2%	100.7%	96.9%
TTM September 2013	94.7%	96.5%	91.4%

(1)	Source: September 2015 travel research report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-71

WESTIN BOSTON WATERFRONT

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Westin Boston Waterfront Property:

Westin Boston Waterfront(1)

	2013	2014	TTM 9/30/2015
Occupancy	74.5%	75.3%	76.1%
ADR	$207.60	$231.05	$242.74
RevPAR	$154.60	$174.09	$184.65

(1)	As provided by the borrowers and represents averages for the indicated periods.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Westin Boston Waterfront Property:

Cash Flow Analysis(1)

	2013	2014	TTM 9/30/2015	Underwritten	Underwritten $ per Room
Rooms Revenue	$44,748,476	$50,390,242	$53,445,239	$53,445,239	$67,396
Food & Beverage Revenue	26,659,508	29,237,155	33,208,831	33,208,831	41,877
Net Retail Revenue	276,377	504,058	537,265	537,265	678
Parking Revenue	2,483,275	2,647,361	2,613,114	2,613,114	3,295
Other Operating Department Revenue(2)	1,090,003	935,182	499,212	499,212	630
Other Revenue	816,916	880,884	1,203,765	1,203,765	1,518
Total Revenue	$76,074,555	$84,594,882	$91,507,426	$91,507,426	$115,394

Room Expense	$12,910,008	$13,329,923	$14,006,433	$14,006,433	$17,663
Food & Beverage Expense	18,919,329	20,068,574	21,568,640	21,568,640	27,199
Other Operating Department Expense	667,821	673,597	268,386	268,386	338
Parking Expense	615,482	654,719	687,598	687,598	867
Total Departmental Expense	$33,112,640	$34,726,813	$36,531,057	$36,531,057	$46,067
Total Undistributed Expense	17,979,860	19,525,558	21,116,344	21,232,181	26,775
Total Fixed Expense	6,247,580	6,670,659	6,006,581	7,258,489	9,153
Total Operating Expenses	$57,340,080	$60,923,030	$63,653,982	$65,021,727	$81,995

Net Operating Income	$18,734,475	$23,671,852	$27,853,444	$26,485,700	$33,399
FF&E	2,932,592	3,257,738	3,524,445	3,534,282	4,457
Net Cash Flow	$15,801,883	$20,414,114	$24,328,999	$22,951,418	$28,943

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other operating department revenue includes miscellaneous revenues.

■	Appraisal. According to the appraisal, the Westin Boston Waterfront Property had an “as-is” appraised value of $345,000,000 as of October 16, 2015 and an “as stabilized” appraised value of $368,000,000 as of November 1, 2018 based on an assumed stabilized occupancy rate of 75.0%.

■	Environmental Matters. According to a Phase I environmental report, dated October 21, 2015, there are no recognized environmental conditions or recommendations for further action at the Westin Boston Waterfront Property.

■	Market Overview and Competition. The Westin Boston Waterfront Property is located in the Seaport submarket of Boston, Massachusetts. The Westin Boston Waterfront Property’s competitive set has an average occupancy of 80.2%, ADR of $241.05, and RevPAR of $193.31 as of the trailing 12-month period ended September 30, 2015.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-72

WESTIN BOSTON WATERFRONT

The following table presents certain information relating to the primary competition for the Westin Boston Waterfront Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM September 2015 Occupancy	TTM September 2015 ADR	TTM September 2015 RevPAR
Westin Boston Waterfront	793	2006	76.1%	$242.74	$184.65

Competitive Set
Hyatt Regency Boston	502	1985	NAV	NAV	NAV
The Seaport Hotel	428	1998	NAV	NAV	NAV
Renaissance Boston Waterfront Hotel	471	2008	NAV	NAV	NAV
Sheraton Hotel Boston	1220	1965	NAV	NAV	NAV
Total / Wtd. Avg. Competitive Set			80.2%	$241.05	$193.31

(1)	Source: September 2015 travel research report.

■	The Borrowers. The borrowers are DiamondRock Boston Owner, LLC and DiamondRock Boston Retail Owner, LLC, each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Westin Boston Waterfront Loan. The non-recourse carveout guarantor under the Westin Boston Waterfront Loan is DiamondRock Hospitality Limited Partnership, a direct owner of the borrowers.

DiamondRock Hospitality Limited Partnership is a wholly owned indirect subsidiary of DiamondRock Hospitality Company, a lodging-focused, publicly traded real estate investment trust that owns a portfolio of 29 premium hotels and resorts containing approximately 11,000 rooms in the aggregate, concentrated in cities and resorts throughout North America and the U.S. Virgin Islands.

■	Escrows. On the origination date, the borrowers funded (i) a ground lease rent reserve in the amount of $500,000, (ii) a deferred maintenance reserve in the amount of $300,000 and (iii) a plaza reserve escrow in the amount of $3,000,000 in connection with remediation work related to water penetration issues at the plaza structure of the Westin Boston Waterfront Property and any related damage.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period; provided, however, that reserve deposits for insurance premiums are not required if the borrowers are maintaining a blanket policy in accordance with the Westin Boston Waterfront Loan documents and there is no continuing event of default and (ii) a ground lease rent reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay ground rent over the then succeeding twelve-month period; provided, however, that reserve deposits for ground rents are not required to the extent (i) the property manager or the borrowers pay all ground rents as and when due and (ii) there is an amount reserved for ground rents in the basic carrying costs escrow account equal to or greater than the amount required to pay ground rent for one year (without taking into account any amounts therein for insurance premiums or taxes). Notwithstanding anything to the contrary the borrowers will not be required to reserve amounts in respect of taxes, ground rents and/or insurance premiums to the extent the property manager is reserving amounts in respect of such amounts pursuant to the terms of the management agreement and actually paying taxes, ground rents and insurance premiums in respect of the Westin Boston Waterfront Property prior to their becoming delinquent.

In addition, on each due date, the property manager will be required to fund into an FF&E reserve account established under the management agreement (the “Approved FF&E Account”), and in the name of the borrowers (which account is pledged to the lender and subject to account control agreements in favor of the lender) FF&E reserves with respect to the Westin Boston Waterfront Property in an amount equal to the greater of (i) the amount required to be reserved pursuant to the management agreement and (ii) an amount equal to 4% of the revenues from the hotel component of the Westin Boston Waterfront Property for the most recently ended

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-73

WESTIN BOSTON WATERFRONT

calendar month (the “FF&E Funding Amount”). During the continuance of an FF&E Reserve Period, the borrowers are required to fund the FF&E Funding Amount into a lender-controlled FF&E reserve account.

A “FF&E Reserve Period” means a period commencing when the property manager fails to maintain and fund the Approved FF&E Account in an amount equal to the FF&E Funding Amount and such failure continues for five business days following the borrowers’ receipt of notice of such failure, and ending when the failure has been cured.

■	Lockbox and Cash Management. The Westin Boston Waterfront Loan documents require that all credit card receivables, cash revenues and all other money received by the borrowers, the Operating Lessee or property manager with respect to the hotel component of the Westin Boston Waterfront Property be deposited into an account established under the management agreement controlled by the property manager, pledged to the lender and subject to account control agreements (a “Manager Account”) or to the Approved FF&E Account (or, if the property manager is terminated, all such credit card receivables, cash revenues and other amounts are required to be deposited into the cash management account until a replacement property manager has been engaged and has established replacement Manager Accounts and a replacement Approved FF&E Account). Subject to the rights of the lender following the termination of the property manager or the occurrence of an event of default under the Westin Boston Waterfront Loan documents giving rise to the right of the borrowers to terminate the property manager, the property manager is permitted to pay all costs and expenses incurred in connection with the operation of the Westin Boston Waterfront Property, including, but not limited to operating expenses and capital expenditures, and all other amounts required or permitted to be paid by the property manager in the performance of its duties and obligations with respect to the Westin Boston Waterfront Property out of the Manager Accounts or the Approved FF&E Account.

In connection with the origination of the Westin Boston Waterfront Loan, the borrowers established a lender controlled lockbox account, subject to a lockbox account agreement which provides that the borrowers will have no access to funds in the lockbox account and that all amounts in the lockbox account will be swept daily to a lender-controlled cash management account. The Westin Boston Waterfront Loan documents require the borrowers to deliver notices to each tenant (including the parking services property manager) instructing them to remit all payments under the leases into the lockbox account. In addition, the borrowers are required to cause all amounts otherwise required to be paid or remitted by the property manager to the borrowers or the Operating Lessee pursuant to the management agreement and all other cash revenues or other amounts received by the borrowers or the Operating Lessees with respect to the Westin Boston Waterfront Property to be remitted directly to the cash management account or the lockbox account and, in the event that any such amounts or any other amounts in respect of the Westin Boston Waterfront Property are paid directly to the borrowers or the Operating Lessee, such party is required to cause such amounts to be deposited into the cash management account or the lockbox account within two business days following receipt, provided, however, that any failure of such party to deposit any funds required to be deposited in the cash management account or the lockbox account within such two business day period will not be a default under the Westin Boston Waterfront Loan documents so long as (1) such funds are deposited in the required account within ten days of the borrowers’ or Operating Lessee’s receipt, (2) the borrowers are otherwise in compliance with the Westin Boston Waterfront Loan documents hereof and (3) a failure of the borrowers or the Operating Lessee to deposit such funds in the required account within two business days’ of receipt has occurred no more than twice in the prior 12-month period.

Provided that no Westin Boston Waterfront Trigger Period or event of default under the Westin Boston Waterfront Loan is continuing, on each business day (or less frequently at the borrowers’ option) all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date are required to be remitted to an account controlled by the borrowers.

On each due date during a Westin Boston Waterfront Trigger Period or, at the lender’s discretion, during an event of default under the Westin Boston Waterfront Loan, the Westin Boston Waterfront Loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service and required reserves, subject to the terms of the Westin Boston Waterfront Loan documents, be reserved in an excess cash flow account as additional collateral for the Westin Boston Waterfront Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-74

WESTIN BOSTON WATERFRONT

During the continuance of an event of default under the Westin Boston Waterfront Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Westin Boston Waterfront Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the Westin Boston Waterfront Property, in such order of priority as the lender may determine.

A “Westin Boston Waterfront Trigger Period” means, (i) subject to the right of the borrowers to partially defease the Westin Boston Waterfront Loan in order to cause the debt yield (as calculated under the Westin Boston Waterfront Loan documents) to exceed 7.00%, any period commencing upon the debt yield for the trailing 12-month period (as of the last day of any fiscal quarter) falling below 7.00% and ending at the conclusion of a fiscal quarter for which the debt yield is greater than or equal to 7.00%, (ii) any period commencing upon the borrowers’ failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that a Westin Boston Waterfront Trigger Period pursuant to clause (i) is not ongoing, and (iii) the failure of the borrowers, within 10 business days of their obligation to do so, to deposit into the plaza reserve account 100% of the cost of completing a maintenance and remediation plan addressing the prevention and mitigation of any future water penetration or infiltration at the plaza structure at the Westin Boston Waterfront Property and ending when such deposit is made.

■	Property Management. The Westin Boston Waterfront Property is managed by Westin Hotel Management, L.P. (“Westin”), pursuant to a management agreement. Under the related loan documents, the Westin Boston Waterfront Property is required to remain managed by Westin, certain pre-approved management companies or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. In the event of an acceleration of the Westin Boston Waterfront Loan following an event of default under the Westin Boston Waterfront Loan documents, the lender may, in its sole discretion but solely to the extent of the borrowers’ rights under the management agreement, terminate or require the borrowers to terminate the management agreement and engage a property manager selected by the lender to serve as replacement property manager pursuant to a management agreement; provided that any replacement property manager will be deemed approved by the lender, subject to a Rating Agency Confirmation.

■	Mezzanine or Additional Indebtedness. Not permitted.

■	Operating Lease. An indirect, wholly owned subsidiary of the non-recourse carveout guarantor, DiamondRock Boston Tenant, LLC (“Operating Lessee”), a single-purpose, single-asset entity, leases the hotel portion of the Westin Boston Waterfront Property from the hotel borrowers pursuant to certain sublease agreements (the “Operating Lease”). The Operating Lease is pledged to the lender as additional collateral for the Westin Boston Waterfront Loan under the mortgage. The Operating Lessee is a party to the management agreement. Upon foreclosure, the lender may terminate the Operating Lease at its sole option without the payment of any termination fee.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-75

WESTIN BOSTON WATERFRONT

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Westin Boston Waterfront Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Westin Boston Waterfront Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Westin Boston Waterfront Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Westin Boston Waterfront Property are separately allocated to the Westin Boston Waterfront Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-76

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-77

HARBOR POINTE APARTMENTS

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-78

HARBOR POINTE APARTMENTS

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-79

HARBOR POINTE APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Bayonne, New Jersey	Cut-off Date Principal Balance(3)	$60,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit(1)	$202,205.88
Size (Units)	544	Percentage of Initial Pool Balance	5.4%
Total Occupancy as of 8/10/2015	91.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/10/2015	91.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	2009-2010 / NAP	Mortgage Rate	4.7600%
Appraised Value	$154,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Term (Months)	120
Underwritten Revenues	$12,490,995
Underwritten Expenses	$4,518,686	Escrows
Underwritten Net Operating Income (NOI)	$7,972,309	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,863,509	Taxes(4)	$178,371	$89,186
Cut-off Date LTV Ratio(1)	71.4%	Insurance	$33,867	$16,934
Maturity Date LTV Ratio(1)(2)	71.0%	Replacement Reserve	$0	$9,067
DSCR Based on Underwritten NOI / NCF(1)	1.50x / 1.48x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	7.2% / 7.1%	Other(5)	$54,835	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$110,000,000	73.3%	Purchase Price	$147,500,000	98.4%
Principal’s Equity Contribution	38,916,309	25.9	Closing Costs	2,207,295	1.5
Other Sources	1,058,059	0.7	Reserves	267,073	0.2

Total Sources	$149,974,368	100.0%	Total Uses	$149,974,368	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Harbor Pointe Apartments Loan Combination.

(2)	The Maturity Date LTV Ratio is calculated based on the “as stabilized” appraised value of $155,000,000 as of December 15, 2015. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $154,000,000 is 71.4%. See “—Appraisal” below.

(3)	The Harbor Pointe Apartments Loan, with an outstanding principal balance as of the Cut-off Date of $60,000,000, is evidenced by the controlling note A-1, and is part of the $110,000,000 Harbor Pointe Apartments Loan Combination, which is evidenced by two pari passu notes. The related companion loan is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $50,000,000, which will be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(4)	The borrower makes payments in lieu of real estate taxes. See “—Payment in Lieu of Taxes” below.

(5)	Other upfront reserves represent deferred maintenance of $54,835. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Harbor Pointe Apartments Loan”) is part of a loan combination (the “Harbor Pointe Apartments Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 544-unit multifamily apartment complex located in Bayonne, New Jersey (the “Harbor Pointe Apartments Property”). The Harbor Pointe Apartments Loan, which is evidenced by note A-1 and represents the controlling interest in the Harbor Pointe Apartments Loan Combination, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.4% of the Initial Pool Balance. The related companion loan (the “Harbor Pointe Apartments Companion Loan”), which is evidenced by note A-2 and represents the non-controlling interest in the Harbor Pointe Apartments Loan Combination had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to one or more future securitization transactions. The Harbor Pointe Apartments Loan Combination was originated by Citigroup Global Markets Realty Corp. on October 21, 2015. The Harbor Pointe Apartments Loan Combination had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and accrues interest at an interest rate of 4.7600% per annum. The proceeds of the Harbor Pointe Apartments Loan Combination were primarily used to acquire the Harbor Pointe Apartments Property, pay origination costs and fund reserves.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-80

HARBOR POINTE APARTMENTS

The Harbor Pointe Apartments Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Harbor Pointe Apartments Loan requires monthly payments of interest only during its term. The scheduled maturity date of the Harbor Pointe Apartments Loan is the due date in November 2025. Provided that no event of default has occurred and is continuing under the Harbor Pointe Apartments Loan documents, at any time after the earlier of the third anniversary of origination of the Harbor Pointe Apartments Loan and the second anniversary of the securitization of the last portion of the Harbor Pointe Apartments Loan Combination, the Harbor Pointe Apartments Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Harbor Pointe Apartments Loan documents. Provided that no event of default has occurred and is continuing under the Harbor Pointe Apartments Loan documents, voluntary prepayment of the Harbor Pointe Apartments Loan in whole is permitted on or after the due date occurring in August 2025 without payment of any prepayment premium.

■	The Mortgaged Property. The Harbor Pointe Apartments Property consists of a certified LEED (“Leadership in Energy & Environmental Design”) Silver mid-rise apartment complex containing 544 residential units. The Harbor Pointe Apartments Property was built in 2009-2010 and contains 521,102 SF of rentable area, 756 parking spaces and approximately 9,000 SF of amenity space. Each unit offers full-sized washer and dryer, walk-in closets and open layout kitchens with stainless steel appliances. The Harbor Pointe Apartments Property also features amenities such as concierge service, a 9,000 SF clubhouse with an indoor basketball court, a resort-style salt-water swimming pool, a computer/media lounge, a business center and a full fitness studio. In addition, the Harbor Pointe Apartments Property also offers shuttle service to residents which provides rush hour transportation to mass transportation stations and local amenities. Total Occupancy and Owned Occupancy at the Harbor Pointe Apartments Property were both 91.2% as of August 10, 2015.

■	Payment in Lieu of Taxes. The Harbor Pointe Apartments Property is operating under a Payment in Lieu of Taxes (“PILOT”) Program that expires in 2039 under which the borrowers do not pay real estate taxes and instead make quarterly payments to the city of Bayonne. From January 2016 through December 2021 the annual charge will be the greater of the Base Amount (as defined below) or 20% of the taxes otherwise due on the land and improvements, from January 2022 through December 2027, the greater of the Base Amount or 40% of the taxes otherwise due on the land and improvements, from January 2028 through December 2033, the greater of the Base Amount or 60% of the taxes otherwise due on the land and improvements, and from January 2034 through December 2039, the greater of the Base Amount or 80% of the taxes otherwise due on the land and improvements. In addition to the annual charge, a 2% administrative fee based on the annual charge is payable to the city of Bayonne. The payments under the PILOT Program (“Base Amount”) are calculated as 10% of 80% of annual gross revenue of the Harbor Pointe Apartments Property through December 2025 and 10% of the full annual gross revenue of the Harbor Pointe Apartments Property thereafter and until the expiration of the program. The borrowers’ interest under the related PILOT agreement may be transferred to a successor owner (including a mortgagee in foreclosure) upon the satisfaction of certain conditions, including, without limitation, that the transferee forms an urban renewal entity in accordance with the New Jersey Long Term Tax Exemption Law and that the transferee agrees to abide by all terms and conditions of the PILOT Program.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-81

HARBOR POINTE APARTMENTS

The following table presents certain information relating to the units and rents at the Harbor Pointe Apartments Property:

Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Average Monthly Actual Rent per Unit(3)	Average Yearly Actual Rent(3)
Studio / 1 Bath	11	1	12	556	$1,570	$226,080	$1,587	$209,460
1 Bed / 1 Bath	269	13	282	756	$1,800	$6,091,200	$1,719	$5,549,354
2 Bed / 2 Bath	188	25	213	1,137	$2,350	$6,006,600	$2,207	$4,979,790
3 Bed / 2 Bath	8	7	15	1,488	$3,000	$540,000	$1,935	$185,712
3 Bed / 3 Bath	20	2	22	1,664	$3,300	$871,200	$3,090	$741,684
Total / Wtd. Avg.	496	48	544	958	$2,104	$13,735,080	$1,960	$11,666,000

(1)	As provided by the borrowers per the August 10, 2015 rent roll.

(2)	As provided in the appraisal.

(3)	There are currently six employee units and 13 affordable units which are offered at a discount to current rents. Under the PILOT Program agreement, the borrowers are required to maintain the 13 units currently designated as affordable rental units at below-market rents, however, upon vacancy, the borrower may convert the affordable units to market rate rentals. The breakdown is as follows: 1 Bed / 1 Bath (4 employee units, 3 affordable units), 2 Bed / 2 Bath (1 employee unit, 7 affordable units), 3 Bed / 2 Bath (3 affordable units), and 3 Bed / 3 Bath (1 employee unit). The monthly actual rent per unit excluding the employee and affordable units are $1,587, $1,739, $2,257, $2,622 and $3,138 for Studio / 1 Bath, 1 Bed / 1 Bath, 2 Bed / 2 Bath, 3 Bed / 2 Bath, and 3 Bed / 3 Bath, respectively.

The following table presents certain information relating to historical leasing at the Harbor Pointe Apartments Property:

Historical Leased %(1)

	2012	2013	2014	As of 8/10/2015
Owned Space	92.7%	92.3%	92.9%	91.2%

(1)	As provided by the borrowers and which reflects average occupancy for the specified year unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-82

HARBOR POINTE APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harbor Pointe Apartments Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 8/31/2015	Underwritten	Underwritten $ per Unit
Base Rent	$11,761,704	$11,900,626	$11,632,684	$11,501,478	$11,666,000	$21,445
Gross Up Vacancy	0	0	0	0	1,335,840	2,456
Gross Potential Rent	$11,761,704	$11,900,626	$11,632,684	$11,501,478	$13,001,840	$23,900
Vacancy, Credit Loss & Concessions	(258,584)	(135,850)	(331,921)	(181,017)	(1,672,225)	(3,074)
Total Rent	$11,503,120	$11,764,776	$11,300,763	$11,320,461	$11,329,615	$20,826
Reimbursement Income(2)	316,349	358,151	429,658	453,566	453,566	834
Other Income(3)	535,454	587,662	609,016	718,238	707,814	1,301
Effective Gross Income	$12,354,923	$12,710,589	$12,339,437	$12,492,265	$12,490,995	$22,961

Real Estate Taxes(4)	$2,040,000	$2,040,000	$2,040,000	$1,343,657	$1,019,265	$1,874
Insurance	198,441	210,015	250,534	262,784	193,526	356
Management Fee	370,648	381,318	370,183	374,768	374,730	689
Other Expenses	2,789,907	2,622,766	3,030,433	2,982,947	2,931,165	5,388
Total Operating Expenses	$5,398,995	$5,254,098	$5,691,150	$4,964,156	$4,518,686	$8,306

Net Operating Income	$6,955,928	$7,456,491	$6,648,287	$7,528,110	$7,972,309	$14,655
Replacement Reserves	0	0	0	0	108,800	200
Net Cash Flow	$6,955,928	$7,456,491	$6,648,287	$7,528,110	$7,863,509	$14,455

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Reimbursement Income includes water/sewer reimbursements, electric and gas rebill, administrative fees on water/sewer and trash reimbursements.

(3)	Other Income includes late charges, lease termination fees, pet rent, parking fees, administrative fees and other miscellaneous sources.

(4)	The Harbor Pointe Apartments Property is operating under a PILOT Program that expires in 2039 under which the borrowers do not pay real estate taxes. The sponsor has recently re-negotiated the terms of the program with the city of Bayonne and the Port Authority as specified in “—Payment in Lieu of Taxes” below. The underwritten amount of $1,019,265 is the sum of the annual charge plus 2% of the annual charge (administrative fee). The annual charge is calculated as 10% of 80% of Effective Gross Income ($12,490,995).

■	Appraisal. According to the appraisal, the Harbor Pointe Apartments Property had an “as-is” appraised value of $154,000,000 as of July 16, 2015 and an “as stabilized” appraised value of $155,000,000 as of December 15, 2015.

■	Environmental Matters. Based on the Phase I environmental report dated July 3, 2015, there were no recommendations for further action for the Harbor Pointe Apartments Property.

■	Market Overview and Competition. The Harbor Pointe Apartments Property is located in Bayonne, New Jersey within the Hudson Waterfront of Northern New Jersey. The Hudson Waterfront is an 18-mile shoreline stretching from Bayonne to Fort Lee, New Jersey. There are currently 11 Fortune 500 Companies that are headquartered in Northern New Jersey. Major employers in the area include Barnabas Health, Verizon Communications, United Airlines and New Jersey Transit. According to the appraisal, the average 2014 household income and population is $73,514 and 65,713, respectively, in the city of Bayonne.

The Harbor Pointe Apartments Property is situated within the Peninsula at Bayonne Harbor redevelopment area, a 420-acre man-made peninsula, located in Bayonne, New Jersey. The immediate area has undergone significant redevelopment in the last decade through the extension of transportation services to the Bayonne area including the construction of the Hudson Bergen Light Rail. The construction of the Hudson Bergen Light Rail has resulted in a reduced commute time into Manhattan totaling approximately 30 minutes. The South Cove Commons, a 190,000 SF power center, and Bayonne Crossing, a 350,000 SF power center, are both located within one mile from the Harbor Pointe Apartments Property. Retailers at these centers include Stop & Shop, Walmart, Lowes, T.J. Maxx, and New York Sports Club.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-83

HARBOR POINTE APARTMENTS

According to a third party report, the Northern New Jersey multifamily market currently consists of approximately 216,216 rental units across 994 buildings with a 4.0% vacancy rate and an average rent of $1,671 per month. The local Hudson County submarket consists of 172 buildings totaling 45,071 units with a 6.4% vacancy rate and an average asking rent of $2,842. The appraiser identified seven competitive properties with reported vacancy rates between 3.3% and 25.0%, averaging 7.7% and average rents ranging from $1,200 to $3,917 per month.

The following table presents certain information relating to certain residential lease comparables provided in the appraisal for the Harbor Pointe Apartments Property:

Competitive Set(1)

	Harbor Pointe Apartments	Osprey Cove	Peninsula Court	Camelot at Bayonne	SilkLofts	Xchange at Secaucus Junction	Vermella Lyndhurst	Station at Lyndhurst
Location	Bayonne, NJ	Secaucus, NJ	Bayonne, NJ	Bayonne, NJ	Bayonne, NJ	Secaucus, NJ	Lyndhurst, NJ	Lyndhurst, NJ
Year Built	2009-2010	2012	2008	2014	2014	2008	2014	2014
Number of Units	544	116	52	96	84	799	236	153
Occupancy %	89.7%	96.6%	96.2%	75.0%	96.5%	96.5%	96.7%	88.9%
Average Unit Size (SF)	958	929	1,034	869	976	1,261	1,264	918
Average Quoted Rents $/SF/Month (Studio, 1 Bed, 2 Bed, 3 Bed)	$2.83, $2.38, $2.06, $2.01	$2.99, $2.82, $2.52, NA	$2.18, $1.55, $1.63, NA	NA, $2.47, $2.06, NA	$2.39, $2.53, $2.07, NA	NA, $2.54, $2.12, $1.97	NA, $2.44, $2.06, $2.04	NA, $2.72, $2.45, $2.60

(1)	Source: Appraisal.

In addition to existing inventory, approximately 3,456 units are projected to be completed across 14 different projects throughout the city of Bayonne by 2019 with the majority being rental units. The proposed multifamily developments along with supporting commercial projects on the Bayonne Peninsula are expected to bolster the city’s efforts to increase demand from young professionals and Manhattan commuters seeking affordable alternatives to Jersey City, Hoboken and other areas. A hotel and a retail development are also proposed for the site adjacent to the west of the Harbor Pointe Apartments Property which may drive more traffic to the immediate area.

■	The Borrowers. The borrowers are CL Cityview Urban Renewal LLC, RS Bayonne Urban Renewal LLC and Verbena Bayonne Urban Renewal LLC, three single-purpose, single-asset Delaware limited liability companies, which own the Harbor Pointe Apartments Property as tenants-in-common pursuant to a tenancy-in-common agreement. Pursuant to the Harbor Pointe Apartments Loan documents, the borrowers have waived their rights to partition the Harbor Pointe Apartments Property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Harbor Pointe Apartments Loan Combination. The guarantors of the non-recourse carveouts are Elie Rieder and Sol Werdiger.

Elie Rieder is the Founder and Chief Executive Officer of Castle Lanterra Equity and Castle Lanterra Properties. Mr. Rieder has been an active real estate investor, owner, and manager since 1998. Mr. Rieder was directly involved in acquiring over 10,000 multifamily units and has invested in residential, office, hospitality, retail, and parking assets. Castle Lanterra Properties is a leading real estate investment firm founded in 2009. Based in New York, Castle Lanterra acquires, owns, and manages targeted multifamily properties in major metropolitan areas of the United States, including Chicago, Washington, D.C., Baltimore, and Austin.

Sol Werdiger is the Founder and Chief Executive Officer of Outerstuff, a leading designer, manufacturer and marketer of licensed children’s sports apparel for all major sports leagues in North America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-84

HARBOR POINTE APARTMENTS

■	Escrows. On the origination date of the Harbor Pointe Apartment Loan, the borrowers funded a reserve of (i) $178,371 for payment-in-lieu of real estate taxes, (ii) $33,867 for insurance, and (iii) $54,835 for deferred maintenance.

On each due date, the borrowers are required to pay to the lender: (i) one-twelfth of the taxes (or payment-in-lieu thereof) that the lender estimates will be payable over the then succeeding 12-month period, (initially $89,186), (ii) at the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute an approved blanket or umbrella insurance policy under the Harbor Pointe Apartments Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (initially $16,934) and (iii) a replacement reserve in the amount of $9,067.

■	Lockbox and Cash Management. The Harbor Pointe Apartments Loan documents require a springing lockbox with springing cash management. The Harbor Pointe Apartments Loan documents require the borrowers, upon the first occurrence of an Harbor Pointe Apartments Trigger Period, to (or to direct the property manager to) deposit within two business days following receipt of all revenue derived from the Harbor Pointe Apartments Property and all other money payable to the borrowers with respect to the Harbor Pointe Apartments Property directly to a lender-controlled lockbox account and to send a notice to all commercial tenants directing them to pay all rents directly into the lender controlled lockbox account. So long as an Harbor Pointe Apartments Trigger Period is not in effect, all funds in the lockbox account are required to be swept and remitted on each business day to the borrowers’ operating account. During the continuance of an Harbor Pointe Apartments Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and if no event of default under the Harbor Pointe Apartments Loan documents is continuing, applied to pay debt service and operating expenses of the Harbor Pointe Apartments Property and to fund required reserves in accordance with the Harbor Pointe Apartments Loan documents. After the foregoing disbursements are made and so long as a Harbor Pointe Apartments Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the Harbor Pointe Apartments Loan Combination. During the continuance of an event of default under the Harbor Pointe Apartments Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Harbor Pointe Apartments Loan and/or toward the payment of expenses of the Harbor Pointe Apartments Property, in such order of priority as the lender may determine.

An “Harbor Pointe Apartments Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Harbor Pointe Apartments Loan documents and continuing until the same is cured, or (ii) the trailing 12-month debt service coverage ratio being less than 1.25x and continuing until the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-85

HARBOR POINTE APARTMENTS

■	Property Management. The Harbor Pointe Apartments Property is currently managed by Alliance Southwest, LLC, an independent third party. Under the Harbor Pointe Apartments Loan documents, the borrower may terminate and replace the property manager if, among other conditions, no event of default is continuing and the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). The lender has the right to replace the property manager upon (i) an event of default under the management agreement, (ii) an involuntary bankruptcy or insolvency proceeding not dismissed within 120 days or a voluntary bankruptcy or insolvency proceeding with respect to the property manager, (iii) the existence of an Harbor Pointe Apartments Trigger Period, or (iv) the property manager engaging in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Harbor Pointe Apartments Property providing for a deductible of no greater than $10,000 (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the 6 months following restoration). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-86

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-87

DOUBLETREE JERSEY CITY

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-88

DOUBLETREE JERSEY CITY

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-89

DOUBLETREE JERSEY CITY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Jersey City, New Jersey	Cut-off Date Principal Balance		$60,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$303,030.30
Size (Rooms)	198	Percentage of Initial Pool Balance		5.4%
Total TTM Occupancy as of 9/30/2015	83.8%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 9/30/2015	83.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1998 / 2009	Mortgage Rate		4.9550%
Appraised Value	$94,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		96
Underwritten Revenues	$14,665,323
Underwritten Expenses	$8,056,862	Escrows(1)
Underwritten Net Operating Income (NOI)	$6,608,460
Underwritten Net Cash Flow (NCF)	$6,021,847		Upfront	Monthly
Cut-off Date LTV Ratio	63.8%	Taxes	$0	$0
Maturity Date LTV Ratio	62.0%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.72x / 1.57x	FF&E	$0	$48,263
Debt Yield Based on Underwritten NOI / NCF	11.0% / 10.0%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	99.8%	Loan Payoff	$48,288,979	80.3%
Other Sources	100,000	0.2	Principal Equity Distribution	11,427,306	19.0
			Closing Costs	383,715	0.6
Total Sources	$60,100,000	100.0%	Total Uses	$60,100,000	100.0%

(1)       See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “DoubleTree Jersey City Loan”) is evidenced by a note in the original principal amount of $60,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a full service hotel located in Jersey City, New Jersey (the “DoubleTree Jersey City Property”). The DoubleTree Jersey City Loan was originated by Rialto Mortgage Finance, LLC on October 6, 2015 and represents approximately 5.4% of the Initial Pool Balance. The note evidencing the DoubleTree Jersey City Loan has an outstanding principal balance as of the Cut-off Date of $60,000,000 and an interest rate of 4.9550% per annum. The borrower utilized the proceeds of the DoubleTree Jersey City Loan to refinance the existing debt on the DoubleTree Jersey City Property, pay loan origination costs, and return equity to the borrower sponsor.

The DoubleTree Jersey City Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date and requires monthly payments of interest only for the initial 96 months, followed by payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the DoubleTree Jersey City Loan is the due date in October 2025. Voluntary prepayment of the DoubleTree Jersey City Loan is permitted on or after the due date in July 2025. Defeasance of the DoubleTree Jersey City Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-90

DOUBLETREE JERSEY CITY

■	The Mortgaged Property. The DoubleTree Jersey City Property is comprised of one 13-story full-service hotel containing 198 rooms located in Jersey City, New Jersey, approximately 5.5 miles west of Midtown Manhattan. The DoubleTree Jersey City Property is located on the northwest corner of Washington Boulevard and 4th Street with visibility and presence within the Hudson Exchange neighborhood of Jersey City.

The front entrance to the hotel is accessible off Washington Boulevard via a driveway marked by an attached porte cochere. The “ground” level of the DoubleTree Jersey City Property accommodates the lobby, registration desk, business center, fitness center, market pantry, administrative areas, and all back-of-house space. The DoubleTree Jersey City Property also offers a restaurant and lounge south of the main lobby which is being renovated and rebranded. The restaurant renovation is expected to take from four to six weeks and is scheduled to be completed by year end 2015. The DoubleTree Jersey City Property offers a limited amount of event space (1,350 SF) on the second level that is divisible into two separate rooms by a moveable wall. Parking is provided for $25 per day, via 60 on-site surface parking spaces and 197 garage parking spaces are available for hotel use in a garage located in an adjacent residential building pursuant to a non-exclusive easement granted under the condominium documents, for a total of 257 spaces or 2.02 spaces per 1,000 SF.

Guestrooms are located on levels two through thirteen and are configured as suites featuring large floor plans with sitting areas in addition to the bedroom. Guestrooms offer the Hilton Sweet Dreams bed package, one or two beds, casual chair, sleeper sofa, nightstands, dresser, work desk with ergonomic desk chair, and lamps. In-room amenities include a 32” flat panel television, telephone, safe, microwave, mini-refrigerator, coffee-marker, hair dryer, and iron and ironing board. Guestrooms offer wireless high-speed Internet access for $12.95 per day per device (free within common areas). The bathrooms feature tub-shower combinations with separate vanity area. The guestrooms were renovated in 2009 as part of a $5.7 million PIP ($28,788 per room), which also included renovations to the exterior, lobby area, public restrooms, elevators, and restaurant. The guestroom mix includes 79 king rooms, 49 queen rooms, and 70 double/double rooms. As of September 30, 2015, Total Occupancy and Owned Occupancy were both 83.8% at the DoubleTree Jersey City Property.

The DoubleTree Jersey City Property is part of a condominium regime (the “Hotel Unit”) under a condominium declaration.  The condominium is managed by a board of trustees, which consists of four members, one of which is appointed by the Hotel Unit, one of which is an affiliate of the borrower and two of which are appointed by independent owners (Monaco North & Monaco South).  Notwithstanding the composition of the board, the consent of the borrower as the Hotel Unit owner and any lender holding a first mortgage on the Hotel Unit is required for any action or decision materially and adversely affecting the use and operation of the Hotel Unit.  As part of the condominium, the residents, guests and employees of the Hotel Unit have a non-exclusive easement with respect to the parking garage.  The consent of the Hotel Unit is required to appoint an insurance trustee with respect to any casualty or condemnation proceeds and all assessments under the condominium documents are subordinate to the lien of the mortgage. A mortgagee has the right to notice and cure with respect to any defaults under the condominium documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-91

DOUBLETREE JERSEY CITY

The following table presents certain information relating to the 2014 demand analysis with respect to the DoubleTree Jersey City Property based on market segmentation, as provided in the appraisal for the DoubleTree Jersey City Property:

2014 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial
DoubleTree Jersey City	20%	30%	50%

(1)	Source: Appraisal.

The following table presents certain information relating to penetration rates relating to the DoubleTree Jersey City Property, as provided in a September 2015 travel research report for the DoubleTree Jersey City Property:

TTM 9/30/2015 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
DoubleTree Jersey City	100.6%	108.1%	108.8%

(1)	Source: September 2015 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the DoubleTree Jersey City Property:

DoubleTree Jersey City (1)

	2013	2014	TTM 9/30/2015
Occupancy	84.2%	84.4%	83.8%
ADR	$207.40	$209.52	$215.54
RevPAR	$174.65	$176.74	$180.62

(1)	Source: As provided by the borrower.

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DoubleTree Jersey City Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/30/2015	Underwritten	Underwritten $ per Room
Room Revenue	$12,227,823	$12,622,105	$12,773,268	$13,053,549	$13,053,549	$65,927
Food & Beverage Revenue	805,134	697,307	709,822	702,929	702,929	3,550
Other Revenue(2)	775,826	907,415	865,670	908,845	908,845	4,590
Total Revenue	$13,808,784	$14,226,828	$14,348,760	$14,665,323	$14,665,323	$74,067

Room Expense	$1,716,070	$1,951,483	$2,067,538	$2,179,540	$2,179,540	$11,008
Food & Beverage Expense	618,452	587,577	563,887	572,646	572,646	2,892
Other Expense	251,140	250,009	238,408	236,231	236,231	1,193
Total Departmental Expense	$2,585,661	$2,789,069	$2,869,833	$2,988,417	$2,988,417	$15,093
Total Undistributed Expense	3,885,055	4,002,983	3,979,024	4,114,369	4,076,960	20,591
Total Fixed Charges	698,162	828,178	733,688	988,618	991,485	5,008
Total Operating Expenses	$7,168,878	$7,620,229	$7,582,545	$8,091,404	$8,056,862	$40,691

Net Operating Income	$6,639,906	$6,606,599	$6,766,215	$6,573,919	$6,608,460	$33,376
FF&E	467,002	509,225	583,925	595,095	586,613	2,963
Net Cash Flow	$6,172,904	$6,097,374	$6,182,290	$5,978,824	$6,021,847	$30,413

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

(2)	Other revenue consists of phone, parking, gift shop, rentals and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-92

DOUBLETREE JERSEY CITY

■	Appraisal. According to the appraisal, the DoubleTree Jersey City Property had an “as-is” appraised value of $94,000,000 as of August 20, 2015.

■	Environmental Matters. According to a Phase I environmental report, dated August 21, 2015, there are no recommendations for further action at the DoubleTree Jersey City Property.

■	Market Overview and Competition. The DoubleTree Jersey City Property is located in Jersey City, Hudson County, New Jersey approximately 5.5 miles west of Midtown Manhattan and 0.5 miles south of the Holland Tunnel. Hudson County benefits from a diverse economic base and convenient accessibility to public transportation into New York City via bus, rail, and waterway services. NJ Transit provides bus and rail service throughout the region and into New York City, with additional rail service provided by Amtrak, Conrail, and the Port Authority Trans Hudson (PATH). The region is also supported by Newark-Liberty International Airport (13.0 miles southwest). Top employers within Hudson County primarily consist of financial services firms including UBS Financial Services, Bank of Tokyo Mitsubishi Trust, Insurance Service Office Inc., Goldman Sachs & Co. Inc., Mellon Bank, JP Morgan Chase Bank, and Citigroup Inc. Other top employers are positioned within the education, healthcare, government, distribution, and pharmaceutical sectors.

The DoubleTree Jersey City Property and its competitive set had an average occupancy of 83.0%, ADR of $227.84 resulting in RevPAR of $188.98 as of the trailing 12-month period ending December 31, 2014.

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM 12/31/2014 Occupancy	TTM 12/31/2014 ADR	TTM 12/31/2014 RevPAR
Westin Jersey City Newport	429	2009	78.0%	$225 - $230	$175 - $180
Hyatt Regency Jersey City	351	2002	87.0%	$235 - $240	$205 - $210
Courtyard Jersey City Newport Center	187	2000	84.0%	$225 - $230	$190 - $195
Sheraton Hotel Suites on the Hudson	343	1991	85.0%	$195 - $200	$165 - $170
W Hoboken	225	2009	82.0%	$275 - $280	$220 - $225

(1)	Source: Appraisal

■	The Borrower. The borrower is JC Grandview Hotel, L.L.C., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DoubleTree Jersey City Loan. The non-recourse carve-out guarantor is Hartz Financial Corp.

■	Escrows. On the origination date, the borrower was not required to fund any escrow reserves. On each due date, the borrower is required to fund FF&E reserves in the amount of 4% of the gross income from operations for two months prior to when the deposit is to be made. On each due date, the borrowers are required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period; provided, however, that reserve deposits for taxes and insurance premiums are not required as long as no Cash Sweep Event (as defined below) has occurred and is continuing under the DoubleTree Jersey City Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-93

DOUBLETREE JERSEY CITY

■	Lockbox and Cash Management. The DoubleTree Jersey City Loan requires a hard lockbox and springing cash management, which will be established upon written notification from the lender to the lockbox bank. Prior to a Cash Sweep Event (as defined below), all amounts in the lockbox account are required to be transferred to a manager operating account to be applied to pay property management fees, operating expenses and amounts the manager is required to pay pursuant to the management agreement, and any excess amounts are returned to the borrower. Upon the occurrence of a Cash Sweep Event (as defined below), the related loan documents require the borrower to set up a cash management account for the sole and exclusive benefit of the lender into which, any excess amounts (after the payment of management fees and operating expenses (to the extent DoubleTree is the property manager) are required to be deposited on a monthly basis. During a Cash Sweep Event, funds on deposit in the cash management account are required to be applied by the lender in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) fees and expenses in accordance with the cash management agreement; (iv) monthly debt service payment; (v) monthly replacement reserves; (vi) funds sufficient to pay any interest accruing at the default rate with respect to any event of default under the DoubleTree Jersey City Loan that has occurred; (vii) funds sufficient to be applied to the operating expenses set forth in the annual operating budget; (viii) funds sufficient to pay for extraordinary or other operating expenses; and (ix) all excess cash flow will be applied to the excess cash flow account if a Cash Sweep Event is in effect or if the Cash Sweep Event is cured, to a borrower-controlled account.

A “Cash Sweep Event” means (i) an event of default under the DoubleTree Jersey City Loan; (ii) the occurrence of a bankruptcy action with respect to the borrower, guarantor or any affiliated manager that has not been discharged or dismissed within 60 days; or (iii) a DSCR Trigger Event.

A “DSCR Trigger Event” means as of the date of determination, a debt service coverage ratio based on the trailing 12-month period that is less than 1.10x.

■	Property Management. The DoubleTree Jersey City Property is currently managed by Doubletree Management, LLC (“DoubleTree”), pursuant to a management agreement that will expire in December 2018, with one, five-year renewal option. The DoubleTree Jersey City Loan documents state that the borrower may terminate the property manager or consent to the assignment of the property manager’s rights under the management agreement, in each case, to the extent that (a) the property manager becomes insolvent or a debtor in any bankruptcy action or (b) the property manager is in default beyond any applicable notice and cure period under the management agreement that permits the borrower to terminate the management agreement pursuant to the terms thereof.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the DoubleTree Jersey City Property, plus 18 months of business interruption coverage as calculated under the related loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from the DoubleTree Jersey City Property (on an actual loss sustained basis) for a period continuing until the restoration of the DoubleTree Jersey City Property is completed and containing an extended period endorsement which provides for up to 12 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-94

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-95

ILLINOIS CENTER

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-96

ILLINOIS CENTER

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-97

ILLINOIS CENTER

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-98

ILLINOIS CENTER

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-99

ILLINOIS CENTER

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-100

ILLINOIS CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(3)		$60,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$124.29
Size (SF)	2,091,889	Percentage of Initial Pool Balance		5.4%
Total Occupancy as of 6/29/2015	72.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/29/2015	72.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / 2011-2014	Mortgage Rate		4.4950%
Appraised Value	$390,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	60
Underwritten Revenues	$53,299,974
Underwritten Expenses	$29,752,726		Escrows
Underwritten Net Operating Income (NOI)	$23,547,248		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,333,686	Taxes	$1,922,899	$961,450
Cut-off Date LTV Ratio(1)	66.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	50.6%	Replacement Reserve	$0	$34,865
DSCR Based on Underwritten NOI / NCF(1)	1.49x / 1.35x	TI/LC(4)	$12,500,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.1% / 8.2%	Other(5)	$18,182,623	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$260,000,000	62.7%	Purchase Price	$376,000,000	90.6%
Principal’s Equity Contribution	139,713,237	33.7	Reserves	32,605,522	7.9
Other Sources	15,081,343	3.6	Closing Costs	6,189,058	1.5

Total Sources	$414,794,580	100.0%	Total Uses	$414,794,580	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Illinois Center Loan Combination.
(2)	The Maturity Date LTV Ratio is calculated based on the “as stabilized” appraised value of $470,000,000 as of July 1, 2017. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 61.0%. See “—Appraisal” below.
(3)	The Illinois Center Loan, with an outstanding principal balance as of the Cut-off Date of $60,000,000, is evidenced by the non-controlling note A-3, and is part of the $260,000,000 Illinois Center Loan Combination, which is evidenced by three pari passu notes. The companion loans are evidenced by (i) the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $100,000,000, which was contributed to the Citigroup Commercial Mortgage Trust 2015-GC33, Commercial Mortgage Pass-Through Certificates Series 2015-GC33 (“CGCMT 2015-GC33”) securitization transaction and (ii) the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $100,000,000, which was contributed to the GS Mortgage Securities Trust 2015-GC34, Commercial Mortgage Pass-Through Certificates, Series 2015-GC34 (“GSMS 2015-GC34”) securitization transaction. See “—The Mortgage Loan” below.
(4)	Subject to reduction and cap upon certain conditions. See “—Escrows” below.
(5)	Other upfront reserves represent rent concessions of $9,522,058, unfunded obligations of $7,841,315 and deferred maintenance of $819,250 for façade repairs. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Illinois Center Loan”) is part of a loan combination (the “Illinois Center Loan Combination”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in two adjacent office buildings with ground floor retail in Chicago, Illinois (the “Illinois Center Property”). The Illinois Center Loan, which is evidenced by note A-3 and represents a non-controlling interest in the Illinois Center Loan Combination, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.4% of the Initial Pool Balance. The related companion loans (the “Illinois Center Companion Loans”), which are evidenced by note A-1 representing the controlling interest in the Illinois Center Loan Combination, and note A-2 representing the non-controlling interest in the Illinois Center Loan Combination, have an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000. The $100,000,000 note A-1 was securitized in the CGCMT 2015-GC33 securitization transaction and the $100,000,000 note A-2 was securitized in the GSMS 2015-GC34 securitization transaction. The Illinois Center Loan Combination was originated by Citigroup Global Markets Realty Corp. on August 4, 2015, has an outstanding principal balance as of the Cut-off Date of $260,000,000 and accrues interest at an interest rate of 4.4950% per annum. The proceeds of the Illinois Center Loan Combination were used to acquire the Illinois Center Property, pay origination costs and fund reserves.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-101

ILLINOIS CENTER

The Illinois Center Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 116 months. The Illinois Center Loan requires interest only payments on each due date through and including the due date occurring in August 2020 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Illinois Center Loan is the due date in August 2025. Voluntary prepayment of the Illinois Center Loan without payment of any prepayment premium is permitted on or after the due date in April 2025. Provided no event of default under the Illinois Center Loan documents has occurred and is continuing, at any time prior to the maturity date and after the second anniversary of the securitization Closing Date, the Illinois Center Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Illinois Center Loan documents.

■	The Mortgaged Property. The Illinois Center Property consists of two adjoining Class A office towers that comprise part of the Illinois Center complex: 111 East Wacker Drive, consisting of 1,018,462 SF and constructed in 1969, and 233 North Michigan Avenue, consisting of 1,073,427 SF and constructed in 1972. Both buildings underwent renovations between 2011 and 2014. The buildings are connected by a main concourse area at the second level, along with a lower-level pedestrian concourse and four levels of subterranean parking which contains 872 parking spaces for a parking ratio of 0.41. The typical floor plate is approximately 34,000 SF. Total Occupancy and Owned Occupancy at the Illinois Center Property were 79.3% for 111 East Wacker Drive and 65.7% for 233 North Michigan Avenue as of June 29, 2015.

The following table presents certain information relating to the major tenants at the Illinois Center Property:

Tenant Name	Tenant Description	Renewal/Extension Options
General Services Administration

General Services Administration leases the space on behalf of the U.S. Department of Health and Human Services (“HHS”). HHS provides for effective health and human services and fosters advances in medicine, public health, and social services. The Region 5 division serves state and local organizations in Illinois, Indiana, Michigan, Minnesota, Ohio, and Wisconsin. According to the 2014 Summary of Performance and Financial Information, HHS reported total assets of $482.3 billion and a net position of $358.2 billion.

NA

Bankers Life and Casualty	Founded in 1879, Bankers Life and Casualty (“Bankers Life”) provides life and health insurance products for Americans who are near or in retirement. With over 300 offices nationwide, Bankers Life serves over 1.4 million customers. Bankers Life is a part of CNO Financial Group which reported financials for Calendar Year End (“CYE”) 2014 with total assets of $31.2 billion and a net income of $51.4 million, which can be compared to financials for CYE 2013 with total assets of $34.8 billion and a net income of $478 million.	2, 5-year options

Combined Insurance Company

Combined Insurance Company specializes in supplemental insurance and offers products in North America, Europe, and Asia. The company was founded in 1922 and sold to current owner ACE Limited (NYSE: ACE) in 2008. ACE Limited is the parent company of ACE Group, a multiline property and casualty insurer with operations in 54 countries. ACE Limited reported financials for CYE 2014 with total assets of $98.2 billion and a net income of $2.9 billion, which can be compared to CYE 2013 with total assets of $94.5 billion and a net income of $3.8 billion.

2, 5-year options

Clear Channel Broadcasting	IHeartMedia, Inc. (OTCBB: IHRT), formerly known as Clear Channel Broadcasting, owns and operates 858 broadcast radio stations and the industry-leading iHeartRadio digital service, serving more than 245 million monthly listeners.	1, 5-year option

Young & Rubicam, Inc.	Young & Rubicam, Inc. (“Y&R”) is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting.	1, 5-year option

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-102

ILLINOIS CENTER

The following table presents certain information relating to the major tenants at the Illinois Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
General Services Administration	NR / Aaa / NR	184,042	8.8%	$5,109,580	16.6%	$27.76	11/30/2020	NA
Bankers Life and Casualty(2)	BB+ / Ba1 / BB+	139,252	6.7	2,710,612	8.8	19.47	8/31/2023	2, 5-year options
Combined Insurance Company(3)	NR / NR / NR	99,204	4.7	1,717,364	5.6	17.31	7/14/2021	2, 5-year options
Clear Channel Broadcasting	NR / NR / NR	73,353	3.5	1,441,860	4.7	19.66	7/31/2024	1, 5-year option
Young & Rubicam, Inc.	BBB+ / NR / BBB	69,292	3.3	1,323,477	4.3	19.10	11/30/2018	1, 5-year option
Zenith Media Services, Inc.(4)	NR / Baa2 / BBB+	66,768	3.2	1,300,036	4.2	19.47	7/31/2019	1, 5-year option
Taft Stettinius & Hollister	NR / NR / NR	69,298	3.3	1,175,690	3.8	16.97	5/31/2025	1, 5-year option
American Health Information	NR / NR / NR	34,780	1.7	702,904	2.3	20.21	10/31/2024	1, 5-year option
Burrell Communications Group(5)	NR / NR / NR	34,508	1.6	690,160	2.2	20.00	12/31/2023	NA
State Boards of Nursing	NR / NR / NR	35,174	1.7	666,036	2.2	18.94	4/30/2022	1, 5-year option
Ten Largest Tenants		805,671	38.5%	$16,837,718	54.7%	$20.90
Remaining Tenants		707,060	33.8	13,949,676	45.3	19.73
Vacant		579,158	27.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		2,091,889	100.0%	$30,787,394	100.0%	$20.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Bankers Life and Casualty has the right to reduce its premises by 16,500 SF to a total of 17,500 SF on August 31, 2019.
(3)	Combined Insurance Company has a contraction right to reduce its premises by 20,000 SF on July 14, 2017 with between 14 to 18 months’ notice and payment of a contraction fee. The tenant also has an option to terminate its lease on July 14, 2018 with at least 12 months’ notice and payment of a termination fee.
(4)	Zenith Media Services, Inc. has an option to terminate its lease on January 31, 2017 with 12 months’ notice.
(5)	Burrell Communications Group has an option to terminate its lease on December 31, 2021 with 12 months’ notice.

The following table presents the lease rollover schedule at the Illinois Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	32,020	1.5%	1.5%	$392,356	1.3%	$12.25	19
2015	5,083	0.2	1.8%	127,470	0.4	25.08	2
2016	118,800	5.7	7.5%	2,345,795	7.6	19.75	23
2017	108,617	5.2	12.6%	2,312,555	7.5	21.29	19
2018	129,786	6.2	18.8%	2,620,885	8.5	20.19	19
2019	100,655	4.8	23.7%	1,918,218	6.2	19.06	7
2020	249,393	11.9	35.6%	6,232,832	20.2	24.99	10
2021	169,498	8.1	43.7%	3,073,096	10.0	18.13	7
2022	48,956	2.3	46.0%	1,044,309	3.4	21.33	4
2023	223,270	10.7	56.7%	4,626,316	15.0	20.72	8
2024	144,061	6.9	63.6%	2,761,571	9.0	19.17	4
2025	94,294	4.5	68.1%	1,783,062	5.8	18.91	4
2026 & Thereafter	88,298	4.2	72.3%	1,548,929	5.0	17.54	6
Vacant	579,158	27.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,091,889	100.0%		$30,787,394	100.0%	$20.35	132

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Approximately 16,599 SF of the month-to-month space represents non-rentable space at the Illinois Center Property. Such space is currently utilized as a conference center, fitness center and security and management office and does not contribute any rental income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-103

ILLINOIS CENTER

The following table presents certain information relating to historical leasing at the Illinois Center Property:

Historical Leased %(1)

	2010(2)	2011(2)	2012(2)	2013(2)	2014(2)	As of 6/29/2015
Owned Space	84.0%	90.9%	82.9%	74.9%	73.6%	72.3%

(1)	As provided by the borrowers and which reflects average occupancy for the specified year unless otherwise indicated.
(2)	The Illinois Center Property was remeasured in 2013/2014 resulting in increased total rentable square footage. Historical occupancy figures are based on total square footage of 2,026,835 for all years prior to 2015.

The following table presents certain information relating to the historical average annual rent per SF at the Illinois Center Property:

Historical Average Base Rent per SF(1)

	2013	2014	TTM 6/30/2015
Base Rent per SF (Triple Net Basis)	$17.06	$17.38	$15.11

(1)	Base Rent per SF calculation is based on borrower-provided rental figures and total square footage of 2,026,835 for years 2013 and 2014. The Illinois Center Property was acquired by the borrowers in 2015, and operating statements for years prior to 2013 were not provided.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Illinois Center Property:

Cash Flow Analysis(1)

	2013	2014	TTM 6/30/2015(2)(3)	Underwritten(2)	Underwritten $ per SF
Base Rent	$25,897,606	$23,366,087	$22,853,746	$29,093,671	$13.91
Contractual Rent Steps(4)	0	0	0	1,693,723	0.81
Gross Up Vacancy	0	0	0	18,079,522	8.64
Total Rent	$25,897,606	$23,366,087	$22,853,746	$48,866,916	$23.36
Total Reimbursables	16,224,217	14,398,844	15,954,033	16,694,403	7.98
Parking Income	4,572,178	4,840,830	4,925,213	4,925,213	2.35
Other Income(5)	860,193	846,936	892,964	892,964	0.43
Vacancy & Credit Loss	(70,052)	(256,544)	(683,173)	(18,079,522)	(8.64)
Effective Gross Income	$47,484,142	$43,196,152	$43,942,782	$53,299,974	$25.48

Real Estate Taxes	$12,058,223	$10,971,204	$10,893,219	$11,309,640	$5.41
Insurance	392,576	340,584	283,298	523,401	0.25
Management Fee	1,290,956	1,174,443	1,148,016	1,000,000	0.48
Other Operating Expenses	14,699,244	16,364,606	16,765,036	16,919,685	8.09
Total Operating Expenses	$28,440,999	$28,850,838	$29,089,569	$29,752,726	$14.22

Net Operating Income	$19,043,143	$14,345,314	$14,853,213	$23,547,248	$11.26
TI/LC	0	0	0	1,795,184	0.86
Replacement Reserves	0	0	0	418,378	0.20
Net Cash Flow	$19,043,143	$14,345,314	$14,853,213	$21,333,686	$10.20

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The increase between TTM 6/30/2015 and Underwritten Effective Gross Income is primarily due to an increase in Base Rent and Total Reimbursements from new leases signed during the first half of 2015, rent credits or abatements provided to tenants under the leases, and Contractual Rent Steps. The 2013, 2014, and TTM 6/30/2015 Effective Gross Income is based on actual collections during the time period. Underwritten Effective Gross Income is based on the actual leases in-place and does not take into account any rent credits or abatements provided to tenants under the leases. On origination date of the Illinois Center Loan, the borrowers funded a reserve of $9,522,058 for all future rent credits or abatements provided to tenants under the leases.
(3)	The Net Operating Income for the period beginning on January 1, 2015 and ending on June 30, 2015 was $9,694,657.
(4)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases on August 1, 2016 for 111 East Wacker and on December 1, 2016 for 233 North Michigan Avenue.
(5)	Other income includes other services income, design directory income, miscellaneous license agreements, and miscellaneous income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-104

ILLINOIS CENTER

■	Appraisal. According to the appraisal, the Illinois Center Property had an “as-is” appraised value of $390,000,000 as of June 24, 2015 and an “as stabilized” appraised value of $470,000,000 as of July 1, 2017 based on an assumed stabilized occupancy rate of 89.0%.

■	Environmental Matters. Based on the Phase I environmental report dated August 4, 2015, there were no recommendations for further action for the Illinois Center Property other than the continuation of an operations and maintenance plan for asbestos specifically for the 111 East Wacker property, which was in place at origination of the Illinois Center Loan.

■	Market Overview and Competition. The Illinois Center Property is located between North Michigan and Stetson Avenues on East Wacker in Chicago’s Central Business District. Land uses in the immediate area west of Michigan Avenue primarily consist of a mixture of mid- to high-rise commercial office and retail properties, hotels, and government facilities. Millennium and Grant Parks, as well as the Art Institute of Chicago are located to the east of the Illinois Center Property on Michigan Avenue. The Chicago Transit Authority elevated tracks are situated just one block west of the Illinois Center Property at Randolph Street and Wabash Avenue. The Illinois Center Property is also three blocks north of Congress Parkway, which becomes Interstate 290, and one mile east of Interstate 90/94. According to the appraisal, the 2015 population within the 0.25-, 0.5-, and 1.0-mile radii are 5,041, 29,355, and 73,280, respectively. The 2015 estimated average household income within the 0.25-, 0.5-, and 1.0-mile radii are $121,665, $123,924 and $124,390, respectively.

The Illinois Center Property is part of the East Loop submarket which is generally bounded by the Chicago River along the north and west, Lake Michigan on the east and Congress Parkway on the south. Per the appraiser, the East Loop submarket is comprised of 22 million SF with a current vacancy of 15.8% and average gross asking rent of $33.57 per SF as of the first quarter of 2015. There is no new office construction specific to the East Loop underway or proposed.

The appraiser has identified five office lease comparables which have occupancy rates between 61% to 99% and quoted base rents of $16.00 to $26.00 per SF. The appraiser concluded a base rental rate of between $17.00 to $19.00 per SF for the office space, $55.00 and $80.00 per SF for the retail space at the 111 East Wacker property and the 233 North Michigan Avenue property, respectively, and $15.00 per SF for storage space. The appraiser also concluded a stabilized vacancy rate of 11% for the Illinois Center Property.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Illinois Center Property:

Office Lease Comparables(1)

	Illinois Center Property	One & Two Prudential Plaza	Aon Center	Borg Warner Building	Three Illinois Center	200 North LaSalle
Address	111 East Wacker Drive & 233 North Michigan Avenue	130 East Randolph Street & 180 North Stetson Avenue	200 E. Randolph Street	200 South Michigan Avenue	303 E. Wacker Drive	200 North LaSalle Street
Year Built / Renovated	1969, 1972 / 2011-2014	1955 / NAP	1972 / NAP	1957 / NAP	1979 / NAP	1984 / NAP
Total GLA	2,091,889	2,194,385	2,577,318	358,802	859,187	645,170
Occupancy %	72%	65%	83%	88%	61%	99%
Quoted Base Rent	-	$18.00 - $26.00	$18.00 - $22.00	$16.00 - $18.00	$17.00 - 22.00	$18.00 - $20.00
Expense Basis		Triple Net	Triple Net	Triple Net	Triple Net	Triple Net

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-105

ILLINOIS CENTER

■	The Borrowers. The borrowers are IC 233 Building Company LLC and IC 111 Building Company LLC, two single-purpose, single-asset Delaware limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Illinois Center Loan Combination. The guarantor of the non-recourse carveouts is Michael Karfunkel.

Michael Karfunkel founded AmTrust Realty Corp. in 1993. AmTrust Realty Corp. owns eight million SF of commercial real estate including 59 Maiden Lane and 250 Broadway in downtown Manhattan, 303 South Broadway in Tarrytown, NY, AXA Towers in Syracuse, NY, 135 South LaSalle, 33 West Monroe, and 1 East Wacker Drive in Chicago, and Fifth Third Center in Toledo, OH.

■	Escrows. On the origination date of the Illinois Center Loan, the borrowers funded a reserve of (i) $1,922,899 for real estate taxes, (ii) $12,500,000 for tenant improvements and leasing commissions, (iii) $9,522,058 representing the amount of future rent credits or abatements under leases at the Illinois Center Property in place as of the origination date, (iv) $7,841,315 for unfunded tenant improvement and leasing commission obligations under leases at the Illinois Center Property in place as of the origination date, and (v) $819,250 for deferred maintenance.

On each due date, the borrowers are required to pay to the lender (i) one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute an approved blanket or umbrella insurance policy under the Illinois Center Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve (the “Leasing Reserve”) subject to suspension and/or reduction as set forth below, and (iv) a replacement reserve in the amount of $34,865.

The borrowers are not required to make a monthly Leasing Reserve payment unless the Leasing Reserve account falls below a minimum balance (initially, $7,500,000), after which the borrowers must pay the Leasing Reserve monthly payment until the Leasing Reserve equals or exceeds the Leasing Reserve cap (initially, $15,000,000). If the Illinois Center Property achieves a debt yield of 10% (as determined by the lender in its reasonable discretion) for two consecutive calendar quarters, the Leasing Reserve cap will be reduced to $6,000,000 and the minimum balance will be reduced to $2,500,000. If for two consecutive calendar quarters (i) the Illinois Center Property achieves a debt yield of 13% (as determined by the lender in its reasonable discretion) and (ii) the physical occupancy rate for the Illinois Center Property equals or exceeds 95%, the Leasing Reserve cap will be reduced to $2,500,000, the minimum balance will be reduced to $0, and the Leasing Reserve monthly deposit amount will be reduced to $87,162.

■	Lockbox and Cash Management. The Illinois Center Loan documents require a hard lockbox with springing cash management. The Illinois Center Loan documents require the borrowers to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrowers with respect to the Illinois Center Property be promptly deposited into such lockbox account following receipt. So long as an Illinois Center Trigger Period is not in effect, all funds in the lockbox account are required to be swept and remitted on each business day to the borrowers’ operating account. During the continuance of an Illinois Center Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and if no event of default under the Illinois Center Loan documents is continuing, applied to pay debt service and operating expenses of the Illinois Center Property and to fund required reserves in accordance with the Illinois Center Loan documents. After the foregoing disbursements are made and so long as an Illinois Center Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the Illinois Center Loan Combination. During the continuance of an event of default under the Illinois Center Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Illinois Center Loan Combination and/or toward the payment of expenses of the Illinois Center Property, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-106

ILLINOIS CENTER

An “Illinois Center Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Illinois Center Loan documents and continuing until the same is cured, or (ii) commencing on the date that the trailing 12-month debt service coverage ratio is less than 1.15x and continuing until the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

■	Property Management. The Illinois Center Property is currently managed by AmTrust Realty Corp., an affiliate of the borrowers. Under the Illinois Center Loan documents, the Illinois Center Property may not be managed by any party other than AmTrust Realty Corp.; provided, however, that so long as no event of default under the Illinois Center Loan documents exists, the borrowers can replace AmTrust Realty Corp. with a property manager upon notice to the lender, provided that (i) the replacement would not cause a termination right, right of first refusal, first offer or any other similar right or cause any termination fees to be due or cause a material adverse effect to occur under any reciprocal easement agreement or certain other documents affecting the Illinois Center Property, (ii) the replacement property manager meets certain criteria and is reasonably approved by the lender in writing, or is otherwise approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) and (iii) if such property manager is an affiliate of the borrowers, a new non-consolidation opinion is provided from the borrowers’ counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists an Illinois Center Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

Parking at the Illinois Center Property is managed by System Parking, Inc., and the borrowers have the right to replace the parking manager upon notice to the lender provided that (i) no event of default has occurred and is continuing under the Illinois Center Loan documents, (ii) the borrowers deliver an officer’s certificate certifying that the replacement would not cause a termination right, right of first refusal, first offer or any other similar right or cause any termination fees to be due or cause a material adverse effect to occur under any reciprocal easement agreement or certain other Illinois Center Loan documents, and (iii) the replacement parking manager is one of certain specified parking managers and the replacement parking management agreement meets certain terms.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy with a deductible that is no higher than $25,000 that provides coverage for terrorism in an amount equal to the full replacement cost of the Illinois Center Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 6 months following restoration). See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-107

750 LEXINGTON AVENUE

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-108

750 LEXINGTON AVENUE

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-109

750 LEXINGTON AVENUE

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-110

750 LEXINGTON AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)	$45,500,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)	$340.09
Size (SF)	382,256	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 5/1/2015	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/1/2015	100.0%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	1986 / NAP	Mortgage Rate	4.5500%
Appraised Value	$300,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	60
Underwritten Revenues	$30,029,402
Underwritten Expenses	$17,373,051	Escrows
Underwritten Net Operating Income (NOI)	$12,656,351	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,781,648	Taxes	$2,724,550	$544,910
Cut-off Date LTV Ratio(1)	43.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	39.7%	Replacement Reserve	$0	$6,371
DSCR Based on Underwritten NOI / NCF(1)	1.59x / 1.48x	TI/LC(3)	$0	$32,232
Debt Yield Based on Underwritten NOI / NCF(1)	9.7% / 9.1%	Other(4)	$8,446,960	$348,480

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$130,000,000	99.9%	Loan Payoff	$71,547,059	55.0%
Other Sources	115,000	0.1	Principal Equity Distribution	44,336,230	34.1
Reserves	11,171,510	8.6
Closing Costs	2,616,056	2.0
Other Uses	444,144	0.3
Total Sources	$130,115,000	100.0%	Total Uses	$130,115,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 750 Lexington Avenue Loan Combination.

(2)	The 750 Lexington Avenue Loan, with an outstanding principal balance as of the Cut-off Date of $45,500,000, is evidenced by the non-controlling note A-2, and is part of the $130,000,000 750 Lexington Avenue Loan Combination evidenced by two pari passu notes. The companion loan, evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $84,500,000 and was contributed to the GS Mortgage Securities Trust 2015–GC34, Commercial Mortgage Pass-Through Certificates, Series 2015-GC34 (“GSMS 2015-GC34”) securitization transaction. See “—The Mortgage Loan” below.

(3)	The TI/LC Reserve is subject to a $1,933,920 cap (with replenishment).

(4)	Other upfront reserves represent a tenant improvements and leasing commissions reserve of $7,750,000 associated with the Lock Lorde space, and a ground rent reserve of $696,960. See “—Escrows” below. Other monthly reserve represents one-twelfth of the borrower’s annual ground rent payments.

■	The Mortgage Loan. The mortgage loan (the “750 Lexington Avenue Loan”) is part of a loan combination (the “750 Lexington Avenue Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple and leasehold interests in a 31-story office and retail building located in Midtown Manhattan, New York (the “750 Lexington Avenue Property”). The 750 Lexington Avenue Loan, which is evidenced by note A-2 and represents a non-controlling interest in the 750 Lexington Avenue Loan Combination, had an original principal balance of $45,500,000, has an outstanding principal balance as of the Cut-off Date of $45,500,000 and represents approximately 4.1% of the Initial Pool Balance. The related companion loan (the “750 Lexington Avenue Companion Loan”), which is evidenced by note A-1 and represents the controlling interest in the 750 Lexington Avenue Loan Combination, had an original principal balance of $84,500,000, has an outstanding principal balance as of the Cut-off Date of $84,500,000, and was contributed to the GSMS 2015-GC34 securitization transaction. The 750 Lexington Avenue Loan Combination was originated by Citigroup Global Markets Realty Corp. on September 10, 2015, had an original principal balance of $130,000,000, has an outstanding principal balance as of the Cut-off Date of $130,000,000 and accrues interest at an interest rate of 4.5500% per annum. The proceeds of the 750 Lexington Avenue Loan Combination were primarily used to refinance the 750 Lexington Avenue Property, pay origination costs and fund reserves.

The 750 Lexington Avenue Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 118 months. The 750 Lexington Avenue Loan requires interest only payments on each due date through and including the due date occurring in October 2020 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the 750 Lexington Avenue Loan is the due date in October 2025. Voluntary prepayment of the 750 Lexington Avenue Loan without payment of any prepayment premium is permitted on or after the due date in July 2025. Provided no event of default under the 750 Lexington Avenue Loan Combination documents has occurred and is continuing, at any time prior to the maturity date and after the second anniversary of the securitization Closing Date, the 750 Lexington Avenue Loan

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-111

750 LEXINGTON AVENUE

Combination may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the 750 Lexington Avenue loan documents.

■	The Mortgaged Property. The 750 Lexington Avenue Property consists of a 382,256 SF, 31-story, Class A office building with ground floor retail located on Lexington Avenue between East 59th and 60th Streets in Midtown Manhattan. The 750 Lexington Avenue Property was built in 1986 and is comprised of 335,576 SF of office space, 22,680 SF of retail space, and 24,000 SF of parking space. The retail space is 100% leased to three tenants, Sephora, USA, Jones Retail Corp (dba Nine West) and Zara International. The parking garage is located in concourse level 2, contains 134 spaces, and is operated under a parking service agreement by Ampco Parking Svc. Total Occupancy and Owned Occupancy at the 750 Lexington Avenue Property were both 100.0% as of May 1, 2015. A portion of the 750 Lexington Avenue Property, containing 7,676 SF of the 24,602 SF site, located at the southwest corner of East 60th Street and Lexington Avenue, is ground leased by the borrower pursuant to terms as described below.

■	Ground Lease. 7,676 SF of the 24,602 SF site is encumbered by a ground lease between the borrower, as ground lessee, and Siegel Family Associates, as ground lessor. The current term of the ground lease expires on December 31, 2041 with three, 12-year renewal options (December 31, 2077 being the fully extended expiration date). The ground rent from January 2012 through December 2017 is calculated as 110% of the prior rent (calculated as 9% of the fair market value of the land during the period January 1, 2006 through December 31, 2011) and currently is equal to $4,181,760. In January 2018 and for each successive 12-year period, the ground rent resets to the greater of (i) 110% of the prior period’s rent or (ii) 110% of 9% of the fair market value of the land, with a fixed 10% increase after year six of each reset. The appraisal concluded a land value of $54,000,000 as of June 1, 2015. We cannot assure you that the land value will be $54,000,000 at the time of the ground rent reset in January 2018.

Underwritten Ground Rent Calculation(1)

Year	# Months	Ground Rent ($)	Assumption
2015	3	$1,045,440	3 months of contractual ground rent
2016	12	4,181,760	1 year of contractual ground rent
2017	12	4,181,760	1 year of contractual ground rent
2018	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2019	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2020	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2021	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2022	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2023	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2024	12	5,880,600(2)	110% of 2023 ground rent
2025	9	4,410,450(2)	110% of 2023 ground rent
Total / Wtd. Avg.	120	$5,177,601

(1)	Represents ground rent during the term of the 750 Lexington Avenue Loan Combination.

(2)	For purposes of this estimation, ground rent is calculated based on the current appraised land value of $54,000,000 as of June 1, 2015. Under the lease, beginning in 2018, rent will be calculated based on a future appraised value. We cannot assure you that the land value will be $54,000,000 at the time of the ground rent reset in January 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-112

750 LEXINGTON AVENUE

The following table presents certain information relating to the major tenants at the 750 Lexington Avenue Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF		Lease Expiration	Renewal / Extension Options
Locke Lord(2)	NR / NR / NR	119,350	31.2%	$5,849,635	21.0%	$49.01		6/30/2016	NA
Sephora, USA (Retail)	NR / NR / NR	7,000	1.8	5,000,000	17.9	714.29	(3)	1/31/2025	NA
Zara International (Retail)	NR / NR / NR	11,500	3.0	2,800,000	10.0	243.48	(4)	9/30/2018	1, 5-year option
Scientific Games Corp	NR / NR / NR	22,700	5.9	1,793,300	6.4	79.00		4/30/2018	NA
EIM Management	NR / NR / NR	22,700	5.9	1,722,076	6.2	75.86		10/31/2018	1, 5-year option
The Invus Group	NR / NR / NR	14,700	3.8	1,176,000	4.2	80.00		10/31/2021	2, 3-year options
Keryx Biopharmaceuticals	NR / NR / NR	18,460	4.8	1,114,360	4.0	60.37		9/30/2016	NA
J. Choo USA	NR / NR / NR	20,000	5.2	1,100,000	3.9	55.00		1/31/2021	NA
Jones Retail Corp dba Nine West (Retail)	NR / NR / NR	4,180	1.1	950,000	3.4	227.27	(5)	7/31/2019	NA
Guaranteed Rate, Inc.	NR / NR / NR	17,350	4.5	694,008	2.5	40.00		8/31/2021	1, 5-year option
Ten Largest Tenants		257,940	67.5%	$22,199,379	79.6%	$86.06
Remaining Owned Tenants		124,316	32.5	5,673,346	20.4	45.64
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		382,256	100.0%	$27,872,725	100.0%	$72.92

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Locke Lord currently subleases 37,100 SF of its premises.

(3)	Sephora, USA occupies 6,042 SF of corner grade space and 958 SF of concourse storage space. The appraiser concluded to a market rent of $850 per SF for corner grade space and $25 per SF for concourse storage space, resulting in a weighted average market rent of $737.09 per SF for the Sephora, USA space.

(4)	Zara International occupies 2,911 SF of corner grade space and 8,589 SF of concourse retail space. The appraiser concluded to a market rent of $850 per SF for corner grade space and $75 per SF for concourse retail space, resulting in a weighted average market rent of $271.18 per SF for the Zara International space. The current base rent of $243.48 per SF is 10.2% below the appraiser’s concluded market rent of $271.18 per SF.

(5)	Jones Retail Corp dba Nine West executed its lease in 2009. Jones Retail Corp dba Nine West occupies 1,700 SF of midblock grade space, 1,880 SF of concourse storage space and 600 SF of mezzanine storage space. The appraiser concluded to a market rent of $800 per SF for the midblock storage space and $25 per SF for the concourse storage space and mezzanine storage space, resulting in a weighted average market rent of $340.19 for the Jones Retail Corp dba Nine West space. The current base rent of $227.27 per SF is 33.2% below the appraiser’s concluded market rent of $340.19 per SF.

The following table presents the lease rollover schedule at the 750 Lexington Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	24,000(2)	6.3%	6.3%	$0	0.0%	$0.00	1
2015	0	0.0	6.3%	0	0.0	0.00	0
2016	146,849	38.4	44.7%	7,439,781	26.7	50.66	6
2017	26,319	6.9	51.6%	1,551,835	5.6	58.96	9
2018	69,324	18.1	69.7%	7,024,828	25.2	101.33	6
2019	19,396	5.1	74.8%	1,982,684	7.1	102.22	4
2020	4,880	1.3	76.1%	244,000	0.9	50.00	1
2021	61,654	16.1	92.2%	3,542,957	12.7	57.47	6
2022	0	0.0	92.2%	0	0.0	0.00	0
2023	0	0.0	92.2%	0	0.0	0.00	0
2024	0	0.0	92.2%	0	0.0	0.00	0
2025	7,000	1.8	94.0%	5,000,000	17.9	714.29	1
2026 & Thereafter	22,834	6.0	100.0%	1,086,640	3.9	47.59	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	382,256	100.0%		$27,872,725	100.0%	$72.92	37

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Represents the parking space at the 750 Lexington Avenue Property which is operated under a parking service agreement by Ampco Parking SVC.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-113

750 LEXINGTON AVENUE

The following table presents certain information relating to historical leasing at the 750 Lexington Avenue Property:

Historical Leased %(1)

	2010	2011	2012	2013	2014	As of 5/1/2015
Owned Space	88.9%	94.2%	98.0%	96.6%	100.0%	100.0%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 750 Lexington Avenue Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 3/31/2015	Underwritten	Underwritten $ per SF
Base Rent	$22,096,157	$22,274,103	$24,891,129	$25,784,950	$27,517,000	$71.99
Contractual Rent Steps(2)	0	0	0	0	355,725	0.93
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$22,096,157	$22,274,103	$24,891,129	$25,784,950	$27,872,725	$72.92
Total Reimbursables	681,586	947,481	1,712,497	1,427,124	1,550,758	4.06
Parking Income	1,237,857	1,230,576	1,160,447	1,155,021	1,155,021	3.02
Other Income(3)	849,963	748,860	903,704	922,072	922,072	2.41
Vacancy & Credit Loss	0	0	0	0	(1,471,174)	(3.85)
Effective Gross Income	$24,865,562	$25,201,019	$28,667,776	$29,289,167	$30,029,402	$78.56

Real Estate Taxes	$5,040,712	$5,324,180	$5,897,818	$5,897,818	$6,077,375	$15.90
Insurance	159,973	165,353	185,928	174,566	133,862	0.35
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	2.62
Ground Rent(4)	4,181,760	4,181,760	4,181,760	4,181,760	5,177,601	13.54
Other Operating Expenses	4,976,869	4,898,810	4,911,489	4,845,872	4,984,213	13.04
Total Operating Expenses	$15,359,314	$15,570,103	$16,176,995	$16,100,015	$17,373,051	$45.45

Net Operating Income	$9,506,248	$9,630,916	$12,490,781	$13,189,151	$12,656,351	$33.11
TI/LC	0	0	0	0	798,252	2.09
Replacement Reserves	0	0	0	0	76,451	0.20
Net Cash Flow	$9,506,248	$9,630,916	$12,490,781	$13,189,151	$11,781,648	$30.82

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases on November 1, 2016.

(3)	Other income includes electricity reimbursements, tenant services income, and minor miscellaneous income sources.

(4)	Underwritten ground rent is based on the assumed average ground rent over the 10 year term of the 750 Lexington Avenue Loan Combination. The ground rent from January 2012 through December 2017 is calculated as 110% of the prior rent (calculated as 9% of the fair market value of the land during the period January 1, 2006 through December 31, 2011) and currently is equal to $4,181,760. In January 2018 and for each successive 12-year period, the ground rent resets to the greater of (i) 110% of the prior period’s rent or (ii) 110% of 9% of the fair market value of the land (assumed to be $54,000,000 for these calculations), with a fixed 10% increase after year six of each reset. See “—Ground Lease” above for calculation of underwritten ground rent.

■	Appraisal. According to the appraisal, the 750 Lexington Avenue Property had an “as-is” appraised value of $300,000,000 as of June 1, 2015.

■	Environmental Matters. Based on the Phase I environmental report dated May 21, 2015, there were no recommendations for further action for the 750 Lexington Avenue Property.

■	Market Overview and Competition. The 750 Lexington Avenue Property is located in Midtown Manhattan at 750 Lexington Avenue between East 59th and 60th Streets within the East Side Office Submarket. According to a third party report, the East Side Class A office submarket contains approximately 17.4 million SF with a 4.4% vacancy rate and average rental rate of $67.33 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-114

750 LEXINGTON AVENUE

The appraiser has identified 10 office rental comparables with direct asking rents ranging from $57 to $90 PSF on a gross basis. The appraiser concluded market rent of $65 per SF for floors 4-6, $70 per SF for floors 7-20, $75 per SF for floors 21-27 and $80 per SF for floors 28-31 at 750 Lexington Avenue Property. The weighted average concluded market rent for the office space is $71.28 per SF on a gross basis. The weighted average underwritten in-place office rent at the 750 Lexington Avenue Property is $56.98 per SF, or 20.1% below the weighted average office market rent concluded to by the appraiser.

The following table presents certain information relating to certain directly competitive office buildings provided in the appraisal for the 750 Lexington Avenue Property:

Directly Competitive Office Buildings(1)

	750 Lexington Avenue	135 East 57th Street	560 Lexington Avenue	126 East 56th Street	875 Third Avenue	885 Third Avenue	900 Third Avenue	950 Third Avenue
Total GLA	382,256	340,000	327,000	157,265	662,588	581,339	515,200	270,000
Direct Occupancy	100.0%	55.2%	100.0%	98.3%	98.5%	96.2%	99.1%	99.2%
Total Occupancy	100.0%	51.4%	100.0%	98.3%	98.5%	96.2%	99.1%	99.2%
Direct Asking Rent (per SF)	$68-$82	$75-$90	NA	$70-$80	$60-$70	$62-$82	$55-$75	$59-$82

(1)	Source: Appraisal.

■	The Borrower. The borrower is International Plaza Associates L.P., a single-purpose, single-asset New York limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 750 Lexington Avenue Loan. The guarantor of the non-recourse carveouts under the 750 Lexington Avenue Loan is Charles Steven Cohen.

Charles Steven Cohen is the President and CEO of Cohen Brothers Realty Corporation (“CBRC”). CBRC is a private real estate development and management firm that has been in business for over 50 years. CBRC is headquartered in New York City, and has commercial properties in New York, Houston, South Florida, and Southern California. CBRC owns more than 12 million SF of commercial real estate.

■	Escrows. On the origination date of the 750 Lexington Avenue Loan Combination, the borrower funded a reserve of (i) $2,724,550 for real estate taxes, (ii) $7,750,000 for tenant improvements and leasing commissions with respect to the Locke Lord premises, and (iii) $696,960 for ground rent.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 750 Lexington Avenue Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve in the amount of $32,232, subject to a cap of $1,933,920, (iv) a replacement reserve in the amount of $6,371 and (v) one-twelfth of the ground rent that the lender estimates will be payable during the next ensuing 12 months.

■	Lockbox and Cash Management. The 750 Lexington Avenue loan documents require a hard lockbox with springing cash management. The 750 Lexington Avenue loan documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the 750 Lexington Avenue Property be promptly deposited into such lockbox account following receipt. So long as a 750 Lexington Avenue Trigger Period is not in effect, all funds in the lockbox account are required to be swept on each business day to the borrower’s operating account. During the continuance of a 750 Lexington Avenue Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and, if no event of default

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-115

750 LEXINGTON AVENUE

under the 750 Lexington Avenue Loan documents is continuing, applied to pay debt service and operating expenses of the 750 Lexington Avenue Property and to fund required reserves in accordance with the 750 Lexington Avenue Loan documents. After the foregoing disbursements are made and so long as a 750 Lexington Avenue Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the 750 Lexington Avenue Loan. During the continuance of an event of default under the 750 Lexington Avenue Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 750 Lexington Avenue Loan and/or toward the payment of expenses of the 750 Lexington Avenue Property, in such order of priority as the lender may determine.

A “750 Lexington Avenue Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the 750 Lexington Avenue Loan documents and continuing until the same is cured, or (ii) commencing on the date that the debt service coverage ratio as calculated under the 750 Lexington Avenue Loan documents based on a trailing 12-month period is less than 1.20x and continuing until the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

■	Property Management. The 750 Lexington Avenue Property is currently managed by CBRC, an affiliate of the borrower. Under the 750 Lexington Avenue Loan documents, the 750 Lexington Avenue Property may not be managed by any party other than CBRC; provided, however, that so long as no event of default under the 750 Lexington Avenue Loan documents exists, the borrower can replace CBRC with a property manager upon notice to the lender, provided that (i) the replacement would not cause a termination right, right of first refusal, first offer or any other similar right or cause any termination fees to be due or cause a material adverse effect to occur under any reciprocal easement agreement, the ground lease or certain other documents affecting the 750 Lexington Avenue Property, (ii) the replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) and (iii) if such property manager is an affiliate of the borrower, a new non-consolidation opinion is provided from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a 750 Lexington Avenue Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 750 Lexington Avenue Property (plus eighteen months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 750 Lexington Avenue Loan Combination, but in such event the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism component of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-116

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-117

ANCHORAGE MARRIOTT DOWNTOWN

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-118

ANCHORAGE MARRIOTT DOWNTOWN

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-119

ANCHORAGE MARRIOTT DOWNTOWN

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Anchorage, Alaska	Cut-off Date Principal Balance(3)		$37,926,518
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$193,503
Size (Rooms)	392	Percentage of Initial Pool Balance		3.4%
Total TTM Occupancy as of 8/31/2015	68.5%	Number of Related Mortgage Loans		2
Owned TTM Occupancy as of 8/31/2015	68.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / 2012	Mortgage Rate		4.6700%
Appraised Value	$108,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$21,884,808	Original Interest-Only Period (Months)		NAP
Underwritten Expenses	$12,519,868
Underwritten Net Operating Income (NOI)	$9,364,940	Escrows
Underwritten Net Cash Flow (NCF)	$8,270,700		Upfront	Monthly
Cut-off Date LTV Ratio(1)	69.9%	Taxes	$245,311	$61,328
Maturity Date LTV Ratio(1)(2)	51.7%	Insurance	$58,129	$29,064
DSCR Based on Underwritten NOI / NCF(1)	1.99x / 1.76x	FF&E(4)	$0	$91,187
Debt Yield Based on Underwritten NOI / NCF(1)	12.3% / 10.9%	Other(5)	$366,979	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$75,950,000	99.9%	Loan Payoff	$46,113,191	60.6%
Other Sources	100,000	0.1	Principal Equity Distribution	28,639,029	37.7
			Reserves	670,419	0.9
			Closing Costs	627,362	0.8

Total Sources	$76,050,000	100.0%	Total Uses	$76,050,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Anchorage Marriott Downtown Loan Combination.

(2)	The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $119,500,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value of $108,500,000 is 56.9%.

(3)	The Anchorage Marriott Downtown Loan has an outstanding principal balance as of the Cut-off Date of $37,926,518 and represents the controlling note A-1 of the $75,950,000 Anchorage Marriott Downtown Loan Combination, which is evidenced by two pari passu notes. The related companion loan, which is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $37,926,518, is expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(4)	The monthly FF&E reserve is the greater of (a) one-twelfth of 5% of total revenue per the terms of the Anchorage Marriott Downtown Loan agreement and (b) the deposit that may be required by any franchisor under the franchise agreement. See “—Escrows” below.

(5)	Other reserve represents an upfront seasonality reserve of $362,604, an upfront comfort letter reserve of $2,500 and an upfront deferred maintenance reserve of $1,875. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Anchorage Marriott Downtown Loan”) is part of a loan combination (the “Anchorage Marriott Downtown Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 392-room full service hotel located in Anchorage, Alaska (the “Anchorage Marriott Downtown Property”). The Anchorage Marriott Downtown Loan, which is evidenced by note A-1 and represents a controlling interest in the Anchorage Marriott Downtown Loan Combination, had an original principal balance of $37,975,000, has an outstanding principal balance as of the Cut-off Date of $37,926,518 and represents approximately 3.4% of the Initial Pool Balance. The related companion loan (the “Anchorage Marriott Downtown Companion Loan”), which is evidenced by note A-2 and represents the non-controlling interest in the Anchorage Marriott Downtown Loan Combination, had an original principal balance of $37,975,000, has an outstanding principal balance as of the Cut-off Date of $37,926,518, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions. The Anchorage Marriott Downtown Loan Combination was originated by Citigroup Global Markets Realty Corp. on October 7, 2015. The Anchorage Marriott Downtown Loan Combination had an original principal balance of $75,950,000, has an outstanding principal balance as of the Cut-off Date of $75,853,035 and accrues interest at an interest rate of 4.6700% per annum. The proceeds of the Anchorage Marriott Downtown Loan Combination were primarily used to refinance the existing debt on the Anchorage Marriott Downtown Property, pay origination costs and fund reserves.

The Anchorage Marriott Downtown Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Anchorage Marriott Downtown Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Anchorage Marriott Downtown Loan is the due date in November 2025. Provided that no event of default has occurred and is continuing under the Anchorage Marriott Downtown Loan documents, at any time after the earlier of the fourth anniversary of origination of the Anchorage Marriott Downtown Loan and the second anniversary of the securitization of the last portion of the Anchorage Marriott Downtown Loan Combination, the Anchorage Marriott Downtown Loan may be defeased with certain direct full faith and credit obligations of the United States

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-120

ANCHORAGE MARRIOTT DOWNTOWN

of America or other obligations which are “government securities” permitted under the Anchorage Marriott Downtown Loan documents. Provided that no event of default has occurred and is continuing under the Anchorage Marriott Downtown Loan documents, voluntary prepayment of the Anchorage Marriott Downtown Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in September 2025.

■	The Mortgaged Property. The Anchorage Marriott Downtown Property is a 20-story, 392-room, full service hotel located in Anchorage, Alaska. The Anchorage Marriott Downtown Property was constructed in 2000 and renovated in 2012. The Anchorage Marriott Downtown Property is situated in the downtown portion of Anchorage near the Dena’ina Civic and Convention Center and Delaney Park. Guestrooms at the Anchorage Marriott Downtown Property are located on floors three through twenty with the following room mix: 173 king rooms, 219 double-double rooms and three parlor suites that are not included in the guestroom count. The Anchorage Marriott Downtown Property operates under a franchise agreement with Marriott International, Inc., that expires at the end of 2020.

The Anchorage Marriott Downtown Property offers a variety of amenities including a business center, fitness center, indoor swimming pool, two restaurants and lounge and approximately 10,334 SF of meeting space. The Anchorage Marriott Downtown Property currently has use of ten parking spaces in a third-party parking garage adjacent to the Anchorage Marriott Downtown Property pursuant to an agreement (the “Parking Agreement”) with Anchorage Community Development Authority – EasyPark. The Parking Agreement is scheduled to expire on December 31, 2015, with Anchorage Community Development Authority – EasyPark having the option to extend the term through December 31, 2016. Additionally, per the appraisal, there are multiple surface and structured parking options in close proximity to the Anchorage Marriott Downtown Property.

The following table presents certain information relating to the estimated 2014 demand analysis with respect to the Anchorage Marriott Downtown Property based on market segmentation, as provided in the appraisal for the Anchorage Marriott Downtown Property:

Estimated 2014 Market Mix Accommodated Room Night Demand(1)

Property	Commercial	Meeting & Group	Leisure	Crew
Anchorage Marriott Downtown	46.0%	19.0%	20.0%	15.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM July 31, 2015 penetration rates relating to the Anchorage Marriott Downtown Property and various market segments, as provided in the July 2015 travel research report for the Anchorage Marriott Downtown Property:

TTM July 31, 2015 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Anchorage Marriott Downtown	102.8%	117.0%	120.3%

(1)	Source: July 2015 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Anchorage Marriott Downtown Property:

Anchorage Marriott Downtown

	2013(1)	2014(1)	TTM 8/31/2015(2)
Occupancy	67.3%	67.3%	68.5%
ADR	$158.16	$163.03	$171.98
RevPAR	$106.40	$109.73	$117.73

(1)	Source: July 2015 travel research report.

(2)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-121

ANCHORAGE MARRIOTT DOWNTOWN

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Anchorage Marriott Downtown Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 8/31/2015	Underwritten	Underwritten $ per Room
Room Revenue	$13,864,712	$14,828,870	$15,989,568	$16,844,576	$16,844,576	$42,971
Food & Beverage Revenue	3,870,730	4,644,231	4,143,502	4,323,962	4,323,962	11,031
Other Revenue(2)	586,057	669,413	686,015	716,270	716,270	1,827
Total Revenue	$18,321,500	$20,142,514	$20,819,085	$21,884,808	$21,884,808	$55,829

Room Expense	$2,421,408	$2,361,962	$2,589,494	$2,626,056	$3,368,915	$8,594
Food & Beverage Expense	2,283,305	2,496,797	2,331,740	2,328,284	2,462,753	6,283
Other Expense	289,850	286,496	314,553	305,837	104,024	265
Total Departmental Expense	$4,994,563	$5,145,255	$5,235,787	$5,260,177	$5,935,692	$15,142
Total Undistributed Expense	4,223,826	4,429,213	4,662,437	4,942,270	5,531,236	14,110
Total Fixed Charges	925,265	1,056,371	1,131,331	1,122,056	1,052,940	2,686
Total Operating Expenses	$10,143,655	$10,630,839	$11,029,555	$11,324,503	$12,519,868	$31,938

Net Operating Income	$8,177,845	$9,511,675	$9,789,531	$10,560,305	$9,364,940	$23,890
FF&E	0	0	0	874,247	1,094,240	2,791
Net Cash Flow	$8,177,845	$9,511,675	$9,789,531	$9,686,058	$8,270,700	$21,099

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of parking, gift shop sales, vending sales, guaranteed no-show sales and miscellaneous income.

■	Appraisal. According to the appraisal, the Anchorage Marriott Downtown Property had an “as-is” appraised value of $108,500,000 as of September 1, 2015 and is expected to have an “as stabilized” appraised value of $119,500,000 as of September 1, 2017.

■	Environmental Matters. According to the Phase I environmental report, dated July 22, 2015, there are no recognized environmental conditions or recommendations for further action at the Anchorage Marriott Downtown Property.

■	Market Overview and Competition. According to the appraisal, Anchorage is home to over 50 parks and recreational facilities and numerous museums. The Ted Stevens Anchorage International Airport serves approximately five million passengers annually. Per the appraisal, one million tourists came through Anchorage in 2014 with industry projections indicating a two to three percent growth in visitors statewide in 2015. According to the appraisal, Anchorage has major roads and routes that run through the city, including Alaska State Route 1, Glenn Highway and Seward Highway; public transportation is provided by People Mover Bus System throughout the city.

The Anchorage Marriott Downtown Property is located within the city and municipality of Anchorage, Alaska. According to the appraisal, the Anchorage Metropolitan Statistical Area (MSA) had an estimated 2014 population of 399,000 representing a compound annual growth rate of approximately 2.1% from 2006. Per the appraisal, the city’s population is projected to increase by a compounded annual growth rate of 2.9% to 420,000 by 2019. The top employers are in health services, grocery and merchandise, oil services, airline and financial services industries. The largest employers in the area include: Providence Health & Services, Walmart/Sam’s Club, Carrs/Safeway, Fred Meyer, ASRC Energy Services and BP Exploration Alaska. According to the appraisal, the leisure and hospitality sector is anticipated to account for 16,900 jobs in 2015.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-122

ANCHORAGE MARRIOTT DOWNTOWN

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Anchorage Marriott Downtown Property and its competitive set, as provided in a market report for the Anchorage Marriott Downtown Property:

Historical Statistics(1)

	Anchorage Marriott Downtown			Competitive Set			Penetration
	2013	2014	TTM 8/31/2015(2)	2013	2014	TTM 7/31/2015	2013	2014	TTM 7/31/2015
Occupancy	67.3%	67.3%	68.5%	65.5%	68.3%	66.2%	102.6%	98.5%	102.8%
ADR	$158.16	$163.03	$171.98	$139.57	$141.72	$146.16	113.3%	115.0%	117.0%
RevPAR	$106.40	$109.73	$117.73	$91.47	$96.83	$96.71	116.3%	113.3%	120.3%

(1)	Source: July 2015 travel research report.

(2)	As provided by the borrower.

Anchorage Marriott Downtown Property Competitive Set(1)

Property	Number of Rooms	Year Opened
Anchorage Marriott Downtown	392	2000
Sheraton Hotel & Spa Anchorage	370	1979
Hilton Anchorage	600	1972
Millennium The Lakefront Anchorage	248	1986
Courtyard Anchorage Airport	154	1997
Hilton Garden Inn Anchorage	125	2002
Total	1,889

(1)	Source: Appraisal

■	The Borrower. The borrower is Columbia Properties Anchorage, L.P., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Anchorage Marriott Downtown Loan. The non-recourse carveout guarantors are Columbia Sussex Corporation and CSC Holdings, LLC. Columbia Sussex Corporation is a large, private, hotel company with a portfolio that primarily consists of Marriott and Hilton brand hotels.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $670,419 with respect to the Anchorage Marriott Downtown Property, comprised of (i) $362,604 for a seasonality reserve, (ii) $245,311 for real estate tax expenses, (iii) $58,129 for insurance expenses, (iv) $1,875 for deferred maintenance and (v) $2,500 for expenses related to the transfer of the comfort letter.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period, (iii) a reserve for FF&E, in an amount equal to the greater of (a) the FF&E Payment and (b) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement and (iv) a seasonality reserve in an amount equal to the applicable Seasonality Reserve Monthly Deposit.

No property improvement plan (“PIP”) was required under the franchise agreement at origination. In the event that at any time following origination a PIP is required by a franchisor, the borrower will be required to deposit an amount equal to 120% of the costs of the related PIP work (as estimated by the lender in its reasonable discretion) (A) in the case of any existing or renewal franchise agreement, prior to the required commencement date of any PIP imposed thereunder and (B) in the case of any new franchise agreement, on or prior to the date such new franchise agreement is executed and delivered. Additionally, if, on or prior to the date that is 18 months prior to the expiration of the franchise agreement (“Franchise Renewal Date”), a Franchise Renewal Event has not occurred within 12 months of the Franchise Renewal Date, the borrower is required to post a letter of credit or

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-123

ANCHORAGE MARRIOTT DOWNTOWN

cash in amount equal to 120% of the Additional PIP Work Costs, less any sums then on deposit in the FF&E escrow and the PIP escrow.

The “Additional PIP Work Costs” means the costs associated with any PIP included in the renewal or extension of the existing franchise agreement or a new franchise agreement as set forth in a PIP budget submitted by the borrower and approved by the lender in its reasonable discretion, or, if such costs are not set forth in the PIP budget or if there is no PIP budget approved by the lender, as set forth in the appraisal delivered in connection with the closing of the Anchorage Marriott Downtown Loan. At origination, it was estimated that the costs associated with a PIP in conjunction with a new franchise agreement would be approximately $5,900,000.

An “Anchorage Marriott Downtown Trigger Period” means a period (a) commencing upon the occurrence of an event of default and continuing until the cure or the landlord’s waiver of such event of default, (b) commencing upon the occurrence of the debt service coverage ratio being less than 1.30x, and continuing until the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, (c) commencing upon the occurrence of a Franchise Agreement Trigger Event and continuing until the borrower has cured all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, the Anchorage Marriott Downtown Property continues to be operated pursuant to the franchise agreement and all permits applicable to the franchise agreement are in full force and effect, (d) commencing upon the non-delivery of an estoppel attesting to an extension of the franchise agreement or its replacement with a qualifying agreement for a term no shorter than expiring three years after the maturity date of the Anchorage Marriott Downtown Loan, which franchise agreement or qualified replacement is in full force and effect without defaults thereunder, and for which any required renovation reserve has been deposited, on or before eighteen months prior to the expiration of the franchise agreement, and continuing until the delivery of such estoppel, or (e) commencing upon the occurrence of a bankruptcy action of the manager and continuing until such manager is replaced in accordance with the Anchorage Marriott Downtown Loan documents or (f) commencing upon the occurrence of the debt yield being less than 8.25%, and continuing until the debt yield is equal to or greater than 8.50% for two consecutive calendar quarters.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to (1) during the continuance of an Anchorage Marriott Downtown Trigger Period where an approved annual budget exists as of the date of determination, one-twelfth of 5% of the greater of (x) the annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or (2) if no Anchorage Marriott Downtown Trigger Period is continuing or during the continuance of an Anchorage Marriott Downtown Trigger Period where no approved annual budget exists as of the date of determination, one-twelfth of 5% of the annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the immediately preceding calendar year as reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2015 calendar year as of the closing date and (B) thereafter adjusted and determined by the lender annually on the monthly payment date in April 2016 and on each monthly payment date falling in each subsequent April thereafter. Notwithstanding anything herein to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Anchorage Marriott Downtown Loan documents upon 30 days’ notice to the borrower if (1) an Anchorage Marriott Trigger Period is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Anchorage Marriott Downtown Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the franchise agreement and/or set forth in any amendment to the most recently determined approved annual budget.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-124

ANCHORAGE MARRIOTT DOWNTOWN

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement; and (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect.

A “Franchise Renewal Event” shall mean the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the Anchorage Marriott Downtown Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Anchorage Marriott Downtown Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the Anchorage Marriott Downtown Loan documents.

The “Seasonality Reserve Monthly Deposit” is equal to 110% of the quotient of (x) the aggregate amount by which operating income at the Anchorage Marriott Downtown Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x based on the then-current annual budget (“Negative Monthly Amount”) for the 12-month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then-current seasonality annual budget adjusted annually on February 1 of each calendar year by the lender.

■	Lockbox and Cash Management. The Anchorage Marriott Downtown Loan is structured with a lender-controlled lockbox in place at origination and springing cash management. The borrower sent letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Anchorage Marriott Downtown Property in the lockbox account. Prior to the occurrence of an Anchorage Marriott Downtown Trigger Period, funds in the lockbox account are disbursed to the borrower’s operating account. Upon the occurrence of an Anchorage Marriott Downtown Trigger Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service and property operating expenses, and for the funding of monthly escrows, with any excess to be (i) to the extent the Anchorage Marriott Downtown Trigger period was caused solely by the failure of a Franchise Renewal Event to occur on or before the Franchise Renewal Date, deposited to the PIP escrow and (ii) to the extent the Anchorage Marriott Downtown Trigger Period was caused by any event other than as described in the preceding clause (i), held as additional collateral by the lender until the expiration of the applicable Anchorage Marriott Downtown Trigger Period after which it is returned to the borrower.

■	Property Management. The Anchorage Marriott Downtown Property is currently managed by Columbia Sussex Management, LLC, an affiliate of the borrower. The borrower may not replace Columbia Sussex Management, LLC as the property manager of the Anchorage Marriott Downtown Property unless, among other requirements, no event of default is continuing, the replacement would not cause a termination right, right of first refusal or offer, termination fees, or a material adverse event to occur, and the replacement manager and agreement have been approved by the lender which approval may require delivery of a Rating Agency Confirmation. The lender may replace (or require the borrower to replace) the property manager if: (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists an Anchorage Marriott Downtown Trigger Period (other than an Anchorage Marriott Downtown Trigger Period caused by the occurrence of an event described in subsection (b), (c) or (d) of the definition of an “Anchorage Marriott Downtown Trigger Period”; (c) the property manager has engaged in fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement. The borrower must provide notice to the franchisor of any termination of the management agreement except in extraordinary circumstances.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-125

ANCHORAGE MARRIOTT DOWNTOWN

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Anchorage Marriott Downtown Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Anchorage Marriott Downtown Property for a period continuing from the time of loss until restoration, not to exceed 18 months plus a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-126

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-127

HAMMONS HOTEL PORTFOLIO

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-128

HAMMONS HOTEL PORTFOLIO

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-129

HAMMONS HOTEL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance(4)	$32,933,903
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)	$133,718.03
Size (Rooms)	1,869	Percentage of Initial Pool Balance	3.0%
Total TTM Occupancy as of 6/30/2015	74.8%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 6/30/2015	74.8%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	2006, 2007, 2008, 2010 / 2015	Mortgage Rate	4.9535%
Appraised Value(1)	$367,320,502	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$104,481,960
Underwritten Expenses	$73,369,148
Underwritten Net Operating Income (NOI)	$31,112,812	Escrows
Underwritten Net Cash Flow (NCF)	$26,933,534	Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	68.0%	Taxes	$3,172,482	$358,585
Maturity Date LTV Ratio(2)(3)	55.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.68x	FF&E(5)	$0	$360,433
Debt Yield Based on Underwritten NOI / NCF(2)	12.4% / 10.8%	Other(6)	$8,562,974	$98,159

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$250,800,000	100.0%	Loan Payoff	$214,972,179	85.7%
Principal Equity Distribution	20,464,715	8.2
Reserves	11,735,456	4.7
Closing Costs	3,627,650	1.4
Total Sources	$250,800,000	100.0%	Total Uses	$250,800,000	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the Hammons Hotel Portfolio Properties of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at the three Marriott properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs. The Cut-off Date LTV Ratio calculated on the basis of the aggregate “as-is” appraised value without adding the capital deduction is 68.7%. See “—Appraisals” below.

(2)	Calculated based on the aggregate outstanding principal balance of the Hammons Hotel Portfolio Loan Combination.

(3)	The Maturity Date LTV Ratio is calculated utilizing the aggregate “as stabilized” appraised value of $371,300,000 which includes “as stabilized” appraised values for three of the Hammons Hotel Portfolio Properties. The Maturity Date LTV Ratio calculated on the basis of the aggregate “as-is” appraised value adding the $3,570,502 capital deduction is 56.1% and the Maturity Date LTV Ratio calculated on the basis of the aggregate “as-is” appraised value without adding the $3,570,502 capital deduction is 56.6%. See “—Appraisals” below.

(4)	The Cut-off Date Principal Balance of $32,933,903 represents the non-controlling note A-4 of a $250,800,000 loan combination evidenced by four pari passu notes. The related companion loans are respectively evidenced by the controlling note A-1 with an outstanding principal balance of $99,648,722 as of the Cut-off Date, which was contributed to the Citigroup Commercial Mortgage Trust 2015-GC33, Commercial Mortgage Pass-Through Certificates, Series 2015-GC33 (“CGCMT 2015-GC33”) transaction, a non-controlling note A-2 with an outstanding principal balance of $72,245,323 as of the Cut-off Date, which was contributed to the GS Mortgage Securities Trust 2015-GC34, Commercial Mortgage Pass-Through Certificates, Series 2015-GC34 (“GSMS 2015-GC34”) and note A-3 with an outstanding principal balance of $45,091,047, which is expected to be contributed to the GSMS 2015-GS1 transaction.

(5)	On each due date, the borrowers are required to fund the FF&E reserve in an amount equal to the greater of (i) any franchise-mandated amount and (ii) 4.0% of the actual revenues from the respective properties for the most recently ended calendar month. See “—Escrows” below.

(6)	Other reserve represents property improvement costs ($7,890,000) and a ground lease reserve ($672,974 upfront and $98,159 monthly). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Hammons Hotel Portfolio Loan”) is part of a loan combination (the ”Hammons Hotel Portfolio Loan Combination”) evidenced by four pari passu notes that are secured by first mortgages encumbering the borrowers’ fee simple and/or leasehold interests in a portfolio of full service, limited service and extended stay hotels located in various states (each individually, a “Hammons Hotel Portfolio Property” and, collectively, the ”Hammons Hotel Portfolio Properties”). The Hammons Hotel Portfolio Loan (evidenced by note A-4), which represents a non-controlling interest in the Hammons Hotel Portfolio Loan Combination, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $32,933,903 and represents approximately 3.0% of the Initial Pool Balance. The related companion loans (the “Hammons Hotel Portfolio Companion Loans”), are evidenced by note A-1, which represents the controlling interest in the Hammons Hotel Portfolio Loan Combination and was contributed to the CGCMT 2015-GC33 transaction, note A-2, which represents a non-controlling interest in the Hammons Hotel Portfolio Loan Combination and was contributed to the GSMS 2015-GC34 transaction and note A-3, which represents a non-controlling interest in the Hammons Hotel Portfolio Loan Combination and is expected to be contributed to the GSMS 2015-GS1 transaction. The Hammons Hotel Portfolio Companion Loans have an aggregate outstanding principal balance as of the Cut-off Date of $216,985,092. The Hammons Hotel Portfolio Loan Combination was originated by Goldman Sachs Mortgage Company on August 13, 2015. The Hammons Hotel Portfolio Loan Combination had an original principal balance of $250,800,000 and each note accrues interest at a rate of 4.9535% per annum. The borrowers utilized the proceeds of the Hammons Hotel Portfolio Loan Combination to refinance the existing debt on the Hammons Hotel Portfolio Properties, fund reserves, pay origination costs and return equity to the borrower sponsor.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-130

HAMMONS HOTEL PORTFOLIO

The Hammons Hotel Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Hammons Hotel Portfolio Loan Combination requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Hammons Hotel Portfolio Loan Combination is the due date in September 2025. Other than in connection with the release of a Hammons Hotel Portfolio Property as described under “—Release of Collateral” below, voluntary prepayment of the Hammons Hotel Portfolio Loan is permitted on or after the due date in June 2025 without payment of any prepayment premium. Provided that no event of default under the Hammons Hotel Portfolio Loan Combination is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

In addition, at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date of the Hammons Hotel Portfolio Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the Hammons Hotel Portfolio Loan Combination is deposited, in connection with a partial defeasance of the Hammons Hotel Portfolio Loan Combination, the borrower is permitted to prepay the Hammons Hotel Portfolio Property only to the extent necessary to cause the debt service coverage ratio (as calculated under the related loan documents) for the related trailing 12-month period (ending on the last day of any fiscal quarter) to be no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release, and which prepayment is required to include the applicable yield maintenance premium (as described under the related loan documents).

■	The Mortgaged Properties. The Hammons Hotel Portfolio Properties consist of seven hotels totaling 1,869 rooms, including four Embassy Suites hotels, one Courtyard by Marriott hotel, one Residence Inn by Marriott hotel and one Renaissance by Marriott hotel. Four of the Hammons Hotel Portfolio Properties have convention centers located immediately adjacent to the respective hotel and are included as collateral for the Hammons Hotel Portfolio Loan Combination. The borrower sponsor developed the Hammons Hotel Portfolio Properties between 2006 and 2010, with an estimated cost basis in excess of $378,000,000.

Embassy Suites Concord, NC Property

The Embassy Suites Concord, NC Property opened in 2007 and consists of a 308-room, full service hotel and an adjacent approximately 42,000 SF convention center located in Concord, North Carolina, east of Charlotte. The respective borrower has a fee simple ownership interest in the hotel and a leasehold ownership interest in the convention center at the Embassy Suites Concord, NC Property. There are no significant planned renovations at the Embassy Suites Concord, NC Property.

Embassy Suites Murfreesboro, TN Property

The Embassy Suites Murfreesboro, TN Property opened in 2008 and consists of a 283-room, full service hotel and an adjacent approximately 41,802 SF convention center located in Murfreesboro, Tennessee, just south of Nashville. An owner of the respective borrower has a fee simple ownership interest in the Embassy Suites Murfreesboro, TN Property. Approximately $26,400 of underwritten revenue is attributed to third-party antenna leases at the Embassy Suites Murfreesboro, TN Property. There are no significant planned renovations at the Embassy Suites Murfreesboro, TN Property.

Embassy Suites Norman, OK Property

The Embassy Suites Norman, OK Property opened in 2008 and consists of a 283-room, full service hotel and the adjacent approximately 43,346 SF convention center located in Norman, Oklahoma, within five miles of the University of Oklahoma’s main campus. The respective borrower has a fee simple ownership interest in the Embassy Suites Norman, OK Property. There are no significant planned renovations at the Embassy Suites Norman, OK Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-131

HAMMONS HOTEL PORTFOLIO

Courtyard by Marriott Dallas/Allen, TX Property

The Courtyard by Marriott Dallas/Allen, TX Property opened in 2010 and consists of a 228-room, limited service hotel located in Allen, Texas, approximately 35 miles north of Dallas. The Courtyard by Marriott Dallas/Allen, TX Property is adjacent to the Allen Event Center and surrounded by retail and entertainment space. The respective borrower has a fee simple ownership interest in the Courtyard by Marriott Dallas/Allen, TX Property. Approximately $60,000 of underwritten revenue is attributed to third-party antenna leases at the Courtyard by Marriott Dallas/Allen, TX Property. There are planned renovations and capital improvements including new flooring and wall vinyl for common areas and guestrooms, totaling approximately $1,944,314 (for which the borrower has reserved $1,940,000) at the Courtyard by Marriott Dallas/Allen, TX Property.

Renaissance by Marriott Phoenix/Glendale, AZ Property

The Renaissance by Marriott Phoenix/Glendale, AZ Property opened in 2007 and consists of a 320-room, full service hotel located in Glendale, Arizona, a parking garage and the adjacent approximately 147,503 SF convention center and expo hall. The Renaissance by Marriott Phoenix/Glendale, AZ Property is adjacent to the University of Phoenix Stadium (home of the NFL’s Arizona Cardinals), the Gila River Arena (home of the NHL’s Arizona Coyotes), and the Westgate Entertainment District (featuring 8,000,000 SF of retail and entertainment space). The respective borrower has a fee simple ownership interest in the hotel and a space lease interest in the convention center, expo hall and parking garage at the Renaissance by Marriott Phoenix/Glendale, AZ Property. Approximately $6.3 million of underwritten revenue is attributed to operations from the space lease interest in the convention center, expo hall and parking garage. Approximately $12,000 of underwritten revenue is attributed to a third party antenna lease at the Renaissance by Marriott Phoenix/Glendale, AZ Property. There are planned renovations and capital improvements in 2016 totaling approximately $650,000 and a full property renovation beginning in 2017 which will include new flooring for all common areas and guestrooms (for which the borrower has reserved $5,000,000) at the Renaissance by Marriott Phoenix/Glendale, AZ Property.

Embassy Suites Huntsville, AL Property

The Embassy Suites Huntsville, AL Property opened in 2006 and consists of a 295-room, full service hotel and parking garage located in Huntsville, Alabama. The Embassy Suites Huntsville, AL Property is adjacent to, and is the only hotel with an interior skywalk connecting to the Von Braun Center, which is a 170,000 SF conference center that includes a 21,624 SF arena. The respective borrower has a leasehold ownership interest in the hotel and parking garage at the Embassy Suites Huntsville, AL Property. Approximately $285,000 of underwritten revenue is attributed to a lease with Ruth’s Chris Steakhouse, and approximately $11,500 of underwritten revenue is attributed to a lease with a gift shop at the Embassy Suites Huntsville, AL Property. There are no significant planned renovations at the Embassy Suites Huntsville, AL Property.

Residence Inn by Marriott Kansas City, MO Property

The Residence Inn by Marriott Kansas City, MO Property opened in 2007, was renovated in 2015 and consists of a 152-room, extended stay hotel located in Kansas City, Missouri. The Residence Inn by Marriott Kansas City, MO Property is within 5 miles of the Kansas City airport and the respective borrower has a fee simple ownership interest in the hotel at the Residence Inn by Marriott Kansas City, MO Property. There are planned renovations and capital improvements, including guestroom updates and new flooring/wall vinyl for common areas, totaling approximately $976,188 (for which the borrower has reserved $950,000) at the Residence Inn by Marriott Kansas City, MO Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-132

HAMMONS HOTEL PORTFOLIO

The following table presents certain information relating to the Hammons Hotel Portfolio Properties:

Property	Cut-off Date Allocated Loan Amount	Rooms	Occupancy	Year Built	Appraised Value(1)	UW NCF	UW NCF per Room
Embassy Suites Concord, NC	$8,208,526	308	75.5%	2007	$89,300,000	$7,292,421	$23,677
Embassy Suites Murfreesboro, TN	6,664,257	283	78.0%	2008	72,500,000	5,706,173	20,163
Embassy Suites Norman, OK	5,162,271	283	74.3%	2008	54,600,000	3,945,402	13,941
Courtyard by Marriott Dallas/Allen, TX	4,098,079	228	77.9%	2010	43,344,314	3,170,771	13,907
Renaissance by Marriott Phoenix/Glendale, AZ	3,943,827	320	63.8%	2007	55,200,000	3,046,468	9,520
Embassy Suites Huntsville, AL	3,327,532	295	78.2%	2006	36,200,000	2,640,907	8,952
Residence Inn by Marriott Kansas City, MO	1,529,411	152	80.9%	2007	16,176,188	1,131,392	7,443
Total / Wtd. Avg.	$32,933,903	1,869	74.8%		$367,320,502	$26,933,534	$14,411

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the Hammons Hotel Portfolio Properties of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at the three Marriott properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs. See “—Appraisals” below.

The following table presents certain information relating to the 2014 demand analysis with respect to the Hammons Hotel Portfolio Properties based on market segmentation, as provided in the appraisals for the Hammons Hotel Portfolio Properties:

Estimated 2014 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure	Government
Embassy Suites Concord, NC	70.0%	15.0%	15.0%	0.0%
Embassy Suites Murfreesboro, TN	45.0%	45.0%	10.0%	0.0%
Embassy Suites Norman, OK	35.0%	45.0%	15.0%	5.0%
Courtyard by Marriott Dallas/Allen, TX	40.0%	20.0%	40.0%	0.0%
Renaissance by Marriott Phoenix/Glendale, AZ	10.0%	45.0%	45.0%	0.0%
Embassy Suites Huntsville, AL	40.0%	30.0%	10.0%	20.0%
Residence Inn by Marriott Kansas City, MO	20.0%	20.0%	20.0%	40.0%

(1)	Source: Appraisals.

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the Hammons Hotel Portfolio Properties:

Hammons Hotel Portfolio(1)

	2010	2011	2012	2013	2014	TTM June 2015
Occupancy(2)	63.9%	66.0%	68.6%	72.1%	73.9%	74.8%
ADR	$120.36	$121.21	$122.00	$122.95	$127.57	$130.39
RevPAR	$76.85	$79.98	$83.66	$88.59	$94.27	$97.59

(1)	As provided by the borrower.

(2)	Reflects average occupancy as of December 31 for the specified year unless otherwise noted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-133

HAMMONS HOTEL PORTFOLIO

Hammons Hotel Portfolio Properties(1)

	2010			2011			2012
Property	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR
Embassy Suites Concord, NC	70.4%	$131.65	$92.69	70.0%	$133.41	$93.41	72.3%	$137.23	$99.16
Embassy Suites Murfreesboro, TN	64.5%	$124.62	$80.39	64.0%	$127.03	$81.28	70.5%	$126.27	$88.97
Embassy Suites Norman, OK	59.4%	$114.39	$67.97	59.1%	$116.10	$68.63	67.6%	$112.29	$75.91
Courtyard by Marriott Dallas/Allen, TX	47.9%	$93.70	$44.93	66.5%	$99.18	$66.00	72.0%	$104.98	$75.58
Renaissance by Marriott Phoenix/Glendale, AZ	58.5%	$142.83	$83.52	55.7%	$147.42	$82.09	53.2%	$147.42	$78.36
Embassy Suites Huntsville, AL	77.0%	$113.04	$87.07	78.4%	$113.42	$88.94	77.4%	$113.47	$87.80
Residence Inn by Marriott Kansas City, MO	66.9%	$101.77	$68.09	71.0%	$99.39	$70.59	69.6%	$103.42	$71.97
Hammons Hotel Portfolio Properties	63.90%	$120.36	$76.85	66.0%	$121.21	$79.98	68.6%	$122.00	$83.66

	2013			2014			TTM June 2015
Property	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR
Embassy Suites Concord, NC	71.4%	$139.80	$99.87	74.2%	$146.44	$108.72	75.5%	$147.60	$111.43
Embassy Suites Murfreesboro, TN	76.2%	$129.23	$98.42	78.5%	$133.64	$104.94	78.0%	$134.42	$104.82
Embassy Suites Norman, OK	72.8%	$115.41	$84.00	74.1%	$118.12	$87.57	74.3%	$118.40	$87.99
Courtyard by Marriott Dallas/Allen, TX	75.0%	$111.78	$83.80	75.5%	$113.96	$86.00	77.9%	$115.61	$90.01
Renaissance by Marriott Phoenix/Glendale, AZ	60.1%	$141.54	$85.00	59.8%	$149.77	$89.57	63.8%	$163.99	$104.66
Embassy Suites Huntsville, AL	74.2%	$113.48	$84.21	78.6%	$115.22	$90.56	78.2%	$114.52	$89.55
Residence Inn by Marriott Kansas City, MO	81.0%	$97.75	$79.19	82.3%	$105.81	$87.04	80.9%	$106.41	$86.03
Hammons Hotel Portfolio Properties	72.1%	$122.95	$88.59	73.9%	$127.57	$94.27	74.8%	$130.39	$97.59

(1)	As provided by the borrower.

(2)	Reflects average occupancy as of December 31 for the specified year unless otherwise noted.

The following table presents certain information relating to the historical penetration rates for the Hammons Hotel Portfolio Properties, as provided in the June 2015 travel research reports:

Historical Penetration Rates(1)

	TTM June 2013			TTM June 2014			TTM June 2015
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Embassy Suites Concord, NC	106.7%	127.9%	136.5%	104.1%	130.7%	136.1%	102.0%	127.1%	129.7%
Embassy Suites Murfreesboro, TN	110.3%	132.7%	146.5%	115.3%	131.8%	152.1%	109.8%	132.5%	145.5%
Embassy Suites Norman, OK	101.8%	115.5%	117.6%	115.9%	112.4%	130.3%	124.7%	114.5%	142.8%
Courtyard by Marriott Dallas/Allen, TX	109.7%	115.3%	126.4%	100.4%	115.7%	116.2%	106.9%	111.5%	119.2%
Renaissance by Marriott Phoenix/Glendale, AZ	94.0%	113.2%	106.4%	99.6%	109.9%	109.5%	102.0%	108.9%	111.1%
Embassy Suites Huntsville, AL	132.8%	116.5%	154.8%	132.5%	119.5%	158.4%	130.7%	117.8%	154.0%
Residence Inn by Marriott Kansas City, MO	110.9%	135.9%	150.7%	119.3%	133.2%	158.9%	107.9%	135.7%	146.5%

(1)	Source: June 2015 travel research reports.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-134

HAMMONS HOTEL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hammons Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	TTM 6/30/2015	Underwritten	Underwritten $ per Room
Rooms Revenue	$61,425,531	$64,130,610	$66,391,088	$64,811,132	$34,677
Food & Beverage Revenue(2)	33,448,924	35,898,278	38,903,418	37,037,054	19,817
Other Operating Revenue	2,853,230	2,749,355	2,835,248	2,633,773	1,409
Total Revenue	$97,727,685	$102,778,243	$108,129,754	$104,481,960	$55,903

Room Expense	$15,260,928	$15,727,948	$16,151,008	$15,835,594	$8,473
Food & Beverage Expense	16,262,019	17,024,443	17,715,009	16,864,241	9,023
Other Operating Expense	1,671,361	1,648,390	1,743,394	1,703,452	911
Total Departmental Expense	$33,194,308	$34,400,781	$35,609,411	$34,403,288	$18,407
Total Undistributed Expense	28,982,253	30,959,247	31,369,431	32,367,283	17,318
Total Fixed Expense(3)	5,876,809	6,659,044	6,885,581	6,598,578	3,531
Total Operating Expenses	$68,053,370	$72,019,072	$73,864,423	$73,369,148	$39,256

Net Operating Income	$29,674,315	$30,759,171	$34,265,331	$31,112,812	$16,647
FF&E	3,909,107	4,111,130	4,325,190	4,179,278	2,236
Net Cash Flow	$25,765,208	$26,648,041	$29,940,141	$26,933,534	$14,411

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten food & beverage revenue includes approximately $6.3 million of revenue attributed to operations from the space lease interest in the convention center, expo hall and parking garage at the Renaissance by Marriott Phoenix/Glendale, AZ Property.

(3)	Underwritten total fixed expense includes space lease rent associated with the Renaissance by Marriott Phoenix/Glendale, AZ Property ($1,419,741) and ground lease rent associated with the Embassy Suites Huntsville, AL Property ($224,595).

■	Appraisals. According to the appraisals, dated between June 8, 2015 and June 11, 2015, the Hammons Hotel Portfolio Properties had an aggregate “as-is” appraised value of $363,750,000 and a $3,570,502 capital deduction related to franchise mandated capital improvements at the three Marriott properties ($1,944,314 for the Courtyard by Marriott Dallas/Allen, TX Property, $650,000 for the Renaissance by Marriott Phoenix/Glendale, AZ and $976,188 for the Residence Inn by Marriott Kansas City, MO Property). The Hammons Hotel Portfolio Properties have an aggregate “as stabilized” appraised value of $371,300,000, based on the “as stabilized” appraised values for the three Marriott properties as of dates ranging from June 2016 to June 2017 assuming stabilized occupancy and completion of the franchise mandated capital improvements at the three Marriott properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-135

HAMMONS HOTEL PORTFOLIO

■	Environmental Matters. According to a Phase I environmental report, dated June 25, 2015, a landfill was historically present at the Embassy Suites Huntsville, AL Property. A prior Phase II environmental report, dated September 22, 2008, identified arsenic in soil samples at concentrations in excess of the Alabama Department of Environmental Management (ADEM) preliminary screening levels for both commercial and residential use. The Phase I environmental consultant identified the landfill as a recognized environmental condition due to the elevated arsenic concentrations. Based on the non-volatile nature of the fill materials, the concrete and asphalt caps formed by the parking lot and building and the Embassy Suites Huntsville, AL Property’s commercial use, the Phase I environmental report recommended no further action.

According to the other Phase I environmental reports, each dated June 24, 2015 or June 25, 2015, there are no recognized environmental conditions or recommendations for further action at any of the other Hammons Hotel Portfolio Properties.

■	Market Overview and Competition. The Hammons Hotel Portfolio consists of seven hotel properties with two different flags and four different brands. The Hammons Hotel Portfolio Properties are located within seven separate markets across seven states.

Embassy Suites Concord, NC Property

The Embassy Suites Concord, NC Property is located in the Concord, North Carolina market near Charlotte, North Carolina. According to the appraisal, the Embassy Suites Concord, NC Property’s competitive set collectively had an average occupancy of 74.0%, ADR of $121.80, and RevPAR of $89.87 as of TTM April 2015.

The following table presents certain information relating to the primary competition for the Embassy Suites Concord, NC Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM April 2015 Occupancy	TTM April 2015 ADR	TTM April 2015 RevPAR
Embassy Suites Concord, NC	308	2007	75%	$147.37	$109.94
Homewood Suites Charlotte North University Research Park	112	1990	73%	$95.00	$69.35
Residence Inn Charlotte University Research Park	91	1988	74%	$100.00	$74.00
Hilton Charlotte University Place	393	1986	71%	$135.00	$95.85
Courtyard Charlotte University Research Park	152	1990	71%	$110.00	$78.10
Holiday Inn Charlotte University Executive Park	174	1989	76%	$95.00	$72.20
Residence Inn Charlotte/Concord	130	2009	77%	$117.00	$90.09
Courtyard Charlotte/Concord	123	2009	77%	$125.00	$96.25
Hilton Garden Inn Charlotte/Concord	118	2010	76%	$110.00	$83.60

(1)	Source: Appraisal.

Embassy Suites Murfreesboro, TN Property

The Embassy Suites Murfreesboro, TN Property is located in the Murfreesboro, Tennessee submarket near Nashville, Tennessee. According to the appraisal, the Embassy Suites Murfreesboro, TN Property’s competitive set collectively had an average occupancy of 79.0%, ADR of $119.13, and RevPAR of $92.45 as of TTM April 2015.

The following table presents certain information relating to the primary competition for the Embassy Suites Murfreesboro, TN Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM April 2015 Occupancy	TTM April 2015 ADR	TTM April 2015 RevPAR
Embassy Suites Murfreesboro, TN	283	2008	78%	$133.64	$104.29
Residence Inn by Marriott Murfreesboro	112	2015	80%	$130.00	NA
Hilton Garden Inn Murfreesboro	100	2014	70%	$135.00	$94.51
Hampton Inn & Suites Murfreesboro	101	2007	82%	$125.00	$102.50
Candlewood Suites Murfreesboro	85	2010	90%	$87.00	$78.30
Fairfield Inn-Murfreesboro	69	2005	83%	$102.00	$84.66
DoubleTree Hotel Murfreesboro	168	1988	78%	$112.00	$87.36
Comfort Suites Murfreesboro	82	2007	76%	$90.00	$68.40

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-136

HAMMONS HOTEL PORTFOLIO

Embassy Suites Norman, OK Property

The Embassy Suites Norman, OK Property is located in the Norman, Oklahoma submarket near Oklahoma City, Oklahoma. According to the appraisal, the Embassy Suites Norman, OK Property’s competitive set collectively had an average occupancy of 62.2%, ADR of $105.29, and RevPAR of $66.17 as of TTM April 2015.

The following table presents certain information relating to the primary competition for the Embassy Suites Norman, OK Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM April 2015 Occupancy	TTM April 2015 ADR	TTM April 2015 RevPAR
Embassy Suites Norman, OK	283	2008	74%	$118.18	$87.19
Embassy Suites Oklahoma City	236	1982	65%	$108.00	$70.20
Sheraton Reed Conference Center Norman	151	2006	60%	$102.00	$61.20
Courtyard by Marriott Norman	113	2009	70%	$95.50	$66.85
Sheraton Oklahoma City	396	1976	59%	$131.50	$77.59
The Norman (formerly Holiday Inn) Norman	149	1984	40%	$72.00	$28.80
The Tower (formerly Marriott) Oklahoma City	354	1985	60%	$83.50	$50.10
Hilton Garden Inn Norman	121	2008	69%	$102.00	$70.38

(1)	Source: Appraisal.

Courtyard by Marriott Dallas/Allen, TX Property

The Courtyard by Marriott Dallas/Allen, TX Property is located in the Allen, Texas submarket near Dallas, Texas. According to the appraisal, the Courtyard by Marriott Dallas/Allen, TX Property’s competitive set collectively had an average occupancy of 72.1%, ADR of $109.86, and RevPAR of $79.60 as of TTM March 2015.

The following table presents certain information relating to the primary competition for the Courtyard by Marriott Dallas/Allen, TX Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM March 2015 Occupancy	TTM March 2015 ADR	TTM March 2015 RevPAR
Courtyard by Marriott Dallas/Allen, TX	228	2010	76%	$114.83	$87.80
Hilton Garden Inn Allen	150	2002	69%	$107.36	$73.86
Holiday Inn Express & Suites Allen	87	2006	70%	$103.23	$72.36
Hampton Inn & Suites Allen	103	2006	73%	$112.42	$82.52
Holiday Inn & Suites McKinney	99	2008	68%	$112.51	$76.84
La Quinta Inn & Suites Allen	90	2008	69%	$77.38	$53.08
Homewood Suites	114	2010	75%	$129.33	$97.00

(1)	Source: Appraisal.

Renaissance by Marriott Phoenix/Glendale, AZ Property

The Renaissance by Marriott– Phoenix/Glendale, AZ Property is located in the Glendale, Arizona submarket, near Phoenix, Arizona. According to the appraisal, the Renaissance by Marriott Phoenix/Glendale, AZ Property and its competitive set collectively had an average occupancy of 63.3%, ADR of $129.40, and RevPAR of $80.89 as of TTM December 2014.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-137

HAMMONS HOTEL PORTFOLIO

The following table presents certain information relating to the primary competition for the Renaissance by Marriott Phoenix/Glendale, AZ Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM December 2014 Occupancy	TTM December 2014 ADR	TTM December 2014 RevPAR
Renaissance by Marriott Phoenix/Glendale, AZ	320	2007	60%	$149.77	$89.32
Courtyard Phoenix West/Avondale-Phoenix	127	2008	64%	$110.00	$70.40
Comfort Suites University Phoenix Stadium-Glendale	100	2008	66%	$98.00	$64.68
Hampton Inn & Suites Phoenix Glendale-Westgate-Glendale	149	2007	70%	$95.00	$66.50
Residence Inn Glendale Sports & Ent. Dist.–Glendale	126	2007	68%	$120.00	$81.60
SpringHill Suites Glendale Sports & Ent. Dist.–Glendale	120	2007	65%	$90.00	$58.50
Wigwam Resort & Spa-Litchfield Park	331	1929	60%	$160.00	$96.00

(1)	Source: Appraisal.

Embassy Suites Huntsville, AL Property

The Embassy Suites Huntsville, AL Property is located in the Huntsville, Alabama metropolitan statistical area. According to the appraisal, the Embassy Suites Huntsville, AL Property’s competitive set collectively had an average occupancy of 65.9%, ADR of $106.94, and RevPAR of $71.21 as of TTM May 2015.

The following table presents certain information relating to the primary competition for the Embassy Suites Huntsville, AL Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM May 2015 Occupancy	TTM May 2015 ADR	TTM May 2015 RevPAR
Embassy Suites Huntsville, AL	295	2006	79%	$114.17	$89.65
Marriott Huntsville	290	1986	61%	$112.00	$68.32
Hilton Garden Inn Huntsville	101	2005	67%	$101.00	$67.67
Holiday Inn Huntsville	200	1986	57%	$89.00	$50.73
Westin Huntsville	210	2008	70%	$125.00	$87.50
Four Points Huntsville	146	1996	55%	$85.00	$46.75

(1)	Source: Appraisal.

Residence Inn by Marriott Kansas City, MO Property

The Residence Inn by Marriott Kansas City, MO Property is located in the Kansas City, Missouri market. According to the appraisal, the Residence Inn by Marriott Kansas City, MO Property’s competitive set collectively had an average occupancy of 75.0%, ADR of $86.73, and RevPAR of $65.42 as of TTM April 2015.

The following table presents certain information relating to the primary competition for the Residence Inn by Marriott Kansas City, MO Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM April 2015 Occupancy	TTM April 2015 ADR	TTM April 2015 RevPAR
Residence Inn by Marriott Kansas City, MO	152	2007	83%	$106.45	$88.32
Four Points Kansas City	200	1974	65%	$83.00	$53.95
Chase Suites Kansas City	112	1986	70%	$73.70	$51.59
Courtyard by Marriott Kansas City	149	1990	83%	$107.00	$88.81
Drury Inn & Suites Kansas City Airport Kansas City	122	1998	75%	$77.50	$58.13
Extended Stay America KCI Kansas City	89	1998	75%	$50.50	$37.88
Hyatt Place Kansas City	134	1999	80%	$105.00	$84.00
Holiday Inn KCI Kansas City	141	2006	75%	$74.00	$55.50
Candlewood Suites Kansas City	88	2010	75%	$74.00	$55.50

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-138

HAMMONS HOTEL PORTFOLIO

■	The Borrowers. The borrowers are JQH-Allen Development, LLC, JQH-Concord Development, LLC, JQH-Glendale, AZ Development, LLC, Hammons of Huntsville, LLC, JQH-Kansas City Development, LLC, JQH-Murfreesboro Development, LLC, and JQH-Norman Development, LLC, each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hammons Hotel Portfolio Loan Combination. The Revocable Trust of John Q. Hammons, dated December 28, 1989, as Amended and Restated (“JQH”), an indirect owner of the borrowers, is the non-recourse carveout guarantor under the Hammons Hotel Portfolio Loan Combination.

The borrowers are indirectly wholly owned by JQH. As of October 2015, JQH indirectly owns and manages 37 hotels. JQH is required to maintain a minimum net worth and liquidity of $100 million (excluding the equity in the Hammons Hotel Portfolio Properties) and $7 million, respectively, throughout the term of the Hammons Hotel Portfolio Loan.

As security for a line of credit, JQH has pledged its ownership interest in John Q. Hammons Hotels Development, LLC, which is the parent entity of 4 of the borrowers as well as 2 other affiliates who own hotel properties that are not part of the collateral for the Hammons Hotel Portfolio Loan. The lender under that credit line has alleged a breach of representations and warranties related to certain net worth requirements of the JQH, the guarantor on the line of credit, and certain other defaults, including a violation of a loan-to-value covenant with respect to permitted indebtedness. Additionally, JD Holdings, LLC and Atrium Hotels, L.P., 2 companies controlled by Jonathan Eilian, have filed suit against the borrowers, JQH and certain other affiliates regarding rights under the partnership agreement for Atrium Hotels, L.P. and a certain right of first refusal agreement. These agreements and the related litigations may result in the marketing of the properties for sale, and JD Holdings, LLC or an affiliate would then be entitled to exercise certain rights of first refusal with respect to the Hammons Hotel Portfolio Properties. See“—Release of Collateral” below and “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus and the related exceptions to the representations and warranties set forth on Annex E-2 to the Free Writing Prospectus.

■	Escrows. On the origination date, the borrowers funded (i) a tax reserve in the amount of $3,172,482, (ii) a space rent reserve in the amount of $672,974 for eight months of the space rent payment associated with the Renaissance by Marriott Phoenix/Glendale, AZ Property and two months of the fixed ground rent payment associated with the Embassy Suites Huntsville, AL Property ground lease, and (iii) property improvement plan reserves to maintain the three Marriott properties in accordance with the applicable brand standards in the amount of $5,000,000 for the Renaissance by Marriott Phoenix/Glendale, AZ Property, $1,940,000 for the Courtyard by Marriott Dallas/Allen, TX Property, and $950,000 for the Residence Inn by Marriott Kansas City, MO Property related to capital expenditures and any future brand standard improvements.

On each due date, the borrowers will be required to fund (i) a tax, ground rent and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes, ground rent and insurance premiums over the then succeeding 12-month period (but excluding any payments in respect of taxes or insurance premiums to be made directly by one or more tenants or a ground lessor); provided, however, that reserve deposits for insurance premiums are not required if the borrowers are maintaining a blanket policy in accordance with the Hammons Hotel Portfolio Loan documents and there is no continuing event of default and (ii) a FF&E reserve in the amount of: (a) on each due date from October 2015 through and including September 2016, $360,433, (b) beginning on the due date in October 2016, the greater of (1) the monthly amount required to be reserved for each Hammons Hotel Portfolio Property pursuant to the applicable franchise agreement for the replacement of furniture, fixtures and equipment and (2) one-twelfth of 4% of the operating income for each Hammons Hotel Portfolio Property (or, in the case of the Renaissance by Marriott Glendale, AZ Property beginning on the due date in October 2017, one-twelfth of 5% of the operating income) for the previous 12-month period (as determined on August 31 of each year).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-139

HAMMONS HOTEL PORTFOLIO

In addition, on each due date during the continuance of a Hammons Hotel Portfolio Trigger Period, the Hammons Hotel Portfolio Loan documents require an excess cash reserve or a property improvement plan reserve as discussed under “—Lockbox and Cash Management” below.

A “Hammons Hotel Portfolio Trigger Period” means any period (i) commencing upon the net operating income (as calculated under the Hammons Hotel Portfolio Loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below the product of (x) $29,940,142 minus the net operating income as of the origination date of any Hammons Hotel Portfolio Property that has been released from the lien of the Hammons Hotel Portfolio Loan documents, times (y) 85%, and ending at the conclusion of the second consecutive fiscal quarter for which the net operating income is greater than or equal to such threshold; (ii) commencing upon the borrowers’ failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Hammons Hotel Portfolio Trigger Period is ongoing; (iii) during the continuance of a Hammons Hotel Portfolio Franchise Trigger Period; and (iv) commencing when the borrower sponsor fails to maintain a net worth in excess of $100,000,000 excluding any assets attributable to the Hammons Hotel Portfolio Properties or liquid assets in excess of $7,000,000 (excluding any funds that are held by the lender in one or more accounts and sub-accounts established pursuant to the Hammons Hotel Portfolio Loan documents) and ending when such net worth and liquid assets thresholds are satisfied.

A “Hammons Hotel Portfolio Franchise Trigger Period” means any period (a) commencing upon the occurrence of either (i) the failure to deliver, among other things, a replacement franchise agreement or management agreement (or an extension or written commitment by the applicable franchisor of an existing franchise agreement) with a term that extends at least 3 years beyond the maturity date of the Hammons Hotel Portfolio Loan Combination at least 18 months prior to the expiration date of such franchise agreement or (ii) the implementation of a property improvement plan as a condition to entering a replacement franchise agreement or the extension of the existing franchise agreement (other than the capital expenditures related to the upfront reserves for the Renaissance by Marriott Phoenix/Glendale, AZ Property, the Courtyard by Marriott Dallas/Allen, TX Property and the Residence Inn by Marriott Kansas City, MO Property described under “—Escrows” above) and (b) ending at the date upon which (x) the borrowers deliver, among other things, a replacement franchise agreement or management agreement (or an extension or written commitment by the applicable franchisor of an existing franchise agreement) with a term that extends at least 3 years beyond the maturity date of the Hammons Hotel Portfolio Loan Combination, and (y) if a property improvement plan is required in connection with such replacement (or extension or written commitment), the earlier to occur of (A) such property improvement plan being completed to the satisfaction of the applicable franchisor, (B) the balance in the property improvement plan reserve account being greater than or equal to 100% of the estimated cost to complete such property improvement plan, or (C) the delivery to the lender of a letter of credit in an amount equal to 100% of the estimated cost to complete such property improvement plan.

■	Lockbox and Cash Management. The Hammons Hotel Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The Hammons Hotel Portfolio Loan documents require the borrowers to direct credit card companies to remit all credit card receivables directly to one or more lender-controlled lockbox accounts, and require that all cash revenues relating to the Hammons Hotel Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Hammons Hotel Portfolio Properties be deposited into such lockbox account or a lender-controlled cash management account within three business days following receipt. On each business day that no Hammons Hotel Portfolio Trigger Period or event of default under the Hammons Hotel Portfolio Loan Combination is continuing, all funds in the lockbox accounts are required to be swept into one or more borrower-controlled operating accounts. On each business day during the continuance of a Hammons Hotel Portfolio Trigger Period or an event of default, all funds in the lockbox accounts are required to be swept into a lender-controlled cash management account and, at lender’s discretion during an event of default under the Hammons Hotel Portfolio Loan Combination, (a) be used to pay debt service, required reserves and operating expenses, and (b) for all remaining amounts, be reserved in (i) an excess cash flow reserve account during the continuance of a Hammons Hotel Portfolio Trigger Period (other than as described in clause (ii) below) or event of default or (ii) a property improvement plan reserve account during the continuance of a Hammons Hotel Portfolio Trigger Period caused by a Hammons Hotel Portfolio Franchise

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-140

HAMMONS HOTEL PORTFOLIO

Trigger Period (up to a cap of 100% of the estimated cost to complete the property improvement plan, less amounts then on deposit).

During the continuance of an event of default under the Hammons Hotel Portfolio Loan Combination, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Hammons Hotel Portfolio Loan Combination to amounts payable under the Hammons Hotel Portfolio Loan documents and/or toward the payment of expenses of the Hammons Hotel Portfolio Properties, in such order of priority as the lender may determine.

■	Property Management. The Hammons Hotel Portfolio Properties are managed by John Q. Hammons Hotels Management, LLC pursuant to a management agreement. Under the Hammons Hotel Portfolio Loan documents, the Hammons Hotel Portfolio Properties are required to remain managed by (i) John Q. Hammons Hotels Management, LLC, (ii) Winegardner & Hammons, Inc. and John Q. Hammons Accounting Services, LLC for certain financial and accounting services for the Hammons Hotel Portfolio Properties, while John Q. Hammons Hotels Management, LLC is the property manager for any Hammons Hotel Portfolio Property, (iii) any management company that is affiliated with the franchisor or licensor of a franchise, (iv) any reputable and experienced professional hotel management company meeting certain experience requirements under the Hammons Hotel Portfolio Loan documents that is approved by the applicable franchisor, or (v) any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Hammons Hotel Portfolio Loan Combination, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Ground Leases and Space Lease. The borrower for the Embassy Suites Concord, NC Property is a tenant under a ground lease underlying the convention center at the Embassy Suites Concord, NC Property (the ”Embassy Suites Concord Ground Lease”). The Embassy Suites Concord Ground Lease has an expiration date of December 9, 2059 (with three extension options through December 9, 2089). No ground rent is payable prior to November 21, 2022, at which time an annual ground lease payment of 0.25% of adjusted room sales for the previous calendar year (estimated to be approximately $27,188) will be due. The borrower for the Renaissance by Marriott Phoenix/Glendale, AZ Property is a tenant under a space lease for the convention center, expo hall and parking garage at the Renaissance by Marriott Phoenix/Glendale, AZ Property. The space lease has an expiration date of January 29, 2063 (with two extension options through January 29, 2083). The annual lease payment under the space lease is currently $1,419,741, calculated based on a fixed component of $985,725 plus a variable component based on the trailing 12-month revenue generated from the parking garage and expo hall. The borrower for the Embassy Suites Huntsville, AL Property is a tenant under a ground lease for the hotel and parking garage at the Embassy Suites Huntsville, AL Property (the ”Embassy Suites Huntsville Ground Lease”). The Embassy Suites Huntsville Ground Lease has a term through February 15, 2104, and an annual ground lease payment of $224,595.

■	Release of Collateral. Provided no monetary default or event of default under the Hammons Hotel Portfolio Loan Combination is then continuing, at any time prior to the first due date following the earlier to occur of (a) the third anniversary of the origination date of the Hammons Hotel Portfolio Loan Combination and (b) the second anniversary of the closing date of the securitization into which the last piece of the Hammons Hotel Portfolio Loan Combination is deposited, the borrowers may obtain the release of one or more of the Hammons Hotel Portfolio Properties from the lien of the Hammons Hotel Portfolio Loan documents in connection with a bona fide third-party sale of such property or properties, subject to the satisfaction of certain conditions set forth in the Hammons Hotel Portfolio Loan documents, including among others: (i) prepayment in an amount equal to 115% of the allocated loan amount for each Hammons Hotel Portfolio Property being released and a prepayment fee equal to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-141

HAMMONS HOTEL PORTFOLIO

the greater of (a) a yield maintenance premium calculated based on the excess, if any, of the present values of the remaining scheduled principal and interest payments, over the outstanding principal balance of the Hammons Hotel Portfolio Loan Combination (calculated based on the portion being prepaid), and (b) 1% of the principal amount being prepaid; (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Hammons Hotel Portfolio Loan documents) for the remaining Hammons Hotel Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release; (iii) delivery of a Rating Agency Confirmation with respect to such partial release; and (iv) the satisfaction of certain REMIC requirements.

Provided no event of default under the Hammons Hotel Portfolio Loan Combination is then continuing, at any time on or after the first due date following the earlier to occur of (a) the third anniversary of the origination date of the Hammons Hotel Portfolio Loan Combination and (b) the second anniversary of the closing date of the securitization into which the last piece of the Hammons Hotel Portfolio Loan Combination is deposited, the borrowers may obtain the release of one or more of the Hammons Hotel Portfolio Properties from the lien of the Hammons Hotel Portfolio Loan documents, subject to the satisfaction of certain conditions set forth in the Hammons Hotel Portfolio Loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (A) 115% of the allocated loan amount for each Hammons Hotel Portfolio Property being released and (B) the outstanding principal balance of the Hammons Hotel Portfolio Loan Combination, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Hammons Hotel Portfolio Loan documents) for the remaining Hammons Hotel Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release; (iii) delivery of a Rating Agency Confirmation with respect to such partial defeasance; and (iv) the satisfaction of certain REMIC requirements.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Hammons Hotel Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance throughout the term of the Hammons Hotel Portfolio Loan Combination as described in the preceding sentence, but in that event the borrowers are not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Hammons Hotel Portfolio Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Hammons Hotel Portfolio Properties are separately allocated to the Hammons Hotel Portfolio Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-142

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-143

JW MARRIOTT SANTA MONICA LE MERIGOT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Santa Monica, California	Cut-off Date Principal Balance(2)		$31,162,303
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$356,140.61
Size (Rooms)	175	Percentage of Initial Pool Balance		2.8%
Total TTM Occupancy as of 8/31/2015	97.5%	Number of Related Mortgage Loans		2
Owned TTM Occupancy as of 8/31/2015	97.5%	Type of Security		Leasehold
Year Built / Latest Renovation	1999 / 2013-2014	Mortgage Rate		4.9700%
Appraised Value	$104,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		NAP
Underwritten Revenues	$25,647,276	Borrower Sponsor(3)		William J. Yung III
Underwritten Expenses	$17,260,703
Underwritten Net Operating Income (NOI)	$8,386,572	Escrows
Underwritten Net Cash Flow (NCF)	$7,104,208		Upfront	Monthly
Cut-off Date LTV Ratio(1)	59.9%	Taxes	$533,964	$66,746
Maturity Date LTV Ratio(1)	55.3%	Insurance	$70,120	$23,373
DSCR Based on Underwritten NOI / NCF(1)	2.09x / 1.77x	FF&E	$0	$106,864
Debt Yield Based on Underwritten NOI / NCF(1)	13.5% / 11.4%	Other(4)	$10,546,162	$136,125

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$62,400,000	78.4%	Loan Payoff	$34,658,321	43.5%
Subordinate Debt	17,000,000	21.4	Principal Equity Distribution	32,999,819	41.5
Other Sources	185,000	0.2	Reserves	11,150,246	14.0
			Closing Costs	776,615	1.0

Total Sources	$79,585,000	100.0%	Total Uses	$79,585,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the JW Marriott Santa Monica Le Merigot loan combination.

(2)	The JW Marriott Santa Monica Le Merigot Loan, with an outstanding principal balance as of the Cut-off Date of $31,162,303, is evidenced by the controlling note A-1, and is part of the $62,400,000 JW Marriott Santa Monica Le Merigot Loan Combination, which is evidenced by two pari passu notes. The companion loan, evidenced by the non-controlling note A-2 which has an outstanding principal balance as of the Cut-off Date of $31,162,303, is expected to be contributed to one or more future securitization transactions.

(3)	Columbia Sussex Corporation and CSC Holdings, LLC are the non-recourse carveout guarantors.

(4)	Other upfront reserve represents an upfront ground rent reset economic holdback reserve of $9,881,593, a seasonality reserve of $389,819, ground lease reserve of $272,250 and comfort letter reserve of $2,500. The monthly other reserve represents a ground lease reserve of $136,125. A monthly seasonality reserve calculated pursuant to the JW Marriott Santa Monica Le Merigot Loan documents is also required.

The following table presents certain information relating to the trailing 12-month August 31, 2015 penetration rates relating to the JW Marriott Santa Monica Le Merigot Property and various market segments, as provided in the August 2015 travel research report for the JW Marriott Santa Monica Le Merigot Property:

TTM August 31, 2015 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
JW Marriott Santa Monica Le Merigot	120.2%	85.0%	102.2%

(1)	Source: August 2015 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the JW Marriott Santa Monica Le Merigot Property:

JW Marriott Santa Monica Le Merigot(1)

	2013	2014	TTM 8/31/2015
Occupancy	98.8%	99.5%	97.5%
ADR	$290.34	$316.36	$317.79
RevPAR	$286.82	$314.88	$309.86

(1)	Source: August 2015 travel research report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-144

JW MARRIOTT SANTA MONICA LE MERIGOT

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the JW Marriott Santa Monica Le Merigot Property:

Cash Flow Analysis

	2012	2013	2014	TTM 8/31/2015	Underwritten	Underwritten $ per Room
Room Revenue	$15,249,042	$17,776,376	$19,455,895	$19,738,506	$19,738,506	$112,791
Food & Beverage Revenue	3,044,616	3,966,611	4,208,318	4,041,499	4,041,499	23,094
Other Revenue(1)	1,822,660	1,936,990	1,925,553	1,867,270	1,867,270	10,670
Total Revenue	$20,116,318	$23,679,978	$25,589,767	$25,647,276	$25,647,276	$146,556

Room Expense	$3,064,597	$3,341,882	$3,553,352	$3,491,810	$3,947,701	$22,558
Food & Beverage Expense	2,201,919	2,604,354	2,759,161	2,688,703	2,688,703	15,364
Other Expense	897,028	891,841	925,586	935,822	732,328	4,185
Total Departmental Expense	$6,163,544	$6,838,077	$7,238,099	$7,116,335	$7,368,733	$42,107
Total Undistributed Expense	4,680,980	5,569,687	5,947,675	5,926,291	6,443,272	36,819
Total Fixed Charges	2,930,876	2,936,718	2,875,798	2,867,617	3,448,699	19,707
Total Operating Expenses	$13,775,400	$15,344,481	$16,061,572	$15,910,243	$17,260,703	$98,633

Net Operating Income	$6,340,918	$8,335,496	$9,528,195	$9,737,032	$8,386,572	$47,923
FF&E	1,005,816	1,183,999	1,279,488	1,282,364	1,282,364	7,328
Net Cash Flow	$5,335,102	$7,151,498	$8,248,707	$8,454,668	$7,104,208	$40,595

(1)	Other Revenue consists of guaranteed no-show revenue, attrition revenue, office & building rental and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-145

WILSHIRE CATALINA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance		$27,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$119.38
Size (SF)	226,165	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 10/1/2015	72.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2015	72.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1951 / NAP	Mortgage Rate		4.4400%
Appraised Value	$42,500,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	36
		Borrower Sponsor(1)	David Y. Lee

Underwritten Revenues	$3,500,207
Underwritten Expenses	$1,156,147	Escrows
Underwritten Net Operating Income (NOI)	$2,344,060		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,112,841	Taxes	$152,451	$19,053
Cut-off Date LTV Ratio	63.5%	Insurance	$15,414	$7,707
Maturity Date LTV Ratio	59.5%	Replacement Reserves	$0	$3,747
DSCR Based on Underwritten NOI / NCF	1.44x / 1.30x	TI/LC(2)	$0	$18,847
Debt Yield Based on Underwritten NOI / NCF	8.7% / 7.8%	Other(3)	$92,589	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,000,000	99.8%	Loan Payoff	$17,698,302	65.4%
Other Sources	50,000	0.2	Principal Equity Distribution	8,670,227	32.1
			Closing Costs	421,017	1.6
			Reserves	260,454	1.0
Total Sources	$27,050,000	100.0%	Total Uses	$27,050,000	100.0%

(1)	David Y. Lee is the non-recourse carveout guarantor under the Wilshire Catalina Loan.

(2)	TI/LC reserve capped at $1,130,823.

(3)	Upfront other reserve is comprised of $67,651 for free rent and $24,938 for deferred maintenance.

The following table presents certain information relating to the major tenants at the Wilshire Catalina Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Pathways LA	NR / NR / NR	18,613	8.2%	$332,704	10.9%	$17.87	8/31/2019	2, 5-year options
Chase Executive Suite	NR / NR / NR	16,341	7.2	282,765	9.2	17.30	11/30/2019	NA
Hollywood Enterprises	NR / NR / NR	8,040	3.6	246,989	8.1	30.72	6/30/2016	1, 5-year option
Marian Health	NR / NR / NR	13,262	5.9	241,809	7.9	18.23	5/31/2017	1, 5-year option
Educating Young Minds	NR / NR / NR	10,098	4.5	181,764	5.9	18.00	5/31/2017	NA
Uniti Bank	NR / NR / NR	6,064	2.7	163,000	5.3	26.88	3/31/2019	1, 5-year option
LA Pacific College	NR / NR / NR	5,351	2.4	92,594	3.0	17.30	2/28/2018	NA
Rodrigue Colaianni	NR / NR / NR	5,287	2.3	89,293	2.9	16.89	10/15/2015	NA
Kaplan, Lim, Brignoni & Ceniza	NR / NR / NR	4,910	2.2	88,380	2.9	18.00	12/31/2016	NA
American Lung Association	NR / NR / NR	4,117	1.8	78,278	2.6	19.01	11/30/2017	1, 5-year option
Ten Largest Tenants		92,083	40.7%	$1,797,575	58.7%	$19.52
Remaining Tenants		72,891	32.2	1,262,171	41.3	17.32
Vacant		61,191	27.1	0	0.0	0.00
Total / Wtd. Avg. All Tenants		226,165	100.0%	$3,059,747	100.0%	$18.55

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-146

WILSHIRE CATALINA

The following table presents the lease rollover schedule at the Wilshire Catalina Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	16,564	7.3%	7.3%	$224,504	7.34%	$13.55	17
2015	0	0.0	7.3%	0	0.0	0.00	0
2016	26,483	11.7	19.0%	567,894	18.6	21.44	11
2017	43,614	19.3	38.3%	804,633	26.3	18.45	17
2018	25,754	11.4	49.7%	463,616	15.2	18.00	11
2019	51,000	22.5	72.3%	942,882	30.8	18.49	9
2020	0	0.0	72.3%	0	0.0	0.00	0
2021	0	0.0	72.3%	0	0.0	0.00	0
2022	0	0.0	72.3%	0	0.0	0.00	0
2023	1,559	0.7	72.9%	56,217	1.8	36.06	1
2024	0	0.0	72.9%	0	0.0	0.00	0
2025	0	0.0	72.9%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	72.9%	0	0.0	0.00	0
Vacant	61,191	27.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	226,165	100.0%		$3,059,747	100.0%	$18.55	66

The following table presents certain information relating to historical leasing at the Wilshire Catalina Property:

Historical Leased %(1)

	2012	2013	2014	10/1/2015
Owned Space	65.1%	59.1%	62.8%	72.9%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wilshire Catalina Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 6/30/2015	Underwritten	Underwritten $ per SF
Base Rent	$2,516,115	$2,124,978	$2,200,942	$2,551,065	$2,998,320	$13.26
Contractual Rent Steps(2)	0	0	0	0	61,427	0.27
Gross Up Vacancy	0	0	0	0	1,195,640	5.29
Total Rent	$2,516,115	$2,124,978	$2,200,942	$2,551,065	$4,255,386	$18.82
Total Reimbursables	29,622	21,415	9,350	14,700	14,700	0.06
Other Income	221,658	236,296	375,720	402,516	425,761	1.88
Vacancy & Credit Loss	0	0	0	0	(1,195,640)	(5.29)
Effective Gross Income	$2,767,395	$2,382,689	$2,586,012	$2,968,281	$3,500,207	$15.48

Real Estate Taxes	$238,851	$239,741	$234,364	$237,453	$221,820	$0.98
Insurance	20,589	21,519	24,649	25,353	114,139	0.50
Management Fee	83,022	71,481	77,580	89,048	105,006	0.46
Other Operating Expenses	727,435	603,470	632,952	684,201	715,182	3.16
Total Operating Expenses	$1,069,897	$936,211	$969,546	$1,036,055	$1,156,147	$5.11

Net Operating Income	$1,697,499	$1,446,478	$1,616,466	$1,932,226	$2,344,060	$10.36
TI/LC	0	0	0	0	186,256	0.82
Replacement Reserves	0	0	0	0	44,963	0.20
Net Cash Flow	$1,697,499	$1,446,478	$1,616,466	$1,932,226	$2,112,841	$9.34

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through October 1, 2016.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-147

CHANDLER FORUM

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Property	1	Loan Seller		CGMRC
Location (City/State)	Chandler, Arizona	Cut-off Date Principal Balance		$23,700,000
Property Type	Office	Cut-off Date Principal Balance per SF		$158.14
Size (SF)	149,863	Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 11/5/2015	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/5/2015	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 / 2015	Mortgage Rate		4.8600%
Appraised Value	$33,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	12
		Borrower Sponsors(1)	H25A, LLC and Bruce Karsh

Underwritten Revenues	$2,478,607
Underwritten Expenses	$94,486	Escrows
Underwritten Net Operating Income (NOI)	$2,384,121		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,174,877	Taxes	$42,654	$21,327
Cut-off Date LTV Ratio	71.8%	Insurance	$18,573	$3,096
Maturity Date LTV Ratio	58.6%	Replacement Reserves	$0	$2,498
DSCR Based on Underwritten NOI / NCF	1.59x / 1.45x	TI/LC(2)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.2%	Other(3)	$957,268	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,700,000	67.1%	Purchase Price	$33,900,000	96.0%
Principal’s New Cash Contribution	11,581,141	32.8	Reserves	1,018,496	2.9
Other Sources	37,451	0.1	Closing Costs	400,096	1.1

Total Sources	$35,318,592	100.0%	Total Uses	$35,318,592	100.0%

(1)	H25A, LLC is the non-recourse carveout guarantor under the Chandler Forum Loan.

(2)	Ongoing TI/LC reserve deposits in the amount of $12,489 will commence on the monthly payment date in December 2019 subject to a cap of $299,726.

(3)	Upfront other reserve consists of (i) $601,835 for unfunded obligations and (ii) $355,433 for free rent related to AmeriCredit Financial Services.

The following table presents certain information relating to the sole tenant at the Chandler Forum Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
AmeriCredit Financial Services(2)	BBB-/Ba1/BBB-	149,863	100.0%	$2,659,522	100.0%	$17.75	2/28/2022	1, 5-year option
Largest Owned Tenants		149,863	100.0%	$2,659,522	100.0%	$17.75
Vacant Space (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		149,863	100.0%	$2,659,522	100.0%	$17.75

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The tenant has an option to terminate the lease effective November 30, 2020 upon 12 months’ notice and payment of a termination fee.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-148

CHANDLER FORUM

The following table presents the lease rollover schedule at the Chandler Forum Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	149,863	100.0	100.0%	2,659,522	100.0	17.75	1
2023	0	0.0	100.0%	0	0.0	0.00	0
2024	0	0.0	100.0%	0	0.0	0.00	0
2025	0	0.0	100.0%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	149,863	100.0%		$2,659,522	100.0%	$17.75	1

The following table presents certain information relating to historical leasing at the Chandler Forum Property:

Historical Leased %(1)

As of 11/5/2015
Owned Space	100.0%

(1)	As provided by the borrower which reflects average occupancy.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-149

CHANDLER FORUM

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chandler Forum Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$2,360,342	$15.75
Contractual Rent Steps(2)	299,180	2.00
Gross Up Vacancy	0	0.00
Total Rent	$2,659,522	$17.75
Total Reimbursables	94,486	0.63
Other Income	0	0.00
Vacancy & Credit Loss	(275,401)	(1.84)
Effective Gross Income	$2,478,607	$16.54

Real Estate Taxes	$0	$0.00
Insurance	23,676	0.16
Management Fee	70,810	0.47
Other Operating Expenses	0	0.00
Total Operating Expenses	$94,486	$0.63

Net Operating Income	$2,384,121	$15.91
TI/LC	179,272	1.20
Replacement Reserves	29,973	0.20
Net Cash Flow	$2,174,877	$14.51

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based on the present value of scheduled rent increases occurring through September 1, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-150

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-151

COMMERCE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	North Brunswick, New Jersey	Cut-off Date Principal Balance		$21,300,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$136.18
Size (SF)	156,412	Percentage of Initial Pool Balance		1.9%
Total Occupancy as of 6/1/2015	89.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2015	89.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988, 1992, 1998, 1999, 2003 / NAP	Mortgage Rate		4.5900%
Appraised Value	$32,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	60
		Borrower Sponsor(1)	Shalem Family Entity

Underwritten Revenues	$3,249,505	Escrows
Underwritten Expenses	$1,331,455		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$1,918,049	Taxes	$73,598	$73,598
Underwritten Net Cash Flow (NCF)	$1,789,119	Insurance	$48,199	$6,025
Cut-off Date LTV Ratio	65.5%	Replacement Reserves	$0	$1,955
Maturity Date LTV Ratio	60.1%	TI/LC(2)	$0	$10,417
DSCR Based on Underwritten NOI / NCF	1.47x / 1.37x	Deferred Maintenance	$41,250	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.4%	Environmental Reserve	$49,628	$0
		Other(3)	$153,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,300,000	99.7%	Loan Payoff	$17,365,492	81.3%
Other Sources	60,000	0.3	Principal Equity Distribution	3,138,942	14.7
			Closing Costs	489,890	2.3
			Reserves	365,675	1.7
Total Sources	$21,360,000	100.0%	Total Uses	$21,360,000	100.0%

(1)	Sam Shalem is the guarantor of the non-recourse carveouts under the Commerce Center Loan.

(2)	TI/LC reserve capped at $250,000.

(3)	Upfront other reserve is comprised of $90,000 for Perfect Foods Rent Reserve and $63,000 for parking repairs.

The following table presents certain information relating to the major tenants at the Commerce Center Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Regal Cinema	NR / NR / NR	75,785	48.5%	$771,110	36.0%	10.17	3/31/2024	1, 5-year option
CVS/Hook Superx	NR / NR / NR	10,880	7.0	310,296	14.5	28.52	1/31/2026	6, 5-year options
Chutney Partners	NR / NR / NR	11,544	7.4	202,713	9.5	17.56	3/31/2017	3, 5-year options
Buffalo Wild Wings	NR / NR / NR	7,440	4.8	188,232	8.8	25.30	10/31/2019	3, 5-year options
Perfect Foods / Rupee Room(1)	NR / NR / NR	10,061	6.4	184,686	8.6	18.36	Various(1)	NA
Longhorn Steakhouse	NR / NR / NR	5,000	3.2	127,050	5.9	25.41	6/30/2018	3, 5-year options
Pizza Hut	NR / NR / NR	3,674	2.3	84,056	3.9	22.88	12/31/2020	1, 5-year option
Seafood Empire	NR / NR / NR	3,268	2.1	59,896	2.8	18.33	11/30/2016	NA
Dental IA&T Solutions	NR / NR / NR	2,050	1.3	49,200	2.3	24.00	10/31/2019	NA
AVCO/Citifinancial	NR / NR / NR	1,727	1.1	40,757	1.9	23.60	10/31/2017	NA
Ten Largest Owned Tenants		131,429	84.0%	$2,017,997	94.2%	$15.35
Remaining Owned Tenants		7,881	5.0	125,069	5.8	15.87
Vacant Spaces (Owned Space)		17,102	10.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		156,412	100.0%	$2,143,066	100.0%	$15.38

(1)	Perfect Foods expiration is based off the space it currently occupies (6,335 SF) which has a lease expiration date of 8/31/2020 and an expansion space (3,726 SF) expiring October 31, 2025.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-152

COMMERCE CENTER

The following table presents the lease rollover schedule at the Commerce Center Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA (SF)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	3,268	2.1	2.1%	59,896	2.8	18.33	1
2017	16,262	10.4	12.5%	276,055	12.9	16.98	3
2018	6,740	4.3	16.8%	154,890	7.2	22.98	2
2019	9,490	6.1	22.9%	237,432	11.1	25.02	2
2020	11,736	7.5	30.4%	241,242	11.3	20.56	3
2021	0	0.0	30.4%	0	0.0	0.00	0
2022	0	0.0	30.4%	0	0.0	0.00	0
2023	0	0.0	30.4%	0	0.0	0.00	0
2024	75,785	48.5	78.8%	771,110	36.0	10.17	1
2025	5,149	3.3	82.1%	92,145	4.3	17.90	2
2026 & Thereafter	10,880	7.0	89.1%	310,296	14.5	28.52	1
Vacant	17,102	10.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	156,412	100.0%		$2,143,066	100.0%	$15.38	15

The following table presents certain information relating to historical leasing at the Commerce Center Property:

Historical Leased %(1)

	2012	2013	2014	6/1/2015
Owned Space	95.5%	95.5%	95.6%	89.1%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-153

COMMERCE CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Commerce Center Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 6/30/2015	Underwritten	Underwritten $ per SF
Base Rent	$2,163,042	$2,188,243	$2,224,194	$2,235,375	$2,125,566	$13.59
Contractual Rent Steps	0	0	0	0	17,499	0.11
Gross Up Vacancy	0	0	0	0	459,756	2.94
Total Rent	$2,163,042	$2,188,243	$2,224,194	$2,235,375	$2,602,822	$16.64
Total Reimbursables	1,063,085	1,066,677	1,182,712	1,188,170	1,053,694	6.74
Other Income	43,444	49,897	48,259	48,245	48,245	0.31
Percentage Rent	2,418	13,480	46,601	5,549	4,500.03
Vacancy & Credit Loss	0	0	0	0	(459,756)	(2.94)
Effective Gross Income	$3,271,989	$3,318,297	$3,501,766	$3,477,339	$3,249,505	$20.78

Real Estate Taxes	$837,166	$881,390	$866,730	$853,341	$839,840	$5.37
Insurance	55,495	58,202	55,408	58,389	68,856	0.44
Management Fee	98,160	99,549	105,053	104,320	97,485	0.62
Repairs & Maintenance	94,039	151,062	285,062	240,708	240,708	1.54
Utilities	71,646	70,382	72,586	74,301	74,301	0.48
Other Operating Expenses(2)	34,139	29,855	7,110	13,820	10,265	0.07
Total Operating Expenses	$1,190,645	$1,290,440	$1,391,949	$1,344,879	$1,331,455	$8.51

Net Operating Income	$2,081,344	$2,027,857	$2,109,817	$2,132,460	$1,918,049	$12.26
TI/LC	0	0	0	0	105,469	0.67
Replacement Reserves	0	0	0	0	23,462	0.15
Net Cash Flow	$2,081,344	$2,027,857	$2,109,817	$2,132,460	$1,789,119	$11.44

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

(2)	Other Operating Expenses include payroll and benefits expenses as well as general and administrative expenses.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-154

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-155

REYNOLDS MHC PORTFOLIO 4

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	13	Loan Seller	RMF
Location (City/State)	Various, Various	Cut-off Date Principal Balance	$21,051,274
Property Type	Manufactured Housing	Cut-off Date Principal Balance per unit	$18,812.58
Size (Pads)	1,119	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 9/15/2015 and 6/1/2015	92.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/15/2015 and 6/1/2015	92.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	5.3500%
Appraised Value	$29,390,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$3,825,759	Borrower Sponsor(1)	David H. Reynolds
Underwritten Expenses	$1,680,390	Escrows
Underwritten Net Operating Income (NOI)	$2,145,369	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,082,519	Taxes	$189,552	$21,061
Cut-off Date LTV Ratio	71.6%	Insurance	$0	$10,940
Maturity Date LTV Ratio	59.6%	Replacement Reserves	$0	$5,238
DSCR Based on Underwritten NOI / NCF	1.52x / 1.47x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.9%	Other(2)	$1,688,163	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,075,000	99.0%	Loan Payoff	$12,271,283	57.7%
Other Sources	205,000	1.0	Principal Equity Distribution	6,231,690	29.3
			Reserves	1,877,715	8.8
			Closing Costs	899,313	4.2
Total Sources	$21,280,000	100.0%	Total Uses	$21,280,000	100.0%

(1)	David H. Reynolds is the non-recourse carveout guarantor under the Reynolds MHC Portfolio 4 Loan.
(2)	The other upfront reserve represents a $1,485,000 reserve for borrower owned homes and a $203,163 reserve for deferred maintenance.

The following table presents certain information relating to the Reynolds MHC Portfolio 4 Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount(1)	Total Pads	Occupancy(2)	Year Built	Year Renovated	UW NCF
Willows	Fenton	MO	$2,841,277	121	95.9%	1988	NAP	$256,479
North Lamar MHC	Austin	TX	2,252,931	69	100.0	1968	NAP	169,123
Midway Village	Evansville	WI	2,123,782	69	95.7	1975	NAP	201,283
Pitcher Park & Pitcher North	Devils Lake	ND	1,779,386	149	71.1	1972	NAP	187,061
Oak Grove	Greenville	SC	1,600,012	91	100.0	1989	NAP	150,289
Apple Acres	Fruit Heights	UT	1,528,263	45	88.9	1960	NAP	157,492
Rolling Hills	Tulsa	OK	1,492,388	101	94.1	1968	NAP	170,178
North Star	Minot	ND	1,478,037	78	100.0	1960	NAP	154,625
Green Meadows	Greenville	SC	1,456,512	114	100.0	1966	NAP	136,911
Ennis MHC	Ennis	TX	1,384,763	92	79.3	1970	NAP	161,130
Grafton	Grafton	ND	1,140,815	61	93.4	1975	NAP	116,057
Cimarron Park	Rapid City	SD	1,033,192	48	100.0	1988	NAP	132,223
Walls MHC	Hamlet	NC	939,917	81	96.3	1965	NAP	89,668
Total / Wtd. Avg. Portfolio			$21,051,274	1,119	92.1%			$2,082,519

(1)	The related loan documents permit the release of an individual property with partial defeasance of 125% of the allocated loan amount.
(2)	As provided by the borrowers and represents physical occupancy based on the total number of pads for all Reynolds MHC Portfolio 4 Properties as of September 15, 2015 except Green Meadows, which is as of June 1, 2015.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-156

REYNOLDS MHC PORTFOLIO 4

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Reynolds MHC Portfolio 4 Properties:

Cash Flow Analysis(1)(2)

	Appraisal	Underwritten	Underwritten $ per Pad
Base Rent	$3,916,393	$3,532,344	$3,157
Gross Up Vacancy	0	289,032	258
Total Rent Revenue	$3,916,393	$3,821,376	$3,415
Other Income(3)	338,783	391,806	350
Vacancy & Credit Loss	(390,694)	(387,423)	(346)
Effective Gross Income	$3,864,482	$3,825,759	$3,419

Real Estate Taxes	253,299	252,736	226
Insurance	65,435	92,767	83
Management Fee	146,944	153,030	137
Other Operating Expenses	1,124,980	1,181,857	1,056
Total Operating Expenses	$1,590,658	$1,680,390	$1,502

Net Operating Income	$2,273,824	$2,145,369	$1,917
Replacement Reserves	28,575	62,850	56
Net Cash Flow	$2,245,249	$2,082,519	$1,861

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.
(2)	Historical financials were not available for all properties in the Reynolds MHC Portfolio 4; property-level historical cashflows are shown in Annex A to the Free Writing Prospectus.
(3)	Other Income consists of a mix of RUBs, late fees, application fees, miscellaneous credits, net square foot fees and administrative fees for all Reynolds MHC Portfolio 4 Properties, and billboard income for the North Lamar Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-157

OCEANEERING

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chesapeake, Virginia	Cut-off Date Principal Balance	$21,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF	$136.46
Size (SF)	153,894	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 10/1/2015	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2015	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate	4.4780%
Appraised Value	$30,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(1)	LCN North American Fund REIT
Underwritten Revenues	$2,128,899
Underwritten Expenses	$68,124	Escrows
Underwritten Net Operating Income (NOI)	$2,060,774	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,983,622	Taxes	$0	$17,565
Cut-off Date LTV Ratio	70.0%	Insurance	$6,371	$3,186
Maturity Date LTV Ratio	70.0%	Replacement Reserves(2)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.16x / 2.08x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.4%	Other(3)	$20,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,000,000	69.2%	Purchase Price	$30,000,000	98.8%
Principal’s New Cash Contribution	9,364,601	30.8	Closing Costs	338,230	1.1
			Reserves	26,371	0.1

Total Sources	$30,364,601	100.0%	Total Uses	$30,364,601	100.0%

(1)	LCN North American Fund REIT is the borrower sponsor and non-recourse carveout guarantor for the Oceaneering Loan.
(2)	Replacement reserves are capped at $46,168.
(3)	Other upfront reserve represents unfunded obligations related to deferred maintenance.

The following table presents certain information relating to the sole tenant at the Oceaneering Property:

Tenant Name	Unit Type	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Oceaneering	Office	NR / Ba2 / BBB	86,065	55.9%	$1,088,722	55.9%	$12.65	4/30/2030	3, 5-year options
Oceaneering	Warehouse	NR / Ba2 / BBB	67,829	44.1	858,037	44.1	12.65	4/30/2030	3, 5-year options
Totals / Wtd. Avg. Tenants			153,894	100.0%	$1,946,759	100.0%	$12.65

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Oceaneering Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0	0	0.0	0.00	0
2016	0	0.0	0.0	0	0.0	0.00	0
2017	0	0.0	0.0	0	0.0	0.00	0
2018	0	0.0	0.0	0	0.0	0.00	0
2019	0	0.0	0.0	0	0.0	0.00	0
2020	0	0.0	0.0	0	0.0	0.00	0
2021	0	0.0	0.0	0	0.0	0.00	0
2022	0	0.0	0.0	0	0.0	0.00	0
2023	0	0.0	0.0	0	0.0	0.00	0
2024	0	0.0	0.0	0	0.0	0.00	0
2025	0	0.0	0.0	0	0.0	0.00	0
2026 & Thereafter	153,894	100.0	100.0	1,946,759	100.0	12.65	1
Vacant	0	0.0	0.0	0	0.0	0.00	0
Total / Wtd. Avg.	153,894	100.0%		$1,946,759	100.0%	$12.65	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-158

OCEANEERING

The following table presents certain information relating to historical occupancy at the Oceaneering Property:

Historical Leased %(1)(2)

2013	2014	As of 10/1/2015
NA	NA	100.0%

(1)	As provided by the borrower.
(2)	Historical leased figures are not available as the Oceaneering Property was built in 2015 with a lease start date of April 29, 2015.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Oceaneering Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,946,759	$12.65
Gross Up Vacancy	0	0.00
Total Rent	$1,946,759	$12.65
Total Reimbursables	63,924	0.42
Other Income(3)	184,057	1.20
Less Vacancy & Credit Loss(4)	(65,842)	(0.43)
Effective Gross Income	$2,128,899	$13.83

Total Operating Expenses	$68,124	$0.44

Net Operating Income	$2,060,774	$13.39
TI/LC	61,763	0.40
Capital Expenditures(5)	15,389	0.10
Net Cash Flow	$1,983,622	$12.89

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten net cash flow.
(2)	Underwritten cash flow based on contractual rents as of October 1, 2015 and contractual rent steps through June 30, 2016.
(3)	Other income based on a 10-year straight line average of rents.
(4)	Based on a 3% floor on vacancy.
(5)	Based on $0.10 per SF. The property condition assessment concluded $0.04 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-159

CHICAGO CROSSED PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		FCRE REL, LLC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance		$19,923,391
Property Type	Office/Industrial	Cut-off Date Principal Balance per SF		$91.71
Size (SF)	217,235	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 10/29/2015 and 9/1/2015	93.1%	Number of Related Mortgage Loans(2)		3
Owned Occupancy as of 10/29/2015 and 9/1/2015	93.1%	Type of Security		Fee Simple
Year Built	1898 and 1930	Mortgage Rate		4.5200%/4.4800%
Latest Renovation	2000 and 2005	Original Term to Maturity (Months)		120
Appraised Value	$28,200,000	Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	NAP
		Borrower Sponsor(3)	Gregory A. Gienko and Randall B. Kuhn

Underwritten Revenues	$3,258,369	Escrows
Underwritten Expenses	$1,114,389
Underwritten Net Operating Income (NOI)	$2,143,982		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,962,022	Taxes	$27,274	$26,274
Cut-off Date LTV Ratio(1)	70.7%	Insurance	$46,242	$3,282
Maturity Date LTV Ratio(1)	57.4%	Replacement Reserves	$5,228	$5,228
DSCR Based on Underwritten NOI / NCF(1)	1.76x / 1.61x	TI/LC(4)	$11,032	$11,032
Debt Yield Based on Underwritten NOI / NCF(1)	10.8% / 9.8%	Other(5)	$802,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,000,000	91.8%	Loan Payoff	$14,237,668	65.4%
Principal’s New Cash Contribution	1,728,851	7.9	Principal Equity Distribution	6,382,436	29.3
Other Sources	48,750	0.2	Reserves	892,276	4.1
			Closing Costs	265,221	1.2
Total Sources	$21,777,601	100.0%	Total Uses	$21,777,601	100.0%

(1)	The Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the DSCR based on Underwritten NOI/NCF and the Debt Yield based on Underwritten NOI/NCF of the 700 North Sacramento Boulevard and 627 North Albany Avenue loans are presented in the aggregate.

(2)	The Chicago Crossed Portfolio consists of two mortgage loans secured by the mortgaged properties identified on the Annex A to the Free Writing Prospectus as 700 North Sacramento Boulevard and 627 North Albany Avenue which are cross-collateralized and cross-defaulted with each other. One of the borrower sponsors of the Chicago Crossed Portfolio is also a borrower sponsor of the 935 West Randolph loan.

(3)	Gregory A. Gienko and Randall B. Kuhn are the guarantors of the non-recourse carveouts under the 700 North Sacramento Boulevard and 627 North Albany Avenue loans. Gregory A. Gienko is also the borrower sponsor and carve-out guarantor on a $1.25 million 935 West Randolph loan located in Chicago, IL.

(4)	700 North Sacramento Boulevard TI/LCs were calculated at $92,473 per annum and are capped at $125,000. 627 North Albany Avenue TI/LCs were calculated at $39,913 and are capped at $50,000.

(5)	The other reserve represents (i) $660,000 or $15.12 per SF for 700 North Sacramento Boulevard is to be used for the US Marshal’s lease renewal for a minimum of 5 years or for a replacement tenant lease acceptable to the lender and (ii) $142,500 for 627 North Albany Avenue, with $129,000 or $8 per SF to be used for the City of Chicago (Department of Internal Affairs) lease termination option and $13,500 reserved for deferred maintenance.

The following table presents certain information relating to the Chicago Crossed Portfolio Properties:

Property Name	City	State	Year Built	Total SF	Occupancy(1)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	UW NCF	UW NCF per SF	Appraised Value
700 North Sacramento Boulevard	Chicago	IL	1898	149,585	90.0%	$16,436,884	82.5%	$1,633,831	$10.92	$23,000,000
627 North Albany Avenue	Chicago	IL	1930	67,650	100.0	3,486,507	17.5	328,191	4.85	5,200,000
Total / Wtd. Avg				217,235	93.1%	$19,923,391	100.0%	$1,962,022	$9.03	$28,200,000

(1)	Occupancy of the 700 North Sacramento Boulevard Property and the 627 North Albany Avenue Property as of October 29, 2015 and September 1, 2015, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-160

CHICAGO CROSSED PORTFOLIO

The following table presents certain information relating to the major tenants at the 700 North Sacramento Boulevard Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
US Marshal Service	AAA / AAA / AA+	43,644	29.2%	$1,284,006	52.1%	$29.42	6/30/2019	NA
Kaleidoscope	NR / NR / NR	32,399	21.7	421,085	17.1	13.00	6/30/2024	1, 5-year option
Pioneer Environmental	NR / NR / NR	7,100	4.7	79,875	3.2	11.25	9/30/2017	1, 2-year option
Little City Foundation	NR / NR / NR	6,310	4.2	106,740	4.3	16.92	11/30/2017	Yes(1)
The Children’s Place	NR / NR / NR	5,904	3.9	78,287	3.2	13.26	11/30/2018	1, 5-year option
Mintex Inc.	NR / NR / NR	5,495	3.7	60,445	2.5	11.00	2/28/2021	1, 5-year option
PHLearn	NR / NR / NR	5,493	3.7	76,902	3.1	14.00	3/31/2020	NA
Lincare	NR / NR / NR	4,902	3.3	71,805	2.9	14.65	3/31/2017	2, 1-year options
A & O Recovery Services	NR / NR / NR	4,220	2.8	56,520	2.3	13.39	3/31/2019	NA
Prairie Shores Property Management	NR / NR / NR	3,729	2.5	34,787	1.4	9.33	03/31/2018	NA
Largest Tenants		119,196	79.7%	$2,270,452	92.1%	$19.05
Remaining Tenants		15,457	10.3	194,722	7.9	12.60
Vacant		14,932	10.0	0	0	0
Total / Wtd. Avg. All Tenants		149,585	100.0%	$2,465,174	100.0%	$18.31

(1)	The lease provides that the tenant has an extension option, but does not specify a defined extension term.

The following table presents certain information relating to the major tenants at the 627 North Albany Avenue Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
City of Chicago (Dept. of Internal Affairs)	NR / Baa1 / A-	16,065	23.7%	$196,416	38.6%	$12.23	9/30/2027	1, 10-year option
Milk & Honey Granola	NR / NR / NR	15,446	22.8	81,492	16.0	5.28	12/31/2017	2, 3-year options
The Metraflex Company	NR / NR / NR	12,524	18.5	79,626	15.7	6.36	8/31/2017	1, 3-year option
US Compliance	NR / NR / NR	9,893	14.6	62,974	12.4	6.37	4/30/2018	NA
Pioneer Environmental	NR / NR / NR	5,175	7.6	23,288	4.6	4.50	9/30/2017	NA
HUB Parking Technology	NR / NR / NR	4,430	6.5	38,400	7.6	8.67	3/31/2018	NA
N. Genius Solutions	NR / NR / NR	4,117	6.1	26,347	5.2	6.40	3/31/2018	NA
Largest Tenants		67,650	100.0%	$508,543	100.0%	$7.52
Remaining Tenants		0	0	0	0	0
Vacant		0	0	0	0	0
Total / Wtd. Avg. All Tenants		67,650	100.0%	$508,543	100.0%	$7.52

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-161

CHICAGO CROSSED PORTFOLIO

The following table presents the lease rollover schedule at the 700 North Sacramento Boulevard Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring GLA	% of Total GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2015	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	2,721	1.8	1.8%	33,644	1.4	12.36	1
2017	21,235	14.2	16.0%	289,428	11.7	13.63	4
2018	17,953	12.0	28.0%	228,216	9.3	12.71	5
2019	47,864	32.0	60.0%	1,340,526	54.4	28.01	2
2020	6,986	4.7	64.7%	91,830	3.7	13.14	2
2021	5,495	3.7	68.4%	60,445	2.5	11.00	1
2022	0	0.0	68.4%	0	0.0	0.00	0
2023	0	0.0	68.4%	0	0.0	0.00	0
2024	32,399	21.7	90.0%	421,085	17.1	13.00	1
Vacant	14,932	10.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	149,585	100.0%		$2,465,174	100.0%	$18.31	16

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents the lease rollover schedule at the 627 North Albany Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring GLA	% of Total GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2015	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	33,145	49.0	49.0%	184,406	36.3	5.56	3
2018	18,440	27.3	76.3%	127,721	25.1	6.93	3
2019	0	0.0	76.3%	0	0.0	0.00	0
2020	0	0.0	76.3%	0	0.0	0.00	0
2021	0	0.0	76.3%	0	0.0	0.00	0
2022	0	0.0	76.3%	0	0.0	0.00	0
2023	0	0.0	76.3%	0	0.0	0.00	0
2024 & Thereafter	16,065	23.7	100.0%	196,416	38.6	12.23	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	67,650	100.0%		$508,543	100.0%	$7.52	7

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-162

CHICAGO CROSSED PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow on an aggregate basis and per SF for the Chicago Crossed Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 6/30/2015	Underwritten	Underwritten $ per SF
Base Rent	$2,780,411	$2,814,323	$2,634,168	$2,769,007	$2,976,093	$13.70
Contractual Rent Steps	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	256,112	1.18
Total Rent	$2,780,411	$2,814,323	$2,634,168	$2,769,007	$3,232,205	$14.88
Total Reimbursables	101,228	92,334	252,366	316,752	328,605	1.51
Vacancy & Credit Loss	0	0	0	0	(355,569)	(1.64)
Other Income	0	0	0	0	53,128	0.24
Effective Gross Income	$2,881,639	$2,906,656	$2,886,534	$3,085,759	$3,258,369	$15.00

Real Estate Taxes	$278,124	$243,021	$313,465	$350,684	$350,684	1.61
Insurance	39,437	40,258	67,789	67,684	49,475	0.23
Management Fee	90,000	90,000	93,500	98,000	130,335	0.60
Other Operating Expenses	565,022	603,828	648,345	627,679	583,894	2.69
Total Operating Expenses	$972,583	$977,107	$1,123,099	$1,144,047	$1,114,389	$5.13

Net Operating Income	$1,909,056	$1,929,549	$1,763,436	$1,941,711	$2,143,982	$9.87
TI/LC	9,019	14,926	27,365	48,881	119,224	0.55
Replacement Reserves	40,481	82,783	65,347	101,464	62,736	0.29
Net Cash Flow	$1,859,556	$1,831,840	$1,670,723	$1,791,367	$1,962,022	$9.03

(1)	General considerations from historicals used to determine underwritten projections.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-163

IRON GUARD STORAGE PORTFOLIO TX-AL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	6	Loan Seller		CGMRC
Location (City/State)	Various, Various	Cut-off Date Principal Balance		$18,550,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$41.14
Size (SF)	450,864	Percentage of Initial Pool Balance		1.7%
Total Occupancy as of Various	77.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of Various	77.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.6300%
Appraised Value	$24,840,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		30
Underwritten Revenues	$2,678,050	Borrower Sponsors(1)	Chad D. Ross, David T. Ross, Kurtus A. Ross, Tyrrell G. Ross, Kimberly K. Michael
Underwritten Expenses	$1,063,140	Escrows
Underwritten Net Operating Income (NOI)	$1,614,910
Underwritten Net Cash Flow (NCF)	$1,569,824		Upfront	Monthly
Cut-off Date LTV Ratio	74.7%	Taxes	$272,837	$27,284
Maturity Date LTV Ratio	71.7%	Insurance	$30,012	$3,751
DSCR Based on Underwritten NOI / NCF	1.41x / 1.37x	Replacement Reserves(2)	$0	$3,757
Debt Yield Based on Underwritten NOI / NCF	8.7% / 8.5%	Other(3)	$131,156	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,550,000	74.1%	Purchase Price	$24,125,000	96.4%
Principal’s New Cash Contribution	5,747,958	23.0	Closing Costs	475,785	1.9
Other Sources	736,832	2.9	Reserves	434,005	1.7

Total Sources	$25,034,789	100.0%	Total Uses	$25,034,789	100.0%

(1)	Chad D. Ross, David T. Ross, Kurtus A. Ross, Tyrrell G. Ross and Kimberly K. Michael are the non-recourse carveout guarantors under the Iron Guard Storage Portfolio TX-AL Loan.

(2)	Replacement reserve is capped at $90,172.

(3)	Other upfront reserve represents a deferred maintenance reserve of $131,156.

The following table presents certain information relating to the Iron Guard Storage Portfolio TX-AL Properties:

Property Address	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	UW NCF
16920 FM 2920 Road	Tomball	TX	$3,731,732	73,700	80.1%	2004	NAP	$300,257
4405 Highway 71 East	Del Valle	TX	4,231,867	67,188	87.3%	2005-2012	NAP	350,168
4176 and 4141 Troy Highway	Montgomery	AL	3,455,455	134,850	71.2%	1972, 1995, 2000	NAP	329,077
5622 FM 2673	Canyon Lake	TX	2,706,255	57,500	86.0%	2008-2011	NAP	224,641
4215 North Frazier Street	Conroe	TX	3,087,406	59,513	83.9%	2010, 2014	NAP	257,355
1015 West Expressway 83	Donna	TX	1,337,285	58,113	58.6%	2002	NAP	108,327
Total / Wtd. Avg.			$18,550,000	450,864	77.0%			$1,569,824

(1)	As provided by the borrowers and represents physical occupancy based on square footage as of September 16, 2015 (Tomball), September 21, 2015 (Montgomery) and September 28, 2015 (Del Valle, Canyon Lake, Conroe, Donna) .

The following table presents certain information relating to historical leasing at the Iron Guard Storage Portfolio TX-AL Properties:

Historical Leased %(1)

Property Address	2013	2014	TTM 9/30/2015
16920 FM 2920 Road	65.7%	68.0%	71.3%
4405 Highway 71 East	58.9%	69.4%	73.4%
4176 and 4141 Troy Highway	NAV	72.0%	NAV
5622 FM 2673	48.6%	61.1%	70.4%
4215 North Frazier Street	68.1%	80.0%	80.6%
1015 West Expressway 83	52.4%	54.7%	57.2%
Total / Wtd. Avg.	59.1%	68.4%	70.7%

(1)	As provided by the borrowers.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-164

IRON GUARD STORAGE PORTFOLIO TX-AL

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Iron Guard Storage Portfolio TX-AL Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/30/2015(2)	Underwritten	Underwritten $ per SF
Base Rent	$1,165,531	$1,431,461	$2,297,088	$2,593,677	$2,755,712	$6.11
Gross Up Vacancy	0	0	0	0	866,436	1.92
Total Rent Revenue	$1,165,531	$1,431,461	$2,297,088	$2,593,677	$3,622,148	$8.03
Other Income(3)	1,500	1,500	96,828	89,159	96,721	0.21
Vacancy & Credit Loss	0	0	0	(4,786)	(1,040,819)	(2.31)
Effective Gross Income	$1,167,031	$1,432,961	$2,393,916	$2,678,050	$2,678,050	$5.94

Real Estate Taxes	179,924	241,395	266,243	316,927	320,951	0.71
Insurance	18,300	19,446	33,825	34,890	42,874	0.10
Management Fee	46,681	57,318	95,757	107,122	107,122	0.24
Other Operating Expenses	378,291	393,988	633,879	652,955	592,193	1.31
Total Operating Expenses	$623,196	$712,148	$1,029,704	$1,111,894	$1,063,140	$2.36

Net Operating Income	$543,835	$720,814	$1,364,212	$1,566,156	$1,614,910	$3.58
Replacement Reserves	0	0	0	0	0	0
Historical Capital Expenses	0	0	0	0	45,086	0.10
Net Cash Flow	$543,835	$720,814	$1,364,212	$1,566,156	$1,569,824	$3.48

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	As of August 31, 2015, for Iron Guard Storage Montgomery.

(3)	Other Income consists of administrative fees, advertising, personnel, utilities and repairs & maintenance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-165

NORTH MYRTLE BEACH SELF STORAGE PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		RMF
Location (City/State)	Various, SC	Cut-off Date Principal Balance		$15,100,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$68.89
Size (SF)	219,204	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 10/15/2015	89.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/15/2015	89.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.7000%
Appraised Value	$23,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$2,108,272	Borrower Sponsors(1)		Robert Morgan and Robert Moser
Underwritten Expenses	$568,520	Escrows
Underwritten Net Operating Income (NOI)	$1,539,752		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,533,121	Taxes	$74,113	$6,417
Cut-off Date LTV Ratio	64.0%	Insurance	$7,031	$3,348
Maturity Date LTV Ratio	56.3%	Replacement Reserves	$0	$2,740
DSCR Based on Underwritten NOI / NCF	1.64x / 1.63x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 10.2%	Other(2)	$3,125	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,100,000	79.0%	Purchase Price	$18,500,00	96.8%
Principal’s New Cash Contribution	4,015,543	21.0	Closing Costs	531,274	2.8
			Upfront Reserves	84,269	0.4
Total Sources	$19,115,543	100.0%	Total Uses	$19,115,543	100.0%

(1)	Robert Moser and Robert Morgan are the non-recourse carveout guarantors under the North Myrtle Beach Self Storage Portfolio Loan.

(2)	The other upfront reserve represents a $3,125 reserve for deferred maintenance.

The following table presents certain information relating to the North Myrtle Beach Self Storage Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount(1)	Total GLA	Occupancy(2)	Year Built	Year Renovated	UW NCF
High Ground Self Storage	Little River	SC	$8,100,000	112,374	89.4%	1978,1993	1993	$820,017
Guardian Self Storage	Longs	SC	7,000,000	106,830	89.0	2001	NAP	713,103
Total / Wtd. Avg. Portfolio			$15,100,000	219,204	89.2%			$1,533,121

(1)	The related loan documents permit the release of an individual property with partial defeasance of 115% of the allocated loan amount.

(2)	As provided by the borrowers and represents physical occupancy based on square footage as of October 15, 2015.

The following table presents certain information relating to historical leasing at the North Myrtle Beach Self Storage Portfolio Properties:

Historical Leased %(1)

Property Name	2012	2013	2014	10/15/2015
High Ground Self Storage	78.4%	80.9%	85.5%	89.4%
Guardian Self Storage	74.6%	79.5%	85.5%	89.0%
Total / Wtd. Avg. Portfolio	76.5%	80.2%	85.5%	89.2%

(1)	As provided by the borrowers and represents average occupancy for the specified year unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-166

NORTH MYRTLE BEACH SELF STORAGE PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the North Myrtle Beach Self Storage Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/30/2015	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,592,552	$1,724,643	$1,861,947	$1,965,759	$2,000,616	$9.13
Gross Up Vacancy	0	0	0	0	228,689	1.04
Total Rent Revenue	$1,592,552	$1,724,643	$1,861,947	$1,965,759	$2,229,305	$10.17
Other Income(3)	67,492	80,908	95,526	107,656	107,656	0.49
Vacancy & Credit Loss	0	0	0	0	(228,689)	(1.04)
Effective Gross Income	$1,660,045	$1,805,551	$1,957,473	$2,073,415	$2,108,272	$9.62

Real Estate Taxes	73,968	82,138	81,232	81,109	177,073	0.81
Insurance	16,840	22,337	19,772	23,193	40,179	0.18
Management Fee	0	0	0	0	105,414	0.48
Other Operating Expenses	207,407	209,813	225,194	231,756	245,854	1.12
Total Operating Expenses	$298,215	$314,289	$326,199	$336,058	$568,520	$2.59

Net Operating Income	$1,361,830	$1,491,262	$1,631,274	$1,737,357	$1,539,752	$7.02
Replacement Reserves	0	0	0	0	6,632	0.03
Net Cash Flow	$1,361,830	$1,491,262	$1,631,274	$1,737,357	$1,533,121	$6.99

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow is based on the October 15, 2015 rent roll across the North Myrtle Beach Self Storage Portfolio Properties.
(3)	Other Income consists of administrative fees, late fees, retail revenue and insurance revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-167

cortez plaza east

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Bradenton, Florida	Cut-off Date Principal Balance	$14,300,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$81.17
Size (SF)	176,164	Percentage of Initial Pool Balance	1.3%
Total Occupancy as of 8/31/2015	90.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2015	90.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1968, 1971, 1972 / 1983	Mortgage Rate	5.5900%
Appraised Value	$19,550,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	18
Underwritten Revenues	$1,924,334	Borrower Sponsor(1)	Camille Mohaupt and Michael Lembo, Jr.
Underwritten Expenses	$589,198	Escrows
Underwritten Net Operating Income (NOI)	$1,335,137	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,225,778	Taxes	$32,073	$15,273
Cut-off Date LTV Ratio	73.1%	Insurance	$61,409	$14,621
Maturity Date LTV Ratio	65.7%	Replacement Reserves	$0	$2,202
DSCR Based on Underwritten NOI / NCF	1.36x / 1.25x	TI/LC	$0	$6,951
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.6%	Other(2)	$1,298,985	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,300,000	99.8%	Loan Payoff	$9,855,129	68.7%
Other Sources	35,000	0.2	Principal Equity Distribution	2,431,884	17.0
			Reserve	1,392,467	9.7
			Closing Cost	655,521	4.6
Total Sources	$14,335,000	100.0%	Total Uses	$14,335,000	100.0%

(1)	Camille Mohaupt and Michael Lembo, Jr. are the guarantors of the non-recourse carveouts under the Cortez Plaza East Loan.

(2)	Other upfront reserves represents a Five Below TI reserve deposit of $657,769, an immediate repairs reserve of $254,850, a free rent reserve of $148,157 for Five Below, a Twistee Treat TI reserve deposit of $134,158, a roof warranty deposit of $89,895 and a free rent reserve of $14,156 for Twistee Treat.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Cortez Plaza East Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Ross Dress for Less	NR/A3/A-	28,800	16.3%	$237,600	16.2%	$8.25	1/31/2019	$198	7.5%	2, 5-year options
Service Merchandise(3)	NR/NR/NR	53,243	30.2	230,010	15.7	4.32	2/28/2019	NA	NA	4, 5-year options
Party City	NR/NR/NR	15,275	8.7	152,410	10.4	9.98(4)	Various(5)	NA	NA	NA
Five Below	NR/NR/NR	7,956	4.5	135,252	9.2	17.00	4/30/2026	NA	NA	3, 5-year options
Dollar Tree	NR/Ba2/BB	10,400	5.9	98,800	6.7	9.50	8/30/2018	NA	NA	3, 5-year options
H&R Block	NR/NR/BBB	4,000	2.3	69,935	4.8	17.48	4/30/2017	NA	NA	1, 5-year option
Hancock Fabrics	NR/NR/NR	11,250	6.4	63,000	4.3	5.60	12/31/2018	$107	7.1%	NA
Rainbow Southeast Leasing	NR/NR/NR	3,500	2.0	57,750	3.9	16.50	5/15/2020	NA	NA	1, 5-year option
EasyHome Ltd.	NR/NR/NR	4,040	2.3	56,560	3.9	14.00	9/30/2017	NA	NA	2, 5-year options
Plato’s Closet	NR/NR/NR	2,780	1.6	55,239	3.8	19.87	2/28/2017	NA	NA	NA
Ten Largest Owned Tenants		141,244	80.2%	1,156,556	79.0%	8.19
Remaining Owned Tenants		17,480	9.9	307,432	21.0	17.59
Vacant Spaces (Owned Space)		17,440	9.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		176,164	100.0%	1,463,988	100.0%	9.22

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant Sales $ per SF are as of December 31, 2014.

(3)	Service Merchandise subleases approximately its entire space to Bed Bath & Beyond and Michael’s. Service Merchandise has been a tenant since 1998 and is under an approximately 20-year lease at a rental rate of $4.32 per SF expiring February 28, 2019, with four, 5-year renewal options. Bed Bath & Beyond (NR/Baa1/A-) has subleased 25,395 SF since 2002 under an approximately 15-year sublease expiring January 31, 2018, at a base rent of $5.80 per SF with three, 5-year renewal options at $6.50, $7.00, and $7.50 per SF. Michael’s (NR/B2/NR) has subleased approximately 28,243 SF since 2003 under an initial approximately 10-year sublease, which has been extended once. The current expiration date of the Michael’s sublease is February 28, 2019 with a base rent of $7.50 per SF. Michael’s has one, 5-year renewal option at a base rent of $8.50 per SF and one, 5-year renewal option at a base rent of $9.50 per SF remaining.

(4)	UW Base Rent $ per SF represents various rents range from $4.40 - $11.50 per SF for Party City.

(5)	Party City expiration dates range from MTM for 3,275 SF of storage space to January 31, 2019 for the 12,000 SF of anchor space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-168

cortez plaza east

The following table presents the lease rollover schedule at the Cortez Plaza East Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	4,475	2.5%	2.5%	$32,410	2.2%	$7.24	2
2015	0	0.0	2.5%	0	0.0	0.00	0
2016	1,000	0.6	3.1%	22,560	1.5	22.56	1
2017	14,420	8.2	11.3%	254,525	17.4	17.65	5
2018	27,250	15.5	26.8%	236,340	16.1	8.67	5
2019	97,003	55.1	81.8%	661,181	45.2	6.82	5
2020	4,020	2.3	84.1%	66,320	4.5	16.50	2
2021	0	0.0	84.1%	0	0.0	0.00	0
2022	0	0.0	84.1%	0	0.0	0.00	0
2023	0	0.0	84.1%	0	0.0	0.00	0
2024	0	0.0	84.1%	0	0.0	0.00	0
2025	2,600	1.5	85.6%	55,400	3.8	21.31	2
2026 & Thereafter	7,956	4.5	90.1%	135,252	9.2	17.00	1
Vacant	17,440	9.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	176,164	100.0%		$1,463,988	100.0%	$9.22	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant. Certain leases may have early termination options that are not considered in this chart.

The following table presents certain information relating to historical leasing at the Cortez Plaza East Property:

Historical Leased %(1)

	2012	2013	2014	TTM 8/31/2015
Owned Space	75.9%	75.9%	82.8%	90.1%

(1)	As provided by the borrower which reflects average occupancy for the indicated year, unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cortez Plaza East Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 8/31/2015	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,279,357	$1,303,130	$1,340,649	$1,322,326	$1,463,988	$8.31
Contractual Rent Steps	0	0	0	0	3,873	0.02
Overage Rent	0	0	0	0	(5,199)	(0.03)
Gross Up Vacancy	0	0	0	0	223,384	1.27
Total Rent	$1,279,357	$1,303,130	$1,340,649	$1,322,326	$1,686,045	$9.57
Total Reimbursables	304,690	340,500	351,399	372,641	458,673	2.60
Other Income(3)	2,721	4,692	3,029	2,740	3,000	0.02
Less Vacancy & Credit Loss	0	0	0	0	(223,384)	(1.27)
Effective Gross Income	$1,586,768	$1,648,322	$1,695,077	$1,697,707	$1,924,334	$10.92

Total Operating Expenses	$462,739	$497,291	$444,199	$446,159	$589,198	$3.34

Net Operating Income	$1,124,030	$1,151,031	$1,250,878	$1,251,548	$1,335,137	$7.58
TI/LC	0	0	0	0	82,934	0.47
Capital Expenditures	0	0	0	0	26,425	0.15
Net Cash Flow	$1,124,030	$1,151,031	$1,250,878	$1,251,548	$1,225,778	$6.96

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 8/31/2015 and rent steps through 9/30/2016.

(3)	Other income includes easement income and late fees.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-169

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting with the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be a Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolios, that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-170

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) will apply from January 1, 2016 to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

—	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

—	The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations, which were adopted by the banking regulators in July 2013 and began phasing in on January 1, 2014, implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in CMBS like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

—	Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-171

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

—	The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable to Repay Remaining Principal Balance on the Maturity Date

—	Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases resulting from breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and (except for FCRE REL, LLC, which has a back-up guarantor) the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the applicable sponsor (or sponsor guarantor, if applicable) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan to value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is”, “as stabilized”, “prospective market value upon stabilization” or other values, prospective investors should consider that those assumptions may not be accurate and that the “as-is”, “as stabilized”, “prospective market value upon stabilization” or other values may not be the values of the related mortgaged properties prior to or at maturity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-172

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—	In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	An opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee (in the case of the mortgage loan sellers other than Goldman Sachs Mortgage Company), if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—	Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC. If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor. However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive. Notwithstanding the foregoing and that true sale opinions will be rendered on the Closing Date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-173

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, a Directing Holder, the Controlling Class Representative, any Companion Loan Holders and Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of the offered certificates to investors, and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans. The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing affiliations and relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-174

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will represent ownership (directly or through a grantor trust) of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

B-175

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	36	$639,136,819	57.8%	$17,753,801	2.14x	4.501%	110.6	56.5%	51.1%
Acquisition	25	284,144,834	25.7	$11,365,793	1.52x	4.694%	110.5	69.5%	61.5%
Recapitalization	3	181,889,400	16.5	$60,629,800	1.96x	4.287%	119.0	56.5%	47.7%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,297.70	1.95x	4.515%	112.0	59.9%	53.2%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Amortizing (25 Years)	1	$10,613,924	1.0%	$10,613,924	1.34x	4.700%	118.0	70.8%	52.5%
Amortizing (30 Years)	32	316,710,879	28.7	$9,897,215	1.71x	4.730%	109.8	65.5%	52.7%
Interest Only, Then Amortizing	23	363,546,250	32.9	$15,806,359	1.45x	4.711%	106.6	64.3%	57.0%
Interest Only	8	414,300,000	37.5	$51,787,500	2.58x	4.174%	118.2	51.3%	50.3%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,297.70	1.95x	4.515%	112.0	59.9%	53.2%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only months range from 12 to 96 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1,091,841 - 4,999,999	29	$82,459,731	7.5%	$2,843,439	1.81x	4.656%	116.6	64.9%	55.1%
5,000,000 - 9,999,999	11	72,258,865	6.5	$6,568,988	1.54x	4.821%	100.1	71.0%	61.0%
10,000,000 - 14,999,999	5	58,899,670	5.3	$11,779,934	1.43x	4.953%	103.9	68.9%	58.8%
15,000,000 - 19,999,999	3	50,086,884	4.5	$16,695,628	1.53x	4.615%	96.1	70.2%	62.4%
20,000,000 - 29,999,999	5	114,051,274	10.3	$22,810,255	1.52x	4.730%	104.8	68.3%	61.4%
30,000,000 - 34,999,999	2	64,096,206	5.8	$32,048,103	1.72x	4.962%	88.8	64.1%	55.4%
35,000,000 - 39,999,999	1	37,926,518	3.4	$37,926,518	1.76x	4.670%	119.0	69.9%	51.7%
40,000,000 - 120,000,000	8	625,391,907	56.6	$78,173,988	2.21x	4.318%	118.0	53.7%	49.1%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

	Min	$1,091,841
	Max	$120,000,000
	Average	$17,268,298

C-1

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.24 - 1.29	4	$30,431,349	2.8%	$7,607,837	1.26x	5.201%	90.6	73.0%	64.5%
1.30 - 1.49	25	370,410,285	33.5	$14,816,411	1.41x	4.704%	108.3	66.4%	58.2%
1.50 - 1.69	12	146,776,371	13.3	$12,231,364	1.61x	4.820%	117.0	66.4%	58.7%
1.70 - 1.89	9	185,053,041	16.7	$20,561,449	1.81x	4.627%	106.8	62.5%	49.7%
1.90 - 2.09	6	135,464,552	12.3	$22,577,425	2.04x	4.293%	118.9	57.6%	53.8%
2.10 - 2.29	1	1,548,750	0.1	$1,548,750	2.24x	4.370%	117.0	74.6%	63.5%
2.30 - 2.66	2	7,094,864	0.6	$3,547,432	2.36x	4.451%	114.0	48.8%	39.8%
2.50 - 3.76	5	228,391,841	20.7	$45,678,368	3.17x	3.965%	117.5	42.8%	42.7%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

	Min	1.24
	Max	3.76
	Average	1.95

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
3.815 - 4.249	4	$324,000,000	29.3%	$81,000,000	2.82x	4.039%	117.9	46.2%	44.9%
4.250 - 4.499	10	208,490,124	18.9	$20,849,012	1.69x	4.420%	110.2	63.2%	51.5%
4.500 - 4.749	26	251,830,441	22.8	$9,685,786	1.58x	4.618%	113.9	63.5%	54.0%
4.750 - 4.999	16	255,582,029	23.1	$15,973,877	1.55x	4.879%	111.1	67.7%	61.6%
5.000 - 5.249	4	17,755,316	1.6	$4,438,829	1.41x	5.084%	79.2	73.9%	66.5%
5.250 - 5.750	4	47,513,143	4.3	$11,878,286	1.44x	5.466%	85.1	72.2%	62.3%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

	Min	3.8150%
	Max	5.7500%
	Average	4.5151%

C-2

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
24.6 - 39.9	2	$103,481,984	9.4%	$51,740,992	3.71x	3.835%	117.9	24.7%	24.5%
40.0 - 49.9	2	46,591,841	4.2	$23,295,920	1.51x	4.552%	117.9	43.4%	39.6%
50.0 - 54.9	2	103,300,000	9.3	$51,650,000	2.08x	4.222%	119.0	54.3%	50.2%
55.0 - 59.9	8	256,376,703	23.2	$32,047,088	2.25x	4.318%	110.7	58.1%	52.5%
60.0 - 64.9	9	120,492,954	10.9	$13,388,106	1.55x	4.755%	104.9	63.5%	59.7%
65.0 - 69.9	15	206,434,993	18.7	$13,762,333	1.54x	4.706%	115.8	67.9%	53.8%
70.0 - 75.2	26	268,492,577	24.3	$10,326,638	1.50x	4.818%	107.3	72.4%	65.0%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

(1) Cut-off Date LTV Ratio is calculated based on the “as-stabilized” appraised value for 1 of the mortgage loans.

	Min	24.6%
	Max	75.2%
	Average	59.9%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
22.1 - 39.9	4	$150,073,825	13.6%	$37,518,456	3.03x	4.057%	117.9	30.5%	29.2%
40.0 - 44.9	1	79,891,907	7.2	$79,891,907	1.87x	4.358%	119.0	59.3%	44.8%
45.0 - 49.9	4	10,748,242	1.0	$2,687,061	1.77x	4.566%	118.5	58.1%	47.9%
50.0 - 54.9	12	247,553,928	22.4	$20,629,494	1.76x	4.444%	118.1	61.6%	50.9%
55.0 - 59.9	20	342,390,911	31.0	$17,119,546	1.98x	4.559%	106.6	63.5%	57.2%
60.0 - 64.9	14	125,968,708	11.4	$8,997,765	1.53x	4.807%	118.4	67.1%	61.7%
65.0 - 69.9	5	39,403,532	3.6	$7,880,706	1.34x	5.150%	84.1	73.6%	66.4%
70.0 - 71.7	4	109,140,000	9.9	$27,285,000	1.57x	4.713%	103.4	72.0%	70.9%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 14 mortgage loans.

	Min	22.1%
	Max	71.7%
	Average	53.2%

C-3

Distribution of Original Terms to Maturity

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60 - 60	8	$114,786,739	10.4%	$14,348,342	1.48x	4.937%	58.7	67.6%	62.6%
120 - 120	56	990,384,314	89.6	$17,685,434	2.00x	4.466%	118.1	59.0%	52.1%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

	Min	60	months
	Max	120	months
	Average	114	months

Distribution of Remaining Terms to Maturity

Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
56 - 60	8	$114,786,739	10.4%	$14,348,342	1.48x	4.937%	58.7	67.6%	62.6%
112 - 116	4	68,186,705	6.2	$17,046,676	1.48x	4.492%	115.8	64.5%	49.3%
117 - 120	52	922,197,609	83.4	$17,734,569	2.04x	4.464%	118.3	58.6%	52.3%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

	Min	56	months
	Max	119	months
	Average	112	months

C-4

Distribution of Original Amortization Terms

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	8	$414,300,000	37.5%	$51,787,500	2.58x	4.174%	118.2	51.3%	50.3%
300 - 300	1	10,613,924	1.0	$10,613,924	1.34x	4.700%	118.0	70.8%	52.5%
360 - 360	55	680,257,129	61.6	$12,368,311	1.57x	4.720%	108.1	64.9%	55.0%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,297.70	1.95x	4.515%	112.0	59.9%	53.2%

	Min	-	months
	Max	360	months
	Average	224	months

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	8	$414,300,000	37.5%	$51,787,500	2.58x	4.174%	118.2	51.3%	50.3%
298 - 298	1	10,613,924	1.0	$10,613,924	1.34x	4.700%	118.0	70.8%	52.5%
352 - 356	4	14,360,170	1.3	$3,590,043	2.01x	4.828%	89.0	59.5%	52.2%
357 - 360	51	665,896,959	60.3	$13,056,803	1.56x	4.717%	108.5	65.0%	55.0%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

	Min	-	months
	Max	360	months
	Average	224	months

C-5

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
12	2	$33,290,000	3.0%	$16,645,000	1.43x	4.926%	101.4	72.7%	62.0%
15	1	$5,450,000	0.5	$5,450,000	1.39x	4.720%	119.0	75.2%	63.3%
18	1	$14,300,000	1.3	$14,300,000	1.25x	5.590%	59.0	73.1%	65.7%
24	7	$26,948,750	2.4	$3,849,821	1.58x	4.628%	118.6	67.8%	57.9%
30	1	$18,550,000	1.7	$18,550,000	1.37x	4.630%	59.0	74.7%	71.7%
36	4	$56,862,500	5.1	$14,215,625	1.39x	4.601%	90.5	66.3%	60.1%
60	6	$148,145,000	13.4	$24,690,833	1.44x	4.547%	117.4	58.7%	49.5%
96	1	$60,000,000	5.4	$60,000,000	1.57x	4.955%	118.0	63.8%	62.0%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	60	$872,382,716	78.9%	$14,539,712	1.74x	4.613%	112.3	64.5%	56.7%
Yield Maintenance or Defeasance	2	131,162,303	11.9	$65,581,152	3.29x	4.089%	104.0	33.0%	31.9%
Yield Maintenance	2	101,626,034	9.2	$50,813,017	2.03x	4.228%	119.0	54.5%	50.2%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,297.70	1.95x	4.515%	112.0	59.9%	53.2%

C-6

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.2 - 7.9	2	$62,700,000	5.7%	$31,350,000	1.47x	4.762%	119.0	71.5%	70.6%
8.0 - 8.9	4	58,981,349	5.3	$14,745,337	1.32x	4.597%	72.6	69.2%	64.3%
9.0 - 9.9	20	331,126,073	30.0	$16,556,304	1.64x	4.527%	113.9	61.0%	53.7%
10.0 - 10.9	12	113,342,214	10.3	$9,445,185	1.52x	4.836%	115.1	69.6%	58.0%
11.0 - 11.9	8	201,068,293	18.2	$25,133,537	2.22x	4.407%	116.8	60.5%	58.5%
12.0 - 12.9	7	178,602,409	16.2	$25,514,630	1.80x	4.589%	118.5	63.6%	49.4%
13.0 - 13.9	3	37,537,629	3.4	$12,512,543	1.94x	4.843%	69.0	60.5%	55.7%
14.0 - 14.9	5	113,626,381	10.3	$22,725,276	3.57x	3.954%	114.8	29.4%	28.3%
15.0 - 21.2	3	8,186,705	0.7	$2,728,902	2.44x	4.473%	114.0	48.4%	39.4%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

	Min	7.2%
	Max	21.2%
	Average	10.9%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.1 - 7.9	3	$89,700,000	8.1%	$29,900,000	1.42x	4.665%	100.9	69.1%	67.3%
8.0 - 8.9	13	267,276,285	24.2	$20,559,714	1.61x	4.537%	108.7	63.9%	55.6%
9.0 - 9.9	23	205,959,216	18.6	$8,954,749	1.56x	4.716%	116.5	64.4%	55.7%
10.0 - 10.9	9	163,776,852	14.8	$18,197,428	1.66x	4.837%	117.5	66.5%	56.9%
11.0 - 11.9	6	250,270,289	22.6	$41,711,715	2.25x	4.325%	110.5	58.3%	52.6%
12.0 - 12.9	3	11,152,957	1.0	$3,717,652	1.89x	5.179%	85.5	68.4%	55.6%
13.0 - 13.9	3	8,848,750	0.8	$2,949,583	3.02x	4.175%	118.2	58.7%	56.7%
14.0 - 14.9	3	107,094,864	9.7	$35,698,288	3.67x	3.857%	117.7	26.2%	25.6%
15.0 - 18.4	1	1,091,841	0.1	$1,091,841	2.96x	4.620%	114.0	45.5%	37.2%
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%	$17,268,298	1.95x	4.515%	112.0	59.9%	53.2%

	Min	7.1%
	Max	18.4%
	Average	10.1%

C-7

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Springing	21	$806,618,467	73.0%
Hard	26	235,228,223	21.3
None	17	63,324,363	5.7
Total/Avg./Wtd.Avg.	64	$1,105,171,053	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	57	$774,799,669	70.1%
Real Estate Tax	55	$633,381,653	57.3%
Insurance	53	$497,647,751	45.0%
TI/LC(2)	30	$387,750,462	58.4%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, industrial and mixed use properties only.

C-8

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(3)	Weighted Average Mortgage Interest Rate(3)	Weighted Average Remaining Terms to Maturity (Mos)(3)	Weighted Average Cut-off Date LTV(3)	Weighted Average Maturity Date LTV(3)
Retail	20	308,155,165	27.9%	15,407,758	2.11x	4.342%	112.8	59.3%	55.6%
Regional Mall	1	120,000,000	10.9	120,000,000	2.68x	4.074%	117.0	57.1%	57.1%
Super Regional Mall	1	100,000,000	9.0	100,000,000	2.04x	4.221%	119.0	54.3%	50.1%
Anchored	5	51,659,440	4.7	10,331,888	1.33x	4.940%	102.4	69.8%	62.5%
Unanchored	9	24,598,232	2.2	2,733,137	1.60x	4.724%	85.9	67.0%	56.3%
Single Tenant Retail	4	11,897,493	1.1	2,974,373	1.49x	4.683%	118.8	62.3%	54.1%
Office	14	267,737,420	24.2%	19,124,101.43	2.29x	4.305%	82.7	51.4%	43.7%
CBD	6	214,610,130	19.4	35,768,354.92	2.49x	4.186%	77.5	47.1%	40.4%
General Suburban	7	47,441,047	4.3	6,777,292	1.51x	4.793%	102.0	69.2%	57.7%
Medical	1	5,686,244	0.5	5,686,244	1.34x	4.700%	118.0	66.9%	50.4%
Hospitality	14	260,149,918	23.5%	18,582,137	1.75x	4.735%	95.0	63.8%	53.0%
Full Service	9	236,287,140	21.4	26,254,127	1.74x	4.709%	97.1	63.2%	52.9%
Limited Service	3	13,699,363	1.2	4,566,454	1.91x	5.182%	54.9	69.1%	56.3%
Select Service	1	8,634,003	0.8	8,634,003	1.71x	4.690%	119.0	68.8%	51.4%
Extended Stay	1	1,529,411	0.1	1,529,411	1.68x	4.954%	0.0	68.0%	55.5%
Multifamily	8	100,085,684	9.1%	12,510,711	1.57x	4.712%	118.7	69.3%	66.2%
Mid-Rise	1	60,000,000	5.4	60,000,000	1.48x	4.760%	119.0	71.4%	71.0%
Garden	6	28,060,684	2.5	4,676,781	1.62x	4.619%	118.3	70.0%	61.7%
Student Housing	1	12,025,000	1.1	12,025,000	1.87x	4.690%	118.0	57.1%	52.4%
Self Storage	16	55,645,144	5.0%	3,477,822	1.72x	4.673%	24.2	69.3%	64.5%
Mixed Use	3	50,565,711	4.6%	16,855,237	1.47x	4.588%	118.1	46.1%	41.6%
Office/Retail	2	49,320,446	4.5	24,660,223	1.47x	4.589%	118.1	45.7%	41.4%
Retail/Office/Multifamily	1	1,245,265	0.1	1,245,265	1.55x	4.570%	117.0	62.3%	50.7%
Industrial	4	37,889,659	3.4%	9,472,415	1.82x	4.541%	118.4	69.6%	62.4%
Flex	3	27,275,734	2.5	9,091,911.45	2.01x	4.479%	118.5	69.1%	66.3%
Warehouse	1	10,613,924	1.0	10,613,924	1.34x	4.700%	118.0	70.8%	52.5%
Manufactured Housing	14	24,942,352	2.3%	1,781,597	1.52x	5.289%	18.4	71.2%	59.2%
Total / Wtd Avg	93	1,105,171,053	100.0%	11,883,560	1.95x	4.515%	95.7	59.9%	53.2%

(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

C-9

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
New Jersey	5	267,473,465	24.2%	53,494,693	2.03x	4.495%	116.4	62.9%	61.8%
Texas	17	160,106,972	14.5	9,418,057	1.88x	4.405%	101.1	59.4%	54.5%
New York	2	145,500,000	13.2	72,750,000	3.05x	4.045%	118.0	30.4%	29.3%
California	7	84,885,401	7.7	12,126,486	1.65x	4.663%	77.8	63.7%	58.2%
Illinois	7	84,635,823	7.7	12,090,832	1.45x	4.503%	34.0	67.5%	52.3%
Massachusetts	3	83,373,891	7.5	27,791,297	1.89x	4.360%	114.0	58.0%	43.9%
Virginia	4	44,420,129	4.0	11,105,032	1.86x	4.589%	118.2	69.5%	61.9%
Alaska	1	37,926,518	3.4	37,926,518	1.76x	4.670%	119.0	69.9%	51.7%
Arizona	4	33,543,827	3.0	8,385,957	1.46x	4.849%	104.9	70.5%	58.4%
Florida	3	22,610,707	2.0	7,536,902	1.42x	5.591%	64.9	71.7%	62.3%
North Carolina	6	20,081,866	1.8	3,346,978	1.66x	4.836%	64.4	69.4%	57.4%
South Carolina	5	19,690,351	1.8	3,938,070	1.61x	4.805%	9.2	66.0%	57.2%
Wisconsin	2	12,737,707	1.2	6,368,853	1.36x	4.808%	98.3	70.9%	53.7%
Mississippi	3	9,590,000	0.9	3,196,667	1.37x	5.090%	0.0	75.0%	70.5%
Michigan	2	9,341,078	0.8	4,670,539	1.55x	4.820%	118.6	72.7%	60.7%
Alabama	3	9,279,927	0.8	3,093,309	1.53x	4.819%	32.0	69.4%	60.7%
Georgia	2	8,986,244	0.8	4,493,122	1.56x	4.634%	118.4	62.5%	49.2%
West Virginia	2	7,715,359	0.7	3,857,679	1.44x	4.794%	119.0	74.5%	60.9%
Minnesota	2	6,775,000	0.6	3,387,500	1.44x	4.740%	0.0	73.7%	62.2%
Tennessee	1	6,664,257	0.6	6,664,257	1.68x	4.954%	0.0	68.0%	55.5%
Oklahoma	2	6,654,659	0.6	3,327,330	1.63x	5.042%	0.0	68.8%	56.4%
Indiana	1	5,850,000	0.5	5,850,000	1.48x	4.590%	118.0	67.9%	58.2%
North Dakota	3	4,398,238	0.4	1,466,079	1.47x	5.350%	0.0	71.6%	59.6%
Missouri	2	4,370,688	0.4	2,185,344	1.54x	5.211%	0.0	70.3%	58.2%
Pennsylvania	1	4,000,000	0.4	4,000,000	1.71x	4.560%	119.0	59.1%	50.6%
Connecticut	1	1,997,493	0.2	1,997,493	1.44x	4.770%	119.0	55.5%	45.3%
Utah	1	1,528,263	0.1	1,528,263	1.47x	5.350%	0.0	71.6%	59.6%
South Dakota	1	1,033,192	0.1	1,033,192	1.47x	5.350%	0.0	71.6%	59.6%
Total	93	1,105,171,053	100.0%	11,883,559.71	1.95x	4.515%	95.7	59.9%	53.2%

(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

C-10

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2015-GC35 Commercial Mortgage Pass-Through Certificates Series 2015-GC35

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2

		Distribution Summary (Factors)	3

		Interest Distribution Detail	4

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association	Principal Distribution Detail	5

		Reconciliation Detail	6

		Stratification Detail	7
Operating Advisor	Park Bridge Lender Services LLC
		Mortgage Loan Detail	11

		NOI Detail	12

		Delinquency Loan Detail	13
Trustee / Custodian	Deutsche Bank Trust Company Americas
		Appraisal Reduction Detail	15

		Loan Modification Detail	17
Special Servicer	C-III Asset Management LLC
		Specially Serviced Loan Detail	19

		Unscheduled Principal Detail	21

		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at www.sf.citidirect.com	D-1	© Copyright 2015 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2015-GC35 Commercial Mortgage Pass-Through Certificates Series 2015-GC35

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at www.sf.citidirect.com	D-2	© Copyright 2015 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2015-GC35 Commercial Mortgage Pass-Through Certificates Series 2015-GC35

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at www.sf.citidirect.com	D-3	© Copyright 2015 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2015-GC35 Commercial Mortgage Pass-Through Certificates Series 2015-GC35

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at www.sf.citidirect.com	D-4	© Copyright 2015 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2015-GC35 Commercial Mortgage Pass-Through Certificates Series 2015-GC35

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at www.sf.citidirect.com	D-5	© Copyright 2015 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2015-GC35 Commercial Mortgage Pass-Through Certificates Series 2015-GC35

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee
Prepayment Interest Shortfall	Operating Advisor Fee
Interest Adjustments	Trustee/Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	CREFC® Intellectual Property Royalty License Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Additional Servicing Fee
Scheduled Principal	Special Servicing Fee
Curtailments	Workout Fee
Principal Prepayments	Liquidation Fee
Net Liquidation Proceeds	Additional Trust Fund Expenses
Repurchased Principal	Reimbursement for Interest on Advances
Substitution Principal	Other Expenses
Other Principal	Total Additional Fees, Expenses, etc.:
Total Principal Funds Available:	Distribution to Certificateholders
Other Funds Available	Interest Distribution
Yield Maintenance Charges	Principal Distribution
Prepayment Premiums	Yield Maintenance Charges Distribution
Other Charges	Prepayment Premiums Distribution
Total Other Funds Available:	Total Distribution to Certificateholders:
Total Funds Available	Total Funds Allocated

Reports Available at www.sf.citidirect.com	D-6	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35
Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at www.sf.citidirect.com	D-7	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35
Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	D-8	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35
Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	D-9	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	D-10	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35

Mortgage Loan Detail

Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at www.sf.citidirect.com	D-11	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at www.sf.citidirect.com	D-12	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com	D-13	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35

Historical Delinquency Information

	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Distribution
Date	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at www.sf.citidirect.com	D-14	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	D-15	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at www.sf.citidirect.com	D-16	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at www.sf.citidirect.com	D-17	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC35

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at www.sf.citidirect.com	D-18	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2015-GC35 Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com	D-19	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2015-GC35 Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com	D-20	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2015-GC35 Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at www.sf.citidirect.com	D-21	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2015-GC35 Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalty	Yield Maintenance Premium

Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at www.sf.citidirect.com	D-22	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2015-GC35 Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	D-23	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC35
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2015-GC35 Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at www.sf.citidirect.com	D-24	© Copyright 2015 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

E-1-1

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or

E-1-2

current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

E-1-3

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

E-1-4

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

E-1-5

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under

E-1-6

applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order

E-1-7

of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required

E-1-8

under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the

E-1-9

revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully

E-1-10

amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

E-1-11

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination and, as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s

E-1-12

pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1-13

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgaged Property name and number identified on Annex A to this free writing prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Green Bay Packing Facility (Loan No. 25)	The sole tenant, Versacold USA, Inc. (“Versacold”) has a right of first offer (the “Versacold ROFO”) pursuant to its lease to purchase the Mortgaged Property if the Mortgagor desires to sell the Mortgaged Property. Versacold has entered into a subordination, non-disturbance and attornment agreement in favor of lender, providing, among other things, that the Versacold ROFO does not apply to a foreclosure or a deed in lieu of foreclosure, nor does the Versacold ROFO apply to the first subsequent transfer of the Mortgaged Property following such enforcement action, so long as such transfer is to an affiliate of lender or the foreclosing party.
(6) Permitted Liens; Title Insurance	Tractor Supply (Chandler) (Loan No. 47)	The sole tenant, Tractor Supply Company (“TSC”) has a right of first refusal (the “TSC ROFR”) pursuant to its lease to purchase the Mortgaged Property if the Mortgagor receives a bona fide offer from a third party to purchase the Mortgaged Property. TSC has entered into a subordination, non-disturbance and attornment agreement in favor of the lender, providing, among other things, that the TSC ROFR is subject and subordinate to the Mortgage.
(6) Permitted Liens; Title Insurance	Walgreens – Mesa (Loan No. 52)	The sole tenant, Walgreen Arizona Drug Co. (“Walgreens”) has a right of first refusal (the “Walgreens ROFR”) pursuant to its lease to purchase the Mortgaged Property if the Mortgagor receives a bona fide offer from a third party to purchase the Mortgaged Property. Walgreens has entered into a subordination, non-disturbance and attornment agreement in favor of the lender, providing, among other things, that the Walgreens ROFR does not apply to a purchaser in foreclosure, a deed in lieu of foreclosure or any enforcement action under the Mortgage Loan documents.
(12) Condemnation	Commerce Center (Loan No. 14)	The Mortgagor is aware of potential future condemnations potentially impacting access to portions of the Mortgaged Property, potential takings of a portion of the parking areas at the related Mortgaged Property and potential takings of portions of the related Mortgaged Property for the construction of a roadway overpass. At origination, the Mortgagor represented that it has had discussions with the relevant municipality regarding the potential takings and to its knowledge, (A) the above described potential takings are not projected to occur prior to 2030, (B) the aforementioned roadway overpass is for pedestrian access only and (C) the above described potential takings are not projected to (I) involve more than 10% of the above described parking areas or any other material portion of the Mortgaged Property, (II) materially and adversely impact access to any portion of the Mortgaged Property or (III) otherwise have a material adverse effect on the business, profits, prospects, management, operations or condition (financial or otherwise) of the Mortgagor, related sponsor or the Mortgaged Property or any portion thereof. Any consummation of the potential takings without the lender’s consent is an event of default under the related Mortgage Loan documents. The Mortgage Loan is recourse to the Mortgagor and related guarantor for (A) losses in connection with (I) any breach of the representations described above and (II) the above described potential takings, the actual and/or threatened consummation thereof and/or any other items or matters related thereto and (B) the full amount of the debt in the event that any above described potential taking is consummated without the lender’s

E-2-1

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

written consent. Under the related Mortgage Loan documents, the lender has the option of using any condemnation proceeds to pay down the debt in the event that, among other things, an event of default exists under the Mortgage Loan documents, the applicable condemnation materially impairs existing access to the Mortgaged Property, any major tenant terminates its lease in connection with the applicable condemnation or the lender fails to be satisfied that, following any related restoration, fair market value and cash flow of the Mortgaged Property will not be less than the fair market value and cash flow of the Mortgaged Property that existed prior to the applicable condemnation.
(16) Insurance	750 Lexington Avenue (Loan No. 8)	Subject to the Mortgagor’s satisfaction of certain conditions, the Mortgage Loan Documents permit proceeds in respect to a property loss under $6,500,000 to be disbursed to the Mortgagor for restoration of the Mortgaged Property.
(16) Insurance	Rite Aid Allentown (Loan No. 39)	The primary layer of $2,500,000 property insurance covering the Mortgaged Property is supplied by a provider meeting the Insurance Rating Requirements. The second layer of $2,500,000 property insurance covering the Mortgaged Property is provided by a syndicate of insurance companies. One provider in the syndicate, providing 2.5% of the second $2,500,000 of coverage, is not rated by A.M. Best Company.
(17) Access; Utilities; Separate Tax Lots	Tractor Supply (Chandler) (Loan No. 47)	The Mortgaged Property was formerly a part of a larger property which shared a tax parcel. The Mortgaged Property has been divided into two separate tax parcels, however, the Mortgaged Property will not be recognized as a separate tax parcel until January 2016.
(24) Local Law Compliance	Baker’s Landing Apartments (Loan No. 48)	Pursuant to the zoning consultant’s report, the Mortgaged Property is legal non-conforming as to use. According to the local zoning administrator for the City of Morgantown, West Virginia, upon a whole or partial casualty, if the Mortgagor restores the property within 12 months of such casualty and has no greater coverage and contains no greater content (measured in cubic feet) than before such casualty, then the Mortgaged Property can continue to be used for the current legal nonconforming use. The loan agreement requires the Mortgagor to preserve the Mortgaged Property’s legal non-conforming status, including to restore the Mortgaged Property following a casualty within the time periods required under the applicable zoning code. In addition, the lender required a non-recourse carve-out for any losses that lender may suffer as a result of the Mortgaged Property’s status as legal non-conforming under the applicable zoning code due to use.
(24) Local Law Compliance	Wilshire Catalina (Loan No. 12)	The Mortgagor has entered into a parking agreement to use spaces at an affiliate site to satisfy a 55-space parking deficiency at the Mortgaged Property. The relevant governmental authority’s approval that the parking agreement satisfies the deficiency is pending.

E-2-2

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(26) Recourse Obligations	Illinois Center (Loan No. 7)	The Mortgage Loan Documents for the related Mortgage Loan provide that the Mortgage Loan becomes full recourse to the Mortgagor and guarantor in the event of any transfer of the Mortgaged Property or any equity interests in the Mortgagor that violates the transfer provisions contained in the Mortgage Loan Documents and is either material or deliberate. Further, the related Mortgage Loan Documents provide that the Mortgage Loan becomes recourse to the Mortgagor and the guarantor for any losses incurred by the lender in the event of any breach of the transfer provisions of the related Mortgage Loan Documents unless (i) such breach was inadvertent and immaterial, (ii) the related Mortgagor cures such breach within 30 days of receipt of notice thereof and provides the related lender notice of the breach, and (iii) upon the related lender’s request, the related Mortgagor provides a new non-consolidation opinion or opinion that the breach does not impair the existing non-consolidation opinion.
(26) Recourse Obligations	Chandler Forum (Loan No. 13)	The Mortgage Loan is full recourse to the Mortgagor and guarantor in the event of (i) a voluntary sale or mortgage of the land or a material part of the improvements of the Mortgaged Property in violation of the Loan Documents and (ii) a sale, pledge or encumbrance of the equity interests in the Mortgagor made in violation of the Mortgage Loan Documents that has a material adverse effect on the Mortgage Loan or the Mortgaged Property.
(28) Financial Reporting and Rent Rolls	Anchorage Marriott Downtown (Loan No. 9) JW Marriott Santa Monica Le Merigot (Loan No. 11)	The related Mortgage Loan documents require the Mortgagor to provide monthly, not quarterly, operating statements.
(34) Ground Leases	750 Lexington Avenue (Loan No. 8)	(g) Under the related ground lease, no event of default is effective unless any notice to the ground lessee required to effectuate the event of default under the ground lease was given contemporaneously to the Mortgagee. The ground lease does not specifically provide that no notice of an event of default is effective without such notice being given to the Mortgagee.
(39) Organization of Mortgagor	Anchorage Marriott Downtown (Loan No. 9) JW Marriott Santa Monica Le Merigot (Loan No. 11)	The related Mortgagors are affiliates.
(39) Organization of Mortgagor	Rite Aid Allentown (Loan No. 39) Fairfield Bank (Loan No. 59)	The related Mortgagors are affiliates.
(39) Organization of Mortgagor	Terrace Heights Apartments (Loan No. 37) Baker’s Landing Apartments (Loan No. 48)	The related Mortgagors are affiliates.

E-2-3

Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Paramus Park (Loan No. 1)	Certain parcels of the Mortgaged Property that are not improved (except for landscaping, paving and/or utilities) are owned by the Mortgagor as a tenant-in-common with Sears and/or Macy’s; other than the Mortgagor, no other TIC owner is a Mortgagor under the loan documents.
(6) Permitted Liens; Title Insurance	Hammons Hotel Portfolio (Loan No. 10)	JD Holdings, L.L.C. has (i) a right of first refusal to purchase the Mortgaged Properties if there is a proposed bona fide sale of such Mortgaged Properties and (ii) a right to purchase the Mortgaged Properties upon the redemption (or other disposition) of the preferred interest of the John Q. Hammons Revocable Trust in Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.), which redemption is subject to litigation set forth in the exception to Representation and Warranty No. 13. Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Renaissance Glendale, Arizona Mortgaged Property if there is a proposed transfer of such Mortgaged Property to a competitor.
(6) Permitted Liens; Title Insurance	Oceaneering (Loan No. 16)	Pursuant to its lease, tenant doing business as Oceaneering has a right of first refusal (the “ROFR”) to purchase the premises. However, pursuant to an SNDA entered into for the benefit of the lender, such ROFR is subordinated to the Mortgage Loan, and the ROFR will not be exercisable in connection with a foreclosure sale made pursuant to the lender’s mortgage, any deed in lieu of such foreclosure, and to the extent the lender obtains title pursuant to such foreclosure or deed in lieu and lender’s subsequent transfer thereof to a purchaser for value.
(13) Actions Concerning Mortgage Loan	Hammons Hotel Portfolio (Loan No. 10)	The related Mortgagors and borrower sponsor are defendants in a lawsuit brought by JD Holdings, L.L.C. seeking clarification of its rights of first refusal and right to cause certain borrowers and their affiliates to offer certain properties, including the Mortgaged Properties for sale in connection with the liquidation of the preferred interest owned by the John Q. Hammons Revocable Trust in Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.) as described in the exception to Representation and Warranty No. 6.

In addition, the borrower sponsor is defendant in lawsuits brought by a lender arising from a $275 million line of credit provided to the borrower sponsor by such lender as to (a) the breach of the borrower sponsor’s net worth covenant, (b) the failure of the borrower sponsor to pay down the line of credit in an amount equal to a redemption or liquidation of preferred equity owned by the borrower sponsor, (c) the failure of the borrower sponsor to pay down the line of credit in an amount equal to the $20M in “cash out” proceeds received as a result of the Hammons Hotel Portfolio Mortgage Loan, and (d) a violation by the borrowers owning the Embassy Suites Concord, NC, Renaissance by Marriott Phoenix/Glendale, AZ, Embassy Suites Huntsville, AL, and Embassy Suites Murfreesboro, TN Mortgaged Properties of the “permitted indebtedness” covenant under the line of credit. Approximately $110,000,000 has been drawn against such line of credit.
(14) Escrow Deposits	Westin Boston Waterfront (Loan No. 4)	In some cases, certain reserve requirements are waived for so long as an equivalent reserve is being maintained by the property manager.
(16) Insurance	All Mortgage Loans Originated by GSMC except for Paramus Park (Loan No. 1), 590 Madison Avenue (Loan No. 2) and Hammons Hotel Portfolio (Loan No. 10)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the loan, instead of the then outstanding principal amount of the loan.

E-2-4

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(16) Insurance	Paramus Park (Loan No. 1)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is $6,000,000, instead of 5% of the then outstanding principal amount of the loan.
(16) Insurance	590 Madison Avenue (Loan No. 2)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such issuer, at least, “A:VIII” by AM Best) (provided that all such insurers are required to have ratings of not less than “BBB+” by S&P and, if such insurer is rated by Moody’s, “Baa1” by Moody’s). Notwithstanding the foregoing, the Mortgagor is permitted to continue to utilize Ironshore Specialty Insurance Company, Aspen Specialty Insurance Company and Starr Surplus Lines Insurance Company, under the Mortgagor’s current policies as of the origination date that are not rated with S&P (“Otherwise Rated Insurers”); provided that (1) the Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurers meeting the rating requirements set forth hereinabove, and (2) if, prior to renewal, the current A.M. Best or Rating Agency rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor will be required to replace such Otherwise Rated Insurer with an insurer meeting the ratings requirements set forth hereinabove. In all cases, the Mortgagor may obtain reinsurance through a “cut-through” endorsement with respect to any insurer not meeting such rating requirements, from an insurance company that meets the claims-paying ability ratings above, or such higher rating as may be required by a Rating Agency, not to exceed “A+” by S&P and “A1” by Moody’s if such insurer is rated by Moody’s, in all cases acceptable to the lender and the Rating Agencies.
(16) Insurance	Paramus Park (Loan No. 1)	All policies may be issued by a syndicate of insurers with (i) at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) by carriers having minimum claims paying ability rating of no lower than “A” by S&P and no lower than “A:VII” by A.M. Best and (ii) the remainder by carriers having minimum claims paying ability rating of no lower than “BBB” by S&P and no lower than “A:VII” by A.M. Best. Notwithstanding the foregoing, the Mortgagor may continue to use Ironshore Insurance Ltd. as part of its insurance syndicate that is in place as of the date of the origination date, provided that such insurer does not move lower in the syndicate, increase its limits or fail to maintain the following rating: a Moody’s rating of no lower than “Baa1”. Notwithstanding anything to the contrary contained herein, (a) the Mortgagor may satisfy the applicable ratings requirement by providing to the lender a “cut-through” endorsement or credit wrap issued by an insurer rated at least “A+” with S&P, in each case in form and substance acceptable to the lender and the Rating Agencies and (b) the flood hazard insurance coverage described in subsection (a)(ii) above made available under the applicable laws of all relevant governmental authorities may be with any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government.

E-2-5

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(16) Insurance	South Plains Mall (Loan No. 3)	The insurance companies must have a financial rating of (i) “A-:VIII” or better from AM Best and (ii) “A-” or better by S&P (and “A2” or better by Moody’s); provided, however, that for multi-layered blanket policies, up to 20% of such coverage may be written by carriers with a rating of not less than “BBB” by S&P (and “Baa2” by Moody’s), so long as 100% of the primary layer of such multi-layered policies have carriers rated at least “A-” or better by S&P (and “A2” or better by Moody’s).
(16) Insurance	Westin Boston Waterfront (Loan No. 4)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).
(16) Insurance	Hammons Hotel Portfolio (Loan No. 10)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss at each Mortgaged Property, is 5% of the original principal balance of the allocated loan amount for each such Mortgaged Property, instead of the then outstanding principal amount of the loan.
(16) Insurance	Oceaneering (Loan No. 16)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least "A” by S&P and "A2” by Moody's (or, if Moody's does not rate such insurer, at least "A: VIII” by AM Best), and all such insurers are required to have ratings of not less than "BBB+” by S&P and "Baa1” by Moody's (or, if Moody's does not rate such insurer, at least "A: VIII” by AM Best).

Mortgagor may rely on the insurance provided by Oceaneering Tenant for its leased premises so long as such insurance is maintained in compliance with the term of its lease and satisfies the other requirements set forth in the Loan Documents.
(26) Recourse Obligations	590 Madison Avenue (Loan No. 2)	The Mortgage Loan will be recourse to the borrowing entity only; there will be no standard recourse provisions to the borrower sponsor.
(26) Recourse Obligations	Paramus Park (Loan No. 1)	Prohibited transfers of the Mortgaged Property or equity interests in the Borrower are limited to actual damages, rather than full springing recourse.
(26) Recourse Obligations	South Plains Mall (Loan No. 3)	To the extent that an environmental insurance policy acceptable to the lender covers the Mortgaged Property, the lender is required to use commercially reasonable efforts to collect under such policy prior to making a claim for environmental matters under the recourse carveout guaranty.

E-2-6

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(27) Mortgage Releases	Paramus Park (Loan No. 1)	The Mortgagor is permitted (subject to compliance with all REMIC-related requirements) to substitute portions of the related Mortgaged Property collateral with exchange parcels. To the extent such portions are income-producing, a Rating Agency Confirmation will be required.
(30) Due on Sale or Encumbrance	Hammons Hotel Portfolio (Loan No. 10)	The Mortgage Loan documents permit the transfer of the related Mortgaged Properties to JD Holdings, L.L.C. in connection with the exercise of its right to purchase the Mortgaged Properties upon the redemption (or other disposition) of the preferred interest of the John Q. Hammons Revocable Trust in Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.), which redemption or disposition is subject to litigation set forth in the exception to Representation and Warranty No.13.
(31) Single-Purpose Entity	Paramus Park (Loan No. 1)	The single-purpose entity requirements are built into the operating agreement of the general partner, he only person that can act on behalf of the Mortgagor, which is a limited partner.
(31) Single-Purpose Entity	Hammons Hotel Portfolio (Loan No. 10)	The organizational documents for the Mortgagors identified as JQH-Concord Development, LLC, JQH-Glendale, AZ Development, LLC, Hammons of Huntsville, LLC and JQH-Murfreesboro Development, LLC do not provide that such Mortgagor is a Single-Purpose Entity.
(31) Single-Purpose Entity	Oceaneering (Loan No. 16)	The Mortgage Loan has a Cut-Off Date Principal Balance of more than $20,000,000, and the lender has waived a counsel’s opinion regarding non-consolidation of the Mortgagor.
(32) Defeasance	Westin Boston Waterfront (Loan No. 4)	Partial defeasance of the Mortgage Loan is permitted to the extent necessary to meet a debt yield test.
(34) Ground Leases	Paramus Park (Loan No. 1)	(a) The ground lease does not explicitly permit the interest of the lessee to be encumbered by the related Mortgage Loan and a ground lease estoppel was not obtained.

(b) There is no such agreement on behalf of the lessor; however, the lessee has covenanted that it will not modify the ground lease without lender’s consent, and damages arising from any violation of such covenant is recourse to the borrower sponsor.

(c) The term of the ground lease extends not less than 10 years beyond the scheduled maturity date.

(d) Future liens on the fee interest are not expressly subordinate to the ground lease, however, they would be by operation of law. As of the origination date, there is no mortgage on the fee interest.

(g) Lessor has not agreed to provide such notice to the lender; however, lessee is required to provide notice of any events that could reasonably be expected to have an material adverse effect.

(h) There is no such cure right, however, the borrower sponsor is indemnifying for all damages arising from any termination of the ground lease (including any zoning violations or lease defaults arising therefrom), unless, after giving effect to such termination, the land demised by the ground lease is not necessary to satisfy legal requirements applicable to the Mortgaged Property or parking requirements under any lease.

(j) The ground lease does not contain any such provision; however, the ground leased land is improved only by parking.

(k) The ground lease does not contain any such provision

(l) The ground lease does not contain such a provision; however, borrower sponsor is indemnifying for all damages arising from any termination of the ground lease (including any zoning violations or lease defaults arising therefrom), unless, after giving effect to such termination, the land demised by the ground lease is not necessary to satisfy legal requirements applicable to the Mortgaged Property or parking requirements under any lease.

E-2-7

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(34) Ground Leases	Westin Boston Waterfront (Loan No. 4)	(e) An estoppel letter received from ground lessor expressly approves of the Trust as a qualified leasehold mortgagee. Any other assignee of the Mortgage Loan is required to be an institutional lender (in accordance with the terms of the Mortgage Loan documents) or otherwise reasonably acceptable to the ground lessor. Assignments of lessee’s interests are subject to the reasonable approval of the lessor and hotel management under an acceptable management agreement
(34) Ground Leases	Hammons Hotel Portfolio (Loan No. 10)	(a) Neither the Ground Lease for the Mortgaged Property in Glendale, AZ nor the estoppel certificate obtained for the benefit of the Mortgagee at origination includes an express consent to the encumbrance of the lessee's interest.

(b), (h), (j) and (k) The Ground Lease for the Mortgaged Property in Glendale, Arizona does not include the restrictions set forth in these representations.

(e) Neither the Ground Lease for the Mortgaged Property in Glendale, Arizona nor the estoppel certificate obtained for the benefit of the Mortgagee at origination includes an express consent to the assignment of the related Ground Lease to the holder of the Mortgage Loan. Any such assignment will be subject to the consent of the lessor at the time of assignment.

(g) With respect to the Ground Lease for the Mortgaged Property in Glendale, Arizona, the estoppel certificate entered for the benefit of lender entitles lender to any notice delivered to the applicable Mortgagor under the Ground Lease but does not include a limitation that no notice of default or termination is effective against the lender unless such notice is given to the lender.

(l) The Ground Lease for the Mortgaged Property in Glendale, Arizona does not include a right to a new lease.

E-2-8

Rialto Mortgage Finance, LLC

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	Great Value Portfolio – Uncle Bob’s Self Storage - Flowood (Loan No. 26)	The title policy with respect to the Uncle Bob’s Self Storage - Flowood contains an exception, relating to a restriction contained in a warranty deed against any building on the property being constructed out of metal (the “Building Restriction”). The related title policy contains an endorsement which insures against loss or damages suffered by reason of (i) the enforcement or attempted enforcement of the Building Restrictions in favor of an adverse party, and (ii) the release of a prospective purchaser or lessee of the title or the lender on the title from the obligation to purchase, lease or lend as a result of the Building Restrictions, but only if there are contractual conditions requiring the delivery of marketable title. The Mortgagor covenants in the Mortgage Loan agreement to promptly notify the lender of any enforcement or attempted enforcement of the Building Restriction and, in the event of such enforcement or attempted enforcement, the Mortgagor is required to defend against same and cooperate with title company in connection with any defense. The Mortgage Loan is recourse to Mortgagor and the guarantor for losses resulting from the Building Restriction and/or failure to comply with the aforementioned covenant.
(6) Permitted Liens; Title Insurance	Cortez Plaza East (Loan No. 21)	One of the tenants, Universal Twistee Treat, LLC (“Twistee Treat”), has a right of first refusal to acquire the out parcel building in which its premises is located. The Mortgagor is required to provide Twistee Treat with a copy of any bona fide offer it desires to accept, and Twistee Treat has 30 days to accept or decline the offer (failure to respond is deemed to be tenant's election not to purchase). The Mortgagor is required to resubmit the offer to the tenant if, after the tenant declines the offer, there is a material change in the offer (e.g. price changes by more than 2% or dates change by more than 29 days). Pursuant to the SNDA executed by Twistee Treat, Twistee Treat waived its right of first refusal in connection with a foreclosure, deed in lieu or similar transaction.
(6) Permitted Liens; Title Insurance	Great Value Portfolio – Uncle Bob’s Self Storage - Flowood (Loan No. 26)	See exception to representation (5) above.
(13) Actions Concerning Mortgage Loan	Cortez Plaza East (Loan No. 21)

One of the guarantors, Michael Lembo Jr. (“Lembo”), is subject to a Chapter 13 bankruptcy proceeding in the District of Arizona U.S. Bankruptcy Court. According to bankruptcy counsel for the Lembo, the bankruptcy plan was confirmed on 10/28/13 (the “Lembo Bankruptcy”). A letter from Lembo’s bankruptcy attorney indicates that Lembo is anticipated to complete the terms of his bankruptcy plan in January 2016. Additionally, there are the following judgments filed against Lembo, which are subject to the Lembo Bankruptcy:

(i) a default judgment filed against Lembo in the amount of $23,984.38 (relating to medical bills) in favor of American Express Centurion Bank related to a civil suit filed 9/4/09 Pima County Superior Court);

(ii) a judgment against Lembo in the amount of $18,501.69 in favor of U.S. Bank, N.A filed 10/29/10; and

(iii) a civil suit against Lembo filed on 10/1/10 by Bank of the West in Pima County Superior Court, relating to credit card debt in the amount of approximately $14,000 that was used to pay his medical bills.

There are also two unpaid federal tax liens against Lembo, one in the original principal amount of $11,299.21, which was filed against Lembo 12/31/12 (“Lien A”) and the other in the original principal amount $1,722.65 filed against Lembo 3/7/13 (“Lien B”). Lien A covers the tax periods ending on 9/30/11 ($3,973.35), 12/31/11 ($2,772.24), 3/31/12 ($2,408.99) and 6/30/12 ($2,144.63). Lien B covers the tax period ending on 9/30/12. The taxes owed under Lien A and Lien B are subject to a

E-2-9

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

settlement agreement between Lembo and the IRS dated 11/14/14 (“IRS Settlement”). The IRS Settlement permits Lembo to pay the amounts owed in monthly installments of $250. The IRS Settlement also covers taxes for the period ending on 3/31/13 (for which no tax lien was disclosed in the search results). Per the IRS Settlement, the total amount owed to the IRS as of 11/13/14 was $12,414.83 (exclusive of penalties and interest). Lembo also provided an Annual Installment Agreement Statement from the IRS dated 8/18/15 (“8/15 Statement”), which discloses that in addition the tax periods referenced above, Lembo also owes taxes for the period ending 6/30/10 ($47.67, including penalties/interest) and 6/30/13 ($2,238.28, including penalties/interest). Per the 8/15 Statement, from 7/7/14 – 7/13/15, Lembo paid a total of $2,000 on his outstanding tax balance. Per the 8/15 Statement, as of 7/13/15, the total amount owed by Lembo to the IRS is $16,198.40 (including penalties/interest).

(24) Local Law Compliance	Reynolds MHC Portfolio 4 (Loan No. 15) Willows North Lamar MHC Green Meadows Oak Grove Apple Acres Rolling Hills North Star Walls MHC Midway Village

With respect to the Mortgaged Property identified on Annex A as Willows, the existing manufactured housing community is a legal, pre-existing nonconforming use. In the event a casualty damages (i) 50% or less of the Mortgaged Property, the property may be rebuilt to its nonconforming use provided that construction is commenced within 180 days of the casualty, or (ii) more than 50% o of the legal nonconforming structure’s market value, the Mortgagor will be required to rebuild in strict conformity with the applicable zoning code and the current use will not be permitted.

With respect to the Mortgaged Property identified on Annex A as North Lamar MHC, the existing manufactured housing community is a legal, pre-existing nonconforming use. Under current zoning laws, the Mortgaged Property may be repaired and the nonconforming use continued if the building official determines that the cost of repair does not exceed 90% of the value of the structure immediately prior to the damage. Approval of a site plan is not required unless the building official determines that (i) a substantial change to the structure is proposed; and (ii) a site plan is otherwise required for initial construction of a structure similar to the structure after the proposed repairs.

With respect to the Mortgaged Properties identified on Annex A as Green Meadows and Oak Grove, each of the existing manufactured housing communities is a legal, pre-existing nonconforming use. In the event of a casualty affecting the respective properties, they may be reconstructed to their nonconforming use provided that construction has substantially begun within twelve (12) months of such casualty, as long as the reconstructed structures do not exceed the square footage contained in the structure at the time the casualty occurred. To the extent the reconstructed property alters the original construction, the Mortgagor will be required to rebuild the respective property in strict conformity with the applicable zoning code and the current use will not be permitted.

With respect to the Mortgaged Property identified on Annex A as Apple Acres, the existing manufactured housing community is a legal, pre-existing nonconforming use. Under current zoning laws, if the nonconforming use is discontinued or abandoned for a continuous period of six (6) months or more, any future use of such structures and/or buildings are required to conform to the provisions of the zone in which they are located.

With respect to the Mortgaged Property identified on Annex A as Rolling Hills, the existing manufactured housing community is a legal, pre-existing nonconforming use. In the event of a casualty affecting (i) less than 50% of the Mortgaged Property, the Mortgaged Property may be rebuilt to its existing use, or (ii) more than 50%, but less than 75% of its current replacement cost at time of damage, the restoration of the structure will be subject to the zoning board’s finding after adherence to the procedural requirements for a special exception, that the contemplated restoration is necessary for the continuance of the nonconforming use, and will not result in any increase of incompatibility with the present or future use of proximate properties. To the extent of a casualty in excess of 75% of the

E-2-10

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

Mortgaged Property’s replacement cost at time of damage, the Mortgagor will be required to rebuild in strict conformity with the applicable zoning code and the current use will not be permitted.

With respect to the Mortgaged Property identified on Annex A as North Star, the existing manufactured housing community is a legal, pre-existing nonconforming use. In the event a casualty affecting less than 60% of its reproduction value at the time of the damage, the Mortgaged Property may be rebuilt to its existing use as long as such rebuild is initiated within eighteen (18) months of the casualty and completed within two (2) years of such casualty. To the extent the Mortgaged Property is not rebuilt within this timeframe, the city council may also grant a one-year conditional extension provided efforts to complete the work are underway. To the extent that the casualty affects 60% or more of the Mortgaged Property, the Mortgagor will be required to rebuild in strict conformity with the applicable zoning code and the current use will not be permitted.

With respect to the Mortgaged Property identified on Annex A as Walls MHC, the existing manufactured housing community is a legal, pre-existing nonconforming use. To the extent the Mortgaged Property requires major repairs or reconstruction in an amount equal to 60% or more of the taxed value of the building or has been damaged by any cause to an extent equal to 60% or more of its taxed value the Mortgagor will be required to rebuild in strict conformity with the applicable zoning code and the current use will not be permitted. Additionally, to the extent the operation or occupancy of a nonconforming use is discontinued regardless of the purpose or reason for a consecutive period of 180 days, the Mortgaged Property will only be permitted to be used for conforming uses.

With respect to the Mortgaged Property identified on Annex A as Midway Village, the existing manufactured housing community is a legal, pre-existing nonconforming use. Under current zoning laws, if a nonconforming use is discontinued or terminated for a period of twelve (12) months, any future use of the structure, land, or water are required to conform to the provisions of the zoning ordinance. In the event the casualty damages 50% or more of the legal nonconforming structure’s fair market value, it may be restored with the approval of the zoning board.

(24) Local Law Compliance	North Myrtle Beach Self Storage Portfolio – Guardian Self Storage (Loan No. 20)	The Guardian Self Storage facility (and the manager’s residence) are legally nonconforming as to use, and are considered pre-existing conditional uses, as the property is currently zoned for commercial forest agriculture. Under the local zoning laws, following a casualty, the Mortgagor is permitted to rebuild the Mortgaged Property to its current use provided the new structures (i) are not enlarged or expanded to the extent that the structure or structures exceed the gross square footage which previously existed; (ii) do not exceed the existing building line or encroach farther into required setback areas than the existing nonconforming structure that it is replacing; and (iii) do not encroach more than 50% percent into required side yards, rear yards or front yards. To the extent a 100% casualty has occurred, the Mortgagor would be required to request approval or a variance to continue the current use. The Mortgage Loan documents provide for recourse to the Mortgagor and the guarantor for any losses resulting from the loss of the ability to restore the property to its current use.
(24) Local Law Compliance	Great Value Portfolio (Loan No. 26)	Each of the Mortgaged Properties is considered legal nonconforming as a result of its current use as a storage facility. Use as a storage facility (as well as use as a managers residence in the Uncle Bob’s Self Storage - Flowood and Uncle Bob’s Self Storage - Brandon properties) are not permitted uses. Under current zoning laws, following a casualty to more than 50% of the structure, or if the structure is abandoned for more than six (6) consecutive months (or 18 months in any three-year period), a special use permit is required in order to be rebuilt to such use. The Mortgage Loan is recourse to the Mortgagor and the guarantor for losses resulting from the inability of any individual property to be rebuilt as a self-storage facility in compliance with the then-current zoning code and all

E-2-11

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

applicable legal requirements.
(25) Licenses and Permits	North Myrtle Beach Self Storage Portfolio (Loan No. 20)	The Mortgagor is missing the certificates of occupancy or has been unable to obtain copies of the certificates of occupancy. The Mortgagor is required to use commercially reasonable efforts to obtain the certificates of occupancy. There is recourse for losses to the Mortgagor and the guarantors for failure to have or obtain the required certificates of occupancy within the allotted timeframe.
(26) Recourse Obligations	DoubleTree Jersey City (Loan No. 6)	The guarantor is capitalized solely with a $5 million demand note and is liable under similar guaranties on other loans.
(31) Single-Purpose Entity	Reynolds MHC Portfolio 4 (Loan No. 15)	The Mortgagor was not required to deliver a non-consolidation opinion in conjunction with the origination of the Mortgage Loan.
(31) Single-Purpose Entity	Canyon Corners (Loan No. 24)	The Mortgagor is a guarantor of a debt obligation of Richard Hess (“Hess”), one of the non-recourse carveout guarantors. Hess obtained a loan (the "Hess Loan") from one of the tenants at the Mortgaged Property, Goodwill Industries of the Redwood Empire ("Goodwill") with an original principal amount of $125,000 and a balance of $104,166.80 as of the closing of the Mortgage Loan. Hess is required to pay Goodwill monthly installments of $1,041.66 by the 15th of each month until the Hess Loan is paid in full. The Goodwill lease provides that Goodwill may offset rents due (to the extent of the Hess Loan payment due) to the Mortgagor in the event that payments under the Hess Loan are not paid within 30 days of the related due date. At Mortgage Loan closing, the Mortgagor reserved $104,166.80 with the lender, which reserve may be released to reimburse the Mortgagor after payments are made directly to Goodwill by Hess to repay the Hess Loan to Goodwill, or directly to Goodwill to repay the Hess Loan.
(38) Bankruptcy	Cortez Plaza East (Loan No. 21)	One of the guarantors, Michael Lembo Jr. (“Lembo”), is subject to a Chapter 13 bankruptcy proceeding (Case #4:12-bk-00819) filed 1/17/12 in the District of Arizona U.S. Bankruptcy Court. According to bankruptcy counsel for Lembo, the bankruptcy plan was confirmed on 10/28/13.

E-2-12

FCRE REL, LLC

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(39) Organization of Mortgagor	700 North Sacramento Boulevard (Loan No. 17) 627 North Albany Avenue (Loan No. 18) 935 West Randolph Street (Loan No. 63)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.
(39) Organization of Mortgagor	Ventura Avenue Self Storage (Loan No. 38) Johnson Drive Self Storage (Loan No. 45)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

E-2-13

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution		Distribution
Date	Balance	Date	Balance
1/10/2016	$44,547,000.00	9/10/2020	$44,547,000.00
2/10/2016	$44,547,000.00	10/10/2020	$44,547,000.00
3/10/2016	$44,547,000.00	11/10/2020	$44,546,776.30
4/10/2016	$44,547,000.00	12/10/2020	$43,768,526.56
5/10/2016	$44,547,000.00	1/10/2021	$43,050,158.51
6/10/2016	$44,547,000.00	2/10/2021	$42,328,920.37
7/10/2016	$44,547,000.00	3/10/2021	$41,416,682.87
8/10/2016	$44,547,000.00	4/10/2021	$40,688,916.04
9/10/2016	$44,547,000.00	5/10/2021	$39,895,746.98
10/10/2016	$44,547,000.00	6/10/2021	$39,161,902.52
11/10/2016	$44,547,000.00	7/10/2021	$38,362,828.32
12/10/2016	$44,547,000.00	8/10/2021	$37,622,858.23
1/10/2017	$44,547,000.00	9/10/2021	$36,879,931.50
2/10/2017	$44,547,000.00	10/10/2021	$36,072,032.79
3/10/2017	$44,547,000.00	11/10/2021	$35,322,908.68
4/10/2017	$44,547,000.00	12/10/2021	$34,508,988.48
5/10/2017	$44,547,000.00	1/10/2022	$33,753,618.04
6/10/2017	$44,547,000.00	2/10/2022	$32,995,229.26
7/10/2017	$44,547,000.00	3/10/2022	$32,049,301.90
8/10/2017	$44,547,000.00	4/10/2022	$31,284,100.60
9/10/2017	$44,547,000.00	5/10/2022	$30,454,559.49
10/10/2017	$44,547,000.00	6/10/2022	$29,682,984.85
11/10/2017	$44,547,000.00	7/10/2022	$28,847,251.28
12/10/2017	$44,547,000.00	8/10/2022	$28,069,252.95
1/10/2018	$44,547,000.00	9/10/2022	$27,288,145.60
2/10/2018	$44,547,000.00	10/10/2022	$26,443,149.86
3/10/2018	$44,547,000.00	11/10/2022	$25,655,543.51
4/10/2018	$44,547,000.00	12/10/2022	$24,804,233.22
5/10/2018	$44,547,000.00	1/10/2023	$24,010,076.53
6/10/2018	$44,547,000.00	2/10/2023	$23,212,746.08
7/10/2018	$44,547,000.00	3/10/2023	$22,231,504.66
8/10/2018	$44,547,000.00	4/10/2023	$21,427,064.15
9/10/2018	$44,547,000.00	5/10/2023	$20,559,397.44
10/10/2018	$44,547,000.00	6/10/2023	$19,748,273.57
11/10/2018	$44,547,000.00	7/10/2023	$18,874,113.18
12/10/2018	$44,547,000.00	8/10/2023	$18,056,253.15
1/10/2019	$44,547,000.00	9/10/2023	$17,235,124.37
2/10/2019	$44,547,000.00	10/10/2023	$16,351,243.00
3/10/2019	$44,547,000.00	11/10/2023	$15,458,862.47
4/10/2019	$44,547,000.00	12/10/2023	$14,495,398.37
5/10/2019	$44,547,000.00	1/10/2024	$13,595,562.53
6/10/2019	$44,547,000.00	2/10/2024	$12,692,112.56
7/10/2019	$44,547,000.00	3/10/2024	$11,650,752.00
8/10/2019	$44,547,000.00	4/10/2024	$10,739,487.59
9/10/2019	$44,547,000.00	5/10/2024	$9,757,675.15
10/10/2019	$44,547,000.00	6/10/2024	$8,838,805.45
11/10/2019	$44,547,000.00	7/10/2024	$7,849,603.40
12/10/2019	$44,547,000.00	8/10/2024	$6,923,068.00
1/10/2020	$44,547,000.00	9/10/2024	$5,992,810.92
2/10/2020	$44,547,000.00	10/10/2024	$4,992,544.44
3/10/2020	$44,547,000.00	11/10/2024	$4,054,531.22
4/10/2020	$44,547,000.00	12/10/2024	$3,046,728.56
5/10/2020	$44,547,000.00	1/10/2025	$2,100,897.61
6/10/2020	$44,547,000.00	2/10/2025	$1,151,267.24
7/10/2020	$44,547,000.00	3/10/2025	$886.37
8/10/2020	$44,547,000.00	4/10/2025	$0.00
		and thereafter

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See “Method of Distribution.”

The Offered Certificates:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•             have its own series designation, and

•             consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

The Trust Assets:

The assets of each issuing entity will include—

•           mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

•           mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

•           some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2015.

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	23
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	29
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	51
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	54
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	54
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	54
Changes in Pool Composition Will Change the Nature of Your Investment	54
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	55
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	56
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	57
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	59
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	59
Leased Fee Properties Have Special Risks	61
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	61
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	63
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	63
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.	64
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	65
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	65
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	66
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	66
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	67
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	67

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	68
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	68
Potential Conflicts of Interest Can Affect a Person’s Performance	69
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	69
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	69
Limited Information Causes Uncertainty	70
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	70
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	70
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	71
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	71
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	72
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	72
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	73
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	73
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	73
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	74
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	74
Problems with Book-Entry Registration	74
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	75
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	75
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	76
No Gross Up in Respect of the Certificates Held by Non-U.S. Persons	77
Certain Federal Tax Considerations Regarding Original Issue Discount	78
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	78
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	78
CAPITALIZED TERMS USED IN THIS PROSPECTUS	79
THE TRUST FUND	79
Description of the Trust Assets	79
Mortgage Loans	80
Mortgage-Backed Securities	84
Acquisition, Removal and Substitution of Mortgage Assets	86
Cash, Accounts and Permitted Investments	87
Credit Support	88
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	88
TRANSACTION PARTICIPANTS	89
The Sponsor	89
The Depositor	89

The Issuing Entity	90
The Originators	91
DESCRIPTION OF THE GOVERNING DOCUMENTS	91
General	91
Assignment of Mortgage Assets	92
Representations and Warranties with Respect to Mortgage Assets	92
Collection and Other Servicing Procedures with Respect to Mortgage Loans	93
Servicing Mortgage Loans That Are Part of a Loan Combination	95
Sub-Servicers	96
Operating Advisor	96
Collection of Payments on Mortgage-Backed Securities	96
Advances	97
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	97
Fidelity Bonds and Errors and Omissions Insurance	99
Termination Events	100
Amendment	100
List of Certificateholders	100
Eligibility Requirements for the Trustee	100
Duties of the Trustee	101
Rights, Protections, Indemnities and Immunities of the Trustee	102
Resignation and Removal of the Trustee	102
DESCRIPTION OF THE CERTIFICATES	103
General	103
Investor Requirements and Transfer Restrictions	105
Payments on the Certificates	106
Allocation of Losses and Shortfalls	110
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	111
Reports to Certificateholders	112
Voting Rights	112
Termination and Redemption	113
Book-Entry Registration	114
Exchangeable Certificates	117
YIELD AND MATURITY CONSIDERATIONS	119
General	119
Pass-Through Rate	120
Payment Delays	120
Yield and Prepayment Considerations	120
Weighted Average Life and Maturity	122
Prepayment Models	123
Other Factors Affecting Yield, Weighted Average Life and Maturity	123
DESCRIPTION OF CREDIT SUPPORT	126
General	126
Subordinate Certificates	126
Overcollateralization and Excess Cash Flow	127
Letters of Credit	127
Insurance Policies, Surety Bonds and Guarantees	127
Reserve Funds	128
Credit Support with Respect to MBS	128
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	128
General	128
Types of Mortgage Instruments	129
Installment Contracts	130
Leases and Rents	130
Personalty	131

Foreclosure	131
Bankruptcy Issues	136
Environmental Considerations	142
Due-on-Sale and Due-on-Encumbrance Provisions	145
Junior Liens; Rights of Holders of Senior Liens	145
Subordinate Financing	146
Default Interest and Limitations on Prepayments	146
Applicability of Usury Laws	146
Americans with Disabilities Act	147
Servicemembers Civil Relief Act	147
Anti-Money Laundering, Economic Sanctions and Bribery	148
Potential Forfeiture of Assets	148
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	149
General	149
REMICs	150
Taxation of Classes of Exchangeable Certificates	177
Grantor Trusts	180
Tax Return Disclosure and Investor List Requirements	191
STATE AND OTHER TAX CONSEQUENCES	192
ERISA CONSIDERATIONS	192
General	192
Plan Asset Regulations	193
Prohibited Transaction Exemptions	194
Underwriter Exemption	194
Insurance Company General Accounts	195
Ineligible Purchasers	195
Consultation with Counsel	196
Tax Exempt Investors	196
LEGAL INVESTMENT	196
USE OF PROCEEDS	197
METHOD OF DISTRIBUTION	197
LEGAL MATTERS	199
FINANCIAL INFORMATION	199
RATINGS	199
GLOSSARY	201

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail. These documents are:

•	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

•	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-189017. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 390 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsors	Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants—The Issuing Entity.”

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Ratings.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be
Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

• the issuance of each series of offered certificates,

• the creation of and transfer of assets to the issuing entity, and

• the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

• one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

• one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

	•	rental or cooperatively-owned buildings with multiple dwelling units;

	•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	•	office buildings;

	•	hospitality properties;

	•	casino properties;

	•	health care-related facilities;

	•	industrial facilities;

	•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	•	restaurants, taverns and other establishments involved in the food and beverage industry;

	•	manufactured housing communities, mobile home parks and recreational vehicle parks;

	•	recreational and resort properties;

	•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

• may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

• the security has been registered under the Securities Act of 1933, as amended, or

• we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and
Substitution of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets. However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement. If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

• cash that would be applied to pay down the principal balances of certificates of that series; and/or

• other mortgage loans or mortgage-backed securities that—

1. conform to the description of mortgage assets in this prospectus, and

2. satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of
the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

• payments of interest;

• payments of principal;

• payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

• payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

If the related prospectus supplement so provides, a series of certificates may include one or more classes that are

“exchangeable certificates” as described under “Description of the Certificates-Exchangeable Certificates.”

See “Description of the Certificates.”

Credit Support and Reinvestment, Interest Rate and Currency Related
Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

• guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

• interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

• currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect
to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	•	property protection expenses,

	•	other servicing expenses, or

	•	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory
Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

• regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

• interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Material Federal Income Tax Consequences.”

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See “ERISA Considerations.”

Legal Investment	We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment.”

Ratings	It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto. See “Ratings.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates

19

include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

20

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

21

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates. The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The related master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust, and the modification may result in a reduction in (or may eliminate) the funds received by the trust with respect to such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors. First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the governing document related to your offered certificates may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The governing document related to your

22

offered certificates will obligate the servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

23

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

24

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

25

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

26

Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

27

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

28

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

29

Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

30

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	whether the property is subject to any age restrictions on tenants;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

31

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

32

•	the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties. The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

33

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

34

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal

35

easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

36

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties. Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is

37

in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

38

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

39

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties. Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no

40

assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties. Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

41

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the

42

provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

43

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

44

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

45

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

46

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	whether the property is subject to any age restrictions on tenants;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

47

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

48

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

49

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Charitable Organizations. Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions. The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

•	changing local demographics;

•	competition from other schools or cultural and educational institutions;

•	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

•	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

50

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

51

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

52

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

53

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

54

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

55

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

56

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

57

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

58

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

For purposes of each prospectus supplement, unless otherwise indicated therein, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged

59

property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his

60

possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

With respect to certain of the mortgage loans included in one of our trusts, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

61

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges. Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,
•	the exercise of those remedies would be inequitable or unjust, or
•	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” below in this prospectus.

Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign

62

its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the

63

related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See “Certain Legal Aspects of the Mortgage Loans—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that

64

loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in an unrelated securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt

65

has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

66

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or

67

renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

68

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that

69

cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

70

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which

71

would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities. The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities. Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

72

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of certificates may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer for any series of certificates were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the related pooling and servicing agreement or similar document provides that such an event would

73

be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement or similar document in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement or similar document and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or similar document and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

74

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

75

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Material Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code . A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

76

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code, or

•	an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person under the Internal Revenue Code, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

Finally, you should be aware that Treasury regulations do not permit REMIC residual certificates to be marked to market under section 475 of the Internal Revenue Code. We recommend that you consult your tax advisors regarding these regulations.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Consequences—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA”, “—Taxation of Classes of Exchangeable Certificates—FATCA”, and “Material Federal Income Tax Consequences—Grantor Trusts—Foreign Investors” and “—FATCA.”

77

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “Material Federal Income Tax Consequences—Grantor Trusts.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that—

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the

78

rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates. Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates. If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter. There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement. Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

79

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

80

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a

81

pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

82

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average

83

gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans. The mortgage loans underlying your offered certificates will be newly originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

We will include in the related prospectus supplement information as to the origination standards and procedures applicable to the mortgage loans underlying your offered certificates and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool underlying your offered certificates.

Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

84

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

85

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

•	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

•	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

•	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

•	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

•	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

•	if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

•	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

86

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

87

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

88

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates. CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

The prospectus supplement for each series of certificates offered by this prospectus will also identify and provide information as to CGMRC, if it acts as sponsor, and any other sponsors for the related securitization transaction. Such information will include, as to each such sponsor, a description of its securitization program.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 390 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

•	authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

89

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

Neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The pooling and servicing agreement for each series will provide that the holders of the certificates for the series will have no rights or remedies against us or any of our affiliates for any losses or other claims in connection with any series of offered certificates or the underlying mortgage loans other than the repurchase or substitution of the mortgage loans by us or one of our affiliates, if and to the extent specifically disclosed in the related prospectus supplement.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the

90

related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See “Transaction Participants—The Sponsor.” We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

91

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

92

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

93

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

94

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.” With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

95

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer engaged by the master servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Operating Advisor

If so specified in the related prospectus supplement, an operating advisor may be selected to approve, direct or consult with, the related special servicer as to recommendations of the related special servicer with respect to certain decisions relating to the servicing of the specially serviced mortgage loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the operating advisor; (ii) the method of selection of the operating advisor; (iii) certain decisions as to which the operating advisor may be entitled to approve or consult regarding certain actions of the related special servicer (for example, foreclosure of a mortgaged property securing a specially serviced mortgage loan, modification of a specially serviced mortgage loan, and extension of the maturity of a specially serviced mortgage loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the operating advisor by the related special servicer.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and

96

remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that

97

the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, then (except as otherwise described in the related prospectus supplement) any related master servicing compensation or special servicing compensation, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will generally be payable to such successor. Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

•	incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

98

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Fidelity Bonds and Errors and Omissions Insurance

The Governing Document for a series of offered certificates may require that the master servicer and the special servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as the case may be. The Governing Document for a series of offered certificates may allow the master servicer and the special servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or special servicer, as the case may be, so long as certain criteria set forth in the Governing Document are met.

99

Termination Events

We will identify in the related prospectus supplement the various events under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the master servicer, special servicer or manager is terminated as a result of any such event, and if certain specified other parties to that Governing Document actually incur any reasonable third-party costs or expenses in connection with transferring mortgage files, servicing files and related information, records and reports to the successor master servicer, special servicer or manager and amending the related Governing Document to reflect (as well as providing appropriate notices to mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession, then those costs and expenses of such other non-terminated party must be borne by the terminated party, and if not paid by the terminated party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-terminated party will be entitled to indemnification for those costs and expenses from the related trust fund, although the terminated party will not thereby be relieved of its liability for those costs and expenses.

Amendment

Under the circumstances described in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series.

In general, except as otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage or portion specified in the related prospectus supplement, of the voting rights allocated to those classes of that series that are affected by the amendment.

The Governing Document relating to each series of certificates may provide that no amendment to the Governing Document will be made unless there has been delivered in accordance therewith an opinion of counsel to the effect that the amendment will not cause the applicable trust to fail to qualify as a REMIC or grantor trust at any time that any of the related certificates are outstanding or cause a tax to be imposed on the trust under the provisions of the Internal Revenue Code.

The prospectus supplement for a series of certificates may describe other or different provisions concerning the amendment of the related Governing Document.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send and may require the requesting certificateholder to cover the expense of the trustee or other certificate registrar providing that list.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

100

The trustee for a series of offered certificates is at all times required to be a bank, association, corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by federal or state authority.

If the bank, association, corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, association, corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

In general, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

101

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

102

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing more than 50%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

103

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

104

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or

105

transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions on, and the periodic distribution date for, that series,

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to

106

certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

107

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates,

108

payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

109

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

110

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the related prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise in the related prospectus supplement, requests

111

for this information should be made to us at Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, New York, New York 10013 (phone: 1-877-858-5407).

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to certain amendments to the related Governing Document as described under “Description of the Governing Documents—Amendment,” or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or

112

replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

113

Book-Entry Registration

General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking corporation” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally

114

similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member

115

organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.” The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee or other related certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

116

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Exchangeable Certificates

General. If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are “exchangeable certificates.” In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified classes of related exchangeable certificates. Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related exchangeable certificates that were originally exchanged.

If a series includes classes of exchangeable certificates, all of those classes of exchangeable certificates will be listed and described in the related prospectus supplement. The classes of exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates that may be exchanged together will be referred to as a “combination.” The class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement. Each exchangeable certificate that is received in an exchange will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of exchangeable certificates surrendered in such exchange, and (ii) the right to exercise all rights of the class or classes of related combination of exchangeable certificates surrendered in such exchange. At any time after their initial issuance, the class or classes of exchangeable certificates may be exchanged for a proportionate interest in the related class or classes of other exchangeable certificates. In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates. Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement. This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges. If a holder elects to exchange its exchangeable certificates for other related exchangeable certificates, the following three conditions must be satisfied:

117

•	the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related exchangeable certificates surrendered in such exchange (for purposes of this condition, an interest-only class will have a principal balance of zero);

•	the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related exchangeable certificates surrendered in such exchange; and

•	the class or classes of exchangeable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

•	A class of exchangeable certificates with a floating interest rate and a class of exchangeable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate. In this case, the classes of surrendered exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class received in the exchange with a fixed interest rate. In addition, the aggregate principal balance of the two surrendered exchangeable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class received in the exchange with the fixed interest rate.

•	An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable certificates received in the exchange would be equal to the principal balance of the surrendered exchangeable principal-only class, and the interest rate on the exchangeable principal and interest class received in the exchange would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the surrendered exchangeable interest-only class in distributions that have identical amounts and identical timing.

•	Two or more classes of exchangeable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more classes of exchangeable certificates that are surrendered in the exchange, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest payable with respect to the two or more classes of exchangeable certificates that are surrendered in the exchange.

In some series of offered certificates, a holder may be able to exchange exchangeable certificates for related exchangeable certificates that have different principal payment characteristics. Examples of these types of combinations include:

118

•	A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of related exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•	A class of exchangeable certificates that is a planned principal class or targeted principal class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of related exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples. Additional combinations are possible and the related prospectus supplement will describe all of the exchangeable certificates for that series.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A holder will be required to provide notice to the trustee, the certificate registrar or another person performing similar functions in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date. When the trustee, the certificate registrar or another person performing similar functions receives this notice, it will provide instructions to the holder regarding delivery of the certificates and payment of the administrative fee. A holder’s notice to the trustee, the certificate registrar or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the holder of record as of the applicable record date.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates, and

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the

119

yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

120

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

121

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

122

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

123

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

124

Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

125

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes

126

of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or

127

guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice

128

and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

129

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

130

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

131

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

132

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers

133

the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules. Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot

134

obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of

135

the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay. Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights. Under the Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in

136

bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the master servicer or special servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents. Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the master servicer or special servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some

137

states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant. A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right. If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

138

Single Purpose Entity Covenants and Substantive Consolidation. Although the borrowers under the mortgage loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens. Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

139

Post-Petition Credit. Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor of a borrower, such sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions. In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements. It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to

140

approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the related master servicer or special servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A

141

borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments. Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool. At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws. Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition..

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the

142

capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

143

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The related pooling and servicing agreement will provide that the master servicer or the special servicer, if any, acting on behalf of the related trust fund, may not acquire title to, or possession of, a mortgaged property underlying a mortgage loan, take over its operation or take any other action that might subject a given trust fund to liability under CERCLA or comparable laws unless the master servicer or special servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given trust fund to take any actions as are necessary to bring the mortgaged property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that a given trust fund will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the master servicer or the special servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer and the special servicer, if any, will in fact insulate a given trust fund from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

144

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the related trust fund, the related master servicer or special servicer, on behalf of the related trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the related pooling and servicing agreement, and may waive or enforce any due on sale clause contained in the related mortgage loan, in each case subject to any consent rights of the special servicer (in the case of an action by the master servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

145

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the mortgage loans underlying a series of offered certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional

146

provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be

147

deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates. In addition, each of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

•	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

148

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and disposing of the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose “functional currency” is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, integrated or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other

149

than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and in the case of REMIC regular certificates, the interest (including OID) on which, and in the case of REMIC residual certificates, the income allocated with respect thereto, will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

•	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

150

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, a corresponding portion of the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If at all times 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations, the related offered certificates will qualify for the corresponding status in their entirety.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC. Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

Treasury regulations provide that cash received from collections on mortgage loans held pending distributions to REMIC interest holders is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest or other income on that certificate may not constitute “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

151

Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest or other income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

152

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate or a variable rate that meets certain requirements set out in the OID regulations (as described below).

Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a REMIC regular certificate, it is possible that no interest on any class of REMIC regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest with respect to the REMIC regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other REMIC regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the REMIC regular certificates includes all distributions of interest as well as principal on the REMIC regular certificates. Likewise, it is anticipated that the trustee will treat an “interest-only” class, or a class on which interest is substantially disproportionate to its principal amount (a so called “super-premium” class) as having no qualified stated interest.

Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) attributable to one or more adjustable rate mortgage loans. Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time payments of cash with respect to such deferred interest are made. It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

As described above, REMIC regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of REMIC regular certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly

153

“front loaded” or “back loaded” within the meaning of the OID regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC regular certificates. However, if final regulations dealing with contingent interest with respect to REMIC regular certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest REMIC regular certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under Treasury regulations, a REMIC regular certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the trustee will treat REMIC regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC regular certificate bearing a variable rate of interest will accrue in the manner described below with the yield to maturity and future payments on the REMIC regular certificate generally to be determined by assuming that interest will be payable for the life of the REMIC regular certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID regulations, it is anticipated that the trustee will treat REMIC regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the REMIC regular certificates .

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that begins on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior

154

to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next

155

following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related Governing Document to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to certificates that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the related Governing Document requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination,

156

less any amounts included in its stated redemption price paid during the accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the related tax administrator in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Internal Revenue Code to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

157

Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears

158

to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

Treasury regulations also permit you to elect to include all interest and discount in income, and to amortize premium, based on a constant yield method, further treating you as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

159

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consult your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses. Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

Notwithstanding the foregoing, it is not clear whether holders of interest-only REMIC regular certificates are entitled to any deduction under section 166 of the Internal Revenue Code for bad debt loss. Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such REMIC regular certificates.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the REMIC regular certificate is disposed of in a taxable transaction or becomes worthless. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they represented direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement. These

160

daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.” Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. These regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

161

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The amount and method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described above will not apply. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount

162

income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the second preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC may elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual

163

certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

As described above, a holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis the certificate would have had in the hands of an original holder.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

164

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, its initial fair market value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

165

Applicable Treasury regulations modify the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. These Treasury regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. These Treasury regulations also provide that excess inclusions are United States sourced income.

Under these Treasury regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under these Treasury regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, these Treasury regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

166

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The Safe Harbor Regulations provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for a safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test”. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

167

The Governing Document will require that all transferees of REMIC residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules. Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

168

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

•	80% of the amount of itemized deductions otherwise allowable for such tax year.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

169

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, section 1259 of the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

170

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

171

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Document may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on a REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

172

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related

173

tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

174

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate, except as otherwise required by FATCA. See “—FATCA” below. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by Treasury regulations. Additional information may be required from holders under FATCA. See “—FATCA” below. Special rules apply to partnerships, estates and trusts, and in

175

certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person.

FATCA. Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act and recently issued Treasury regulations and IRS guidance, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest made on or after July 1, 2014, and gross proceeds, including the return of principal, from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2019, to “foreign financial institutions” and certain non-financial foreign entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. No additional amounts will be paid in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their REMIC certificates.

3.8% Medicare Tax on “Net Investment Income”. Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the REMIC certificates, less certain deductions. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

176

Taxation of Classes of Exchangeable Certificates

General. Solely for United States federal income tax purposes, the arrangement established to hold the Exchangeable Certificates will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code (the “PEZ Trust”) and the holders of the Exchangeable Certificates will be treated either as owning direct interests in one or more REMIC regular interests or beneficial interests in one or more REMIC regular interests held in the PEZ Trust. If an Exchangeable Certificate represents beneficial ownership of REMIC regular interests held in the PEZ Trust, then, subject to the discussion below, the holder of the Exchangeable Certificate will be treated for income tax purposes as the owner of those REMIC regular interests under section 671 of the Internal Revenue Code.

Whether an Exchangeable Certificate represents a portion of one or more underlying REMIC regular interests held directly or held in the PEZ Trust, the interests in each REMIC regular interest underlying the Exchangeable Certificates will, subject to the discussion below, be accounted for separately and have the same consequences to the holder of the Exchangeable Certificate as if such interests in the underlying REMIC regular interest were held outside the PEZ Trust.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a REMIC regular certificate, as described in “—REMICs—Taxation of Owners of REMIC Regular Certificates” above. Consequently, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Internal Revenue Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interests), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of section 1286 of the Internal Revenue Code. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

177

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if section 1286 of the Internal Revenue Code were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID regulations applies to the Exchangeable Certificates and due to the trustee’s lack of information necessary to report computations that might be required by section 1286 of the Internal Revenue Code, the trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under section 1286 of the Internal Revenue Code, except as discussed below. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under section 1286 of the Internal Revenue Code, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to REMIC regular certificates in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular certificate under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking

178

into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of section 1286 of the Internal Revenue Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Section 1286 of the Internal Revenue Code treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Section 1286 of the Internal Revenue Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—REMICs—Sales of REMIC Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case section 1286 of the Internal Revenue Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

FATCA. In general, the rules described under “—REMICs—FATCA” above will also apply to Exchangeable Certificates.

179

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of an amount equal to—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

180

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General. Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of the existence of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits

181

from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

182

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

183

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using

184

the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day, and reduced by

•	the amount of any payments made on the mortgage loan during the accrual period prior to that day of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

185

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest

186

income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum

187

amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The characterizations of grantor trust strip certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, a holder of a grantor trust strip certificate may be treated as the owner of (i) one installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the grantor trust strip certificate’s pro rata share of payments of principal and/or interest to be made with respect to the grantor trust strip certificate. Alternatively, the holder of one or more classes of grantor trust strip certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the grantor trust strip certificate, or classes of grantor trust strip certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under section 1286 of the Internal Revenue Code.

188

Because of these possible varying characterizations of grantor trust strip certificates and the resultant differing treatment of income recognition, holders of grantor trust strip certificates are urged to consult their own tax advisors regarding the proper treatment of grantor trust strip certificates for federal income tax purposes.

Stripped ARM Obligations. The OID regulations do not address the treatment of instruments, such as grantor trust certificates, which represent interests in adjustable rate mortgage loans. Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments. In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues. Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has

189

taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Investors that recognize a loss on a sale or exchange of grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

190

The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding. In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors. In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

FATCA. In general, the rules described under “—REMICs—FATCA” above will also apply to grantor trust certificates.

3.8% Medicare Tax on “Net Investment Income”. In general, the rules described under “—REMICs—3.8% Medicare Tax on “Net Investment Income” above will also apply to grantor trust certificates.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

191

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local, and any other, tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state, local or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a Plan subject to Section 4975 of the Internal Revenue Code. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

192

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

193

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to

194

Citigroup Global Markets Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

195

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that: (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended SMMEA, the SEC is required to establish new creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012. As of the date of this prospectus, however, the SEC has neither proposed nor adopted a rule establishing such new creditworthiness standards for purposes of SMMEA. Nevertheless, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to effectiveness of a new rule (including prior to July 21, 2012) that are specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new rule is effective, and that future classes of offered certificates may not qualify, either.

196

Further, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates. Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent: (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

197

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any third party may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This selling certificateholder may then, from time to time, offer and sell, pursuant to this prospectus and a related prospectus supplement, some or all of the offered certificates it purchased in one of the following ways: (i) directly; (ii)

198

through one or more underwriters to be designated at the time of the offering of the certificates; or (iii) through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the related prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the selling certificateholder and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Orrick, Herrington & Sutcliffe LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATINGS

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

199

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

200

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Bankruptcy Code” means Title 11 of the United States Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

•	any organization, other than a cooperative described in section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by section 511 of the Internal Revenue Code, or

•	any organization described in section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

201

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

“Environmental Condition” means any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

202

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entity described in section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

203

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

“Treasury Department” means the United States Department of the Treasury.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 2013-08.

“U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

 204

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus. You must not rely on any unauthorized information or representations. This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and free writing prospectus is current only as of its date.

$1,015,375,000
(Approximate)

Citigroup Commercial Mortgage
Trust 2015-GC35

(as Issuing Entity)

Citigroup Commercial Mortgage
Securities Inc.

(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2015-GC35

Free Writing Prospectus

Certificate Summary	16
Summary	19
Risk Factors	71
Description of the Mortgage Pool	116
Transaction Parties	211
Description of the Offered Certificates	268
Yield, Prepayment and Maturity Considerations	297
The Pooling and Servicing Agreement	312
Material Federal Income Tax Consequences	383
State and Other Tax Considerations	387
ERISA Considerations	387
Legal Investment	392	Class A-1	$30,787,000
Certain Legal Aspects of the Mortgage Loans	392	Class A-2	$111,638,000
Ratings	394	Class A-3	$200,000,000
Legal Matters	396	Class A-4	$386,647,000
Index of Certain Defined Terms	397	Class A-AB	$44,547,000
Class X-A	$838,548,000
Annex A	–	Statistical Characteristics of the Mortgage	Class X-B	$59,403,000
Loans	A-1	Class A-S	$64,929,000
Annex B	–	Structural and Collateral Term Sheet	B-1	Class B	$59,403,000
Annex C	–	Mortgage Pool Information	C-1	Class PEZ	$183,735,000
Annex D	–	Form of Distribution Date Statement	D-1	Class C	$59,403,000
Annex E-1	–	Sponsor Representations and	Class D	$58,021,000
Warranties	E-1-1	Class X-D	$58,021,000
Annex E-2	–	Exceptions to Sponsor Representations
and Warranties	E-2-1
Annex F	–	Class A-AB Scheduled Principal Balance
Schedule	F-1

Prospectus
FREE WRITING PROSPECTUS
Table of Contents	2
Important Notice About the Information Presented in This
Prospectus and the Related Prospectus Supplement	6
Available Information	6
Summary of Prospectus	7
Risk Factors	19	Co-Lead Managers and Joint Bookrunners Citigroup Goldman, Sachs & Co.
Capitalized Terms Used in This Prospectus	79
The Trust Fund	79
Transaction Participants	88
Description of the Governing Documents	91
Description of the Certificates	103
Yield and Maturity Considerations	119
Description of Credit Support	125
Certain Legal Aspects of the Mortgage Loans	127
Material Federal Income Tax Consequences	148	Co-Managers
State and Other Tax Consequences	191
ERISA Considerations	191	Deutsche Bank Securities	Drexel Hamilton
Legal Investment	195
Use of Proceeds	196
Method of Distribution	196
Legal Matters	198
Financial Information	198	November , 2015
Ratings	198
Glossary	200